PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 5, 2006)

                               ----------------
                                 $2,324,886,000
                                 (Approximate)
                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
                               as Issuing Entity
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor
                       LASALLE BANK NATIONAL ASSOCIATION
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                          as Sponsors and Loan Sellers
                               ----------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 244 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$2,489,838,695 and the other characteristics described in this prospectus supplement.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 44 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
June 2006. The offered certificates will accrue interest from May 1, 2006. The pass-through rates for some classes of the offered certificates will be variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                       APPROXIMATE      APPROXIMATE
                         EXPECTED        INITIAL          INITIAL
                         RATINGS     TOTAL PRINCIPAL   PASS-THROUGH     ASSUMED FINAL        RATED FINAL
                       (FITCH/S&P)       BALANCE           RATE       DISTRIBUTION DATE   DISTRIBUTION DATE
                      ------------- ----------------- -------------- ------------------- ------------------

   Class A-1 ........    AAA/AAA       $ 91,545,000   5.528%           February 2011          May 2039
   Class A-2 ........    AAA/AAA       $380,444,000   5.799%              May 2011            May 2039
   Class A-3 ........    AAA/AAA       $134,000,000   5.844%           February 2013          May 2039
   Class A-3B .......    AAA/AAA       $ 25,000,000   5.844%             April 2013           May 2039
   Class A-SB .......    AAA/AAA       $113,900,000   5.844%            August 2015           May 2039
   Class A-4 ........    AAA/AAA       $753,353,000   5.844%             March 2016           May 2039
   Class A-1A .......    AAA/AAA       $244,645,000   5.844%             March 2016           May 2039
   Class AM .........    AAA/AAA       $248,983,000   5.844%             April 2016           May 2039
   Class AJ .........    AAA/AAA       $217,861,000   5.844%             April 2016           May 2039
   Class B ..........     AA/AA        $ 56,022,000   5.844%              May 2016            May 2039
   Class C ..........    AA-/AA-       $ 28,010,000   5.844%              May 2016            May 2039
   Class D ..........      A/A         $ 31,123,000   5.844%              May 2016            May 2039

                               ----------------

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, LaSalle Financial
Services, Inc., PNC Capital Markets LLC, Goldman, Sachs & Co. and Morgan
Stanley & Co. Incorporated are the underwriters of this offering. Merrill
Lynch, Pierce, Fenner & Smith Incorporated and LaSalle Financial Services, Inc.
are acting as co-lead managers, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the offered certificates. PNC Capital Markets LLC, Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about May 25, 2006. We expect to receive from this offering approximately $2,321,245,611 in sale proceeds, plus accrued interest on the offered certificates from and including
May 1, 2006, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of
Distribution" in this prospectus supplement.

                               ----------------

MERRILL LYNCH & CO.  LASALLE FINANCIAL SERVICES, INC.

PNC CAPITAL MARKETS LLC            GOLDMAN, SACHS & CO.          MORGAN STANLEY

             The date of this prospectus supplement is May 16, 2006

                                 [LOGO OMITTED]

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                      MERRILL LYNCH MORTGAGE TRUST 2006-C1

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL
--------------------------------------------------------------------------------

RHODE ISLAND                       TENNESSEE
1 property                         8 properties
$5,239,820                         $37,688,332
0.21% of IPB                       1.51% of IPB

NEW JERSEY                         MISSISSIPPI
2 properties                       1 property
$4,088,480                         $3,070,563
0.16% of IPB                       0.12% of IPB

DELAWARE                           LOUISIANA
5 properties                       6 properties
$15,149,170                        $131,886,059
0.61% of IPB                       5.30% of IPB

MARYLAND                           ARKANSAS
3 properties                       4 properties
$26,473,117                        $11,985,845
1.06% of IPB                       0.48% of IPB

DISTRICT OF COLUMBIA               TEXAS
2 properties                       34 properties
$43,140,000                        $281,692,662
1.73% of IPB                       11.31% of IPB

VIRGINIA                           OKLAHOMA
4 properties                       10 properties
$32,551,188                        $28,156,177
1.31% of IPB                       1.13% of IPB

NORTH CAROLINA                     KANSAS
10 properties                      2 properties
$25,994,166                        $2,377,022
1.04% of IPB                       0.10% of IPB

SOUTH CAROLINA                     NEW MEXICO
1 property                         2 properties
$4,188,620                         $7,889,380
0.17% of IPB                       0.32% of IPB

GEORGIA                            COLORADO
18 properties                      11 properties
$254,821,345                       $72,794,244
10.23% of IPB                      2.92% of IPB

FLORIDA                            ARIZONA
20 properties                      14 properties
$215,599,596                       $146,681,571
8.66% of IPB                       5.89% of IPB

KENTUCKY                           UTAH
1 property                         3 properties
$2,573,251                         $11,836,373
0.10% of IPB                       0.48% of IPB

ALABAMA                            SOUTHERN CALIFORNIA
1 property                         13 properties
$4,177,241                         $196,383,540
0.17% of IPB                       7.89% of IPB

CALIFORNIA                         ILLINOIS
17 properties                      20 properties
$229,226,377                       $94,536,172
9.21% of IPB                       3.80% of IPB

NORTHERN CALIFORNIA                WISCONSIN
4 properties                       4 properties
$32,842,837                        $28,298,333
1.32% of IPB                       1.14% of IPB

NEVADA                             INDIANA
3 properties                       6 properties
$19,375,000                        $140,949,819
0.78% of IPB                       5.66% of IPB

IDAHO                              MICHIGAN
1 property                         20 properties
$3,400,000                         $78,258,887
0.14% of IPB                       3.14% of IPB

WASHINGTON                         OHIO
9 properties                       10 properties
$124,652,996                       $78,502,308
5.01% of IPB                       3.15% of IPB

WYOMING                            PENNSYLVANIA
2 properties                       8 properties
$7,389,372                         $43,816,229
0.30% of IPB                       1.76% of IPB

MONTANA                            NEW YORK
2 properties                       11 properties
$6,901,375                         $107,884,768
0.28% of IPB                       4.33% of IPB

NEBRASKA                           NEW HAMPSHIRE
1 property                         2 properties
$8,990,351                         $8,343,566
0.36% of IPB                       0.34% of IPB

NORTH DAKOTA                       MASSACHUSETTS
6 properties                       2 properties
$7,550,000                         $20,557,418
0.30% of IPB                       0.83% of IPB

IOWA                               CONNECTICUT
1 property                         2 properties
$18,500,000                        $8,972,496
0.74% of IPB                       0.36% of IPB

MISSOURI
4 properties
$60,982,004
2.45% of IPB

MINNESOTA
5 properties
$22,696,999
0.91% of IPB

                                                  [GRAPHIC OMITTED]

                                        [ ] < 1.0% of Cut-Off Date Balance
                                        [ ] 1.0% - 5.0% of Cut-Off Date Balance
                                        [ ] 5.1% - 10.0% of Cut-Off Date Balance
                                        [ ] > 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

   Cross-Collateralized and Cross-Defaulted Mortgage Loans,
      Multi-Property Mortgage Loans and Mortgage Loans with Affiliated

   The Controlling Class Representative and the Loan Combination

                                      S-3

   Reductions to Certificate Principal Balances in Connection with
      Realized Losses and Additional Trust Fund Expenses ................  S-201
   Advances of Delinquent Monthly Debt Service Payments and Reimbursement

                                      S-4

Annex A-1 -- Certain Characteristics of the Mortgage Loans
Annex A-2 -- Certain Statistical Information Regarding the Mortgage Loans
Annex A-3 -- North Point Mall Trust Mortgage Loan Amortization Schedule
Annex A-4 -- 633 17th Street Trust Mortgage Loan Amortization Schedule
Annex A-5 -- Mainsail Trust Mortgage Loan Amortization Schedule
Annex A-6 -- Mortgage Pool Prepayment Profile
Annex B   -- Certain Characteristics Regarding Multifamily Properties
Annex C   -- Description of the Ten Largest Mortgage Loans or Groups of
             Cross-Collateralized Mortgage Loans
Annex D   -- Form of Certificate Administrator Report
Annex E   -- Class A-SB Planned Principal Balance Schedule
Annex F   -- Global Clearance, Settlement And Tax Documentation Procedures

                                      S-5

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                      AND THE ACCOMPANYING BASE PROSPECTUS

          Information about the offered certificates is contained in two separate documents--

          o    this prospectus supplement, which describes the specific terms of the offered certificates; and

          o    the accompanying base prospectus, which provides general
               information, some of which may not apply to the offered
               certificates.

          You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

          The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

          This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

          Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we", "us", "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

          Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "Relevant U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any
investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to Relevant U.K. Persons and will be engaged in only with
Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

          Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

          Until August 14, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                      S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-C1 CERTIFICATES

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage
Pass-Through Certificates, Series 2006-C1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1

                                    APPROX.
                                 INITIAL TOTAL    APPROX. %                 APPROX.
                    APPROX. %      PRINCIPAL     OF INITIAL      PASS-      INITIAL   WEIGHTED
         EXPECTED     TOTAL         BALANCE       MORTGAGE      THROUGH      PASS-     AVERAGE
         RATINGS      CREDIT      OR NOTIONAL       POOL          RATE      THROUGH     LIFE      PRINCIPAL
CLASS   FITCH/S&P    SUPPORT        AMOUNT         BALANCE    DESCRIPTION     RATE     (YEARS)      WINDOW
-----   ---------   ---------   --------------   ----------   -----------   -------   --------   -----------

Offered Certificates
A-1      AAA/AAA     30.000%    $   91,545,000      3.677%      WAC Cap      5.528%     2.681    06/06-02/11
A-2      AAA/AAA     30.000%    $  380,444,000     15.280%        WAC        5.799%     4.824    02/11-05/11
A-3      AAA/AAA     30.000%    $  134,000,000      5.382%        WAC        5.844%     6.315    06/12-02/13
A-3B     AAA/AAA     30.000%    $   25,000,000      1.004%        WAC        5.844%     6.872    02/13-04/13
A-SB     AAA/AAA     30.000%    $  113,900,000      4.575%        WAC        5.844%     7.279    05/11-08/15
A-4      AAA/AAA     30.000%    $  753,353,000     30.257%        WAC        5.844%     9.694    08/15-03/16
A-1A     AAA/AAA     30.000%    $  244,645,000      9.826%        WAC        5.844%     8.934    06/06-03/16
AM       AAA/AAA     20.000%    $  248,983,000     10.000%        WAC        5.844%     9.852    03/16-04/16
AJ       AAA/AAA     11.250%    $  217,861,000      8.750%        WAC        5.844%     9.881    04/16-04/16
B         AA/AA       9.000%    $   56,022,000      2.250%        WAC        5.844%     9.910    04/16-05/16
C        AA-/AA-      7.875%    $   28,010,000      1.125%        WAC        5.844%     9.964    05/16-05/16
D          A/A        6.625%    $   31,123,000      1.250%        WAC        5.844%     9.964    05/16-05/16

Certificates Not Offered
E         A-/A-       5.875%    $   18,674,000      0.750%        WAC        5.844%     9.964    05/16-05/16
F       BBB+/BBB+     4.750%    $   28,011,000      1.125%        WAC        5.844%     9.964    05/16-05/16
G        BBB/BBB      3.875%    $   21,786,000      0.875%        WAC        5.844%     9.964    05/16-05/16
H       BBB-/BBB-     2.875%    $   24,898,000      1.000%        WAC        5.844%     9.964    05/16-05/16
J        BB+/BB+      2.625%    $    6,225,000      0.250%      WAC Cap      5.603%     9.964    05/16-05/16
K         BB/BB       2.250%    $    9,337,000      0.375%      WAC Cap      5.603%     9.964    05/16-05/16
L        BB-/BB-      2.000%    $    6,224,000      0.250%      WAC Cap      5.603%     9.964    05/16-05/16
M         B+/B+       1.750%    $    6,225,000      0.250%      WAC Cap      5.603%     9.964    05/16-05/16
N          B/B        1.500%    $    6,225,000      0.250%      WAC Cap      5.603%     9.964    05/16-05/16
P         B-/B-       1.250%    $    6,224,000      0.250%      WAC Cap      5.603%     9.964    05/16-05/16
Q         NR/NR       0.000%    $   31,123,694      1.250%      WAC Cap      5.603%    10.111    05/16-12/25
X        AAA/AAA       N/A      $2,489,838,694       N/A        Variable     0.025%     8.360        N/A

          In reviewing the foregoing table, prospective investors should note that--

          o    The class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C, D,
               E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

          o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

          o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C, D, E,
               F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

          o    The actual total principal balance or notional amount, as
               applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

          o    The ratings shown in the table are those expected from Fitch,
               Inc. and Standard & Poor's Ratings Services, a division of The
               McGraw-Hill Companies, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the
               distribution date in May 2039. See "Ratings" in this prospectus supplement.

          o    The percentages indicated under the column "Approx. % Total
               Credit Support" with respect to the class A-1, A-2, A-3, A-3B,
               A-SB, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively.

          o    Each class of certificates identified in the table as having a
               "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

          o    Each class of certificates identified in the table as having a
               "WAC Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

               (a)  the initial pass-through rate identified in the table with respect to that class, and

               (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

          o    Each class of certificates identified in the table as having a
               "WAC" pass-through rate will have a variable pass-through rate equal to either: (a) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time;
               or (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus a specified percentage.

          o    The pass-through rate for the class X certificates, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of
               certificates. The total principal balance of each class of principal balance certificates will constitute a separate
               component of the total notional amount of the class X
               certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

               1.   a weighted average of the adjusted net mortgage interest
                    rates on the mortgage loans from time to time, over

               2.   the pass-through rate from time to time on the class of
                    principal balance certificates whose total principal balance constitutes the subject component.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

          o    The initial pass-through rates listed in the table for the class
               X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

          o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of
               certificates.

          o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

          o    The weighted average lives and principal windows for the
               respective classes of offered certificates have been calculated based on the assumptions, among others, that--

               1.   each mortgage loan with an anticipated repayment date is
                    paid in full on that date,

               2.   no mortgage loan is otherwise prepaid prior to maturity,

               3.   no defaults or losses occur with respect to the mortgage
                    loans, and

               4.   no extensions of maturity dates of mortgage loans occur.

               See "Yield and Maturity Considerations--Weighted Average Lives"
               in this prospectus supplement.

          o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class
               R-I, R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

          o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

               1.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

               2.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of
                    the certificates,

               3.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an
                    anticipated repayment date, is not repaid in full on or
                    before that anticipated repayment date, and

               4.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary
                    servicing fees with respect to each mortgage loan) and the trust administration fee accrue,

               as that net mortgage interest rate for that mortgage loan, unless it accrues interest on the basis of a 360-day year consisting of twelve 30-day months, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

          The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

          The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of May 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a custodian, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The
Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information"
in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY................   Merrill Lynch Mortgage Trust 2006-C1, a New
                                 York common law trust, is the entity that will
                                 hold and own the mortgage loans and in whose
                                 name the certificates will be issued. See
                                 "Transaction Participants--The Issuing Entity"
                                 in this prospectus supplement and "The Trust
                                 Fund--Issuing Entities" in the accompanying
                                 base prospectus.

DEPOSITOR.....................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor of the series 2006-C1
                                 securitization transaction. We are a special
                                 purpose Delaware corporation. Our address is 4
                                 World Financial Center, 16th Floor, 250 Vesey
                                 Street, New York, New York 10080 and our
                                 telephone number is (212) 449-1000. We will
                                 acquire the mortgage loans and transfer them to
                                 the issuing entity. We are an affiliate of
                                 Merrill Lynch Mortgage Lending, Inc., one of
                                 the sponsors, and Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated, one of the underwriters.
                                 See "Transaction Participants--The Depositor"
                                 in this prospectus supplement and "The
                                 Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE
LOAN SELLERS..................   Merrill Lynch Mortgage Lending, Inc., LaSalle
                                 Bank National Association, PNC Bank, National
                                 Association and Artesia Mortgage Capital
                                 Corporation will be the sponsors with respect
                                 to the series 2006-C1 securitization
                                 transaction. Merrill Lynch Mortgage Lending,
                                 Inc. is our affiliate and an affiliate of
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters. LaSalle
                                 Bank National Association is the parent of
                                 LaSalle Financial Services, Inc., one of the
                                 underwriters, and will also act as the
                                 certificate administrator and the custodian.
                                 PNC Bank, National Association is an affiliate
                                 of PNC Capital Markets LLC, one of the
                                 underwriters, and of Midland Loan Services,
                                 Inc., which is a master servicer and is the
                                 special servicer.

                                 We will acquire the mortgage loans that will
                                 back the certificates from the sponsors, each
                                 of which originated or acquired from a third
                                 party the mortgage loans to be transferred to
                                 the issuing

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                                      S-10

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                                 entity. Accordingly, the sponsors are also
                                 referred to as mortgage loan sellers in this
                                 prospectus supplement.

                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each sponsor and the respective
                                 percentages that those mortgage loans represent
                                 of the initial mortgage pool balance, the
                                 initial loan group 1 balance and the initial
                                 loan group 2 balance.

                                                                                 % OF
                                                                                INITIAL      % OF         % OF
                                          NUMBER OF                            MORTGAGE     INITIAL      INITIAL
                                           MORTGAGE   AGGREGATE CUT-OFF DATE     POOL     LOAN GROUP   LOAN GROUP
          MORTGAGE LOAN SELLER              LOANS        PRINCIPAL BALANCE      BALANCE    1 BALANCE    2 BALANCE
---------------------------------------   ---------   ----------------------   --------   ----------   ----------

1. LaSalle Bank National Association         142          $1,222,087,754         49.08%      49.15%       48.48%
2. Merrill Lynch Mortgage Lending, Inc.       44             845,890,832         33.97%      35.58%       19.26%
3. PNC Bank, National Association             32             277,360,766         11.14%       9.76%       23.80%
4. Artesia Mortgage Capital Corp.             26             144,499,343          5.80%       5.51%        8.46%
                                             ---          --------------        ------      ------       ------
                                             244          $2,489,838,695        100.00%     100.00%      100.00%
                                             ===          ==============        ======      ======       ======

                                 See "Transaction Participants--The Sponsors" in
                                 this prospectus supplement and "The Sponsor" in
                                 the accompanying base prospectus.

TRUSTEE.......................   Upon initial issuance of the certificates, U.S.
                                 Bank National Association, a national banking
                                 association with corporate trust offices
                                 located at Boston, Massachusetts (among other
                                 locations), will act as trustee of the assets
                                 of the issuing entity on behalf of all the
                                 certificateholders. The trustee will be
                                 primarily responsible for back-up advancing.
                                 See "Transaction Participants--The Trustee" in
                                 this prospectus supplement".

CERTIFICATE ADMINISTRATOR
AND CUSTODIAN.................   Upon initial issuance of the certificates,
                                 LaSalle Bank National Association, a national
                                 banking association, whose principal offices
                                 are located in Chicago, Illinois, will act as
                                 certificate administrator and the custodian.
                                 LaSalle Bank National Association is also a
                                 sponsor and is the parent of LaSalle Financial
                                 Services, Inc., one of the underwriters. The
                                 certificate administrator will be responsible
                                 for: (a) distributing payments to
                                 certificateholders; and (b) delivering or
                                 otherwise making available certain reports to
                                 certificateholders that provide various details
                                 regarding the certificates and the mortgage
                                 loans. In addition, the certificate
                                 administrator will have, or be responsible for
                                 appointing an agent to perform, additional
                                 duties with respect to tax administration. See
                                 "Transaction Participants--The Certificate
                                 Administrator" in this prospectus supplement.

                                 The custodian will be responsible for
                                 maintaining possession of the promissory notes
                                 for the mortgage loans and various other
                                 important loan documents.

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                                      S-11

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MASTER SERVICERS..............   Upon initial issuance of the certificates,
                                 Wells Fargo Bank, National Association, a
                                 national banking association, and Midland Loan
                                 Services, Inc., a Delaware corporation, will
                                 act as the master servicers with respect to the
                                 mortgage loans. Midland Loan Services, Inc. is
                                 an affiliate of PNC Bank, National Association,
                                 one of the sponsors, and of PNC Capital Markets
                                 LLC, one of the underwriters.

                                 Wells Fargo Bank, National Association will act
                                 as master servicer with respect to the mortgage
                                 loans that we acquire from Merrill Lynch
                                 Mortgage Lending, Inc. other than the mortgage
                                 loan secured by the mortgaged real property
                                 identified on Annex A-1 as the Mall of
                                 Louisiana and Artesia Mortgage Capital
                                 Corporation and transfer to the issuing entity.
                                 Midland Loan Services, Inc. will act as master
                                 servicer with respect to the mortgage loans
                                 that we acquire from LaSalle Bank National
                                 Association and PNC Bank, National Association
                                 and transfer to the issuing entity as well as
                                 the Mall of Louisiana mortgage loan.

                                 The master servicers will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers: (a) mortgage
                                 loans as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the special
                                 servicer; and (b) mortgage loans as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, the master
                                 servicers will be the primary parties
                                 responsible for making delinquency advances and
                                 servicing advances under the pooling and
                                 servicing agreement. See "Transaction
                                 Participants--The Master Servicers and the
                                 Special Servicer" in this prospectus
                                 supplement.

SPECIAL SERVICER..............   Upon initial issuance of the certificates,
                                 Midland Loan Services, Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and any related
                                 foreclosure properties. Midland Loan Services,
                                 Inc. is an affiliate of PNC Bank, National
                                 Association, one of the sponsors, and of PNC
                                 Capital Markets LLC, one of the underwriters.
                                 The special servicer will be primarily
                                 responsible for making decisions and performing
                                 certain servicing functions, including
                                 work-outs and foreclosures, with respect to the
                                 mortgage loans that, in general, are in default
                                 or as to which default is reasonably
                                 foreseeable and for liquidating foreclosure
                                 properties that are acquired as part of the
                                 assets of the issuing entity. See "Transaction
                                 Participants--The Master Servicers and the
                                 Special Servicer" in this prospectus
                                 supplement.

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                                      S-12

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CONTROLLING CLASS OF
CERTIFICATEHOLDERS............   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates will have the right, subject
                                 to the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative and the Loan Combination
                                 Controlling Parties" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer; and

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans, except to the extent that
                                      the holder of a related B-note loan, which
                                      holders are described under "--The Loan
                                      Combination Controlling Parties" below,
                                      may exercise those, or similar, rights
                                      with respect to any of the mortgage loans
                                      (loan numbers 1, 2, 11 and 18) that we
                                      identify on Annex A-1 to this prospectus
                                      supplement as being secured by the North
                                      Point Mall, Mall of Louisiana, 633 17th
                                      Street and The Suites at Mainsail Village
                                      mortgaged real properties, respectively.

                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. The initial
                                 controlling class of certificateholders will be
                                 the class Q certificateholders.

THE LOAN COMBINATION
   CONTROLLING PARTIES........   As indicated under "--The Mortgage Loans and
                                 the Mortgaged Real Properties--The Loan
                                 Combinations" below, five (5) mortgage loans
                                 are each part of a loan combination that is
                                 comprised of that mortgage loan, which will be
                                 transferred to the issuing entity, and one or
                                 more subordinate B-note loans that will not be
                                 transferred to the issuing entity.

                                 In the case of four (4) of the five (5) loan
                                 combinations referred to above, which are
                                 secured by the mortgaged real properties
                                 identified on Annex A-1 to this prospectus
                                 supplement as North Point Mall, Mall of
                                 Louisiana, 633 17th Street and The Suites at
                                 Mainsail Village properties, respectively, the
                                 respective holders of the related B-note loans
                                 (in each case, for so long as the related
                                 B-Note loan has an outstanding principal
                                 balance, as deemed reduced by any appraisal
                                 reduction amount with respect to the related
                                 loan combination allocable thereto, that is
                                 generally equal to or greater than 25% of, as
                                 applicable depending on the related loan
                                 combination involved, its original or
                                 outstanding principal balance, without taking
                                 into account any appraisal reduction amount),
                                 will have the right, in lieu of the controlling
                                 class representative, to direct and advise the
                                 applicable master servicer and the special
                                 servicer on various servicing matters with
                                 respect to the mortgage loans in the related
                                 loan combinations and the related mortgaged
                                 real
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                                      S-13

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                                 properties. See "Description of the Mortgage
                                 Pool--The Loan Combinations--The North Point
                                 Mall Loan Combination", "--The Mall of
                                 Louisiana Loan Combination", "--The 633 17th
                                 Street Loan Combination" and "--The Mainsail
                                 Loan Combination" and "Servicing of the
                                 Mortgage Loans--The Controlling Class
                                 Representative and the Loan Combination
                                 Controlling Parties" in this prospectus
                                 supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in May 2006 or, with
                                 respect to any mortgage loan that has its first
                                 due date in June 2006, May 1, 2006. All
                                 payments and collections received on each
                                 mortgage loan after the cut-off date, excluding
                                 any payments or collections that represent
                                 amounts due on or before that date, will belong
                                 to the issuing entity.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about May 25, 2006.

DETERMINATION DATE............   For any distribution date, the fourth business
                                 day prior to the distribution date.

                                 Notwithstanding the foregoing, the applicable
                                 master servicer may make its determination as
                                 to the collections received in respect of
                                 certain mortgage loans as of a later date
                                 during each month because those mortgage loans
                                 provide for monthly debt-service payments to be
                                 due on a day later than the first day of each
                                 month, but which, subject to the applicable
                                 business day convention, is not later than the
                                 11th day of each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan, the applicable determination date
                                 occurring in the same month as that
                                 distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in June
                                 2006. During any given month, the distribution
                                 date will be the 12th day of such month or, if
                                 the 12th day is not a business day, the next
                                 succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution
                                 date, except that the last payment on any
                                 offered certificate will be made only upon
                                 presentation and surrender of that certificate.

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                                      S-14

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RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in May 2039.
ASSUMED FINAL DISTRIBUTION
DATES.........................   Set forth opposite each class of offered
                                 certificates in the table below is the
                                 distribution date on which the principal
                                 balance of that class is expected to be paid in
                                 full, assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates. For
                                 purposes of the table, each mortgage loan with
                                 an anticipated repayment date is assumed to be
                                 repaid in full on its anticipated repayment
                                 date.
                                                 MONTH AND YEAR OF
                                 CLASS   ASSUMED FINAL DISTRIBUTION DATE
                                 -----   -------------------------------
                                   A-1            February 2011
                                   A-2              May 2011
                                   A-3             April 2013
                                  A-3B            February 2013
                                  A-SB             August 2015
                                   A-4             March 2016
                                  A-1A             March 2016
                                   AM              April 2016
                                   AJ              April 2016
                                    B               May 2016
                                    C               May 2016
                                    D               May 2016

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first collection period, will begin
                                      immediately following the cut-off date;
                                      and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period

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                                      S-15

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                                 with respect to the rest of the mortgage pool
                                 for that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period with respect to each
                                 class of interest-bearing certificates for any
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs. Interest will be
                                 calculated with respect to each class of
                                 interest-bearing certificates assuming that
                                 each interest accrual period consists of 30
                                 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The issuing entity will issue 27 classes of the
                                 certificates with an approximate total
                                 principal balance at initial issuance equal to
                                 $2,489,838,695. Twelve (12) of those classes of
                                 the certificates are being offered by this
                                 prospectus supplement. The classes offered by
                                 this prospectus supplement are identified on
                                 the cover hereof. The remaining classes of the
                                 certificates will be offered separately in a
                                 private offering.

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

PAYMENTS

A. GENERAL....................   For purposes of making distributions with
                                 respect to the class A-1, A-2, A-3, A-3B, A-SB,
                                 A-4 and A-1A certificates, the mortgage loans
                                 will be deemed to consist of two distinct
                                 groups,

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                                      S-16

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                                 loan group 1 and loan group 2. Loan group 1
                                 will consist of 203 mortgage loans, with an
                                 initial loan group 1 balance of $2,245,193,491
                                 and representing approximately 90.17% of the
                                 initial mortgage pool balance, that are secured
                                 by the various property types that constitute
                                 collateral for those mortgage loans. Loan group
                                 2 will consist of 41 mortgage loans, with an
                                 initial loan group 2 balance of $244,645,204
                                 and representing approximately 9.83% of the
                                 initial mortgage pool balance, that are secured
                                 by multifamily and manufactured housing
                                 community properties. Annex A-1 to this
                                 prospectus supplement sets forth the loan group
                                 designation with respect to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, which available funds
                                 will be net of specified expenses of the
                                 issuing entity, including all servicing fees,
                                 trust administration fees and other
                                 compensation, the certificate administrator
                                 will make payments of interest and, except in
                                 the case of the class X certificates, principal
                                 to the holders of the following classes of
                                 certificates in the following order:

                                 PAYMENT ORDER                CLASS
                                 -------------   -------------------------------
                                        1        A-1, A-2, A-3, A-3B, A-SB, A-4,
                                                           A-1A and X
                                        2                      AM
                                        3                      AJ
                                        4                       B
                                        5                       C
                                        6                       D
                                        7                       E
                                        8                       F
                                        9                       G
                                       10                       H
                                       11                       J
                                       12                       K
                                       13                       L
                                       14                       M
                                       15                       N
                                       16                       P
                                       17                       Q

                                 Payments of interest in respect of the class
                                 A-1, A-2, A-3, A-3B, A-SB and A-4 certificates
                                 will be made pro rata, based on entitlement, to
                                 the extent of available funds attributable to
                                 the mortgage loans in loan group 1. Payments of
                                 interest in respect of the class A-1A
                                 certificates will be made to the extent of
                                 available funds attributable to the mortgage
                                 loans in loan group 2. Payments of interest on
                                 the class X certificates will be made without
                                 regard to loan groups. If, on any distribution
                                 date, the funds available for distribution are
                                 insufficient to pay in full the

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                                      S-17

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                                 total amount of interest to be paid with
                                 respect to any of the class A-1, A-2, A-3,
                                 A-3B, A-SB, A-4, A-1A and/or X certificates,
                                 then the funds available for distribution will
                                 be allocated among all these classes pro rata
                                 in accordance with their interest entitlements,
                                 without regard to loan groups.

                                 The allocation of principal payments among the
                                 class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A
                                 certificates also takes into account loan
                                 groups and is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X certificates do not have principal
                                 balances and do not entitle their holders to
                                 payments of principal. See "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement.

                                 No payments or other collections on the B-note
                                 loans described under "--The Mortgage Loans and
                                 the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not assets of
                                 the issuing entity, will be available for
                                 distributions on the certificates. See
                                 "Description of the Mortgage Pool--Loan
                                 Combination" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of certificates (other than the
                                 class Z, R-I and R-II certificates) will bear
                                 interest. With respect to each interest-bearing
                                 class of certificates that interest will accrue
                                 during each interest accrual period based
                                 upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates for that
                                      interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these shortfalls may be allocated to reduce the
                                 amount of accrued interest otherwise payable to
                                 the holders of the respective interest-bearing
                                 classes of the certificates (other than the
                                 class X certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered

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                                      S-18

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                                 certificates on all prior distribution dates,
                                 to the extent not previously paid; less (c)
                                 except in the case of the class X certificates,
                                 your class's share of any shortfalls in
                                 interest collections due to prepayments on
                                 mortgage loans that are not offset by certain
                                 payments made by, in each case, the applicable
                                 master servicer.

                                 If, as described below under "--Payments of
                                 Principal", collections of principal are
                                 insufficient to make a full reimbursement for
                                 nonrecoverable advances, those amounts may be
                                 reimbursed from interest on the mortgage loans,
                                 thereby reducing the amount of interest
                                 otherwise distributable on the interest-bearing
                                 certificates on the related distribution date.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest",
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class X, R-I, R-II and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount of principal over time
                                 equal to the initial principal balance of their
                                 particular class. The certificate administrator
                                 will be required to make payments of principal
                                 in a specified sequential order to ensure
                                 that--

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, P or Q certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM, AJ, B, C or D
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of offered
                                      certificates is reduced to zero; and

                                 o    except as described under "--Amortization,
                                      Liquidation and Payment Triggers" below,
                                      payments of principal will be made--

                                      (i)  to, first, the holders of the class
                                           A-1 certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           second, the holders of the class A-2
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           third, the holders of the class A-3
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           fourth, the holders of the class A-3B
                                           certificates, until the

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                                      S-19

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                                           total principal balance of such
                                           certificates is reduced to zero,
                                           fifth, the holders of the class A-SB
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, and
                                           sixth, the holders of the class A-4
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 1 and, after the total
                                           principal balance of the class A-1A
                                           certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 2, provided that,
                                           on each distribution date the total
                                           principal balance of the class A-SB
                                           certificates must, subject to
                                           available funds, be paid down, if
                                           necessary, to the scheduled principal
                                           balance for that class for that
                                           distribution date that is set forth
                                           on Annex E to this prospectus
                                           supplement before any payments of
                                           principal are made with respect to
                                           the class A-1, A-2, A-3 and/or A-3B
                                           certificates, and

                                      (ii) to the holders of the class A-1A
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 2 and, after the total
                                           principal balance of the class A-1,
                                           A-2, A-3, A-3B, A-SB and A-4
                                           certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 1.

                                 The total payments of principal to be made on
                                 the principal balance certificates on any
                                 distribution date will generally be a function
                                 of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      applicable master servicer or the trustee;
                                      and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the applicable master servicer, the
                                 special servicer or the trustee reimburses
                                 itself out of general collections on the
                                 mortgage pool for any advance, together with
                                 any interest accrued on that advance, that it
                                 has determined is not ultimately

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                                      S-20

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                                 recoverable out of collections on the related
                                 mortgage loan, then that advance, together with
                                 interest accrued on that advance, will be
                                 reimbursed first out of payments and other
                                 collections of principal on all the mortgage
                                 loans, thereby reducing the amount of principal
                                 otherwise distributable in respect of the
                                 principal balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (even though that
                                 advance has not been deemed nonrecoverable from
                                 collections on the related mortgage loan) the
                                 applicable master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to reimbursement for that advance,
                                 with interest, on a monthly basis, out of
                                 payments and other collections of principal on
                                 all the mortgage loans after the application of
                                 those principal payments and collections to
                                 reimburse any party for advances that are
                                 nonrecoverable on a loan-specific basis as
                                 described in the prior paragraph, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal with respect to the
                                 class A-1, A-2, A-3, A-3B, A-SB, A-4 or A-1A
                                 certificates may be reduced even if the
                                 advances being reimbursed were made in respect
                                 of mortgage loans included in the loan group
                                 that does not primarily relate to such class of
                                 certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections and,
                                 solely in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over, and continue
                                 to accrue interest, for reimbursement on the
                                 following distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may reduce the amounts
                                 allocable as principal of that mortgage loan
                                 and, accordingly, the principal distributions
                                 on the principal balance certificates.

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                                      S-21

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                                 See "Description of the Offered Certificates--
                                 Payments--Payments of Principal" and
                                 "--Payments--Priority of Payments" in this
                                 prospectus supplement.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   As a result of losses on the mortgage loans
                                 and/or default-related or other unanticipated
                                 expenses of the issuing entity, the total
                                 principal balance of the class AM, AJ, B, C, D,
                                 E, F, G, H, J, K, L, M, N, P and Q certificates
                                 could be reduced to zero at a time when the
                                 class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A
                                 certificates remain outstanding. See
                                 "--Description of the Offered
                                 Certificates--Allocation of Losses on the
                                 Mortgage Loans and Other Unanticipated
                                 Expenses" below. If the total principal balance
                                 of the class AM, AJ, B, C, D, E, F, G, H, J, K,
                                 L, M, N, P and Q certificates is reduced to
                                 zero at a time when the class A-1, A-2, A-3,
                                 A-3B, A-SB, A-4 and A-1A certificates, or any
                                 two or more of those classes, remain
                                 outstanding, any payments of principal will be
                                 distributed to the holders of the outstanding
                                 class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A
                                 certificates, pro rata, rather than
                                 sequentially, in accordance with their
                                 respective principal balances and without
                                 regard to loan groups.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the certificate administrator will
                                 pay that amount in the proportions described
                                 under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement, to--

                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C,
                                      D, E, F, G and/or H certificates that are
                                      then entitled to receive payments of
                                      principal with respect to the loan group
                                      that includes the prepaid mortgage loan;
                                      and/or

                                 o    the holders of the class X certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the issuing entity and losses
                                 realized in respect of the mortgage loans
                                 previously allocated to any class of
                                 certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

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                                      S-22

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F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 certificates on any distribution date will
                                 generally be net of the following amounts:

   TYPE / RECIPIENT                           AMOUNT/SOURCE                        FREQUENCY
----------------------   -------------------------------------------------------   ---------

FEES

Master Servicing Fee /   Payable with respect to each and every mortgage loan       Monthly
Master Servicers         held by the issuing entity, including each specially
                         serviced mortgage loan, if any, and each mortgage loan,
                         if any, as to which the corresponding mortgaged real
                         property has been acquired as foreclosure property as
                         part of the assets of the issuing entity. With respect
                         to each such mortgage loan, the master servicing fee
                         will: (1) generally be calculated for the same number
                         of days and on the same principal amount as interest
                         accrues or is deemed to accrue on that mortgage loan;
                         (2) accrue at an annual rate that ranges, on a
                         loan-by-loan basis, from 0.020% to 0.135% per annum;
                         and (3) be payable (a) monthly from amounts allocable
                         as interest with respect to that mortgage loan and/or
                         (b) if the subject mortgage loan and any related
                         foreclosure property has been liquidated on behalf of,
                         among others, the certificateholders, out of general
                         collections on the mortgage pool. Master servicing fees
                         with respect to any mortgage loan will include the
                         primary servicing fees payable by the applicable master
                         servicer to any sub-servicer with respect to that
                         mortgage loan.

Additional Master        o    Prepayment interest excesses collected on mortgage    Time to
Servicing Compensation        loans that are the subject of a principal               time
/ Master Servicers            prepayment in full or in part after their
                              respective due dates in any collection period;

                         o    All interest and investment income earned on          Monthly
                              amounts on deposit in accounts maintained by a
                              master servicer, to the extent not otherwise
                              payable to the borrowers;

                         o    On non-specially serviced mortgage loans, late        Time to
                              payment charges and default interest actually           time
                              collected with respect to the subject mortgage
                              loan during any collection period, but only to the
                              extent not otherwise allocable to pay the
                              following items with respect to the subject
                              mortgage loan: (i) interest on advances; or (ii)
                              additional trust fund expenses currently payable
                              or previously paid with respect to the subject
                              mortgage loan or related mortgaged real property
                              from collections on the mortgage pool and not
                              previously reimbursed; and

                         o    100%--or, if the consent of the special servicer      Time to
                              is required with respect to the subject action,         Time
                              50%-- of each assumption application fee,
                              assumption fee, modification fee, extension fee
                              other similar fee or fees paid in connection with
                              a defeasance of a mortgage loan that is actually
                              paid by a borrower in connection with the related
                              action.

Special Servicing Fee    Payable with respect to each mortgage loan that is         Monthly
/ Special Servicer       being specially serviced or as to which the
                         corresponding mortgaged real property has been acquired
                         as foreclosure property as part of the assets of the
                         issuing entity. With respect to each such mortgage
                         loan, the special servicing fee will: (a) accrue for
                         the same number of days and on the same principal
                         amount as interest accrues or is deemed to accrue from
                         time to time on that mortgage loan; (b) accrue at a
                         special servicing fee rate of 0.25% per annum; and (c)
                         be payable monthly from general collections on the
                         mortgage pool.

Workout Fee / Special    Payable with respect to each specially serviced            Time to
Servicer                 mortgage loan that the special servicer successfully         time
                         works out. The workout fee will be payable out of, and
                         will be calculated by application of a workout fee

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                                      S-23

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   TYPE / RECIPIENT                           AMOUNT/SOURCE                        FREQUENCY
----------------------   -------------------------------------------------------   ---------

                         rate of 1.0% to, each collection of interest and
                         principal received on the subject mortgage loan for so
                         long as it is not returned to special servicing by
                         reason of an actual or reasonably foreseeable default.

Principal Recovery Fee   Subject to the exceptions described under "The Pooling     Time to
/ Special Servicer       and Servicing Agreement--Servicing and Other                 time
                         Compensation and Payment of Expenses--Principal Special
                         Servicing Compensation--The Principal Recovery Fee" in
                         this prospectus supplement, payable with respect to:
                         (a) each specially serviced mortgage loan--or any
                         replacement mortgage loan substituted for it--as to
                         which the special servicer obtains a full or discounted
                         payoff from the related borrower; and (b) any specially
                         serviced mortgage loan or foreclosure property as to
                         which the special servicer receives any liquidation
                         proceeds, sale proceeds, insurance proceeds or
                         condemnation proceeds. As to each such specially
                         serviced mortgage loan or foreclosure property, the
                         principal recovery fee will be payable from, and will
                         be calculated by application of a principal recovery
                         fee rate of 1.0% to, the related payment or proceeds.

Additional Special       o    All interest and investment income earned on          Monthly
Servicing Compensation        amounts on deposit in accounts maintained by the
/ Special Servicer            special servicer;

                         o    On specially serviced mortgage loans, late payment    Time to
                              charges and default interest actually collected         time
                              with respect to the subject mortgage loan during
                              any collection period, but only to the extent not
                              otherwise allocable to pay the following items
                              with respect to the subject mortgage loan: (i)
                              interest on advances; or (ii) additional trust
                              fund expenses currently payable or previously paid
                              with respect to the subject mortgage loan or
                              related mortgaged real property from collections
                              on the mortgage pool and not previously
                              reimbursed;

                         o    With respect to any specially serviced mortgage       Time to
                              loan, 100% of assumption fees or modification fee       time
                              actually paid by a borrower with respect to any
                              assumption or modification; and

                         o    With respect to any non-specially serviced            Time to
                              mortgage loan, if the consent of the special            time
                              servicer is required with respect to the subject
                              action, 50% of assumption application fees,
                              assumption fees, modification fees and other fees
                              actually paid by a borrower with respect to any
                              assumption, modification or other agreement
                              entered into by the applicable master servicer.

Trust Administration     Payable out of general collections on the mortgage pool    Monthly
Fee / Certificate        and, for any distribution date, will equal one month's
Administrator, Trustee   interest at 0.00090% per annum with respect to each and
and Custodian            every mortgage loan held by the issuing entity,
                         including each specially serviced mortgage loan, if
                         any, and each mortgage loan, if any, as to which the
                         corresponding mortgaged real property has been acquired
                         as foreclosure property as part of the assets of the
                         issuing entity.

Additional Trust         All interest and investment income earned on amounts on    Monthly
Administration           deposit in accounts maintained by the certificate
Compensation/            administrator.
Certificate
Administrator

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                                      S-24

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   TYPE / RECIPIENT                           AMOUNT/SOURCE                        FREQUENCY
----------------------   -------------------------------------------------------   ---------

EXPENSES

Servicing Advances /     To the extent of funds available, the amount of any        Time to
Trustee, Master          servicing advances.(1)                                       time
Servicers or Special
Servicer

Interest on Servicing    At a rate per annum equal to a published prime rate,       Time to
Advances / Master        accrued on the amount of each outstanding servicing          time
Servicers, Special       advance.(2)
Servicer or Trustee

P&I Advances / Master    To the extent of funds available, the amount of any P&I    Time to
Servicers and Trustee    advances.(1)                                                 Time

Interest on P&I          At a rate per annum equal to a published prime rate,       Time to
Advances / Master        accrued on the amount of each outstanding P&I                Time
Servicers and Trustee    advance.(2)

Indemnification          Amount to which such party is entitled to                  Time to
Expenses / Trustee,      indemnification under the pooling and servicing              time
Custodian and            agreement.(3)
Certificate
Administrator and any
director, officer,
employee or agent of
the Trustee, Custodian
or the Certificate
Administrator;
Depositor, Master
Servicers or Special
Servicer and any
director, officer,
employee or agent of
Depositor, the Master
Servicers or Special
Servicer

                         ----------
                         (1)  Reimbursable out of collections on the related
                              mortgage loan, except that: (a) advances that are
                              determined not to be recoverable out of related
                              collections will be reimbursable first out of
                              general collections of principal on the mortgage
                              pool and then out of other general collections on
                              the mortgage pool; and (b) advances that remain
                              outstanding after a specially serviced mortgage
                              loan has been worked out and the servicing of that
                              mortgage loan has been returned to the applicable
                              master servicer may be reimbursable out of general
                              collections of principal on the mortgage pool.

                         (2)  Payable out of late payment charges and/or default
                              interest on the related mortgage loan or, in
                              connection with or after reimbursement of the
                              related advance, out of general collections on the
                              mortgage pool, although in some cases interest on
                              advances may be payable first or solely out of
                              general collections of principal on the mortgage
                              pool.

                         (3)  Payable out of general collections on the mortgage
                              pool. In general, none of the above specified
                              persons are entitled to indemnification for (1)
                              any liability specifically required to be borne by
                              the related person pursuant to the terms of the
                              pooling and servicing agreement, or (2) any loss,
                              liability or expense incurred by reason of willful
                              misfeasance, bad faith or negligence in the
                              performance of, or the negligent disregard of,
                              such party's obligations and duties under the
                              pooling and servicing agreement, or as may arise
                              from a breach of any representation or warranty of
                              such party made in the pooling and servicing
                              agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of

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                                      S-25

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                                 funds prior to any application of those funds
                                 to make payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, including
                                 information regarding the general purpose of
                                 and the source of payment for these fees and
                                 expenses, as well as information regarding
                                 other fees and expenses, is set forth under
                                 "Description of the Offered Certificates--Fees
                                 and Expenses" in this prospectus supplement.

G. PAYMENTS OF ADDITIONAL
   INTEREST...................   On each distribution date, any additional
                                 interest collected during the related
                                 collection period on a mortgage loan with an
                                 anticipated repayment date will be distributed
                                 to the holders of the class Z certificates. See
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE
MORTGAGE LOANS AND OTHER
UNANTICIPATED EXPENSES........   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and/or
                                 default-related and other unanticipated
                                 expenses of the issuing entity (such as
                                 interest on advances, special servicing fees,
                                 workout fees and liquidation fees), the total
                                 principal balance of the mortgage pool, less
                                 any related outstanding advances of principal,
                                 may fall below the total principal balance of
                                 the principal balance certificates. For
                                 purposes of this determination only, effect
                                 will not be given to any reductions of the
                                 principal balance of any mortgage loan for
                                 payments of principal collected on the mortgage
                                 loans that were used to reimburse any advances
                                 outstanding after a workout of another mortgage
                                 loan to the extent those advances are not
                                 otherwise determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates will be successively
                                 reduced in the following order, until the
                                 deficit is eliminated:

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                                      S-26

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                                 REDUCTION ORDER              CLASS
                                 ---------------   --------------------------
                                         1                      Q
                                         2                      P
                                         3                      N
                                         4                      M
                                         5                      L
                                         6                      K
                                         7                      J
                                         8                      H
                                         9                      G
                                        10                      F
                                        11                      E
                                        12                      D
                                        13                      C
                                        14                      B
                                        15                     AJ
                                        16                     AM
                                        17         A-1, A-2, A-3, A-3B, A-SB,
                                                          A-4 and A-1A

                                 Any reduction to the total principal balances
                                 of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and
                                 A-1A certificates will be made on a pari passu
                                 and pro rata basis in accordance with the
                                 relative sizes of those principal balances,
                                 without regard to loan groups.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........   Except as described below, each master servicer
                                 will be required to make advances of principal
                                 and/or interest due on the mortgage loans
                                 master serviced thereby with respect to any
                                 delinquent monthly payments, other than balloon
                                 payments. In addition, the trustee must make
                                 any of those advances that the applicable
                                 master servicer is required to but fails to
                                 make. As described under "Description of the
                                 Offered Certificates--Advances of Delinquent
                                 Monthly Debt Service Payments and Reimbursement
                                 of Advances" in this prospectus supplement, any
                                 party that makes an advance will be entitled to
                                 be reimbursed for the advance, together with
                                 interest at a published prime rate, as
                                 described in that section of this prospectus
                                 supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any advance that it
                                 determines, in its reasonable judgment, will
                                 not be recoverable (together with interest
                                 accrued on that advance) from proceeds of the
                                 related mortgage loan. The trustee will be
                                 entitled to rely on any determination of
                                 non-recoverability made by a master servicer.
                                 The special servicer may also determine that
                                 any interest and/or principal advance made or
                                 proposed to be made

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                                      S-27

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                                 by a master servicer or the trustee is not or
                                 will not be, as applicable, recoverable,
                                 together with interest accrued on that advance,
                                 from proceeds of the mortgage loan to which
                                 that advance relates, and the applicable master
                                 servicer and the trustee will be entitled to
                                 rely on any determination of nonrecoverability
                                 made by the special servicer and will be
                                 required to act in accordance with that
                                 determination.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and describe in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan, the
                                 special servicer will be obligated to obtain a
                                 new appraisal or, at the special servicer's
                                 option in cases involving mortgage loans with
                                 relatively small principal balances, conduct a
                                 valuation of that property. If, based on that
                                 appraisal or other valuation, subject to the
                                 discussion below regarding the loan
                                 combinations, it is determined that:

                                 o    the sum of the principal balance of the
                                      subject mortgage loan plus other
                                      delinquent amounts due under the subject
                                      mortgage loan exceeds

                                 o    an amount generally equal to:

                                      1.   90% of the new estimated value of the
                                           related mortgaged real property,
                                           which value may be reduced by the
                                           special servicer based on its review
                                           of the related appraisal and other
                                           relevant information; plus

                                      2.   certain other amounts such as escrow
                                           funds,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced.

                                 The calculation of any appraisal reduction
                                 amount in respect of any trust mortgage loan
                                 that is part of a loan combination will take
                                 into account the related B-note loan. The
                                 special servicer will determine whether an
                                 appraisal reduction amount exists with respect
                                 to any of those loan combinations based on a
                                 calculation that generally treats the subject
                                 loan combination as if it were a single
                                 mortgage loan. Any resulting appraisal
                                 reduction amount with respect to any of those
                                 loan combinations will be allocated, first to
                                 the related B-note loan (up to the amount of
                                 the outstanding principal balance of that
                                 B-note loan), and then the

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                                      S-28

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                                 related mortgage loan held by the issuing
                                 entity. The amount of advances of interest on
                                 each of the mortgage loans held by the issuing
                                 entity that is part of a loan combination will
                                 be reduced so as to take into account any
                                 appraisal reduction amount allocable to the
                                 subject mortgage loan.

                                 None of the master servicers or the trustee
                                 will be required to make advances of principal
                                 and/or interest with respect to any mortgage
                                 loan that is not held by the issuing entity.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Governing Documents--Advances" in the
                                 accompanying base prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the certificate
                                 administrator will make available on its
                                 internet website, initially located at
                                 www.etrustee.net, or provide on request, to the
                                 registered holders of the offered certificates,
                                 a monthly report substantially in the form of
                                 Annex D to this prospectus supplement. The
                                 certificate administrator reports will detail,
                                 among other things, the distributions made to
                                 the certificateholders on that distribution
                                 date and the performance of the mortgage loans
                                 and the mortgaged real properties.

                                 You may also review on the certificate
                                 administrator's website, initially located at
                                 www.etrustee.net, or, upon reasonable prior
                                 notice, at the certificate administrator's
                                 offices during normal business hours, a variety
                                 of information and documents that pertain to
                                 the mortgage loans and the mortgaged real
                                 properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL AND OTHER
TERMINATION...................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties held by the issuing
                                 entity, and thereby terminate the issuing
                                 entity, when the aggregate principal balance of
                                 the mortgage loans, less any outstanding
                                 advances of principal, is less than
                                 approximately 1.0% of the initial mortgage pool
                                 balance.

                                 In addition, if, following the date on which
                                 the total principal balance of the offered
                                 certificates is reduced to zero, all of the
                                 remaining certificates (but excluding the class
                                 Z, R-I and R-II certificates) are held by the
                                 same certificateholder, the issuing entity may
                                 also be terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates
                                 (other than the class Z, R-I and R-II
                                 certificates) for all the mortgage loans and
                                 any foreclosure properties held by the issuing
                                 entity at the time of exchange.

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                                      S-29

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                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to transfer to the issuing entity. For
                                 more detailed information regarding those
                                 mortgage loans, you should review the following
                                 sections in this prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans";

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex A-3--North Point Mall Trust Mortgage
                                      Loan Amortization Schedule;

                                 o    Annex A-4--633 17th Street Trust Mortgage
                                      Loan Amortization Schedule;

                                 o    Annex A-5--Mainsail Trust Mortgage Loan
                                      Amortization Schedule;

                                 o    Annex A-6--Mortgage Pool Prepayment
                                      Profile;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multi-family Properties; and

                                 o    Annex C--Description of the Ten Largest
                                      Mortgage Loans or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 transferred to the issuing entity, please note
                                 that--

                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool, and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total

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                                      S-30

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                                      cut-off date principal balance of the
                                      mortgage loans in the subject loan group;
                                      we show the cut-off date principal balance
                                      for each of the mortgage loans on Annex
                                      A-1 to this prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the subject
                                      mortgage loans;

                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the related
                                      mortgage loans;

                                 o    if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan held by the issuing entity
                                      that is part of a loan combination
                                      excludes the related B-note loan;

                                 o    statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the initial
                                      mortgage pool balance being as much as 5%
                                      larger or smaller than indicated;

                                 o    the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding; and

                                 o    when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement.

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                                      S-31

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SUBSTITUTIONS, ACQUISITIONS
AND REMOVALS OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 mortgage loans from the sponsors and will
                                 transfer the mortgage loans to the issuing
                                 entity. Except as contemplated in the following
                                 paragraphs regarding the replacement of a
                                 defective mortgage loan, no mortgage loan may
                                 otherwise be added to the assets of the issuing
                                 entity.

                                 Each sponsor, with respect to each mortgage
                                 loan transferred by it to us for inclusion in
                                 the pool as assets held by the issuing entity,
                                 will:

                                 o    make, as of the date of initial issuance
                                      of the offered certificates, and subject
                                      to any applicable exceptions, the
                                      representations and warranties generally
                                      described under "Description of the
                                      Mortgage Pool--Representations and
                                      Warranties" in this prospectus supplement;
                                      and

                                 o    agree to deliver the loan documents
                                      described under "Description of the
                                      Mortgage Pool--Assignment of the Mortgage
                                      Loans" in this prospectus supplement.

                                 If there exists a breach of any of those
                                 representations and warranties, or if there
                                 exists a document defect with respect to any
                                 mortgage loan, which breach or document defect
                                 materially and adversely affects the value of
                                 the subject mortgage loan or the interests of
                                 the certificateholders, and if that breach or
                                 document defect is not cured within the period
                                 contemplated under "Description of the Mortgage
                                 Pool--Repurchases and Substitutions" in this
                                 prospectus supplement, then the affected
                                 mortgage loan will be subject to repurchase or
                                 substitution as described under "Description of
                                 the Mortgage Pool--Repurchases and
                                 Substitutions" in this prospectus supplement.

                                 If any mortgage loan experiences payment
                                 defaults similar to the payment defaults that
                                 would result in a transfer of servicing from
                                 the applicable master servicer to the special
                                 servicer, then it will be subject to a fair
                                 value purchase option on the part of the
                                 special servicer, the holder--or, if
                                 applicable, the beneficial owner--of
                                 certificates representing the largest
                                 percentage interest of voting rights allocated
                                 to the controlling class or an assignee of the
                                 foregoing, as described under "Servicing of the
                                 Mortgage Loans--Realization Upon Defaulted
                                 Mortgage Loans--Fair Value Call" in this
                                 prospectus supplement.

                                 If, in the case of any mortgage loan held by
                                 the issuing entity, there exists additional
                                 debt that is secured by the related mortgaged
                                 real property or by an interest in the related
                                 borrower, which additional debt is not held by
                                 the issuing entity, then the lender on that
                                 additional debt may be entitled to acquire that
                                 mortgage loan--generally at a price no less
                                 than the unpaid principal balance of the
                                 subject mortgage loan, plus interest,

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                                      S-32

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                                 exclusive of default interest, accrued
                                 thereon--upon the occurrence of a default or,
                                 in some cases, a reasonably foreseeable
                                 default.

                                 The issuing entity will be subject to optional
                                 termination as discussed under "Description of
                                 the Offered Certificates--Termination" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties, although in one (1) case, the
                                 related mortgaged real property pledged to
                                 secure the subject mortgage loan is limited to
                                 a borrower's fee interest in land and does not
                                 include the improvements on that land. Each
                                 mortgage lien will be subject to the limited
                                 permitted encumbrances that we describe in the
                                 glossary to this prospectus supplement.

                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any sponsor or by
                                 any of the parties to the pooling and servicing
                                 agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to mortgage loans
                                 that have anticipated repayment dates, the
                                 mortgage interest rate for each mortgage loan
                                 is, in the absence of default, fixed for the
                                 entire term of the mortgage loan.

A. Amortizing Balloon Loans...   One hundred fifty-five (155) of the mortgage
                                 loans, representing approximately 43.04% of the
                                 initial mortgage pool balance (127 mortgage
                                 loans in loan group 1, representing
                                 approximately 41.89% of the initial loan group
                                 1 balance, and 28 mortgage loans in loan group
                                 2, representing approximately 53.55% of the
                                 initial loan group 2 balance), provide for:

                                 o    the amortization of principal commencing,
                                      in each such case, no later than the first
                                      regular payment date following
                                      origination;

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

                                 These 155 balloon mortgage loans do not include
                                 any of the balloon mortgage loans described
                                 under "--Partial Interest-Only Balloon Loans"
                                 or "--Interest-Only Balloon Loans" below.

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                                      S-33

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B. Partial Interest-Only
   Balloon Loans..............   Seventy-one (71) of the mortgage loans,
                                 representing approximately 40.29% of the
                                 initial mortgage pool balance (59 mortgage
                                 loans in loan group 1, representing
                                 approximately 40.16% of the initial loan group
                                 1 balance, and 12 mortgage loans in loan group
                                 2, representing approximately 41.54% of the
                                 initial loan group 2 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is significantly longer than its
                                      remaining term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

C. Interest-Only Balloon
   Loans......................   Thirteen (13) of the mortgage loans,
                                 representing approximately 13.19% of the
                                 initial mortgage pool balance (12 mortgage
                                 loans in loan group 1, representing
                                 approximately 14.09% of the initial loan group
                                 1 balance, and one (1) mortgage loan in loan
                                 group 2, representing approximately 4.91% of
                                 the initial loan group 2 balance), require the
                                 payment of interest only until the related
                                 maturity date and provide for the repayment of
                                 the entire principal balance on the related
                                 maturity date.

D. ARD Loans..................   Four (4) of the mortgage loans, representing
                                 approximately 3.43% of the initial mortgage
                                 pool balance and approximately 3.80% of the
                                 initial loan group 1 balance, respectively,
                                 which are commonly referred to as
                                 hyper-amortization loans or ARD loans, each
                                 provide for material changes to their terms to
                                 encourage the related borrower to pay the
                                 mortgage loan in full by a specified date. We
                                 consider that date to be the anticipated
                                 repayment date for each of those ARD loans.
                                 There can be no assurance, however, that these
                                 incentives will result in any of these mortgage
                                 loans being paid in full on or before its
                                 anticipated repayment date. The changes to the
                                 loan terms, which, in each case, will become
                                 effective as of the related anticipated
                                 repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the subject mortgage
                                      loan is paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the subject mortgage
                                      loan, which payment of principal will be
                                      in addition to the principal portion of
                                      the normal monthly debt service payment.

                                 Two (2) of the above-identified four (4) ARD
                                 loans, representing approximately 1.12% of the
                                 initial mortgage pool balance and

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                                      S-34

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                                 approximately 1.24% of the initial loan group 1
                                 balance, each requires:

                                 o    the payment of interest only until the
                                      expiration of a designated period; and

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period.

E. Fully Amortizing Loans.....   One (1) of the mortgage loans, representing
                                 approximately 0.05% of the initial mortgage
                                 pool balance and approximately 0.06% of the
                                 initial loan group 1 balance, respectively, has
                                 a payment schedule that provides for the
                                 payment of principal of the subject mortgage
                                 loan substantially in full by its maturity
                                 date.

LOAN COMBINATIONS.............   Five (5) mortgage loans are, in each case, part
                                 of a loan combination comprised of two (2) or
                                 more mortgage loans that are obligations of the
                                 same borrower, only one of which will be
                                 transferred to the issuing entity. The
                                 remaining mortgage loans in each loan
                                 combination will not be transferred to the
                                 issuing entity, however all of the mortgage
                                 loans in the subject loan combination are
                                 together secured by the same mortgage
                                 instrument(s) encumbering the same mortgaged
                                 real property or properties. In the case of
                                 each such loan combination, the mortgage loan
                                 that will not be transferred to the issuing
                                 entity is, in general, subordinate in right of
                                 payment with the mortgage loan in the same loan
                                 combination that has been transferred to the
                                 issuing entity, but only to the extent set
                                 forth in the related co-lender or intercreditor
                                 agreement. In the case of the loan combination
                                 secured by The Suites at Mainsail Village
                                 mortgaged real property, certain rental
                                 payments are generally not subordinate to the
                                 related mortgage loan that will be transferred
                                 to the issuing entity. All of the mortgage
                                 loans comprising a given loan combination are
                                 cross-defaulted, but none of the loan
                                 combinations is cross-collateralized or
                                 cross-defaulted with any other loan
                                 combination.

                                 The following mortgage loans are each part of a
                                 loan combination:

                                                     ORIGINAL    U/W NCF DSCR
                                                    PRINCIPAL    AND CUT-OFF
 MORTGAGED REAL PROPERTY                   % OF     BALANCE OF       DATE
           NAME                           INITIAL    RELATED    LOAN-TO-VALUE
 (AS IDENTIFIED ON ANNEX   CUT-OFF DATE  MORTGAGE  SUBORDINATE    OF ENTIRE
 A-1 TO THIS PROSPECTUS      PRINCIPAL     POOL     NON-TRUST        LOAN
       SUPPLEMENT)            BALANCE     BALANCE    LOAN(S)     COMBINATION
-------------------------  ------------  --------  -----------  -------------
North Point Mall           $161,668,201    6.49%   $63,000,000       1.21x
                                                                    67.86%
 Mall of Louisiana         $120,000,000    4.82%   $55,000,000       1.28x
                                                                    53.85%
633 17th Street            $ 37,500,000    1.51%   $30,000,000       1.06x
                                                                    74.18%
The Suites at Mainsail     $ 27,500,000    1.10%   $15,000,000        NAP
   Village                                                          78.37%
Capitol Hill Project       $  7,040,000    0.28%   $   440,000       1.09x
                                                                    85.00%
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                                      S-35

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                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans constituting such loan
                                 combination. Also, see "Description of the
                                 Mortgage Pool--Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of its cut-off date or at
                                 any time since the date of its origination.
                                 None of the mortgage loans has experienced any
                                 losses of principal or interest (through
                                 forgiveness of debt or restructuring) since
                                 origination.

PREPAYMENT LOCK-OUT PERIODS...   Except as described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Lock-out Periods" in
                                 this prospectus supplement with respect to two
                                 (2) mortgage loans (loan numbers 3 and 6), all
                                 of the mortgage loans restrict prepayment for a
                                 particular period commonly referred to as a
                                 lock-out period and, in most cases (see
                                 "--Defeasance" below), a period during which
                                 the subject mortgage loan may be defeased but
                                 not prepaid. The weighted average remaining
                                 lock-out period and defeasance period of the
                                 mortgage loans is approximately 96 payment
                                 periods.

DEFEASANCE....................   Two hundred eighteen (218) of the mortgage
                                 loans, representing approximately 86.92% of the
                                 initial mortgage pool balance (182 mortgage
                                 loans in loan group 1, representing
                                 approximately 87.00% of the initial loan group
                                 1 balance, and 36 mortgage loans in loan group
                                 2, representing approximately 86.19% of the
                                 initial loan group 2 balance), permit the
                                 related borrower, under certain conditions, to
                                 obtain a full or, in certain cases, a partial
                                 release of the mortgaged real property from the
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other non-callable government
                                 securities as substitute collateral. None of
                                 these mortgage loans permits defeasance prior
                                 to the second anniversary of the date of
                                 initial issuance of the certificates. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all debt service
                                 payments on the defeased mortgage loan or
                                 portion thereof allocated to the related
                                 mortgaged real property, including any balloon
                                 payment.

                                 One (1) of the mortgage loans referred to in
                                 the prior paragraph (loan number 6),
                                 representing approximately 3.34% of the initial
                                 mortgage pool balance and approximately 3.70%
                                 of the initial loan group 1 balance,
                                 respectively, allows for prepayment with yield
                                 maintenance for the initial two years of the
                                 loan term prior to the start of the defeasance
                                 period.

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                                      S-36

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PREPAYMENT CONSIDERATION......   Twenty-seven (27) of the mortgage loans,
                                 representing approximately 16.42% of the
                                 initial mortgage pool balance (22 mortgage
                                 loans in loan group 1, representing
                                 approximately 16.70% of the initial loan group
                                 1 balance, and five (5) mortgage loans in loan
                                 group 2, representing approximately 13.81% of
                                 the initial loan group 2 balance), provide for
                                 the payment of prepayment consideration in
                                 connection with a voluntary prepayment during
                                 all or part of the loan term and, in all but
                                 two (2) cases (loan numbers 3 and 6), following
                                 an initial prepayment lock-out period. See
                                 "Description of the Mortgage Pool--Terms and
                                 Conditions of the Mortgage Loans--Prepayment
                                 Consideration" in this prospectus supplement.

                                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

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                                      S-37

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ADDITIONAL STATISTICAL
INFORMATION...................   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                                                    MORTGAGE POOL    LOAN GROUP 1    LOAN GROUP 2
                                                                   --------------   --------------   ------------

Initial mortgage pool/loan group balance                           $2,489,838,695   $2,245,193,491    244,645,204
Number of mortgage loans                                                      244              203             41
Number of mortgaged real properties                                           299              253             46
Percentage of investment grade, shadow rated loans (1)                      14.47%           15.69%          3.26%
Average cut-off date principal balance                             $   10,204,257   $   11,060,066   $  5,966,956
Largest cut-off date principal balance                             $  161,668,201   $  161,668,201   $ 22,650,000
Smallest cut-off date principal balance                            $      995,888   $      995,888   $  1,200,000
Weighted average mortgage interest rate                                    5.6907%          5.6735%        5.8493%
Highest mortgage interest rate                                             7.1580%          7.1580%        6.5100%
Lowest mortgage interest rate                                              4.8300%          4.8300%        5.2300%
Number of cross-collateralized loan groups                                     15               13              2
Cross-collateralized loan groups as a percentage of initial
   mortgage pool/loan group balance                                          3.49%            3.67%          1.89%
Number of multi-property mortgage loans                                        18               16              2
Multi-property mortgage loans as a percentage of initial
   mortgage pool/loan group balance                                         13.48%           14.32%          5.78%
Weighted average underwritten debt service coverage ratio (2)                1.50x            1.52x          1.33x
Highest underwritten debt service coverage ratio                             4.14x            4.14x          2.14x
Lowest underwritten debt service coverage ratio                              1.06x            1.06x          1.20x
Weighted average cut-off date loan-to-value ratio(2)                        66.96%           66.30%         72.95%
Highest cut-off date loan-to-value ratio                                    80.00%           80.00%         79.77%
Lowest cut-off date loan-to-value ratio                                     26.02%           26.02%         34.68%
Weighted average original term to maturity or anticipated
   repayment date (months)                                                    108              107            116
Longest original term to maturity or anticipated repayment date
   (months)                                                                   240              240            120
Shortest original term to maturity or anticipated repayment date
   (months)                                                                    60               60             60
Weighted average remaining term to maturity or anticipated
   repayment date (months)                                                    106              105            114
Longest remaining term to maturity or anticipated repayment date
   (months)                                                                   235              235            120
Shortest remaining term to maturity or anticipated repayment
   date (months)                                                               57               57             58

----------
(1)  It has been confirmed to us by each of Fitch and/or S&P, in accordance with their respective methodologies, that loan numbers 1, 2, 11, 101, 104, 120,
     124, 149, 177, 191, 196, 206, 208 and 220 have credit characteristics consistent with investment grade-rated obligations.

(2)  In the case of each of six (6) mortgage loans (loan numbers 70, 80, 122,
     123, 180 and 217), the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above.

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                                      S-38

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PROPERTY TYPE.................   The table below shows the number of and the
                                 total cut-off date principal balance and
                                 percentages of the initial mortgage pool
                                 balance, the loan group 1 balance and the loan
                                 group 2 balance, respectively, secured by
                                 mortgaged real properties operated primarily
                                 for each indicated purpose:

                                                                       % OF
                                       NUMBER OF        TOTAL         INITIAL
                                       MORTGAGED    CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
                                         REAL         PRINCIPAL        POOL      LOAN GROUP 1   LOAN GROUP 2
           PROPERTY TYPES             PROPERTIES     BALANCE(1)     BALANCE(1)     BALANCE(1)     BALANCE(1)
-----------------------------------   ----------   --------------   ----------   ------------   ------------

Retail                                     94      $  817,254,112      32.82%        36.40%          0.00%
   Retail-Anchored(2)                      38         519,722,338      20.87         23.15           0.00
   Retail-Unanchored                       32         132,724,144       5.33          5.91           0.00
   Retail-Shadow-Anchored(2)               15         130,535,181       5.24          5.81           0.00
   Retail-Single Tenant                     9          34,272,449       1.38          1.53           0.00
      Office(3)                            57         774,475,881      31.11         34.49           0.00
Hospitality                                33         317,001,069      12.73         14.12           0.00
Multifamily                                53         283,814,990      11.40          1.74         100.00
   Multifamily                             48         270,880,882      10.88          1.53          96.66
   Manufactured Housing Communities         5          12,934,108       0.52          0.21           3.34
Industrial                                 27         155,553,819       6.25          6.93           0.00
Mixed Use                                  14          94,452,985       3.79          4.21           0.00
Self Storage                               19          41,277,552       1.66          1.84           0.00
Other                                       2           6,008,287       0.24          0.27           0.00
                                      ----------   --------------   ----------   ------------   ------------
TOTAL:                                    299      $2,489,838,695     100.00%       100.00%        100.00%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)  In the case of eight (8) mortgage loans (loan numbers 36, 62, 65, 103, 131,
     216, 225 and 242), the related mortgaged real properties are medical offices.

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                                      S-39

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PROPERTY LOCATION.............   The mortgaged real properties are located in 43
                                 states and the District of Columbia. The
                                 following table sets forth the indicated
                                 information regarding those states where 5% or
                                 more of mortgaged real properties, based on
                                 allocated loan balance, are located.

                   NUMBER OF        TOTAL
                   MORTGAGED    CUT-OFF DATE     % OF INITIAL     % OF INITIAL   % OF INITIAL
                     REAL         PRINCIPAL        MORTGAGE       LOAN GROUP 1   LOAN GROUP 2
    STATE         PROPERTIES     BALANCE(1)     POOL BALANCE(1)    BALANCE(1)     BALANCE(1)
---------------   ----------   --------------   ---------------   ------------   ------------

Texas                 34       $  281,692,662        11.31%           10.58%         18.06%
Georgia               18          254,821,345        10.23             9.44          17.51
California            17          229,226,377         9.21             9.95           2.36
   Southern (2)       13          196,383,540         7.89             8.49           2.36
   Northern (2)        4           32,842,837         1.32             1.46           0.00
Florida               20          215,599,596         8.66             9.60           0.00
Arizona               14          146,681,571         5.89             5.51           9.38
Indiana                6          140,949,819         5.66             5.71           5.21
Louisiana              6          131,886,059         5.30             5.87           0.00
Other                184        1,088,981,265        43.74            43.33          47.49%
                     ---       --------------       ------           ------         ------
TOTAL:               299       $2,489,838,695       100.00%          100.00%        100.00%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

  ENCUMBERED
INTEREST IN THE      NUMBER OF             TOTAL            % OF INITIAL     % OF INITIAL   % OF INITIAL
 MORTGAGED REAL      MORTGAGED          CUT-OFF DATE          MORTGAGE       LOAN GROUP 1   LOAN GROUP 2
   PROPERTY       REAL PROPERTIES   PRINCIPAL BALANCE(1)   POOL BALANCE(1)    BALANCE(1)     BALANCE(1)
---------------   ---------------   --------------------   ---------------   ------------   ------------

Fee (2)                  285           $2,155,758,507             86.58%         85.12%        100.00%
Fee/Leasehold              4              172,300,000              6.92           7.67           0.00
Leasehold                 10              161,780,188              6.50           7.21           0.00
                         ---           --------------            ------         ------         ------
TOTAL:                   299           $2,489,838,695            100.00%        100.00%        100.00%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of

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                                      S-40

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     the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The certificate administrator or its agent will
                                 make elections to treat designated portions of
                                 the assets of the issuing entity as two
                                 separate real estate mortgage investment
                                 conduits or REMICs under sections 860A through
                                 860G of the Internal Revenue Code of 1986, as
                                 amended. The designations for each of those two
                                 REMICs are as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.  the mortgage loans, and

                                      2.  various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the respective residual interests in
                                 those REMICs.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S.
                                 federal income tax purposes.

                                 The portion of the assets held by the issuing
                                 entity that is represented by the class Z
                                 certificates will entitle the holders of those
                                 certificates to receive any additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, and will constitute a grantor trust
                                 for federal income tax purposes. That
                                 additional interest will be excluded from the
                                 REMICs referred to above.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 The class AM, AJ, B, C and D certificates will
                                 be issued with a de minimis amount of original
                                 issue discount. The remaining classes of the
                                 offered certificates will not be issued with
                                 original issue discount and may be treated as
                                 having been issued at a premium. If you own an
                                 offered certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount

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                                      S-41

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                                 income and be subject to a tax on this income
                                 before you receive a corresponding cash
                                 payment.

                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, for U.S. federal income tax purposes, will
                                 be that, subsequent to any date of
                                 determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying base prospectus.

ERISA CONSIDERATIONS..........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated by the U.S. Department of
                                 Labor.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended. See "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying base prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

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                                      S-42

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                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment" in this prospectus
                                 supplement and in the accompanying base
                                 prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-3B, A-SB
                                 and A-4 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- may affect the yield to maturity on each
                                 offered certificate. In the case of offered
                                 certificates purchased at a discount, a slower
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-3, A-3B, A-SB and A-4 certificates,
                                 on or with respect to the mortgage loans in
                                 loan group 1, and in the case of the class A-1A
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 2 -- could result
                                 in a lower than anticipated yield. In the case
                                 of the offered certificates purchased at a
                                 premium, a faster than anticipated rate of
                                 payments and other collections of principal on
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-3B, A-SB
                                 and A-4 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

                                 The yield on any offered certificate with a
                                 variable or capped pass-through rate, could
                                 also be adversely affected if the mortgage
                                 loans with relatively higher net mortgage
                                 interest rates pay principal faster than the
                                 mortgage loans with relatively lower net
                                 mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

--------------------------------------------------------------------------------

                                      S-43

                                  RISK FACTORS

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

          The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

          YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

          THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS"
IN THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR
OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO
US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

          THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
FACTORS, INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT AND IN THE ACCOMPANYING BASE PROSPECTUS.

          IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-3B, A-SB, A-4 AND A-1A CERTIFICATES

          If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

          When making an investment decision, you should consider, among other things--

          o    the payment priorities of the respective classes of the
               certificates;

          o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls;
               and

          o    the characteristics and quality of the mortgage loans.

          See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-44

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

          If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

          Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" and "--The Market Value of Your
Offered Certificates May Be Adversely Affected by Factors Unrelated to the
Performance of Your Offered Certificates and the Underlying Mortgage Assets,
such as Fluctuations in Interest Rates and the Supply and Demand of CMBS
Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

          The yield on your offered certificates will depend on--

          o    the price you paid for your offered certificates; and

          o    the rate, timing and amount of payments on your offered
               certificates.

          The frequency, timing and amount of payments on your offered certificates will depend on:

          o    the pass-through rate for, and other payment terms of, your offered certificates;

          o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

          o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

          o    the frequency, timing, severity and allocation of other
               shortfalls and expenses that reduce amounts available for payment on your offered certificates;

          o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

                                      S-45

          o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

          o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

          In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3,
A-3B, A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

          See "Description of the Mortgage Pool", "Servicing of the Mortgage
Loans", "Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

          If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3,
A-3B, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group
2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

          Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

          The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to,

                                      S-46

based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

          Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

          The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

          o    the terms of the mortgage loans;

          o    the length of any prepayment lockout period;

          o    the level of prevailing interest rates;

          o    the availability of mortgage credit;

          o    the applicable yield maintenance charges or prepayment premiums;

          o    the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

          o    the failure to meet certain requirements for the release of escrows;

          o    the occurrence of casualties or natural disasters; and

          o    economic, demographic, tax, legal or other factors.

          A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

          Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

          Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

          See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans.
No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

                                      S-47

          In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

          The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a)
you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

          To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

          You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be

                                      S-48

contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

          Midland Loan Services, Inc., the initial master servicer, is an affiliate of PNC Bank National Association, one of the mortgage loan sellers.
This affiliation could cause a conflict with that master servicer's duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction.

          A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

          The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates.
The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

          In addition, in connection with the servicing of the specially serviced mortgage loans (other than, in four cases involving loan combinations
(see "Summary of Prospectus Supplement--Relevant Parties--The Loan Combination
Controlling Parties"), prior to the occurrence of certain "change of control"
events with respect to the related B-note non-trust loans included therein), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of a B-note non-trust loan or its designee (prior to the occurrence of a
"change of control" event with respect to that B-note non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the B-note non-trust loans have par purchase options and, in some cases, cure rights with respect to the related A-note mortgage loans that will be the assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination. See "Description of the Mortgage
Pool--The Loan Combinations and "Servicing of the Mortgage Loans--The
Controlling Class Representative and the Loan Combination Controlling Parties"
in this prospectus supplement.

          The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the B-Note non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holders of the B-Note non-trust loans may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

                                      S-49

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

          The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

          Ninety-four (94) of the mortgaged real properties, which represent security for approximately 32.82% of the initial mortgage pool balance and approximately 36.40% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

          For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

          Fifty-seven (57) of the mortgaged real properties, which represent security for approximately 31.11% of the initial mortgage pool balance and approximately 34.49% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

          For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties".

          In the case of eight (8) mortgage loans (loan numbers 36, 62, 65, 103,
131, 216, 225 and 242), which represent approximately 1.64% of the initial mortgage pool balance and approximately 1.82% of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various
Types of Income-Producing Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates and Each Type of Income-Producing Property May
Present Special Risks as Collateral for a Loan--Health Care Related Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

          Thirty-three (33) of the mortgaged real properties, which represent security for approximately 12.73% of the initial mortgage pool balance and approximately 14.12% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties. In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

                                      S-50

          For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties
May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each
Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

          Forty-eight (48) of the mortgaged real properties, which represent security for approximately 10.88% of the initial mortgage pool balance (four (4)
properties securing mortgage loans in loan group 1, representing approximately
1.53% of the initial loan group 1 balance, and 44 properties securing mortgage loans in loan group 2, representing approximately 96.66% of the initial loan group 2 balance) are fee and/or leasehold interests in multifamily properties.
Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

          For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties
May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each
Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

          Twenty-seven (27) of the mortgaged real properties, which represent security for approximately 6.25% of the initial mortgage pool balance and approximately 6.93% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

          For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties
May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each
Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

          Nineteen (19) of the mortgaged real properties, which represent security for approximately 1.66% of the initial mortgage pool balance and approximately 1.84% of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

          For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties
May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each
Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

          Five (5) of the mortgaged real properties, which represent security for approximately 0.52% of the initial mortgage pool balance (comprised of three
(3) mortgage loans in loan group 1, representing approximately 0.21% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 3.34% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community

                                      S-51

properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

          For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks".

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP AND COOPERATIVELY OWNED PROPERTIES

          Five (5) mortgage loans (loan numbers 111, 121, 170, 179 and 234), representing in the aggregate approximately 0.75% of the initial mortgage pool balance and approximately 0.83% of the initial loan group 1 balance, are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

          The mortgage loans are secured by mortgage liens on fee and/or leasehold (which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties.
This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

          o    the successful operation and value of the mortgaged real
               property; and

          o    the related borrower's ability to sell or refinance the mortgaged real property.

          See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

          The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, the certificate administrator or any of their respective affiliates or any other person or entity.

          All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect

                                      S-52

the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

          Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established.
We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

          The borrower under certain of the mortgage loans (for example, loan numbers 88, 126, 129, 163, 165, 183, 199 and 220) has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

          In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

          In the case of 144 mortgaged real properties, securing approximately
47.65% of the initial mortgage pool balance and approximately 52.84% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of
94 of those properties, securing approximately 28.09% of the initial mortgage pool balance and approximately 31.15% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of 55 mortgaged real properties, securing approximately 15.91% of the initial mortgage pool balance and approximately 17.64% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property.

                                      S-53

Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see
Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

          The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

          In the case of one (1) mortgaged real property (identified by number
4.10), representing approximately 0.16% of the initial mortgage pool balance and approximately 0.18% of the initial loan group 1 balance, one of the tenants,
Winn-Dixie, is currently subject to bankruptcy proceedings.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

          The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

          o    space in the mortgaged real properties could not be leased or re-leased;

          o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

          o    tenants were unwilling or unable to meet their lease obligations;

          o    a significant tenant were to become a debtor in a bankruptcy case; or

          o    rental payments could not be collected for any other reason.

          Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. For example, with respect to one (1) mortgage loan (loan number 13), representing approximately 1.31% of the initial mortgage pool balance and approximately 1.45%
of the initial loan group 1 balance, the sole tenant at the mortgaged real property has the right to reduce the space leased or terminate the lease in its entirety on 120 days' prior written notice. Failure by the borrower to relet the vacated space may have a material adverse impact on the borrower's ability to meet its obligation under the terms of the mortgage loan documents.
Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying

                                      S-54

percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

          Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

          Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower (for example, loan numbers 62, 65, 70,
127, 165, 199 and 225). In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

          If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

          Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received (or in the future may receive) low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

                                      S-55

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

          Mortgaged real properties located in Texas, Georgia, California,
Florida, Arizona, Indiana and Louisiana will represent approximately 11.31%,
10.23%, 9.21%, 8.66%, 5.89%, 5.66% and 5.30%, respectively, by allocated loan amount, of the initial mortgage pool balance; mortgaged real properties located in Texas, California, Florida, Georgia, Louisiana, Indiana and Arizona will represent approximately 10.58%, 9.95%, 9.60%, 9.44%, 5.87%, 5.71% and 5.51%,
respectively, of the initial loan group 1 balance; and mortgaged real properties located in Texas, Georgia, Arizona, Oklahoma, Ohio, Tennessee and Indiana will represent approximately 18.06%, 17.51%, 9.38%, 7.94%, 6.26%, 5.29%, and 5.21%,
respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "--Impact of Recent Hurricane Activity May
Adversely Affect the Performance of Mortgage Loans" and "-- Certain
State-Specific Considerations" below and "Risk Factors--Geographic Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
MORTGAGE LOANS.

          The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama,
Texas and Florida in the months of August, September and October 2005, may have an adverse economic impact on certain of the mortgaged real properties.
Sixty-two mortgaged properties, representing security for approximately 25.56%
of the initial mortgage pool balance (comprised of 56 mortgaged properties securing mortgage loans in loan group 1, representing approximately 26.19% of the initial loan group 1 balance, and six (6) mortgaged properties securing mortgage loans in loan group 2, representing approximately 19.77% of the initial loan group 2 balance), are secured by mortgaged real properties located in
Louisiana, Mississippi, Alabama, Texas and Florida. Although it is too soon to assess the full impact of Hurricanes Katrina, Rita and Wilma on the United
States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by these hurricanes (in particular, Hurricanes Katrina and Rita) suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas located in close proximity to the areas directly affected by the hurricane storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-Hurricane levels or that the costs of clean-up will not have a material adverse effect on the local, regional or national economies.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

          239 of the mortgage loans, representing approximately 96.52% of the initial mortgage pool balance (198 mortgage loans in loan group 1, representing approximately 96.14% of the initial loan group 1 balance, and 41 mortgage loans in loan group 2, representing approximately 100.00% of the initial loan group 2 balance), are balloon loans that will each have a substantial remaining principal balance at their stated maturity dates. In addition, four (4) mortgage loans, representing approximately 3.43% of the initial mortgage pool balance and approximately 3.80% of the initial loan group 1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the

                                      S-56

mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

          o    the value of the related mortgaged real property;

          o    the level of available mortgage interest rates at the time of sale or refinancing;

          o    the borrower's equity in the mortgaged real property;

          o    the financial condition and operating history of the borrower and the mortgaged real property,

          o    tax laws;

          o    prevailing general and regional economic conditions;

          o    the fair market value of the related mortgaged real property;

          o    reductions in applicable government assistance/rent subsidy programs; and

          o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

          Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Mortgage Loans" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

          The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

          o    The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 6.49% of the initial mortgage pool balance. The largest mortgage loan or group of
               cross-collateralized mortgage loans in loan group 1 represents approximately 7.20% of the initial loan group 1 balance, and the largest mortgage loan in loan group 2 represents approximately
               9.26% of the initial loan group 2 balance.

          o    The five (5) largest mortgage loans and groups of
               cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 23.88% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 26.49% of the initial loan group
               1 balance, and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 31.52% of the initial loan group 2 balance.

          o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 35.34% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of
               cross-collateralized mortgage loans in loan group 1 represent approximately 39.20% of the initial loan group 1 balance, and the
               10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 53.41% of the initial loan group 2 balance.

                                      S-57

          See "Description of the Mortgage Pool--General",
"--Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant
Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan
Concentration Within a Trust Exposes Investors to Greater Risk of Default and
Loss" in the accompanying base prospectus.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A SUBORDINATE
COMPANION LOANS THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

          Five (5) mortgage loans (loan numbers 1, 2, 11, 18 and 100), which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as North Point Mall, Mall of Louisiana, 633 17th Street,
The Suites at Mainsail Village and Capitol Hill Project, respectively, representing approximately 14.21% of the initial mortgage pool balance and approximately 15.75% of the initial loan group 1 balance, are each one of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The other loan in each of these loan combinations will not be included as assets of the issuing entity.

          As described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the holders of the loans making up the related loan combination have entered into intercreditor arrangements, which include provisions to the following effect--

          o    in the case of each loan combination other than the Capitol Hill
               Project loan combination, the holder of the related B-note non-trust loan (in each case, for so long as the related B-Note loan has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the related loan combination allocable thereto, that is generally equal to or greater than 25%, as applicable depending on the related loan combination involved, of its original or outstanding principal balance, without taking into account any appraisal reduction amount or a designee thereof, will have the right, in lieu of the controlling class representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the related loan combinations to which they relate and the related mortgaged real properties;

          o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the related mortgage loan that will be included in the assets of the issuing entity, the holder of the related B-note non-trust loan has the right to purchase the related mortgage loan that will be included in the assets of the issuing entity at the purchase price set forth in the related intercreditor agreement; and

          o    in the case of each loan combination other than the Capitol Hill
               Project loan combination, the holder of the related B-note non-trust loan has cure rights with respect to the related mortgage loan that will be included in the assets of the issuing entity.

          In connection with exercising any of the foregoing rights, the holder of a B-note non-trust loan may have interests that conflict with your interests.

          See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

          In the case of 14 mortgaged real properties (identified by loan numbers 3, 4.01, 4.05, 5, 11, 16, 39.02, 40.03, 49, 81, 93, 119, 125 and 202),
representing approximately 13.42% of the initial mortgage pool balance and approximately 14.88% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related

                                      S-58

borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease.
In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

          Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

          In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

          In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. In the case of one (1) mortgage loan (loan number 129), representing approximately 0.19% of the initial mortgage pool balance and approximately 0.21% of the initial loan group 1 balance, respectively, a declaration of restrictions prohibits the current use of the mortgaged real property. While injunctive relief is not available, the related borrower could be liable for money damages for the violation of this restriction. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

          Five (5) mortgage loans, which represent approximately 14.21% of the initial mortgage pool balance and approximately 15.75% of the initial loan group
1 balance, are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that

                                      S-59

we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

          In the case of one (1) mortgage loan, which represents approximately
0.38% of the initial mortgage pool balance and approximately 3.91% of the initial loan group 2 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

          Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

          In the case of 22 of the mortgage loans, representing approximately
24.11% of the initial mortgage pool balance (18 mortgage loans in loan group 1, representing approximately 23.96% of the initial loan group 1 balance, and four
(4) mortgage loans in loan group 2, representing approximately 25.49% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

          Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

          The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

          We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

          Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners'
economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

                                      S-60

          When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

          Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

          In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

          A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                                      S-61

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

          Twenty-six (26) separate groups of mortgage loans, representing approximately 40.18% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

          o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

          o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

          See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

          In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. See "Risk Factors--Repayment of a Commercial or Multifamily
Mortgage Loan Depends upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance", "--Borrower
Concentration Within a Trust Exposes Investors to Greater Risk of Default and
Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
Mortgage Loan Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

          We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

          Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Industrial Facilities are Subject to Unique Risks

                                      S-62

Which May Reduce Payments on Your Certificates", "--Self Storage Facilities are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" and
"--Manufactured Housing Community Properties, Mobile Home Parks and Recreational
Vehicle Parks are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

          The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

          If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

          o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

          o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

          o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

          o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

          A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

          In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

          We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

          See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and

                                      S-63

Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

          Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

          o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

          o    the general condition of the site, buildings and other
               improvements located at each property.

          The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

          Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

          The mortgage pool will include 33 mortgage loans, representing approximately 16.97% of the initial mortgage pool balance (29 mortgage loans in loan group 1, representing approximately 17.99% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
7.67% of the initial loan group 2 balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted

                                      S-64

with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.
These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate
Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

          Twenty-five (25) of the mortgage loans referred to in the preceding paragraph, representing approximately 13.59% of the initial mortgage pool balance (23 mortgage loans in loan group 1, representing approximately 14.86% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 1.89% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

          o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

          o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness
               represented by the other cross-collateralized loans, receive
               "fair consideration" or "reasonably equivalent value" for
               pledging such mortgaged real property for the equal benefit of the other related borrowers.

          We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

          Eight (8) mortgage loans, representing approximately 9.45% of the initial mortgage pool balance and approximately 10.48% of the initial loan group
1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

          The borrowers under two (2) of the mortgage loans (loan numbers 104 and 175), representing in aggregate approximately 0.38% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing 0.29% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing

                                      S-65

1.22% of the initial loan group 2 balance), are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

          Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

          o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of
               operating an ongoing business; and

          o    individuals that have personal liabilities unrelated to the property.

          However, any borrower, even an entity structured to be
bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

          With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

          Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

          Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

          In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

                                      S-66

TENANCIES IN COMMON MAY HINDER RECOVERY

          Twenty-two (22) of the mortgage loans (loan numbers 3, 9, 11, 25, 31,
32, 41, 44, 49, 50, 58, 60, 64, 72, 84, 87, 98, 138, 154, 155, 174 and 195),
representing approximately 16.33% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 15.58% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 23.21% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

          The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

          The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

          Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

          Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere

                                      S-67

with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

          Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

          As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          Certain of the mortgage loans, for example loan number 235, have a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

          From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

          In the case of three (3) mortgage loans (loan numbers 9, 11 and 31), which are secured by the mortgaged real properties identified on Annex A-1 as
Gateway One, 633 17th Street and Doral Court, respectively, and representing approximately 4.30% of the initial mortgage pool balance and approximately 4.77%
of the initial loan group 1 balance, the sponsor is Triple Net Properties, LLC
("Triple Net") and the property manager for the related mortgaged real properties is its affiliate, Triple Net Properties Realty, Inc. Triple Net has advised the related loan sellers that the SEC has opened an investigation regarding certain of Triple Net's activities. Filings with the SEC for public companies advised or managed by Triple Net have disclosed that the SEC has requested information relating to disclosure in public and private securities offerings sponsored by Triple Net and its affiliated entities. In addition, the
SEC has requested financial and other information regarding such Triple Net securities offerings and the disclosures in the related offering documents.

          Recent filings with the SEC for public companies advised or managed by
Triple Net have indicated that Triple Net has determined that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple
Net, contained certain errors, including the following: (i) the prior performance tables included in the offering documents were stated to be presented in accordance with generally accepted accounting principals but generally were not, (ii) a

                                      S-68

number of the prior performance date figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple Net, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net's program and aggregate portfolio-operating results.
We cannot assure you that the investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of Triple Net. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

          In the case of one (1) mortgage loan (loan number 8), which is secured by the mortgaged real property identified on Annex A-1 as Copperwood Village
Shopping Center, representing approximately 2.15% of the initial mortgaged pool balance, the local municipality issued a preliminary plan of condemnation for a public street widening affecting the related mortgaged property. The preliminary plan (i) has met with community opposition, (ii) is subject to change, (iii) has not been funded and (iv) is currently on hold. If the street widening occurs pursuant to the preliminary plan, it will not affect a material portion of the related mortgaged property; however, the preliminary plan is subject to change in the future.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

          The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

          Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

          Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill

                                      S-69

Lynch Mortgage Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

          Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

          Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

          The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently
35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state

                                      S-70

or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

          Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

          o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

          o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

          o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

          Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

          All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. See
"--Impact of Recent Hurricane Activity May Adversely Affect the Performance of
Mortgage Loans" above.

          Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

          After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the
Terrorism Risk Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a

                                      S-71

percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the
TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April
2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The TRIA Extension Act will expire on December 31,
2007. The TRIA Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act.
Moreover, the TRIA Extension Act's deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims.
Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

          We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

          Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

          o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          o    such insurance is not available at any rate.

          If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

          If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope

                                      S-72

of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

          Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

          With respect to three (3) mortgage loans (loan numbers 129, 208 and
220), representing approximately 0.34% of the initial mortgage pool balance and approximately 0.38% of the initial loan group 1 balance, the requirement that the borrower maintain insurance against terrorist acts has been waived.

          Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

          IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying base prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-73

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          We intend to include the 244 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,489,838,695. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

          For purposes of making distributions with respect to the class A-1,
A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates, as described under "Description of the Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 203 mortgage loans, representing approximately 90.17% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 41 mortgage loans, representing approximately 9.83% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties (representing approximately 87.30%, by balance, of all the mortgage loans secured by multifamily properties and 63.12%, by balance, of the mortgage loans secured by manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

          The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $995,888 to $161,668,201 and the average of those cut-off date principal balances is $10,204,257; the cut-off date principal balances of the mortgage loans in loan group 1 range from $995,888 to $161,668,201, and the average of those cut-off date principal balances is $11,060,066; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,200,000 to $22,650,000, and the average of those cut-off date principal balances is $5,966,956.

          When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

          Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

          You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

                                      S-74

          We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

          o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

          o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no
               prepayments occur prior to the cut-off date;

          o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex
               A-1 to this prospectus supplement;

          o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the
               percentages are based upon the cut-off date principal balances of the subject mortgage loans;

          o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal
               balances of the related mortgage loans;

          o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real
               properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real
               properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

          o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related B-Note Non-Trust Loan;

          o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

          o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

          o    when a mortgage loan is identified by loan number, we are
               referring to the loan number indicated for that mortgage loan on
               Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

          The mortgage loans that will constitute the primary assets of the trust fund will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

                                      S-75

          LaSalle Bank National Association originated or acquired 142 of the mortgage loans to be included in the trust fund, representing approximately
49.08% of the initial mortgage pool balance (comprised of 121 mortgage loans in loan group 1, representing approximately 49.15% of the initial loan group 1 balance, and 21 mortgage loans in loan group 2, representing approximately
48.48% of the initial loan group 2 balance).

          Merrill Lynch Mortgage Lending, Inc. originated or acquired 44 of the mortgage loans to be included in the trust fund, representing approximately
33.97% of the initial mortgage pool balance (comprised of 38 mortgage loans in loan group 1, representing approximately 35.58% of the initial loan group 1 balance, and six (6) mortgage loans in loan group 2, representing approximately
19.26% of the initial loan group 2 balance).

          PNC Bank, National Association originated or acquired 32 of the mortgage loans to be included in the trust fund, representing approximately
11.14% of the initial mortgage pool balance (comprised of 22 mortgage loans in loan group 1, representing approximately 9.76% of the initial loan group 1 balance, and 10 mortgage loans in loan group 2, representing approximately
23.80% of the initial loan group 2 balance).

          Artesia Mortgage Capital Corporation originated or acquired 26 of the mortgage loans to be included in the trust fund, representing approximately
5.80% of the initial mortgage pool balance (comprised of 22 mortgage loans in loan group 1, representing approximately 5.51% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
8.46% of the initial loan group 2 balance).

          In the case of one (1) of the mortgage loans referred to in the preceding sentence (loan number 154), an employee of Artesia Mortgage Capital
Corporation owns a minority interest in the related borrower.

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

          The mortgage pool will include 33 mortgage loans, representing approximately 16.97% of the initial mortgage pool balance (29 mortgage loans in loan group 1, representing approximately 17.99% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
7.67% of the initial loan group 2 balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

          Eleven (11) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

          o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%
               (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

          o    the satisfaction of certain criteria set forth in the related loan documents;

          o    the satisfaction of certain leasing goals or other performance tests;

                                      S-76

          o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as
               collateral; and/or

          o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

          For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

          The table below shows each group of mortgaged real properties that:

          o    are owned by the same or affiliated borrowers; and

          o    secure in total two or more mortgage loans that are not
               cross-collateralized and that represent in the aggregate at least
               1.0% of the initial mortgage pool balance.

                                                      NUMBER OF STATES         AGGREGATE       % OF INITIAL
                                                    WHERE THE PROPERTIES      CUT-OFF DATE       MORTGAGE
GROUP                 PROPERTY NAMES                   ARE LOCATED(1)      PRINCIPAL BALANCE   POOL BALANCE
-----   -----------------------------------------   --------------------   -----------------   ------------

  1     North Point Mall                                                       161,668,201          6.5%
        Mall of Louisiana                                     2                120,000,000          4.8%
                                                                              ------------         ----
        TOTAL                                                                 $281,668,201         11.3%
                                                                              ============         ----
  2     Chase Tower                                           2                116,000,000          4.7%
        Cerritos Corporate Center                                               95,000,000          3.8%
                                                                              ------------         ----
        TOTAL                                                                 $211,000,000          8.5%
                                                                              ============         ----
  3     Gateway One                                           3                 50,000,000          2.0%
        633 17th Street                                                         37,500,000          1.5%
        Doral Court                                                             19,640,000          0.8%
                                                                              ------------         ----
        TOTAL                                                                 $107,140,000          4.3%
                                                                              ============         ----
  4     University Park                                       1                 30,000,000          1.2%
        University Place                                                        25,000,000          1.0%
        University Park Plaza I                                                 23,000,000          0.9%
                                                                              ------------         ----
        TOTAL                                                                 $ 78,000,000          3.1%
                                                                              ============         ----
  5     Inland Triangle Center                                5                 23,600,000          0.9%
        Inland Southwest Crossing Shopping Center                               14,691,000          0.6%
        Inland Crosswell-Cypress                                                 9,847,100          0.4%
        Inland Hartford Insurance                                                9,613,703          0.4%
        Inland Target South Center                                               7,257,000          0.3%
        Inland Diebold Warehouse                                                 7,240,480          0.3%
        Inland CVS Cave Creek                                                    3,668,000          0.1%
                                                                              ------------         ----
        TOTAL                                                                 $ 75,917,283          3.0%
                                                                              ============         ----
  6     Wachovia Center                                       2                 14,500,000          0.6%
        Southfield Office Building                                              13,400,000          0.5%
                                                                              ------------         ----
        TOTAL                                                                 $ 27,900,000          1.1%
                                                                              ============         ----

----------
(1)  Total represents number of states where properties within the subject group are located.

                                      S-77

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

          Due Dates. Two hundred eighteen (218) of the mortgage loans, representing approximately 94.20% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month.
Twenty-six (26) of the mortgage loans, representing approximately 5.80% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eleventh day of each month. No mortgage loan has a grace period that extends payments beyond the seventh day of any calendar month.

          Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

          The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.8300% per annum to 7.1580% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.6907%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.8300% to 7.1580% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.6735% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.2300%
to 6.5100% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8493% per annum.

          Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

          Two hundred thirty-seven (237) of the mortgage loans, representing approximately 96.95% of the initial mortgage pool balance (196 mortgage loans in loan group 1, representing approximately 96.62% of the initial loan group 1 balance, and 41 mortgage loans in loan group 2, representing approximately
100.00% of the initial loan group 2 balance), will accrue interest on an
Actual/360 Basis. Seven (7) of the mortgage loans, representing approximately
3.05% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 3.38% of the initial loan group 1 balance)
will accrue interest on a 30/360 Basis.

          Partial Interest-Only Balloon Loans. Seventy-one (71) of the mortgage loans, representing approximately 40.29% of the initial mortgage pool balance
(59 mortgage loans in loan group 1, representing approximately 40.16% of the initial loan group 1 balance, and 12 mortgage loans in loan group 2, representing approximately 41.54% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

          In the case of one (1) mortgage loan (loan number 12), which is secured by the mortgaged real property identified on Annex A-1 as 1990M Street, the related loan documents provide for interest-only payments for an initial period of 5 years, after which the related borrower is required to make monthly debt service payments of interest and principal in accordance with an amortization schedule. However, if during any period commencing upon the giving by the lender of a notice to the entity acting as a clearing account bank with respect to the subject mortgage loan that (i) an event of default has occurred,
(ii) a voluntary or involuntary bankruptcy proceeding has commenced against the related borrower or the property manager, or (iii) the debt service coverage ratio of the mortgage loan is less than 1.1:1.0, there are insufficient funds in the related debt service reserve to pay the required principal payment in any given month, such failure will not be an event of default under the mortgage

                                      S-78

loan documents and the unpaid principal amount in such month will be deferred and will be added to the required principal payment due in the subsequent month.

          Interest-Only Balloon Loans. Thirteen (13) of the mortgage loans, representing approximately 13.19% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 14.09% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 4.91% of the initial loan group 2 balance) require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

          Amortizing Balloon Loans. One hundred fifty-five (155) of the mortgage loans, representing approximately 43.04% of the initial mortgage pool balance
(127 mortgage loans in loan group 1, representing approximately 41.89% of the initial loan group 1 balance, and 28 mortgage loans in loan group 2, representing approximately 53.55% of the initial loan group 2 balance), are characterized by--

          o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

          o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

          These 155 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" above and
"--Interest-Only Balloon and ARD Loans" below.

          ARD Loans. Four (4) of the mortgage loans, representing approximately
3.43% of the initial mortgage pool balance and approximately 3.80% of the initial loan group 1 balance, are characterized by the following features:

          o    a maturity date that is more than 20 years following origination;

          o    the designation of an anticipated repayment date that is
               generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

          o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

          o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

          o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

          o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated
               repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

          o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated

                                      S-79

               amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

          Two (2) of the above-identified four (4) ARD loans, representing approximately 1.12% of the initial mortgage pool balance and approximately 1.24%
of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

          As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

          In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

          Any amount received in respect of additional interest payable on the
ARD Loans will be distributed to the holders of the class Z certificates.
Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

          Fully Amortizing Loans. One (1) of the mortgage loans, representing approximately 0.05% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing approximately 0.06% of the initial loan group 1 balance), is characterized by--

          o    constant monthly debt service payments throughout the substantial term of the mortgage loan; and

          o    amortization schedules that are approximately equal to the actual terms of the mortgage loan.

          This fully amortizing loan has neither--

          o    an anticipated repayment date; nor

          o    the associated repayment incentives.

          Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

          Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

          o    a prepayment consideration period during which voluntary
               prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment
               consideration; or

                                      S-80

          o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

          All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 23 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

          The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement. A prepayment profile of the mortgage pool is contained in Annex A-6.

          As described below under "--Defeasance Loans", most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

          Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of 242 of the mortgage loans, representing approximately 92.00% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 96 months (approximately 94 months for the mortgage loans in loan group 1 and approximately 106 months for the mortgage loans in loan group 2). In the case of two (2) mortgage loans (loan numbers 3 and 6), representing in the aggregate approximately 8.00% of the initial mortgage pool balance, the related borrower may prepay the mortgage loan on any payment date with the payment of yield maintenance amount or a prepayment penalty.

          In the case of one (1) mortgage loan (loan number 6), which represents approximately 3.34% of the initial mortgage pool balance and approximately 3.70%
of the initial loan group 1 balance, the related loan documents provide for an initial period during which the mortgage loan may be prepaid along with the payment of a yield maintenance amount, which period is then followed by a defeasance period, during which the borrower may defease, but not repay, the related mortgage loan.

          Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage
Loans--Options and Other Purchase Rights May Affect Value or Hinder Recovery
with Respect to the Mortgaged Real Properties", "--Terms and Conditions of the
Mortgage Loans--Other Prepayment Provisions" and "--Mortgage Loans Which May
Require Principal Paydowns" below.

          Prepayment Consideration. Twenty-seven (27) of the mortgage loans, representing approximately 16.42% of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 16.70% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 13.81% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

          Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--

                                      S-81

Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance Charges or Defeasance
Provisions May Not Fully Protect Against Prepayment Risk" in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your
Offered Certificates May Be Challenged As Being Unenforceable--Prepayment
Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the accompanying base prospectus.

          Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

          Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

          Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

          Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

          o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

          o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable", "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

                                      S-82

          Many of the mortgage loans permit one or more of the following types of transfers:

          o    transfers of the corresponding mortgaged real property if
               specified conditions are satisfied, which conditions normally include one or both of the following--

               1.   confirmation by each applicable rating agency that the
                    transfer will not result in a qualification, downgrade or
                    withdrawal of any of its then-current ratings of the
                    certificates; or

               2.   the reasonable acceptability of the transferee to the
                    lender;

          o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

          o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

          o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or
               standards specified in the related loan documents;

          o    a transfer of non-controlling ownership interests in the related borrower;

          o    a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

          o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

          o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

          o    a transfer of ownership interests for estate planning purposes;

          o    changes in ownership between existing partners and members of the related borrower;

          o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

          o    transfers of shares in a publicly held corporation or in
               connection with the initial public offering of a private company;
               or

          o    other transfers similar in nature to the foregoing.

          Mortgage Loans Which May Require Principal Paydowns. Six (6) mortgage loans (loan numbers 5, 67, 77, 80, 122 and 125), representing approximately
5.34% of the initial mortgage pool balance and approximately 5.92% of the initial loan group 1 balance, are secured by letters of credit or cash reserves that in each such case:

          o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

          o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                      S-83

          The total amount of the letters of credit and/or cash reserves was
$1,878,922 as determined based on the balances of each letter of credit and/or cash reserve at the time of the closing of each of those mortgage loans.

          See also "--Other Prepayment Provisions" above.

          Defeasance Loans. Two hundred eighteen (218) mortgage loans, representing approximately 86.92% of the initial mortgage pool balance (182 mortgage loans in loan group 1, representing approximately 87.00% of the initial loan group 1 balance and 36 mortgage loans in loan group 2, representing approximately 86.19% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See
"--Prepayment Lock-out Periods" in this prospectus supplement.

          Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

          o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

          o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

          For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

          If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. Eleven (11) mortgage loans, representing approximately 12.64% of the initial mortgage pool balance (10 mortgage loans in loan group 1, representing approximately 13.46% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 5.07% of the initial loan group 2 balance, permit the partial release of collateral in connection with partial defeasance.

          In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

          None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

                                      S-84

          See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance.

          Property Substitutions.

          In the case of one (1) mortgage loan (loan number 4), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Galileo NXL Retail Portfolio 4, representing approximately 4.10% of the initial mortgage pool balance and approximately 4.54% of the initial loan group
1 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

          o    delivery to the lender of an appraisal indicating a fair market value of the substitute property that will result in a
               loan-to-value ratio based upon the allocated loan amount for the release property less than the lesser of (i) 72.8% and (ii) the loan-to-value ratio for the release property based upon that appraisal and the allocated loan amount for the release property;

          o    after giving effect to the substitution, the debt service
               coverage ratio of the mortgage loan is at least equal to the greater of (i) the debt service coverage ratio for the mortgage loan for the 12-month period immediately preceding the
               substitution and (ii) 1.81:1;

          o    the net operating income, as determined by the lender, for the substitute property will equal or exceed the net operating income, as determined by the lender, for the release property for the 12-month period immediately preceding the date of property substitution; and

          o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification,
               downgrade or withdrawal of any of the then current ratings of the certificates.

          In the case of one (1) mortgage loan (loan number 6), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Ashford Hotel Portfolio 7, representing approximately 3.34% of the initial mortgage pool balance and approximately 3.70% of the initial loan group
1 balance, the related borrowers may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

          o    the allocated loan amount with respect to the property to be replaced, plus the allocated loan amounts with respect to all individual properties previously or simultaneously replaced, must be less than 50% of the then-current principal balance of the mortgage loan;

          o    after giving effect to the substitution, the debt service
               coverage ratio of the loan is at least equal to the greater of
               (i) the debt service coverage ratio for the loan for the 12-month period immediately preceding the substitution and (ii) 1.63:1;

          o    the net operating income, as determined by the lender, for the substitute property will equal or exceed the net operating income, as determined by the lender, for the release property for the 12-month period immediately preceding the date of property substitution; and

          o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification,
               downgrade or withdrawal of any of the then current ratings of the certificates.

                                      S-85

          In the case of two (2) mortgage loans (loan numbers 54 and 61), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as IAC Goose Island Industrial Portfolio and IAC DHL
Distribution Center, representing approximately 0.96% of the initial mortgage pool balance and approximately 1.06% of the initial loan group 1 balance, the related borrowers may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, including, without limitation:

          o    delivery to lender of an appraisal for the substituted property and the released property;

          o    the loan to value of the substituted property must not be greater than the lesser of (i) the loan to value ratio of the released property on the date of closing of the mortgage loan and (ii) the loan to value ratio of the released property immediately prior to the date of the substitution;

          o    the ratio of net underwritable cash flow from the substituted property to the aggregate debt service payments for a specific period of time must not be less than the greater of (i) such ratio for the released property on the date of the closing of the mortgage loan and (ii) such ratio for the released property on the date immediately preceding the date of the substitution;

          o    the net underwritable cash flow for the substituted property does not show a downward trend over the three (3) consecutive years immediately preceding the date of substitution; and

          o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification,
               downgrade or withdrawal of any of the then current ratings of the certificates.

          In the case of certain mortgage loans, including loan numbers 1 and 2, representing 11.31% of the initial mortgage pool balance and 12.55% of the initial loan group 1 balance, the related borrower may substitute a vacant, non-income-producing and/or unimproved portion of the related mortgaged real property with a an equivalent parcel of real property subject to the satisfaction of conditions set forth in the related loan documents.

          Property Releases.

          In the case of one (1) mortgage loan (loan number 84), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Metro Retail/RDR Portfolio, representing approximately 0.34% of the initial mortgage pool balance and approximately 0.37% of the initial loan group 1 balance, after the earlier of (i) five (5) years from the closing of the related loan or (ii) two (2) years from the date of issuance of the certificates, the related loan documents permit single or multiple parcels of the related mortgaged real property to be released from the lien of the related mortgage upon satisfaction of certain conditions including:

          o    payment of a prepayment penalty;

          o    payment of a release price that may range from 125% to 150% of the allocated loan amount for the release parcel; and

          o    after giving effect to the release, the debt service coverage ratio for the property remaining subject to the related mortgage shall be at least equal to 1.25:1.

          In the case of one (1) mortgage loan (loan number 8), which is secured by the mortgaged real property identified on Annex A-1 as Copperwood Village
Shopping Center, representing approximately 2.15% of the initial mortgage pool balance and approximately 2.38% of the initial loan group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the related mortgage upon satisfaction of certain conditions including:

          o    payment of a prepayment penalty;

          o    payment of a release price in the amount of $3,680,000;

                                      S-86

          o    after giving effect to the release, the debt service coverage ratio for the property remaining subject to the related mortgage shall be at least equal to 1.15:1; and

          o    after giving effect to the release, the loan-to-value ratio for the property remaining subject to the related mortgage shall be equal to or less than 75%.

          In the case of three (3) mortgage loans (loan numbers 14, 15 and 16), representing approximately 1.27% of the initial mortgage pool balance and approximately 1.41% of the initial loan group 1 balance, borrower may obtain a partial release of a portion of the related mortgage property subject to the satisfaction of certain conditions, including, without limitation:

          o    The released property may only be conveyed to an entity other than borrower and in which borrower owns no interest and is otherwise not affiliated with borrower;

          o    Receipt of written confirmation from the rating agencies that the proposed release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the
               certificates; and

          o    In addition to the foregoing requirements, borrower shall also comply with either of the following:

               (A) Payment at Par. If borrower chooses to pay, in connection with the partial release, the Prepayment Consideration and the outstanding principal balance of the mortgage loan, borrower shall provide evidence reasonably acceptable to lender that after giving effect to the partial release
(1) the loan to value (the "LTV") of the other properties (that have not been previously released by lender), in the aggregate, shall not exceed the lesser of
(A) fifty-three and one hundredths percent (53.1%) in the aggregate, and (B) the
LTV for the other properties (that have not been previously released by lender), in the aggregate, immediately preceding the partial release, as determined by the lender based upon an "as-is" value as set forth in a new appraisal to be obtained and paid for by borrower for each of the other properties that have not been previously released by lender (each such appraisal shall be prepared by an
MAI certified appraisal and performed in accordance with FIRREA and lender's standard appraisal requirements), and (2) the actual debt service coverage ratio for the other properties (that have not been previously released by lender), in the aggregate, shall be equal to or greater than the greater of (A) 2.38:1:00 or
(B) the actual debt service coverage ratio for the other properties (that have not been previously released by lender, in the aggregate, as of the date immediately preceding the date of such partial release; or

               (B) Payment at 115%. If borrower chooses to pay, in connection with the partial release, the Prepayment Consideration and the Adjusted Loan
Amount, borrower shall provide evidence reasonably acceptable to lender that after giving effect to the partial release (1) the LTV of the other properties
(that have not been previously released by lender), in the aggregate, shall not exceed the lesser of (A) fifty-eight and one one hundredths percent (58.1%) in the aggregate, and (B) the LTV for the other properties (that have not been previously released by lender), in the aggregate, immediately preceding the partial release, as determined by lender based upon an "as-is" value as set forth in a new appraisal to be obtained and paid for by borrower for each of the other properties that have not been previously released (each such appraisal shall be prepared by an MAI certified appraisal and performed in accordance with
FIRREA and lender's standard appraisal requirements), and (2) the actual debt service coverage ratio for the other properties (that have not been previously released by lender, in the aggregate, shall be equal to or greater than the greater of (A) 2.48:1.00 or (B) the actual debt service coverage ratio for the other properties (that have not been previously released by lender), in the aggregate, as of the date immediately preceding the date of such partial release.

          All amounts received by lender (excluding the Prepayment
Consideration) in excess of the then outstanding principal balance of the mortgage loan, shall be applied by lender on a pro-rata basis towards a reduction in the then outstanding principal balance of each other note, which is still outstanding at such time and

                                      S-87

shall be subject to a payment of a Prepayment Consideration in connection with such partial prepayment of each other note.

          "Adjusted Loan Amount" shall mean one hundred fifteen percent (115%)
of the mortgage loan.

          "Prepayment Consideration" means an amount equal to the greater of (A)
one percent (1%) of the outstanding principal balance of the mortgage loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest including, but not limited to, principal and interest due on the maturity date of the mortgage loan (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the yield on a U.S.
treasury security that has the most closely corresponding maturity date to the maturity date or anticipated repayment date of the mortgage loan), over (2) the outstanding principal amount of the mortgage loan.

          Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

          General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                      S-88

SIGNIFICANT MORTGAGE LOANS

          The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                   % OF     % OF
                                 NUMBER OF                        INITIAL  INITIAL                         CUT-OFF
                                 MORTGAGE                 % OF     LOAN     LOAN                             DATE
                                  LOANS/                 INITIAL  GROUP 1  GROUP 2                        PRINCIPAL       CUT-OFF
                       MORTGAGE  MORTGAGED CUT-OFF DATE MORTGAGE MORTGAGE MORTGAGE              PROPERTY   BALANCE          DATE
                         LOAN      REAL      PRINCIPAL    POOL     POOL     POOL     PROPERTY     SIZE       PER            LTV
       LOAN NAME        SELLER  PROPERTIES    BALANCE    BALANCE  BALANCE  BALANCE     TYPE    SF/UNIT(1)  SF/UNIT  DSCR   RATIO
---------------------- -------- ---------- ------------ -------- -------- -------- ----------- ---------- --------- ----  -------

North Point Mall(2)     LaSalle    1    1  $161,668,201   6.49%    7.20%    0.00%  Retail       1,038,536  $    156 1.62   48.86
Mall of Louisiana(2)     MLML      1    1  $120,000,000   4.82%    5.34%    0.00%  Retail         382,958  $    313 1.90   36.92
Chase Tower             LaSalle    1    1  $116,000,000   4.66%    5.17%    0.00%  Office       1,057,852  $    110 2.09   64.09
Galileo NXL Retail
   Portfolio 4           MLML      1   12  $102,000,000   4.10%    4.54%    0.00%  Retail       1,403,989  $     73 1.78   70.99
Cerritos Corporate
   Center               LaSalle    1    1  $ 95,000,000   3.82%    4.23%    0.00%  Office         326,535  $    291 1.22   79.83
Ashford Hotel
   Portfolio 7           MLML      1    5  $ 83,075,000   3.34%    3.70%    0.00%  Hospitality        769  $108,030 1.82   74.24
Raintree Corporate
   Center 1 and 2        MLML      1    1  $ 58,958,157   2.37%    2.63%    0.00%  Office         298,865  $    197 1.25   71.90
Copperwood Village
   Shopping Center       MLML      1    1  $ 53,500,000   2.15%    2.38%    0.00%  Retail         350,444  $    153 1.21   72.16
Gateway One               PNC      1    1  $ 50,000,000   2.01%    2.23%    0.00%  Office         409,920  $    122 1.27   74.74
Four Points
   Sheraton-Chelsea      MLML      1    1  $ 39,813,399   1.60%    1.77%    0.00%  Hospitality        158  $251,984 1.48   68.41
                                 ---  ---  ------------  -----    -----     ----   -----------  ---------  -------- ----   -----
TOTAL/WEIGHTED
   AVERAGE............            10   25  $880,014,757  35.34%   39.20%    0.00%                                   1.64X  62.86
                                 ===  ===  ============  =====    =====     ====                                    ====   =====

----------
(1)  Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

(2)  It has been confirmed to us by Fitch and S&P, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

          See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

          General. The mortgage pool will include five (5) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

                                      S-89

          The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                    RELATED          U/W DSCR (NCF) AND CUT-OFF
                   MORTGAGE LOANS THAT ARE                        SUBORDINATE         DATE LOAN-TO-VALUE RATIO
                 PART OF A LOAN COMBINATION                     NON-TRUST LOANS      OF ENTIRE LOAN COMBINATION
------------------------------------------------------------   -----------------   -----------------------------
 MORTGAGED REAL PROPERTY NAME    CUT-OFF DATE   % OF INITIAL
 (AS IDENTIFIED ON ANNEX A-1       PRINCIPAL      MORTGAGE          ORIGINAL       U/W NCF       CUT-OFF DATE
TO THIS PROSPECTUS SUPPLEMENT)      BALANCE     POOL BALANCE   PRINCIPAL BALANCE     DSCR    LOAN-TO-VALUE RATIO
------------------------------   ------------   ------------   -----------------   -------   -------------------

North Point Mall                 $161,668,201       6.49%         $63,000,000       1.21x           67.86%
Mall of Louisiana                $120,000,000       4.82%         $55,000,000       1.28x           53.85%
633 17th Street                  $ 37,500,000       1.51%         $30,000,000       1.06x           74.18%
The Suites at Mainsail
   Village                       $ 27,500,000       1.10%         $15,000,000        NAP            78.37%
Capitol Hill Project             $  7,040,000       0.28%         $   440,000       1.09x           85.00%

          The North Point Loan Combination

          General. The North Point Mall Trust Mortgage Loan, which has a cut-off date principal balance of $161,668,201, representing approximately 6.49% of the initial mortgage pool balance and approximately 7.20% of the initial loan group
1 balance, is part of the Loan Combination that we refer to as the North Point
Mall Loan Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the North Point Mall B-Note Non-Trust Loan. The North
Point Mall B-Note Non-Trust Loan will not be included in the trust. The North
Point Mall B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the North Point Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the North Point Mall Loan Combination are governed by the North Point
Mall Intercreditor Agreement. Annex A-3 contains an amortization schedule with respect to the North Point Mall Trust Mortgage Loan.

          Priority of Payments. Pursuant to the North Point Mall Intercreditor
Agreement, prior to the occurrence and continuance of a North Point Mall
Triggering Event, collections on the North Point Mall Loan Combination
(excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of
Advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

          o    first, to the North Point Mall Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance at the applicable interest rate, less master servicing fees;

          o    second, to the North Point Mall Trust Mortgage Loan in an amount equal its pro rata portion (based on the principal balance of the
               North Point Mall Trust Mortgage Loan and the North Point Mall
               B-Note Non-Trust Mortgage Loan) of principal payments;

          o    third, to the North Point Mall B-Note Non-Trust Loan, in an amount equal to the aggregate amount of all payments made by the holder of the North Point Mall B-Note Non-Trust Loan in
               connection with the exercise of its cure rights;

          o    fourth, to the North Point Mall B-Note Non-Trust Loan, in an amount equal to the accrued and unpaid interest on its respective principal balance at the applicable interest rate, less servicing fees;

          o    fifth, to the North Point Mall B-Note Non-Trust Loan in an amount equal to its pro rata portion (based on the respective principal balances of the North Point Mall Trust Mortgage Loan and the
               North Point Mall B-Note Non-Trust Mortgage Loan) of principal payments;

          o    sixth, to the North Point Mall Trust Mortgage Loan, in an amount equal to a pro rata share of any prepayment premium (based on the principal balance of the North Point Mall Trust Mortgage Loan and the North Point Mall B-Note Non-Trust Mortgage Loan);

                                      S-90

          o    seventh, to the North Point Mall B-Note Non-Trust Loan, in an
               amount equal to a pro rata share of any prepayment premium (based on the principal balance of the North Point Mall Trust Mortgage
               Loan and the North Point Mall B-Note Non-Trust Mortgage Loan);

          o    eighth, to the North Point Mall Trust Mortgage Loan and the North
               Point Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances), default interest, to the extent actually paid by the North Point Mall
               Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

          o    ninth, to the North Point Mall B-Note Non-Trust Loan, any late payment charges, to the extent not payable to another party pursuant to the pooling and servicing agreement; and

          o    tenth, to the North Point Mall Trust Mortgage Loan and the North
               Point Mall B-Note Non-Trust Loan, on a pro rata basis (based on their respective principal balances) any excess amount paid by the North Point Mall Borrower that is not required to be returned to the North Point Mall Borrower.

          Pursuant to the North Point Mall Intercreditor Agreement, subsequent to the occurrence and during the continuation of a North Point Mall Triggering
Event, collections on the North Point Mall Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

          o    first, to the North Point Mall Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance at the applicable interest rate, less master servicing fees;

          o    second, to the North Point Mall Trust Mortgage Loan in an amount equal to the North Point Mall principal balance, until such amount has been paid in full;

          o    third, to the North Point Mall B-Note Non-Trust Loan, in an amount equal to the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights;

          o    fourth, to the North Point Mall B-Note Non-Trust Loan, in an amount equal to all accrued and unpaid interest on its principal balance at the applicable interest rate, less master servicing fees;

          o    fifth, to the North Point Mall B-Note Non-Trust Loan, in an amount equal to the North Point Mall B-Note Non-Trust Loan principal balance until such amount has been paid in full;

          o    sixth, to the North Point Mall Trust Mortgage Loan, in an amount equal to its pro rata share of any prepayment premium due in respect of its respective principal balance (based on the
               principal balance of the North Point Mall Trust Mortgage Loan and the North Point Mall B-Note Non-Trust Mortgage Loan);

          o    seventh, to the North Point Mall B-Note Non-Trust Loan, in an
               amount equal to any prepayment premium due in respect of its respective principal balance (based on the principal balance of the North Point Mall Trust Mortgage Loan and the North Point Mall
               B-Note Non-Trust Mortgage Loan);

          o    eighth, to the North Point Mall Trust Mortgage Loan and the North
               Point Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances), default interest, to the extent actually paid by the North Point Mall
               Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

                                      S-91

          o    ninth, to the North Point Mall B-Note Non-Trust Loan any late payment charges, to the extent not payable to another party pursuant to the pooling and servicing agreement; and

          o    tenth, to the North Point Mall Trust Mortgage Loan and the North
               Point Mall B-Note Non-Trust Loan, on a pro rata basis (based on their respective principal balances) any excess amount paid by the North Point Mall Borrower that is not required to be returned to the North Point Mall Borrower.

          Consent Rights. Under the North Point Mall Intercreditor Agreement,
the North Point Mall Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the North Point Mall Controlling Party:

          o    any proposed or actual foreclosure upon or comparable conversion
               (which may include acquisition of the North Point Mall Mortgaged
               Property) of the ownership of the North Point Mall Mortgaged
               Property and the other collateral securing the North Point Mall
               Loan Combination if it comes into and continues in default or other enforcement action under the loan documents;

          o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of the North Point Mall Loan Combination;

          o    any proposed or actual sale of the North Point Mall Mortgaged
               Property for less than the purchase price as defined in the pooling and servicing agreement;

          o    any acceptance of a discounted payoff of the North Point Mall
               Loan Combination;

          o    any determination to bring the North Point Mall Mortgaged
               Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the North Point
               Mall Mortgaged Property;

          o    any release of collateral for the North Point Mall Loan
               Combination or any release of the North Point Mall Borrower or any guarantor under the North Point Mall Loan Combination (other than in accordance with the terms of the North Point Mall Loan
               Combination (with no material discretion by the lender), or upon satisfaction of, the North Point Mall Loan Combination);

          o    any acceptance of substitute or additional collateral for the
               North Point Mall Loan Combination (other than in accordance with the terms of the North Point Mall Loan Combination with no material discretion by the lender);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any acceptance of an assumption agreement releasing the North
               Point Mall Borrower or a guarantor from liability under the North
               Point Mall Loan Combination;

          o    any acceptance of a change in the property management company
               (provided that the unpaid principal balance of the North Point
               Mall Loan Combination is greater than $5,000,000) or, if
               applicable, hotel franchise for the North Point Mall Mortgaged
               Property;

          o    any extension of the maturity date of the North Point Mall Loan
               Combination, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of the North Point Mall Loan Combination;

          o    any determination by the special servicer pursuant to certain provisions of the pooling and servicing agreement that the North
               Point Mall Loan Combination has become a specially serviced loan;

                                      S-92

          o    any determination by the master servicer that a servicing
               transfer event (as defined in the pooling and servicing
               agreement) has occurred with respect to the North Point Mall Loan
               Combination solely by reason of the failure of the North Point
               Borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

          o    any extension of the maturity date of the North Point Mall Loan
               Combination;

          o    any consent to the placement of additional liens encumbering the
               North Point Mall Mortgaged Property or the ownership interests in
               North Point Mall Borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any
               modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents;

          o    any material changes to or waivers of any of the insurance requirements contained in the loan documents including renewal or replacement of the then existing insurance policies with policies which contain terms materially different from those policies then existing;

          o    any determination to apply insurance proceeds on the North Point
               Mall Mortgaged Property, or recoveries for any damage,
               condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the North Point Mall Mortgaged
               Property or for any damage or injury to it for any loss or diminution in value of the North Point Mall Mortgaged Property, to the payment of the North Point Mall Loan Combination and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the lender may give or withhold pursuant to the loan documents;

          o    any approval of annual property budgets, if approval of the holder of the North Point Mall Loan Combination is required under the loan documents;

          o    approval of (i) any material modification to any property
               management agreement or (ii) the termination of any property management agreement, if approval of the lender is required under the loan documents;

          o    any approval of (i) a material lease, (ii) a modification to any material lease, or (iii) the termination of any material lease, if approval of the lender is required under the loan documents;

          o    any subordination of any document recorded in connection with the
               North Point Mall Mortgage Loan;

          o    any adoption or approval of a plan in bankruptcy of North Point
               Mall Borrower; or

          o    any sale of the North Point Mall Mortgaged Property.

          Purchase Option. The North Point Mall Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
North Point Mall Loan Combination becomes 90 or more days delinquent, (b) the
North Point Mall Loan Combination has been accelerated, (c) the principal balance is not paid at maturity, (d) the North Point Mall Loan Borrower files for bankruptcy, (e) the North Point Mall Loan Combination shall become a specially serviced loan, or (f) any monetary or non-monetary default shall exist and the North Point Mall B-Note Non-Trust Loan holder shall have exhausted its rights to cure monetary defaults or material non-monetary events of default, then the holder of the North Point Mall B-Note Non-Trust Loan has the option to purchase the North Point Mall Trust Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the North Point
Mall Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory note, to but not including the payment date following the date of such purchase, plus any related servicing compensation payable or reimbursable to any party to the pooling and servicing agreement, other than a liquidation fee (if the purchase occurs within 60 days after the purchase option),

                                      S-93

Advances and interest on Advances payable or reimbursable to any party to the pooling and servicing agreement, and excluding default interest and prepayment premiums.

          Cure Rights. In the event that the North Point Mall Borrower fails to make any scheduled payment due under the related loan documents, the holder of the North Point Mall B-Note Non-Trust Loan will have ten (10) days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the North Point Mall Loan Borrower, the holder of the North Point Mall B-Note Non-Trust Loan will have thirty (30)
business days from the date of receipt of notice of the subject default to cure the default, subject to certain extension rights.

          Without the prior written consent of the holder of the North Point
Mall Trust Mortgage Loan, the holder of the North Point Mall B-Note Non-Trust
Loan will not have the right to cure more than six (6) scheduled payment defaults within any 12-month period, no single cure may exceed three (3)
consecutive months and the right to cure defaults is limited to nine (9) cure events over the life of the North Point Mall Loan Combination.

          The Mall of Louisiana Loan Combination.

          General. The Mall of Louisiana Trust Mortgage Loan, which has a cut-off date principal balance of $120,000,000, representing approximately 4.82%
of the initial mortgage pool balance and approximately 5.34% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Mall of
Louisiana Loan Combination, which consists of that mortgage loan and a single
B-note non-trust loan, namely the Mall of Louisiana B-Note Non-Trust Loan. The
Mall of Louisiana B-Note Non-Trust Loan will not be included in the trust. The
Mall of Louisiana B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the Mall of Louisiana Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Mall of Louisiana Loan Combination are governed by the Mall of Louisiana Intercreditor Agreement.

          Priority of Payments. Pursuant to the Mall of Louisiana Intercreditor
Agreement, prior to the occurrence and continuance of a Mall of Louisiana
Triggering Event, collections on the Mall of Louisiana Loan Combination
(excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Mall of Louisiana B-Note
Non-Trust Loan following a defeasance of the Mall of Louisiana Trust Mortgage
Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

          o    first, to the Mall of Louisiana Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance
               (net of related master servicing fees);

          o    second, to the Mall of Louisiana Trust Mortgage Loan in amounts equal to scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments attributable to the Mall of Louisiana Loan
               Combination in accordance with the related loan documents;

          o    third, to the Mall of Louisiana B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of the Mall of Louisiana B-Note
               Non-Trust Loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of all other principal payments attributable to the Mall of Louisiana Loan
               Combination in accordance with the related loan documents;

                                      S-94

          o    fourth, to the Mall of Louisiana Trust Mortgage Loan, in an amount equal to any yield maintenance premium or prepayment premium due in respect of that mortgage loan under the related loan documents;

          o    fifth, to the Mall of Louisiana B-Note Non-Trust Loan, in an amount equal to the yield maintenance premium due in respect of that loan under the related loan documents;

          o    sixth, to the Mall of Louisiana Trust Mortgage Loan and the Mall
               of Louisiana B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid for by the Mall of Louisiana Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

          o    seventh, to the Mall of Louisiana Trust Mortgage Loan and the
               Mall of Louisiana B-Note Non Trust Loan, in each case on a pro rata basis (based on their respective principal balances
               immediately prior to the date of payment), any late payment charges actually paid by the Mall of Louisiana Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

          o    eighth, to the Mall of Louisiana Trust Mortgage Loan and the Mall
               of Louisiana B-Note Non Trust Loan, on a pro rata basis (based on their respective initial principal balances) any excess amount paid by, but not required to be returned to, the Mall of
               Louisiana Borrower.

          Pursuant to the Mall of Louisiana Intercreditor Agreement, subsequent to the occurrence and during the continuation of a Mall of Louisiana Triggering
Event, collections on the Mall of Louisiana Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Mall of Louisiana B-Note Non-Trust Loan following a defeasance of the Mall of Louisiana Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

          o    first, to the Mall of Louisiana Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance
               (net of related master servicing fees);

          o    second, to the Mall of Louisiana Trust Mortgage Loan, principal payments, until its principal balance has been reduced to zero;

          o    third, to the Mall of Louisiana B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) accrued and unpaid interest on its principal balance
               (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

          o    fourth, to the Mall of Louisiana Trust Mortgage Loan, in an amount equal to any yield maintenance premium due in respect of that mortgage loan under the related documents;

          o    fifth, to the Mall of Louisiana B-Note Non-Trust Loan, in an amount equal to the yield maintenance premium due in respect of that mortgage loan under the related loan documents;

          o    sixth, to the Mall of Louisiana Trust Mortgage Loan and the Mall
               of Louisiana B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the Mall of Louisiana Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

          o    seventh, to the Mall of Louisiana Trust Mortgage Loan and the
               Mall of Louisiana B-Note Non Trust Loan, in each case on a pro rata basis (based on their respective principal balances

                                      S-95

               immediately prior to the date of payment), late payment charges actually paid by the Mall of Louisiana Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

          o    eighth, to the Mall of Louisiana Trust Mortgage Loan and the Mall
               of Louisiana B-Note Non Trust Loan, on a pro rata basis (based on their respective initial principal balances) any excess amount paid by, but not required to be returned to, the Mall of
               Louisiana Borrower.

          Consent Rights. Under the Mall of Louisiana Intercreditor Agreement,
the Mall of Louisiana Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the Mall of Louisiana Controlling Party:

          o    any modification of, or waiver with respect to, (a) the material payment terms of the Mall of Louisiana Loan Combination, (b) any provision of the related loan documents that restricts the Mall of Louisiana Borrower or its equity owners from incurring
               additional indebtedness or (c) any other material non-monetary term of the Mall of Louisiana Loan Combination;

          o    any acceptance of an assumption agreement releasing the Mall of
               Louisiana Borrower from liability under the Mall of Louisiana
               Loan Combination;

          o    any release of any portion of the Mall of Louisiana Mortgaged
               Property (other than in accordance with the terms of the related loan documents);

          o    any determination to cause the Mall of Louisiana Mortgaged
               Property to comply with environmental laws;

          o    any acceptance of substitute or additional collateral for the
               Mall of Louisiana Loan Combination (other than in accordance with the terms thereof);

          o    any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

          o    any proposed sale of the Mall of Louisiana Mortgaged Property after it becomes REO Property;

          o    any renewal or replacement of the then existing insurance
               policies to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance
               requirements under the related loan documents, in each case if approval is required by the related loan documents;

          o    any approval of a material capital expenditure if approval is required under the related loan documents;

          o    any replacement of the property manager, if approval is required by the related loan documents;

          o    any approval of the incurrence of additional indebtedness secured by the Mall of Louisiana Mortgaged Property, if approval is required under the related loan documents; and

          o    any adoption or approval of a plan in bankruptcy by the Mall of
               Louisiana Borrower.

          In addition, the prior consent of the Mall of Louisiana Controlling
Party will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the Mall of Louisiana Loan Combination.

          Purchase Option. The Mall of Louisiana Intercreditor Agreement
provides that if (a) any scheduled payment of principal and interest with respect to the Mall of Louisiana Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Mall of Louisiana Loan Combination becomes delinquent, (c) another event of default exists with respect to the Mall of Louisiana Loan Combination, then (if the holder of the Mall of Louisiana
B-Note Non-Trust Loan is not then currently curing the subject default and at the time of such

                                      S-96

purchase the subject event of default is continuing), the holder of the Mall of
Louisiana B-Note Non-Trust Loan has the option to purchase the Mall of Louisiana
Trust Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the Mall of Louisiana Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory note, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

          Cure Rights. In the event that the Mall of Louisiana Borrower fails to make any scheduled payment due under the related loan documents, the Mall of
Louisiana B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the Mall of
Louisiana Borrower, the Mall of Louisiana B-Note Loan Noteholder will have 10 business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the Mall of
Louisiana Borrower, the Mall of Louisiana B-Note Loan Noteholder will have thirty (30) business days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the Mall of Louisiana B-Note Loan Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 90 days.

          Without the prior written consent of the holder of the Mall of
Louisiana Trust Mortgage Loan, the Mall of Louisiana B-Note Loan Noteholder will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12- month period.

          The 633 17th Street Loan Combination

          General. The 633 17th Street Trust Mortgage Loan, which has a cut-off date principal balance of $37,500,000, representing approximately 1.51% of the initial mortgage pool balance and approximately 1.67% of the initial loan group
1 balance, is part of the Loan Combination that we refer to as the 633 17th
Street Loan Combination, which consists of that mortgage loan and a single
B-note non-trust loan, namely the 633 17th Street B-Note Non-Trust Loan. The 633
17th Street B-Note Non-Trust Loan will not be included in the trust. The 633
17th Street B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the 633 17th Street Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the 633 17th Street Loan Combination are governed by the 633
17th Street Intercreditor Agreement. Annex A-4 contains an amortization schedule with respect to the 633 17th Street Trust Mortgage Loan.

          Priority of Payments. Pursuant to the 633 17th Street Intercreditor
Agreement, prior to the occurrence and continuance of a 633 17th Street
Triggering Event, collections on the 633 17th Street Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement)
generally in the following manner, to the extent of available funds:

          o    first, to the 633 17th Street Trust Mortgage Loan in an amount equal to the accrued and unpaid interest (other than default interest) on the 633 17th Street Trust Mortgage Loan principal balance at the applicable interest rate less any master servicing fee;

          o    second, to the 633 17th Street Trust Mortgage Loan, in an amount equal to its pro rata portion (based upon the outstanding the 633
               17th Street Trust Mortgage Loan principal balance and the 633
               17th Street B-Note Non-Trust Loan Principal Balance) of principal payments;

                                      S-97

          o    third, to the 633 17th Street B-Note Non-Trust Loan in an amount equal to accrued and unpaid interest (other than default
               interest) on the 633 17th Street B-Note Non-Trust Loan principal balance at the applicable interest rate less any master servicing fee;

          o    fourth, to the 633 17th Street B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding the 633
               17th Street Trust Mortgage Loan principal balance and the 633
               17th Street B-Note Non-Trust Loan principal balance) of principal payments;

          o    fifth, to the 633 17th Street Trust Mortgage Loan and the 633
               17th Street B-Note Non-Trust Loan, pro rata, based upon any unreimbursed costs and expenses owing to the 633 17th Street
               Trust Mortgage Loan and the 633 17th Street B-Note Non-Trust
               Loan, respectively, up to the amount of any such unreimbursed costs and expenses and all 633 17th Street B-Note Non-Trust Loan advances;

          o    sixth, (A) to the 633 17th Street Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the
               633 17th Street B-Note Non-Trust Loan principal balance) of any extension fees; and (B) to the 633 17th Street B-Note Non-Trust
               Loan in an amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the 633 17th Street B-Note Non-Trust Loan principal balance) of any extension fees;

          o    seventh, (A) to the 633 17th Street Trust Mortgage Loan in an
               amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the
               633 17th Street B-Note Non-Trust Loan principal balance) of any exit fees; and (B) to the 633 17th Street B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the 633 17th Street B-Note Non-Trust Loan principal balance) of any exit fees;

          o    eighth, (A) to the 633 17th Street Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the 633 17th Street Trust Mortgage Loan and the 633 17th
               Street B-Note Non-Trust Loan); and (B) to the 633 17th Street
               B-Note Non-Trust Loan in an amount equal to its pro rata portion
               (based upon the prepayment premium in an amount necessary to maintain the respective yields on the 633 17th Street Trust
               Mortgage Loan and the 633 17th Street B-Note Non-Trust Loan);

          o    ninth, to the 633 17th Street Trust Mortgage Loan and the 633
               17th Street B-Note Non-Trust Loan, pro rata, based upon the default interest respectively accrued under each of the 633 17th
               Street Trust Mortgage Loan and the 633 17th Street B-Note
               Non-Trust Loan; and

          o    tenth, any excess, pro rata, to the 633 17th Street Trust
               Mortgage Loan and the 633 17th Street B-Note Non-Trust Loan based upon the outstanding 633 17th Street Trust Mortgage Loan
               principal balance and the 633 17th Street B-Note Non-Trust Loan principal balance, respectively.

          Pursuant to the 633 17th Street Intercreditor Agreement, subsequent to the occurrence and during the continuation of the 633 17th Street Triggering
Event (including following a foreclosure), collections on the 633 17th Street
Loan Combination will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

          o    first, to the 633 17th Street Trust Mortgage Loan, in an amount equal to accrued and unpaid interest (other than any default interest) on the 633 17th Street Trust Mortgage Loan principal balance at the applicable interest rate less any master servicing fee;

          o    second, to the 633 17th Street Trust Mortgage Loan, in an amount equal to the 633 17th Street Trust Mortgage Loan principal balance until paid in full;

                                      S-98

          o    third, to the 633 17th Street B-Note Non-Trust Loan in an amount equal to (A) accrued and unpaid interest on the 633 17th Street
               B-Note Non Trust Loan principal balance at the applicable
               interest rate less any master servicing fee, plus (B) all
               unreimbursed advances made by the holder of the 633 17th Street
               B-Note Non-Trust Loan to pay interest on the 633 17th Street
               Trust Mortgage Loan and/or the 633 17th Street B-Note Non-Trust
               Loan;

          o    fourth, to the 633 17th Street B-Note Non-Trust Loan, in an amount equal to (A) all unreimbursed advances made by the holder of the 633 17th Street B-Note Non-Trust Loan to pay principal under the 633 17th Street Trust Mortgage Loan and/or the 633 17th
               Street B-Note Non Trust Loan, and (B) the 633 17th Street B-Note
               Non-Trust Loan principal balance, until all such 633 17th Street
               B-Note Non-Trust Loan advances and the 633 17th Street B-Note
               Non-Trust Loan principal balance are paid in full;

          o    fifth, to the 633 17th Street Trust Mortgage Loan and the 633
               17th Street B-Note Non-Trust Loan, pro rata, based upon any unreimbursed costs and expenses owing to the 633 17th Street
               Trust Mortgage Loan and the 633 17th Street B-Note Non-Trust
               Loan, respectively, up to the amount of any such unreimbursed costs and expenses, but including, without limitation all
               unreimbursed 633 17th Street B-Note Non-Trust Loan advances);

          o    sixth, (A) to the 633 17th Street Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the
               633 17th Street B-Note Non-Trust Loan principal balance) of any extension fees; and (B) to the 633 17th Street B-Note Non-Trust
               Loan in an amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the 633 17th Street B-Note Non-Trust Loan Principal
               Balance) of any extension fees;

          o    seventh, (A) to the 633 17th Street Trust Mortgage Loan in an
               amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the
               633 17th Street B-Note Non-Trust Loan principal balance) of any exit fees; and (B) to the 633 17th Street B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding the 633 17th Street Trust Mortgage Loan principal balance and the 633 17th Street B-Note Non-Trust Loan principal balance) of any exit fees;

          o    eighth, to the 633 17th Street Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the
               633 17th Street Trust Mortgage Loan and the 633 17th Street
               B-Note Non-Trust Loan);

          o    ninth, to the 633 17th Street B-Note Non-Trust Loan, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the
               633 17th Street Trust Mortgage Loan and the 633 17th Street
               B-Note Non-Trust Loan);

          o    tenth, to the 633 17th Street Trust Mortgage Loan in an amount equal to any unpaid default interest accrued on the 633 17th
               Street Trust Mortgage Loan;

          o    eleventh, to the 633 17th Street B-Note Non Trust Loan in an amount equal to any unpaid default interest accrued on the 633
               17th Street B-Note Non-Trust Loan; and

          o    twelfth, any excess, pro rata, to the 633 17th Street Trust
               Mortgage Loan and the 633 17th Street B-Note Non-Trust Loan based upon the outstanding 633 17th Street Trust Mortgage Loan
               principal balance and outstanding 633 17th Street B-Note
               Non-Trust Loan principal balance, respectively.

          Consent Rights. Under the 633 17th Street Intercreditor Agreement, the
633 17th Street Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the 633 17th Street Controlling Party:

                                      S-99

          o    any modification or waiver of a monetary term of the 633 17th
               Street Loan Combination and any modification that would result in the extension of the maturity date or extended maturity date, a reduction in the interest rate, or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the 633 17th Street
               Loan Combination or a modification or waiver of any other
               monetary term of the 633 17th Street Loan Combination relating to the timing or amount of any payment of principal or interest
               (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the 633 17th Street Loan Combination which restricts the 633 17th Street Borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the 633 17th Street Mortgaged
               Property or the ownership interests in the 633 17th Street
               Borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents;

          o    any modification of, or waiver with respect to, the 633 17th
               Street Loan Combination that would result in a discounted pay-off of the 633 17th Street Loan Combination;

          o    termination of any foreclosure upon or comparable conversion of the ownership of the 633 17th Street Mortgaged Property or any acquisition of the 633 17th Street Mortgaged Property by
               deed-in-lieu of foreclosure or otherwise;

          o    any sale of the 633 17th Street Mortgaged Property or any
               material portion thereof (other than pursuant to a purchase option contained herein or in the pooling and servicing
               agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in 633
               17th Street Borrower or any sale of the 633 17th Street Loan
               Combination (other than pursuant to a purchase option contained in the 633 17th Street Intercreditor Agreement or in the pooling and servicing agreement);

          o    any action to bring the 633 17th Street Mortgaged Property into compliance with any laws relating to hazardous materials;

          o    any substitution or release of collateral (other than in
               accordance with the terms of, or upon satisfaction of, the 633
               17th Street Loan Combination);

          o    any release of the 633 17th Street Borrower or any guarantor from liability with respect to the 633 17th Street Loan Combination;

          o    any determination (x) not to enforce a "due-on-sale" or
               "due-on-encumbrance" clause (unless such clause is not
               exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the 633 17th
               Street Borrower) or (y) to permit an assumption of the 633 17th
               Street Loan Combination;

          o    any material changes to or waivers of any of the insurance requirements contained in Section 5 of the related mortgage;

          o    any determination to apply insurance proceeds on the 633 17th
               Street Mortgaged Property, or recoveries for any damage,
               condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the 633 17th Street Mortgaged
               Property or for any damage or injury to it for any loss or diminution in value of the 633 17th Street Mortgaged Property, to the payment of the 633 17th Street Loan Combination and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which a lender may give or withhold pursuant to Section 5 of the related mortgage;

                                     S-100

          o    any incurrence of additional debt by the 633 17th Street Borrower or any mezzanine financing by any beneficial owner of the 633
               17th Street Borrower;

          o    approval of annual property budgets, if the approval of the lender is required under the loan documents;

          o    approval of property manager, if the approval of the lender is required under the loan documents; and

          o    any approval of a material lease, if the approval of the lender is required under the loan documents.

          Purchase Option. The 633 17th Street Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
633 17th Street Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the 633 17th Street Loan Combination becomes delinquent,
(c) another event of default exists with respect to the 633 17th Street Loan
Combination, then the holder of the 633 17th Street B-Note Non-Trust Loan has the option to purchase the 633 17th Street Trust Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the 633
17th Street Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory note, to but not including the next payment date following the date of such purchase, plus any related servicing compensation
(other than workout and liquidation fees if the purchase occurs within 60 days of the commencement of the purchase option), Advances and interest on Advances payable or reimbursable to any party to the pooling and servicing agreement, and shall exclude prepayment premiums and default interest.

          Cure Rights. In the event that the 633 17th Street Loan Borrower fails to make any scheduled payment due under the related loan documents, the holder of the 633 17th Street B-Note Non-Trust Loan will have five (5) business days from the date of receipt of notice of the subject default to cure the default.
Also, in the event of any default in the payment of any unscheduled amounts by the 633 17th Street Loan Borrower, the holder of the 633 17th Street B-Note
Non-Trust Loan will have 10 business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the 633 17th Street Loan Borrower, the holder of the 633 17th Street
B-Note Non-Trust Loan will have 30 days from the date of receipt of notice of the subject default to cure the default.

          Without the prior written consent of the holder of the 633 17th Street
Trust Mortgage Loan, the holder of the 633 17th Street B-Note Non-Trust Loan will not have the right to cure more than five (5) defaults over the life of the loan and no single cure may exceed three (3) months.

          The Mainsail Loan Combination.

          General. The Mainsail Trust Mortgage Loan, which has a cut-off date principal balance of $27,500,000, representing approximately 1.10% of the initial mortgage pool balance and approximately 1.22% of the initial loan group
1 balance, is part of the Loan Combination that we refer to as the Mainsail Loan
Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the Mainsail B-Note Non-Trust Loan. The Mainsail B-Note Non-Trust
Loan will not be included in the trust. The Mainsail B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the Mainsail Mortgaged
Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Mainsail Loan
Combination are governed by the Mainsail Intercreditor Agreement. The Mainsail
B-Note Non-Trust Loan has been sold to Allstate Life Insurance Company. Annex
A-5 contains an amortization schedule with respect to the Mainsail Trust
Mortgage Loan.

                                     S-101

          Priority of Payments.

          A. Pursuant to the Mainsail Intercreditor Agreement, prior to the occurrence and continuance of a Mainsail Special Event of Default, collections on the Mainsail Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents)
will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

          o    first, to the Mainsail Trust Mortgage Loan in an amount equal to the Net Mainsail Trust Mortgage Loan Interest Accrual as of the
               date of payment;

          o    second, to the Mainsail Trust Mortgage Loan, in an amount equal to the amount of principal due and payable with respect to
               Mainsail Trust Mortgage Loan but unpaid as of the date of payment based on the cash flow schedule attached to the Mainsail
               Intercreditor Agreement;

          o    third, to the Mainsail B-Note Non-Trust Loan in an amount equal to accrued and unpaid interest (other than default interest) on the Mainsail B-Note Non-Trust Loan principal balance at the Net
               Mainsail B-Note Non-Trust Loan Rate;

          o    fourth, to the Mainsail B-Note Non-Trust Loan in an amount equal to the amount of principal due and payable with respect to
               Mainsail B-Note Non-Trust Loan but unpaid as of the date of payment based on the cash flow schedule attached to the Mainsail
               Intercreditor Agreement;

          o    fifth, to the Mainsail Trust Mortgage Loan and Mainsail B-Note
               Non-Trust Loan, pro rata, based upon any unreimbursed costs and expenses owing to Mainsail Trust Mortgage Loan and Mainsail
               B-Note Non-Trust Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding certain costs and expenses but including, without limitation all unreimbursed advances by the holder of the Mainsail B-Note Non-Trust Loan);

          o    sixth, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding the Mainsail
               Trust Mortgage Loan principal balance and the Mainsail B-Note
               Non-Trust Loan principal balance) of any extension fees; and (B)
               to the Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail Trust
               Mortgage Loan principal balance and the Mainsail B-Note Non-Trust
               Loan principal balance) of any extension fees;

          o    seventh, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding
               Mainsail Trust Mortgage Loan principal balance and the Mainsail
               B-Note Non-Trust Loan principal balance) of any exit fees; and
               (B) to the Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail Trust
               Mortgage Loan principal balance and the Mainsail B-Note Non-Trust
               Loan principal balance) of any exit fees;

          o    eighth, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the
               Mainsail Trust Mortgage Loan and the Mainsail B-Note Non-Trust
               Loan); and (B) to the Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the
               Mainsail Trust Mortgage Loan and the Mainsail B-Note Non-Trust
               Loan);

          o    ninth, to the Mainsail Trust Mortgage Loan and the Mainsail
               B-Note Non-Trust Loan, pro rata, based upon the default interest respectively accrued under each of the Mainsail Trust Mortgage
               Loan and the Mainsail B-Note Non-Trust Loan; and

                                     S-102

          o    tenth, any excess, pro rata, to the Mainsail Trust Mortgage Loan and the Mainsail B-Note Non-Trust Loan based upon the outstanding the Mainsail Trust Mortgage Loan principal balance and the
               Mainsail B-Note Non-Trust Loan principal balance, respectively.

          B. Following the occurrence and during the continuance of a Mainsail
Special Event of Default (including following a foreclosure), after payment or reimbursement of the Mainsail Trust Mortgage Loan servicing fees and Mainsail
B-Note Non-Trust Loan servicing fees, any servicing expense and/or Advances
(exclusive of advances made by the holder of the Mainsail B-Note Non-Trust Loan to pay interest or principal payments under the Mainsail B-Note Non-Trust Loan), and any out of pocket costs, all IBM Proceeds (other than IBM Excess Cash Flow
Sweep Funds) actually received by the master servicer will be distributed as follows:

          o    first, to the Mainsail B-Note Non-Trust Loan, in an amount equal to accrued and unpaid interest (other than any default interest)
               on the Mainsail B-Note Non-Trust Loan principal balance at the
               Net Mainsail B-Note Non-Trust Loan Rate through the end of the current interest accrual period;

          o    second, to the Mainsail B-Note Non-Trust Loan, in an amount equal to the Mainsail B-Note Non-Trust Loan principal balance until paid in full;

          o    third, to the Mainsail Trust Mortgage Loan in an amount equal to the Net Mainsail Trust Mortgage Loan Interest Accrual as of the
               date of payment;

          o    fourth, to the Mainsail Trust Mortgage Loan, in an amount equal to Mainsail Trust Mortgage Loan principal balance, until the
               Mainsail Trust Mortgage Loan principal balance is paid in full;

          o    fifth, to the Mainsail Trust Mortgage Loan and the Mainsail
               B-Note Non-Trust Loan, pro rata, based upon any unreimbursed costs and expenses owing to the Mainsail Trust Mortgage Loan and the Mainsail B-Note Non-Trust Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding certain costs and expenses but including, without limitation all unreimbursed advances by the holders of the Mainsail B-Note
               Non-Trust Loan);

          o    sixth, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail
               Trust Mortgage Loan principal balance and the Mainsail B-Note
               Non-Trust Loan principal balance) of any extension fees, with respect to the Loan; and (B) to Mainsail B-Note Non-Trust Loan in
               an amount equal to its pro rata portion (based upon the
               outstanding Mainsail Trust Mortgage Loan principal balance and the Mainsail B-Note Non-Trust Loan principal balance) of any extension fees;

          o    seventh, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding
               Mainsail Trust Mortgage Loan principal balance and the Mainsail
               B-Note Non-Trust Loan principal balance) of any exit fees; and
               (B) to the Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail Trust
               Mortgage Loan principal balance and the Mainsail B-Note Non-Trust
               Loan principal balance) of any exit fees;

          o    eighth, to the Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the
               Mainsail Trust Mortgage Loan and the Mainsail B-Note Non-Trust
               Loan);

          o    ninth, to the Mainsail Trust Mortgage Loan, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the
               Mainsail Trust Mortgage Loan and the Mainsail B-Note Non-Trust
               Loan);

          o    tenth, to the Mainsail B-Note Non-Trust Loan in an amount equal to any unpaid default interest accrued on the Mainsail B-Note
               Non-Trust Loan;

                                     S-103

          o    eleventh, to the Mainsail Trust Mortgage Loan in an amount equal to any unpaid default interest accrued on Mainsail Trust Mortgage
               Loan; and

          o    twelfth, any excess, pro rata, to Mainsail Trust Mortgage Loan and Mainsail B-Note Non-Trust Loan based upon the outstanding
               Mainsail Trust Mortgage Loan principal balance and outstanding
               Mainsail B-Note Non-Trust Loan principal balance, respectively.

          C. Following the occurrence and during the continuance of a Mainsail
Special Event of Default (including following a foreclosure), after payment or reimbursement of the Mainsail Trust Mortgage Loan servicing fees and Mainsail
B-Note Non-Trust Loan servicing fees, any Additional Trust Fund Expenses and
Advances (exclusive of Advances made by the holder of the Mainsail B-Note
Non-Trust Loan to pay interest or principal payments under Mainsail B-Note
Non-Trust Loan), and any costs, all payments and proceeds received by the master servicer or special servicer pursuant to the pooling and servicing agreement but excluding any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mainsail Mortgaged Property or released to the Mainsail
Mortgage Loan Borrower in accordance with the terms of the loan documents), including IBM Excess Cash Flow Sweep Funds but excluding all other IBM Proceeds, to the extent not otherwise required to be applied under the loan documents, will be paid:

          o    first, to the Mainsail Trust Mortgage Loan in an amount equal to the Net Mainsail Trust Mortgage Loan Interest Accrual as of the
               date of payment;

          o    second, to the Mainsail Trust Mortgage Loan, in an amount equal to the Mainsail Trust Mortgage Loan principal balance until paid in full;

          o    third, to the Mainsail B-Note Non-Trust Loan in an amount equal to (A) accrued and unpaid interest on the Mainsail B-Note
               Non-Trust Loan Principal Balance at the Net Mainsail B-Note
               Non-Trust Loan Rate through the end of the current interest accrual period, plus (B) all unreimbursed advances by the holder of the Mainsail B-Note Non-Trust Loan Mainsail B-Note Non-Trust
               Loan made to pay interest on the Mainsail Trust Mortgage Loan and/or Mainsail B-Note Non-Trust Loan;

          o    fourth, to the Mainsail B-Note Non-Trust Loan, in an amount equal to (A) all unreimbursed advances by the holder of the Mainsail
               B-Note Non-Trust Loan made to pay principal under the Mainsail
               Trust Mortgage Loan and/or Mainsail B-Note Non-Trust Loan, and
               (B) the Mainsail B-Note Non-Trust Loan principal balance, until all such Mainsail B-Note Non-Trust Loan advances and the Mainsail
               B-Note Non-Trust Loan principal balance are paid in full;

          o    fifth, to the Mainsail Trust Mortgage Loan and the Mainsail
               B-Note Non-Trust Loan, pro rata, based upon any unreimbursed costs and expenses owing to Mainsail Trust Mortgage Loan and
               Mainsail B-Note Non-Trust Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding certain costs and expenses otherwise but including, without limitation all unreimbursed Mainsail B-Note Non-Trust Loan advances);

          o    sixth, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail
               Trust Mortgage Loan principal balance and Mainsail B-Note
               Non-Trust Loan principal balance) of any extension fees; and (B)
               to Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail Trust Mortgage
               Loan principal balance and Mainsail B-Note Non-Trust Loan
               principal balance) of any extension fees;

          o    seventh, (A) to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the outstanding
               Mainsail Trust Mortgage Loan principal balance and Mainsail
               B-Note Non-Trust Loan principal balance) of any exit fees; and
               (B) to the Mainsail B-Note Non-Trust Loan in an amount equal to its pro rata portion (based upon the outstanding Mainsail Trust

                                     S-104

               Mortgage Loan principal balance and Mainsail B-Note Non-Trust
               Loan principal balance) of any exit fees;

          o    eighth, to the Mainsail Trust Mortgage Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on Mainsail
               Trust Mortgage Loan and Mainsail B-Note Non-Trust Loan),;

          o    ninth, to the Mainsail B-Note Non-Trust Loan, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on Mainsail
               Trust Mortgage Loan and Mainsail B-Note Non-Trust Loan);

          o    tenth, to the Mainsail Trust Mortgage Loan in an amount equal to any unpaid default interest accrued on the Mainsail Trust
               Mortgage Loan;

          o    eleventh, to the Mainsail B-Note Non-Trust Loan in an amount equal to any unpaid default interest accrued on the Mainsail
               B-Note Non-Trust Loan; and

          o    twelfth, any excess, pro rata, to the Mainsail Trust Mortgage
               Loan and the Mainsail B-Note Non-Trust Loan.

               Terms used above are defined as follows:

               "Constructive Foreclosed Property Proceeds" means an estimate made in good faith by master servicer or special servicer, based on an appraisal received from a nationally recognized third party appraisal firm, at or about the time of sale of the Mainsail Loan Combination or the Mainsail Mortgaged
Property during the continuance of an event of default, of the amount of
Foreclosed Property Proceeds that master servicer or special servicer would have received in connection with such sale if the IBM Lease had expired or terminated on the date of the sale.

               "Foreclosed Property Proceeds" shall mean the net amount actually received in consideration of the sale of the defaulted Mainsail Loan Combination or the Mainsail Mortgaged Property, less servicing fees, Advances and related expenses.

               "IBM Defaulted Lease Proceeds" shall mean the net amount actually received by master servicer or special servicer, the source of which is payments by or collections from an IBM Tenant, following a default by the IBM Tenant under the IBM Lease, in respect of past or future amounts due to the landlord under the IBM Lease, less any costs of collection actually incurred by applicable master servicer or the special servicer in collecting such amount.

               "IBM Excess Cash Flow Sweep Funds" means any portion of certain excess cash flow, as provided for in the Mainsail Loan Combination loan documents, that is retained in the lock-box account established in connection with the Mainsail Loan Combination loan documents as additional collateral for the Mainsail Loan Combination during the occurrence and continuation of certain periods during which specified debt service coverage ratios are not met but excluding any funds that are added to the lock-box account during the occurrence and continuation of certain defaults specified in the Mainsail Loan Combination loan documents.

               "IBM Foreclosed Property Proceeds" shall mean (i) zero if, at the time of sale of the Mainsail Loan Combination or the Mainsail Mortgaged Property
during the continuance of an event of default, the IBM Tenant is in material default under the IBM Lease or the IBM Lease has terminated or expired, and (ii)
the difference between the amount actually received by the master servicer or special servicer in consideration of the sale of the Mainsail Loan Combination or the Mainsail Mortgaged Property and the Constructive Foreclosed Property
Proceeds if, at the time of sale of the Mainsail Loan Combination or the
Mainsail Mortgaged Property during the continuance of an event of default, the
IBM Lease is in full force and effect and IBM Tenant is not in material default under the IBM Lease.

                                     S-105

               "IBM Lease" shall mean the lease affecting the Mainsail Mortgaged
Property evidenced by that certain Lease Agreement dated as of April 22, 1998 by and between Mainsail Borrower as landlord and Price Waterhouse LLP as tenant, as amended. The term "IBM Lease" includes a First Amendment to Lease Agreement, a
Second Amendment to Lease Agreement, a Re-Rent Agreement, a First Amendment to
Re-Rent Agreement, a Second Amendment to Re-Rent Agreement, and a Third
Amendment to Re-Rent Agreement. By various assignments and corporate transactions, International Business Machines Corporation is the successor in interest to the rights and obligations of the Tenant under the IBM Lease.

               "IBM Performing Lease Proceeds" shall mean any amounts actually received by the master servicer or special servicer, the source of which is payments by an IBM Tenant of amounts due and payable under the IBM Lease.

               "IBM Proceeds" shall mean, collectively, IBM Performing Lease
Proceeds, IBM Defaulted Lease Proceeds, and IBM Foreclosed Property Proceeds.

               "IBM Tenant" shall mean International Business Machines
Corporation or, if applicable, any successor in interest to the rights and obligations of the tenant under the IBM Lease.

               "Mainsail Special Event of Default" shall mean (a) a monetary event of default not being cured by the holder of the Mainsail B-Note Non-Trust
Loan, or (b) a non-monetary event of default with respect to which the Mainsail
Loan Combination becomes a specially serviced Mortgage Loan (unless the reason the Mainsail Loan Combination has become a specially serviced Mortgage Loan is that a material default under the loan documents is imminent but has not yet occurred).

               "Net Mainsail B-Note Non-Trust Loan Rate" shall mean the interest accrued on the Mainsail B-Note Non-Trust Loan for each monthly installment as set forth on the cash flow schedule attached to the Mainsail Intercreditor
Agreement, less the amount of the master servicing fee payable to master servicer with respect to such installment.

               "Net Mainsail Trust Mortgage Interest Accrual" shall mean the interest accrued on the Mainsail Trust Mortgage Loan, for each monthly installment as set forth on the cash flow schedule attached to the Mainsail
Intercreditor Agreement, less the amount of the master servicing fee payable to master servicer with respect to such installment.

               Consent Rights. Under the Mainsail Intercreditor Agreement, the
Mainsail Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the Mainsail Mortgage Loan Controlling Party:

          o    any modification or waiver of a monetary term of the Mainsail
               Loan Combination and any modification of, or waiver with respect to, the Mainsail Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the
               Mainsail Loan Combination or a modification or waiver of any other monetary term of the Mainsail Loan Combination relating to the timing or amount of any payment of principal or interest
               (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the Mainsail Loan Combination which restricts the Mainsail Borrower or its equity owners from incurring
               additional indebtedness, any consent to the placement of
               additional liens encumbering the Mainsail Mortgaged Property or the ownership interests in Mainsail Borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the

                                     S-106

               amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents on the date hereof;

          o    any modification of, or waiver with respect to, the Mainsail Loan
               Combination that would result in a discounted pay-off of the
               Mainsail Loan Combination;

          o    termination of any foreclosure upon or comparable conversion of the ownership of the Mainsail Mortgaged Property or any
               acquisition of the Mainsail Mortgaged Property by deed-in-lieu of foreclosure or otherwise;

          o    any sale of the Mainsail Mortgaged Property or any material portion thereof (other than pursuant to a purchase option
               contained herein or in the pooling and servicing agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in Mainsail Borrower or any sale of the Mainsail Loan Combination (other than pursuant to a purchase option contained in the Mainsail Intercreditor
               Agreement or in the pooling and servicing agreement);

          o    any action to bring the Mainsail Mortgaged Property into
               compliance with any laws relating to hazardous materials;

          o    any substitution or release of collateral for the Mainsail Loan
               Combination (other than in accordance with the terms of, or upon satisfaction of, the Mainsail Combination Loan);

          o    any release of the Mainsail Borrower or any guarantor from liability with respect to the Mainsail Loan Combination;

          o    any determination (x) not to enforce a "due-on-sale" or
               "due-on-encumbrance" clause (unless such clause is not
               exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Mainsail
               Borrower) or (y) to permit an assumption of the Mainsail Loan
               Combination;

          o    any material changes to or waivers of any of the insurance requirements contained in Section 6 of the mortgage securing the
               Mainsail Loan Combination;

          o    any determination to apply insurance proceeds on the Mainsail
               Mortgaged Property, or recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the Mainsail Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mainsail
               Mortgaged Property, to the payment of the Mainsail Loan
               Combination and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the holder of the Mainsail Loan Combination may give or withhold pursuant to Section 6 of the mortgage relating to such loan;

          o    any incurrence of additional debt by the Mainsail Borrower or any mezzanine financing by any beneficial owner of the Mainsail
               Borrower;

          o    approval of annual property budgets, if the approval of the lender is required under the loan documents;

          o    approval of property manager, if the approval of the lender is required under the loan documents;

          o    any approval of a Material Lease, if the approval of the lender is required under the loan documents.

          Purchase Option. The Mainsail Intercreditor Agreement provides that if
(a) any scheduled payment of principal and interest with respect to the Mainsail
Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Mainsail Loan Combination becomes delinquent, (c) another event of default exists with respect to the Mainsail Loan Combination, then the holder of the Mainsail B-Note Non-Trust Loan has the

                                     S-107

option to purchase the Mainsail Trust Mortgage Loan from the issuing entity, at a price generally equal to the aggregate unpaid principal balance of the
Mainsail Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory note, to but not including the payment date following the date of such purchase, plus any related servicing compensation, Advances and interest on Advances payable or reimbursable to any party to the pooling and servicing agreement.

          Cure Rights. In the event that the Mainsail Borrower fails to make any scheduled payment due under the related loan documents, the holder of the
Mainsail B-Note Non-Trust Loan will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the Mainsail Borrower, the holder of the
Mainsail B-Note Non-Trust Loan will have 30 days from the date of receipt of notice of the subject default to cure the default.

          Without the prior written consent of the holder of the Mainsail Trust
Mortgage Loan, the holder of the Mainsail B-Note Non-Trust Loan will not have the right to cure more than five (5) consecutive defaults over the life of the loan and no single cure may exceed three (3) consecutive months.

          The Capitol Hill Project Loan Combination.

          General. The Capitol Hill Project Trust Mortgage Loan, which has a cut-off date principal balance of $7,040,000 representing approximately 0.28% of the initial mortgage pool balance and approximately 0.31% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Capitol
Hill Project Loan Combination, which consists of the Capitol Hill Project Trust
Mortgage Loan and the Capitol Hill Project B-Note Non-Trust Loan, both of which are secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Capitol Hill Project. We intend to include the Capitol
Hill Project Trust Mortgage Loan in the trust fund. The Capitol Hill Project
B-Note Non-Trust Loan was sold immediately after origination to CBA Mezzanine
Capital Finance, LLC, and will not be included in the trust fund.

          The Capitol Hill Project Trust Mortgage Loan and the Capitol Hill
Project B-Note Non-Trust Loan are cross-defaulted. The Capitol Hill Project
B-Note Non-Trust Loan has the same maturity date and prepayment structure as the
Capitol Hill Project Trust Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Capitol Hill Project
Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Capitol Hill Project Trust Mortgage Loan and does not take into account the Capitol Hill Project B-Note Non-Trust Loan.

          The trust, as the holder of the Capitol Hill Project Trust Mortgage
Loan, and the holder of the Capitol Hill Project B-Note Non-Trust Loan are parties to an intercreditor agreement, which we refer to as the Capitol Hill
Project Intercreditor Agreement. The servicing and administration of the Capitol
Hill Project Trust Mortgage Loan (and, to the extent described below, the
Capitol Hill Project B-Note Non-Trust Loan) will be performed by the applicable master servicer on behalf of the trust (and, in the case of the Capitol Hill
Project B-Note Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to the Capitol Hill Project B-Note Non-Trust Loan following the occurrence of certain events of default with respect to the Capitol Hill Project Loan
Combination described in the Capitol Hill Project Intercreditor Agreement. The
following describes certain provisions of the Capitol Hill Project Intercreditor
Agreement.

          Priority of Payments. The rights of the holder of the Capitol Hill
Project B-Note Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the Capitol Hill
Project Trust Mortgage Loan to receive such amounts. So long as a Capitol Hill
Project Material Default has not occurred or, if a Capitol Hill Project Material
Default has occurred but is no longer continuing, the Capitol Hill Project
Borrower will be required to make separate payments of principal and interest to the holders of the Capitol Hill Project Trust Mortgage Loan and Capitol Hill
Project B-Note Non-Trust Loan. Escrow and

                                     S-108

reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the Capitol Hill Project Trust Mortgage Loan. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing Capitol Hill Project
Material Default. If a Capitol Hill Project Material Default occurs and is continuing, then all amounts tendered by the Capitol Hill Project Borrower on the Capitol Hill Project B-Note Non-Trust Loan will be subordinated to all payments due with respect to the Capitol Hill Project Trust Mortgage Loan and the amounts with respect to the Capitol Hill Project Loan Combination will be paid in the following manner:

          o    first, to the applicable master servicer, the special servicer or the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

          o    second, to the applicable master servicer and the special
               servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

          o    third, to the trust, in an amount equal to interest (and unpaid non-default interest) due with respect to the Capitol Hill
               Project Trust Mortgage Loan;

          o    fourth, to the trust, in an amount equal to the principal balance of the Capitol Hill Project Trust Mortgage Loan until paid in full;

          o    fifth, to the trust, in an amount equal to any prepayment
               premium, to the extent actually paid, allocable to the Capitol
               Hill Project Trust Mortgage Loan;

          o    sixth, to the holder of the Capitol Hill Project B-Note Non-Trust
               Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Capitol Hill Project B-Note Non-Trust Loan;

          o    seventh, to the holder of the Capitol Hill Project B-Note
               Non-Trust Loan, in an amount equal to interest and unpaid
               non-default interest due with respect to the related Capitol Hill
               Project B-Note Non-Trust Loan;

          o    eighth, to the holder of the Capitol Hill Project B-Note
               Non-Trust Loan, in an amount equal to the principal balance of the Capitol Hill Project B-Note Non-Trust Loan until paid in full;

          o    ninth, to the holder of the Capitol Hill Project B-Note Non-Trust
               Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Capitol Hill Project B-Note
               Non-Trust Loan;

          o    tenth, to the trust and the holder of the Capitol Hill Project
               B-Note Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the Capitol Hill Project Trust
               Mortgage Loan and the Capitol Hill Project B-Note Non-Trust Loan,
               respectively;

          o    eleventh, any late payment charges, other than a prepayment premium or default interest, to the trust and the holder of the
               Capitol Hill Project B-Note Non-Trust Loan, pro rata, based upon the outstanding principal balances; provided that if the
               principal balance of the Capitol Hill Project B-Note Non-Trust
               Loan is equal to zero, then based upon the initial principal balances; and

                                     S-109

          o    twelfth, any excess, to the trust and the holder of the Capitol
               Hill Project B-Note Non-Trust Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the Capitol Hill Project B-Note Non-Trust Loan is equal to zero, and then based upon the initial principal
               balances.

          Notwithstanding the foregoing, amounts payable with respect to the
Capitol Hill Project B-Note Non-Trust Loan will not be available to cover all costs and expenses associated with the Capitol Hill Project Trust Mortgage Loan.
Unless a Capitol Hill Project Material Default exists, payments of principal and interest with respect to the Capitol Hill Project B-Note Non-Trust Loan will be made directly by the Capitol Hill Project Borrower to the holder or a separate servicer of the Capitol Hill Project B-Note Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a
Servicing Transfer Event could occur with respect to the Capitol Hill Project
Loan Combination, giving rise to special servicing fees, at a time when no
Capitol Hill Project Material Default exists. In addition, following the resolution of all Servicing Transfer Events (and presumably all Capitol Hill
Project Material Defaults) with respect to the Capitol Hill Project Loan
Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the Capitol Hill Project B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to the Capitol Hill Project Trust Mortgage Loan, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to the Capitol Hill Project Trust Mortgage
Loan and/or general collections on the mortgage pool if collections allocable to the Capitol Hill Project B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

          If, after the expiration of the right of the holder of the Capitol
Hill Project B-Note Non-Trust Loan to purchase the Capitol Hill Project Trust
Mortgage Loan (as described below), the Capitol Hill Project Trust Mortgage Loan or the Capitol Hill Project B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the Capitol Hill Project Trust
Mortgage Loan or the Capitol Hill Project B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the Capitol Hill Project Loan Combination, then all payments to the trust, as the holder of the Capitol Hill Project Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the
Capitol Hill Project Trust Mortgage Loan will remain the same. In that case, the holder of the Capitol Hill Project B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Capitol Hill Project Trust Mortgage Loan or the Capitol Hill
Project B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the Capitol Hill Project
B-Note Non-Trust Loan).

          So long as a Capitol Hill Project Material Default has not occurred with respect to the Capitol Hill Project Loan Combination, the applicable master servicer will have no obligation to collect payments with respect to the Capitol
Hill Project B-Note Non-Trust Loan. A separate servicer of the Capitol Hill
Project B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of the Capitol Hill Project B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the Capitol Hill Project
Trust Mortgage Loan or the Capitol Hill Project Mortgaged Property. If a Capitol
Hill Project Material Default occurs with respect to the Capitol Hill Project
Loan Combination, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that Capitol Hill Project Material
Default) collect and distribute payments for both the Capitol Hill Project Trust
Mortgage Loan and the Capitol Hill Project B-Note Non-Trust Loan according to the sequential order of priority provided for in the Capitol Hill Project
Intercreditor Agreement.

          Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of the Capitol Hill Project
B-Note Non-Trust Loan to purchase the Capitol Hill Project Trust Mortgage Loan
(as discussed under "--Consent Rights" and "--Purchase Option"), the holder of the Capitol Hill Project B-

                                     S-110

Note Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the Capitol Hill Project
Loan Combination.

          The ability of the applicable master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the Capitol Hill Project B-Note
Non-Trust Loan, the Capitol Hill Project Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Capitol Hill Project
B-Note Non-Trust Loan to approve modifications and other actions as contained in the Capitol Hill Project Intercreditor Agreement; provided that the consent of the holder of the Capitol Hill Project B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the
Capitol Hill Project Loan Combination after the expiration of the right of the holder of the Capitol Hill Project B-Note Non-Trust Loan to purchase the Capitol
Hill Project Trust Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of the Capitol Hill Project B-Note
Non-Trust Loan may cause the applicable master servicer or the special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of the Capitol Hill Project B-Note
Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the Capitol Hill Project B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the Capitol Hill Project Trust Mortgage Loan, acting through the applicable master servicer and/or the special servicer as specified in the pooling and servicing agreement.

          Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the Capitol Hill Project Intercreditor Agreement, the
holder of the Capitol Hill Project B-Note Non-Trust Loan will have the right to purchase the Capitol Hill Project Trust Mortgage Loan at a purchase price determined under the Capitol Hill Project Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the Capitol Hill
Project Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Capitol Hill Project Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Capitol Hill Project Loan Combination by the
applicable master servicer or the special servicer, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the Capitol Hill Project Trust Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g)
out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the Capitol Hill Project Loan Combination together with advance interest thereon.

          Cure Rights. The holder of the Capitol Hill Project B-Note Non-Trust
Loan does not have any rights to cure any defaults with respect to the Capitol
Hill Project Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

          Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in May 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

                                     S-111

          Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

          o    One hundred forty-four (144) of the mortgaged real properties, securing approximately 47.65% of the initial mortgage pool balance and approximately 52.84% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

          o    Fifty-five (55) of the mortgaged real properties, securing approximately 15.91% of the initial mortgage pool balance and approximately 17.64% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

          o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

          o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

          o    One (1) of the mortgaged real properties, representing security for approximately 0.54% of the initial mortgage pool balance and approximately 0.60% of the initial loan group 1 balance, is a multifamily rental property that has a material tenant
               concentration of students. Those kinds of mortgaged real
               properties may experience more fluctuations in occupancy rate than other types of properties.

          o    Two (2) of the mortgaged real properties, representing security for approximately 0.52% of the initial mortgage pool balance and approximately 5.27% of the initial loan group 2 balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development
               under its Section 42 Housing Assistance Program or have tenants whose rents are subsidized under its Section 8 Housing Choice
               Voucher Program or are otherwise subsidized.

          o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
               (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

          o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

          Ground Leases. In the case of each of 14 mortgaged real properties securing, in whole or partially, 13 mortgage loans, which represent approximately 17.30% of the initial mortgage pool balance and approximately
19.18% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

                                     S-112

          In the case of one (1) mortgage loan (loan number 11), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
633 17th Street, representing approximately 1.51% of the initial mortgage pool balance and approximately 1.67% of the initial loan group 1 balance, one (1) of the four (4) ground leases and a sub-ground lease encumbering the related mortgaged real property has a maturity date that is seven (7) years after the stated maturity of the related mortgage loan. Additionally, one (1) of the four
(4) ground leases and a sub-ground lease encumbering the related mortgaged real property is silent on whether the holder of the mortgage loan is entitled to receive a notice of default and to have an opportunity to cure any default or breach by the related ground lessee; provided, however, under the sub-ground lease, lender shall have an opportunity (in the event that the sub-ground lease is terminated after a default by sub-ground lessee) to reinstate such sub-ground lease if lender assumes the sub-ground lessee's obligations within twenty (20)
days after such termination and agrees to cure all defaults.

          In the case of one (1) mortgage loan (loan number 4), which is secured by the mortgaged real properties identified on Annex A-1 as Galileo NXL Retail
Portfolio 4, representing approximately 4.10% of the initial mortgage pool balance and approximately 4.54% of the initial loan group 1 balance, the related mortgaged real property is made up of 12 separate properties owned by multiple borrowers. One of the properties is owned by the related borrower in leasehold pursuant to a ground lease that expires approximately three (3) years after the maturity of the related mortgage loan. The related borrower may terminate the ground lease at any time by acquiring the fee interest in the related mortgaged real property from the ground lessor for $1.00. In addition, the related borrower must purchase the ground lessor's fee interest for $1.00 upon expiration or early termination of the ground lease. The lender has the right to cure the related borrower's purchase option.

          See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders
That Are Not Present When Lending on an Actual Ownership Interest in a Real
Property" and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

          Additional and Other Financing.

          Additional Secured Debt.

          In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the trust fund. See "--The Loan Combinations" above for a description of certain aspects of the related Loan Combinations.

          In the case of one (1) mortgage loan (loan number 74), representing approximately 0.38% of the initial mortgage pool balance and approximately 3.91%
of the initial loan group 2 balance, the related borrower obtained subordinate bond financing secured by a second mortgage on the related mortgaged real property in the amount of $875,000. The second mortgage is subject to a subordination and standstill agreement entered into with the lender.

          Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent. See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's
Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property
Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing
Reduces a Principal's Equity in, and Therefore Its Incentive to Support, a
Mortgaged Real Property" in this prospectus supplement. See also, See "Risk
Factors--Additional Secured Debt Increases the Likelihood That a Borrower Will
Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal
Aspects Of Mortgage Loans--Subordinate Financing" in the accompanying base prospectus.

          Mezzanine Debt. In the case of nine (9) mortgage loans, representing approximately 9.26% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 8.73% of the initial

                                     S-113

loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 14.16% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                                                                            INTEREST
                                      MORTGAGE LOAN     ORIGINAL                                            RATE ON
 LOAN     LOAN   MORTGAGED PROPERTY    CUT-OFF DATE     MEZZANINE      AGGREGATE       MATURITY DATE OF    MEZZANINE
NUMBER   GROUP          NAME             BALANCE      DEBT BALANCE   DEBT BALANCE       MEZZANINE LOAN        LOAN
------   -----   ------------------   -------------   ------------   ------------     -----------------   -----------

    2      1     Mall of Louisiana     $120,000,000    $63,000,000   $238,000,000(1)  April 1, 2011          6.403%
   22      1     Fourth & Walnut       $ 24,977,835    $ 4,875,000   $ 29,852,835     March 1, 2011            6.5%
   25      2     Summer Park
                    Apartments         $ 22,650,000    $ 6,107,530   $ 28,757,530     June 19, 2006       Prime + 5.5%
   54      1     IAC-Goose Island
                    Industrial
                    Portfolio          $ 12,500,000    $ 9,005,918   $ 21,505,918     March 1, 2016           8.00%
   57      1     T-Mobile
                    Chattanooga        $ 12,000,000    $ 1,470,000   $ 13,470,000     April 1, 2008          11.00%
   58      2     Bent Tree
                    Apartments         $ 12,000,000    $ 4,000,000   $ 16,000,000     March 11, 2011          8.00%
   61      1     IAC-DHL
                    Distribution
                    Center             $ 11,350,000    $ 3,363,611   $ 14,713,611     January 6, 2016         8.00%
   77      1     Trust Building        $  9,000,000    $   625,000   $  9,625,000     December 29, 2015       12.5%
  105      1     Essex Square          $  6,200,000    $   500,000   $  6,700,000     May 1, 2021             7.00%

          In the case of each of the above described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

          o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered
               certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel, and

          o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

          Notwithstanding the foregoing, in case of the Essex Square mortgage loan identified in the table above, which mortgage loan is not subject to an intercreditor agreement, the related mortgage loan seller has been informed that the principals of the related borrower have entered into an estoppel agreement waiving the right to obtain future mezzanine debt, so long as the mezzanine indebtedness identified above is outstanding, and containing the mezzanine lender's acknowledgement that a change in one or more managers of the related borrower, a change in control of the borrower, or a transfer of over 49% of the members' equity or non-economic membership rights, without the consent of the holder of the mortgage loan which will be included in the trust fund, will be a default under that mortgage loan.

          In the case of 15 mortgage loans, representing approximately 20.15% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 20.58% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 16.24% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

----------
(1)  Includes $55,000,000 B-Note Non-Trust Loan.

                                     S-114

          o    consent of the mortgage lender;

          o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

          o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

          o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                         MAXIMUM
                                                      MORTGAGE LOAN   COMBINED LTV
 LOAN     LOAN                                         CUT-OFF DATE       RATIO      MINIMUM COMBINED
NUMBER   GROUP         MORTGAGED PROPERTY NAME           BALANCE        PERMITTED     DSCR PERMITTED
------   -----   ----------------------------------   -------------   ------------   ----------------

    1      1     North Point Mall                      $161,668,201        70%             1.20x
    2      1     Mall of Louisiana                     $120,000,000        70%             1.15x
    6      1     Ashford Hotel Portfolio 7             $ 83,075,000        70%             1.50x
   20      1     Hampton Inn - Herald Square           $ 26,500,000        75%             1.25x
   26      1     South Point Plaza                     $ 21,920,000         *                *
   41      2     Forest Meadows Apartments             $ 15,320,000        85%             1.10x
   46      1     Embassy Suites - Lubbock              $ 14,000,000        70%             1.40x
   55      1     Moderne Glass and Airport Business
                    Center                             $ 12,474,820        75%             1.35x
   56      2     Oklahoma Apartment Portfolio          $ 12,400,000        85%             1.10x
   58      2     Bent Tree Apartments                  $ 12,000,000         *                *
   82      1     Country Inn & Suites - Mesa           $  8,490,887        80%             1.25x
  122      1     100 West Long Lake                    $  5,000,000        75%             1.20x
  136      1     Expert Automotive                     $  4,485,925        75%             1.30x
  186      1     Clock Tower Self Storage              $  2,500,000        80%             1.25x
  213      1     Watchful Eye Self Storage             $  1,896,487        80%             1.25x

----------
*    Future mezzanine debt is subject to the lender's consent.

          While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

          Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real

                                     S-115

property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

          In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as North Point Mall, representing approximately 6.49% of the initial mortgaged pool balance and approximately 7.20% of the initial loan group 1 balance, the related borrower is permitted to incur trade payables (provided such amounts are not evidenced by a promissory note and may not be in excess of 60 days past due unless it is subject to a good faith dispute by the related borrower) and is permitted to incur indebtedness for capital expenditures; provided, however, that in no event may the sum of unpaid capital expenditures outstanding at any one time when aggregated with outstanding trade debt exceed $16,875,000.

          In the case of one (1) mortgage loan (loan number 2), which is secured by the mortgaged real property identified on Annex A-1 as Mall of Louisiana, representing approximately 4.82% of the initial mortgaged pool balance and approximately 5.34% of the initial loan group 1 balance, the related borrower is permitted to incur trade payables (provided such amounts are not evidenced by a promissory note and may not be in excess of 60 days past due unless it is subject to a good faith dispute by the related borrower) and is permitted to incur indebtedness for capital expenditures; provided, however, that in no event may the sum of unpaid capital expenditures outstanding at any one time when aggregated with outstanding trade debt exceed $17,850,000.

          In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of one (1) mortgage loan (loan number 40), representing approximately 0.62% of the initial mortgage pool balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.

          Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

          Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

          o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

          o    whether existing replacement cost hazard insurance or, if
               necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire mortgage loan; or

               2.   taking into account the cost of repair, to pay down the
                    mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

          Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

                                     S-116

          Lockboxes. Fifty-eight (58) mortgage loans, representing approximately
58.90% of the initial mortgage pool balance (56 mortgage loans in loan group 1, representing approximately 64.46% of the initial loan group 1 balance and two
(2) mortgage loans in loan group 2, representing approximately 7.95% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

          o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter"
               receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

               1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt
                    service payments, taxes and insurance and reserve account
                    deposits; or

               2.   to the borrower on a daily or other periodic basis, until
                    the occurrence of a triggering event, following which the
                    funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

               In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

               For purposes of this prospectus supplement, a lockbox is
               considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

          o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service
               payments, taxes and insurance and reserve account deposits.
               Examples of triggering events may include:

               1.   a failure to pay the related mortgage loan in full on or
                    before any related anticipated repayment date; or

               2.   a decline by more than a specified amount, in the net
                    operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4.   an event of default under the mortgage.

               For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

                                     S-117

          The 58 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                        % OF INITIAL
                                                         % OF INITIAL   LOAN GROUP 1      % OF INITIAL
                                           NUMBER OF       MORTGAGE       PRINCIPAL       LOAN GROUP 2
             LOCKBOX TYPE               MORTGAGE LOANS   POOL BALANCE      BALANCE     PRINCIPAL BALANCE
-------------------------------------   --------------   ------------   ------------   -----------------

              LOCKBOXES*
                                 Hard         44            50.18%         55.65%            0.00%
                                 Soft          6             6.28%          6.10%            7.95%
Springing (Including "Soft" springing
or "Hard" springing lockboxes)
                                 Hard          8             2.44%          2.71%            0.00%

          *    Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

          Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

          o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

               1.   the outstanding principal balance of the mortgage loan; and

               2.   the full insurable replacement cost or insurable value of
                    the improvements located on the insured property;

          o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
               Management Agency as having special flood hazards, flood
               insurance meeting the requirements of the Federal Insurance
               Administration guidelines, in an amount that is equal to the least of--

               1.   the outstanding principal balance of the related mortgage
                    loan;

               2.   the full insurable replacement cost or insurable value of
                    the improvements on the insured property; and

               3.   the maximum amount of insurance available under the National
                    Flood Insurance Act of 1968;

          o    commercial general liability insurance against claims for
               personal and bodily injury, death or property damage; and

          o    business interruption or rent loss insurance.

          Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

          In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded

                                     S-118

that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

          Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to
REO Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

          Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Fitch and S&P
(or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained or to itself obtain and maintain any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

          In some cases, however, insurance may not be available from insurers that are rated by either of Fitch or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

          Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

          With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

          o    to restore the mortgaged real property; or

          o    towards payment of the mortgage loan.

          If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class

                                     S-119

representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

          The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

          o    are not paid because of the deductible clause; and

          o    would have been paid if an individual hazard insurance policy referred to above had been in place.

          The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

          Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

          Appraisals. All of the mortgaged real properties for the mortgage loans were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform,
Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

          Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date.

          In the case of four (4) mortgaged real properties securing four (4)
separate mortgage loans (loan numbers 36, 54.02, 84.01 and 159), representing approximately 0.53% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 0.59% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

          The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

                                     S-120

          If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

          o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

          o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

          o    those conditions were remediated or abated prior to the closing date; or

          o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

          o    an environmental insurance policy (which was not for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;
               or

          o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
               contamination, a responsible party has been identified under applicable law, and generally either--

               1.   that condition is not known to have affected the mortgaged real property; or

               2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                    required, established a remediation fund, engaged in
                    responsive remediation, or provided an indemnity or guaranty to the borrower; or

               3.   an environmental insurance policy was obtained (which was
                    not for the primary benefit of a secured lender).

          In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

          o    the establishment of an operation and maintenance plan to address the issue, or

          o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

          In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation.
This could result in a claim for damages by any party injured by that condition.
In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

          In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

                                     S-121

          In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

          o    to carry out the specific remedial measures prior to closing;

          o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject
               mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

          Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

          In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

          o    the mortgaged real property had not been affected or had been minimally affected,

          o    the potential for the problem to affect the mortgaged real property was limited, or

          o    a person responsible for remediation had been identified.

          The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

          o    us,

          o    any of the other parties to the pooling and servicing agreement,

          o    any of the mortgage loan sellers,

          o    any of the underwriters, or

          o    the affiliates of any of these parties.

          There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

          See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

          Secured Creditor Environmental Insurance Policy. In the case of two
(2) mortgage loans (loan numbers 175 and 203), representing approximately 0.20%
of the initial mortgage pool balance and approximately 2.04% of the initial loan group 2 balance, the related mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgage real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate, provided no foreclosure has occurred.
Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under

                                     S-122

the mortgage loans to which they relate if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgage real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs discovered by the insured resulting from environmental conditions in violation of the applicable environmental standards at or emanating from the mortgaged real properties, and (iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

          The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

          Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

          o    in the case of 298 mortgaged real properties, representing security for approximately 99.71% of the initial mortgage pool balance (252 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 99.68% of the initial loan group 1 balance, and 46 mortgaged real properties securing mortgage loans in loan group 2, and representing
               approximately 100.00% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

          o    in the case of one (1) mortgaged real property, representing security for approximately 0.29% of the initial mortgage pool balance and approximately 0.32% of the initial loan group 1 balance, during the 14-month period preceding the cut-off date.

          The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

          On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

          In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the custodian with respect to each of the mortgage loans--

          o    either:

               1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

                                     S-123

               2.   if the original promissory note has been lost, a copy of
                    that note, together with a lost note affidavit and
                    indemnity;

          o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

          o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the
               particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

          o    either:

               1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

               2.   a certified copy of that assignment as sent for recording;

          o    either:

               1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                    recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                    information; or

               2.   a certified copy of that assignment as sent for recording;

          o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

          o    in those cases where applicable, the original or a copy of the related ground lease;

          o    originals or copies of any consolidation, assumption,
               substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

          o    a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master
               servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

          The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.
The scope of the custodian's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

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          If--

          o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the custodian is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

          o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

          Within a specified period following the later of--

          o    the date on which the offered certificates are initially issued;
               and

          o    the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

          In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

          (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

          (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause
               (d) below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the
               Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or

                                     S-125

               the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

          (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a
               proceeding in equity or at law, and (3) public policy
               considerations regarding provisions purporting to provide
               indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

          (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

          (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to
               Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

          (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

          (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

          (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

          In addition to the above-described representations and warranties, each mortgage loan seller will also make additional representations and warranties regarding the mortgage loans being sold by them to depositor, which
(subject to certain exceptions specified in each mortgage loan purchase agreement), will include representations and warranties generally to the following effect:

                                     S-126

          o    the borrower is obligated to be in material compliance with environmental laws and regulations;

          o    the mortgage loan is eligible to be included in a REMIC;

          o    there are no liens for delinquent real property taxes on the related mortgaged real property;

          o    the related borrower is not the subject of bankruptcy
               proceedings;

          o    if applicable, a mortgage loan secured by a borrower's leasehold interest contains certain provisions for the benefit of the lender; and

          o    the borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

          In the case of (i) a breach of any of the loan-specific
representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing
Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below;
provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

          o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

          o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

          o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

          o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

          o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the
               certificate administrator, the custodian or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

          o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

          o    if the circumstances (which are discussed under "Servicing of the
               Mortgage Loans--Servicing and Other Compensation and Payment of
               Expenses--The Principal Recovery Fee") under which

                                     S-127

               a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

          If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed
Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related
Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected
Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed
Loans, including the affected Crossed Loan, at the time of repurchase or substitution. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

          To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

          Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

          o    the affected mortgaged real property(ies) may be released
               pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

          o    the remaining mortgaged real property(ies) satisfy the
               requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or
               REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

          o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

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          Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

          A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

          In connection with the issuance of the certificates, the issuing entity will be Merrill Lynch Mortgage Trust 2006-C1, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Merrill Lynch Mortgage Trust 2006-C1 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "trust" or the
"trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

          The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the

                                     S-129

trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

          The trust will not have any directors, officers or employees. The trustee, the certificate administrator, the custodian, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

          Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws.
Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

          We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2006-C1 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor".

THE SPONSORS

          MERRILL LYNCH MORTGAGE LENDING. INC. Merrill Lynch Mortgage Lending,
Inc. ("MLML"), our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, one of the underwriters, will transfer to us, for inclusion in the series 2006-C1 securitization transaction, 44 mortgage loans, representing approximately 33.97% of the initial mortgage pool balance. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

          LASALLE BANK NATIONAL ASSOCIATION. LaSalle Bank National Association
("LaSalle Bank"), is a sponsor of this transaction and one of the mortgage loan sellers and is also acting as the certificate administrator and the custodian.
LaSalle Bank originated all but one and underwrote all of the mortgage loans it is selling to the depositor, which represent 49.08% of the initial mortgage pool balance.

          LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle
Street, Suite 3400, Chicago, Illinois 60603, and its telephone number is (312)
904-2000. LaSalle Bank offers a variety of banking services to customers including commercial and retail banking, trust services and asset management.
LaSalle Bank's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle Bank is a subsidiary of
LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America
Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of December 31, 2005, LaSalle Bank had
total assets of approximately $73 billion. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle Bank.

                                     S-130

          LaSalle Bank's Commercial Mortgage Securitization Program

          LaSalle Bank has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering.
Multiple mortgage loan seller transactions in which LaSalle Bank has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage
Securities Corp. acted as depositor, the "COMM" program in which Deutsche
Mortgage & Asset Receiving Corporation acted as depositor and the "HQ" program in which Morgan Stanley Mortgage Capital I Inc. acted as depositor.

          Between the inception of its commercial mortgage securitization program in 1998 and December 31, 2005, LaSalle Bank originated approximately
1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured community housing and self-storage properties. LaSalle Bank also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31,
2005, LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $4.0 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the Depositor.

          Servicing

          LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

          LaSalle Bank's Underwriting Standards

          General. LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
LaSalle Bank will comply in all respects with the underwriting criteria.

          Loan Analysis. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Condition,"
"--Appraisals," "--EnvironmentaL Assessments," "--Property Inspections" and
"--Additional Loan and Property Information--Zoning and Building Code
Compliance" and "--Hazard, Liability and Other Insurance".

                                     S-131

          Loan Approval. A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. LaSalle Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future, additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, LaSalle Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A1 hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

          PNC BANK, NATIONAL ASSOCIATION. PNC Bank, National Association, a
national banking association ("PNC Bank"), is a sponsor and one of the Mortgage
Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., which is one of the master servicers and is also the special servicer, and of PNC Capital
Markets LLC, one of the underwriters.

          PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

          PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

                                     S-132

          PNC Bank's Commercial Real Estate Securitization Program.

          PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC
Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of
Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

          PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC
Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

          As of March 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $10.4 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $10.2 billion in approximately 35 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $0.8 billion of such loans were included in securitizations in which Merrill Lynch Mortgage Investors, Inc. acted as the depositor. In its fiscal year ended December 31, 2005, PNC Bank originated over
$3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately
$743 million in such loans for securitization.

          The commercial mortgage loans originated for securitization by PNC
Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

          Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as a master servicer and as the special servicer in this transaction. See "Transaction Participants--The Master
Servicers and the Special Servicer" in this prospectus supplement for more information.

          PNC Bank's Underwriting Standards

          General. Conduit mortgage loans originated for securitization by PNC
Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general,

                                     S-133

and in many cases exceptions may be approved to one or more of these guidelines.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition," "--Appraisals," "--EnvironmentaL Assessments," and "--Engineering
Assessments".

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular

                                     S-134

escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC
Bank.

          ARTESIA MORTGAGE CAPITAL CORPORATION. Artesia Mortgage Capital
Corporation ("Artesia") is a Delaware Corporation, with its principal offices in
Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of
Dexia Bank. Dexia Bank, which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by
Moody's, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 506 billion Euros ($603 billion)
and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

          Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions.

          Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

          Artesia's Securitization Program.

          Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans --which are average-sized loans by industry standards -- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by
Artesia have been originated, directly or through correspondents, by Artesia.
During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.5 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

          When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see "--Artesia's Underwriting Standards" below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

          In addition, in the normal course of its securitization program,
Artesia may acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

          In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

          Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

          Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

                                     S-135

          o    deliver various specified loan documents;

          o    file and/or record various specified loan documents and
               assignments of those documents; and

          o    make various loan-specific representations and warranties.

          If it is later determined that any mortgage asset contributed by
Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

          Artesia's Underwriting Standards.

          General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

          Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Artesia's Underwriting
Standards" section.

          Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances,
Artesia's underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants.
Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

          Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more
--depending on loan size--specified credit committees of Artesia or Dexia Bank.
The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

                                     S-136

          Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

          The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.
In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

          o    the amount of income, net of operating expenses, capital
               expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

          o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

          For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

          o    the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken
               occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

          o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

          o    the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

          o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

          o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

          o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

                                     S-137

          There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

          Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under
"--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
Artesia's judgment of improved property performance in the future and/or other relevant factors.

          While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratios presented in this prospectus supplement.

          Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

          o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

          o    the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property.
For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia's judgment of improved property performance in the future and/or other relevant factors.

          Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

          The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

          Assessments of Property Condition. As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis,

                                     S-138

Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

          Appraisals. Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal
Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices
developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.
In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          Environmental Assessment. Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

          Depending on the findings of the initial environmental assessment,
Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

          Engineering Assessment. In connection with the origination process,
Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

          Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

          Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

                                     S-139

          Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether--

          o    any major casualty that would prevent rebuilding has a
               sufficiently remote likelihood of occurring;

          o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

          o    the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia's judgment
               constitute adequate security for the related mortgage loan;
               and/or

          o    to require the related borrower to obtain law and ordinance insurance.

          Escrow Requirements. Based on its analysis of the real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

          Notwithstanding the foregoing discussion under this "--Artesia's
Underwriting Standards" section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia's underwriting guidelines.
In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE MASTERS SERVICERS AND THE SPECIAL SERVICER

          WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association will act as master servicer with respect to those mortgage loans acquired by us from Merrill Lynch Mortgage Lending, Inc. (other than the Mall of
Louisiana Trust Mortgage Loan) and Artesia Mortgage Capital Corporation and
transferred by us to the trust.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of March 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 9,493 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $77.6 billion, including approximately 8,151 loans securitized in

                                     S-140

approximately 84 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $72.8 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

          MIDLAND LOAN SERVICES, INC. Midland Loan Services, Inc ("Midland")
will act as master servicer with respect to those mortgage loans acquired by us from PNC Bank, National Association and LaSalle Bank National Association and
transferred by us to the trust as well as the Mall of Louisiana Trust Mortgage
Loan.

          Midland will also be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement.

          Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association ("PNC Bank"), which is one of the mortgage loan sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin
Street, Building 82, Suite 700, Overland Park, Kansas 66210.

          Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

                                     S-141

          Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

          Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

          From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. Additionally,
Midland has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

          Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

          As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
13,334 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2006, Midland was named the special servicer in approximately 118 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $79.4 billion.
With respect to such transactions as of such date, Midland was administering approximately 73 assets with an outstanding principal balance of approximately
$594.3 million.

          Midland has been servicing mortgage loans in commercial
mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

                                     S-142

PORTFOLIO GROWTH -           CALENDAR YEAR END
  MASTER/PRIMARY     (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   ---------------------------------
                             2003   2004   2005
                             ----   ----   ----
CMBS                          $60    $70   $104
Other                          23     28     32
                             ----   ----   ----
TOTAL                         $83    $98   $136

          Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.
The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2003 to 2005.

  PORTFOLIO GROWTH -             CALENDAR YEAR END
CMBS SPECIAL SERVICING   (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------   ---------------------------------
                                 2003   2004   2005
                                 ----   ----   ----
TOTAL                             $40    $49    $65

THE TRUSTEE

          U.S. Bank National Association ("U.S. Bank") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S.
Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized
U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at One Federal
Street, Corporate Trust Services - 3rd Floor, Boston, MA 02110, Attention:
Merrill Lynch Mortgage Trust 2006-C1.

          U.S. Bank has provided corporate trust services since 1924. As of
December 31, 2005, U.S. Bank was acting as trustee with respect to approximately
54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National
Association) was acting as trustee on 81 issuances of Commercial Mortgage Backed securities with an outstanding aggregate principal balance of approximately $
26.4 billion.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

          LaSalle Bank National Association will be the certificate
administrator and custodian under the pooling and servicing agreement. LaSalle
Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is a subsidiary of

                                     S-143

ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as certificate administrator on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as certificate administrator on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions for which it currently serves as certificate administrator numbers 403 with an outstanding certificate balance of approximately $262.7 billion. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings. The depositor, the master servicers, the special servicer and the trustee may maintain other banking relationships in the ordinary course of business with the certificate administrator. The certificate administrator's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention:
Global Securities and Trust Services - Merrill Lynch Mortgage Trust 2006-C1 or
at such other address as the certificate administrator may designate from time to time.

          In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          Using information set forth in this prospectus supplement, the certificate administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the certificate administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the certificate administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the certificate administrator will be able to conclusively rely on the information provided to it by the master servicers, and the certificate administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We, the depositor, are affiliated with the following parties: (i)
Merrill Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, and
(ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters.

          Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage
Investors, Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters.

                                     S-144

          LaSalle Bank National Association, a sponsor and mortgage loan seller, will also act as the certificate administrator and the custodian and is the parent of LaSalle Financial Services, Inc., one of the underwriters.

          LaSalle Bank National Association and Merrill Lynch Mortgage Lending,
Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to ("MLML") for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          PNC Bank, National Association, a sponsor and mortgage loan seller, is affiliated with the following parties: (i) PNC Capital Markets LLC, one of the underwriters and (ii) Midland Loan Services, Inc., which is a master servicer and is also the special servicer.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

          The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

          o    any and all applicable laws; and

          o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

          Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

          In general, the master servicers will be responsible for the servicing and administration of--

          o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

          o    all worked out mortgage loans as to which no new Servicing
               Transfer Event has occurred.

          The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

          Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the certificate administrator required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it

                                     S-145

was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO
Properties. None of the masters servicers or the special servicer will have responsibility for the performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

          The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

          Each B-Note Non-Trust Loan will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

          With respect to each master servicer, the master servicing fee:

          o    will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

               1.   each such mortgage loan, if any, that becomes a specially
                    serviced mortgage loan; and

               2.   each such mortgage loan, if any, as to which the
                    corresponding mortgaged real property has become REO
                    Property; and

          o    in the case of each applicable mortgage loan, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be any of a 30/360 Basis or an
                    Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

               2.   accrue at the related master servicing fee rate;

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

               4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                    mortgage loan and any related REO Property has been
                    liquidated, out of general collections on the mortgage pool.

          For purposes of this prospectus supplement, master servicing fees include primary servicing fees. Each master servicer will be the primary servicer for certain of the mortgage loans it is responsible for servicing.

          Subject to certain conditions, the masters servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If a master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer

                                     S-146

under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

          The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1350% per annum. The weighted average master servicing fee rate for the mortgage pool was
0.0302% per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of a master servicer.

          Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

          The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted
Investments. See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

          Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

          o    the total amount of those Prepayment Interest Shortfalls; and

          o    the sum of the following components of that master servicer's total servicing compensation for that same collection period--

               1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

               2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

                                     S-147

          No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

          Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest"
in this prospectus supplement.

          Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          o    the special servicing fee;

          o    the workout fee; and

          o    the principal recovery fee.

          The Special Servicing Fee. The special servicing fee:

          o    will be earned with respect to--

               1.   each specially serviced mortgage loan, if any; and

               2    each mortgage loan, if any, as to which the corresponding
                    mortgaged real property has become REO Property; and

          o    with respect to each such mortgage loan, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be any of a 30/360 Basis or an
                    Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

               2.   accrue at a special servicing fee rate of 0.25% per annum;

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan;
                    and

               4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                    Properties, that are on deposit in the master servicers'
                    collection accounts from time to time.

          The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of,

                                     S-148

and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing
Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

          The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

          Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

          o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for
               defective or deficient loan documentation, as described under
               "Description of the Mortgage Pool--Repurchases and Substitutions"
               in this prospectus supplement within the time period (or
               extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

          o    except as described under "--Realization Upon Defaulted Mortgage
               Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under
               "--Realization Upon Defaulted Mortgage Loans" below;

          o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under
               "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless provided for under the related Loan
               Combination Intercreditor Agreement;

          o    the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
               "Description of the Offered Certificates--Termination" in this prospectus supplement; and

          o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II

                                     S-149

               certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

          Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

          Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a Note B Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject Note B
Non-Trust Loan.

          Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

          In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

          o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

               1.   to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on
                    Advances made by that party with respect to that mortgage
                    loan or the related mortgaged real property,

               2.   to reimburse the trust fund for any interest on Advances
                    that were made with respect to that mortgage loan or the
                    related mortgaged real property, which interest was paid to the applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than
                    late payment charges and Penalty Interest collected on that mortgage loan,

               3.   to pay, or to reimburse the trust fund for, any expenses
                    incurred by the special servicer in connection with
                    inspecting the related mortgaged real property following a
                    Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

               4.   to pay, or to reimburse the trust fund for, any other
                    expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment
                    charges collected on that mortgage loan, would result in an
                    Additional Trust Fund Expense; and

          o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

          Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

                                     S-150

          Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

          The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request 10 business days, if reasonably practicable, and in any event at least five business days, prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

          If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

          o    if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

          o    if the failure continues for five more business days, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

          If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

                                     S-151

          The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

          Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

          o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

          o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account)
               subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
               Service Payments and Reimbursement of Advances" in this
               prospectus supplement.

          The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

          Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related B-Note Non-Trust Loan(s)), as a collective whole.

          For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

TRUST ADMINISTRATION COMPENSATION

          The trustee, the certificate administrator and the custodian will each be entitled to a monthly fee for its services, which fees (in the aggregate)
will--

          o    accrue at a rate of 0.0009% per annum,

          o    accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

                                     S-152

          o    be calculated on the same interest accrual basis as is applicable to each mortgage loan.

          The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

          In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the
Offered Certificates--Distribution Account" and "--Interest Reserve Account" in
this prospectus supplement. It will be--

          o    entitled to retain any interest or other income earned on those funds, and

          o    required to cover any losses of principal of those investments from its own funds.

          The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company (other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

          Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between a master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason that master servicer or the special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of that master servicer or the special servicer, as applicable, may:

          o    assume the party's rights and obligations under the sub-servicing agreement; or

          o    if there is an event of default thereunder, terminate the
               sub-servicing agreement.

          The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, for benefit of the related B-Note Loan Noteholder(s), will be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the

                                     S-153

sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

          The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

          Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

          Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

          o    select a representative having the rights and powers described under "--Rights and Powers of The Controlling Class
               Representative and the Loan Combination Controlling Parties"
               below; or

          o    replace an existing controlling class representative.

          The certificate administrator will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

          o    the receipt by the certificate administrator of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

          o    the resignation or removal of the person acting as controlling class representative; or

          o    a determination by the certificate administrator that the
               controlling class of certificateholders has changed.

                                     S-154

          The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, the certificate administrator, each master servicer and the special servicer with--

          o    written confirmation of its acceptance of its appointment;

          o    an address and facsimile number for the delivery of notices and other correspondence; and

          o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal,
               including their names, titles, work addresses and facsimile numbers.

          Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the certificate administrator and to the existing controlling class representative.

          Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of any Loan
Combination such other number of days provided for in the related Loan
Combination Intercreditor Agreement) after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the a Loan
Combination, the related Loan Combination Controlling Party (if any)), among others, by the special servicer.

          If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

          The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

                                     S-155

          In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

          Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related
Loan Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related Loan Combination that are different from those described above.

          No direction of the controlling class representative or a Loan
Combination Controlling Party in connection with any asset status report may (a)
require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination
Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's, the certificate administrator's or special servicer's responsibilities under the pooling and servicing agreement.

          In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the North Point Mall Loan Combination, the Mall of Louisiana Loan
Combination, the 633 17th Street Loan Combination and the Mainsail Loan
Combination), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans in the trust fund (exclusive of the mortgage loans that are part of the four Loan Combinations identified above) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional Interest or taking actions described under
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and
"--Modifications, Waivers, Amendments and Consents" below):

          o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

          o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

          o    any proposed sale of any defaulted mortgage loan or any REO
               Property, other than in connection with the termination of the trust as described under "Description of the Offered
               Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon
               Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding

                                     S-156

               principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

          o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

          o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified
               conditions being fulfilled, (b) upon satisfaction of that
               mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

          o    any acceptance of substitute or additional real property
               collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

          o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

          o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

          o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

          o    any determination that an insurance-related default is an
               Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

          o    any waiver of insurance required under the related loan documents
               (except as contemplated in the preceding bullet).

          IN THE CASE OF EACH OF THE NORTH POINT MALL TRUST MORTGAGE LOAN, THE
MALL OF LOUISIANA TRUST MORTGAGE LOAN, THE 633 17TH STREET TRUST MORTGAGE LOAN
AND THE MAINSAIL TRUST MORTGAGE LOAN, THE RELATED LOAN COMBINATION CONTROLLING
PARTY (WHICH WILL EITHER BE THE CONTROLLING CLASS REPRESENTATIVE OR THE RELATED
B-NOTE LOAN NOTEHOLDER) WILL BE ENTITLED TO ADVISE THE SPECIAL SERVICER WITH
RESPECT TO THE ACTIONS DESCRIBED UNDER "DESCRIPTION OF THE MORTGAGE POOL--THE
LOAN COMBINATIONS" AND THE SPECIAL SERVICER WILL NOT BE PERMITTED TO TAKE (OR
CONSENT TO THE APPLICABLE MASTER SERVICER TAKING) ANY OF THOSE SPECIFIED ACTIONS
WITH RESPECT TO THE LOAN COMBINATION AS TO WHICH THE LOAN COMBINATION
CONTROLLING PARTY HAS OBJECTED IN WRITING.

          Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

                                     S-157

          Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or, in the case of any of the
North Point Mall Loan Combination, the Mall of Louisiana Loan Combination, the
633 17th Street Loan Combination or the Mainsail Loan Combination, the related
Loan Combination Controlling Party), as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class Representative
and the Loan Combination Controlling Parties" subsection, may--

          o    require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing
               agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the
               Servicing Standard and the loan documents;

          o    result in an adverse tax consequence for the trust;

          o    expose the trust, us, the applicable master servicer, the special servicer, the trustee, the certificate administrator, the
               custodian or any of our or their respective affiliates,
               directors, officers, employees or agents, to any material claim, suit or liability; or

          o    materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement.

The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable, any Loan Combination Controlling Party) that would have any of the effects described in the immediately preceding five bullets.

          Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, if applicable, the related Loan Combination Controlling Party) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative
(or, if applicable, the related Loan Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days (or, in the case of any of the North Point Mall Loan Combination, the Mall of Louisiana
Loan Combination, the 633 17th Street Loan Combination or the Mainsail Loan
Combination, such other number of days provided in the related Loan Combination
Intercreditor Agreement) following the first such notice, the controlling class representative (or, if applicable, the related Loan Combination Controlling
Party) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

                                     S-158

          WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS"
SECTION, IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND
POWERS OF THE CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE MORTGAGE
LOANS THAT ARE PART OF LOAN COMBINATIONS, THE RELATED B-NOTE LOAN NOTEHOLDERS)
COULD HAVE ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE
APPLICABLE MASTER SERVICER.

          Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by any B-Note Loan
Noteholder acting as a Loan Combination Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of a mortgage loan that is part of a Loan
Combination, the related B-Note Loan Noteholder in its capacity as the related
Loan Combination Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that B-Note Loan Noteholder, as applicable)
is required to immediately notify the trustee, the certificate administrator, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative (or, in the case of a mortgage loan that is part of a Loan Combination, the related B-Note
Loan Noteholder in its capacity as Loan Combination Controlling Party), but only if--

          o    the special servicer or the trust are also named parties to the same action; and

          o    in the sole reasonable judgment of the special servicer:

               1.   the controlling class representative (or, in the case of a mortgage loan that is part of a Loan Combination, the
                    related B-Note Loan Noteholder in its capacity as the
                    related Loan Combination Controlling Party) acted in good
                    faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

               2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the
                    controlling class representative (or, in the case of a
                    mortgage loan that is part of a Loan Combination, the
                    related B-Note Loan Noteholder in its capacity as the
                    related Loan Combination Controlling Party).

          The controlling class representative and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the
B-Note Loan Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the Loan Combinations, the related B-Note Loan Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a B-Note Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

          Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of
Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

                                     S-159

          o    written confirmation from each rating agency rating the
               certificates that the appointment will not result in a
               qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

          o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

          Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

          If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

          With respect to each of the North Point Mall Loan Combination, the 633
17th Street Loan Combination, the Mainsail Loan Combination, the related Loan
Combination Controlling Party will have the right, subject to the conditions and restrictions set forth in the pooling and servicing agreement and the applicable intercreditor agreement, to cause the special servicer to be terminated without cause with respect to the related Loan Combination. If the resulting special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

          If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

          o    to receive all notices described under "--The Controlling Class
               Representative and the Loan Combination Controlling Parties" and
               "--Replacement of the Special Servicer" above; and

          o    to exercise directly all rights described under "--The
               Controlling Class Representative and the Loan Combination
               Controlling Parties" and "--Replacement of the Special Servicer"
               above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

          Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

                                     S-160

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

          o    in respect of any mortgage loan that--

               1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as
                    part of a group of cross-collateralized mortgage loans or
                    (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal
                    balance of the mortgage pool at the time of determination;
                    or

               2.   is one of the ten largest mortgage loans (which for this
                    purpose includes groups of cross-collateralized mortgage
                    loans and groups of mortgage loans made to affiliated
                    borrowers) by outstanding principal balance at the time of determination; or

          o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The special servicer, with respect to any specially serviced mortgage loan, may, consistent with the Servicing Standard, agree to:

          o    modify, waive or amend any term of the subject mortgage loan;

          o    extend the maturity of the subject mortgage loan;

          o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

          o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

          o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

                                     S-161

          o    permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

          o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

          The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

          o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

          o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during any period in which the related mortgage note prohibits principal prepayments; or

          o    in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

          Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

          Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

               1.   two years prior to the rated final distribution date; and

               2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                    (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the
                    related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the
                    then-current term of the related ground lease, plus any
                    unilateral options to extend such term.

          Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

          o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

          o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or
               REMIC II under the Code; or

                                     S-162

          o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

          Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as special servicer as specified in the pooling and servicing agreement, including, without limitation--

          o    approving certain waivers of non-material covenant defaults;

          o    approving certain leasing activity;

          o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

          o    approving certain consents with respect to rights-of-way,
               easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

          o    approving releases of unimproved parcels of a mortgaged real property;

          o    approving annual budgets to operate mortgaged real properties;

          o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
               claims-paying ability ratings of insurance providers; and

          o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
               $2,000,000.

          The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications,
Waivers, Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

          Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional
Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

          o    must be in accordance with the Servicing Standard; and

          o    will be subject to approval by the special servicer and the controlling class representative.

          The pooling and servicing agreement will also limit the master servicers' and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

          Neither a master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

                                     S-163

          All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

          The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

          Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

          As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that
Appraisal Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

          o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

          o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or
               insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer and will be reimbursable to the applicable master servicer as a servicing advance.

                                     S-164

COLLECTION ACCOUNTS

          General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

          The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

          Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

          o    all payments on account of principal on the mortgage loans, including principal prepayments;

          o    all payments on account of interest on the mortgage loans, including Additional Interest and Penalty Interest;

          o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

          o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a
               mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

          o    all amounts received and retained in connection with the
               liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted
               Mortgage Loans" below;

          o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Repurchases and
               Substitutions" in this prospectus supplement;

          o    any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
               Investments of funds held in the collection account;

          o    all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
               Mortgage Pool--Additional Loan and Property Information--Hazard,
               Liability and Other Insurance" in this prospectus supplement;

          o    any amounts required to be transferred from the special
               servicer's REO account;

          o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under
               "--Servicing and Other Compensation and Payment of
               Expenses--Prepayment Interest Shortfalls" above; and

                                     S-165

          o    any amount paid by a borrower to cover items for which a
               servicing advance has been previously made and for which the that master servicer or the trustee, as applicable, has been
               previously reimbursed out of the collection account.

          Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

          Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

          Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

          o    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
               "Description of the Offered Certificates--Distribution Account"
               in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount
               (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B)
               and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
               Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

          o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee) received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of
               principal as described under "Description of the Offered
               Certificates--Advances of Delinquent Monthly Debt Service
               Payments and Reimbursement of Advances" in this prospectus supplement;

          o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

          o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is
               either--

               1.   a specially serviced mortgage loan; or

               2.   a mortgage loan as to which the related mortgaged real
                    property has become an REO Property;

                                     S-166

          o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and
               Other Compensation and Payment of Expenses" above;

          o    to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such
               servicing advance, and then, out of liquidation proceeds,
               insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under
               "--Servicing and Other Compensation and Payment of Expenses"
               above and "Description of the Offered Certificates--Advances of
               Delinquent Monthly Debt Service Payments and Reimbursement of
               Advances" in this prospectus supplement;

          o    to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing
               agreement and the limitations described under, as applicable,
               "--Servicing and Other Compensation and Payment of Expenses"
               above and/or "Description of the Offered Certificates--Advances
               of Delinquent Monthly Debt Service Payments and Reimbursement of
               Advances" in this prospectus supplement;

          o    to pay the trustee or the special servicer/itself, in that order
               (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
               Interest and late payment charges collected on the related mortgage loan during the collection period during which that
               Advance is reimbursed;

          o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not
               otherwise payable under the preceding bullet;

          o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

          o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

          o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any,
               previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

                                     S-167

          o    to pay, out of general collections on the mortgage loans and any
               REO Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental
               conditions at any mortgaged real property that secures a
               defaulted mortgage loan;

          o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general
               collections on the mortgage loans and any REO Properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under
               "Description of the Governing Documents--Matters Regarding the
               Master Servicer, the Special Servicer, the Manager and Us" in the
               accompanying base prospectus;

          o    to pay, out of general collections on the mortgage loans and any
               REO Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and
               expenses properly incurred by the certificate administrator in connection with consulting with the special servicer as to tax matters;

          o    to pay any other items described in this prospectus supplement as being payable from the collection account;

          o    to withdraw amounts deposited in the collection account in error;
               and

          o    to clear and terminate the collection account upon the
               termination of the pooling and servicing agreement.

          The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

          In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

          o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

          o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance, and

          o    the amount on deposit in the other master servicer's collection account is sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus

                                     S-168

supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

          At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

          Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

          Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

          If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

          If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to

                                     S-169

another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The applicable master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

          Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Controlling Class Representative and the Loan
Combination Controlling Parties" above, the special servicer may, on behalf of the trust, take any of the following actions:

          o    institute foreclosure proceedings;

          o    exercise any power of sale contained in the related mortgage;

          o    obtain a deed in lieu of foreclosure; or

          o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

          The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

          o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

          o    either:

               1.   the report indicates that--

                    o    the particular mortgaged real property is in compliance
                         with applicable environmental laws and regulations; and

                    o    there are no circumstances or conditions present at the
                         mortgaged real property that have resulted in any
                         contamination for which investigation, testing,
                         monitoring, containment, clean-up or remediation could
                         be required under any applicable environmental laws and
                         regulations; or

               2.   the special servicer (who may rely conclusively on the
                    report) determines that taking the actions necessary to
                    bring the particular mortgaged real property into compliance with applicable environmental laws and regulations and/or
                    taking any of the other actions contemplated by clause 1.
                    above, is reasonably likely to maximize the recovery to
                    certificateholders (or, if a Loan Combination is involved, the certificateholders and the

                                     S-170

                    holder(s) of the related B-Note Non-Trust Loan(s)), taking into account the time value of money.

          If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the certificate administrator, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and
(ii) the certificate administrator shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

          If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

          If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

          o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

          o    unreimbursed (from the related mortgage loan) servicing expenses and Advances incurred with respect to the mortgage loan;

          o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

          o    any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any
               expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

          If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          o    the IRS grants an extension of time to sell the property; or

          o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property
               subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC
               I or REMIC II to fail to qualify as a REMIC under the Code.

                                     S-171

          Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

          The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

          In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

          o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

          o    is in accordance with the Servicing Standard.

          The special servicer must review the operation of each REO Property and consult with the certificate administrator or any person appointed by the certificate administrator to act as tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section
857(b)(4)(B) of the Code.

          This determination is most likely to occur in the case of an REO
Property that is a hotel. To the extent that income the trust receives from an
REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

          The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

          The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

                                     S-172

          The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

          o    any withdrawals made out of those amounts as described in the preceding sentence; and

          o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

          The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

          o    any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

          o    any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

          o    any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

          The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

          The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

          Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO

                                     S-173

Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the certificate administrator, the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

          On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the certificate administrator and us, among others, the following items:

          o    a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be,
               assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material
               instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special
               servicer, as the case may be, and (d) a statement that a
               registered public accounting firm has issued an attestation report on the subject master servicer's or the special
               servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending
               December 31st of the preceding calendar year;

          o    as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight
               Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

          o    a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and
               servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

          The pooling and servicing agreement will require that: (1) the certificate administrator, the custodian and any party to the pooling and servicing agreement (in addition to the master servicers and special servicer)
that is "participating in the servicing function" (within the meaning of Item
1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the

                                     S-174

first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item
1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause)
that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the certificate administrator and the custodian must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item
1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

          Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

          o    any failure by either master servicer to deposit into the
               collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure
               continues unremedied for two business days following the date on which the deposit was required to be made; or

          o    any failure by either master servicer to remit to the certificate administrator for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until
               11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

          o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

          o    a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing
               agreement, and that failure continues unremedied for five
               business days following the date on which notice has been given to that master servicer by the certificate administrator or the trustee; or

          o    a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the certificate administrator and any affected B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the certificate administrator the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the

                                     S-175

               subject master servicer or the special servicer, as applicable, pursuant to the pooling and servicing agreement, which is
               required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the second business day after the time (plus any
               applicable grace period) specified in the pooling and servicing agreement; or

          o    it is determined that there is a breach by either master servicer or the special servicer of any of its representations or
               warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates;
               provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial
               30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

          o    a decree or order of a court having jurisdiction in an
               involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

          o    a master servicer or the special servicer consents to the
               appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar
               proceedings relating to it or of or relating to all or
               substantially all of its property; or

          o    a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

          o    either Fitch or S&P has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or
               (b) placed any class of certificates on "watch status" in
               contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

          o    a master servicer or the special servicer is removed from S&P's
               Select Servicer List as a U.S. Commercial Mortgage Master
               Servicer or a U.S. Commercial Mortgage Special Servicer, as
               applicable, and is not reinstated within 60 days after its removal therefrom; or

          o    a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

                                     S-176

RIGHTS UPON EVENT OF DEFAULT

          If an event of default described under "--Events of Default" above occurs with respect to the either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

          o    succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the special servicer, as the case may be, under the pooling and servicing agreement; or

          o    appoint an established mortgage loan servicing institution to act as successor a successor master servicer or the successor special servicer, as the case may be, provided such successor is
               reasonably acceptable to the controlling class representative.

          Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

          Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

          In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

          The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

          o    be authorized under those laws to exercise trust powers;

                                     S-177

          o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

          o    be subject to supervision or examination by a federal or state banking authority.

          If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The certificates will be issued, on or about May 25, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

          o    a segregated pool of mortgage loans;

          o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of
               principal, interest and other amounts due on or before that date;

          o    the loan documents for those mortgage loans;

          o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

          o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

          o    those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under
               "--Interest Reserve Account" below

          Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

          The certificates will include the following classes:

          o    the A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C and D
               classes, which are the classes of certificates that are offered by this prospectus supplement; and

                                     S-178

          o    the X, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

               1.   will be retained or privately placed by us; and

               2.   are not offered by this prospectus supplement.

          The class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F,
G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

          On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for that distribution date. See "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

          The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

          The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A,
AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $2,489,838,694, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the monthly certificate administrator report.

REGISTRATION AND DENOMINATIONS

          General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

                                     S-179

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

          o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

          o    all references in this prospectus supplement to payments,
               notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in
               accordance with DTC's procedures.

          The certificate administrator will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or
Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

          Transfers between participants in DTC will occur in accordance with
DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

          General. The certificate administrator must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

                                     S-180

          Although the certificate administrator may establish and maintain collections of Additional Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the certificate administrator's distribution account.

          Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

          o    all payments and other collections on the mortgage loans and any
               REO Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2.   payments and other collections received after the end of the related collection period;

               3.   amounts that are payable or reimbursable from the subject
                    master servicer's collection account to any person other
                    than the certificateholders, including--

                    (a)  amounts payable to the subject master servicer or the special servicer as compensation, including master
                         servicing fees, special servicing fees, workout fees,
                         principal recovery fees, assumption fees, modification
                         fees and, to the extent not otherwise applied to cover
                         interest on Advances and/or certain other actual or
                         potential Additional Trust Fund Expenses, Penalty
                         Interest and late payment charges,

                    (b)  amounts payable in reimbursement of outstanding
                         Advances, together with interest on those Advances,

                    (c)  amounts payable with respect to other expenses of the trust, and

                    (d)  amounts payable at the request of the other master
                         servicer as described in the last paragraph under
                         "--Collection Account--Withdrawals" above.

               4.   amounts deposited in the subject master servicer's
                    collection account in error;

          o    any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
               Shortfalls incurred with respect to the mortgage loans during the related collection period;

          o    any P&I advances made with respect to that distribution date; and

          o    any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
               Certificates--Termination" in this prospectus supplement.

          See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

          With respect to each distribution date that occurs during March, commencing in March 2007, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest
Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

                                     S-181

          Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

          o    to pay itself, the custodian and the trustee a monthly fee which is described under "--Trust Administration Compensation" above and any interest or other income earned on funds in the
               distribution account;

          o    to indemnify the trustee and various related persons, as
               described under "Description of the Governing Documents--Matters
               Regarding the Trustee" in the accompanying base prospectus;

          o    to indemnify itself and the custodian and any corresponding related persons similar to those described in preceding bullet;

          o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

          o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of
               Owners of REMIC Residual Certificates--Prohibited Transactions
               Tax and Other Taxes" in the accompanying base prospectus and
               "Servicing of the Mortgage Loans--REO Properties" in this
               prospectus supplement;

          o    to pay any separate tax administrator any amounts reimbursable to it;

          o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

          o    to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

          o    to clear and terminate the distribution account at the
               termination of the pooling and servicing agreement.

          On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates.
For any distribution date, those funds will consist of three separate components--

          o    the portion of those funds that represent prepayment
               consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under
               "--Payments--Payments of Prepayment Premiums and Yield
               Maintenance Charges" below;

          o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest"
               below; and

          o    the remaining portion of those funds, which--

               1.   we refer to as the Available Distribution Amount; and

               2.   will be paid to the holders of all the certificates as
                    described under "--Payments--Priority of Payments" below.

                                     S-182

INTEREST RESERVE ACCOUNT

          The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis.
That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account.
Funds held in the certificate administrator's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's interest reserve account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

          During January, except in a leap year, and February of each calendar year, beginning in 2007, the certificate administrator will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional
Interest and net of any master servicing fees and trust administration fees payable therefrom) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

          During March of each calendar year, beginning in 2007, the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

                                     S-183

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

FEES

Master Servicing Fee / Master    The master servicers will earn a       Compensation    First, out of collections of       Monthly
Servicers                        master servicing fee with respect                      interest with respect to the
                                 to each and every mortgage loan in                     subject mortgage loan and
                                 the trust, including each                              then, if the subject mortgage
                                 specially serviced mortgage loan,                      loan and any related REO
                                 if any, and each mortgage loan, if                     Property has been liquidated,
                                 any, as to which the corresponding                     out of general collections on
                                 mortgaged real property has become                     deposit in the collection
                                 an REO Property. With respect to                       account.
                                 each mortgage loan, the master
                                 servicing fee will: (1) generally
                                 be calculated for the same number
                                 of days and on the same principal
                                 amount as interest accrues or is
                                 deemed to accrue on that mortgage
                                 loan; and (2) accrue at an annual
                                 rate that ranges from 0.020% to
                                 0.135% per annum. Master servicing
                                 fees with respect to any mortgage
                                 loan will include the primary
                                 servicing fees payable by the
                                 applicable master servicer to any
                                 sub-servicer with respect to that
                                 mortgage loan.

Additional Master Servicing      o    Prepayment Interest Excesses      Compensation    Interest payments made by the   Time to time
Compensation / Master                 collected on mortgage loans                       related borrower intended to
Servicers                             that are the subject of a                         cover interest accrued on the
                                      principal prepayment in full                      subject principal prepayment
                                      or in part after their                            with respect to the subject
                                      respective due dates in any                       mortgage loan during the
                                      collection period;                                period from and after the
                                                                                        related due date.

                                 o    All interest and investment       Compensation    Interest and investment            Monthly
                                      income earned on amounts on                       income related to the subject
                                      deposit in accounts                               accounts (net of investment
                                      maintained by the master                          losses).
                                      servicers, to the extent not
                                      otherwise payable to the
                                      borrowers;

                                     S-184

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                 o    On performing mortgage loans,     Compensation    Payments of late payment        Time to time
                                      late payment charges and                          charges and default interest
                                      default interest actually                         made by borrowers with
                                      collected with respect to the                     respect to the mortgage
                                      subject mortgage loan during                      loans.
                                      any collection period, but
                                      only to the extent not
                                      otherwise allocable to pay
                                      the following items with
                                      respect to the subject
                                      mortgage loan: (i) interest
                                      on advances; or (ii)
                                      Additional Trust Fund
                                      Expenses currently payable or
                                      previously paid with respect
                                      to the subject mortgage loan
                                      or mortgaged real property
                                      from collections on the
                                      mortgage pool and not
                                      previously reimbursed; and

                                 o    100%--or, if the consent of       Compensation    Payments of the applicable      Time to time
                                      the special servicer is                           fee(s) made by the borrower
                                      required with respect to the                      under the subject mortgage
                                      subject action, 50%-- of each                     loan.
                                      assumption application fee,
                                      assumption fee, modification
                                      fee, extension fee other
                                      similar fee or fees paid in
                                      connection with a defeasance
                                      of a mortgage loan that is
                                      actually paid by a borrower
                                      in connection with the
                                      related action.

Special Servicing Fee /          The special servicer will earn a       Compensation    Out of general collections on      Monthly
Special Servicer                 special servicing fee with respect                     all the mortgage loans and
                                 to each mortgage loan that is                          any REO Properties in the
                                 being specially serviced or as to                      trust on deposit in the
                                 which the corresponding mortgaged                      master servicers' collection
                                 real property has become an REO                        accounts.
                                 Property. With respect to each
                                 such mortgage loan described in
                                 the preceding sentence, the
                                 special servicing fee will: (a)
                                 accrue for the same number of days
                                 and on the same principal amount
                                 as interest accrues or is deemed
                                 to accrue from time to time on
                                 that mortgage loan; (b) accrue at
                                 a special servicing fee rate of
                                 0.25% per annum; and

                                     S-185

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                 (c) be payable monthly from
                                 general collections on the
                                 mortgage pool.

Workout Fee / Special Servicer   The special servicer will, in          Compensation    Out of each collection of       Time to time
                                 general, be entitled to receive a                      interest (other than default
                                 workout fee with respect to each                       interest) and principal
                                 specially serviced mortgage loan                       received on the subject
                                 that it successfully works out.                        mortgage loan.
                                 The workout fee will be payable
                                 out of, and will be calculated by
                                 application of a workout fee rate
                                 of 1.0% to, each collection of
                                 interest and principal received on
                                 the subject mortgage loan for so
                                 long as it is not returned to
                                 special servicing by reason of an
                                 actual or reasonably foreseeable
                                 default.

Principal Recovery Fee /         Subject to the exceptions              Compensation    Out of the full, partial or     Time to time
Special Servicer                 described under "The Pooling and                       discounted payoff obtained
                                 Servicing Agreement--Servicing and                     from the related borrower
                                 Other Compensation and Payment of                      and/or liquidation proceeds
                                 Expenses--Principal Special                            (exclusive of any portion of
                                 Servicing Compensation--The                            that payment or proceeds that
                                 Principal Recovery Fee" in this                        represents a recovery of
                                 prospectus supplement, the special                     default interest) in respect
                                 servicer will, in general, be                          of the related specially
                                 entitled to receive a principal                        serviced mortgage loan or
                                 recovery fee with respect to: (a)                      related REO Property, as the
                                 each specially serviced mortgage                       case may be.
                                 loan--or any replacement mortgage
                                 loan substituted for it--as to
                                 which the special servicer obtains
                                 a full or discounted payoff from
                                 the related borrower; and (b) any
                                 specially serviced mortgage loan
                                 or REO Property as to which the
                                 special servicer receives any
                                 liquidation proceeds, sale
                                 proceeds, insurance proceeds or
                                 condemnation proceeds. As to each
                                 such specially serviced mortgage
                                 loan or foreclosure property, the
                                 principal recovery fee will be
                                 payable from, and will be
                                 calculated by application of a
                                 principal recovery fee rate of
                                 1.0% to, the related payment or
                                 proceeds.

                                     S-186

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

Additional Special Servicing     o    All interest and investment     Compensation      Interest and investment         Monthly
Compensation / Special                income earned on amounts on                       income related to the subject
Servicer                              deposit in accounts                               accounts (net of investment
                                      maintained by the special                         losses).
                                      servicer;

                                 o    On specially serviced           Compensation      Payments of late payment        Time to time
                                      mortgage loans, late payment                      charges and default interest
                                      charges and default interest                      made by borrowers in respect
                                      actually collected with                           of the mortgage loans.
                                      respect to the subject
                                      mortgage loan during any
                                      collection period, but only
                                      to the extent not otherwise
                                      allocable to pay the
                                      following items with respect
                                      to the subject mortgage loan:
                                      (i) interest on advances; or
                                      (ii) additional trust fund
                                      expenses currently payable or
                                      previously paid with respect
                                      to the subject mortgage loan
                                      or mortgaged real property
                                      from collections on the
                                      mortgage pool and not
                                      previously reimbursed;

                                 o    With respect to any specially   Compensation      Payments of the applicable      Time to time
                                      serviced mortgage loan, 100%                      fee(s) made by the borrower
                                      of assumption fees or                             under the subject mortgage
                                      modification fee actually                         loan.
                                      paid by a borrower with
                                      respect to any assumption or
                                      modification; and

                                 o    With respect to any             Compensation      Payments of the applicable      Time to time
                                      performing mortgage loan, if                      fee(s) made by the borrower
                                      the consent of the special                        under the subject mortgage
                                      servicer is required with                         loan.
                                      respect to the subject
                                      action, 50% of assumption
                                      fees, assumption application
                                      fees, modification fees and
                                      other fees actually paid by a
                                      borrower with respect to any
                                      assumption, modification or
                                      other agreement entered into
                                      by the applicable master
                                      servicer.

                                     S-187

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

Trust Administration Fee /       o    The trust administration fee,   Compensation      General collections on the      Monthly
Trustee, Certificate                  for any distribution date,                        mortgage loans and any REO
Administrator and Custodian           will equal one month's                            Properties on deposit in the
                                      interest at 0.0009% per annum                     master servicers' collection
                                      with respect to each and                          accounts and/or the
                                      every mortgage loan in the                        certificate administrator's
                                      trust, including each                             distribution account.
                                      specially serviced mortgage
                                      loan, if any, and each
                                      mortgage loan, if any, as to
                                      which the corresponding
                                      mortgaged real property has
                                      become an REO Property.

Additional Trust                 All interest and investment income   Compensation      Interest and investment         Monthly
Administration Compensation /    earned on amounts on deposit in                        income related to the subject
Certificate Administrator        accounts maintained by the                             account (net of investment
                                 certificate administrator.                             losses).

EXPENSES

Servicing Advances / Trustee,    To the extent of funds available,    Reimbursement     Amounts on deposit in the       Time to time
Master Servicers or Special      the amount of any servicing          of expenses       applicable master servicer's
Servicer                         advances.(1)                                           collection account that
                                                                                        represent (a) payments made
                                                                                        by the related borrower to
                                                                                        cover the item for which such
                                                                                        servicing advance was made or
                                                                                        (b) liquidation proceeds,
                                                                                        condemnation proceeds,
                                                                                        insurance proceeds and, if
                                                                                        applicable, REO revenues (in
                                                                                        each case, if applicable, net
                                                                                        of any principal recovery fee
                                                                                        or workout fee payable
                                                                                        therefrom) received in
                                                                                        respect of the particular
                                                                                        mortgage loan or related REO
                                                                                        Property, provided that if
                                                                                        the applicable master
                                                                                        servicer, special servicer or
                                                                                        trustee determines that a
                                                                                        servicing advance is not
                                                                                        recoverable out of
                                                                                        collections on the related
                                                                                        underlying mortgage loan,
                                                                                        then out of general
                                                                                        collections on the mortgage
                                                                                        loans and any REO Properties
                                                                                        in the trust on deposit in
                                                                                        the applicable master
                                                                                        servicer's collection account
                                                                                        or, if funds in that master
                                                                                        servicer's collection account
                                                                                        are insufficient, the other
                                                                                        master servicer's collection
                                                                                        account.

                                     S-188

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

Interest on servicing advances   At a rate per annum equal to a       Payment of        First, out of default           Time to time
/ Master Servicers, Special      published prime rate, accrued on     interest on       interest and late payment
Servicer or Trustee              the amount of each outstanding       Servicing         charges on the related
                                 servicing advance.(2)                Advances          mortgage loan and then, after
                                                                                        or at the same time that
                                                                                        advance is reimbursed, out of
                                                                                        any other amounts then on
                                                                                        deposit in the applicable
                                                                                        master servicer's collection
                                                                                        account or, if funds in that
                                                                                        master servicer's collection
                                                                                        account are insufficient, the
                                                                                        other master servicer's
                                                                                        collection account.

P&I Advances / Master Servicer   To the extent of funds available,    Reimbursement     Amounts on deposit in the       Time to time
and Trustee                      the amount of any P&I advances.(1)   of P&I Advances   applicable master servicer's
                                                                      made with         collection account that
                                                                      respect to the    represent late collections of
                                                                      mortgage pool     interest and principal (net
                                                                                        of related master servicing,
                                                                                        workout and principal
                                                                                        recovery fees) received in
                                                                                        respect of the related
                                                                                        mortgage loans or REO
                                                                                        Property as to which such P&I
                                                                                        advance was made, provided
                                                                                        that if the applicable master
                                                                                        servicer or trustee
                                                                                        determines that a P&I advance
                                                                                        is not recoverable out of
                                                                                        collections on the related
                                                                                        underlying mortgage loan,
                                                                                        then out of general
                                                                                        collections on the mortgage
                                                                                        loans and any REO Properties
                                                                                        in the trust on deposit in
                                                                                        the applicable master
                                                                                        servicer's collection account
                                                                                        or, if funds in that master
                                                                                        servicer's collection account
                                                                                        are insufficient, the other
                                                                                        master servicer's collection
                                                                                        account.

Interest on P&I Advances /       At a rate per annum equal to a       Payment of        First, out of default           Time to time
Master Servicers and Trustee     published prime rate, accrued on     interest on P&I   interest and late payment
                                 the amount of each outstanding P&I   advances          charges on the related
                                 advance.(2)                                            mortgage loan and then, after
                                                                                        or at the same time

                                     S-189

       TYPE / RECIPIENT                        AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        that advance is reimbursed,
                                                                                        out of any other amounts then
                                                                                        on deposit in the applicable
                                                                                        master servicer's collection
                                                                                        account or, if funds in that
                                                                                        master servicer's collection
                                                                                        account are insufficient, the
                                                                                        other master servicer's
                                                                                        collection account.

Indemnification Expenses/        Amount to which such party is        Indemnification   General collections on the      Time to time
Trustee, Custodian and           entitled to indemnification under                      mortgage loans and any REO
Certificate Administrator and    the pooling and servicing                              Properties on deposit in the
any director, officer,           agreement.(3)                                          applicable master servicer's
employee or agent of the                                                                collection account or, if
Trustee, Custodian or the                                                               funds in that master
Certificate Administrator;                                                              servicer's collection account
Depositor, Master Servicers or                                                          are insufficient, the other
Special Servicer and any                                                                master servicer's collection
director, officer, employee or                                                          account and/or the
agent of Depositor, either                                                              certificate administrator's
Master Servicer or the Special                                                          distribution account.
Servicer

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                     S-190

CALCULATION OF PASS-THROUGH RATES

          The pass-through rates for the class A-1, J, K, L, M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net
Mortgage Rate for the related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2006-C1
Certificates" in this prospectus supplement.

          The pass-through rates for the class A-2, A-3, A-3B, A-SB, A-4, A-1A,
AM, AJ, B, C, D, E, F, G and H certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average
Net Mortgage Rate for the related distribution date minus, in the case of the class A-2 certificates, 0.045%.

          The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

          For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

          The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

          General. On each distribution date, the certificate administrator will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

          In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

                                     S-191

          Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) will bear interest.

          With respect to each interest-bearing class of the certificates that interest will accrue during each related interest accrual period based upon--

          o    the pass-through rate with respect to that particular class of certificates for that interest accrual period;

          o    the total principal balance or notional amount, as the case may be, of that particular class of certificates outstanding
               immediately prior to the related distribution date; and

          o    the assumption that each year consists of twelve 30-day months.

          On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class X certificates) by the product of:

          o    the amount of any Net Aggregate Prepayment Interest Shortfall for
               that distribution date; multiplied by

          o    a fraction, the numerator of which is the total amount of
               interest accrued during the related interest accrual period with respect to the subject class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates (exclusive of the class X certificates).

          If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of
Payments" below.

          Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates, on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

          As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

          o    reduced by any Nonrecoverable Advance, with interest thereon, or any Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

                                     S-192

          o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

          If any Nonrecoverable Advance, with interest thereon, or
Workout-Delayed Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such
Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See "Servicing of the Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement and
"--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
Advances" below.

          The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

          In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates on each distribution date as follows:

          o    first, to the class A-SB certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, and

               2.   the excess, if any, of (a) the total principal balance of
                    the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned
                    Principal Balance for that distribution date;

          o    second, to the class A-1 certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount allocable to the class A-SB certificates as described in the preceding bullet, and

               2.   the total principal balance of the class A-1 certificates
                    outstanding immediately prior to that distribution date;

          o    third, to the class A-2 certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

               2.   the total principal balance of the class A-2 certificates
                    outstanding immediately prior to that distribution date;

          o    fourth, to the class A-3 certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount allocable to the class A-SB, A-1 and/or A-2
                    certificates as described in the preceding three bullets,
                    and

                                     S-193

               2.   the total principal balance of the class A-3 certificates
                    outstanding immediately prior to that distribution date;

          o    fifth, to the class A-3B certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount allocable to the class A-SB, A-1, A-2 and/or A-3
                    certificates as described in the preceding four bullets, and

               2.   the total principal balance of the class A-3B certificates outstanding immediately prior to that distribution date;

          o    sixth, to the class A-SB certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount allocable to the class A-SB, A-1, A-2, A-3 and/or
                    A-3B certificates as described in the preceding five
                    bullets, and

               2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                    Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

          o    seventh, to the class A-4 certificates, up to the lesser of--

               1.   the entire Loan Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount allocable to the class A-SB, A-1, A-2, A-3 and/or
                    A-3B certificates as described in the preceding six bullets,
                    and

               2.   the total principal balance of the class A-4 certificates
                    outstanding immediately prior to that distribution date.

          In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class A-1A certificates on each distribution date up to the lesser of--

          o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

          o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

          If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates.
Similarly, if the Loan Group 2 Principal Distribution Amount for any
distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1 certificates, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates, up to the extent necessary to retire that class of certificates; fourth, to the class A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-3B certificates, up to the extent necessary to retire that class of certificates; sixth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and seventh, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

                                     S-194

          Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-3, A-3B, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and
Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-3B,
A-SB, A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

          Following the retirement of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

          o    the portion of that Principal Distribution Amount that remains unallocated; and

          o    the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1              AM
         2              AJ
         3               B
         4               C
         5               D
         6               E
         7               F
         8               G
         9               H
        10               J
        11               K
        12               L
        13               M
        14               N
        15               P
        16               Q

          In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

          Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates, on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

                                     S-195

          In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date.

          Priority of Payments. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

ORDER OF        RECIPIENT CLASS
PAYMENT           OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   ------------------------------------------
   1                  X*              From the entire Available Distribution
                                      Amount, interest up to the total interest
                                      payable on that class, without regard to
                                      loan groups

                A-1, A-2, A-3,        From the portion of the Available
              A-3B, A-SB and A-4*     Distribution Amount attributable to the
                                      mortgage loans in loan group 1, interest
                                      up to the total interest payable on those
                                      classes, pro rata, based on entitlement

                     A-1A*            From the portion of the Available
                                      Distribution Amount attributable to the
                                      mortgage loans in loan group 2, interest
                                      up to the total interest payable on such
                                      class

   2         A-1, A-2, A-3, A-3B,     Principal up to the Loan Group 1 Principal
                A-SB and A-4**        Distribution Amount (and, if the class
                                      A-1A certificates are retired, any
                                      remaining portion of the Loan Group 2
                                      Principal Distribution Amount), first to
                                      the class A-SB certificates, until the
                                      total principal balance thereof is reduced
                                      to the applicable Class A-SB Planned
                                      Principal Balance, and then to (a) the
                                      class A-1 certificates, (b) the class A-2
                                      certificates, (c) the class A-3
                                      certificates, (d) the class A-3B
                                      certificates, (e) the class A-SB
                                      certificates, and (f) the class A-4
                                      certificates, in that order, in the case
                                      of each such class until retired

                    A-1A**            Principal up to the Loan Group 2 Principal
                                      Distribution Amount (and, if the class A-4
                                      certificates are retired, any remaining
                                      portion of the Loan Group 1 Principal
                                      Distribution Amount), until the class A-1A
                                      certificates are retired

   3               A-1, A-2,          Reimbursement up to the loss reimbursement
                     A-3,             amounts for those classes, pro rata, based
           A-3B, A-SB, A-4 and        on entitlement, without regard to loan
                    A-1A              groups

                                     S-196

ORDER OF        RECIPIENT CLASS
PAYMENT           OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   ------------------------------------------
   4                  AM              Interest up to the total interest payable
                                      on that class

   5                  AM              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   6                  AM              Reimbursement up to the loss reimbursement
                                      amount for that class

   7                  AJ              Interest up to the total interest payable
                                      on that class

   8                  AJ              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   9                  AJ              Reimbursement up to the loss reimbursement
                                      amount for that class

   10                  B              Interest up to the total interest payable
                                      on that class

   11                  B              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   12                  B              Reimbursement up to the loss reimbursement
                                      amount for that class

   13                  C              Interest up to the total interest payable
                                      on that class

   14                  C              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   15                  C              Reimbursement up to the loss reimbursement
                                      amount for that class

   16                  D              Interest up to the total interest payable
                                      on that class

   17                  D              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   18                  D              Reimbursement up to the loss reimbursement
                                      amount for that class

   19                  E              Interest up to the total interest payable
                                      on that class

   20                  E              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   21                  E              Reimbursement up to the loss reimbursement
                                      amount for that class

   22                  F              Interest up to the total interest payable
                                      on that class

   23                  F              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   24                  F              Reimbursement up to the loss reimbursement
                                      amount for that class

                                     S-197

ORDER OF        RECIPIENT CLASS
PAYMENT           OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   ------------------------------------------

   25                  G              Interest up to the total interest payable
                                      on that class

   26                  G              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   27                  G              Reimbursement up to the loss reimbursement
                                      amount for that class

   28                  H              Interest up to the total interest payable
                                      on that class

   29                  H              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   30                  H              Reimbursement up to the loss reimbursement
                                      amount for that class

   31                  J              Interest up to the total interest payable
                                      on that class

   32                  J              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   33                  J              Reimbursement up to the loss reimbursement
                                      amount for that class

   34                  K              Interest up to the total interest payable
                                      on that class

   35                  K              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   36                  K              Reimbursement up to the loss reimbursement
                                      amount for that class

   37                  L              Interest up to the total interest payable
                                      on that class

   38                  L              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   39                  L              Reimbursement up to the loss reimbursement
                                      amount for that class

   40                  M              Interest up to the total interest payable
                                      on that class

   41                  M              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   42                  M              Reimbursement up to the loss reimbursement
                                      amount for that class

   43                  N              Interest up to the total interest payable
                                      on that class

   44                  N              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   45                  N              Reimbursement up to the loss reimbursement
                                      amount for that class

                                     S-198

ORDER OF        RECIPIENT CLASS
PAYMENT           OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   ------------------------------------------

   46                  P              Interest up to the total interest payable
                                      on that class

   47                  P              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   48                  P              Reimbursement up to the loss reimbursement
                                      amount for that class

   49                  Q              Interest up to the total interest payable
                                      on that class

   50                  Q              Principal up to the portion of the
                                      Principal Distribution Amount allocable to
                                      that class

   51                  Q              Reimbursement up to the loss reimbursement
                                      amount for that class

   52            R-I and R-II         Any remaining portion of the Available
                                      Distribution Amount

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A and
     X classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3, A-3B or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3B certificates until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3B certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal Distribution
     Amount, the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal
     Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM,
     AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal
     Balances in Connection with Realized Losses and Additional Trust Fund
     Expenses" below, payments of principal on the outstanding class A-1, A-2,
     A-3, A-3B, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

          Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of the class A-1, A-2,
A-3, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates (or, for so long as the class A-1A and A-4 certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

                                     S-199

          o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the
               pass-through rate for the subject class of certificates, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

          o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of
               certificates, as the case may be, on that distribution date (or, for so long as the class A-4 and A-1A certificates are
               outstanding, the amount of principal payable with respect to the subject class of certificates, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution
               Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal Distribution Amount or
               the Loan Group 2 Principal Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

          The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

          o    with the same coupon, the issue with the lowest yield will be selected; or

          o    with maturity dates equally close to the maturity date or
               anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

          The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

          Following any payment of prepayment consideration as described above, the certificate administrator will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

          NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

          Neither we nor the underwriters make any representation as to--

          o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield
               maintenance charge; or

          o    the collectability of any prepayment premium or yield maintenance charge.

          See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this prospectus supplement.

          Payments of Additional Interest. On each distribution date, any
Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

                                     S-200

          Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          o    payments on the certificates;

          o    allocations of Realized Losses and Additional Trust Fund Expenses
               to the certificates; and

          o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the
               custodian and the trustee under the pooling and servicing
               agreement.

          In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

          o    first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

          o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

          To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

          On each distribution date, following the payments to be made to the certificateholders on that distribution date, the certificate administrator will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

                                     S-201

ORDER OF ALLOCATION               CLASS
-------------------   ------------------------------
          1                          Q
          2                          P
          3                          N
          4                          M
          5                          L
          6                          K
          7                          J
          8                          H
          9                          G
         10                          F
         11                          E
         12                          D
         13                          C
         14                          B
         15                         AJ
         16                         AM
         17           A-1, A-2, A-3, A-3B, A-SB, A-4
                                and A-1A*

----------
*    Pro rata and pari passu based on the respective total principal balances thereof.

          All Realized Losses and Additional Trust Fund Expenses, if any,
allocated to a class of principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

          In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

          A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder. In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.

          Some examples of Additional Trust Fund Expenses are:

          o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

          o    any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed
               Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

          o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

                                     S-202

          o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

          o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

               1.   any reimbursements and indemnifications to the trustee
                    and/or various related persons described under "Description of the Governing Documents--Matters Regarding the Trustee"
                    in the accompanying base prospectus;

               2.   any reimbursements and indemnifications to the certificate administrator and the custodian and/or various corresponding related persons similar to those described in the preceding bullet;

               3.   any reimbursements and indemnification to either master
                    servicer, the special servicer, us and/or various related
                    persons described under "Description of the Governing
                    Documents--Matters Regarding the Master Servicer, the
                    Special Servicer, the Manager and Us" in the accompanying
                    base prospectus; and

               4.   any federal, state and local taxes, and tax-related
                    expenses, payable out of the trust assets, as described
                    under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax
                    and Other Taxes" in the accompanying base prospectus; and

          o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement;
               and

          o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans"
               in this prospectus supplement.

          From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

                                     S-203

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

          Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

          o    were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

          o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

          The master servicers will not make P&I advances prior to the related
P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an
Appraisal Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

          o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that
               mortgage loan immediately prior to the related distribution date.

          In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

          With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

          The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See
"--The Trustee" below.

          The master servicers and the trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be

                                     S-204

required to act in accordance with such determination. If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of the
Governing Documents--Advances" in the accompanying base prospectus and
"Servicing of the Mortgage Loans--Collection Account" in this prospectus supplement.

          The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

          o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

          o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

          A monthly debt service payment will be assumed to be due with respect to:

          o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date;
               and

          o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

          The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

          None of the master servicers or the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

          Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be

                                     S-205

reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period
(net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed
Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing
Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          Reports by the Certificate Administrator. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a certificate administrator report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The certificate administrator report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties, including the following items of information:

          o    the applicable record date, interest accrual period,
               determination date and distribution date;

          o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

                                     S-206

          o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

          o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

          o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and
               Additional Trust Fund Expenses;

          o    the Available Distribution Amount for such distribution date, and related information regarding cash flows received for
               distributions, fees and expenses;

          o    (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

          o    the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related
               determination date;

          o    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
               distribution date;

          o    the number, aggregate principal balance, weighted average
               remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related determination date;

          o    the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate
               Stated Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b)
               delinquent 60-89 days, (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special
               servicer, in bankruptcy proceedings;

          o    as to each mortgage loan referred to in the preceding bullet above, (a) the loan number thereof, (b) the Stated Principal
               Balance thereof immediately following such distribution date, and
               (c) a brief description of any executed loan modification;

          o    with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation;

                                     S-207

          o    with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in respect of the related mortgage loan in connection with such liquidation;

          o    the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

          o    any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

          o    the pass-through rate for each class of interest-bearing
               certificates for such distribution date;

          o    the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

          o    the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

          o    the aggregate of all Realized Losses and Additional Trust Fund
               Expenses that were allocated on such distribution date;

          o    the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding
               immediately before and immediately after such distribution date, separately identifying any reduction therein due to the
               allocation of Realized Losses and Additional Trust Fund Expenses
               on such distribution date;

          o    the certificate factor for each class of interest-bearing
               certificates immediately following such distribution date;

          o    the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

          o    the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

          o    the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

          o    information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

          o    the original and then current credit support levels for each class of interest-bearing certificates;

          o    the original and then current ratings known to the certificate administrator for each class of interest-bearing certificates;

                                     S-208

          o    the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

          o    the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

          o    the amounts, if any, actually distributed with respect to the class Z certificates, the class R-I certificates and the class
               R-II certificates, respectively, on such distribution date; and

          o    any material information known to the certificate administrator regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

          Recipients will be deemed to have agreed to keep the information contained in any certificate administrator report confidential to the extent such information is not publicly available.

          The special servicer is required to deliver to the master servicers monthly, beginning in June 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the certificate administrator as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

          Each master servicer is required to deliver to the certificate administrator monthly, beginning in June 2006, the CMSA loan periodic update file with respect to the subject distribution date.

          Monthly, beginning in September 2006, each master servicer must deliver to the certificate administrator a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

          o    a CMSA comparative financial status report;

          o    a CMSA delinquent loan status report;

          o    a CMSA historical loan modification and corrected mortgage loan report;

          o    a CMSA historical liquidation report;

          o    a CMSA REO status report;

          o    a CMSA loan level reserve/LOC report;

          o    a CMSA advance recovery report;

          o    a CMSA servicer watchlist;

          o    a CMSA property file;

          o    a CMSA loan set-up file; and

          o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the certificate administrator and each of the master servicers.

                                     S-209

          In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the certificate administrator, the following reports required to be prepared and maintained by it and/or the special servicer:

          o    with respect to any mortgaged real property or REO Property, a
               CMSA operating statement analysis report; and

          o    with respect to any mortgaged real property or REO Property, a
               CMSA NOI adjustment worksheet.

          Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the special servicer, as the case may be. None of the certificate administrator, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the certificate administrator, the master servicers and the special servicer will disclaim responsibility for, any information made available by the certificate administrator, the master servicers or the special servicer, as the case may be, for which it is not the original source.

          The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

          Information Available From Certificate Administrator. The certificate administrator will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the certificate administrator report, (ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the certificate administrator will make available each month, on each distribution date, the Unrestricted
Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The certificate administrator will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the certificate administrator with certain required certifications, via the certificate administrator's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the certificate administrator. Assistance with the certificate administrator's website can be obtained by calling its CMBS customer service number: (312) 904-7989.

          The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the certificate administrator for which it is not the original source.

          The certificate administrator and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The certificate administrator and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

          Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the certificate

                                     S-210

administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

          Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

          Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5,
6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession), the trustee or the certificate administrator, as applicable (with respect to the items in clauses 1 through 10 below, in the case of the certificate administrator, and clause 3 below, in the case of the trustee, to the extent those items are in their respective possessions), to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

               1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

               2.   all certificate administrator reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to certificateholders since the date of
                    initial issuance of the offered certificates;

               3.   all officer's certificates delivered to the trustee and the certificate administrator by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage
                    Loans--Evidence as to Compliance" in this prospectus
                    supplement;

               4.   all accountants' reports delivered to the certificate
                    administrator with respect to the master servicers and/or
                    the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this
                    prospectus supplement;

               5.   the most recent inspection report with respect to each
                    mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the certificate administrator as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating
                    Information" in this prospectus supplement and any
                    environmental assessment prepared as described under
                    "Realization Upon Defaulted Mortgage Loans--Foreclosure and
                    Similar Proceedings" in this prospectus supplement;

               6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and
                    financial statements of the related borrower collected by or on

                                     S-211

                    behalf of the master servicers as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating
                    Information" in this prospectus supplement;

               7.   all modifications, waivers and amendments of the mortgage
                    loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

               8.   the servicing file relating to each mortgage loan;

               9.   any and all officer's certificates and other evidence
                    delivered by the master servicers or the special servicer, as the case may be, to support its determination that any
                    advance was, or if made, would be, a nonrecoverable advance;
                    and

               10.  all reports filed with the SEC with respect to the trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
                    Securities Exchange Act of 1934, as amended.

          Copies of the foregoing items will be available from the certificate administrator, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the certificate administrator, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above, the certificate administrator, the master servicers or the special servicer, as applicable, may require:

          o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

          o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation
               executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the certificate administrator, the master servicers or the special servicer, as applicable,
               generally to the effect that the person or entity is a
               prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

          The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

          At all times during the term of the pooling and servicing agreement,
100% of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

          o    2% in the aggregate in the case of the class X certificates, and

          o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the
               denominator of which is equal to the then total principal balance of all the principal balance certificates.

                                     S-212

          The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in
the accompanying base prospectus.

TERMINATION

          The obligations created by the pooling and servicing agreement will terminate following the earliest of--

          o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

          o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder
               (or, if applicable, beneficial owner) referred to as the
               plurality controlling class certificateholder), a master servicer or the special servicer, in that order of preference, after the
               Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

          Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

          Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

          o    the sum of--

               1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become
                    REO Properties), together with interest thereon plus any
                    accrued and unpaid interest on P&I advances made with
                    respect to such mortgage loans, unreimbursed servicing
                    advances for those mortgage loans plus any accrued and
                    unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such
                    purchase and any other Additional Trust Fund Expenses
                    (including any Additional Trust Fund Expenses previously
                    reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or
                    condemnation proceeds); and

               2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed
                    upon by the applicable master servicer, the special servicer and the trustee, minus

          o    solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to the such master
               servicer under the pooling and servicing agreement.

          The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

          In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates (but excluding the class Z, R-I and R-II certificates), are held by

                                     S-213

the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          General. The yield on any offered certificate will depend on:

          o    the price at which the certificate is purchased by an investor;
               and

          o    the rate, timing and amount of payments on the certificate.

          The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

          o    the pass-through rate for the certificate;

          o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

          o    the rate, timing and severity of Realized Losses and Additional
               Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate;

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

          Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description
of the Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high
Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

          See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

          Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal

                                     S-214

payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

          Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3,
A-3B, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans
(and, in particular, with respect to the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

          The yield on the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

          Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan

                                     S-215

group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

          Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

          o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on, or the total principal balance of, your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

          Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

          o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real
               properties in the areas in which the mortgaged real properties are located;

          o    the quality of management of the mortgaged real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

                                     S-216

          See "Risk Factors--Risks Related to the Mortgage Loans", "Description
of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

          The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

          A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

          We make no representation or warranty regarding:

          o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

          o    the relative importance of those factors;

          o    the percentage of the total principal balance of the mortgage loans (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

          o    the overall rate of prepayment or default on the mortgage loans
               (or any particular group of mortgage loans).

          Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

          Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower

                                     S-217

than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

          Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

          The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

          For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is May 25, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          o    multiplying the amount of each principal payment on the
               certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

          The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

          The tables set forth below have been prepared on the basis of the
Modeling Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below. The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

                                     S-218

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................     85        85        85        85        85
May 12, 2008 .................     68        68        68        68        68
May 12, 2009 .................     46        46        46        46        46
May 12, 2010 .................     20        20        20        20        20
May 12, 2011 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    2.7       2.7       2.7       2.7       2.7

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    4.8       4.8       4.8       4.7       4.4

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................    100        99        99        97        91
May 12, 2013 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    6.3       6.3       6.3       6.3       6.1

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3B CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................    100       100       100       100       100
May 12, 2013 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    6.9       6.9       6.9       6.8       6.7

                                     S-219

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................     77        77        77        77        77
May 12, 2013 .................     61        61        61        61        61
May 12, 2014 .................     34        34        34        34        34
May 12, 2015 .................      7         7         7         7         7
May 12, 2016 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    7.3       7.3       7.3       7.3       7.3

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................     99        99        99        99        99
May 12, 2008 .................     99        99        99        99        99
May 12, 2009 .................     98        98        98        98        98
May 12, 2010 .................     97        96        96        96        92
May 12, 2011 .................     89        89        89        89        89
May 12, 2012 .................     88        88        88        88        88
May 12, 2013 .................     86        86        86        86        86
May 12, 2014 .................     84        84        84        84        82
May 12, 2015 .................     83        82        82        81        81
May 12, 2016 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    8.9       8.9       8.9       8.9       8.7

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................    100       100       100       100       100
May 12, 2013 .................    100       100       100       100       100
May 12, 2014 .................    100       100       100       100       100
May 12, 2015 .................    100       100       100       100       100
May 12, 2016 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    9.7       9.7       9.7       9.6       9.5

                                     S-220

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................    100       100       100       100       100
May 12, 2013 .................    100       100       100       100       100
May 12, 2014 .................    100       100       100       100       100
May 12, 2015 .................    100       100       100       100       100
May 12, 2016 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    9.9       9.8       9.8       9.8       9.6

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................    100       100       100       100       100
May 12, 2013 .................    100       100       100       100       100
May 12, 2014 .................    100       100       100       100       100
May 12, 2015 .................    100       100       100       100       100
May 12, 2016 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    9.9       9.9       9.9       9.9       9.7

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........    100%      100%      100%      100%      100%
May 12, 2007 .................    100       100       100       100       100
May 12, 2008 .................    100       100       100       100       100
May 12, 2009 .................    100       100       100       100       100
May 12, 2010 .................    100       100       100       100       100
May 12, 2011 .................    100       100       100       100       100
May 12, 2012 .................    100       100       100       100       100
May 12, 2013 .................    100       100       100       100       100
May 12, 2014 .................    100       100       100       100       100
May 12, 2015 .................    100       100       100       100       100
May 12, 2016 and thereafter ..      0         0         0         0         0
Weighted Average Life
   (in Years) ................    9.9       9.9       9.9       9.9       9.7

                                     S-221

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........     100%     100%      100%      100%      100%
May 12, 2007 .................     100      100       100       100       100
May 12, 2008 .................     100      100       100       100       100
May 12, 2009 .................     100      100       100       100       100
May 12, 2010 .................     100      100       100       100       100
May 12, 2011 .................     100      100       100       100       100
May 12, 2012 .................     100      100       100       100       100
May 12, 2013 .................     100      100       100       100       100
May 12, 2014 .................     100      100       100       100       100
May 12, 2015 .................     100      100       100       100       100
May 12, 2016 and thereafter ..       0        0         0         0         0
Weighted Average Life
   (in Years) ................    10.0     10.0       9.9       9.9       9.7

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........     100%     100%      100%      100%      100%
May 12, 2007 .................     100      100       100       100       100
May 12, 2008 .................     100      100       100       100       100
May 12, 2009 .................     100      100       100       100       100
May 12, 2010 .................     100      100       100       100       100
May 12, 2011 .................     100      100       100       100       100
May 12, 2012 .................     100      100       100       100       100
May 12, 2013 .................     100      100       100       100       100
May 12, 2014 .................     100      100       100       100       100
May 12, 2015 .................     100      100       100       100       100
May 12, 2016 and thereafter ..       0        0         0         0         0
Weighted Average Life
   (in Years) ................    10.0     10.0      10.0       9.9       9.8

          The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                                 USE OF PROCEEDS

          Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax

                                     S-222

consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

          Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or
(with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

          Upon the issuance of the offered certificates, Sidley Austin LLP, New
York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

          The assets of REMIC I will generally include--

          o    the mortgage loans;

          o    any REO Properties acquired on behalf of the certificateholders;

          o    the master servicers' collection accounts;

          o    the special servicer's REO account; and

          o    the certificate administrator's distribution account and interest reserve account, but will exclude any collections of Additional
               Interest on the ARD Loans.

          For federal income tax purposes,

          o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
               REMIC II;

          o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

          o    the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, X, AM, AJ, B, C,
               D, E, F, G, H, J, K, L, M, N, P and Q certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

          o    the class R-II certificates will evidence the sole class of residual interests in REMIC II.

          The portion of the trust consisting of Additional Interest on the ARD
Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

                                     S-223

          The class AM, AJ, B, C and D certificates will be issued with a de minimis amount of original issue discount. The remaining classes of the offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium.

          If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

          When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

          o    the ARD Loans will be paid in full on their respective
               anticipated repayment dates;

          o    no mortgage loan will otherwise be prepaid prior to maturity; and

          o    there will be no extension of maturity for any mortgage loan.

          However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

          The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

          Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

          Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to

                                     S-224

be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          The offered certificates will be treated as "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

          Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under section 856(c)(5)(B) of the Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

          In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

          1.   the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the related loan documents allow that substitution,

          3.   the lien is released to facilitate the disposition of the
               property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4.   the release is not within two years of the startup day of the
               REMIC.

          Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real

                                     S-225

estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C),
856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

          See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

          For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

          The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

          ERISA and section 4975 of the Code impose various requirements on--

          o    Plans, and

          o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

          A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code.
Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor
Regulation Section 2510.3-101.

          The U.S. Department of Labor has issued an individual prohibited transaction exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as
amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as
subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

                                     S-226

          The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

          o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o    second, at the time of its acquisition by the Plan, that
               certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S & P;

          o    third, the trustee cannot be an affiliate of any other member of the Restricted Group, other than any of the Exemption Favored
               Parties;

          o    fourth, the following must be true--

               1.   the sum of all payments made to and retained by
                    Exemption-Favored Parties must represent not more than
                    reasonable compensation for underwriting the relevant class of certificates;

               2.   the sum of all payments made to and retained by us in
                    connection with the assignment of mortgage loans to the
                    trust must represent not more than the fair market value of the obligations; and

               3.   the sum of all payments made to and retained by the trustee, the certificate administrator, the master servicers, the
                    special servicer and any sub-servicer must represent not
                    more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection
                    therewith; and

          o    fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities
               Act of 1933, as amended.

          It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Fitch and S&P. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

          The Exemption also requires that the trust meet the following requirements:

          o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

          o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

                                     S-227

          We believe that these requirements have been satisfied as of the date of this prospectus supplement.

          If the general conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections
4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

          o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
               Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored
               Party or borrower is, a Party in Interest with respect to the investing Plan;

          o    the direct or indirect acquisition or disposition in the
               secondary market of an offered certificate by a Plan; and

          o    the continued holding of class A-1, A-2, A-3, A-3B, A-SB, A-4,
               A-1A, AM, AJ, B, C or D certificates by a Plan.

          However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

          Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

          o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a
               borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

          o    the direct or indirect acquisition or disposition in the
               secondary market of such offered certificates by a Plan; and

          o    the continued holding of such offered certificates by a Plan.

          Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

          Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

          o    providing services to the Plan, or

          o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

                                     S-228

          Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

          Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

          Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

          The sale of offered certificates to a Plan is in no way a
representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

          Persons who have an ongoing relationship with the New York State
Common Retirement Fund, which is a governmental plan, should note that this plan has an indirect ownership in the borrower with respect to the North Point Mall
Trust Mortgage Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

          The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
1984. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

          Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

          o    are legal investments for them; or

          o    are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying base prospectus.

                                     S-229

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce,
Fenner & Smith Incorporated, LaSalle Financial Services, Inc., PNC Capital
Markets LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as
underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances of each class of the offered certificates as set forth below subject in each case to a variance of 5%.

              MERRILL LYNCH,
                  PIERCE,                                                      MORGAN STANLEY
              FENNER & SMITH   LASALLE FINANCIAL   PNC CAPITAL     GOLDMAN,         & CO.
  CLASS        INCORPORATED      SERVICES, INC.    MARKETS LLC   SACHS & CO.    INCORPORATED
-----------   --------------   -----------------   -----------   -----------   --------------

Class A-1     $ 57,845,219        $ 33,699,781          --            --             --
Class A-2     $240,393,978        $140,050,022          --            --             --
Class A-3     $ 84,671,576        $ 49,328,424          --            --             --
Class A-3B    $ 15,796,936        $  9,203,064          --            --             --
Class A-SB    $ 71,970,839        $ 41,929,161          --            --             --
Class A-4     $476,026,759        $277,326,241          --            --             --
Class A-1A    $154,585,654        $ 90,059,346          --            --             --
Class AM      $157,326,739        $ 91,656,261          --            --             --
Class AJ      $137,661,449        $ 80,199,551          --            --             --
Class B       $ 35,399,037        $ 20,622,963          --            --             --
Class C       $ 17,698,887        $ 10,311,113          --            --             --
Class D       $ 19,665,921        $ 11,457,079          --            --             --

          Merrill Lynch, Pierce, Fenner & Smith Incorporated and LaSalle
Financial Services, Inc. are acting as co-lead managers for this offering and
Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole-bookrunning manager with respect to the offered certificates. PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will act as co-managers for this offering.

         Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,321,245,611 before adjusting for accrued interest.

          Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

          Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

          We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the

                                     S-230

underwriters has any obligation to do so, any market making may be discontinued
at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the
Offered Certificates--The Offered Certificates Will Have Limited Liquidity and
May Experience Fluctuations in Market Value Unrelated to the Performance of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of
Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May
Have an Adverse Effect on the Market Value of Your Offered Certificates" in the
accompanying base prospectus.

          We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is a sponsor and one of the mortgage loan sellers. LaSalle
Financial Services, Inc., one of the underwriters, is a subsidiary of LaSalle
Bank National Association, which is a sponsor and one of the mortgage loan sellers and is also acting as the certificate administrator and the custodian.
PNC Capital Markets LLC, one of the underwriters, is an affiliate of PNC Bank,
National Association, which is one of the mortgage loan sellers, and of Midland
Loan Services, Inc., which is a master servicer and is the special servicer.

          Each underwriter has represented to and agreed with us that:

          o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the
               "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1)
               of the FSMA does not apply to us; and

          o    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
               Kingdom.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

          (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
               Directive.

                                     S-231

          For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

          Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Latham & Watkins LLP, New York, New York.

                                     RATINGS

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

   CLASS     FITCH   S&P
----------   -----   ---
Class A-1     AAA    AAA
Class A-2     AAA    AAA
Class A-3     AAA    AAA
Class A-3B    AAA    AAA
Class A-SB    AAA    AAA
Class A-4     AAA    AAA
Class A-1A    AAA    AAA
Class AM      AAA    AAA
Class AJ      AAA    AAA
Class B       AA     AA
Class C       AA-    AA-
Class D        A      A

          The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          o    the tax attributes of the offered certificates or of the trust;

          o    whether or to what extent prepayments of principal may be
               received on the mortgage loans;

          o    the likelihood or frequency of prepayments of principal on the mortgage loans;

          o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those
               originally anticipated;

          o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
               Aggregate Prepayment Interest Shortfalls; and

                                     S-232

          o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be
               received.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by
Fitch or S&P.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying base prospectus.

                                     S-233

                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

          "30/360 BASIS" means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "633 17TH STREET B-NOTE NON-TRUST LOAN" means that loan that--

          o    is not a part of the trust fund,

          o    has been designated under the 633 17th Street Intercreditor
               Agreement as "Note B", with an unpaid principal balance of
               $30,000,000 as of the cut-off date, and

          o    is secured by the same mortgage encumbering the 633 17th Street
               Mortgaged Property as is the 633 17th Street Trust Mortgage Loan.

          "633 17TH STREET BORROWER" means the borrower under the 633 17th
Street Loan Combination.

          "633 17TH STREET CONTROLLING PARTY" means, with respect to the 633
17th Street Loan Combination, either--

          o    the holder of the 633 17th Street B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount and any realized loss amount with respect to the 633 17th Street Loan Combination allocable to the 633 17th Street B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount and any realized loss amount); or

          o    the controlling class representative (as the designee of the trust as holder of the 633 17th Street Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the
               633 17th Street B-Note Non-Trust Loan, net of the portion of any
               Appraisal Reduction Amount and any realized loss amount with respect to the 633 17th Street Loan Combination allocable to the
               633 17th Street B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any
               Appraisal Reduction Amount and any realized loss amount).

          "633 17TH STREET INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the 633 17th Street Trust Mortgage Loan and the 633 17th Street B-Note Non-Trust Loan. Following the inclusion of the
633 17th Street Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the 633
17th Street Intercreditor Agreement.

          "633 17TH STREET LOAN COMBINATION" means, collectively, the 633 17th
Street Trust Mortgage Loan and the 633 17th Street B-Note Non-Trust Loan.

          "633 17TH STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 633 17th Street.

          "633 17TH STREET TRIGGERING EVENT" means, with respect to the 633 17th
Street Loan Combination--

          o    any uncured monetary event of default with respect to an
               obligation of the 633 17th Street Borrower to make a scheduled or unscheduled payment due under the loan documents for the 633 17th
               Street Loan Combination, or

                                     S-234

          o    any uncured non-monetary event of default with respect to which the loan comprising the 633 17th Street Loan Combination becomes a specially serviced loan (unless the reason is that a material default is imminent but has not yet occurred).

          "633 17TH STREET TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $37,500,000, and is secured by a mortgage encumbering the 633 17th Street Mortgaged Property.

          "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

          "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

          "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

          o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

          o    is not covered by a servicing advance or a corresponding
               collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

          "A-NOTE TRUST MORTGAGE LOAN" means any of the North Point Mall Trust
Mortgage Loan, the Mall at Louisiana Trust Mortgage Loan, the 633 17th Street
Trust Mortgage Loan, the Mainsail Trust Mortgage Loan and the Capitol Hill
Project Trust Mortgage Loan.

          "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

          1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of

                                     S-235

               such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

               (a)  the Stated Principal Balance of the subject mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                    trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

               (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to
                    the subject mortgage loan and, without duplication, all
                    accrued or otherwise incurred but unpaid (from related
                    collections) Additional Trust Fund Expenses with respect to the subject mortgage loan;

               (d)  all related unreimbursed Advances made by or on behalf of the applicable master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related Unliquidated Advances;
                    and

               (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property; and

          2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without
               implying any duty to do so), reduced, to not less than zero, by
               (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

          If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal
Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

          The foregoing notwithstanding, in the case of any Loan Combination, any Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

          "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

          o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

          o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure
               continues for 60 days;

          o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

                                     S-236

          o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

          o    the mortgaged real property securing the mortgage loan becomes an
               REO Property; or

          o    any balloon payment on such mortgage loan has not been paid by the 60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

          For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

          "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

          "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

          (a)  an amount equal to the sum, without duplication, of the following amounts:

               (i)  the aggregate of all amounts on deposit in the master servicers' collection accounts and the certificate
                    administrator's distribution account as of the close of
                    business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the collection account;

               (ii) the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the
                    certificates on that distribution date;

               (iii) the aggregate amount transferred from the special
                    servicer's REO account and/or any separate custodial account maintained with respect to a Loan Combination to the
                    applicable master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

               (iv) the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in
                    connection with Prepayment Interest Shortfalls and any
                    shortfalls in interest caused by the application of a
                    condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

               (v)  for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an
                    Actual/365 Basis deposited in the certificate
                    administrator's distribution account;

          exclusive of

          (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

               (i)  any monthly debt service payments collected but due on a due date after the end of the related collection period;

                                     S-237

               (ii) all amounts in the master servicers' collection accounts or the certificate administrator's distribution account that
                    are payable or reimbursable to any person other than the
                    certificateholders from:

                    (A)  the master servicers' collection accounts, including, but not limited to, servicing compensation, as
                         described under "Servicing of the Mortgage
                         Loans--Collection Account--Withdrawals" in this
                         prospectus supplement; and

                    (B)  the certificate administrator's distribution account, including, but not limited to, trust administration
                         fees, as described under "Description of the Offered
                         Certificates--Distribution Account--Withdrawals" in
                         this prospectus supplement;

               (iii) any prepayment premiums and yield maintenance charges;

               (iv) any Additional Interest on the ARD Loans (which is
                    separately distributed to the holders of the class Z
                    certificates);

               (v)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan
                    that accrues interest on an Actual/360 Basis or an
                    Actual/365 Basis to be deposited in the certificate
                    administrator's interest reserve account and held for future distribution; and

               (vi) any amounts deposited in the master servicers' collection account or the certificate administrator's distribution
                    account in error.

          In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

          "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

          "B-NOTE NON-TRUST LOAN" means any of the North Point Mall B-Note
Non-Trust Loan, the Mall at Louisiana B-Note Non-Trust Loan, the 633 17th Street
B-Note Non-Trust Loan, the Mainsail B-Note Non-Trust Loan and the Capitol Hill
Project B-Note Non-Trust Loan.

          "CAPITOL HILL PROJECT B-NOTE NON-TRUST LOAN" means that loan that--

          o    is not a part of the trust fund,

          o    has been designated under the Capitol Hill Project Intercreditor
               Agreement as the "B Note", with an unpaid principal balance of
               $440,000 as of the cut-off date, and

          o    is secured by the same mortgage encumbering the Capitol Hill
               Project Mortgaged Property as is the Capitol Hill Project Trust
               Mortgage Loan.

          "CAPITOL HILL PROJECT BORROWER" means the borrower under the Capitol
Hill Project Loan Combination.

          "CAPITOL HILL PROJECT INTERCREDITOR AGREEMENT" means, the
Intercreditor Agreement Among Noteholders, by and between the holders of the
Capitol Hill Project Trust Mortgage Loan and the Capitol Hill Project B-Note
Non-Trust Loan. Following the inclusion of the Capitol Hill Project Trust
Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Capitol Hill Project
Intercreditor Agreement.

          "CAPITOL HILL PROJECT LOAN COMBINATION" means, collectively, the
Capitol Hill Project Trust Mortgage Loan and the Capitol Hill Project B-Note
Non-Trust Loan.

                                     S-238

          "CAPITOL HILL PROJECT MATERIAL DEFAULT" means, with respect to the
Capitol Hill Project Loan Combination, one of the following events: (a) either of the Capitol Hill Project Trust Mortgage Loan or the Capitol Hill Project
B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the Capitol Hill Project
Borrower.

          "CAPITOL HILL PROJECT MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Capitol
Hill Project.

          "CAPITOL HILL PROJECT TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $7,040,000, and is secured by a mortgage encumbering the Capitol Hill Project Mortgaged Property.

          "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement.
The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR.
Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling
Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to
(and, furthermore, following retirement of the class A-1, A-2, A-3 and A-3B certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

          "CLEARSTREAM" means Clearstream Banking Luxembourg.

          "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about May 25, 2006.

          "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

          "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

          "CROSSED GROUP" means a group of related Crossed Loans.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System.

          "EXEMPTION" means, collectively, Prohibited Transaction Exemption
90-29, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and
2002-41, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

                                     S-239

          "EXEMPTION-FAVORED PARTY" means any of--

          o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

          o    any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with any entity referred to in the prior bullet; and

          o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to those mortgage pass-through
               certificates.

          "FITCH" means Fitch, Inc.

          "IRS" means the Internal Revenue Service.

          "LOAN COMBINATION" means any of the North Point Mall Loan Combination, the Mall at Louisiana Loan Combination, the 633 17th Street Loan Combination,
the Mainsail Loan Combination and the Capitol Hill Project Loan Combination.

          "LOAN COMBINATION CONTROLLING PARTY" means any of the North Point Mall
Controlling Party, the Mall at Louisiana Controlling Party, the 633 17th Street
Controlling Party and the Mainsail Controlling Party.

          "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the North
Point Mall Intercreditor Agreement, the Mall at Louisiana Intercreditor
Agreement, the 633 17th Street Intercreditor Agreement, the Mainsail
Intercreditor Agreement and the Capitol Hill Project Intercreditor Agreement.

          "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

          "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

          "MAINSAIL B-NOTE NON-TRUST LOAN" means that loan that--

          o    is not a part of the trust fund,

          o    has been designated under the Mainsail Intercreditor Agreement as
               "Note B", with an unpaid principal balance of $14,352,037.86 as of the cut-off date, and

          o    is secured by the same mortgage encumbering the Mainsail
               Mortgaged Property as is the Mainsail Trust Mortgage Loan.

          "MAINSAIL BORROWER" means the borrower under the Mainsail Loan
Combination.

          "MAINSAIL CONTROLLING PARTY" means, with respect to the Mainsail Loan
Combination, either--

          o    the holder of the Mainsail B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount and any realized loss amount with respect to the Mainsail Loan Combination allocable to the Mainsail B-Note Non-Trust Loan, equal to or greater than 25%
               of its unpaid principal balance (without taking into account any
               Appraisal Reduction Amount and any realized loss amount); or

          o    the controlling class representative (as the designee of the trust as holder of the Mainsail Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the Mainsail
               B-Note Non-Trust Loan, net of the portion of any Appraisal
               Reduction Amount and any realized

                                     S-240

               loss amount with respect to the Mainsail Loan Combination
               allocable to the Mainsail B-Note Non-Trust Loan, is less than 25%
               of its unpaid principal balance (without taking into account any
               Appraisal Reduction Amount and any realized loss amount).

          "MAINSAIL INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the Mainsail Trust Mortgage Loan and the Mainsail
B-Note Non-Trust Loan. Following the inclusion of the Mainsail Trust Mortgage
Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Mainsail Intercreditor
Agreement.

          "MAINSAIL LOAN COMBINATION" means, collectively, the Mainsail Trust
Mortgage Loan and the Mainsail B-Note Non-Trust Loan.

          "MAINSAIL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Suites at Mainsail
Village.

          "MAINSAIL TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $27,500,000, and is secured by a mortgage encumbering the Mainsail Mortgaged Property.

          "MALL OF LOUISIANA B-NOTE NON-TRUST LOAN" means that loan that--

          o    is not a part of the trust fund,

          o    has been designated under the Mall of Louisiana Intercreditor
               Agreement as "Note B", with an unpaid principal balance of
               $55,000,000 as of the cut-off date, and

          o    is secured by the same mortgage encumbering the Mall of Louisiana
               Mortgaged Property as is the Mall of Louisiana Trust Mortgage
               Loan.

          "MALL OF LOUISIANA BORROWER" means the borrower under the Mall of
Louisiana Loan Combination.

          "MALL OF LOUISIANA CONTROLLING PARTY" means, with respect to the Mall of Louisiana Loan Combination, either--

          o    the holder of the Mall of Louisiana B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the Mall of Louisiana Loan Combination allocable to the Mall of Louisiana B-Note Non-Trust Loan, equal to or greater than 25%
               of its unpaid principal balance (without taking into account any
               Appraisal Reduction Amount); or

          o    the controlling class representative (as the designee of the trust as holder of the Mall of Louisiana Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the Mall of Louisiana B-Note Non-Trust Loan, net of the portion of any Appraisal Reduction Amount with respect to the Mall of
               Louisiana Loan Combination allocable to the Mall of Louisiana
               B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction
               Amount).

          "MALL OF LOUISIANA INTERCREDITOR AGREEMENT" means, the co-lender agreement, by and between the holders of the Mall of Louisiana Trust Mortgage
Loan and the Mall of Louisiana B-Note Non-Trust Loan. Following the inclusion of the Mall of Louisiana Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the
Mall of Louisiana Intercreditor Agreement.

          "MALL OF LOUISIANA LOAN COMBINATION" means, collectively, the Mall of
Louisiana Trust Mortgage Loan and the Mall of Louisiana B-Note Non-Trust Loan.

                                     S-241

          "MALL OF LOUISIANA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Mall of
Louisiana.

          "MALL OF LOUISIANA TRIGGERING EVENT" means, with respect to the Mall of Louisiana Loan Combination--

          o    any uncured event of default with respect to an obligation of the
               Mall of Louisiana Borrower to make a scheduled or unscheduled payment due under the loan documents for the Mall of Louisiana
               Loan Combination,

          o    any loan comprising the Mall of Louisiana Loan Combination is accelerated,

          o    any loan comprising the Mall of Louisiana Loan Combination becomes a specially serviced loan,

          o    the occurrence of the maturity date with respect to any loan in the Mall of Louisiana Loan Combination unless a Servicing
               Transfer Event with respect to the Mall of Louisiana Loan
               Combination has not occurred as a result of the Mall of Louisiana
               Borrower having delivered a refinancing commitment prior to the related maturity date, or

          o    a foreclosure on the Mall of Louisiana Mortgaged Property.

          "MALL OF LOUISIANA TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $120,000,000, and is secured by a mortgage encumbering the Mall of Louisiana Mortgaged Property.

          "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

          o    the mortgage loans have the characteristics set forth on Annex
               A-1, and the initial mortgage pool balance is approximately
               $2,489,838,695; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus
               supplement;

          o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

          o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

          o    there are no delinquencies or losses with respect to the mortgage loans;

          o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

          o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

          o    there are no casualties or condemnations affecting the
               corresponding mortgaged real properties;

          o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an Actual/360 Basis or a 30/360 Basis;

          o    all prepayments on the mortgage loans are assumed to be
               accompanied by a full month's interest;

          o    there are no breaches of our representations and warranties regarding the mortgage loans;

          o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

          o    each ARD Loan is paid in full on its anticipated repayment date;

                                     S-242

          o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

          o    no mortgage loan is required to be repurchased by any mortgage loan seller;

          o    any mortgage loans that allow a choice between yield maintenance and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance;

          o    no prepayment premiums or yield maintenance charges are
               collected;

          o    there are no Additional Trust Fund Expenses;

          o    payments on the offered certificates are made on the 12th day of each month, commencing in June 2006; and

          o    the offered certificates are settled on May 25, 2006.

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

          o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

          o    the total payments made by the master servicers to cover those
               Prepayment Interest Shortfalls.

          "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trust administration fee is calculated; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the various classes interest-bearing certificates, from time to time--

          o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or
               amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

          o    if any mortgage loan does not accrue interest on the basis of a
               360-day year consisting of twelve 30-day months, then the Net
               Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the
               aggregate per annum rate at which the related master servicing fee and the trust administration fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and
               February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related
               interest reserve amount transferred to the certificate
               administrator's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be

                                     S-243

               determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the certificate administrator's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the
               one-month period prior to the due date in February in any year which is a leap year.

          As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.8091% per annum to 7.1371%, with a weighted average of those
Net Mortgage Rates of 5.6596% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of an A-Note Trust Mortgage Loan, on or with respect to the related Loan
Combination).

          "NORTH POINT MALL B-NOTE NON-TRUST LOAN" means that loan that--

          o    is not a part of the trust fund,

          o    has been designated under the North Point Mall Intercreditor
               Agreement as "Note B", with an unpaid principal balance of
               $62,870,967 as of the cut-off date, and

          o    is secured by the same mortgage encumbering the North Point Mall
               Mortgaged Property as is the North Point Mall Trust Mortgage
               Loan.

          "NORTH POINT MALL BORROWER" means the borrower under the North Point
Mall Loan Combination.

          "NORTH POINT MALL CONTROLLING PARTY" means, with respect to the North
Point Mall Loan Combination, either--

          o    the holder of the North Point Mall B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount and any realized loss amount with respect to the North Point Mall Loan
               Combination allocable to the North Point Mall B-Note Non-Trust
               Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction
               Amount and any realized loss amount); or

          o    the controlling class representative (as the designee of the trust as holder of the North Point Mall Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the
               North Point Mall B-Note Non-Trust Loan, net of the portion of any
               Appraisal Reduction Amount and any realized loss amount with respect to the North Point Mall Loan Combination allocable to the
               North Point Mall B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any
               Appraisal Reduction Amount and any realized loss amount).

          "NORTH POINT MALL INTERCREDITOR AGREEMENT" means, the co-lender agreement, by and between the holders of the North Point Mall Trust Mortgage
Loan and the North Point Mall B-Note Non-Trust Loan. Following the inclusion of the North Point Mall Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the
North Point Mall Intercreditor Agreement.

          "NORTH POINT MALL LOAN COMBINATION" means, collectively, the North
Point Mall Trust Mortgage Loan and the North Point Mall B-Note Non-Trust Loan.

                                     S-244

          "NORTH POINT MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the North
Point Mall.

          "NORTH POINT MALL TRIGGERING EVENT" means, with respect to the North
Point Mall Loan Combination--

          o    any uncured monetary or other material event of default with respect to the North Point Mall Combination has occurred.

          "NORTH POINT MALL TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $161,668,201, and is secured by a mortgage encumbering the North Point Mall Mortgaged Property.

          "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

          "PARTY IN INTEREST" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

          "PENALTY INTEREST" means any interest, other than late payment charges, Additional Interest, prepayment premiums or yield maintenance charges, that--

          o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

          o    is in excess of all interest at the related mortgage interest rate.

          "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

          o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

          o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

          o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

          o    other matters to which like properties are commonly subject;

          o    the rights of tenants, as tenants only, under leases and
               subleases, pertaining to the related mortgaged real property;

          o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of cross-collateralized loans; and

          o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

                                     S-245

          "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

          o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

          o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

          o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United
               States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

          o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

          o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized
               statistical rating organization; and

          o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

          "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

          "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest and Additional Interest, if
applicable).

                                     S-246

          "PRIMARY COLLATERAL" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that
Crossed Loan with other related Crossed Loans.

          "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

          (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO
               Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

          (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

          (c)  with respect to any mortgage loan as to which the related stated
               maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal
               prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal
               Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

          (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation
               proceeds and, to the extent not otherwise included in clause (a),
               (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal
               Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

          (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal
               Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the

                                     S-247

Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

          If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

          The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

          The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

          "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan
(or related REO Property) is an amount generally equal to the excess, if any, of
(a) the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

          "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

          "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

          "RESTRICTED GROUP" means, collectively--

          1.   the trustee;

                                     S-248

          2.   the Exemption-Favored Parties;

          3.   us;

          4.   the master servicers;

          5.   the special servicer;

          6.   any sub-servicers;

          7.   the mortgage loan sellers;

          8.   each borrower, if any, with respect to mortgage loans
               constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

          9.   any and all affiliates of any of the aforementioned persons.

          "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

          o    in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

          o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a
               Loan Combination, the holder of the related B-Note Non-Trust
               Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by each master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust
               Loan, taking into account, to the extent consistent with the related Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

          o    without regard to--

               1.   any relationship that each master servicer or the special
                    servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                    transaction;

               2.   the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

                                     S-249

               3.   the obligation of each master servicer or the special
                    servicer, as the case may be, to make Advances;

               4.   the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees
                    for its services rendered pursuant to the pooling and
                    servicing agreement;

               5.   the ownership, servicing or management by each master
                    servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage
                    pool;

               6.   any obligation of each master servicer or any of its
                    affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

               7.   any obligation of each master servicer or any of its
                    affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

               8.   any debt each master servicer or the special servicer, as
                    the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

          "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

          1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

               (a)  except in the case of a balloon payment, for 60 days; or

               (b)  solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly
                    payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B)
                    delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed
                    120 days) beyond the related maturity date ending on the
                    date on which it is determined that the refinancing could
                    not reasonably be expected to occur;

          2.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the
               Servicing Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

          3.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the
               Servicing Standard) that a non-payment default (other than an
               Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

          4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5.   the applicable master servicer receives notice of the
               commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

                                     S-250

          A Servicing Transfer Event will cease to exist, if and when:

          o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

          o    with respect to the circumstances described in clauses 2. and 4.
               of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in
               accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

          o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

          o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

          If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to that B-Note
Non-Trust Loan will not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

          "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

          o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

          o    will be permanently reduced on each distribution date, to not less than zero, by--

               1.   all payments and other collections of principal, if any,
                    with respect to that mortgage loan that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the
                    definition of "Principal Distribution Amount" in this
                    glossary;

               2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation
                    that occurred during the related collection period; and

               3.   any other related Realized Losses incurred during the
                    related collection period that represents a loss of
                    principal with respect to that mortgage loan.

                                     S-251

          With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

          o    all amounts, if any, collected with respect to the related REO
               Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
               Amount for such distribution date pursuant to clause (a), clause
               (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

          o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

          "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

          o    is not a Nonrecoverable Advance;

          o    has been reimbursed to the party that made the Advance as a
               Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

          o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

          "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the
Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

          "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

          "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

          The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

               (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net
          Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage

                                     S-252

          loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 73 mortgage loans, representing approximately 41.31% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to 13 mortgage loans, representing approximately 13.15% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b)
          the annual mortgage rate as adjusted for the interest accrual method.

               As indicated in the footnotes to the table in the section
          captioned "Summary of Prospectus Supplement--The Mortgage Loans and
          the Mortgaged Real Properties--Additional Statistical Information",
          the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

               (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
          12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

               In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses
          (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

               In determining the "revenue" component of UW Net Cash Flow for each Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and

                                     S-253

          reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other
          Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

               In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue
          (except with respect to single tenant properties, where fees as low as
          2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
          (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

               The borrowers' financial information used to determine UW Net
          Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

               (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are
          references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

               As indicated in the footnotes to the table in the section
          captioned "Summary of Prospectus Supplement--The Mortgage Loans and
          the Mortgaged Real Properties--Additional Statistical Information",
          the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

               (iv) References to "Maturity LTV %", "Maturity Date LTV Ratio" or
          "ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date)
          (prior to the payment of any balloon payment or principal prepayments)
          to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

               (v) References to "Original Balance per Unit ($)" and "Cut-off
          Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

                                     S-254

               (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

               (vii) References to "Admin. Fee %" for each mortgage loan
          represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

               (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

               (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

               (x) References to "LO ()" represent, with respect to each
          mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted.
          The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()"
          represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open
          Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

               (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

               (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b)
          in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

               (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

                                     S-255

               (xiv) References to "Upfront Engineering Reserve ($)" are
          references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

               (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

               (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

               (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-256

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                      LOAN
                      GROUP
       LOAN #        1 OR 2        ORIGINATOR (1)                          PROPERTY NAME
------------------------------------------------------------------------------------------------------------

1                       1    LaSalle                     North Point Mall
2                       1    MLML                        Mall of Louisiana
3                       1    LaSalle                     Chase Tower
4                       1    MLML                        Galileo NXL Retail Portfolio 4
4.01                    1    MLML                        Hornell Plaza
4.02                    1    MLML                        Orange Grove
4.03                    1    MLML                        Market Street Square
4.04                    1    MLML                        Glendale Galleria
4.05                    1    MLML                        Aurora Plaza
4.06                    1    MLML                        Beltway South
4.07                    1    MLML                        Morse Shores
4.08                    1    MLML                        Inwood Forest
4.09                    1    MLML                        Remount Village
4.10                    1    MLML                        Riverwood Port
4.11                    1    MLML                        Napoleon Center
4.12                    1    MLML                        Johnstown Galleria Outparcel
5                       1    LaSalle                     Cerritos Corporate Center
6                       1    MLML                        Ashford Hotel Portfolio 7
6.01                    1    MLML                        Residence Inn Fairfax
6.02                    1    MLML                        Residence Inn Sorrento Mesa
6.03                    1    MLML                        Courtyard Irvine Spectrum
6.04                    1    MLML                        Embassy Suites Houston
6.05                    1    MLML                        Courtyard Alpharetta
7                       1    MLML                        Raintree Corporate Center 1 and 2
8                       1    MLML                        Copperwood Village Shopping Center
9                       1    PNC                         Gateway One
10                      1    MLML                        Four Points Sheraton - Chelsea
11                      1    LaSalle                     633 17th Street
12                      1    LaSalle                     1990 M Street
13                      1    AMCC                        Cherry Street Plaza
                             LaSalle                     Inland Roll- up
14                      1    LaSalle                     Inland Southwest Crossing Shopping Center
15                      1    LaSalle                     Inland Hartford Insurance
16                      1    LaSalle                     Inland Diebold Warehouse
17                      1    MLML                        University Park
18                      1    LaSalle                     The Suites at Mainsail Village
19                      1    LaSalle                     Central Florida Research Park Portfolio
19.01                   1    LaSalle                     Challenger Tech III
19.02                   1    LaSalle                     Challenger Tech IV
19.03                   1    LaSalle                     Discovery Tech Center
20                      1    MLML                        Hampton Inn - Herald Square
21                      1    MLML                        University Place
22                      1    MLML                        Fourth & Walnut
23                      1    LaSalle                     Inland Triangle Center
24                      1    MLML                        University Park Plaza I
25                      2    PNC                         Summer Park Apartments
26                      1    MLML                        South Point Plaza
                             LaSalle                     Wrigley Roll-up
27                      1    LaSalle                     Wrigley I
28                      1    LaSalle                     Wrigley III
29                      1    LaSalle                     Wrigley II
30                      1    LaSalle                     Capitol View Office Building
31                      1    LaSalle                     Doral Court
32                      1    PNC                         Jacobson Portfolio
                             LaSalle                     Chicago Roll-up
33                      1    LaSalle                     1150 North Dearborn
34                      1    LaSalle                     2633 North Halsted
35                      1    LaSalle                     2206-08 North Halsted Street
36                      1    LaSalle                     1525 West Belmont Avenue
37                      1    LaSalle                     843-45 West Armitage Avenue
38                      1    PNC                         Village Center at the Everett Mall
39                      1    MLML                        Phoenix Industrial Portfolio
39.01                   1    MLML                        9602 West Buckeye Road
39.02                   1    MLML                        146 Country Club Drive
40                      1    LaSalle                     Koehler Portfolio One
40.01                   1    LaSalle                     Wingate Inn - Little Rock
40.02                   1    LaSalle                     Holiday Inn Express - Cheyenne
40.03                   1    LaSalle                     Holiday Inn Express - Casper
40.04                   1    LaSalle                     Holiday Inn Express Moab
41                      2    LaSalle                     Forest Meadows Apartments
42                      1    MLML                        210 East Olympic Boulevard
43                      1    PNC                         O'Neal Steel  Portfolio
43.01                   1    PNC                         O'Neal Steel - Atlanta
43.02                   1    PNC                         O'Neal Steel - Ogden
43.03                   1    PNC                         O'Neal Steel - Evansville
43.04                   1    PNC                         O'Neal Steel - Greensboro
43.05                   1    PNC                         O'Neal Steel - Garland
43.06                   1    PNC                         O'Neal Steel - Little Rock
44                      1    LaSalle                     Wachovia Center
45                      1    LaSalle                     Court in the Square
46                      1    MLML                        Embassy Suites-Lubbock
47                      2    LaSalle                     Walden Chase Apartments
48                      1    MLML                        Lantern Plaza
49                      1    LaSalle                     Southfield Office Building
50                      1    AMCC                        Sterling University Parks
                             LaSalle                     Tampa Hotel Roll-up
51                      1    LaSalle                     Hampton Inn - Tampa
52                      1    LaSalle                     Holiday Inn Express - Tampa, FL
53                      2    MLML                        Avalon at Northbrook
54                      1    LaSalle                     IAC Goose Island Industrial Portfolio
54.01                   1    LaSalle                     1111 North Cherry
54.02                   1    LaSalle                     1060 West Division
54.03                   1    LaSalle                     870 West Division (D-F)
54.04                   1    LaSalle                     870 West Division (A-C)
54.05                   1    LaSalle                     1000 North North Branch
55                      1    PNC                         Moderne Glass & Airport Business Center
56                      2    LaSalle                     Oklahoma Apartment Portfolio
56.01                   2    LaSalle                     Oak Park Apartments
56.02                   2    LaSalle                     Winds of Oak Ridge Apartments
56.03                   2    LaSalle                     Oak Hill Apartments
56.04                   2    LaSalle                     Winds of Oak Forest Apartments
57                      1    PNC                         T-Mobile - Chattanooga
58                      2    AMCC                        Bent Tree Apartments
59                      2    LaSalle                     St. Thomas at Campeche
60                      1    LaSalle                     Siena at Old Orchard
61                      1    LaSalle                     IAC DHL Distribution Center
62                      1    LaSalle                     McKinney Medical Arts
63                      1    MLML                        Sam's Club Port Huron
64                      1    PNC                         Kraft Foods Cold Storage
65                      1    LaSalle                     Turlock Medical Office
66                      2    MLML                        Montego Bay Apartments
67                      1    LaSalle                     Wildrose Business Park
68                      1    LaSalle                     440 Plaza SC
69                      1    MLML                        Hampton Inn - Frederick
70                      1    AMCC                        South Rainbow Business Park
71                      2    MLML                        The Pines at Camelback
72                      1    LaSalle                     Broadway Central
73                      1    LaSalle                     Inland Crosswell-Cypress
74                      2    PNC                         Celina Plaza Apartments
75                      1    LaSalle                     Vineyard Bank Building
76                      1    MLML                        Tudor Plaza Rialto
77                      1    LaSalle                     Trust Building
78                      1    LaSalle                     Infocrossing - Omaha
79                      1    MLML                        Holiday Inn Chicago
80                      1    MLML                        Centerpointe at Natomas
81                      1    LaSalle                     Infocrossing - Tempe
82                      1    PNC                         Country Inn & Suites - Mesa
83                      2    PNC                         Zion Towers
84                      1    MLML                        Metro Retail/RDR Portfolio
84.01                   1    MLML                        County Line
84.02                   1    MLML                        Metro Park
84.03                   1    MLML                        8343 East 32nd Street
84.04                   1    MLML                        Equity Bank
84.05                   1    MLML                        McKnight Commons
85                      1    LaSalle                     Manchester & Morgan Self Storage
85.01                   1    LaSalle                     Morgan Self Storage - Manchester
85.02                   1    LaSalle                     Morgan Self Storage - Salem
86                      2    LaSalle                     Ashford Apartments
87                      1    AMCC                        Plover Plaza
88                      1    LaSalle                     Concord Station
89                      1    LaSalle                     Homewood Suites - Austin
90                      1    LaSalle                     Hampton Inn - Austin
91                      2    LaSalle                     Residences at West Beach
92                      1    LaSalle                     9121 Gaither Road
93                      1    LaSalle                     The CAP at Union Station
94                      1    PNC                         Willoughby Crossroads
95                      1    PNC                         Kawasaki Robotics
96                      1    PNC                         Country Inn & Suites - Deer Valley
97                      1    LaSalle                     Inland Target South Center
98                      1    PNC                         Carleton Business Center
99                      2    MLML                        Stonington Road Apartments
100                     1    MLML                        Capitol Hill Project
101                     1    LaSalle                     BJ's Wholesale Club - Stoneham
102                     1    LaSalle                     Koehler Portfolio Two
102.01                  1    LaSalle                     Spring Hill Suites
102.02                  1    LaSalle                     Holiday Inn Express Lockwood/Billings
103                     1    LaSalle                     Kenwood Crossing
104                     1    PNC                         Sentinel Self Storage Portfolio
104.01                  1    PNC                         Sentinel Self Storage - Newark
104.02                  1    PNC                         Sentinel Self Storage - Stanton
104.03                  1    PNC                         Cheswold Mini Storage
105                     1    PNC                         Essex Square
106                     2    LaSalle                     Waldan Pond Apartments
108                     1    MLML                        Veranda Park
109                     1    MLML                        University Shoppes
110                     1    AMCC                        East Hill Village
111                     1    LaSalle                     Junction Pointe Retail
111.01                  1    LaSalle                     306-376 Junction Road
111.02                  1    LaSalle                     13050 Aldrich Avenue South
112                     1    LaSalle                     One Heritage Place
113                     2    LaSalle                     Bayscene MHP
114                     1    PNC                         Sunset Station
115                     1    MLML                        Clearwater Office Center
116                     1    MLML                        Lifetime Fitness
117                     1    AMCC                        Elk Park Retail
118                     1    PNC                         Westview Shops
119                     1    LaSalle                     Star Financial
120                     1    LaSalle                     Marriott Courtyard - Farmington, NM
121                     1    MLML                        Jefferson Gateway at the Airport
122                     1    MLML                        100 West Long Lake
123                     1    AMCC                        Ramada Inn - Seattle, WA
124                     2    LaSalle                     35 Essex Street
125                     1    MLML                        BJ's Warehouse at Janaf
126                     1    AMCC                        Windmill Plaza
127                     1    AMCC                        Parkway Commons & Parkway Crossing Office Park
127.01                  1    AMCC                        Parkway Commons
127.02                  1    AMCC                        Parkway Crossing
128                     1    LaSalle                     Smith and Richmond Office
128.01                  1    LaSalle                     2900 Smith Building
128.02                  1    LaSalle                     Richmond Avenue Office
129                     1    AMCC                        Walgreens-Colonie, NY
130                     1    MLML                        Quality Suites Baton Rouge
131                     1    LaSalle                     Banyan Professional Center
132                     1    LaSalle                     Food Lion Plaza
                             LaSalle                     Tennessee Apartments Roll-up
133                     2    LaSalle                     Kingwood Apartments
134                     2    LaSalle                     Northfield Lodge Apartments
135                     1    LaSalle                     Suburban Extended Stay - Largo, FL
136                     1    PNC                         Expert Automotive
137                     2    LaSalle                     Valley Brook Townhomes
138                     1    LaSalle                     Hertz 201 Stanwix
139                     2    PNC                         Wildwood Apartments - Owasso
140                     1    MLML                        Flamingo Plaza
141                     1    LaSalle                     Dollar General Portfolio
141.01                  1    LaSalle                     Dollar General - Sebewaing
141.02                  1    LaSalle                     Dollar General - Au Gres
141.03                  1    LaSalle                     Dollar General - Croswell
141.04                  1    LaSalle                     Dollar General - Marcellus
141.05                  1    LaSalle                     Dollar General - Deckerville
141.06                  1    LaSalle                     Dollar General - Marlette
141.07                  1    LaSalle                     Dollar General - Hillman
141.08                  1    LaSalle                     Dollar General - Plainville
141.09                  1    LaSalle                     Dollar General - Chatsworth
142                     1    MLML                        Shoppes at Andover
143                     1    PNC                         Fairfield Inn - KCI
144                     1    LaSalle                     1919 Charlotte Avenue
145                     2    LaSalle                     Rime Gardens Apartments
146                     1    MLML                        Indore Retail Center
147                     1    LaSalle                     Marsh Creek Country Club
148                     1    PNC                         Fairfield Inn - Colorado Springs
149                     1    PNC                         325 North Wells Street
150                     1    LaSalle                     Agincourt Shopping Center
151                     1    PNC                         Hampton Inn - Colorado Springs
152                     1    MLML                        Southampton Office Park
153                     1    LaSalle                     Valley Produce
154                     2    AMCC                        Northbrook Place Apartments
155                     1    LaSalle                     Tampa Self Storage
156                     2    MLML                        Pinewood Park Apartments
157                     1    LaSalle                     County of San Bernardino Building
158                     1    LaSalle                     Inland CVS Cave Creek
159                     1    LaSalle                     Farmington Village
160                     2    PNC                         Sunrise Village Apartments
161                     1    MLML                        Homewood Suites Houston Intercontinental
162                     1    LaSalle                     Ventura - Willis Retail Center
163                     1    LaSalle                     Walgreens-Alamosa, CO
164                     1    LaSalle                     Palm Spring Square
165                     1    AMCC                        Oxyfresh Building
166                     1    LaSalle                     756 Old State Office
167                     1    LaSalle                     Glenmont Self Storage
168                     2    LaSalle                     North Hills Manor
169                     1    LaSalle                     70-92 Talamine Court
170                     1    LaSalle                     Stoneridge Office
171                     1    MLML                        Outback Self Storage
172                     1    LaSalle                     Beach Plaza
173                     2    MLML                        Scenic Place
174                     2    AMCC                        Galleria on 42nd Street
175                     2    PNC                         Paramont Circle Apartments - State College
176                     1    LaSalle                     Winchester Pavilion
177                     2    LaSalle                     Lincolnwood Pinetree Apartments
178                     1    AMCC                        Via Royale
179                     1    AMCC                        CVS - Wind Gap, PA
180                     1    AMCC                        309 Merrick Road
181                     2    LaSalle                     Reeds Landing Apartments
182                     1    LaSalle                     Nations Storage
183                     1    AMCC                        Fairfield Inn - Bowling Green, KY
184                     1    AMCC                        3800 Prince Street SE Building
185                     1    LaSalle                     Safe Stor Self Storage
186                     1    LaSalle                     Clock Tower Self Storage
187                     2    LaSalle                     Aire Libre MHP
188                     1    LaSalle                     Stephenson Financial Center
189                     1    LaSalle                     Atrium Office
190                     1    LaSalle                     Rome Hilliard Storage
191                     1    LaSalle                     Office Town at Village Creek
192                     1    LaSalle                     116th and Keystone Way
193                     1    LaSalle                     130 Portola Road
194                     1    AMCC                        Villa Rica Crossing
195                     1    LaSalle                     Alliance Raceway Storage
196                     1    LaSalle                     Marriott Residence Inn - Durango, CO
197                     1    MLML                        Yardville National Bank
198                     2    LaSalle                     Crestview Apartments
199                     1    AMCC                        Whitehall Corners
200                     2    LaSalle                     Carriage House Apartments
201                     2    LaSalle                     Pine Lane Estates
202                     1    AMCC                        Kroger Shops
203                     2    PNC                         Paramont Woods - State College
204                     1    LaSalle                     3601 South Cooper Retail
205                     1    LaSalle                     Frontier Village Self Storage
206                     1    LaSalle                     Westwood Village
207                     1    LaSalle                     218 Ridgedale Avenue
208                     1    AMCC                        Signal Hill Ground Leases
209                     1    LaSalle                     Shops at Lexington
210                     1    LaSalle                     Panda Plaza Del Lago Center
211                     1    LaSalle                     Midway Self Storage
212                     1    LaSalle                     Apple Valley Estates
213                     1    LaSalle                     Watchful Eye Self Storage
214                     1    PNC                         A+ Mini Storage - Moore
215                     1    LaSalle                     Mercer Plaza
216                     1    LaSalle                     Wake Radiology
217                     1    LaSalle                     Jennings Plaza
218                     2    AMCC                        45 Barbour Street Apartments
219                     1    LaSalle                     Bluffton Retail
220                     1    LaSalle                     Walgreens - Bryan, TX
221                     1    LaSalle                     Belair at Oakley Plaza
222                     2    PNC                         Grand Forks Portfolio
222.01                  2    PNC                         Grand Forks North
222.02                  2    PNC                         Grand Forks East
222.03                  2    PNC                         Grand Forks Center
223                     1    AMCC                        Starbucks Pool
223.01                  1    AMCC                        Starbucks - Effingham, IL
223.02                  1    AMCC                        Starbucks - Conway, AR
224                     1    LaSalle                     Triangle Building
225                     1    LaSalle                     CFG Office
226                     1    LaSalle                     Landon Plaza
227                     1    LaSalle                     Stadium and Packard Retail
228                     2    PNC                         Fargo East-West Apartments
229                     1    LaSalle                     Acworth Self Storage
230                     1    LaSalle                     Royal Poinciana MHP
231                     1    LaSalle                     Oklahoma City Office
232                     1    LaSalle                     Pecan Grove
233                     2    LaSalle                     Delaware Franklin Apartments
234                     1    LaSalle                     Woodhaven Retail
235                     1    AMCC                        4848 Lemmon Avenue
236                     1    LaSalle                     Country Aire MHP
237                     2    PNC                         Grand Forks South Apartments
238                     1    LaSalle                     Eagle Market Center
239                     1    LaSalle                     Royal Self Storage
240                     1    LaSalle                     400 Main Street
241                     1    LaSalle                     Plaza Mini Storage
242                     1    LaSalle                     Pickerington Medical Office Building
243                     1    LaSalle                     M&M Storage
244                     1    LaSalle                     American Self Storage of Mesa
245                     1    LaSalle                     Franklin Street Apartments

       LOAN #                                            STREET ADDRESS                                                CITY
------------------------------------------------------------------------------------------------------------------------------------

1                    1000 North Point Circle                                                                 Alpharetta
2                    6401 Bluebonnet Boulevard                                                               Baton Rouge
3                    1 East Ohio Street and 111 Monument Circle                                              Indianapolis
4                    Various                                                                                 Various
4.01                 1000 State Route 36                                                                     Hornell
4.02                 11544 Gulf Freeway                                                                      Houston
4.03                 1605 Scwanger Road                                                                      Elizabethtown
4.04                 5800 West Peoria Avenue                                                                 Glendale
4.05                 603-797 Peoria Street and East 6th Avenue                                               Aurora
4.06                 11601 South Sam Houston Parkway East                                                    Houston
4.07                 4901 Palm Beach Boulevard                                                               Fort Myers
4.08                 7320 Antoine Drive                                                                      Houston
4.09                 1357 Remount Road                                                                       North Charleston
4.10                 4001 South Nova Road                                                                    Port Orange
4.11                 1247-1255 North Scott Street                                                            Napoleon
4.12                 590 Galleria Drive                                                                      Johnstown
5                    12900 Park Plaza Drive and 12911 183rd Street                                           Cerritos
6                    Various                                                                                 Various
6.01                 8125 Gatehouse Road                                                                     Falls Church
6.02                 5995 Pacific Mesa Court                                                                 San Diego
6.03                 27492 Portola Parkway                                                                   Foothill Ranch
6.04                 2911 Sage Road                                                                          Houston
6.05                 12655 Deerfield Parkway                                                                 Alpharetta
7                    15111 & 15333 North Pima Road                                                           Scottsdale
8                    6501-6887 & 7007 Highway 6 North & 15749-15849 FM 529 Road                              Houston
9                    701 Market Street                                                                       St. Louis
10                   156 West 25th Street                                                                    New York
11                   633 17th Street                                                                         Denver
12                   1990 M Street NW                                                                        Washington
13                   626 8th Avenue SE                                                                       Olympia
                     Various                                                                                 Various
14                   4305 Bryant Irvin Road                                                                  Fort Worth
15                   6820 Wedgwood Road                                                                      Maple Grove
16                   5571 Global Gateway                                                                     Canton
17                   110-139 University Park Drive                                                           Winter Park
18                   5108 Eisenhower Boulevard                                                               Tampa
19                   Various                                                                                 Orlando
19.01                2603 Challenger Tech Court                                                              Orlando
19.02                12661 Challenger Parkway                                                                Orlando
19.03                2800-2850 Discovery Drive                                                               Orlando
20                   116 West 31st Street                                                                    New York
21                   3260 & 3300 University Boulevard                                                        Winter Park
22                   105 East Fourth Street                                                                  Cincinnati
23                   100-690 Triangle Center and 2010 12th Avenue                                            Longview
24                   120 University Park Drive                                                               Winter Park
25                   1525 Laurel Crossing Parkway                                                            Buford
26                   10011 - 10301 Everett Way                                                               Everett
                     Various                                                                                 Chicago
27                   1008-1010 West Waveland                                                                 Chicago
28                   1038 West Waveland Avenue                                                               Chicago
29                   1048 West Waveland Avenue                                                               Chicago
30                   201 Townsend Street                                                                     Lansing
31                   8600 Northwest 36th Street                                                              Doral
32                   1675 NE 51st Street & 3811, 3901 Dixon Street                                           Des Moines
                     Various                                                                                 Chicago
33                   1150 North Dearborn                                                                     Chicago
34                   2633 North Halsted Street                                                               Chicago
35                   2206-08 North Halsted Street                                                            Chicago
36                   1525 West Belmont Avenue                                                                Chicago
37                   843-45 West Armitage Avenue                                                             Chicago
38                   1130 SE Everett Mall Way                                                                Everett
39                   Various                                                                                 Various
39.01                9602 West Buckeye Road                                                                  Tolleson
39.02                146 South Country Club Drive                                                            Mesa
40                   Various                                                                                 Various
40.01                1212 South Shackleford Road                                                             Little Rock
40.02                1741 Fleischli Parkway                                                                  Cheyenne
40.03                4250 Legion Lane                                                                        Casper
40.04                1515 North Highway 191                                                                  Moab
41                   551-799 East Reagan Parkway                                                             Medina
42                   210 East Olympic Boulevard                                                              Los Angeles
43                   Various                                                                                 Various
43.01                4075 Blue Ridge Industrial Parkway                                                      Norcross
43.02                1632 West 2450 South                                                                    Ogden
43.03                1323 Burch Drive                                                                        Evansville
43.04                301 Standard Drive                                                                      Greensboro
43.05                3730 Forest Lane                                                                        Garland
43.06                8100 Frazier Pike                                                                       Little Rock
44                   340 Jesse Jewell Parkway SE                                                             Gainesville
45                   401 Second Avenue South                                                                 Seattle
46                   5215 South Loop 289                                                                     Lubbock
47                   7840 Moon Road                                                                          Columbus
48                   206 East Washington Street                                                              North Attleboro
49                   4000 South IH-35                                                                        Austin
50                   2201 South University Parks Drive                                                       Waco
                     Various                                                                                 Tampa
51                   5628 West Waters Avenue                                                                 Tampa
52                   8610 Elm Fair Boulevard                                                                 Tampa
53                   10230 Avalon Way                                                                        Fort Wayne
54                   Various                                                                                 Chicago
54.01                1111 North Cherry Avenue                                                                Chicago
54.02                1060 West Division Street                                                               Chicago
54.03                870 West Division Street                                                                Chicago
54.04                870 West Division Street                                                                Chicago
54.05                1000 North North Branch Street                                                          Chicago
55                   1000 Industrial Boulevard & 400 Corporation Drive                                       Aliquippa
56                   Various                                                                                 Various
56.01                2704 NW 52nd Street                                                                     Lawton
56.02                201 East Almar Drive                                                                    Chickasha
56.03                7510 NW Tango Road                                                                      Lawton
56.04                1740 West Plato Road                                                                    Duncan
57                   SEC of Lee Highway & TN Highway 53                                                      Chattanooga
58                   21500 Park Row Drive                                                                    Katy
59                   3428 Cove View Boulevard                                                                Galveston
60                   9340-9400 Skokie Boulevard                                                              Skokie
61                   929 West Cermak Road                                                                    Chicago
62                   4201 Medical Center Drive                                                               McKinney
63                   1237 32nd Street                                                                        Port Huron
64                   3735 Imperial Way                                                                       Stockton
65                   1801-1841 Colorado Avenuve                                                              Turlock
66                   409 South Lenzer Avenue                                                                 Sierra Vista
67                   9022, 9036, 9050, and 9064 Pulsar Court                                                 Corona
68                   800 South Fort Hood Street                                                              Killeen
69                   5311 Buckeystown Pike                                                                   Frederick
70                   5920 and 5940 South Rainbow Boulevard                                                   Las Vegas
71                   4802 North 19th Avenue                                                                  Phoenix
72                   241 North Broadway                                                                      Milwaukee
73                   26084 US Highway 290                                                                    Cypress
74                   8500 Viscount Boulevard                                                                 El Paso
75                   1260 Corona Pointe Drive                                                                Corona
76                   NEC of Foothill Boulevard & Cedar Avenue                                                Rialto
77                   40 Pearl Street                                                                         Grand Rapids
78                   11707 Miracle Hills Drive                                                               Omaha
79                   506 West Harrison Street                                                                Chicago
80                   2200-2250 Del Paso Road                                                                 Sacramento
81                   2005 East Technology Circle                                                             Tempe
82                   6650 East Superstition Spring Boulevard                                                 Mesa
83                   1100 Pennsylvania Avenue                                                                Baltimore
84                   Various                                                                                 Various
84.01                1005-105 East Kenosha Street                                                            Broken Arrow
84.02                5616 & 5634 122nd East Avenue                                                           Tulsa
84.03                8343 East 32nd Street North                                                             Wichita
84.04                225 West Central Avenue                                                                 Andover
84.05                905 McKnight Drive                                                                      Knightdale
85                   Various                                                                                 Various
85.01                400 Bedford Street                                                                      Manchester
85.02                8 Willow Street                                                                         Salem
86                   700 Mansion Circle                                                                      Chattanooga
87                   1800-1820 Plover Road                                                                   Plover
88                   8591 Concord Mills Boulevard                                                            Concord
89                   10925 Stonelake Boulevard                                                               Austin
90                   3908 West Braker Lane                                                                   Austin
91                   3222 69th Street                                                                        Galveston
92                   9121-9129 Gaither Road                                                                  Gaithersburg
93                   565 - 600 North High Street                                                             Columbus
94                   700-900 SE Indian Street                                                                Stuart
95                   28140 Lakeview Drive                                                                    Lyon Township
96                   20221 North 29th Avenue                                                                 Phoenix
97                   5073 Highway 290 & 4129 Staggerbrush Road                                               Austin
98                   4625, 4645, 4665 & 4685 Ash Avenue                                                      Tempe
99                   102 Stonington Road                                                                     Norwich
100                  810 - 1120 Potomac Avenue, SE                                                           Washington
101                  85 Cedar Street                                                                         Stoneham
102                  Various                                                                                 Billings
102.01               1818 King Avenue                                                                        Billings
102.02               430 Cole Street                                                                         Billings
103                  8250 Kenwood Crossing Way                                                               Cincinnati
104                  Various                                                                                 Various
104.01               1100 Elkton Road                                                                        Newark
104.02               200 First State Boulevard                                                               Wilmington
104.03               120 Holly Oak Lane                                                                      Cheswold
105                  4222-4292 East Towne Boulevard                                                          Madison
106                  450 Waldan Circle                                                                       Acworth
108                  2295 South Hiawassee Road                                                               Orlando
109                  2600-2646 Presidential Drive                                                            Fairborn
110                  10216, 10228, & 10304 SE 256th Street                                                   Kent
111                  Various                                                                                 Various
111.01               306-376 Junction Road                                                                   Madison
111.02               13050 Aldrich Avenue South                                                              Burnsville
112                  1 Heritage Drive                                                                        Southgate
113                  100 Woodlawn Avenue                                                                     Chula Vista
114                  1801-1887 Pulaski Highway                                                               Bear
115                  801 South 500 West                                                                      Salt Lake City
116                  675 Commons Drive                                                                       Woodbury
117                  900-906 Southwest Drive & 2704 Alexander Drive                                          Jonesboro
118                  1416 & 1418 West Main Street                                                            Lebanon
119                  127 West Berry Street                                                                   Fort Wayne
120                  560 Scott Avenue                                                                        Farmington
121                  935 Jefferson Boulevard                                                                 Warwick
122                  100 West Long Lake Road                                                                 Bloomfield Hills
123                  2200 5th Avenue                                                                         Seattle
124                  35-37 Essex Street                                                                      New York
125                  5820 East Virginia Beach Boulevard                                                      Norfolk
126                  8020, 8090 and 8096 South Durango Drive                                                 Las Vegas
127                  Various                                                                                 Warner Robins
127.01               601-613 Russell Parkway                                                                 Warner Robins
127.02               645 Tallulah Trail                                                                      Warner Robins
128                  Various                                                                                 Houston
128.01               2900 Smith Street                                                                       Houston
128.02               6164 Richmond Avenue                                                                    Houston
129                  1850 Central Avenue                                                                     Colonie
130                  9138 Bluebonnet Centre Boulevard                                                        Baton Rouge
131                  1350 9th Street North                                                                   Naples
132                  1605 East 11th Street                                                                   Siler City
                     Various                                                                                 Murfreesboro
133                  118 East Kingwood Drive                                                                 Murfreesboro
134                  603 Northfield Boulevard                                                                Murfreesboro
135                  6500 Ulmerton Road                                                                      Largo
136                  1355 Lakeview Parkway                                                                   Romeoville
137                  47 Valley Brook Circle                                                                  Greece
138                  201 Stanwix Street                                                                      Pittsburgh
139                  11611 East 80th Street                                                                  Owasso
140                  6620 & 6680 West Flamingo Road                                                          Las Vegas
141                  Various                                                                                 Various
141.01               8851 South Unionville Road                                                              Sebewaing
141.02               511 Huron Street                                                                        Au Gres
141.03               5154 Peck Road                                                                          Croswell
141.04               596 West Main Street                                                                    Marcellus
141.05               2033 Black River Street                                                                 Deckerville
141.06               3494 Main Street                                                                        Marlette
141.07               24250 Veterans Memorial Highway                                                         Hillman
141.08               3483 Rome Road SW                                                                       Plainville
141.09               100 Smyrna Ramhurst Road                                                                Chatsworth
142                  3020 Lamberton Boulevard                                                                Orlando
143                  11820 NW Plaza Circle                                                                   Kansas City
144                  1919 Charlotte Avenue                                                                   Nashville
145                  5320 Beacon Drive                                                                       Irondale
146                  12684 West Indore Place                                                                 Littleton
147                  169 Marshside Drive                                                                     St. Augustine
148                  2725 Geyser Drive                                                                       Colorado Springs
149                  325 North Wells Street                                                                  Chicago
150                  11500 Webb Bridge Way                                                                   Alpharetta
151                  2077 Aerotech Drive                                                                     Colorado Springs
152                  928 Jaymor Road                                                                         Southampton
153                  18345-18353 Vanowen Street                                                              Reseda
154                  3615 Bennett Drive                                                                      Bellingham
155                  4901 East Adamo Drive                                                                   Tampa
156                  1600 Windmill Way                                                                       Republic
157                  15400 Civic Drive                                                                       Victorville
158                  28138 North Tatum Boulevard                                                             Cave Creek
159                  32720 Grand River Avenue                                                                Farmington
160                  1602-20 Village Court                                                                   North Mankato
161                  1340 North Sam Houston Parkway East                                                     Houston
162                  14755 Ventura Boulevard                                                                 Sherman Oaks
163                  1203 Main Street                                                                        Alamosa
164                  12000 Bellaire Boulevard                                                                Houston
165                  1875 North Lakewood Drive                                                               Couer d' Alene
166                  756 Old State Route 74                                                                  Cincinnati
167                  560 Route 9W                                                                            Glenmont
168                  3625 Kearney Avenue                                                                     Fort Worth
169                  70-92 Talamine Court                                                                    Colorado Springs
170                  1021 Karl Greimel Drive                                                                 Brighton
171                  2517 Lincoln Road                                                                       Hattiesburg
172                  19269 Coastal Highway                                                                   Rehoboth Beach
173                  2655 West Farm Road 164                                                                 Springfield
174                  3700 42nd Street SW                                                                     Fargo
175                  900-1028 Stratford Court                                                                State College
176                  41720 Winchester Road                                                                   Temecula
177                  2219 South 9th Street                                                                   Charleston
178                  4575 Via Royale                                                                         Ft. Meyers
179                  855 South Broadway                                                                      Wind Gap
180                  309-313 Merrick Road                                                                    Rockville Centre
181                  1201 North Fretz Avenue                                                                 Edmond
182                  22300 State Highway 249                                                                 Houston
183                  1940 Mel Browning Street                                                                Bowling Green
184                  3800 Prince Street SE                                                                   Albuquerque
185                  5000 Highway 22                                                                         Mandeville
186                  16400 East Colfax Avenue                                                                Aurora
187                  16424 North 29th Street                                                                 Phoenix
188                  530-532 Stephenson Avenue                                                               Savannah
189                  1155 Westmoreland Drive                                                                 El Paso
190                  466 Rome Hilliard Road                                                                  Columbus
191                  5132-5156 Village Creek Drive                                                           Plano
192                  2810 East 116th Street                                                                  Carmel
193                  130 Portola Road                                                                        Portola Valley
194                  664 West Bankhead Highway                                                               Villa Rica
195                  17176 FM 156                                                                            Justin
196                  21691 US Highway 160 West                                                               Durango
197                  1240 Stelton Road                                                                       Piscataway
198                  201-205 Trealout Drive                                                                  Fenton
199                  8506 South Tryon Street                                                                 Charlotte
200                  2421-2513 Charles Boulevard                                                             Greenville
201                  2522 Lake Lansing Road                                                                  Lansing
202                  4701 Shore Drive                                                                        Virginia Beach
203                  901-991 Oakwood Avenue                                                                  State College
204                  3601 South Cooper Street                                                                Arlington
205                  418 91st Avenue NE & 8911 Vernon Road                                                   Everett
206                  1144 -1154 Western Boulevard                                                            Jacksonville
207                  218 Ridgedale Avenue                                                                    Cedar Knolls
208                  9501 and 9511 Liberia Avenue                                                            Manassas
209                  541 West Church Street                                                                  Lexington
210                  1196-1212 East Prosperity Avenue                                                        Tulare
211                  105 Mauldin Drive                                                                       Alpharetta
212                  13001 Pennock Avenue                                                                    Apple Valley
213                  10461 East Apache Trail                                                                 Apache Junction
214                  1001 Southwest 19th Street                                                              Moore
215                  140 Johnny Mercer Boulevard                                                             Savannah
216                  110 South Estes Drive                                                                   Chapel Hill
217                  307 East Interstate Drive                                                               Jennings
218                  45 Barbour Street                                                                       Hartford
219                  1980 North Main Street                                                                  Bluffton
220                  610 East Villa Maria Road                                                               Bryan
221                  194-212 South Belair Road                                                               Augusta
222                  1210, 1218 and 1224 North 39th Street, 211, 308 and 422 Walnut Street, 1115 26th Avenue Grand Forks
222.01               1210, 1218 and 1224 North 39th Street                                                   Grand Forks
222.02               1115 26th Avenue South                                                                  Grand Forks
222.03               211, 308, 422 Walnut Street                                                             Grand Forks
223                  Various                                                                                 Various
223.01               1700 Avenue of Mid America                                                              Effingham
223.02               1035 Skyline Drive                                                                      Conway
224                  335 East Main Street                                                                    Rochester
225                  3702 South Timberline Road                                                              Fort Collins
226                  4050-4084 Wilder Road                                                                   Bay City
227                  1423 East Stadium Boulevard                                                             Ann Arbor
228                  2525 & 2537 15th Street South                                                           Fargo
229                  5405 Glade Road                                                                         Acworth
230                  5236 East 14th Street                                                                   Brownsville
231                  1624 Southwest 122nd Street                                                             Oklahoma City
232                  16270 Airline Highway                                                                   Prairieville
233                  561 Delaware Avenue and 494 Franklin Street                                             Buffalo
234                  23110 Allen Road                                                                        Woodhaven
235                  4848 Lemmon Avenue                                                                      Dallas
236                  2465 Highway 397                                                                        Lake Charles
237                  1706 & 1712 Continential Drive                                                          Grand Forks
238                  94 Market Street                                                                        Eagle
239                  1211 FM 359 North                                                                       Brookshire
240                  400 Main Street                                                                         Franklin
241                  421 North Van Buren Road                                                                Eden
242                  641 Hill Road North                                                                     Pickerington
243                  20 Edgewood Lane                                                                        Winnabow
244                  1541 West University Drive                                                              Mesa
245                  45 Allen Street & 488 Franklin Street                                                   Buffalo

                                                                                          NUMBER OF             PROPERTY
       LOAN #            STATE           ZIP CODE                   COUNTY               PROPERTIES               TYPE
----------------------------------------------------------------------------------------------------------------------------------

1                         GA              30022         Fulton                                1        Retail
2                         LA              70836         East Baton Rouge                      1        Retail
3                         IN              46204         Marion                                1        Office
4                       Various          Various        Various                              12        Retail
4.01                      NY              14843         Steuben                               1        Retail
4.02                      TX              77034         Harris                                1        Retail
4.03                      PA              17022         Lancaster                             1        Retail
4.04                      AZ              85302         Maricopa                              1        Retail
4.05                      CO              80010         Arapahoe                              1        Retail
4.06                      TX              77089         Harris                                1        Retail
4.07                      FL              33905         Lee                                   1        Retail
4.08                      TX              77088         Harris                                1        Retail
4.09                      SC              29406         Charleston                            1        Retail
4.10                      FL              32127         Volusia                               1        Retail
4.11                      OH              43545         Henry                                 1        Retail
4.12                      PA              15904         Cambria                               1        Retail
5                         CA              90703         Los Angeles                           1        Office
6                       Various          Various        Various                               5        Hospitality
6.01                      VA              22042         Fairfax                               1        Hospitality
6.02                      CA              92121         San Diego                             1        Hospitality
6.03                      CA              92610         Orange                                1        Hospitality
6.04                      TX              77056         Harris                                1        Hospitality
6.05                      GA              30004         Fulton                                1        Hospitality
7                         AZ              85260         Maricopa                              1        Office
8                         TX              77084         Harris                                1        Retail
9                         MO              63101         St. Louis                             1        Office
10                        NY              10001         New York                              1        Hospitality
11                        CO              80202         Denver                                1        Office
12                        DC              20036         District of Columbia                  1        Office
13                        WA              98501         Thurston                              1        Office
                        Various          Various        Various                               3        Various
14                        TX              76132         Tarrant                               1        Retail
15                        MN              55311         Hennepin                              1        Office
16                        OH              44720         Summitt                               1        Industrial
17                        FL              32792         Orange                                1        Mixed Use
18                        FL              33634         Hillsborough                          1        Hospitality
19                        FL              32826         Orange                                3        Industrial
19.01                     FL              32826         Orange                                1        Industrial
19.02                     FL              32826         Orange                                1        Industrial
19.03                     FL              32826         Orange                                1        Industrial
20                        NY              10001         New York                              1        Hospitality
21                        FL              32792         Orange                                1        Office
22                        OH              45202         Hamilton                              1        Office
23                        WA              98632         Cowlitz                               1        Retail
24                        FL              32792         Orange                                1        Retail
25                        GA              30519         Gwinnett                              1        Multifamily
26                        WA              98204         Snohomish                             1        Retail
                          IL              60613         Cook                                  3        Multifamily
27                        IL              60613         Cook                                  1        Multifamily
28                        IL              60613         Cook                                  1        Multifamily
29                        IL              60613         Cook                                  1        Multifamily
30                        MI              48933         Ingham                                1        Office
31                        FL              33166         Miami-Dade                            1        Office
32                        IA              50313         Polk                                  1        Industrial
                          IL             Various        Cook                                  5        Various
33                        IL              60610         Cook                                  1        Retail
34                        IL              60614         Cook                                  1        Retail
35                        IL              60614         Cook                                  1        Retail
36                        IL              60657         Cook                                  1        Office
37                        IL              60614         Cook                                  1        Mixed Use
38                        WA              98208         Snohomish                             1        Retail
39                        AZ             Various        Maricopa                              2        Industrial
39.01                     AZ              85353         Maricopa                              1        Industrial
39.02                     AZ              85210         Maricopa                              1        Industrial
40                      Various          Various        Various                               4        Hospitality
40.01                     AR              72211         Pulaski                               1        Hospitality
40.02                     WY              82001         Laramie                               1        Hospitality
40.03                     WY              82609         Natrona                               1        Hospitality
40.04                     UT              84532         Grand                                 1        Hospitality
41                        OH              44256         Medina                                1        Multifamily
42                        CA              90015         Los Angeles                           1        Mixed Use
43                      Various          Various        Various                               6        Industrial
43.01                     GA              30071         Gwinett                               1        Industrial
43.02                     UT              84401         Weber                                 1        Industrial
43.03                     IN              47725         Vandergurgh                           1        Industrial
43.04                     NC              27409         Guilford                              1        Industrial
43.05                     TX              75042         Dallas                                1        Industrial
43.06                     AR              72206         Pulaski                               1        Industrial
44                        GA              30501         Hall                                  1        Office
45                        WA              98104         King                                  1        Office
46                        TX              79424         Lubbock                               1        Hospitality
47                        GA              31909         Muscogee                              1        Multifamily
48                        MA              02760         Bristol                               1        Retail
49                        TX              78704         Travis                                1        Office
50                        TX              76706         McLennan                              1        Multifamily
                          FL             Various        Hillsborough                          2        Hospitality
51                        FL              33634         Hillsborough                          1        Hospitality
52                        FL              33610         Hillsborough                          1        Hospitality
53                        IN              46825         Allen                                 1        Multifamily
54                        IL              60622         Cook                                  5        Industrial
54.01                     IL              60622         Cook                                  1        Industrial
54.02                     IL              60622         Cook                                  1        Industrial
54.03                     IL              60622         Cook                                  1        Industrial
54.04                     IL              60622         Cook                                  1        Industrial
54.05                     IL              60622         Cook                                  1        Industrial
55                        PA              15001         Beaver                                1        Mixed Use
56                        OK             Various        Various                               4        Multifamily
56.01                     OK              73505         Comanche                              1        Multifamily
56.02                     OK              73018         Grady                                 1        Multifamily
56.03                     OK              73505         Comanche                              1        Multifamily
56.04                     OK              73533         Stephens                              1        Multifamily
57                        TN              37421         Hamilton                              1        Office
58                        TX              77449         Harris                                1        Multifamily
59                        TX              77554         Galveston                             1        Multifamily
60                        IL              60077         Cook                                  1        Retail
61                        IL              60608         Cook                                  1        Industrial
62                        TX              75069         Collin                                1        Office
63                        MI              48060         Saint Clair                           1        Retail
64                        CA              95215         San Joaquin                           1        Industrial
65                        CA              95382         Stanislaus                            1        Office
66                        AZ              85635         Cochise                               1        Multifamily
67                        CA              92883         Riverside                             1        Industrial
68                        TX              76541         Bell                                  1        Retail
69                        MD              21704         Frederick                             1        Hospitality
70                        NV              89118         Clark                                 1        Office
71                        AZ              85015         Maricopa                              1        Multifamily
72                        WI              53202         Milwaukee                             1        Office
73                        TX              77429         Harris                                1        Retail
74                        TX              79925         El Paso                               1        Multifamily
75                        CA              92879         Riverside                             1        Office
76                        CA              92376         San Bernardino                        1        Retail
77                        MI              49503         Kent                                  1        Office
78                        NE              68154         Douglas                               1        Office
79                        IL              60607         Cook                                  1        Hospitality
80                        CA              95834         Sacramento                            1        Mixed Use
81                        AZ              85284         Maricopa                              1        Office
82                        AZ              85206         Maricopa                              1        Hospitality
83                        MD              21201         Independent City                      1        Multifamily
84                      Various          Various        Various                               5        Various
84.01                     OK              74012         Tulsa                                 1        Retail
84.02                     OK              74146         Tulsa                                 1        Industrial
84.03                     KS              67226         Sedgwick                              1        Retail
84.04                     KS              67002         Butler                                1        Retail
84.05                     NC              27545         Wake                                  1        Retail
85                        NH             Various        Various                               2        Mixed Use
85.01                     NH              03101         Hillsborough                          1        Mixed Use
85.02                     NH              03079         Rockingham                            1        Mixed Use
86                        TN              37405         Hamilton                              1        Multifamily
87                        WI              54467         Portage                               1        Retail
88                        NC              28027         Cabarrus                              1        Retail
89                        TX              78759         Travis                                1        Hospitality
90                        TX              78759         Travis                                1        Hospitality
91                        TX              77550         Galveston                             1        Multifamily
92                        MD              20877         Montgomery                            1        Industrial
93                        OH              43215         Franklin                              1        Retail
94                        FL              34944         Martin                                1        Office
95                        MI              48393         Oakland                               1        Industrial
96                        AZ              85027         Maricopa                              1        Hospitality
97                        TX          78735 & 78749     Travis                                1        Retail
98                        AZ              85282         Maricopa                              1        Office
99                        CT              06360         New London                            1        Multifamily
100                       DC              20003         District of Columbia                  1        Mixed Use
101                       MA              02180         Middlesex                             1        Retail
102                       MT             Various        Yellowstone                           2        Hospitality
102.01                    MT              59102         Yellowstone                           1        Hospitality
102.02                    MT              59101         Yellowstone                           1        Hospitality
103                       OH              45236         Hamilton                              1        Office
104                       DE             Various        Various                               3        Self Storage
104.01                    DE              19711         New Castle                            1        Self Storage
104.02                    DE              19804         New Castle                            1        Self Storage
104.03                    DE              19936         Kent                                  1        Self Storage
105                       WI              53704         Dane                                  1        Retail
106                       GA              30102         Cherokee                              1        Multifamily
108                       FL              32835         Orange                                1        Retail
109                       OH              45324         Greene                                1        Retail
110                       WA              98030         King                                  1        Retail
111                     Various          Various        Various                               2        Retail
111.01                    WI              53717         Dane                                  1        Retail
111.02                    MN              55337         Dakota                                1        Retail
112                       MI              48195         Wayne                                 1        Office
113                       CA              91910         San Diego                             1        Manufactured Housing
114                       DE              19701         New Castle                            1        Retail
115                       UT              84101         Salt Lake                             1        Office
116                       MN              55125         Washington                            1        Retail
117                       AR              72401         Craighead                             1        Retail
118                       TN              37087         Wilson                                1        Retail
119                       IN              46802         Allen                                 1        Office
120                       NM              87401         San Juan                              1        Hospitality
121                       RI              02866         Kent                                  1        Office
122                       MI              48304         Oakland                               1        Office
123                       WA              98121         King                                  1        Hospitality
124                       NY              10002         New York                              1        Multifamily
125                       VA              23502         Norfolk City                          1        Retail
126                       NV              89113         Clark                                 1        Retail
127                       GA              31088         Houston                               2        Office
127.01                    GA              31088         Houston                               1        Office
127.02                    GA              31088         Houston                               1        Office
128                       TX             Various        Harris                                2        Office
128.01                    TX              77006         Harris                                1        Office
128.02                    TX              77057         Harris                                1        Office
129                       NY              12205         Albany                                1        Retail
130                       LA              70809         East Baton Rouge                      1        Hospitality
131                       FL              34102         Collier                               1        Office
132                       NC              27344         Chatham                               1        Retail
                          TN              37130         Rutherford                            2        Multifamily
133                       TN              37130         Rutherford                            1        Multifamily
134                       TN              37130         Rutherford                            1        Multifamily
135                       FL              33771         Pinellas                              1        Hospitality
136                       IL              60446         Will                                  1        Industrial
137                       NY              14616         Monroe                                1        Multifamily
138                       PA              15222         Allegheny                             1        Office
139                       OK              74055         Tulsa                                 1        Multifamily
140                       NV              89103         Clark                                 1        Retail
141                     Various          Various        Various                               9        Retail
141.01                    MI              48759         Huron                                 1        Retail
141.02                    MI              48703         Arenac                                1        Retail
141.03                    MI              48422         Sanilac                               1        Retail
141.04                    MI              49067         Cass                                  1        Retail
141.05                    MI              48427         Sanilac                               1        Retail
141.06                    MI              48453         Sanilac                               1        Retail
141.07                    MI              49746         Montmorency                           1        Retail
141.08                    GA              30733         Gordon                                1        Retail
141.09                    GA              30705         Murray                                1        Retail
142                       FL              32825         Orange                                1        Retail
143                       MO              64153         Platte                                1        Hospitality
144                       TN              37203         Davidson                              1        Office
145                       AL              35210         Jefferson                             1        Multifamily
146                       CO              80127         Jefferson                             1        Retail
147                       FL              32080         Saint Johns                           1        Other
148                       CO              80906         El Paso                               1        Hospitality
149                       IL              60610         Cook                                  1        Office
150                       GA              30005         Fulton                                1        Retail
151                       CO              80916         El Paso                               1        Hospitality
152                       PA              18966         Bucks                                 1        Office
153                       CA              91335         Los Angeles                           1        Retail
154                       WA              98225         Whatcom                               1        Multifamily
155                       FL              33605         Hillsborough                          1        Self Storage
156                       MO              65738         Greene                                1        Multifamily
157                       CA              92392         San Bernardino                        1        Office
158                       AZ              85331         Maricopa                              1        Retail
159                       MI              48336         Oakland                               1        Mixed Use
160                       MN              56003         Nicollet                              1        Multifamily
161                       TX              77032         Harris                                1        Hospitality
162                       CA              91403         Los Angeles                           1        Retail
163                       CO              81101         Alamosa                               1        Retail
164                       TX              77072         Harris                                1        Retail
165                       ID              83814         Kootenai                              1        Office
166                       OH              45245         Clermont                              1        Mixed Use
167                       NY              12077         Albany                                1        Self Storage
168                       TX              76106         Tarrant                               1        Multifamily
169                       CO              80907         El Paso                               1        Industrial
170                       MI              48116         Livingston                            1        Office
171                       MS              39402         Forest                                1        Self Storage
172                       DE              19971         Sussex                                1        Retail
173                       MO              65807         Greene                                1        Multifamily
174                       ND              58104         Cass                                  1        Multifamily
175                       PA              16801         Centre                                1        Multifamily
176                       CA              92590         Riverside                             1        Retail
177                       IL              61920         Coles                                 1        Multifamily
178                       FL              33919         Lee                                   1        Office
179                       PA              18091         Northampton                           1        Retail
180                       NY              11570         Nassau                                1        Retail
181                       OK              73003         Oklahoma                              1        Multifamily
182                       TX              77070         Harris                                1        Self Storage
183                       KY              42104         Warren                                1        Hospitality
184                       NM              87105         Bernalillo                            1        Industrial
185                       LA              70471         Saint Tammany                         1        Self Storage
186                       CO              80011         Adams                                 1        Self Storage
187                       AZ              85032         Maricopa                              1        Manufactured Housing
188                       GA              31405         Chatham                               1        Office
189                       TX              79925         El Paso                               1        Office
190                       OH              43228         Franklin                              1        Self Storage
191                       TX              75093         Collin                                1        Office
192                       IN              46033         Hamilton                              1        Retail
193                       CA              94028         San Mateo                             1        Office
194                       GA              30180         Carroll                               1        Retail
195                       TX              76247         Denton                                1        Self Storage
196                       CO              81301         La Plata                              1        Hospitality
197                       NJ              08854         Middlesex                             1        Retail
198                       MI              48430         Genesee                               1        Multifamily
199                       NC              28273         Mecklenburg                           1        Retail
200                       NC              27858         Pitt                                  1        Multifamily
201                       MI              48912         Ingham                                1        Multifamily
202                       VA              23455         Virginia Beach City                   1        Retail
203                       PA              16803         Centre                                1        Multifamily
204                       TX              76015         Tarrant                               1        Retail
205                       WA              98205         Snohomish                             1        Self Storage
206                       NC              28546         Onslow                                1        Retail
207                       NJ              07927         Morris                                1        Office
208                       VA              20110         Prince William                        1        Other
209                       TN              38351         Henderson                             1        Retail
210                       CA              93274         Tulare                                1        Retail
211                       GA              30004         Forsyth                               1        Self Storage
212                       MN              55124         Dakota                                1        Manufactured Housing
213                       AZ              85220         Maricopa                              1        Self Storage
214                       OK              73160         Cleveland                             1        Self Storage
215                       GA              31410         Chatham                               1        Retail
216                       NC              27514         Orange                                1        Office
217                       LA              70546         Jefferson Davis                       1        Retail
218                       CT              06120         Hartford                              1        Multifamily
219                       IN              46714         Wells                                 1        Retail
220                       TX              77802         Brazos                                1        Retail
221                       GA              30907         Columbia                              1        Retail
222                       ND              58203         Grand Forks                           3        Multifamily
222.01                    ND              58203         Grand Forks                           1        Multifamily
222.02                    ND              58203         Grand Forks                           1        Multifamily
222.03                    ND              58203         Grand Forks                           1        Multifamily
223                     Various          Various        Various                               2        Retail
223.01                    IL              62401         Effingham                             1        Retail
223.02                    AR              72032         Faulkner                              1        Retail
224                       NY              14604         Monroe                                1        Office
225                       CO              80525         Larimer                               1        Office
226                       MI              48706         Bay                                   1        Retail
227                       MI              48104         Washtenaw                             1        Retail
228                       ND              58103         Cass                                  1        Multifamily
229                       GA              30102         Bartow                                1        Self Storage
230                       TX              78521         Cameron                               1        Manufactured Housing
231                       OK              73170         Cleveland                             1        Office
232                       LA              70769         Ascension                             1        Office
233                       NY              14202         Erie                                  1        Multifamily
234                       MI              48183         Wayne                                 1        Retail
235                       TX              75219         Dallas                                1        Retail
236                       LA              70615         Calcasieu                             1        Manufactured Housing
237                       ND              58201         Grand Forks                           1        Multifamily
238                       CO              81631         Eagle                                 1        Mixed Use
239                       TX              77423         Waller                                1        Self Storage
240                       TN              37064         Williamson                            1        Mixed Use
241                       NC              27288         Rockingham                            1        Mixed Use
242                       OH              43147         Fairfield                             1        Office
243                       NC              28479         Brunswick                             1        Self Storage
244                       AZ              85201         Maricopa                              1        Self Storage
245                       NY              14209         Erie                                  1        Mixed Use

                              PROPERTY                                                           MOST RECENT       MOST RECENT
       LOAN #                  SUBTYPE              2003 NOI ($) (2)       2004 NOI ($) (2)      NOI ($) (2)        NOI DATE
----------------------------------------------------------------------------------------------------------------------------------

1                    Anchored                                 16,034,576           16,198,307        17,908,474         2/28/2006
2                    Anchored                                                                        15,788,572        12/31/2005
3                    CBD                                      14,744,800           15,048,511        14,963,897        12/31/2005
4                    Anchored                                 10,034,313            9,807,352        10,562,064        12/31/2005
4.01                 Anchored                                  1,663,971            1,553,520         1,372,042        12/31/2005
4.02                 Anchored                                  1,055,765              856,617         1,690,018        12/31/2005
4.03                 Anchored                                  1,370,892            1,463,271         1,594,398        12/31/2005
4.04                 Anchored                                  1,152,426            1,089,782         1,258,319        12/31/2005
4.05                 Anchored                                    857,269              924,584           407,622        12/31/2005
4.06                 Anchored                                    724,768              898,156           798,503        12/31/2005
4.07                 Anchored                                    843,941              770,450           922,636        12/31/2005
4.08                 Anchored                                    675,543              606,876           702,058        12/31/2005
4.09                 Anchored                                    494,622              525,367           570,074        12/31/2005
4.10                 Anchored                                    480,024              370,653           378,427        12/31/2005
4.11                 Anchored                                    422,780              421,918           467,450        12/31/2005
4.12                 Anchored                                    292,312              326,158           400,517        12/31/2005
5                    Suburban                                                       7,502,960
6                    Various                                   7,984,793           10,111,506        12,367,045        12/31/2005
6.01                 Limited Service                           2,609,051            3,146,093         3,709,821        12/31/2005
6.02                 Limited Service                           2,320,499            2,739,666         3,008,043        12/31/2005
6.03                 Limited Service                                                1,205,794         2,062,152        12/31/2005
6.04                 Full Service                              1,955,456            1,752,662         2,087,878        12/31/2005
6.05                 Limited Service                           1,099,787            1,267,292         1,499,151        12/31/2005
7                    Suburban                                                                         4,154,309        11/30/2005
8                    Shadow Anchored                           4,128,164            4,187,430         4,324,338        12/31/2005
9                    CBD                                       4,824,302            5,059,990         4,382,179        12/31/2005
10                   Full Service                                                                     5,424,356        11/30/2005
11                   CBD                                       5,278,137            2,929,777         3,299,187         9/30/2005
12                   CBD                                       2,274,127            2,590,726         2,575,650        12/31/2005
13                   Suburban
                     Various                                   1,698,045            1,795,440         1,897,536
14                   Shadow Anchored                           1,698,045            1,795,440         1,897,536        12/31/2005
15                   Suburban
16                   Flex
17                   Office/Retail                             3,167,805            3,044,660         3,153,290        12/31/2005
18                   Full Service                                170,668            1,522,412         3,237,348         3/31/2006
19                   Flex                                                           2,007,668         1,480,913        12/31/2005
19.01                Flex                                                             893,364           658,971        12/31/2005
19.02                Flex                                                             686,148           506,122        12/31/2005
19.03                Flex                                                             428,156           315,820        12/31/2005
20                   Limited Service
21                   Suburban                                  2,414,691            2,465,999         2,576,210        12/31/2005
22                   CBD                                       2,355,370            2,198,690         2,259,458        12/31/2005
23                   Shadow Anchored                                                  983,755         1,143,590        12/31/2005
24                   Anchored                                                       1,982,185         2,337,569        12/31/2005
25                   Garden                                    1,761,475            1,827,590         1,924,584         1/31/2006
26                   Anchored                                  1,813,726            1,807,897         1,963,144        12/31/2005
                     Garden                                    1,582,134            1,509,589         2,125,422        12/31/2005
27                   Garden                                    1,208,312            1,102,646         1,168,486        12/31/2005
28                   Garden                                                                             554,112        12/31/2005
29                   Garden                                      373,822              406,943           402,824        12/31/2005
30                   Suburban
31                   Suburban                                  1,449,347            1,807,327         1,884,873         7/31/2005
32                   Light Industrial
                     Various                                     646,141              815,709           692,869
33                   Unanchored
34                   Shadow Anchored                             372,483              378,705           405,749        10/31/2005
35                   Unanchored
36                   Medical                                     273,658              295,807           287,120        12/31/2005
37                   Retail/Multifamily                                               141,197
38                   Anchored
39                   Warehouse                                 1,506,969            2,132,819         2,473,419        10/31/2005
39.01                Warehouse                                   804,429            1,138,512         1,320,327        10/31/2005
39.02                Warehouse                                   702,540              994,307         1,153,093        10/31/2005
40                   Limited Service                             591,669            1,391,667         2,257,534        11/30/2005
40.01                Limited Service                             539,448              606,536           549,930        11/30/2005
40.02                Limited Service                                                  122,412           473,095        11/30/2005
40.03                Limited Service                                                  353,496           655,777        11/30/2005
40.04                Limited Service                              52,221              309,223           578,732        11/30/2005
41                   Garden                                    1,138,910              911,839           954,129        12/31/2005
42                   Office/Retail                             1,163,745            1,418,603         1,528,635         1/31/2006
43                   Warehouse
43.01                Warehouse
43.02                Warehouse
43.03                Warehouse
43.04                Warehouse
43.05                Warehouse
43.06                Warehouse
44                   Suburban                                    875,016              901,323           950,868        10/31/2005
45                   Suburban                                  1,434,677            1,439,571         1,692,198        10/31/2005
46                   Full Service                                                                     1,711,824         2/28/2006
47                   Garden                                    1,088,106            1,442,838         1,220,047         1/31/2006
48                   Anchored                                  1,130,154            1,162,033         1,162,133        12/31/2005
49                   Suburban
50                   Student Housing                           1,611,899            1,496,875         1,353,649         1/25/2006
                     Limited Service                             549,026              920,034         2,166,283        11/30/2005
51                   Limited Service                             549,026              920,034         1,134,575        11/30/2005
52                   Limited Service                                                                  1,031,708        11/30/2005
53                   Garden                                      961,456              957,268         1,016,860        12/31/2005
54                   Various                                                        4,448,333
54.01                Flex                                                           1,339,838
54.02                Warehouse                                                      1,220,178
54.03                Flex                                                             744,651
54.04                Flex                                                             633,443
54.05                Flex                                                             510,224
55                   Office/Industrial                                              2,186,702         2,297,531        10/31/2005
56                   Garden                                    1,261,171            1,213,712
56.01                Garden                                      574,684              553,058
56.02                Garden                                      251,068              241,620
56.03                Garden                                      232,402              223,657
56.04                Garden                                      203,017              195,377
57                   Suburban
58                   Garden                                      693,288              955,304           779,437        12/31/2005
59                   Garden                                    1,116,521            1,127,111         1,111,557        12/31/2005
60                   Unanchored                                                                         912,650        11/30/2005
61                   Warehouse/Distribution
62                   Medical
63                   Single Tenant
64                   Warehouse/Distribution                                         1,210,477         1,214,064        12/31/2005
65                   Medical
66                   Garden                                      968,563            1,169,245         1,148,604        12/31/2005
67                   Flex
68                   Unanchored
69                   Limited Service                           1,079,990              847,746         1,432,168        12/31/2005
70                   Suburban
71                   Garden                                                                             689,795        12/31/2005
72                   Suburban                                    536,029              609,113         1,326,896        12/31/2005
73                   Anchored
74                   Garden                                      972,770            1,066,837         1,059,046        12/31/2005
75                   Suburban
76                   Anchored
77                   CBD                                         694,921              806,557           708,931        10/31/2005
78                   Suburban                                                                         1,085,455         1/31/2006
79                   Full Service                              1,280,723            1,209,950         1,341,659        10/31/2005
80                   Office/Retail
81                   Suburban                                                                         1,047,823         1/31/2006
82                   Limited Service                           1,125,054            1,232,527         1,602,740        12/31/2005
83                   Section 8                                                        286,597           377,744        12/31/2005
84                   Various
84.01                Anchored                                                         294,748           371,535        11/30/2005
84.02                Flex                                                              61,856           125,832        11/30/2005
84.03                Unanchored                                                       119,046           178,353        10/31/2005
84.04                Single Tenant
84.05                Unanchored
85                   Various                                     632,185              710,202           701,851         1/31/2006
85.01                Self Storage/Office                         355,422              399,284           394,589         1/31/2006
85.02                Self Storage/Industrial                     276,763              310,918           307,262         1/31/2006
86                   Garden                                      875,841              902,326           887,580        10/31/2005
87                   Anchored                                    763,775              704,464           832,002        12/31/2005
88                   Unanchored
89                   Limited Service                             921,689            1,058,665         1,197,494        12/31/2005
90                   Limited Service                             624,607              797,625         1,014,997        12/31/2005
91                   Garden                                      767,803              781,508           797,038        10/31/2005
92                   Flex                                        642,686              641,919           692,644        12/31/2005
93                   Unanchored                                                                         517,012        12/31/2005
94                   Suburban                                                                           246,904        12/31/2005
95                   Light Industrial
96                   Limited Service                             557,083              837,579         1,094,669        12/31/2005
97                   Shadow Anchored                             843,030              926,573           866,728        12/31/2005
98                   Suburban                                                         493,403           490,535        12/31/2005
99                   Garden
100                  Office/Retail                               630,296              666,866           690,221        12/31/2005
101                  Anchored                                  1,212,050            1,190,340         1,178,535         2/28/2006
102                  Limited Service                             453,570              567,055         1,209,622        11/30/2005
102.01               Limited Service                                                   87,288           735,582        11/30/2005
102.02               Limited Service                             453,570              479,767           474,040        11/30/2005
103                  Medical                                                           47,063           362,954        12/31/2005
104                  Self Storage                                                   1,122,327         1,191,384        12/31/2005
104.01               Self Storage                                                     511,720           599,096        12/31/2005
104.02               Self Storage                                                     484,037           481,787        12/31/2005
104.03               Self Storage                                                     126,571           150,501        10/31/2005
105                  Unanchored                                  407,657              442,065           412,513        12/31/2005
106                  Garden                                      637,199              647,073           644,002        11/30/2005
108                  Unanchored
109                  Unanchored                                  486,890              593,969           639,254        12/31/2005
110                  Unanchored
111                  Unanchored                                                                         497,836         2/28/2006
111.01               Unanchored                                                                         325,253         2/28/2006
111.02               Unanchored                                                                         172,583         2/28/2006
112                  Suburban                                                                           402,560         2/28/2006
113                  Manufactured Housing                                                               509,125         9/30/2005
114                  Unanchored                                                                         599,875        12/31/2005
115                  Suburban                                    618,019              605,652           557,602        12/31/2005
116                  Single Tenant                               877,119              878,891           880,000        12/31/2005
117                  Unanchored                                                       309,098           392,471        12/31/2005
118                  Shadow Anchored                                                  255,906           423,224        12/31/2005
119                  Suburban                                    535,086              555,038           453,573         2/28/2006
120                  Full Service                              1,162,132            1,154,264         1,139,142        11/30/2005
121                  Suburban
122                  Suburban                                    511,118              532,664           511,112        12/31/2005
123                  Limited Service                             376,760              425,355           523,934         1/31/2006
124                  Mid/High Rise
125                  Single Tenant                                                    580,228           655,593        11/30/2005
126                  Unanchored                                                                         182,708        12/31/2005
127                  Suburban                                    278,471              304,758           435,086        12/31/2005
127.01               Suburban                                    278,471              304,758           364,394        12/31/2005
127.02               Suburban                                                                            70,692        12/31/2005
128                  Suburban
128.01               Suburban
128.02               Suburban
129                  Single Tenant
130                  Limited Service                             567,948              486,365           939,915        12/31/2005
131                  Medical
132                  Anchored                                    433,485              441,752           434,354        12/31/2005
                     Garden                                      440,448              390,258           411,794         3/31/2006
133                  Garden                                      198,337              221,884           218,416         3/31/2006
134                  Garden                                      242,111              168,374           193,378         3/31/2006
135                  Limited Service                             660,129              747,236           870,078        11/30/2005
136                  Warehouse/Distribution                      349,555              486,563           458,229        12/31/2005
137                  Garden                                      303,903              192,006           306,448         2/28/2006
138                  CBD
139                  Section 42                                                       338,561           449,026        12/31/2005
140                  Unanchored                                  281,963              348,207           423,023        12/31/2005
141                  Anchored
141.01               Anchored
141.02               Anchored
141.03               Anchored
141.04               Anchored
141.05               Anchored
141.06               Anchored
141.07               Anchored
141.08               Anchored
141.09               Anchored
142                  Shadow Anchored
143                  Limited Service                             465,378              511,336           762,097        12/31/2005
144                  CBD                                                              385,425           406,582        11/30/2005
145                  Garden                                      771,306              478,448           647,788         2/28/2006
146                  Unanchored
147                  Recreation                                  511,218              755,384           741,035         1/31/2006
148                  Limited Service                             410,057              491,776           653,617        12/31/2005
149                  Suburban                                                                           583,096        12/31/2005
150                  Unanchored                                   48,500              297,773           352,056        10/31/2005
151                  Limited Service                             670,979              504,095           632,398        10/31/2005
152                  Suburban                                    277,293              340,670           448,707        12/31/2005
153                  Anchored                                    598,639              610,583           483,407        12/31/2005
154                  Garden                                      231,936              294,489           340,209        12/31/2005
155                  Self Storage                                347,798              330,609           376,966        11/30/2005
156                  Garden                                      358,577                                311,422        12/31/2005
157                  Suburban                                                                           493,492        11/30/2005
158                  Anchored
159                  Retail/Office                               471,904              497,841           466,104        10/31/2005
160                  Garden                                      485,133              419,089           429,756        12/31/2005
161                  Limited Service                              66,920              566,729           866,248         2/28/2006
162                  Unanchored                                  297,233              386,746           402,279         2/28/2006
163                  Anchored
164                  Shadow Anchored
165                  Suburban                                    218,809              251,240           206,478        12/31/2005
166                  Office/Warehouse                                                 363,364           445,599         2/28/2006
167                  Self Storage                                211,032              353,484           371,199        10/31/2005
168                  Garden                                                           241,188           231,889         2/28/2006
169                  Flex                                        326,309              322,585           293,425        10/31/2005
170                  Suburban
171                  Self Storage                                                      97,866           261,844        12/31/2005
172                  Shadow Anchored                                                                    369,037        12/31/2005
173                  Garden                                      343,850              312,908           340,176        12/31/2005
174                  Garden                                                           455,005           455,761        12/31/2005
175                  Garden                                      413,937              408,983           401,077        11/30/2005
176                  Unanchored
177                  Garden
178                  Suburban                                    319,888              291,443           310,399        12/31/2005
179                  Single Tenant
180                  Unanchored
181                  Garden                                       48,706               99,701           220,576        12/31/2005
182                  Self Storage                                207,458              218,731           272,935         9/30/2005
183                  Limited Service                             194,961              430,285           497,735        12/31/2005
184                  Warehouse/Distribution                                                             240,511        12/31/2005
185                  Self Storage                                                                       267,347        12/31/2005
186                  Self Storage                                                      15,561           171,431        12/31/2005
187                  Manufactured Housing                         28,591              136,935           147,870         2/28/2006
188                  Suburban                                    253,423              272,611           230,487        12/31/2005
189                  Suburban                                    229,395              238,756           297,407        12/31/2005
190                  Self Storage                                245,918              286,628           291,809        12/31/2005
191                  Suburban                                    406,585              297,965           332,610        10/31/2005
192                  Unanchored
193                  Suburban                                    265,648              301,901           240,897        12/31/2005
194                  Anchored
195                  Self Storage                                202,611              215,106           262,379        12/31/2005
196                  Limited Service                             638,815              727,828           698,065        11/30/2005
197                  Single Tenant
198                  Garden                                      152,578              120,354           219,960        12/31/2005
199                  Unanchored                                                       113,650           144,907         2/22/2006
200                  Garden                                      213,806              228,444           357,793        12/31/2005
201                  Garden                                      275,503              247,848           173,182        12/31/2005
202                  Shadow Anchored
203                  Garden                                      250,990              239,344           272,581        11/30/2005
204                  Shadow Anchored                             235,094              188,632           219,193        10/31/2005
205                  Self Storage                                171,791              202,615           216,804        12/31/2005
206                  Unanchored                                                                         312,770        12/31/2005
207                  Suburban                                    240,900              126,929           233,592        10/31/2005
208                  Land
209                  Shadow Anchored                              35,835              185,146           204,150        11/30/2005
210                  Unanchored                                                         8,765           166,476         1/31/2006
211                  Self Storage                                208,200              207,057           143,837        12/31/2005
212                  Manufactured Housing                        193,930              193,789           189,012        12/31/2005
213                  Self Storage                                                     177,925           171,799        11/30/2005
214                  Self Storage                                                       8,615            87,314        12/31/2005
215                  Unanchored                                   91,146               74,824           176,373        11/30/2005
216                  Medical                                     206,056              211,262
217                  Shadow Anchored                                                  188,038           345,046        12/31/2005
218                  Garden                                                           211,938           204,826        12/31/2005
219                  Shadow Anchored                                                                    214,811         2/28/2006
220                  Anchored
221                  Unanchored                                                                         131,224        12/31/2005
222                  Garden                                      179,153              199,013           206,734        12/31/2005
222.01               Garden                                       70,591               81,186            83,559        12/31/2005
222.02               Garden                                       57,440               78,022            80,758        12/31/2005
222.03               Garden                                       51,122               39,805            42,417        12/31/2005
223                  Single Tenant
223.01               Single Tenant
223.02               Single Tenant
224                  Suburban                                    221,656              211,353           229,087        12/31/2005
225                  Medical
226                  Unanchored                                                                          49,999        12/31/2005
227                  Unanchored
228                  Garden                                      172,027              194,175           193,491        12/31/2005
229                  Self Storage                                139,736              156,635           133,131        12/31/2005
230                  Manufactured Housing                         88,786              153,765           225,882         1/31/2006
231                  Suburban
232                  Suburban                                    133,233              123,582           140,910         9/30/2005
233                  Garden                                                           151,806           146,075         2/28/2006
234                  Shadow Anchored
235                  Unanchored                                                                          63,080        12/31/2005
236                  Manufactured Housing                        144,335              137,740           231,362         2/28/2006
237                  Garden                                      145,117              150,244           148,452        12/31/2005
238                  Retail/Office                               118,383               84,486           132,095        12/31/2005
239                  Self Storage                                127,426              122,308           165,034        11/30/2005
240                  Office/Retail                                                     77,952           103,596        12/31/2005
241                  Self Storage/Retail                                              140,386           144,340         9/30/2005
242                  Medical                                     104,828              122,324
243                  Self Storage                                 89,076               92,857            72,211        11/30/2005
244                  Self Storage                                                                       107,051        12/31/2005
245                  Retail/Office                                                    107,432           140,479         2/28/2006

       LOAN #           UW REVENUES ($)            UW EXPENSES ($)               UW NOI ($)            UW NCF ($)
----------------------------------------------------------------------------------------------------------------------

1                                27,076,431                      7,510,764              19,565,667         18,567,876
2                                22,203,272                      6,093,123              16,110,149         15,436,357
3                                24,074,659                     10,139,234              13,935,425         12,868,579
4                                15,578,783                      5,380,620              10,198,164          9,462,228
4.01                              2,351,528                        696,112               1,655,416          1,569,719
4.02                              1,957,909                        479,906               1,478,003          1,388,658
4.03                              1,692,087                        366,231               1,325,856          1,271,174
4.04                              1,602,032                        498,261               1,103,771          1,039,625
4.05                              1,754,174                      1,269,425                 484,749            413,160
4.06                              1,234,007                        349,706                 884,302            825,874
4.07                              1,434,690                        558,572                 876,118            761,605
4.08                              1,017,047                        368,222                 648,825            615,169
4.09                                651,242                        151,288                 499,954            469,268
4.10                                782,996                        313,676                 469,320            423,983
4.11                                564,616                        130,895                 433,721            417,127
4.12                                536,455                        198,326                 338,129            266,866
5                                12,750,819                      4,595,855               8,154,965          7,926,390
6                                28,167,920                     15,863,813              12,304,107         11,177,390
6.01                              7,383,882                      3,645,136               3,738,746          3,443,390
6.02                              5,782,373                      2,892,931               2,889,442          2,658,147
6.03                              4,858,690                      2,825,978               2,032,712          1,838,364
6.04                              6,443,374                      4,308,591               2,134,783          1,877,048
6.05                              3,699,601                      2,191,177               1,508,425          1,360,441
7                                 7,647,613                      2,154,381               5,493,231          5,009,831
8                                 6,572,953                      1,893,211               4,679,742          4,490,234
9                                 8,144,436                      3,239,843               4,904,593          4,329,728
10                               10,588,209                      5,698,683               4,889,526          4,465,998
11                               11,334,485                      5,863,388               5,471,097          4,973,126
12                                4,055,045                      1,504,643               2,550,401          2,529,371
13                                3,401,878                        457,772               2,944,106          2,919,926
                                  5,542,946                      1,684,359               3,858,587          3,741,248
14                                2,552,689                        792,041               1,760,648          1,704,020
15                                2,045,259                        825,125               1,220,134          1,205,527
16                                  944,999                         67,194                 877,805            831,700
17                                4,278,014                        995,013               3,283,001          3,217,721
18                                6,071,929                      3,579,833               2,492,096          2,112,345
19                                3,190,903                        787,583               2,403,320          2,254,270
19.01                             1,419,875                        350,456               1,069,420          1,003,096
19.02                             1,090,534                        269,167                 821,367            770,427
19.03                               680,493                        167,960                 512,533            480,747
20                                7,614,229                      4,397,629               3,216,600          2,912,031
21                                2,960,386                        666,209               2,294,177          2,247,698
22                                5,664,907                      2,938,539               2,726,368          2,331,959
23                                3,629,071                      1,126,769               2,502,302          2,344,745
24                                2,824,465                        725,596               2,098,870          2,066,329
25                                3,620,862                      1,531,490               2,089,372          1,999,872
26                                2,565,799                        636,632               1,929,167          1,834,066
                                  4,706,079                      2,482,525               2,223,554          2,216,367
27                                2,315,167                      1,131,782               1,183,385          1,178,435
28                                1,408,012                        786,051                 621,962            621,009
29                                  982,900                        564,693                 418,207            416,922
30                                2,755,190                      1,013,834               1,741,355          1,677,449
31                                3,741,274                      1,693,184               2,048,090          1,793,892
32                                2,013,796                         69,298               1,944,498          1,749,623
                                  1,908,905                        384,246               1,524,658          1,466,243
33                                  562,263                         96,626                 465,637            450,358
34                                  478,197                        111,895                 366,303            352,545
35                                  306,943                         32,883                 274,060            267,147
36                                  383,655                        101,978                 281,677            262,454
37                                  177,847                         40,865                 136,981            133,740
38                                1,691,635                        355,857               1,335,778          1,276,371
39                                3,284,218                      1,517,369               1,766,849          1,657,928
39.01                             1,753,218                        821,369                 931,849            873,706
39.02                             1,531,000                        696,000                 835,000            784,222
40                                5,316,435                      2,869,100               2,447,335          2,184,571
40.01                             1,358,032                        836,068                 521,964            454,479
40.02                             1,324,183                        701,299                 622,884            559,042
40.03                             1,422,742                        745,402                 677,340            607,567
40.04                             1,211,478                        586,331                 625,147            563,483
41                                2,425,258                      1,047,403               1,377,855          1,301,855
42                                2,181,335                        691,653               1,489,681          1,406,669
43                                1,767,951                         17,680               1,750,272          1,622,409
43.01                               424,637                          4,246                 420,390            389,902
43.02                               289,360                          2,894                 286,466            268,391
43.03                               342,620                          3,426                 339,194            314,594
43.04                               306,535                          3,065                 303,469            281,461
43.05                               243,602                          2,436                 241,166            222,626
43.06                               161,199                          1,612                 159,587            145,434
44                                1,928,022                        597,960               1,330,062          1,271,821
45                                2,442,116                        925,335               1,516,781          1,359,685
46                                5,485,774                      3,606,351               1,879,423          1,659,992
47                                2,019,801                        743,161               1,276,639          1,217,639
48                                1,199,224                         31,484               1,167,739          1,157,045
49                                2,743,617                      1,311,298               1,432,319          1,279,362
50                                2,724,084                      1,206,494               1,517,590          1,433,350
                                  4,364,241                      2,395,785               1,968,456          1,602,120
51                                2,477,191                      1,452,432               1,024,759            921,023
52                                1,887,050                        943,353                 943,697            681,097
53                                2,250,373                      1,116,015               1,134,358          1,076,758
54                                2,072,824                        623,180               1,449,644          1,333,580
54.01                               624,335                        187,702                 436,633            401,674
54.02                               568,576                        170,938                 397,637            365,801
54.03                               346,991                        104,320                 242,670            223,241
54.04                               295,170                         88,741                 206,429            189,902
54.05                               237,753                         71,479                 166,274            152,962
55                                2,841,651                        972,307               1,869,344          1,647,129
56                                2,692,628                      1,401,857               1,290,772          1,140,272
56.01                             1,226,963                        638,791                 588,173            519,593
56.02                               536,035                        279,075                 256,960            227,000
56.03                               496,184                        258,327                 237,857            210,124
56.04                               433,446                        225,664                 207,782            183,555
57                                1,140,759                         28,519               1,112,240          1,043,640
58                                2,229,150                      1,052,864               1,176,286          1,118,086
59                                1,882,019                        788,933               1,093,086          1,027,086
60                                1,463,062                        468,129                 994,933            979,680
61                                1,290,729                        297,722                 993,007            985,607
62                                1,814,243                        687,818               1,126,426          1,050,367
63                                  989,065                         29,672                 959,393            959,393
64                                1,396,157                        236,385               1,159,772          1,105,013
65                                1,765,453                        565,954               1,199,499          1,132,033
66                                1,700,143                        589,685               1,110,457          1,062,457
67                                1,242,149                        271,098                 971,051            892,514
68                                1,733,746                        630,343               1,103,403            979,929
69                                4,252,416                      2,856,489               1,395,928          1,225,831
70                                1,026,811                        178,004                 848,807            806,326
71                                1,643,698                        728,574                 915,124            853,311
72                                1,494,512                        573,740                 920,772            840,285
73                                1,795,681                        662,522               1,133,158          1,050,236
74                                1,868,942                        810,066               1,058,876            984,127
75                                1,210,078                        368,200                 841,877            800,058
76                                1,098,102                        272,701                 825,402            796,483
77                                1,504,222                        666,905                 837,317            739,944
78                                1,108,441                         33,253               1,075,188          1,062,168
79                                6,321,114                      5,053,086               1,268,028          1,015,183
80                                  976,624                        230,791                 745,833            699,712
81                                1,303,229                        283,397               1,019,832          1,010,832
82                                3,302,249                      1,916,630               1,385,619          1,253,529
83                                2,113,925                      1,131,751                 982,175            916,377
84                                1,186,517                        318,120                 868,397            850,779
84.01                               419,389                         74,083                 345,307            273,461
84.02                               284,765                         85,273                 199,492            156,467
84.03                               233,249                         70,172                 163,077            133,327
84.04                               176,839                         70,214                 106,625             92,106
84.05                                73,325                         18,421                  54,904             45,131
85                                1,578,835                        663,145                 915,690            864,048
85.01                               887,640                        372,828                 514,812            485,778
85.02                               691,195                        290,317                 400,878            378,270
86                                1,423,461                        577,507                 845,953            799,453
87                                1,004,204                        268,640                 735,564            696,742
88                                  861,360                        158,382                 702,978            663,521
89                                2,568,259                      1,440,710               1,127,548            859,420
90                                2,202,237                      1,171,651               1,030,586            916,243
91                                1,159,397                        411,655                 747,742            714,492
92                                  899,139                        180,176                 718,963            684,316
93                                  821,792                        156,820                 664,972            639,244
94                                1,113,629                        384,464                 729,165            674,962
95                                  779,015                         23,370                 755,645            716,880
96                                3,060,379                      2,108,234                 952,144            829,729
97                                1,108,841                        273,505                 835,336            780,167
98                                1,053,088                        366,764                 686,324            620,169
99                                  923,685                        297,947                 625,738            609,988
100                               1,031,504                        367,535                 663,968            629,818
101                               1,452,202                        354,115               1,098,087          1,030,142
102                               2,409,988                      1,238,630               1,171,357          1,050,890
102.01                            1,386,681                        726,151                 660,530            590,381
102.02                            1,023,307                        512,479                 510,827            460,509
103                               1,055,809                        422,370                 633,439            562,698
104                               1,686,045                        548,405               1,137,641          1,108,637
104.01                              746,516                        245,062                 501,455            489,072
104.02                              655,390                        186,876                 468,514            458,517
104.03                              284,139                        116,467                 167,672            161,049
105                                 877,747                        316,599                 561,148            524,330
106                                 997,695                        373,263                 624,433            593,433
108                                 786,863                        202,626                 584,237            568,629
109                                 795,786                        212,731                 583,055            546,589
110                                 727,739                        173,924                 553,815            529,681
111                                 786,802                        202,540                 584,262            553,458
111.01                              514,044                        132,326                 381,718            361,593
111.02                              272,758                         70,214                 202,544            191,865
112                               1,187,468                        615,281                 572,187            495,722
113                                 893,302                        353,505                 539,797            533,497
114                                 965,927                        322,996                 642,931            598,521
115                                 818,656                        274,746                 543,910            495,370
116                                 869,023                         39,761                 829,262            771,432
117                                 647,316                        139,823                 507,493            473,334
118                                 748,243                        185,659                 562,584            511,858
119                               1,083,297                        501,426                 581,870            518,732
120                               2,295,046                      1,154,054               1,140,992            994,041
121                                 733,384                        197,312                 536,072            501,422
122                                 758,027                        340,951                 417,076            382,156
123                               2,292,150                      1,671,018                 621,132            529,446
124                                 966,720                        235,522                 731,198            723,698
125                                 792,195                        197,672                 594,523            548,192
126                                 668,601                        154,272                 514,329            488,797
127                                 746,372                        224,829                 521,543            459,595
127.01                              537,738                        166,639                 371,099            325,923
127.02                              208,634                         58,190                 150,444            133,672
128                                 745,844                        295,180                 450,663            410,829
128.01                              538,251                        213,022                 325,228            296,482
128.02                              207,593                         82,158                 125,435            114,347
129                                 392,624                         11,779                 380,846            378,623
130                               2,469,054                      1,774,591                 694,463            595,701
131                                 638,966                        198,147                 440,820            422,136
132                                 546,820                        120,967                 425,853            395,416
                                  1,557,997                      1,094,743                 463,254            398,754
133                                 685,223                        453,955                 231,268            203,268
134                                 872,774                        640,788                 231,986            195,486
135                               1,516,858                        836,504                 680,354            492,347
136                                 538,881                        101,949                 436,932            415,816
137                                 803,100                        373,225                 429,875            399,875
138                               2,271,000                      1,507,418                 763,582            556,254
139                                 796,075                        348,317                 447,759            414,759
140                                 515,706                        100,628                 415,077            394,223
141                                 631,544                        164,744                 435,223            396,269
141.01                               74,815                         19,516                  51,558             46,944
141.02                               73,267                         19,112                  50,492             45,972
141.03                               73,267                         19,112                  50,492             45,972
141.04                               69,656                         18,170                  48,003             43,706
141.05                               69,140                         18,036                  47,647             43,382
141.06                               69,140                         18,036                  47,647             43,382
141.07                               68,108                         17,767                  46,936             42,735
141.08                               67,076                         17,497                  46,225             42,087
141.09                               67,076                         17,497                  46,225             42,087
142                                 532,173                        132,802                 399,371            375,256
143                               2,648,939                      1,895,255                 753,684            647,726
144                                 690,395                        273,861                 416,534            375,224
145                                 922,684                        395,134                 527,550            492,750
146                                 557,853                        101,314                 456,539            424,353
147                               3,486,525                      2,763,947                 722,578            617,983
148                               1,949,590                      1,301,094                 648,496            570,512
149                               1,024,171                        364,867                 659,304            605,509
150                                 514,757                        141,360                 373,397            352,195
151                               1,502,620                        957,170                 545,450            485,345
152                                 675,521                        232,057                 443,464            377,965
153                                 585,037                        191,727                 393,309            362,751
154                                 652,388                        286,883                 365,504            343,004
155                                 622,922                        282,317                 340,605            328,091
156                                 548,250                        208,695                 339,555            315,305
157                                 650,666                        199,897                 450,770            419,679
158                                 416,984                         13,710                 403,275            385,962
159                                 821,242                        324,301                 496,941            443,420
160                                 791,109                        369,361                 421,748            388,748
161                               1,544,400                      1,038,000                 506,400            444,624
162                                 583,743                        113,282                 470,461            445,528
163                                 311,000                          9,330                 301,670            299,447
164                                 473,718                        136,918                 336,800            311,613
165                                 457,657                        154,389                 303,268            283,717
166                                 483,606                         85,655                 397,950            325,094
167                                 505,957                        182,639                 323,318            315,867
168                                 678,982                        366,282                 312,701            287,701
169                                 422,764                        107,392                 315,372            294,691
170                                 511,447                        172,089                 339,358            315,768
171                                 519,187                        200,959                 318,228            310,351
172                                 380,300                         49,902                 330,397            315,150
173                                 558,000                        231,942                 326,058            305,808
174                                 585,994                        273,265                 312,729            298,593
175                                 648,353                        243,596                 404,757            388,757
176                                 375,810                         89,960                 285,849            268,873
177                                 697,860                        315,475                 382,385            345,485
178                                 456,532                        158,900                 297,632            271,568
179                                 286,365                         35,327                 251,038            249,841
180                                 355,797                        135,148                 220,649            210,808
181                                 536,665                        283,523                 253,142            224,892
182                                 489,373                        220,325                 269,048            258,986
183                               1,603,721                      1,120,555                 483,166            402,980
184                                 412,618                        161,116                 251,502            229,401
185                                 385,441                        130,955                 254,486            248,526
186                                 494,839                        261,171                 233,668            226,619
187                                 365,064                        153,732                 211,332            207,432
188                                 352,263                        125,404                 226,859            207,534
189                                 629,288                        321,361                 307,927            238,518
190                                 415,858                        171,265                 244,593            237,891
191                                 484,679                        127,314                 357,365            323,111
192                                 244,119                         26,711                 217,408            211,847
193                                 304,391                         81,105                 223,286            211,668
194                                 478,891                        146,335                 332,556            288,981
195                                 411,033                        172,753                 238,280            226,361
196                               1,374,748                        626,014                 748,734            675,160
197                                 279,697                         64,418                 215,279            204,598
198                                 427,616                        197,575                 230,040            213,540
199                                 282,098                         42,738                 239,360            231,782
200                                 397,940                        170,494                 227,446            200,204
201                                 452,432                        218,861                 233,572            220,168
202                                 300,620                        100,147                 200,473            187,733
203                                 407,112                        165,970                 241,142            231,142
204                                 293,787                         64,137                 229,650            219,712
205                                 397,539                        180,640                 216,899            210,670
206                                 473,614                        120,554                 353,060            328,537
207                                 401,496                        157,435                 244,061            220,848
208                                 216,310                         14,919                 201,391            201,391
209                                 249,240                         54,858                 194,382            177,983
210                                 229,374                         59,948                 169,426            164,080
211                                 327,957                        134,503                 193,453            183,448
212                                 325,972                        132,303                 193,669            187,565
213                                 360,355                        177,589                 182,766            177,504
214                                 291,779                        108,288                 183,491            174,660
215                                 269,455                         73,157                 196,299            181,419
216                                 262,833                         66,503                 196,330            183,414
217                                 212,933                         56,792                 156,140            140,918
218                                 375,980                        168,789                 207,191            193,391
219                                 214,853                         32,526                 182,327            170,518
220                                 395,000                         11,850                 383,150            380,927
221                                 236,088                         63,365                 172,724            159,528
222                                 402,172                        201,763                 200,409            178,409
222.01                              142,313                         62,161                  80,152             72,152
222.02                              150,462                         74,821                  75,641             67,641
222.03                              109,397                         64,782                  44,615             38,615
223                                 178,220                          7,129                 171,091            168,489
223.01                               96,140                          3,846                  92,294             90,979
223.02                               82,080                          3,283                  78,797             77,510
224                                 345,689                        150,655                 195,035            172,393
225                                 319,590                         96,317                 223,273            210,594
226                                 273,786                         81,306                 192,480            180,386
227                                 216,231                         49,358                 166,873            159,161
228                                 398,845                        214,110                 184,734            162,235
229                                 296,084                        142,941                 153,143            146,002
230                                 359,409                        142,012                 217,397            208,136
231                                 210,353                         45,808                 164,545            149,619
232                                 243,325                         64,853                 178,472            155,833
233                                 402,364                        252,631                 149,732            132,386
234                                 193,878                         53,675                 140,203            131,699
235                                 216,702                         62,656                 154,046            146,761
236                                 253,214                         98,928                 154,287            144,837
237                                 304,103                        156,481                 147,622            131,622
238                                 217,275                         97,517                 119,759            109,476
239                                 217,573                         93,256                 124,317            118,022
240                                 170,264                         53,106                 117,158            108,471
241                                 244,175                        104,531                 139,644            132,768
242                                 211,790                         94,199                 117,591            104,549
243                                 185,950                         79,059                 106,890            100,283
244                                 289,897                        156,922                 132,975            126,407
245                                 225,397                        120,234                 105,163             88,804

                                 UW                   CUT-OFF DATE              ORIGINAL
       LOAN #      DSCR (X) (3), (4), (5), (6)    LTV (%)(6), (7), (8)     BALANCE ($) (6), (9)
-------------------------------------------------------------------------------------------------

1                               1.62                           48.86                 162,000,000
2                               1.90                           36.92                 120,000,000
3                               2.09                           64.09                 116,000,000
4                               1.78                           70.99                 102,000,000
4.01                                                                                  17,038,455
4.02                                                                                  14,198,712
4.03                                                                                  11,713,938
4.04                                                                                  11,216,983
4.05                                                                                   9,087,176
4.06                                                                                   8,519,227
4.07                                                                                   8,519,227
4.08                                                                                   6,318,427
4.09                                                                                   4,188,620
4.10                                                                                   4,082,130
4.11                                                                                   3,709,414
4.12                                                                                   3,407,691
5                               1.22                           79.83                  95,000,000
6                               1.82                           74.24                  83,075,000
6.01                                                                                  23,608,445
6.02                                                                                  21,158,512
6.03                                                                                  14,105,675
6.04                                                                                  13,511,752
6.05                                                                                  10,690,617
7                               1.25                           71.90                  59,000,000
8                               1.21                           72.16                  53,500,000
9                               1.27                           74.74                  50,000,000
10                              1.48                           68.41                  40,000,000
11                              2.03                           41.21                  37,500,000
12                              1.15                           76.00                  36,100,000
13                              1.28                           79.27                  32,500,000
                                2.40                           58.09                  31,545,183
14                              2.40                           58.09                  14,691,000
15                              2.40                           58.09                   9,613,703
16                              2.40                           58.09                   7,240,480
17                              1.45                           75.00                  30,000,000
18                              1.06                           51.50                  27,500,000
19                              1.21                           73.74                  27,000,000
19.01                                                                                 12,014,354
19.02                                                                                  9,227,614
19.03                                                                                  5,758,031
20                              1.41                           60.23                  26,500,000
21                              1.25                           78.86                  25,000,000
22                              1.22                           79.93                  25,000,000
23                              2.06                           64.66                  23,600,000
24                              1.25                           65.71                  23,000,000
25                              1.34                           66.62                  22,650,000
26                              1.20                           73.07                  21,920,000
                                1.53                           46.42                  21,000,000
27                              1.53                           46.42                  10,990,000
28                              1.53                           46.42                   5,975,000
29                              1.53                           46.42                   4,035,000
30                              1.23                           76.85                  20,750,000
31                              1.38                           69.40                  19,640,000
32                              1.36                           72.83                  18,500,000
                                1.25                           78.66                  16,970,000
33                              1.25                           78.66                   5,280,000
34                              1.25                           78.66                   4,160,000
35                              1.25                           78.66                   3,100,000
36                              1.25                           78.66                   2,800,000
37                              1.25                           78.66                   1,630,000
38                              1.20                           78.25                  15,650,000
39                              1.42                           53.42                  15,500,000
39.01                                                                                  8,934,568
39.02                                                                                  6,565,432
40                              1.70                           63.16                  15,500,000
40.01                                                                                  4,496,550
40.02                                                                                  3,816,100
40.03                                                                                  3,625,450
40.04                                                                                  3,561,900
41                              1.21                           79.38                  15,320,000
42                              1.30                           73.23                  15,100,000
43                              1.29                           79.46                  14,668,000
43.01                                                                                  3,660,000
43.02                                                                                  2,768,000
43.03                                                                                  2,680,000
43.04                                                                                  2,360,000
43.05                                                                                  2,000,000
43.06                                                                                  1,200,000
44                              1.26                           73.05                  14,500,000
45                              1.37                           70.34                  14,200,000
46                              1.50                           69.65                  14,000,000
47                              1.22                           79.77                  14,000,000
48                              1.20                           74.70                  13,580,000
49                              1.43                           68.72                  13,400,000
50                              1.54                           69.79                  13,400,000
                                1.66                           74.50                  12,875,000
51                              1.66                           74.50                   7,100,000
52                              1.66                           74.50                   5,775,000
53                              1.22                           76.71                  12,760,000
54                              1.95                           51.02                  12,500,000
54.01                                                                                  3,765,000
54.02                                                                                  3,428,750
54.03                                                                                  2,092,500
54.04                                                                                  1,780,000
54.05                                                                                  1,433,750
55                              1.92                           69.79                  12,500,000
56                              1.22                           79.49                  12,400,000
56.01                                                                                  5,650,370
56.02                                                                                  2,468,530
56.03                                                                                  2,285,010
56.04                                                                                  1,996,090
57                              1.29                           68.87                  12,000,000
58                              1.41                           67.26                  12,000,000
59                              1.22                           76.43                  11,500,000
60                              1.22                           73.08                  11,400,000
61                              1.25                           68.79                  11,350,000
62                              1.28                           78.05                  11,250,000
63                              1.23                           74.17                  11,200,000
64                              1.40                           66.08                  11,200,000
65                              1.36                           64.58                  10,850,000
66                              1.47                           64.42                  10,500,000
67                              1.23                           68.49                  10,500,000
68                              1.31                           77.89                  10,500,000
69                              1.55                           69.73                  10,125,000
70                              1.24                           76.57                  10,100,000
71                              1.22                           77.23                  10,040,000
72                              1.21                           80.00                   9,960,000
73                              2.21                           58.61                   9,847,100
74                              1.47                           79.66                   9,600,000
75                              1.22                           79.01                   9,500,000
76                              1.22                           67.99                   9,400,000
77                              1.19                           73.17                   9,000,000
78                              1.71                           67.09                   9,000,000
79                              1.48                           65.93                   9,020,000
80                              1.20                           60.97                   8,500,000
81                              1.72                           67.93                   8,500,000
82                              2.14                           56.61                   8,500,000
83                              1.41                           65.29                   8,500,000
84                              1.39                           74.87                   8,400,000
84.01                                                                                  3,540,000
84.02                                                                                  1,920,000
84.03                                                                                  1,400,000
84.04                                                                                    990,000
84.05                                                                                    550,000
85                              1.54                           76.90                   8,400,000
85.01                                                                                  4,722,581
85.02                                                                                  3,677,419
86                              1.31                           79.75                   8,360,000
87                              1.21                           77.86                   8,300,000
88                              1.51                           79.41                   8,100,000
89                              1.39                           67.61                   8,000,000
90                              1.49                           69.37                   8,000,000
91                              1.22                           79.75                   8,000,000
92                              1.27                           74.29                   7,875,000
93                              1.26                           78.00                   7,800,000
94                              1.21                           77.32                   7,794,000
95                              1.25                           78.40                   7,500,000
96                              1.63                           67.20                   7,400,000
97                              2.13                           59.00                   7,257,000
98                              1.23                           73.47                   7,200,000
99                              1.20                           75.29                   7,100,000
100                             1.21                           80.00                   7,040,000
101                             2.10                           40.57                   7,000,000
102                             1.82                           61.35                   6,950,000
102.01                                                                                 4,076,870
102.02                                                                                 2,873,130
103                             1.20                           78.74                   6,700,000
104                             2.27                           36.72                   6,500,000
104.01                                                                                 3,009,000
104.02                                                                                 2,562,000
104.03                                                                                   929,000
105                             1.21                           74.70                   6,200,000
106                             1.30                           79.24                   6,200,000
108                             1.31                           73.17                   6,000,000
109                             1.25                           75.24                   6,000,000
110                             1.29                           70.10                   6,000,000
111                             1.32                           78.33                   5,875,000
111.01                                                                                 3,838,333
111.02                                                                                 2,036,667
112                             1.28                           78.92                   5,840,000
113                             1.29                           66.64                   5,775,000
114                             1.51                           56.57                   5,600,000
115                             1.22                           77.08                   5,550,000
116                             1.76                           51.87                   5,550,000
117                             1.22                           78.52                   5,520,000
118                             1.32                           75.96                   5,475,000
119                             1.42                           79.41                   5,400,000
120                             2.48                           41.57                   5,350,000
121                             1.37                           79.81                   5,250,000
122                             1.21                           64.29                   5,000,000
123                             1.44                           55.56                   5,000,000
124                             2.14                           34.68                   5,000,000
125                             1.30                           65.21                   5,000,000
126                             1.36                           62.82                   4,900,000
127                             1.28                           78.05                   4,800,000
127.01                                                                                 3,356,098
127.02                                                                                 1,443,902
128                             1.20                           79.44                   4,775,000
128.01                                                                                 3,445,958
128.02                                                                                 1,329,042
129                             1.20                           76.61                   4,750,000
130                             1.47                           53.41                   4,700,000
131                             1.22                           67.91                   4,700,000
132                             1.21                           79.15                   4,650,000
                                1.22                           76.87                   4,612,000
133                             1.22                           76.87                   2,312,000
134                             1.22                           76.87                   2,300,000
135                             1.35                           71.18                   4,575,000
136                             1.27                           72.94                   4,500,000
137                             1.23                           78.18                   4,480,000
138                             1.21                           70.97                   4,500,000
139                             1.34                           79.77                   4,400,000
140                             1.24                           69.44                   4,375,000
141                             1.29                           70.13                   4,300,000
141.01                                                                                   509,395
141.02                                                                                   498,856
141.03                                                                                   498,856
141.04                                                                                   474,265
141.05                                                                                   470,752
141.06                                                                                   470,752
141.07                                                                                   463,725
141.08                                                                                   456,699
141.09                                                                                   456,699
142                             1.30                           74.00                   4,260,000
143                             2.01                           58.22                   4,250,000
144                             1.30                           71.72                   4,200,000
145                             1.45                           67.37                   4,200,000
146                             1.39                           74.95                   4,130,000
147                             2.05                           53.32                   4,075,000
148                             1.88                           67.11                   4,000,000
149                             1.98                           46.28                   4,000,000
150                             1.26                           75.22                   4,000,000
151                             1.54                           72.32                   4,000,000
152                             1.39                           74.04                   3,850,000
153                             1.32                           71.16                   3,850,000
154                             1.25                           79.20                   3,825,000
155                             1.24                           80.00                   3,780,000
156                             1.20                           74.50                   3,725,000
157                             1.34                           69.33                   3,700,000
158                             2.08                           57.31                   3,668,000
159                             1.83                           51.80                   3,600,000
160                             1.42                           64.29                   3,600,000
161                             1.60                           61.12                   3,550,000
162                             1.80                           54.63                   3,500,000
163                             1.27                           75.23                   3,480,000
164                             1.26                           78.72                   3,475,000
165                             1.21                           80.00                   3,400,000
166                             1.43                           73.62                   3,300,000
167                             1.34                           64.61                   3,250,000
168                             1.32                           77.90                   3,215,000
169                             1.33                           79.23                   3,100,000
170                             1.20                           69.19                   3,100,000
171                             1.31                           78.73                   3,075,000
172                             1.21                           70.91                   3,070,000
173                             1.41                           77.10                   3,010,000
174                             1.35                           65.22                   3,000,000
175                             1.88                           58.42                   3,000,000
176                             1.26                           65.24                   3,000,000
177                             1.66                           62.11                   3,000,000
178                             1.29                           71.08                   2,950,000
179                             1.19                           75.90                   2,925,000
180                             1.22                           73.46                   2,865,000
181                             1.20                           79.56                   2,650,000
182                             1.43                           68.17                   2,613,000
183                             2.05                           62.38                   2,600,000
184                             1.25                           69.79                   2,550,000
185                             1.40                           71.58                   2,510,000
186                             1.27                           54.95                   2,500,000
187                             1.22                           75.00                   2,400,000
188                             1.22                           79.85                   2,400,000
189                             1.29                           62.49                   2,400,000
190                             1.31                           79.63                   2,400,000
191                             1.87                           49.91                   2,375,000
192                             1.21                           76.45                   2,300,000
193                             1.26                           57.32                   2,300,000
194                             1.52                           55.63                   2,225,000
195                             1.46                           74.99                   2,160,000
196                             4.14                           26.02                   2,150,000
197                             1.25                           71.08                   2,100,000
198                             1.42                           69.87                   2,100,000
199                             1.56                           62.25                   2,050,000
200                             1.38                           68.20                   2,050,000
201                             1.55                           66.00                   2,050,000
202                             1.35                           62.43                   2,000,000
203                             1.67                           64.03                   2,000,000
204                             1.57                           67.21                   2,000,000
205                             1.23                           66.52                   2,000,000
206                             2.35                           46.90                   2,000,000
207                             1.59                           55.32                   2,000,000
208                             1.52                           53.15                   1,960,000
209                             1.31                           78.43                   1,920,000
210                             1.20                           60.87                   1,915,000
211                             1.30                           75.87                   1,900,000
212                             1.35                           63.22                   1,900,000
213                             1.31                           63.22                   1,900,000
214                             1.29                           72.94                   1,900,000
215                             1.23                           75.56                   1,900,000
216                             1.24                           72.65                   1,900,000
217                             1.23                           70.21                   1,875,000
218                             1.27                           72.02                   1,875,000
219                             1.26                           74.68                   1,867,000
220                             3.78                           27.31                   1,800,000
221                             1.26                           73.53                   1,800,000
222                             1.34                           74.47                   1,750,000
222.01                                                                                   727,475
222.02                                                                                   637,525
222.03                                                                                   385,000
223                             1.26                           59.57                   1,700,000
223.01                                                                                   890,000
223.02                                                                                   810,000
224                             1.31                           76.47                   1,700,000
225                             1.69                           53.03                   1,700,000
226                             1.51                           67.24                   1,700,000
227                             1.37                           74.86                   1,650,000
228                             1.33                           74.42                   1,600,000
229                             1.23                           58.29                   1,600,000
230                             1.88                           79.26                   1,600,000
231                             1.38                           74.63                   1,550,000
232                             1.35                           75.89                   1,525,000
233                             1.21                           78.95                   1,500,000
234                             1.29                           79.52                   1,450,000
235                             1.23                           61.81                   1,375,000
236                             1.61                           76.21                   1,300,000
237                             1.44                           69.57                   1,200,000
238                             1.25                           70.46                   1,200,000
239                             1.40                           77.66                   1,200,000
240                             1.36                           76.31                   1,165,000
241                             1.63                           71.64                   1,150,000
242                             1.27                           68.55                   1,100,000
243                             1.20                           73.24                   1,050,000
244                             1.78                           43.34                   1,000,000
245                             1.25                           76.61                   1,000,000

                                                                        CUT-OFF DATE
                        ORIGINAL BALANCE         CUT-OFF DATE              BALANCE             MATURITY/ARD
       LOAN #           PER UNIT ($) (6)     BALANCE ($) (6), (9)      PER UNIT ($) (6)       BALANCE ($) (9)
-----------------------------------------------------------------------------------------------------------------

1                                    155.99             161,668,201                155.67            150,475,976
2                                    313.35             120,000,000                313.35            115,141,027
3                                    109.66             116,000,000                109.66            116,000,000
4                                     72.65             102,000,000                 72.65            102,000,000
4.01                                                     17,038,455                                   17,038,455
4.02                                                     14,198,712                                   14,198,712
4.03                                                     11,713,938                                   11,713,938
4.04                                                     11,216,983                                   11,216,983
4.05                                                      9,087,176                                    9,087,176
4.06                                                      8,519,227                                    8,519,227
4.07                                                      8,519,227                                    8,519,227
4.08                                                      6,318,427                                    6,318,427
4.09                                                      4,188,620                                    4,188,620
4.10                                                      4,082,130                                    4,082,130
4.11                                                      3,709,414                                    3,709,414
4.12                                                      3,407,691                                    3,407,691
5                                    290.93              95,000,000                290.93             88,300,804
6                                108,029.91              83,075,000            108,029.91             73,430,405
6.01                                                     23,608,445                                   20,867,622
6.02                                                     21,158,512                                   18,702,114
6.03                                                     14,105,675                                   12,468,076
6.04                                                     13,511,752                                   11,943,104
6.05                                                     10,690,617                                    9,449,489
7                                    197.41              58,958,157                197.27             52,836,770
8                                    152.66              53,500,000                152.66             47,054,081
9                                    121.98              50,000,000                121.98             46,455,562
10                               253,164.56              39,813,399            251,983.54             30,728,771
11                                    68.08              37,500,000                 68.08             34,322,366
12                                   343.31              36,100,000                343.31             33,776,959
13                                   201.61              32,500,000                201.61             27,372,722
                                      85.36              31,545,183                 85.36             31,545,183
14                                   129.40              14,691,000                129.40             14,691,000
15                                    98.73               9,613,703                 98.73              9,613,703
16                                    45.64               7,240,480                 45.64              7,240,480
17                                   114.89              30,000,000                114.89             25,646,147
18                                76,388.89              27,500,000             76,388.89             24,407,502
19                                   136.68              26,971,271                136.53             22,662,653
19.01                                                    12,001,571                                   10,084,338
19.02                                                     9,217,796                                    7,745,268
19.03                                                     5,751,905                                    4,833,047
20                               194,852.94              26,500,000            194,852.94             22,073,774
21                                   134.47              25,000,000                134.47             21,226,294
22                                    70.21              24,977,835                 70.15             22,849,682
23                                    96.62              23,600,000                 96.62             23,600,000
24                                   106.68              23,000,000                106.68             19,525,316
25                                63,268.16              22,650,000             63,268.16             20,146,073
26                                   115.14              21,920,000                115.14             20,428,838
                                 913,043.48              21,000,000            913,043.48             18,821,329
27                               610,555.56              10,990,000            610,555.56              9,849,829
28                             2,987,500.00               5,975,000          2,987,500.00              5,355,116
29                             1,345,000.00               4,035,000          1,345,000.00              3,616,384
30                                   162.77              20,750,000                162.77             18,039,461
31                                    89.96              19,640,000                 89.96             17,484,538
32                                    25.30              18,500,000                 25.30             16,278,422
                                     277.15              16,970,000                277.15             14,904,165
33                                   331.51               5,280,000                331.51              4,637,980
34                                   202.14               4,160,000                202.14              3,654,166
35                                   516.67               3,100,000                516.67              2,723,056
36                                   220.75               2,800,000                220.75              2,459,535
37                                   269.87               1,630,000                269.87              1,429,428
38                                   188.32              15,650,000                188.32             13,985,154
39                                    73.11              15,431,341                 72.79             13,314,909
39.01                                                     8,894,991                                    7,675,030
39.02                                                     6,536,350                                    5,639,879
40                                46,827.79              15,391,318             46,499.45              9,992,831
40.01                                                     4,465,021                                    2,898,920
40.02                                                     3,789,342                                    2,460,235
40.03                                                     3,600,029                                    2,337,323
40.04                                                     3,536,925                                    2,296,353
41                                50,394.74              15,320,000             50,394.74             14,289,209
42                                   148.73              15,084,948                148.58             12,805,607
43                                    22.90              14,569,689                 22.75              9,608,155
43.01                                                     3,635,469                                    2,397,453
43.02                                                     2,749,448                                    1,813,156
43.03                                                     2,662,037                                    1,755,512
43.04                                                     2,344,182                                    1,545,899
43.05                                                     1,986,595                                    1,310,084
43.06                                                     1,191,957                                      786,050
44                                   145.02              14,500,000                145.02             13,017,471
45                                   108.81              14,172,647                108.60             11,961,825
46                                89,743.59              14,000,000             89,743.59             10,938,001
47                                59,322.03              14,000,000             59,322.03             12,622,532
48                                   190.47              13,580,000                190.47             11,472,075
49                                    94.52              13,400,000                 94.52             12,601,711
50                                77,906.98              13,400,000             77,906.98             12,035,899
                                  79,475.31              12,814,293             79,100.57              9,865,047
51                                82,558.14               7,066,523             82,168.87              5,440,143
52                                75,986.84               5,747,770             75,628.56              4,424,905
53                                49,843.75              12,734,657             49,744.75             10,703,030
54                                    62.10              12,500,000                 62.10             12,500,000
54.01                                                     3,765,000                                    3,765,000
54.02                                                     3,428,750                                    3,428,750
54.03                                                     2,092,500                                    2,092,500
54.04                                                     1,780,000                                    1,780,000
54.05                                                     1,433,750                                    1,433,750
55                                    47.78              12,474,820                 47.68             10,463,973
56                                20,598.01              12,400,000             20,598.01             11,167,023
56.01                                                     5,650,370                                    5,088,533
56.02                                                     2,468,530                                    2,223,075
56.03                                                     2,285,010                                    2,057,803
56.04                                                     1,996,090                                    1,797,612
57                                   153.02              12,000,000                153.02             10,494,267
58                                41,237.11              12,000,000             41,237.11             12,000,000
59                                43,560.61              11,464,703             43,426.90              9,803,440
60                                 1,528.97              11,400,000              1,528.97             10,642,327
61                                   153.38              11,350,000                153.38             11,065,752
62                                   201.24              11,239,139                201.04             10,546,391
63                                    82.09              11,200,000                 82.09              9,413,886
64                                    68.07              11,200,000                 68.07             10,084,046
65                                   225.92              10,850,000                225.92             10,226,308
66                                54,687.50              10,500,000             54,687.50              9,769,168
67                                   149.90              10,479,213                149.61              8,811,406
68                                    51.20              10,437,410                 50.89              8,884,527
69                                62,888.20              10,110,668             62,799.18              7,875,251
70                                   231.58              10,100,000                231.58              8,941,569
71                                42,542.37              10,040,000             42,542.37              9,357,744
72                                   114.93               9,960,000                114.93              8,944,805
73                                    84.59               9,847,100                 84.59              9,847,100
74                                33,217.99               9,559,313             33,077.21              8,069,436
75                                   207.71               9,481,111                207.30              7,967,334
76                                   273.38               9,389,998                273.08              7,889,961
77                                    78.70               9,000,000                 78.70              8,065,121
78                                   105.63               8,990,351                105.52              7,544,961
79                                62,206.90               8,966,185             61,835.76              6,943,466
80                                   231.00               8,500,000                231.00              7,667,680
81                                   141.67               8,490,887                141.51              7,125,796
82                                67,460.32               8,490,887             67,387.99              7,125,796
83                                40,284.36               8,487,449             40,224.87              6,550,130
84                                    47.98               8,385,086                 47.89              7,153,313
84.01                                                     3,443,875                                    2,937,968
84.02                                                     1,834,238                                    1,564,787
84.03                                                     1,310,170                                    1,117,705
84.04                                                     1,066,853                                      910,131
84.05                                                       729,952                                      622,721
85                                    45.56               8,343,566                 45.26              6,976,257
85.01                                                     4,690,853                                    3,922,135
85.02                                                     3,652,713                                    3,054,122
86                                44,946.24               8,334,031             44,806.62              7,112,282
87                                    76.82               8,300,000                 76.82              7,455,509
88                                   177.63               8,100,000                177.63              8,100,000
89                                82,474.23               7,978,156             82,249.03              6,195,018
90                                64,516.13               7,978,005             64,338.75              6,186,624
91                                60,150.38               7,975,445             59,965.75              6,819,784
92                                   137.63               7,875,000                137.63              7,052,189
93                                   305.44               7,800,000                305.44              7,203,261
94                                   173.64               7,794,000                173.64              6,904,350
95                                    74.85               7,479,129                 74.64              5,786,156
96                                58,730.16               7,392,066             58,667.19              6,203,634
97                                   117.36               7,257,000                117.36              7,257,000
98                                    59.79               7,200,000                 59.79              6,712,898
99                               101,428.57               7,100,000            101,428.57              6,286,908
100                                  249.05               7,040,000                249.05              6,393,217
101                                   58.50               6,977,418                 58.31              5,235,124
102                               47,931.03               6,901,375             47,595.69              4,484,174
102.01                                                    4,048,347                                    2,630,416
102.02                                                    2,853,028                                    1,853,758
103                                  153.30               6,692,992                153.14              5,639,126
104                                3,116.01               6,500,000              3,116.01              4,983,621
104.01                                                    3,009,000                                    2,307,033
104.02                                                    2,562,000                                    1,964,313
104.03                                                      929,000                                      712,274
105                                  143.74               6,200,000                143.74              5,463,647
106                               50,000.00               6,181,068             49,847.32              5,289,889
108                                  339.71               6,000,000                339.71              5,447,022
109                                  120.08               6,000,000                120.08              5,104,777
110                                  294.71               5,993,506                294.39              5,022,235
111                                  145.90               5,875,000                145.90              5,195,308
111.01                                                    3,838,333                                    3,394,268
111.02                                                    2,036,667                                    1,801,040
112                                   78.49               5,840,000                 78.49              5,082,226
113                               45,833.33               5,764,322             45,748.59              4,891,801
114                                   83.40               5,600,000                 83.40              4,946,356
115                                  126.05               5,550,000                126.05              5,202,414
116                                   75.98               5,550,000                 75.98              4,825,723
117                                  123.68               5,520,000                123.68              5,151,517
118                                  112.25               5,469,391                112.13              4,623,390
119                                   60.25               5,400,000                 60.25              4,725,349
120                               42,800.00               5,341,904             42,735.24              4,100,105
121                                  168.81               5,239,820                168.48              4,418,487
122                                  151.85               5,000,000                151.85              4,498,939
123                               41,666.67               5,000,000             41,666.67              4,003,822
124                              166,666.67               4,994,476            166,482.52              4,170,924
125                                   34.72               4,988,916                 34.65              3,253,164
126                                  189.07               4,900,000                189.07              4,174,979
127                                   73.63               4,800,000                 73.63              4,119,208
127.01                                                    3,356,098                                    2,880,097
127.02                                                    1,443,902                                    1,239,111
128                                   99.06               4,766,191                 98.88              4,045,936
128.01                                                    3,439,601                                    2,919,817
128.02                                                    1,326,590                                    1,126,119
129                                  320.51               4,750,000                320.51              3,941,482
130                               39,166.67               4,700,000             39,166.67              3,779,559
131                                  375.76               4,685,697                374.62              4,012,376
132                                   99.12               4,650,000                 99.12              4,184,432
                                  17,875.97               4,612,000             17,875.97              4,071,093
133                               20,642.86               2,312,000             20,642.86              2,040,843
134                               15,753.42               2,300,000             15,753.42              2,030,250
135                               34,659.09               4,555,345             34,510.19              3,583,941
136                                   80.44               4,485,925                 80.18              4,213,523
137                               37,333.33               4,480,000             37,333.33              4,056,022
138                                   31.93               4,453,076                 31.60              3,449,003
139                               33,333.33               4,395,432             33,298.73              3,707,789
140                                  165.22               4,375,000                165.22              3,717,877
141                                   53.47               4,292,014                 53.37              3,640,216
141.01                                                      508,449                                      431,235
141.02                                                      497,930                                      422,313
141.03                                                      497,930                                      422,313
141.04                                                      473,384                                      401,494
141.05                                                      469,877                                      398,520
141.06                                                      469,877                                      398,520
141.07                                                      462,864                                      392,572
141.08                                                      455,851                                      386,624
141.09                                                      455,851                                      386,624
142                                  197.23               4,255,276                197.01              3,551,517
143                               32,692.31               4,250,000             32,692.31              3,627,806
144                                  109.96               4,195,455                109.85              3,515,564
145                               43,750.00               4,177,241             43,512.93              3,301,392
146                                  256.33               4,130,000                256.33              3,683,056
147                               22,267.76               4,052,356             22,144.02              3,483,310
148                               47,058.82               4,000,000             47,058.82              3,414,406
149                                  125.96               3,994,112                125.77              3,084,520
150                                  135.68               3,986,649                135.22              3,360,907
151                               50,000.00               3,977,439             49,717.99              3,117,483
152                                   91.20               3,850,000                 91.20              3,396,748
153                                  117.04               3,842,834                116.82              3,258,294
154                               42,500.00               3,821,192             42,457.69              3,578,202
155                                   45.31               3,780,000                 45.31              3,333,441
156                               38,402.06               3,725,000             38,402.06              3,286,983
157                                  108.48               3,674,732                107.73              2,407,816
158                                  265.55               3,668,000                265.55              3,668,000
159                                   70.17               3,600,000                 70.17              3,213,295
160                               27,272.73               3,600,000             27,272.73              2,775,391
161                               55,468.75               3,544,975             55,390.24              2,761,199
162                                  175.82               3,496,394                175.64              2,952,933
163                                  234.82               3,467,898                234.00              2,902,534
164                                  116.28               3,463,753                115.90              2,935,605
165                                  152.17               3,400,000                152.17              2,922,993
166                                   66.16               3,275,887                 65.68              2,764,919
167                                   65.43               3,250,000                 65.43              2,805,711
168                               32,150.00               3,194,020             31,940.20              2,682,653
169                                   70.45               3,090,057                 70.23              2,622,931
170                                  118.92               3,078,853                118.11              2,018,141
171                                   39.04               3,070,563                 38.98              2,381,714
172                                  195.29               3,049,170                193.97              2,002,402
173                               37,160.49               3,007,004             37,123.50              2,553,168
174                               48,387.10               3,000,000             48,387.10              2,562,772
175                               46,875.00               2,996,790             46,824.84              2,515,759
176                                  184.72               2,994,366                184.37              2,535,902
177                               24,390.24               2,981,196             24,237.37              2,519,158
178                                  112.83               2,950,000                112.83              2,555,131
179                                  244.36               2,922,055                244.11              2,476,668
180                                  220.20               2,865,000                220.20              2,483,641
181                               23,451.33               2,641,334             23,374.64              2,234,660
182                                   40.46               2,604,233                 40.33              2,193,514
183                               25,490.20               2,573,251             25,227.95              2,147,782
184                                   50.68               2,547,476                 50.63              2,164,894
185                                   63.17               2,505,213                 63.05              2,117,253
186                                   35.46               2,500,000                 35.46              2,211,108
187                               30,769.23               2,400,000             30,769.23              2,120,146
188                                  119.76               2,395,493                119.54              2,028,722
189                                   42.58               2,393,436                 42.47              1,857,876
190                                   53.93               2,388,857                 53.68              1,845,871
191                                   85.39               2,370,763                 85.24              2,021,276
192                                  312.93               2,293,544                312.05              1,771,390
193                                  383.33               2,292,837                382.14              1,955,877
194                                   38.51               2,225,000                 38.51              1,456,469
195                                   26.55               2,156,006                 26.51              1,829,661
196                               32,575.76               2,146,801             32,527.29              1,653,963
197                                  354.73               2,097,004                354.22              1,630,650
198                               32,307.69               2,096,126             32,248.09              1,779,364
199                                  171.19               2,047,994                171.02              1,743,469
200                               23,295.45               2,046,118             23,251.34              1,730,895
201                               42,708.33               2,045,933             42,623.60              1,719,795
202                                  148.81               1,997,896                148.65              1,681,789
203                               50,000.00               1,997,860             49,946.50              1,677,173
204                                  213.45               1,996,152                213.04              1,685,019
205                                   50.12               1,995,651                 50.01              1,309,520
206                                   63.37               1,993,370                 63.16              1,682,487
207                                   82.48               1,991,476                 82.13              1,679,603
208                                  254.88               1,955,931                254.35              1,633,615
209                                   96.00               1,913,716                 95.69              1,618,832
210                                  286.25               1,911,435                285.72              1,620,684
211                                   41.58               1,896,739                 41.50              1,624,993
212                               18,811.88               1,896,630             18,778.51              1,618,200
213                                   38.80               1,896,487                 38.72              1,609,424
214                                4,033.97               1,896,463              4,026.46              1,607,989
215                                   95.68               1,889,068                 95.13              1,474,406
216                                  202.99               1,889,018                201.82              1,472,923
217                                  104.11               1,875,000                104.11              1,648,174
218                               40,760.87               1,872,496             40,706.44              1,476,520
219                                  158.22               1,859,580                157.59              1,585,300
220                                  121.46               1,800,000                121.46              1,800,000
221                                   95.49               1,794,073                 95.18              1,516,063
222                               19,886.36               1,750,000             19,886.36              1,349,147
222.01                                                      727,475                                      560,841
222.02                                                      637,525                                      491,494
222.03                                                      385,000                                      296,812
223                                  467.03               1,697,621                466.38              1,541,800
223.01                                                      888,755                                      807,178
223.02                                                      808,867                                      734,622
224                                   51.05               1,697,551                 50.98              1,317,164
225                                  148.16               1,696,995                147.90              1,448,495
226                                   89.92               1,694,422                 89.63              1,432,697
227                                  218.51               1,646,867                218.10              1,392,657
228                               17,777.78               1,600,000             17,777.78              1,233,507
229                                   33.63               1,597,266                 33.57              1,369,200
230                               11,851.85               1,585,190             11,742.15              1,343,061
231                                  102.97               1,544,835                102.63              1,302,746
232                                   82.88               1,517,880                 82.49              1,171,294
233                               41,666.67               1,500,000             41,666.67              1,296,462
234                                  181.25               1,447,247                180.91              1,223,850
235                                  194.81               1,359,924                192.68                      0
236                                6,701.03               1,287,967              6,639.00              1,091,237
237                               18,750.00               1,200,000             18,750.00                925,130
238                                  106.52               1,197,879                106.33              1,022,467
239                                   28.61               1,196,035                 28.51              1,010,101
240                                  149.90               1,163,739                149.73                975,151
241                                   25.08               1,146,259                 25.00                970,628
242                                   87.33               1,096,843                 87.08                843,402
243                                   23.84               1,047,275                 23.77                821,025
244                                   22.84                 996,763                 22.76                844,778
245                                   41.83                 995,888                 41.66                844,617

                                                                         % OF APPLICABLE
                              MATURITY             % OF INITIAL             LOAN GROUP             INTEREST
       LOAN #          LTV (%)(6), (7), (8)        POOL BALANCE              BALANCE             RATE (%) (10)
-----------------------------------------------------------------------------------------------------------------

1                              45.47                   6.49%                  7.20%                 5.7436
2                              35.43                   4.82%                  5.34%                 5.4620
3                              64.09                   4.66%                  5.17%                 5.2350
4                              70.99                   4.10%                  4.54%                 5.1500
4.01                                                   0.68%                  0.76%
4.02                                                   0.57%                  0.63%
4.03                                                   0.47%                  0.52%
4.04                                                   0.45%                  0.50%
4.05                                                   0.36%                  0.40%
4.06                                                   0.34%                  0.38%
4.07                                                   0.34%                  0.38%
4.08                                                   0.25%                  0.28%
4.09                                                   0.17%                  0.19%
4.10                                                   0.16%                  0.18%
4.11                                                   0.15%                  0.17%
4.12                                                   0.14%                  0.15%
5                              74.20                   3.82%                  4.23%                 5.5400
6                              65.62                   3.34%                  3.70%                 5.5306
6.01                                                   0.95%                  1.05%
6.02                                                   0.85%                  0.94%
6.03                                                   0.57%                  0.63%
6.04                                                   0.54%                  0.60%
6.05                                                   0.43%                  0.48%
7                              64.44                   2.37%                  2.63%                 5.9550
8                              63.47                   2.15%                  2.38%                 5.6690
9                              69.44                   2.01%                  2.23%                 5.4900
10                             52.80                   1.60%                  1.77%                 5.7760
11                             37.72                   1.51%                  1.67%                 5.2820
12                             71.11                   1.45%                  1.61%                 6.0000
13                             66.76                   1.31%                  1.45%                 5.7600
                               58.09                   1.27%                  1.41%                 4.9325
14                             58.09                   0.59%                  0.65%                 5.0500
15                             58.09                   0.39%                  0.43%                 4.8300
16                             58.09                   0.29%                  0.32%                 4.8300
17                             64.12                   1.20%                  1.34%                 6.2650
18                             45.71                   1.10%                  1.22%                 6.0847
19                             61.96                   1.08%                  1.20%                 5.6500
19.01                                                  0.48%                  0.53%
19.02                                                  0.37%                  0.41%
19.03                                                  0.23%                  0.26%
20                             50.17                   1.06%                  1.18%                 6.0850
21                             66.96                   1.00%                  1.11%                 6.0300
22                             73.12                   1.00%                  1.11%                 6.6000
23                             64.66                   0.95%                  1.05%                 4.8300
24                             55.79                   0.92%                  1.02%                 6.0250
25                             59.25                   0.91%                  9.26%                 5.2300
26                             68.10                   0.88%                  0.98%                 5.7110
                               41.60                   0.84%                  0.94%                 5.6000
27                             41.60                   0.44%                  0.49%                 5.6000
28                             41.60                   0.24%                  0.27%                 5.6000
29                             41.60                   0.16%                  0.18%                 5.6000
30                             66.81                   0.83%                  0.92%                 5.1900
31                             61.78                   0.79%                  0.87%                 5.2700
32                             64.09                   0.74%                  0.82%                 5.6900
                               69.08                   0.68%                  0.76%                 5.6133
33                             69.08                   0.21%                  0.24%                 5.6200
34                             69.08                   0.17%                  0.19%                 5.6200
35                             69.08                   0.12%                  0.14%                 5.6200
36                             69.08                   0.11%                  0.12%                 5.6200
37                             69.08                   0.07%                  0.07%                 5.5500
38                             69.93                   0.63%                  0.70%                 5.4400
39                             46.10                   0.62%                  0.69%                 6.4510
39.01                                                  0.36%                  0.40%
39.02                                                  0.26%                  0.29%
40                             41.00                   0.62%                  0.69%                 5.5800
40.01                                                  0.18%                  0.20%
40.02                                                  0.15%                  0.17%
40.03                                                  0.14%                  0.16%
40.04                                                  0.14%                  0.16%
41                             74.04                   0.62%                  6.26%                 5.7900
42                             62.16                   0.61%                  0.67%                 5.9930
43                             52.40                   0.59%                  0.65%                 5.9900
43.01                                                  0.15%                  0.16%
43.02                                                  0.11%                  0.12%
43.03                                                  0.11%                  0.12%
43.04                                                  0.09%                  0.10%
43.05                                                  0.08%                  0.09%
43.06                                                  0.05%                  0.05%
44                             65.58                   0.58%                  0.65%                 5.6800
45                             59.36                   0.57%                  0.63%                 5.7650
46                             54.42                   0.56%                  0.62%                 6.2560
47                             71.92                   0.56%                  5.72%                 5.8800
48                             63.10                   0.55%                  0.60%                 5.8600
49                             64.62                   0.54%                  0.60%                 5.3300
50                             62.69                   0.54%                  0.60%                 5.6900
                               57.35                   0.51%                  0.57%                 5.7000
51                             57.35                   0.28%                  0.31%                 5.7000
52                             57.35                   0.23%                  0.26%                 5.7000
53                             64.48                   0.51%                  5.21%                 5.6250
54                             51.02                   0.50%                  0.56%                 5.3900
54.01                                                  0.15%                  0.17%
54.02                                                  0.14%                  0.15%
54.03                                                  0.08%                  0.09%
54.04                                                  0.07%                  0.08%
54.05                                                  0.06%                  0.06%
55                             58.54                   0.50%                  0.56%                 5.5600
56                             71.58                   0.50%                  5.07%                 5.7500
56.01                                                  0.23%                  2.31%
56.02                                                  0.10%                  1.01%
56.03                                                  0.09%                  0.93%
56.04                                                  0.08%                  0.82%
57                             60.23                   0.48%                  0.53%                 5.4300
58                             67.26                   0.48%                  4.91%                 6.5100
59                             65.36                   0.46%                  4.69%                 6.1900
60                             68.22                   0.46%                  0.51%                 5.8300
61                             67.07                   0.46%                  0.51%                 5.6800
62                             73.24                   0.45%                  0.50%                 6.1600
63                             62.34                   0.45%                  0.50%                 5.6930
64                             59.49                   0.45%                  0.50%                 5.8100
65                             60.87                   0.44%                  0.48%                 6.5800
66                             59.93                   0.42%                  4.29%                 5.5900
67                             57.59                   0.42%                  0.47%                 5.6400
68                             66.30                   0.42%                  0.46%                 5.9300
69                             54.31                   0.41%                  0.45%                 6.1250
70                             67.79                   0.41%                  0.45%                 5.9500
71                             71.98                   0.40%                  4.10%                 5.7140
72                             71.85                   0.40%                  0.44%                 5.6800
73                             58.61                   0.40%                  0.44%                 4.8300
74                             67.25                   0.38%                  3.91%                 5.7100
75                             66.39                   0.38%                  0.42%                 5.6200
76                             57.13                   0.38%                  0.42%                 5.6500
77                             65.57                   0.36%                  0.40%                 5.5900
78                             56.31                   0.36%                  0.40%                 5.6100
79                             51.05                   0.36%                  0.40%                 5.8320
80                             54.78                   0.34%                  0.38%                 5.9040
81                             57.01                   0.34%                  0.38%                 5.6100
82                             47.51                   0.34%                  0.38%                 5.6100
83                             50.39                   0.34%                  3.47%                 5.8500
84                             63.87                   0.34%                  0.37%                 6.1310
84.01                                                  0.14%                  0.15%
84.02                                                  0.07%                  0.08%
84.03                                                  0.05%                  0.06%
84.04                                                  0.04%                  0.05%
84.05                                                  0.03%                  0.03%
85                             64.30                   0.34%                  0.37%                 5.3200
85.01                                                  0.19%                  0.21%
85.02                                                  0.15%                  0.16%
86                             68.06                   0.33%                  3.41%                 6.1200
87                             69.94                   0.33%                  0.37%                 5.6900
88                             79.41                   0.33%                  0.36%                 5.3500
89                             52.50                   0.32%                  0.36%                 5.9900
90                             53.80                   0.32%                  0.36%                 5.9500
91                             68.20                   0.32%                  3.26%                 6.1900
92                             66.53                   0.32%                  0.35%                 5.5400
93                             72.03                   0.31%                  0.35%                 5.0900
94                             68.50                   0.31%                  0.35%                 5.9800
95                             60.65                   0.30%                  0.33%                 5.8800
96                             56.40                   0.30%                  0.33%                 5.6100
97                             59.00                   0.29%                  0.32%                 5.0500
98                             68.50                   0.29%                  0.32%                 5.7400
99                             66.67                   0.29%                  2.90%                 6.2500
100                            72.65                   0.28%                  0.31%                 6.2500
101                            30.44                   0.28%                  0.31%                 5.0000
102                            39.86                   0.28%                  0.31%                 5.6000
102.01                                                 0.16%                  0.18%
102.02                                                 0.11%                  0.13%
103                            66.34                   0.27%                  0.30%                 5.7400
104                            28.16                   0.26%                  0.29%                 5.7000
104.01                                                 0.12%                  0.13%
104.02                                                 0.10%                  0.11%
104.03                                                 0.04%                  0.04%
105                            65.83                   0.25%                  0.28%                 5.7500
106                            67.82                   0.25%                  2.53%                 6.2200
108                            66.43                   0.24%                  0.27%                 6.5000
109                            64.01                   0.24%                  0.27%                 6.1000
110                            58.74                   0.24%                  0.27%                 5.5600
111                            69.27                   0.24%                  0.26%                 5.9000
111.01                                                 0.15%                  0.17%
111.02                                                 0.08%                  0.09%
112                            68.68                   0.23%                  0.26%                 5.2300
113                            56.55                   0.23%                  2.36%                 5.9500
114                            49.96                   0.22%                  0.25%                 5.8500
115                            72.26                   0.22%                  0.25%                 6.1360
116                            45.10                   0.22%                  0.25%                 6.8750
117                            73.28                   0.22%                  0.25%                 5.8100
118                            64.21                   0.22%                  0.24%                 5.8500
119                            69.49                   0.22%                  0.24%                 5.4600
120                            31.91                   0.21%                  0.24%                 5.6900
121                            67.30                   0.21%                  0.23%                 5.7350
122                            57.13                   0.20%                  0.22%                 5.7780
123                            44.49                   0.20%                  0.22%                 5.8700
124                            28.96                   0.20%                  2.04%                 5.4500
125                            42.53                   0.20%                  0.22%                 5.7970
126                            53.53                   0.20%                  0.22%                 6.1500
127                            66.98                   0.19%                  0.21%                 6.4000
127.01                                                 0.13%                  0.15%
127.02                                                 0.06%                  0.06%
128                            67.43                   0.19%                  0.21%                 5.9600
128.01                                                 0.14%                  0.15%
128.02                                                 0.05%                  0.06%
129                            63.57                   0.19%                  0.21%                 5.2800
130                            42.95                   0.19%                  0.21%                 7.1580
131                            58.15                   0.19%                  0.21%                 6.2400
132                            71.22                   0.19%                  0.21%                 5.7800
                               67.85                   0.19%                  1.89%                 5.8300
133                            67.85                   0.09%                  0.95%                 5.8300
134                            67.85                   0.09%                  0.94%                 5.8300
135                            56.00                   0.18%                  0.20%                 6.3600
136                            68.51                   0.18%                  0.20%                 6.0800
137                            70.79                   0.18%                  1.83%                 6.0900
138                            54.96                   0.18%                  0.20%                 6.1300
139                            67.29                   0.18%                  1.80%                 5.7800
140                            59.01                   0.18%                  0.19%                 6.0600
141                            59.48                   0.17%                  0.19%                 5.9300
141.01                                                 0.02%                  0.02%
141.02                                                 0.02%                  0.02%
141.03                                                 0.02%                  0.02%
141.04                                                 0.02%                  0.02%
141.05                                                 0.02%                  0.02%
141.06                                                 0.02%                  0.02%
141.07                                                 0.02%                  0.02%
141.08                                                 0.02%                  0.02%
141.09                                                 0.02%                  0.02%
142                            61.77                   0.17%                  0.19%                 5.4310
143                            49.70                   0.17%                  0.19%                 5.8200
144                            60.10                   0.17%                  0.19%                 5.5600
145                            53.25                   0.17%                  1.71%                 6.4600
146                            66.84                   0.17%                  0.18%                 6.2760
147                            45.83                   0.16%                  0.18%                 6.2800
148                            57.29                   0.16%                  0.18%                 5.8200
149                            35.74                   0.16%                  0.18%                 5.8700
150                            63.41                   0.16%                  0.18%                 5.7000
151                            56.68                   0.16%                  0.18%                 6.2000
152                            65.32                   0.15%                  0.17%                 5.8000
153                            60.34                   0.15%                  0.17%                 5.9200
154                            74.16                   0.15%                  1.56%                 6.0000
155                            70.55                   0.15%                  0.17%                 5.7800
156                            65.74                   0.15%                  1.52%                 5.8100
157                            45.43                   0.15%                  0.16%                 5.8200
158                            57.31                   0.15%                  0.16%                 5.0500
159                            46.23                   0.14%                  0.16%                 5.4000
160                            49.56                   0.14%                  1.47%                 5.8600
161                            47.61                   0.14%                  0.16%                 6.1250
162                            46.14                   0.14%                  0.16%                 5.8200
163                            62.96                   0.14%                  0.15%                 5.4600
164                            66.72                   0.14%                  0.15%                 5.8800
165                            68.78                   0.14%                  0.15%                 5.6400
166                            62.13                   0.13%                  0.15%                 5.6000
167                            55.78                   0.13%                  0.14%                 5.8250
168                            65.43                   0.13%                  1.31%                 5.4700
169                            67.25                   0.12%                  0.14%                 5.9330
170                            45.35                   0.12%                  0.14%                 5.8300
171                            61.07                   0.12%                  0.14%                 6.0000
172                            46.57                   0.12%                  0.14%                 5.8790
173                            65.47                   0.12%                  1.23%                 6.0000
174                            55.71                   0.12%                  1.23%                 6.2400
175                            49.04                   0.12%                  1.22%                 5.6200
176                            55.25                   0.12%                  0.13%                 5.8800
177                            52.48                   0.12%                  1.22%                 5.6760
178                            61.57                   0.12%                  0.13%                 5.9200
179                            64.33                   0.12%                  0.13%                 5.9400
180                            63.68                   0.12%                  0.13%                 5.9500
181                            67.31                   0.11%                  1.08%                 5.8200
182                            57.42                   0.10%                  0.12%                 5.6700
183                            52.07                   0.10%                  0.11%                 5.7700
184                            59.31                   0.10%                  0.11%                 6.0300
185                            60.49                   0.10%                  0.11%                 5.8100
186                            48.60                   0.10%                  0.11%                 5.9100
187                            66.25                   0.10%                  0.98%                 5.8550
188                            67.62                   0.10%                  0.11%                 5.8800
189                            48.51                   0.10%                  0.11%                 5.9800
190                            61.53                   0.10%                  0.11%                 5.8100
191                            42.55                   0.10%                  0.11%                 6.1100
192                            59.05                   0.09%                  0.10%                 5.8300
193                            48.90                   0.09%                  0.10%                 6.1050
194                            36.41                   0.09%                  0.10%                 5.9500
195                            63.64                   0.09%                  0.10%                 5.9500
196                            20.05                   0.09%                  0.10%                 5.8000
197                            55.28                   0.08%                  0.09%                 6.0750
198                            59.31                   0.08%                  0.86%                 5.9600
199                            52.99                   0.08%                  0.09%                 6.0900
200                            57.70                   0.08%                  0.84%                 5.8420
201                            55.48                   0.08%                  0.84%                 5.6300
202                            52.56                   0.08%                  0.09%                 5.7100
203                            53.76                   0.08%                  0.82%                 5.6200
204                            56.73                   0.08%                  0.09%                 5.7700
205                            43.65                   0.08%                  0.09%                 5.9600
206                            39.59                   0.08%                  0.09%                 5.7400
207                            46.66                   0.08%                  0.09%                 5.6800
208                            44.39                   0.08%                  0.09%                 5.4200
209                            66.35                   0.08%                  0.09%                 5.8150
210                            51.61                   0.08%                  0.09%                 5.9200
211                            65.00                   0.08%                  0.08%                 6.2800
212                            53.94                   0.08%                  0.08%                 6.1350
213                            53.65                   0.08%                  0.08%                 5.9500
214                            61.85                   0.08%                  0.08%                 5.9200
215                            58.98                   0.08%                  0.08%                 6.0700
216                            56.65                   0.08%                  0.08%                 6.0400
217                            60.56                   0.08%                  0.08%                 5.6500
218                            56.79                   0.08%                  0.77%                 6.5000
219                            63.67                   0.07%                  0.08%                 6.0500
220                            27.31                   0.07%                  0.08%                 5.5200
221                            62.13                   0.07%                  0.08%                 5.7800
222                            57.41                   0.07%                  0.72%                 5.8600
222.01                                                 0.03%                  0.30%
222.02                                                 0.03%                  0.26%
222.03                                                 0.02%                  0.16%
223                            54.10                   0.07%                  0.08%                 6.2000
223.01                                                 0.04%                  0.04%
223.02                                                 0.03%                  0.04%
224                            59.33                   0.07%                  0.08%                 6.0100
225                            45.27                   0.07%                  0.08%                 6.1500
226                            56.85                   0.07%                  0.08%                 5.8000
227                            63.30                   0.07%                  0.07%                 5.8300
228                            57.37                   0.06%                  0.65%                 5.8600
229                            49.97                   0.06%                  0.07%                 6.3000
230                            67.15                   0.06%                  0.07%                 5.6600
231                            62.93                   0.06%                  0.07%                 5.7100
232                            58.56                   0.06%                  0.07%                 5.7700
233                            68.23                   0.06%                  0.61%                 5.8700
234                            67.24                   0.06%                  0.06%                 5.8300
235                             0.00                   0.05%                  0.06%                 6.0400
236                            64.57                   0.05%                  0.06%                 5.6600
237                            53.63                   0.05%                  0.49%                 5.8600
238                            60.15                   0.05%                  0.05%                 6.1500
239                            65.59                   0.05%                  0.05%                 5.7600
240                            63.94                   0.05%                  0.05%                 5.5600
241                            60.66                   0.05%                  0.05%                 5.8500
242                            52.71                   0.04%                  0.05%                 5.7000
243                            57.41                   0.04%                  0.05%                 6.2800
244                            36.73                   0.04%                  0.04%                 5.8800
245                            64.97                   0.04%                  0.04%                 5.8700

                                                 NET
                            ADMIN.            MORTGAGE                              MONTHLY P&I DEBT
       LOAN #        FEE (%) (10), (11)     RATE (%) (10)     ACCRUAL TYPE           SERVICE ($) (5)
------------------------------------------------------------------------------------------------------------

1                           0.0209             5.7227          Actual/360              953,484.69
2                           0.0209             5.4411          Actual/360              678,211.19
3                           0.0209             5.2141          Actual/360
4                           0.0209             5.1291          Actual/360
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                           0.0209             5.5191          Actual/360              541,786.14
6                           0.0209             5.5097          Actual/360              511,672.42
6.01
6.02
6.03
6.04
6.05
7                           0.0209             5.9341          Actual/360              334,630.83
8                           0.0209             5.6481          Actual/360              309,464.03
9                           0.0409             5.4491          Actual/360              283,580.87
10                          0.0209             5.7551          Actual/360              252,271.41
11                          0.0409             5.2411          Actual/360              204,518.99
12                          0.0209             5.9791          Actual/360              216,437.74
13                          0.0209             5.7391          Actual/360              189,867.69
                            0.0000             0.0000            30/360
14                          0.0209             5.0291            30/360
15                          0.0209             4.8091            30/360
16                          0.0209             4.8091            30/360
17                          0.0209             6.2441          Actual/360              185,007.93
18                          0.0809             6.0038          Actual/360              166,454.32
19                          0.1109             5.5391          Actual/360              155,853.66
19.01
19.02
19.03
20                          0.0209             6.0641          Actual/360              172,119.42
21                          0.0209             6.0091          Actual/360              150,370.16
22                          0.0209             6.5791          Actual/360              159,664.70
23                          0.0209             4.8091            30/360
24                          0.0209             6.0041          Actual/360              138,266.52
25                          0.0309             5.1991          Actual/360              124,793.71
26                          0.0209             5.6901          Actual/360              127,376.61
                            0.0000             0.0000          Actual/360              120,556.59
27                          0.0209             5.5791          Actual/360               63,091.28
28                          0.0209             5.5791          Actual/360               34,301.22
29                          0.0209             5.5791          Actual/360               23,164.09
30                          0.0209             5.1691          Actual/360              113,812.36
31                          0.0309             5.2391          Actual/360              108,696.23
32                          0.0709             5.6191          Actual/360              107,256.87
                            0.0000             0.0000          Actual/360               97,563.43
33                          0.0209             5.5991          Actual/360               30,377.99
34                          0.0209             5.5991          Actual/360               23,934.18
35                          0.0209             5.5991          Actual/360               17,835.56
36                          0.0209             5.5991          Actual/360               16,109.54
37                          0.0209             5.5291          Actual/360               9,306.16
38                          0.0409             5.3991          Actual/360               88,270.73
39                          0.0209             6.4301          Actual/360               97,471.59
39.01
39.02
40                          0.0209             5.5591          Actual/360              107,324.10
40.01
40.02
40.03
40.04
41                          0.0709             5.7191          Actual/360               89,793.03
42                          0.0209             5.9721          Actual/360               90,464.18
43                          0.0909             5.8991          Actual/360              105,001.50
43.01
43.02
43.03
43.04
43.05
43.06
44                          0.0209             5.6591          Actual/360               83,974.38
45                          0.0609             5.7041          Actual/360               83,002.71
46                          0.0209             6.2351          Actual/360               92,405.64
47                          0.0209             5.8591          Actual/360               82,860.03
48                          0.0209             5.8391          Actual/360               80,200.69
49                          0.0209             5.3091          Actual/360               74,660.66
50                          0.0209             5.6691          Actual/360               77,688.76
                            0.0000             0.0000          Actual/360               80,608.89
51                          0.0909             5.6091          Actual/360               44,452.28
52                          0.0909             5.6091          Actual/360               36,156.61
53                          0.0209             5.6041          Actual/360               73,453.76
54                          0.0209             5.3691          Actual/360
54.01
54.02
54.03
54.04
54.05
55                          0.0409             5.5191          Actual/360               71,444.90
56                          0.0209             5.7291          Actual/360               78,009.19
56.01
56.02
56.03
56.04
57                          0.0709             5.3591          Actual/360               67,608.59
58                          0.0209             6.4891          Actual/360
59                          0.0209             6.1691          Actual/360               70,359.33
60                          0.0709             5.7591          Actual/360               67,107.79
61                          0.0209             5.6591          Actual/360               65,731.67
62                          0.0209             6.1391          Actual/360               68,611.02
63                          0.0209             5.6721          Actual/360               64,955.17
64                          0.0709             5.7391          Actual/360               65,787.68
65                          0.0209             6.5591          Actual/360               69,151.21
66                          0.0609             5.5291          Actual/360               60,212.10
67                          0.0209             5.6191          Actual/360               60,543.40
68                          0.0209             5.9091          Actual/360               62,481.04
69                          0.0209             6.1041          Actual/360               66,011.35
70                          0.0209             5.9291          Actual/360               60,230.31
71                          0.0209             5.6931          Actual/360               58,361.31
72                          0.0209             5.6591          Actual/360               57,681.71
73                          0.0209             4.8091            30/360
74                          0.0409             5.6691          Actual/360               55,779.29
75                          0.0209             5.5991          Actual/360               54,657.37
76                          0.0209             5.6291          Actual/360               54,260.16
77                          0.0209             5.5691          Actual/360               51,610.37
78                          0.0609             5.5491          Actual/360               51,723.87
79                          0.0209             5.8111          Actual/360               57,193.21
80                          0.0209             5.8831          Actual/360               50,438.36
81                          0.0609             5.5491          Actual/360               48,850.33
82                          0.0909             5.5191          Actual/360               48,850.33
83                          0.0709             5.7791          Actual/360               53,988.89
84                          0.1109             6.0201          Actual/360               51,071.88
84.01
84.02
84.03
84.04
84.05
85                          0.0209             5.2991          Actual/360               46,749.97
85.01
85.02
86                          0.0209             6.0991          Actual/360               50,769.21
87                          0.0209             5.6691          Actual/360               48,120.65
88                          0.0609             5.2891          Actual/360
89                          0.0609             5.9291          Actual/360               51,495.22
90                          0.0709             5.8791          Actual/360               51,299.88
91                          0.0209             6.1691          Actual/360               48,945.62
92                          0.0209             5.5191          Actual/360               44,911.22
93                          0.0209             5.0691          Actual/360               42,302.17
94                          0.0709             5.9091          Actual/360               46,628.80
95                          0.0709             5.8091          Actual/360               47,773.95
96                          0.0909             5.5191          Actual/360               42,528.52
97                          0.0209             5.0291            30/360
98                          0.0709             5.6691          Actual/360               41,971.52
99                          0.0209             6.2291          Actual/360               42,398.45
100                         0.0209             6.2291          Actual/360               43,346.49
101                         0.0209             4.9791          Actual/360               40,921.30
102                         0.0209             5.5791          Actual/360               48,201.55
102.01
102.02
103                         0.0209             5.7191          Actual/360               39,056.83
104                         0.0409             5.6591          Actual/360               40,695.75
104.01
104.02
104.03
105                         0.0909             5.6591          Actual/360               36,181.52
106                         0.0209             6.1991          Actual/360               38,053.58
108                         0.0209             6.4791          Actual/360               36,249.26
109                         0.0209             6.0791          Actual/360               36,359.69
110                         0.0209             5.5391          Actual/360               34,293.55
111                         0.0209             5.8791          Actual/360               34,846.77
111.01
111.02
112                         0.0209             5.2091          Actual/360               32,176.39
113                         0.0709             5.8791          Actual/360               34,438.62
114                         0.0409             5.8091          Actual/360               33,036.69
115                         0.0209             6.1151          Actual/360               33,761.87
116                         0.0209             6.8541          Actual/360               36,459.55
117                         0.0209             5.7891          Actual/360               32,423.93
118                         0.0609             5.7891          Actual/360               32,299.27
119                         0.0209             5.4391          Actual/360               30,525.22
120                         0.0209             5.6691          Actual/360               33,463.48
121                         0.0209             5.7141          Actual/360               30,587.57
122                         0.0909             5.6871          Actual/360               29,267.64
123                         0.0209             5.8491          Actual/360               31,818.91
124                         0.0209             5.4291          Actual/360               28,232.80
125                         0.1109             5.6861          Actual/360               35,238.47
126                         0.0209             6.1291          Actual/360               29,852.18
127                         0.0209             6.3791          Actual/360               30,024.28
127.01
127.02
128                         0.0209             5.9391          Actual/360               28,505.86
128.01
128.02
129                         0.0209             5.2591          Actual/360               26,318.01
130                         0.0209             7.1371          Actual/360               33,693.84
131                         0.0209             6.2191          Actual/360               28,908.15
132                         0.0209             5.7591          Actual/360               27,224.82
                            0.0000             0.0000          Actual/360               27,149.22
133                         0.0909             5.7391          Actual/360               13,609.93
134                         0.0909             5.7391          Actual/360               13,539.29
135                         0.0209             6.3391          Actual/360               30,491.70
136                         0.0909             5.9891          Actual/360               27,211.66
137                         0.0209             6.0691          Actual/360               27,119.64
138                         0.0209             6.1091          Actual/360               38,290.33
139                         0.0409             5.7391          Actual/360               25,761.12
140                         0.0209             6.0391          Actual/360               26,399.34
141                         0.0309             5.8991          Actual/360               25,587.47
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                         0.0209             5.4101          Actual/360               24,003.71
143                         0.0409             5.7791          Actual/360               26,917.09
144                         0.0209             5.5391          Actual/360               24,005.49
145                         0.0209             6.4391          Actual/360               28,253.81
146                         0.0209             6.2551          Actual/360               25,499.00
147                         0.0609             6.2191          Actual/360               25,170.04
148                         0.0409             5.7791          Actual/360               25,333.74
149                         0.0909             5.7791          Actual/360               25,455.13
150                         0.0509             5.6491          Actual/360               23,216.02
151                         0.0909             6.1091          Actual/360               26,263.28
152                         0.1109             5.6891          Actual/360               22,589.99
153                         0.0209             5.8991          Actual/360               22,885.05
154                         0.0209             5.9791          Actual/360               22,932.81
155                         0.0209             5.7591          Actual/360               22,131.15
156                         0.0209             5.7891          Actual/360               21,880.28
157                         0.0209             5.7991          Actual/360               26,125.17
158                         0.0209             5.0291            30/360
159                         0.0209             5.3791          Actual/360               20,215.11
160                         0.0409             5.8191          Actual/360               22,887.74
161                         0.0209             6.1041          Actual/360               23,144.72
162                         0.0209             5.7991          Actual/360               20,580.95
163                         0.0209             5.4391          Actual/360               19,671.81
164                         0.0209             5.8591          Actual/360               20,567.04
165                         0.0209             5.6191          Actual/360               19,604.53
166                         0.0209             5.5791          Actual/360               18,944.61
167                         0.0209             5.8041          Actual/360               19,634.34
168                         0.0209             5.4491          Actual/360               18,193.95
169                         0.0209             5.9121          Actual/360               18,452.74
170                         0.0209             5.8091          Actual/360               21,906.41
171                         0.0209             5.9791          Actual/360               19,812.27
172                         0.0909             5.7881          Actual/360               21,780.67
173                         0.0209             5.9791          Actual/360               18,046.47
174                         0.0209             6.2191          Actual/360               18,452.01
175                         0.0409             5.5791          Actual/360               17,260.22
176                         0.0709             5.8091          Actual/360               17,755.72
177                         0.0209             5.6551          Actual/360               17,366.41
178                         0.0209             5.8991          Actual/360               17,535.30
179                         0.0209             5.9191          Actual/360               17,424.18
180                         0.0209             5.9291          Actual/360               17,085.13
181                         0.0209             5.7991          Actual/360               15,582.72
182                         0.0209             5.6491          Actual/360               15,116.22
183                         0.0209             5.7491          Actual/360               16,388.20
184                         0.1109             5.9191          Actual/360               15,337.76
185                         0.0209             5.7891          Actual/360               14,743.49
186                         0.0209             5.8891          Actual/360               14,844.41
187                         0.1109             5.7441          Actual/360               14,166.24
188                         0.0209             5.8591          Actual/360               14,204.58
189                         0.0909             5.8891          Actual/360               15,433.91
190                         0.0209             5.7891          Actual/360               15,185.69
191                         0.0209             6.0891          Actual/360               14,407.72
192                         0.0209             5.8091          Actual/360               14,580.85
193                         0.0209             6.0841          Actual/360               13,945.31
194                         0.0209             5.9291          Actual/360               15,876.48
195                         0.0209             5.9291          Actual/360               12,880.94
196                         0.0209             5.7791          Actual/360               13,590.83
197                         0.0209             6.0541          Actual/360               13,626.77
198                         0.0209             5.9391          Actual/360               12,536.61
199                         0.0209             6.0691          Actual/360               12,409.65
200                         0.0209             5.8211          Actual/360               12,083.32
201                         0.0209             5.6091          Actual/360               11,807.43
202                         0.1109             5.5991          Actual/360               11,620.69
203                         0.0409             5.5791          Actual/360               11,506.82
204                         0.0209             5.7491          Actual/360               11,696.88
205                         0.0709             5.8891          Actual/360               14,282.51
206                         0.0209             5.7191          Actual/360               11,658.75
207                         0.0209             5.6591          Actual/360               11,582.67
208                         0.0209             5.3991          Actual/360               11,030.49
209                         0.0709             5.7441          Actual/360               11,284.01
210                         0.0709             5.8491          Actual/360               11,383.08
211                         0.0209             6.2591          Actual/360               11,735.72
212                         0.1109             6.0241          Actual/360               11,556.89
213                         0.0209             5.9291          Actual/360               11,330.45
214                         0.0909             5.8291          Actual/360               11,293.92
215                         0.1359             5.9341          Actual/360               12,323.16
216                         0.1359             5.9041          Actual/360               12,288.23
217                         0.0209             5.6291          Actual/360               10,823.17
218                         0.0209             6.4791          Actual/360               12,660.13
219                         0.0209             6.0291          Actual/360               11,253.70
220                         0.0209             5.4991          Actual/360
221                         0.0709             5.7091          Actual/360               10,538.64
222                         0.0409             5.8191          Actual/360               11,125.99
222.01
222.02
222.03
223                         0.0209             6.1791          Actual/360               11,161.90
223.01
223.02
224                         0.0209             5.9891          Actual/360               10,963.52
225                         0.0209             6.1291          Actual/360               10,356.88
226                         0.0209             5.7791          Actual/360               9,974.80
227                         0.0209             5.8091          Actual/360               9,712.97
228                         0.0409             5.8191          Actual/360               10,172.33
229                         0.0209             6.2791          Actual/360               9,903.56
230                         0.0209             5.6391          Actual/360               9,245.89
231                         0.0209             5.6891          Actual/360               9,006.03
232                         0.0209             5.7491          Actual/360               9,612.31
233                         0.0209             5.8491          Actual/360               9,104.26
234                         0.0209             5.8091          Actual/360               8,535.64
235                         0.0209             6.0191          Actual/360               9,952.34
236                         0.0209             5.6391          Actual/360               7,512.29
237                         0.0409             5.8191          Actual/360               7,629.25
238                         0.0709             6.0791          Actual/360               7,310.74
239                         0.0609             5.6991          Actual/360               7,010.50
240                         0.0209             5.5391          Actual/360               6,658.66
241                         0.0209             5.8291          Actual/360               6,784.32
242                         0.0209             5.6791          Actual/360               6,886.97
243                         0.1359             6.1441          Actual/360               6,946.01
244                         0.0209             5.8591          Actual/360               5,918.57
245                         0.0209             5.8491          Actual/360               5,912.18

                        ANNUAL P&I DEBT                                 FIRST              PAYMENT         MATURITY/
       LOAN #           SERVICE ($) (5)        NOTE DATE            PAYMENT DATE           DUE DATE      ARD DATE (12)
---------------------------------------------------------------------------------------------------------------------------

1                        11,441,816.26              3/1/2006                    4/1/2006      1                   3/1/2011
2                         8,138,534.28              3/6/2006                    5/1/2006      1                   4/1/2011
3                                                  2/24/2006                    4/1/2006      1                   3/1/2016
4                                                  8/10/2005                   10/1/2005      1                  8/31/2012
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                         6,501,433.68              1/5/2006                    3/1/2006      1                   2/1/2016
6                         6,140,069.04            10/13/2005                   12/1/2005      1                   2/1/2016
6.01
6.02
6.03
6.04
6.05
7                         4,015,569.96             3/24/2006                    5/1/2006      1                   4/1/2016
8                         3,713,568.36             3/15/2006                    5/1/2006      1                   4/1/2016
9                         3,402,970.44              2/8/2006                    4/1/2006      1                   3/1/2016
10                        3,027,256.92             1/19/2006                    3/1/2006      1                   2/1/2016
11                        2,454,227.83             12/9/2005                    2/1/2006      1                   1/1/2016
12                        2,597,252.88              3/9/2006                    5/1/2006      1                   4/1/2016
13                        2,278,412.28             4/18/2006                   6/11/2006      11                 5/11/2016
                                                                                              1
14                                                 1/19/2006                    3/1/2006      1                   2/1/2011
15                                                 1/17/2006                    3/1/2006      1                   2/1/2011
16                                                  4/7/2006                    6/1/2006      1                   5/1/2011
17                        2,220,095.16              4/5/2006                    6/1/2006      1                   5/1/2016
18                        1,997,451.86             1/31/2006                    3/1/2006      1                   2/1/2016
19                        1,870,243.92              3/3/2006                    5/1/2006      1                   4/1/2016
19.01
19.02
19.03
20                        2,065,433.04              4/7/2006                    6/1/2006      1                   5/1/2016
21                        1,804,441.92             4/19/2006                    6/1/2006      1                   5/1/2016
22                        1,915,976.40              3/1/2006                    5/1/2006      1                   4/1/2013
23                                                  2/9/2006                    4/1/2006      1                   3/1/2011
24                        1,659,198.24              4/5/2006                    6/1/2006      1                   5/1/2016
25                        1,497,524.52            12/20/2005                    2/1/2006      1                   1/1/2016
26                        1,528,519.32              3/3/2006                    5/1/2006      1                   4/1/2016
                          1,446,679.08             1/30/2006                    3/1/2006      1                   2/1/2016
27                         757,095.36              1/30/2006                    3/1/2006      1                   2/1/2016
28                         411,614.64              1/30/2006                    3/1/2006      1                   2/1/2016
29                         277,969.08              1/30/2006                    3/1/2006      1                   2/1/2016
30                        1,365,748.32             12/6/2005                    2/1/2006      1                   1/1/2016
31                        1,304,354.76            11/14/2005                    1/1/2006      1                  12/1/2015
32                        1,287,082.44            12/21/2005                    2/1/2006      1                   1/1/2016
                          1,170,761.16             1/23/2006                    3/1/2006      1                   2/1/2016
33                         364,535.88              1/23/2006                    3/1/2006      1                   2/1/2016
34                         287,210.16              1/23/2006                    3/1/2006      1                   2/1/2016
35                         214,026.72              1/23/2006                    3/1/2006      1                   2/1/2016
36                         193,314.48              1/23/2006                    3/1/2006      1                   2/1/2016
37                         111,673.92              1/23/2006                    3/1/2006      1                   2/1/2016
38                        1,059,248.76             3/29/2006                    5/1/2006      1                   4/1/2016
39                        1,169,659.08            11/23/2005                    1/1/2006      1                  12/1/2015
39.01
39.02
40                        1,287,889.20             1/27/2006                    3/1/2006      1                   2/1/2016
40.01
40.02
40.03
40.04
41                        1,077,516.36             1/26/2006                    3/1/2006      1                   2/1/2016
42                        1,085,570.16             3/28/2006                    5/1/2006      1                   4/1/2016
43                        1,260,018.00             1/13/2006                    3/1/2006      1                   2/1/2016
43.01
43.02
43.03
43.04
43.05
43.06
44                        1,007,692.56             12/9/2005                    2/1/2006      1                   1/1/2016
45                         996,032.52               2/6/2006                    4/1/2006      1                   3/1/2016
46                        1,108,867.68             4/12/2006                    6/1/2006      1                   5/1/2016
47                         994,320.36               3/2/2006                    5/1/2006      1                   4/1/2016
48                         962,408.28              4/27/2006                    6/1/2006      1                   5/1/2016
49                         895,927.92               3/2/2006                    5/1/2006      1                   6/1/2012
50                         932,265.12              3/31/2006                   5/11/2006      11                 4/11/2016
                           967,306.68               1/5/2006                    3/1/2006      1                   2/1/2016
51                         533,427.36               1/5/2006                    3/1/2006      1                   2/1/2016
52                         433,879.32               1/5/2006                    3/1/2006      1                   2/1/2016
53                         881,445.12              2/28/2006                    4/1/2006      1                   3/1/2016
54                                                 1/12/2006                    3/1/2006      1                   2/1/2016
54.01
54.02
54.03
54.04
54.05
55                         857,338.80              2/23/2006                    4/1/2006      1                   3/1/2016
56                         936,110.28              1/25/2006                    3/1/2006      1                   2/1/2016
56.01
56.02
56.03
56.04
57                         811,303.08              3/13/2006                    5/1/2006      1                   4/1/2016
58                                                  3/3/2006                   4/11/2006      11                 3/11/2011
59                         844,311.96              1/27/2006                    3/1/2006      1                   2/1/2016
60                         805,293.48               2/8/2006                    4/1/2006      1                   3/1/2016
61                         788,780.04               1/6/2006                    3/1/2006      1                   2/1/2013
62                         823,332.24              3/17/2006                    5/1/2006      1                   4/1/2011
63                         779,462.04              4/13/2006                    6/1/2006      1                   5/1/2016
64                         789,452.16               3/9/2006                    5/1/2006      1                   4/1/2016
65                         829,814.52               4/3/2006                    6/1/2006      1                   5/1/2011
66                         722,545.20              3/10/2006                    5/1/2006      1                   4/1/2016
67                         726,520.80              2/27/2006                    4/1/2006      1                   3/1/2016
68                         749,772.48             10/31/2005                   12/1/2005      1                  11/1/2015
69                         792,136.20              3/15/2006                    5/1/2006      1                   4/1/2016
70                         722,763.72               4/7/2006                   6/11/2006      11                 5/11/2016
71                         700,335.72              2/23/2006                    4/1/2006      1                   3/1/2016
72                         692,180.52              2/28/2006                    4/1/2006      1                   3/1/2016
73                                                 2/23/2006                    4/1/2006      1                   3/1/2011
74                         669,351.48             12/28/2005                    2/1/2006      1                   1/1/2016
75                         655,888.44              2/27/2006                    4/1/2006      1                   3/1/2016
76                         651,121.92              3/30/2006                    5/1/2006      1                   4/1/2016
77                         619,324.44             12/29/2005                    2/1/2006      1                   1/1/2016
78                         620,686.44               3/2/2006                    5/1/2006      1                   4/1/2016
79                         686,318.52             12/20/2005                    2/1/2006      1                   1/1/2016
80                         605,260.32               4/6/2006                    6/1/2006      1                   5/1/2016
81                         586,203.96               3/2/2006                    5/1/2006      1                   4/1/2016
82                         586,203.96               3/2/2006                    5/1/2006      1                   4/1/2016
83                         647,866.68              3/14/2006                    5/1/2006      1                   4/1/2016
84                         612,862.56              2/13/2006                    4/1/2006      1                   3/1/2016
84.01
84.02
84.03
84.04
84.05
85                         560,999.64              11/1/2005                   12/1/2005      1                  11/1/2015
85.01
85.02
86                         609,230.52              1/17/2006                    3/1/2006      1                   2/1/2016
87                         577,447.80              2/15/2006                   4/11/2006      11                 3/11/2016
88                                                 3/10/2006                    5/1/2006      1                   8/1/2015
89                         617,942.64              2/21/2006                    4/1/2006      1                   3/1/2016
90                         615,598.56               3/1/2006                    4/1/2006      1                   3/1/2016
91                         587,347.44              1/27/2006                    3/1/2006      1                   2/1/2016
92                         538,934.64               3/1/2006                    4/1/2006      1                   3/1/2016
93                         507,626.04              9/19/2005                   11/1/2005      1                  10/1/2015
94                         559,545.60              3/15/2006                    5/1/2006      1                   4/1/2016
95                         573,287.40               2/3/2006                    4/1/2006      1                   3/1/2016
96                         510,342.24               3/2/2006                    5/1/2006      1                   4/1/2016
97                                                 1/26/2006                    3/1/2006      1                   2/1/2011
98                         503,658.24              3/15/2006                    5/1/2006      1                   4/1/2016
99                         508,781.40              4/11/2006                    6/1/2006      1                   5/1/2016
100                        520,157.88               2/3/2006                    4/1/2006      1                   3/1/2016
101                        491,055.60               3/1/2006                    4/1/2006      1                   3/1/2016
102                        578,418.60              1/12/2006                    3/1/2006      1                   2/1/2016
102.01
102.02
103                        468,681.96               3/7/2006                    5/1/2006      1                   4/1/2016
104                        488,349.00               4/3/2006                    6/1/2006      1                   5/1/2016
104.01
104.02
104.03
105                        434,178.24              4/10/2006                    6/1/2006      1                   5/1/2016
106                        456,642.96              1/30/2006                    3/1/2006      1                   2/1/2016
108                        434,991.12               4/6/2006                    6/1/2006      1                   5/1/2016
109                        436,316.28              4/10/2006                    6/1/2006      1                   5/1/2016
110                        411,522.60              3/13/2006                   5/11/2006      11                 4/11/2016
111                        418,161.24              2/15/2006                    4/1/2006      1                   3/1/2016
111.01
111.02
112                        386,116.68              10/7/2005                   12/1/2005      1                  11/1/2015
113                        413,263.44               2/2/2006                    4/1/2006      1                   3/1/2016
114                        396,440.28               5/1/2006                    6/1/2006      1                   5/1/2016
115                        405,142.44              4/12/2006                    6/1/2006      1                   5/1/2016
116                        437,514.60              4/12/2006                    6/1/2006      1                   5/1/2016
117                        389,087.16              3/10/2006                   5/11/2006      11                 4/11/2016
118                        387,591.24              3/29/2006                    5/1/2006      1                   4/1/2016
119                        366,302.64              1/19/2006                    3/1/2006      1                   2/1/2016
120                        401,561.76               3/6/2006                    5/1/2006      1                   4/1/2016
121                        367,050.84               2/6/2006                    4/1/2006      1                   3/1/2016
122                        351,211.68              3/20/2006                    5/1/2006      1                   4/1/2016
123                        381,826.92               3/3/2006                   4/11/2006      11                 3/11/2016
124                        338,793.60               3/3/2006                    5/1/2006      1                   4/1/2016
125                        422,861.64              3/29/2006                    5/1/2006      1                   4/1/2016
126                        358,226.16              4/13/2006                   6/11/2006      11                 5/11/2016
127                        360,291.36              4/27/2006                   6/11/2006      11                 5/11/2016
127.01
127.02
128                        342,070.32              2/28/2006                    4/1/2006      1                   3/1/2016
128.01
128.02
129                        315,816.12              3/29/2006                   6/11/2006      11                 5/11/2016
130                        404,326.08              4/28/2006                    6/1/2006      1                   5/1/2016
131                        346,897.80              1/26/2006                    3/1/2006      1                   2/1/2016
132                        326,697.84              2/10/2006                    4/1/2006      1                   3/1/2016
                           325,790.64               1/5/2006                    3/1/2006      1                   2/1/2016
133                        163,319.16               1/5/2006                    3/1/2006      1                   2/1/2016
134                        162,471.48               1/5/2006                    3/1/2006      1                   2/1/2016
135                        365,900.40              1/19/2006                    3/1/2006      1                   2/1/2016
136                        326,539.92              1/30/2006                    3/1/2006      1                   2/1/2011
137                        325,435.68              2/28/2006                    4/1/2006      1                   3/1/2016
138                        459,483.96               2/1/2006                    3/1/2006      1                   2/1/2011
139                        309,133.44              3/17/2006                    5/1/2006      1                   4/1/2016
140                        316,792.08              4/13/2006                    6/1/2006      1                   5/1/2016
141                        307,049.64              2/22/2006                    4/1/2006      1                   3/1/2016
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                        288,044.52              3/31/2006                    5/1/2006      1                   4/1/2016
143                        323,005.08              2/21/2006                    4/1/2006      1                   3/1/2016
144                        288,065.88               3/3/2006                    5/1/2006      1                   4/1/2016
145                        339,045.72             12/21/2005                    2/1/2006      1                   1/1/2016
146                        305,988.00              4/17/2006                    6/1/2006      1                   5/1/2016
147                        302,040.48             10/28/2005                   12/1/2005      1                  11/1/2015
148                        304,004.88              2/21/2006                    4/1/2006      1                   3/1/2016
149                        305,461.56               3/8/2006                    5/1/2006      1                   4/1/2016
150                        278,592.24              1/25/2006                    3/1/2006      1                   2/1/2016
151                        315,159.36             12/23/2005                    2/1/2006      1                   1/1/2016
152                        271,079.88              2/22/2006                    4/1/2006      1                   3/1/2016
153                        274,620.60              2/16/2006                    4/1/2006      1                   3/1/2016
154                        275,193.72              3/24/2006                   5/11/2006      11                 4/11/2011
155                        265,573.80              2/10/2006                    4/1/2006      1                   3/1/2016
156                        262,563.36               3/3/2006                    5/1/2006      1                   4/1/2016
157                        313,502.04              1/27/2006                    3/1/2006      1                   2/1/2016
158                                                1/31/2006                    3/1/2006      1                   2/1/2011
159                        242,581.32              1/13/2006                    3/1/2006      1                   2/1/2016
160                        274,652.88              4/21/2006                    6/1/2006      1                   5/1/2016
161                        277,736.64              3/22/2006                    5/1/2006      1                   4/1/2016
162                        246,971.40               3/2/2006                    5/1/2006      1                   4/1/2016
163                        236,061.72              1/23/2006                    3/1/2006      1                   2/1/2016
164                        246,804.48              1/26/2006                    3/1/2006      1                   2/1/2016
165                        235,254.36              3/13/2006                   5/11/2006      11                 4/11/2016
166                        227,335.32              9/27/2005                   11/1/2005      1                  10/1/2015
167                        235,612.08              1/27/2006                    3/1/2006      1                   2/1/2016
168                        218,327.40              10/3/2005                   12/1/2005      1                  11/1/2015
169                        221,432.88              1/31/2006                    3/1/2006      1                   2/1/2016
170                        262,876.92              1/13/2006                    3/1/2006      1                   2/1/2016
171                        237,747.24               3/3/2006                    5/1/2006      1                   4/1/2016
172                        261,368.04              1/31/2006                    3/1/2006      1                   2/1/2016
173                        216,557.64               3/9/2006                    5/1/2006      1                   4/1/2016
174                        221,424.12              4/21/2006                   6/11/2006      11                 5/11/2016
175                        207,122.64              3/21/2006                    5/1/2006      1                   4/1/2016
176                        213,068.64              2/24/2006                    4/1/2006      1                   3/1/2016
177                        208,396.92             10/17/2005                   12/1/2005      1                  11/1/2015
178                        210,423.60              3/21/2006                   5/11/2006      11                 4/11/2016
179                        209,090.16              3/17/2006                   5/11/2006      11                 4/11/2016
180                        205,021.56               4/3/2006                   6/11/2006      11                 5/11/2016
181                        186,992.64              1/31/2006                    3/1/2006      1                   2/1/2016
182                        181,394.64              1/25/2006                    3/1/2006      1                   2/1/2016
183                        196,658.40              9/15/2005                  11/11/2005      11                10/11/2013
184                        184,053.12              3/13/2006                   5/11/2006      11                 4/11/2016
185                        176,921.88               2/6/2006                    4/1/2006      1                   3/1/2016
186                        178,132.92              3/10/2006                    5/1/2006      1                   4/1/2016
187                        169,994.88              2/28/2006                    4/1/2006      1                   3/1/2016
188                        170,454.96              2/24/2006                    4/1/2006      1                   3/1/2016
189                        185,206.92              2/15/2006                    4/1/2006      1                   3/1/2016
190                        182,228.28              1/18/2006                    3/1/2006      1                   2/1/2016
191                        172,892.64              2/10/2006                    4/1/2006      1                   3/1/2016
192                        174,970.20               2/7/2006                    4/1/2006      1                   3/1/2016
193                        167,343.72              1/31/2006                    3/1/2006      1                   2/1/2016
194                        190,517.76               4/3/2006                   6/11/2006      11                 5/11/2016
195                        154,571.28              2/15/2006                    4/1/2006      1                   3/1/2016
196                        163,089.96               3/6/2006                    5/1/2006      1                   4/1/2016
197                        163,521.24              3/24/2006                    5/1/2006      1                   4/1/2016
198                        150,439.32               2/7/2006                    4/1/2006      1                   3/1/2016
199                        148,915.80              3/27/2006                   5/11/2006      11                 4/11/2016
200                        144,999.84              2/23/2006                    4/1/2006      1                   3/1/2016
201                        141,689.16               2/7/2006                    4/1/2006      1                   3/1/2016
202                        139,448.28               3/9/2006                   5/11/2006      11                 4/11/2016
203                        138,081.84              3/21/2006                    5/1/2006      1                   4/1/2016
204                        140,362.56              2/14/2006                    4/1/2006      1                   3/1/2016
205                        171,390.12               3/7/2006                    5/1/2006      1                   4/1/2016
206                        139,905.00              1/31/2006                    3/1/2006      1                   2/1/2016
207                        138,992.04             12/30/2005                    2/1/2006      1                   1/1/2016
208                        132,365.88              2/28/2006                   4/11/2006      11                 3/11/2016
209                        135,408.12              1/31/2006                    3/1/2006      1                   2/1/2016
210                        136,596.96               2/9/2006                    4/1/2006      1                   3/1/2016
211                        140,828.64               3/1/2006                    4/1/2006      1                   3/1/2016
212                        138,682.68              2/10/2006                    4/1/2006      1                   3/1/2016
213                        135,965.40              2/15/2006                    4/1/2006      1                   3/1/2016
214                        135,527.04              2/27/2006                    4/1/2006      1                   3/1/2016
215                        147,877.92              12/6/2005                    2/1/2006      1                   1/1/2016
216                        147,458.76             12/28/2005                    2/1/2006      1                   1/1/2016
217                        129,878.04              1/25/2006                    3/1/2006      1                   2/1/2016
218                        151,921.56               4/7/2006                   5/11/2006      11                 4/11/2016
219                        135,044.40              12/9/2005                    2/1/2006      1                   1/1/2016
220                                                 2/6/2006                    4/1/2006      1                   3/1/2016
221                        126,463.68              1/25/2006                    3/1/2006      1                   2/1/2016
222                        133,511.88              4/21/2006                    6/1/2006      1                   5/1/2016
222.01
222.02
222.03
223                        133,942.80              3/30/2006                   5/11/2006      11                 4/11/2011
223.01
223.02
224                        131,562.24              3/16/2006                    5/1/2006      1                   4/1/2016
225                        124,282.56              2/24/2006                    4/1/2006      1                   3/1/2016
226                        119,697.60              1/19/2006                    3/1/2006      1                   2/1/2016
227                        116,555.64              2/22/2006                    4/1/2006      1                   3/1/2016
228                        122,067.96              4/21/2006                    6/1/2006      1                   5/1/2016
229                        118,842.72               3/1/2006                    4/1/2006      1                   3/1/2016
230                        110,950.68              7/22/2005                    9/1/2005      1                   8/1/2015
231                        108,072.36              1/19/2006                    3/1/2006      1                   2/1/2016
232                        115,347.72              1/20/2006                    3/1/2006      1                   2/1/2016
233                        109,251.12             12/19/2005                    2/1/2006      1                   1/1/2016
234                        102,427.68              2/22/2006                    4/1/2006      1                   3/1/2016
235                        119,428.08             11/16/2005                   1/11/2006      11                12/11/2025
236                        90,147.48               7/22/2005                    9/1/2005      1                   8/1/2015
237                        91,551.00               4/21/2006                    6/1/2006      1                   5/1/2016
238                        87,728.88               2/13/2006                    4/1/2006      1                   3/1/2016
239                        84,126.00               1/30/2006                    3/1/2006      1                   2/1/2016
240                        79,903.92               3/14/2006                    5/1/2006      1                   4/1/2016
241                        81,411.84               1/19/2006                    3/1/2006      1                   2/1/2016
242                        82,643.64               2/27/2006                    4/1/2006      1                   3/1/2016
243                        83,352.12               2/10/2006                    4/1/2006      1                   3/1/2016
244                        71,022.84               1/27/2006                    3/1/2006      1                   2/1/2016
245                        70,946.16              12/19/2005                    2/1/2006      1                   1/1/2016

                                                   FINAL                 ORIGINAL TERM       REMAINING TERM
                                                  MATURITY                TO MATURITY         TO MATURITY
       LOAN #                 ARD LOAN              DATE     SEASONING       OR ARD              OR ARD
----------------------------------------------------------------------------------------------------------------

1                                No                              2             60                  58
2                                No                              1             60                  59
3                                No                              2            120                 118
4                                No                              8             84                  76
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                                No                              3            120                 117
6                                No                              6            123                 117
6.01
6.02
6.03
6.04
6.05
7                                No                              1            120                 119
8                                No                              1            120                 119
9                                No                              2            120                 118
10                               No                              3            120                 117
11                               No                              4            120                 116
12                               No                              1            120                 119
13                               Yes              5/11/2036      0            120                 120
                                 No                                            60
14                               No                              3             60                  57
15                               No                              3             60                  57
16                               No                              0             60                  60
17                               No                              0            120                 120
18                               No                              3            120                 117
19                               No                              1            120                 119
19.01
19.02
19.03
20                               No                              0            120                 120
21                               No                              0            120                 120
22                               Yes             4/1/2036        1             84                  83
23                               No                              2             60                  58
24                               No                              0            120                 120
25                               No                              4            120                 116
26                               No                              1            120                 119
                                 No                              3            120                 117
27                               No                              3            120                 117
28                               No                              3            120                 117
29                               No                              3            120                 117
30                               No                              4            120                 116
31                               No                              5            120                 115
32                               No                              4            120                 116
                                 No                              3            120                 117
33                               No                              3            120                 117
34                               No                              3            120                 117
35                               No                              3            120                 117
36                               No                              3            120                 117
37                               No                              3            120                 117
38                               No                              1            120                 119
39                               No                              5            120                 115
39.01
39.02
40                               No                              3            120                 117
40.01
40.02
40.03
40.04
41                               No                              3            120                 117
42                               No                              1            120                 119
43                               No                              3            120                 117
43.01
43.02
43.03
43.04
43.05
43.06
44                               Yes               1/1/2036      4            120                 116
45                               No                              2            120                 118
46                               No                              0            120                 120
47                               No                              1            120                 119
48                               No                              0            120                 120
49                               Yes               4/1/2036      1             74                  73
50                               No                              1            120                 119
                                 No                              3            120                 117
51                               No                              3            120                 117
52                               No                              3            120                 117
53                               No                              2            120                 118
54                               No                              3            120                 117
54.01
54.02
54.03
54.04
54.05
55                               No                              2            120                 118
56                               No                              3            120                 117
56.01
56.02
56.03
56.04
57                               No                              1            120                 119
58                               No                              2             60                  58
59                               No                              3            120                 117
60                               No                              2            120                 118
61                               No                              3             84                  81
62                               No                              1             60                  59
63                               No                              0            120                 120
64                               No                              1            120                 119
65                               No                              0             60                  60
66                               No                              1            120                 119
67                               No                              2            120                 118
68                               No                              6            120                 114
69                               No                              1            120                 119
70                               No                              0            120                 120
71                               No                              2            120                 118
72                               No                              2            120                 118
73                               No                              2             60                  58
74                               No                              4            120                 116
75                               No                              2            120                 118
76                               No                              1            120                 119
77                               No                              4            120                 116
78                               No                              1            120                 119
79                               No                              4            120                 116
80                               No                              0            120                 120
81                               No                              1            120                 119
82                               No                              1            120                 119
83                               No                              1            120                 119
84                               No                              2            120                 118
84.01
84.02
84.03
84.04
84.05
85                               No                              6            120                 114
85.01
85.02
86                               No                              3            120                 117
87                               No                              2            120                 118
88                               No                              1            112                 111
89                               No                              2            120                 118
90                               No                              2            120                 118
91                               No                              3            120                 117
92                               No                              2            120                 118
93                               No                              7            120                 113
94                               No                              1            120                 119
95                               No                              2            120                 118
96                               No                              1            120                 119
97                               No                              3             60                  57
98                               No                              1            120                 119
99                               No                              0            120                 120
100                              No                              2            120                 118
101                              No                              2            120                 118
102                              No                              3            120                 117
102.01
102.02
103                              No                              1            120                 119
104                              No                              0            120                 120
104.01
104.02
104.03
105                              No                              0            120                 120
106                              No                              3            120                 117
108                              No                              0            120                 120
109                              No                              0            120                 120
110                              No                              1            120                 119
111                              No                              2            120                 118
111.01
111.02
112                              No                              6            120                 114
113                              No                              2            120                 118
114                              No                              0            120                 120
115                              No                              0            120                 120
116                              No                              0            120                 120
117                              No                              1            120                 119
118                              No                              1            120                 119
119                              No                              3            120                 117
120                              No                              1            120                 119
121                              No                              2            120                 118
122                              No                              1            120                 119
123                              No                              2            120                 118
124                              No                              1            120                 119
125                              No                              1            120                 119
126                              No                              0            120                 120
127                              No                              0            120                 120
127.01
127.02
128                              No                              2            120                 118
128.01
128.02
129                              No                              0            120                 120
130                              No                              0            120                 120
131                              No                              3            120                 117
132                              No                              2            120                 118
                                 No                              3            120                 117
133                              No                              3            120                 117
134                              No                              3            120                 117
135                              No                              3            120                 117
136                              No                              3             60                  57
137                              No                              2            120                 118
138                              No                              3             60                  57
139                              No                              1            120                 119
140                              No                              0            120                 120
141                              No                              2            120                 118
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                              No                              1            120                 119
143                              No                              2            120                 118
144                              No                              1            120                 119
145                              No                              4            120                 116
146                              No                              0            120                 120
147                              No                              6            120                 114
148                              No                              2            120                 118
149                              No                              1            120                 119
150                              No                              3            120                 117
151                              No                              4            120                 116
152                              No                              2            120                 118
153                              No                              2            120                 118
154                              No                              1             60                  59
155                              No                              2            120                 118
156                              No                              1            120                 119
157                              No                              3            120                 117
158                              No                              3             60                  57
159                              No                              3            120                 117
160                              No                              0            120                 120
161                              No                              1            120                 119
162                              No                              1            120                 119
163                              No                              3            120                 117
164                              No                              3            120                 117
165                              No                              1            120                 119
166                              No                              7            120                 113
167                              No                              3            120                 117
168                              No                              6            120                 114
169                              No                              3            120                 117
170                              No                              3            120                 117
171                              No                              1            120                 119
172                              No                              3            120                 117
173                              No                              1            120                 119
174                              No                              0            120                 120
175                              No                              1            120                 119
176                              No                              2            120                 118
177                              No                              6            120                 114
178                              No                              1            120                 119
179                              No                              1            120                 119
180                              No                              0            120                 120
181                              No                              3            120                 117
182                              No                              3            120                 117
183                              No                              7             96                  89
184                              No                              1            120                 119
185                              No                              2            120                 118
186                              No                              1            120                 119
187                              No                              2            120                 118
188                              No                              2            120                 118
189                              No                              2            120                 118
190                              No                              3            120                 117
191                              No                              2            120                 118
192                              No                              2            120                 118
193                              No                              3            120                 117
194                              No                              0            120                 120
195                              No                              2            120                 118
196                              No                              1            120                 119
197                              No                              1            120                 119
198                              No                              2            120                 118
199                              No                              1            120                 119
200                              No                              2            120                 118
201                              No                              2            120                 118
202                              No                              1            120                 119
203                              No                              1            120                 119
204                              No                              2            120                 118
205                              No                              1            120                 119
206                              No                              3            120                 117
207                              No                              4            120                 116
208                              No                              2            120                 118
209                              No                              3            120                 117
210                              No                              2            120                 118
211                              No                              2            120                 118
212                              No                              2            120                 118
213                              No                              2            120                 118
214                              No                              2            120                 118
215                              No                              4            120                 116
216                              No                              4            120                 116
217                              No                              3            120                 117
218                              No                              1            120                 119
219                              No                              4            120                 116
220                              No                              2            120                 118
221                              No                              3            120                 117
222                              No                              0            120                 120
222.01
222.02
222.03
223                              No                              1             60                  59
223.01
223.02
224                              No                              1            120                 119
225                              No                              2            120                 118
226                              No                              3            120                 117
227                              No                              2            120                 118
228                              No                              0            120                 120
229                              No                              2            120                 118
230                              No                              9            120                 111
231                              No                              3            120                 117
232                              No                              3            120                 117
233                              No                              4            120                 116
234                              No                              2            120                 118
235                              No                              5            240                 235
236                              No                              9            120                 111
237                              No                              0            120                 120
238                              No                              2            120                 118
239                              No                              3            120                 117
240                              No                              1            120                 119
241                              No                              3            120                 117
242                              No                              2            120                 118
243                              No                              2            120                 118
244                              No                              3            120                 117
245                              No                              4            120                 116

                       ORIGINAL        REMAINING         INITIAL        REMAINING
                     AMORTIZATION     AMORTIZATION    INTEREST ONLY   INTEREST ONLY    GRACE
       LOAN #            TERM             TERM           PERIOD          PERIOD        PERIOD        LOAN #
------------------------------------------------------------------------------------------------------------------

1                         360             358               0               0            5                      1
2                         360             360              24              23            0                      2
3                          0               0               120             118           5                      3
4                          0               0               84              76            0                      4
4.01                                                                                                         4.01
4.02                                                                                                         4.02
4.03                                                                                                         4.03
4.04                                                                                                         4.04
4.05                                                                                                         4.05
4.06                                                                                                         4.06
4.07                                                                                                         4.07
4.08                                                                                                         4.08
4.09                                                                                                         4.09
4.10                                                                                                         4.10
4.11                                                                                                         4.11
4.12                                                                                                         4.12
5                         360             360              60              57            5                      5
6                         300             300              56              50            0                      6
6.01                                                                                                         6.01
6.02                                                                                                         6.02
6.03                                                                                                         6.03
6.04                                                                                                         6.04
6.05                                                                                                         6.05
7                         420             419               0               0            5                      7
8                         360             360              24              23            5                      8
9                         360             360              60              58            5                      9
10                        300             297               0               0            5                     10
11                        360             360              48              44            5                     11
12                        360             360              60              59            5                     12
13                        360             360               0               0            0                     13
                           0               0               60                            5
14                         0               0               60              57            5                     14
15                         0               0               60              57            5                     15
16                         0               0               60              60            5                     16
17                        360             360               0               0            5                     17
18                        360             360              24              21            5                     18
19                        360             359               0               0            5                     19
19.01                                                                                                       19.01
19.02                                                                                                       19.02
19.03                                                                                                       19.03
20                        300             300              24              24            5                     20
21                        360             360               0               0            5                     21
22                        360             359               0               0            5                     22
23                         0               0               60              58            5                     23
24                        360             360               0               0            5                     24
25                        360             360              36              32            5                     25
26                        360             360              60              59            5                     26
                          360             360              36              33            5
27                        360             360              36              33            5                     27
28                        360             360              36              33            5                     28
29                        360             360              36              33            5                     29
30                        360             360              24              20            5                     30
31                        360             360              36              31            5                     31
32                        360             360              24              20            5                     32
                          360             360              24              21            5
33                        360             360              24              21            5                     33
34                        360             360              24              21            5                     34
35                        360             360              24              21            5                     35
36                        360             360              24              21            5                     36
37                        360             360              24              21            5                     37
38                        360             360              36              35            5                     38
39                        360             355               0               0            5                     39
39.01                                                                                                       39.01
39.02                                                                                                       39.02
40                        240             237               0               0            5                     40
40.01                                                                                                       40.01
40.02                                                                                                       40.02
40.03                                                                                                       40.03
40.04                                                                                                       40.04
41                        360             360              60              57            5                     41
42                        360             359               0               0            5                     42
43                        240             237               0               0            5                     43
43.01                                                                                                       43.01
43.02                                                                                                       43.02
43.03                                                                                                       43.03
43.04                                                                                                       43.04
43.05                                                                                                       43.05
43.06                                                                                                       43.06
44                        360             360              36              32            5                     44
45                        360             358               0               0            5                     45
46                        300             300               0               0            5                     46
47                        360             360              36              35            5                     47
48                        360             360               0               0            5                     48
49                        360             360              24              23            5                     49
50                        360             360              36              35            0                     50
                          300             297               0               0            5
51                        300             297               0               0            5                     51
52                        300             297               0               0            5                     52
53                        360             358               0               0            5                     53
54                         0               0               120             117           5                     54
54.01                                                                                                       54.01
54.02                                                                                                       54.02
54.03                                                                                                       54.03
54.04                                                                                                       54.04
54.05                                                                                                       54.05
55                        360             358               0               0            5                     55
56                        300             300              60              57            7                     56
56.01                                                                                                       56.01
56.02                                                                                                       56.02
56.03                                                                                                       56.03
56.04                                                                                                       56.04
57                        360             360              24              23            5                     57
58                         0               0               60              58            0                     58
59                        360             357               0               0            5                     59
60                        360             360              60              58            5                     60
61                        360             360              60              57            5                     61
62                        360             359               0               0            5                     62
63                        360             360               0               0            5                     63
64                        360             360              36              35            5                     64
65                        360             360               0               0            5                     65
66                        360             360              60              59            5                     66
67                        360             358               0               0            5                     67
68                        360             354               0               0            5                     68
69                        300             299               0               0            5                     69
70                        360             360              24              24            0                     70
71                        360             360              60              58            5                     71
72                        360             360              36              34            5                     72
73                         0               0               60              58            5                     73
74                        360             356               0               0            5                     74
75                        360             358               0               0            5                     75
76                        360             359               0               0            5                     76
77                        360             360              36              32            5                     77
78                        360             359               0               0            5                     78
79                        300             296               0               0            5                     79
80                        360             360              36              36            5                     80
81                        360             359               0               0            5                     81
82                        360             359               0               0            5                     82
83                        300             299               0               0            5                     83
84                        360             358               0               0            5                     84
84.01                                                                                                       84.01
84.02                                                                                                       84.02
84.03                                                                                                       84.03
84.04                                                                                                       84.04
84.05                                                                                                       84.05
85                        360             354               0               0            5                     85
85.01                                                                                                       85.01
85.02                                                                                                       85.02
86                        360             357               0               0            5                     86
87                        360             360              36              34            0                     87
88                         0               0               112             111           5                     88
89                        300             298               0               0            5                     89
90                        300             298               0               0            5                     90
91                        360             357               0               0            5                     91
92                        360             360              36              34            5                     92
93                        360             360              60              53            5                     93
94                        360             360              24              23            5                     94
95                        300             298               0               0            5                     95
96                        360             359               0               0            5                     96
97                         0               0               60              57            5                     97
98                        360             360              60              59            5                     98
99                        396             396               0               0            5                     99
100                       360             360              36              34            5                    100
101                       300             298               0               0            5                    101
102                       240             237               0               0            5                    102
102.01                                                                                                     102.01
102.02                                                                                                     102.02
103                       360             359               0               0            5                    103
104                       300             300               0               0            5                    104
104.01                                                                                                     104.01
104.02                                                                                                     104.02
104.03                                                                                                     104.03
105                       360             360              24              24            5                    105
106                       360             357               0               0            5                    106
108                       420             420               0               0            5                    108
109                       360             360               0               0            5                    109
110                       360             359               0               0            0                    110
111                       360             360              24              22            5                    111
111.01                                                                                                     111.01
111.02                                                                                                     111.02
112                       360             360              24              18            5                    112
113                       360             358               0               0            5                    113
114                       360             360              24              24            5                    114
115                       360             360              60              60            5                    115
116                       360             360               0               0            5                    116
117                       360             360              60              59            0                    117
118                       360             359               0               0            5                    118
119                       360             360              24              21            5                    119
120                       300             299               0               0            5                    120
121                       360             358               0               0            5                    121
122                       360             360              36              35            5                    122
123                       300             300              12              10            0                    123
124                       360             359               0               0            5                    124
125                       240             239               0               0            5                    125
126                       360             360               0               0            0                    126
127                       360             360               0               0            0                    127
127.01                                                                                                     127.01
127.02                                                                                                     127.02
128                       360             358               0               0            5                    128
128.01                                                                                                     128.01
128.02                                                                                                     128.02
129                       360             360               0               0            0                    129
130                       300             300               0               0            5                    130
131                       360             357               0               0            5                    131
132                       360             360              36              34            5                    132
                          360             360              24              21            5
133                       360             360              24              21            5                    133
134                       360             360              24              21            5                    134
135                       300             297               0               0            5                    135
136                       360             357               0               0            5                    136
137                       360             360              36              34            5                    137
138                       180             177               0               0            5                    138
139                       360             359               0               0            5                    139
140                       360             360               0               0            5                    140
141                       360             358               0               0            5                    141
141.01                                                                                                     141.01
141.02                                                                                                     141.02
141.03                                                                                                     141.03
141.04                                                                                                     141.04
141.05                                                                                                     141.05
141.06                                                                                                     141.06
141.07                                                                                                     141.07
141.08                                                                                                     141.08
141.09                                                                                                     141.09
142                       360             359               0               0            5                    142
143                       300             300              36              34            5                    143
144                       360             359               0               0            5                    144
145                       300             296               0               0            5                    145
146                       360             360              24              24            5                    146
147                       360             354               0               0            5                    147
148                       300             300              36              34            5                    148
149                       300             299               0               0            5                    149
150                       360             357               0               0            5                    150
151                       300             296               0               0            5                    151
152                       360             360              24              22            5                    152
153                       360             358               0               0            5                    153
154                       360             359               0               0            0                    154
155                       360             360              24              22            5                    155
156                       360             360              24              23            5                    156
157                       240             237               0               0            5                    157
158                        0               0               60              57            5                    158
159                       360             360              36              33            5                    159
160                       300             300               0               0            5                    160
161                       300             299               0               0            5                    161
162                       360             359               0               0            5                    162
163                       360             357               0               0            5                    163
164                       360             357               0               0            5                    164
165                       360             360              12              11            0                    165
166                       360             353               0               0            5                    166
167                       336             336              24              21            5                    167
168                       360             354               0               0            5                    168
169                       360             357               0               0            5                    169
170                       240             237               0               0            5                    170
171                       300             299               0               0            5                    171
172                       240             237               0               0            5                    172
173                       360             359               0               0            5                    173
174                       360             360               0               0            0                    174
175                       360             359               0               0            5                    175
176                       360             358               0               0            5                    176
177                       360             354               0               0            5                    177
178                       360             360              12              11            0                    178
179                       360             359               0               0            0                    179
180                       360             360              12              12            0                    180
181                       360             357               0               0            5                    181
182                       360             357               0               0            5                    182
183                       300             293               0               0            0                    183
184                       360             359               0               0            0                    184
185                       360             358               0               0            5                    185
186                       360             360              24              23            5                    186
187                       360             360              24              22            5                    187
188                       360             358               0               0            5                    188
189                       300             298               0               0            5                    189
190                       300             297               0               0            5                    190
191                       360             358               0               0            5                    191
192                       300             298               0               0            5                    192
193                       360             357               0               0            5                    193
194                       240             240               0               0            0                    194
195                       360             358               0               0            5                    195
196                       300             299               0               0            5                    196
197                       300             299               0               0            5                    197
198                       360             358               0               0            5                    198
199                       360             359               0               0            0                    199
200                       360             358               0               0            5                    200
201                       360             358               0               0            5                    201
202                       360             359               0               0            0                    202
203                       360             359               0               0            5                    203
204                       360             358               0               0            5                    204
205                       240             239               0               0            5                    205
206                       360             357               0               0            5                    206
207                       360             356               0               0            5                    207
208                       360             358               0               0            0                    208
209                       360             357               0               0            5                    209
210                       360             358               0               0            5                    210
211                       360             358               0               0            5                    211
212                       360             358               0               0            5                    212
213                       360             358               0               0            5                    213
214                       360             358               0               0            5                    214
215                       300             296               0               0            5                    215
216                       300             296               0               0            5                    216
217                       360             360              24              21            5                    217
218                       300             299               0               0            0                    218
219                       360             356               0               0            5                    219
220                        0               0               120             118           5                    220
221                       360             357               0               0            5                    221
222                       300             300               0               0            5                    222
222.01                                                                                                     222.01
222.02                                                                                                     222.02
222.03                                                                                                     222.03
223                       300             299               0               0            0                    223
223.01                                                                                                     223.01
223.02                                                                                                     223.02
224                       300             299               0               0            5                    224
225                       360             358               0               0            5                    225
226                       360             357               0               0            5                    226
227                       360             358               0               0            5                    227
228                       300             300               0               0            5                    228
229                       360             358               0               0            5                    229
230                       360             351               0               0            5                    230
231                       360             357               0               0            5                    231
232                       300             297               0               0            5                    232
233                       336             336              24              20            5                    233
234                       360             358               0               0            5                    234
235                       240             235               0               0            0                    235
236                       360             351               0               0            5                    236
237                       300             300               0               0            5                    237
238                       360             358               0               0            5                    238
239                       360             357               0               0            5                    239
240                       360             359               0               0            5                    240
241                       360             357               0               0            5                    241
242                       300             298               0               0            5                    242
243                       300             298               0               0            5                    243
244                       360             357               0               0            5                    244
245                       360             356               0               0            5                    245

                                                                                          UPFRONT              UPFRONT
                                               REMAINING                                ENGINEERING             CAPEX
      LOAN #         PREPAYMENT PROVISION (PAYMENTS)(13),(14),(15),(16),(17),(18),(19)   RESERVE ($)          RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------

1                    LO(24),Def(27),O(7)
2                    LO(24),Def(28),O(7)
3                    GRTR1%orYM(114),O(4)
4                    LO(24),Def(48),O(4)                                                  96,813
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                    LO(24),Def(87),O(6)
6                    GRTR1%orYM(24),Def(91),O(2)
6.01
6.02
6.03
6.04
6.05
7                    LO(24),Def(91),O(4)
8                    LO(24),Def(91),O(4)                                                  49,375
9                    LO(34),Def(80),O(4)
10                   LO(24),Def(91),O(2)
11                   LO(24),Def(89),O(3)                                                                       500,000
12                   LO(34),GRTR1%orYM(79),O(6)
13                   LO(24),Def(93),O(3)
                     Various
14                   LO(20),GRTR1%orYM(33),O(4)
15                   LO(20),GRTR1%orYM(33),O(4)
16                   LO(23),GRTR1%orYM(33),O(4)
17                   LO(24),Def(92),O(4)
18                   LO(24),Def(91),O(2)
19                   LO(24),Def(94),O(1)
19.01
19.02
19.03
20                   LO(24),Def(94),O(2)
21                   LO(24),Def(92),O(4)
22                   LO(24),Def(56),O(3)
23                   LO(21),GRTR1%orYM(33),O(4)
24                   LO(24),Def(92),O(4)
25                   LO(32),Def(81),O(3)
26                   LO(24),Def(91),O(4)                                                  28,600               164,000
                     LO(24),Def(92),O(1)
27                   LO(24),Def(92),O(1)
28                   LO(24),Def(92),O(1)
29                   LO(24),Def(92),O(1)
30                   LO(24),Def(91),O(1)
31                   LO(24),Def(88),O(3)                                                  78,438
32                   LO(32),Def(80),O(4)                                                                       100,000
                     LO(24),Def(92),O(1)
33                   LO(24),Def(92),O(1)
34                   LO(24),Def(92),O(1)
35                   LO(24),Def(92),O(1)
36                   LO(24),Def(92),O(1)
37                   LO(24),Def(92),O(1)
38                   LO(35),Def(80),O(4)
39                   LO(24),Def(87),O(4)
39.01
39.02
40                   LO(24),Def(90),O(3)
40.01
40.02
40.03
40.04
41                   LO(24),Def(90),O(3)
42                   LO(24),Def(91),O(4)
43                   LO(33),Def(77),O(7)
43.01
43.02
43.03
43.04
43.05
43.06
44                   LO(24),Def(88),O(4)
45                   LO(24),GRTR1%orYM(91),O(3)
46                   LO(24),Def(92),O(4)
47                   LO(24),Def(92),O(3)
48                   LO(24),Def(94),O(2)                                                                       50,000
49                   LO(24),Def(45),O(4)                                                  25,682
50                   LO(35),Def(80),O(4)                                                                       162,000
                     LO(24),Def(90),O(3)
51                   LO(24),Def(90),O(3)
52                   LO(24),Def(90),O(3)
53                   LO(24),Def(90),O(4)
54                   LO(24),Def(90),O(3)                                                  108,438
54.01
54.02
54.03
54.04
54.05
55                   LO(34),Def(81),O(3)
56                   LO(24),Def(8),DeforGRTR1%orYM(82),O(3)
56.01
56.02
56.03
56.04
57                   LO(35),Def(80),O(4)
58                   LO(22),GRTR1%orYM(24),O(12)                                          54,095
59                   LO(24),Def(90),O(3)                                                  476,875
60                   LO(24),GRTR1%orYM(91),O(3)
61                   LO(24),Def(54),O(3)
62                   LO(24),Def(33),O(2)
63                   LO(24),Def(92),O(4)
64                   LO(35),Def(81),O(3)
65                   LO(24),Def(33),O(3)
66                   LO(24),Def(93),O(2)                                                  18,050               144,000
67                   LO(24),Def(91),O(3)
68                   LO(24),Def(89),O(1)
69                   LO(24),Def(92),O(3)                                                  912,606
70                   LO(36),Def(81),O(3)
71                   LO(24),Def(90),O(4)                                                  18,438               52,953
72                   LO(24),Def(93),O(1)
73                   LO(21),GRTR1%orYM(33),O(4)
74                   LO(32),Def(80),O(4)
75                   LO(24),Def(91),O(3)
76                   LO(24),Def(91),O(4)
77                   LO(24),Def(85),Defor0.25%(4),O(3)                                    10,000
78                   LO(24),Def(92),O(3)
79                   LO(24),Def(88),O(4)                                                  18,125               60,986
80                   LO(24),Def(92),O(4)
81                   LO(24),Def(92),O(3)
82                   LO(35),Def(80),O(4)
83                   LO(35),Def(81),O(3)
84                   LO(24),Def(90),O(4)
84.01
84.02
84.03
84.04
84.05
85                   LO(24),Def(89),O(1)                                                  34,228
85.01
85.02
86                   LO(24),Def(90),O(3)                                                  23,781
87                   LO(34),Def(81),O(3)
88                   LO(24),Def(84),O(3)
89                   LO(24),Def(91),O(3)
90                   LO(24),Def(91),O(3)
91                   LO(24),Def(90),O(3)
92                   LO(24),Def(91),O(3)
93                   LO(24),Def(86),O(3)
94                   LO(34),YM(82),O(3)
95                   LO(34),Def(80),O(4)
96                   LO(35),Def(80),O(4)
97                   LO(20),GRTR1%orYM(33),O(4)
98                   LO(35),Def(81),O(3)                                                  111,370
99                   LO(24),Def(94),O(2)
100                  LO(24),Def(90),O(4)
101                  LO(24),Def(92),O(2)
102                  LO(24),Def(90),O(3)
102.01
102.02
103                  LO(24),Def(92),O(3)
104                  LO(36),Def(81),O(3)                                                  12,750
104.01
104.02
104.03
105                  LO(35),YM(82),O(3)
106                  LO(24),Def(90),O(3)                                                  256,250
108                  LO(24),Def(94),O(2)
109                  LO(24),Def(92),O(4)                                                  226,471
110                  LO(35),Def(81),O(3)                                                  50,000
111                  LO(24),Def(91),O(3)
111.01
111.02
112                  LO(24),Def(87),O(3)
113                  LO(24),Def(70),O(24)                                                  3,750
114                  LO(36),Def(81),O(3)
115                  LO(24),Def(92),O(4)
116                  LO(24),Def(94),O(2)
117                  LO(35),Def(81),O(3)
118                  LO(35),Def(81),O(3)
119                  LO(24),Def(90),O(3)
120                  LO(24),Def(92),O(3)
121                  LO(24),GRTR1%orYM(90),O(4)
122                  LO(24),Def(91),O(4)                                                  67,450
123                  LO(58),GRTR1%orYM(57),O(3)                                                                96,000
124                  LO(24),Def(94),O(1)
125                  LO(24),Def(91),O(4)
126                  LO(36),Def(81),O(3)
127                  LO(36),Def(81),O(3)
127.01
127.02
128                  LO(24),Def(91),O(3)                                                  38,125
128.01
128.02
129                  LO(24),Def(93),O(3)
130                  LO(24),Def(92),O(4)                                                  34,000               69,077
131                  LO(24),Def(90),O(3)
132                  LO(24),Def(91),O(3)
                     LO(24),Def(92),O(1) 25,000
133                  LO(24),Def(92),O(1)                                                  25,000
134                  LO(24),Def(92),O(1)
135                  LO(24),Def(92),O(1)
136                  LO(33),Def(21),O(3)
137                  LO(24),Def(91),O(3)
138                  LO(24),Def(30),O(3)                                                   5,000
139                  LO(58),YM(58),O(3)
140                  LO(24),Def(92),O(4)
141                  LO(24),Def(93),O(1)
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                  LO(24),Def(91),O(4)
143                  LO(34),Def(80),O(4)
144                  LO(24),Def(93),O(2)
145                  LO(24),Def(89),O(3)                                                   6,875
146                  LO(24),Def(92),O(4)
147                  LO(24),Def(88),O(2)
148                  LO(34),Def(80),O(4)
149                  LO(35),Def(81),O(3)
150                  LO(24),Def(90),O(3)
151                  LO(31),YM(82),O(3)
152                  LO(24),Def(90),O(4)                                                                       88,000
153                  LO(24),Def(93),O(1)                                                  32,710
154                  LO(35),Def(21),O(3)
155                  LO(24),Def(91),O(3)
156                  LO(24),Def(91),O(4)
157                  LO(24),Def(90),O(3)
158                  LO(20),GRTR1%orYM(33),O(4)
159                  LO(24),Def(90),O(3)
160                  LO(36),Def(81),O(3)
161                  LO(24),Def(91),O(4)
162                  LO(24),Def(92),O(3)
163                  LO(24),Def(90),O(3)
164                  LO(24),Def(90),O(3)
165                  LO(35),GRTR1%orYM(81),O(3)
166                  LO(24),Def(86),O(3)
167                  LO(24),Def(90),O(3)
168                  LO(24),Def(87),O(3)
169                  LO(24),Def(90),O(3)
170                  LO(24),Def(90),O(3)
171                  LO(24),Def(93),O(2)
172                  LO(24),Def(90),O(3)
173                  LO(24),Def(91),O(4)
174                  LO(36),Def(81),O(3)                                                                       42,408
175                  LO(46),YM(70),O(3)                                                                        72,960
176                  LO(24),Def(91),O(3)
177                  LO(24),Def(87),O(3)                                                   9,000
178                  LO(24),Def(92),O(3)
179                  LO(24),Def(92),O(3)                                                  25,000
180                  LO(24),Def(93),O(3)
181                  LO(24),Def(90),O(3)
182                  LO(24),Def(90),O(3)
183                  LO(24),Def(62),O(3)
184                  LO(35),Def(81),O(3)
185                  LO(24),Def(91),O(3)
186                  LO(24),Def(92),O(3)
187                  LO(24),Def(91),O(3)
188                  LO(24),Def(91),O(3)
189                  LO(24),Def(91),O(3)                                                  19,500
190                  LO(24),Def(90),O(3)
191                  LO(24),Def(91),O(3)
192                  LO(24),Def(91),O(3)
193                  LO(24),Def(90),O(3)
194                  LO(36),GRTR1%orYM(81),O(3)
195                  LO(24),Def(91),O(3)                                                    100
196                  LO(24),Def(92),O(3)
197                  LO(24),Def(91),O(4)
198                  LO(24),Def(91),O(3)
199                  LO(24),Def(92),O(3)                                                                        5,000
200                  LO(24),Def(91),O(3)
201                  LO(24),Def(91),O(3)
202                  LO(24),Def(92),O(3)
203                  LO(46),YM(70),O(3)                                                                        48,400
204                  LO(24),Def(91),O(3)
205                  LO(24),Def(92),O(3)
206                  LO(24),Def(90),O(3)
207                  LO(24),Def(89),O(3)
208                  LO(24),Def(91),O(3)
209                  LO(24),Def(90),O(3)                                                   7,813
210                  LO(24),Def(91),O(3)
211                  LO(24),Def(91),O(3)                                                   1,775
212                  LO(24),Def(91),O(3)
213                  LO(24),Def(91),O(3)
214                  LO(34),Def(80),O(4)
215                  LO(24),Def(89),O(3)
216                  LO(24),Def(89),O(3)
217                  LO(24),Def(90),O(3)
218                  LO(35),Def(81),O(3)                                                  15,500
219                  LO(24),Def(89),O(3)
220                  LO(24),Def(91),O(3)
221                  LO(24),Def(90),O(3)
222                  LO(36),Def(81),O(3)
222.01
222.02
222.03
223                  LO(35),Def(21),O(3)                                                                        1,565
223.01
223.02
224                  LO(24),Def(92),O(3)
225                  LO(24),Def(91),O(3)
226                  LO(24),Def(90),O(3)
227                  LO(33),GRTR1%orYM(82),O(3)
228                  LO(36),Def(81),O(3)
229                  LO(24),Def(91),O(3)                                                   8,363
230                  LO(24),Def(84),O(3)
231                  LO(24),Def(90),O(3)
232                  LO(24),Def(90),O(3)
233                  LO(24),Def(89),O(3)
234                  LO(33),GRTR1%orYM(82),O(3)
235                  LO(31),GRTR1%orYM(201),O(3)
236                  LO(24),Def(84),O(3)
237                  LO(36),Def(81),O(3)
238                  LO(24),Def(91),O(3)
239                  LO(24),Def(90),O(3)
240                  LO(24),Def(93),O(2)
241                  LO(24),Def(90),O(3)
242                  LO(24),Def(91),O(3)
243                  LO(24),Def(91),O(3)
244                  LO(24),Def(90),O(3)
245                  LO(24),Def(89),O(3)

                           UPFRONT         UPFRONT         UPFRONT             UPFRONT                   UPFRONT
                           ENVIR.           TI/LC          RE TAX                INS.                     OTHER
       LOAN #            RESERVE ($)     RESERVE ($)     RESERVE ($)         RESERVE ($)               RESERVE ($)
---------------------------------------------------------------------------------------------------------------------------

1
2
3
4                                           57,623        1,286,450            179,969                    1,667
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                                                                              148,252
6                            619                           380,100              62,655
6.01
6.02
6.03
6.04
6.05
7                                                          67,900               12,208
8                                          250,000         315,140
9                                         1,251,306        232,380              31,611
10                                                         99,403               46,594
11                                        2,500,000        763,476              26,266                   777,514
12                                        1,300,000        80,428
13                                                         18,118               45,056                   92,690

14
15
16
17
18                                                         195,604              22,318
19                                                         51,583               48,770
19.01
19.02
19.03
20                                                         195,284
21
22                                                         190,331              18,416
23
24
25                                                         102,167              72,092
26                                                         100,822              5,850
                                                           54,383               13,858                   482,226
27                                                         27,893               7,167                    252,365
28                                                         12,612               3,286                    137,205
29                                                         13,878               3,404                    92,656
30                                                         94,437               13,028                  2,525,608
31                                         209,715         324,690              2,829                    693,000
32                         93,750                          131,773              2,961
                           35,000                          95,078               25,811                   771,102
33                                                          7,374               16,349                   753,602
34                                                         34,977               2,125
35                                                          8,189               3,142                    17,500
36                         35,000                          32,969               2,097
37                                                         11,568               2,097
38                                                         10,157               2,513
39                                                                              6,698                    127,065
39.01
39.02
40                                                         31,926
40.01
40.02
40.03
40.04
41                                                         54,848               10,250                   10,000
42                                                                              22,422
43                                                                                                       100,000
43.01
43.02
43.03
43.04
43.05
43.06
44                                        1,200,000        25,069               19,269
45                                                         69,832               19,349
46                                                         45,332
47                                                         111,301              48,559
48                                                                                                       80,201
49                                         289,592         88,747                                        891,705
50                                                         85,614               30,663
                                                           52,536               9,282
51                                                         27,916               5,681
52                                                         24,621               3,601
53                                                         101,935
54
54.01
54.02
54.03
54.04
54.05
55                                                         117,034              3,486
56                                                                              73,763                   13,363
56.01
56.02
56.03
56.04
57                                                                              21,957
58                                                         85,968               64,706
59                                                         30,523               48,360
60                                                         28,710
61                                                         26,446
62                                                         96,373               14,099
63                                                                               303
64                                         306,075
65                                                         29,257               15,187
66                                                                              5,438
67                                                                              21,712
68                                                         21,215               4,663
69                                                         26,504                                        180,736
70                                                         19,674               5,693                   1,000,000
71                                                                              23,458
72                                                         49,049               3,788
73
74                                                                              52,983
75
76                                                                                                       18,750
77                                                         45,797               3,067
78
79                                                         119,520              78,723
80                                                          5,316               13,513
81
82                                                         13,583               25,300
83                                                         76,836               34,097
84                                                         45,123               18,988
84.01
84.02
84.03
84.04
84.05
85                                                         42,923               10,834
85.01
85.02
86                                                          6,174               32,468
87                                                         42,266               2,142
88                                          7,767           5,010               1,785                    725,600
89                                                         38,573
90                                                         37,618
91                                                         24,454               11,882
92                                                         38,178               6,768
93
94                                                         68,250               36,618
95                                                                                                       133,331
96                                                         13,408               13,542
97
98                                          50,000         16,340               8,044
99                                                         37,013               38,147
100                                        150,000
101
102                                                        40,735
102.01
102.02
103                                                        68,132               2,551                    15,000
104                                                        71,177               9,599
104.01
104.02
104.03
105                                                        12,171               4,340
106                                                        11,782               21,060
108                                                        22,728               30,294
109                                        150,000          4,876               7,130
110                                                         1,024               2,188                    92,290
111                                                                              761
111.01
111.02
112                                                        53,627               2,090                    10,042
113                                                                             6,930
114                                                        33,238
115                                        100,000         43,868               5,775                    124,518
116                                                                                                      36,460
117                                                        16,069               2,946                    21,740
118                                        200,000          8,700               4,564
119                                                        53,156               3,029
120                                                                             99,076
121                                        150,000
122                                                        49,663
123
124                                                        39,642               4,691
125                                                        13,677                                        42,077
126                                                        21,010               9,788                    12,800
127                                        150,000         31,897               2,857
127.01
127.02
128                                                        12,939               1,922                    150,000
128.01
128.02
129
130                                                        23,017               36,749
131                                                                             14,495                   67,504
132                                                        13,443               1,317
                                                                                24,539
133                                                                             10,025
134                                                                             14,514
135                                                        32,520               11,489
136                                                        24,698               3,595
137                                                        24,803               5,023
138                                                        25,978               20,606
139                                                        15,958               14,447
140                                         75,000                               623
141                                                        16,410               3,818
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                                                        10,507               3,575                    361,575
143                                                        33,850               14,646
144                                                                              387                     20,484
145                                                         1,643               27,264
146                                        250,000          2,375               1,915
147                                                         6,167               7,691
148                                                        12,819               8,337
149                                                        54,116               5,839
150                                         10,000         19,171               1,115                    28,000
151                                                        17,500               5,202
152                                                        38,338               6,099
153                                                                             7,627
154                                                         2,368               2,952
155                                                        32,075               8,041
156                                                        11,909               6,213
157                                                        18,490               1,726
158
159                        46,875                          68,948
160                                                        14,727               18,320
161                                                        37,223               27,617
162                                                        12,041               2,142                    55,000
163                                                                                                      118,516
164                                                        13,039               2,742
165                                         50,000                              1,281
166                                                         8,357               4,444
167                                                         3,338               5,473
168                                                        66,647               3,541
169                                                                             2,006
170                                                        38,272               1,070
171                                                        18,644               5,321
172                                         51,562          2,113                256
173                                                        14,414               3,084
174                                                        21,893               3,245
175                                                        27,653               13,867
176                                                        20,500               2,114                    15,898
177                                                        18,275               3,635
178                                         52,300         29,500               5,418                    67,855
179                                                         6,085               3,522
180                                                        28,792               3,885                    460,000
181                                                         5,877               11,423
182                                                        11,041               1,603
183                                                        22,148               16,614                   14,000
184                                                                             2,837
185                                                         4,879                579
186                                                                             5,456
187                                                         3,663
188                                                        11,535               2,189
189                                                        15,061               1,690
190                                                         7,744               4,656
191                                                        15,347               1,965
192                                                         2,071               1,330
193                                                         5,212               3,041
194                                                        30,202                822
195                                                         5,106               2,788
196                                                                             35,988
197                                                         1,053               3,037
198                                                        12,172               18,751
199                                         50,000          5,740                696
200                                                        10,997               4,738
201                                                        11,128               4,310
202                                                        17,671               1,457                     7,140
203                                                        22,381               9,269
204                                                        16,998               1,818
205                                                         2,605               3,589
206
207                                                         9,565               2,561
208                                                                             6,185                    26,042
209                                                         1,689                527
210                                                         3,014                455
211                                                         6,961               5,573
212                                                        17,905               3,562
213                                                         2,869                805
214                                                         6,707                570                     366,000
215                                         40,000          4,390               3,273
216
217                                                         7,114               6,658                    225,000
218                                                        14,637               4,298
219                                                         1,204                545
220
221                                                         3,383                836
222                         1,000                          17,836               12,063
222.01
222.02
222.03
223                                         5,460
223.01
223.02
224                                                        32,424               1,128
225                                                                             2,048
226                                                        17,594               2,427
227                                                        11,550               1,103                    15,000
228                                                        17,101               12,525
229                                                         4,941               5,158
230                                                        12,527               1,304
231                                                        10,571
232                                                         2,681               4,863
233                                                         8,975               11,306
234                                                        16,456               3,235
235                                                                             2,108
236                                                         4,977               1,942
237                                                        11,747               9,477
238                                                        18,542               5,944
239                                                         2,739               1,238
240                                                         3,458                445
241                                                         2,376                795
242                                                         7,707               2,219
243                                                         2,767               1,915
244
245                                                         5,414               4,619

                                                       UPFRONT
                                                        OTHER
       LOAN #                                    RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

1
2
3
4                    Ground Rent Escrow
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5
6
6.01
6.02
6.03
6.04
6.05
7
8
9
10
11                   Construction Holdback(40,591.62); TI Holdback(636,922.35); Ground Lease Holdback(100,000.00)
12
13                   Debt Service

14
15
16
17
18
19
19.01
19.02
19.03
20
21
22
23
24
25
26

27                   Seasonality Reserve
28                   Seasonality Reserve
29                   Seasonality Reserve
30                   State of Michigan Holdback (1,441,783.00); Dykema Holdback (233,825.00); LaSalle Commercial (850,000.00)
31                   Hurricane Damage Holdback (23,000.00); Debt Service Escrow (670,000.00)
32

33                   IL Mulino Holdback(648,601.74); IL Mulino Rent Holdback(105,000.00)
34
35                   Club Monaco Holdback
36
37
38
39                   Debt Service Reserve
39.01
39.02
40
40.01
40.02
40.03
40.04
41                   Legal Non-Conformity Holdback
42
43                   Security Deposit
43.01
43.02
43.03
43.04
43.05
43.06
44
45
46
47
48                   Debt Service Reserve
49                   Accenture Holdback Reserve(881,297.21); Ground Rent Reserve(10,407.87)
50

51
52
53
54
54.01
54.02
54.03
54.04
54.05
55
56                   Parking Reserve
56.01
56.02
56.03
56.04
57
58
59
60
61
62
63
64
65
66
67
68
69                   Seasonality Reserve
70                   Leasing Achievement
71
72
73
74
75
76                   Little Caesar's Tenant Allowance Reserve
77
78
79
80
81
82
83
84
84.01
84.02
84.03
84.04
84.05
85
85.01
85.02
86
87
88                   Net Cash Flow/Occupancy Escrow (650,000.00); Plaza Appliance Escrow (42,160.00); Highsmith Escrow (15,200.00);
                     Home Appetit Escrow (18,240.00)
89
90
91
92
93
94
95                   Oustanding Issues Escrow
96
97
98
99
100
101
102
102.01
102.02
103                  Road Dedication Holdback
104
104.01
104.02
104.03
105
106
108
109
110                  Leasing Achievement (62,790.00) / Subway TI&LC (12,500.00) / Allied Cash Advance TI&LC (7,000.00) /
                     Ribs & Thangs TI&LC (10,000.00)
111
111.01
111.02
112                  Cbay Tenant Free Rent Holdback(6,758.00); SP&B Tenant Rent Holdback(3,284.00)
113
114
115                  Brower Reserve (92,618.00) and World Savings Bank Reserve (31,900.00)
116                  Debt Service Reserve
117                  Farmers Insurance Leasing Achievement (15,540.00) / Touching America Leasing Achievement (6,200.00)
118
119
120
121
122
123
124
125                  Debt Service Reserve
126                  Leasing Achievement
127
127.01
127.02
128                  Performance Holdback
128.01
128.02
129
130
131                  American Radiology Holdback (37,842.10); Zampogna Holdback(29,661.98)
132

133
134
135
136
137
138
139
140
141
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                  Occupancy Reserve
143
144                  Three Months Monthly Tax Escrow Payment Holdback
145
146
147
148
149
150                  Yoga Rent Holdback
151
152
153
154
155
156
157
158
159
160
161
162                  Rollover Reserve for Spazio, Inc.
163                  Walgreens 2 free months Holdback (51,834), Punchlist Holdback (66,682)
164
165
166
167
168
169
170
171
172
173
174
175
176                  Argenbright Optometric Holdback
177
178                  Leasing Achievement
179
180                  Leasing Achievement
181
182
183                  Seasonality Debt Service
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202                  Leasing Achievement
203
204
205
206
207
208                  Leasing Achievement
209
210
211
212
213
214                  Rental Collection Deposit
215
216
217                  Performance Holdback
218
219
220
221
222
222.01
222.02
222.03
223
223.01
223.02
224
225
226
227                  Great Clips Occupancy Reserve
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245

                             MONTHLY             MONTHLY         MONTHLY      MONTHLY         MONTHLY        MONTHLY
                              CAPEX               CAPEX          ENVIR.        TI/LC           TI/LC          RE TAX
       LOAN #              RESERVE ($)       RESERVE CAP ($)   RESERVE ($)  RESERVE ($)   RESERVE CAP ($)  RESERVE ($)
------------------------------------------------------------------------------------------------------------------------

1                                                256,537                                      395,418
2                                                 95,838                                      348,452
3                                                                                            1,500,000
4                            19,018                                                                          171,352
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                             5,442               65,300
6                            18,990                                                                           33,259
6.01
6.02
6.03
6.04
6.05
7                             6,226              225,000                       25,000        1,800,000        67,900
8                             4,239                                            4,167          450,000        105,047
9                             6,832              245,952                       25,000        1,200,000        58,095
10                           35,320                                                                           49,701
11                            8,997                                                                           95,435
12                                                                                                            40,214
13                            2,687               96,720                                                      9,059

14
15
16
17
18                           31,646                                                                           48,901
19                            2,469                                            9,952          350,000         25,791
19.01
19.02
19.03
20                           35,320                                                                           39,057
21
22                            7,896                                            24,575                         63,444
23
24
25                            7,458                                                                           25,542
26                            2,380                                            2,500          90,000          16,804
                               599                                                                            8,400
27                             413                                                                            3,985
28                             79                                                                             2,102
29                             107                                                                            2,313
30                            2,121                                                                           23,609
31                            3,485                                                                           34,329
32                                                                             4,167
                                                                                                              20,764
33                                                                                                            1,475
34                                                                                                            8,744
35                                                                                                            1,638
36                                                                                                            6,594
37                                                                                                            2,314
38                            1,039               45,708                       4,167                          10,157
39                            2,642                                                                           20,253
39.01
39.02
40                           21,897                                                                           7,982
40.01
40.02
40.03
40.04
41                            6,333                                                                           27,424
42                            1,213                                                                           11,147
43
43.01
43.02
43.03
43.04
43.05
43.06
44                            1,121                                                                           8,356
45                            2,740              553,300                       10,910                         13,966
46                           18,286              800,000                                                      11,333
47                            4,817                                                                           18,550
48                                                50,000
49                            1,772                                            4,167         1,300,000        22,187
50                                                                                                            21,403
                             Various                                                                          17,512
51                    4% of Gross Revenues                                                                    9,305
52                            6,540                                                                           8,207
53                            4,800                                                                           20,387
54
54.01
54.02
54.03
54.04
54.05
55                            5,028                                                                           22,039
56                           12,542              150,500                                                      7,473
56.01
56.02
56.03
56.04
57
58                            4,850                                                                           28,656
59                            5,500                                                                           15,261
60                             291                                              971                           5,742
61                             617                                                                            4,408
62                             932                                                                            24,093
63
64                            1,372               16,465                       6,250          375,000
65                             800                19,210                       4,002          96,052          14,628
66                                                                                                            4,398
67                            1,174               42,300                       5,371          211,400         15,528
68                            2,564               90,000                       8,481          175,000         10,608
69                           14,175                                                                           6,626
70                             727                21,807                       3,635          130,842         4,919
71                            5,151                                                                           10,780
72                            1,084               38,954                                                      16,350
73
74                            6,021
75
76                             326                                                                            5,831
77                            1,430                                                           500,000         11,449
78                                                                                            650,000
79                           20,793                                                                           23,904
80                             460                                             3,450          165,000         5,316
81                                                                                            650,000
82                           11,030                                                                           13,583
83                            5,483                                                                           7,684
84                                                                                                            10,344
84.01
84.02
84.03
84.04
84.05
85                            1,061               38,178                       1,063          38,280          7,154
85.01
85.02
86                            3,875                                                                           6,174
87                            1,350               32,411                       2,611          93,993          14,089
88                             540                20,520                       3,037          100,000         5,010
89                            8,561              225,000                                                      12,858
90                            9,529              225,000                                                      12,539
91                            2,771                                                                           8,044
92                             500                29,000                       2,387          86,000          5,454
93
94                             561                26,940                       1,250          45,000          11,375
95                             833                30,000
96                           10,045                                                                           13,408
97
98                            1,004               24,086                       4,167          50,000          16,340
99                            1,313                                                                           9,253
100                            471                                             3,221                          2,147
101
102                          10,039                                                                           8,147
102.01
102.02
103                            728                25,000                                      300,000         13,626
104                           2,417               87,009                                                      7,118
104.01
104.02
104.03
105                            610                                             1,042          50,000          12,171
106                           2,583                                                                           3,927
108                                                                             992                           3,788
109                            833                                                                            4,876
110                            329                7,910                        1,508          90,500          1,024
111                            412                14,820                       2,155          75,000          5,857
111.01
111.02
112                           1,597               33,000                       4,774          125,000         13,407
113                            525                                                                            6,642
114                                                                            1,000          24,000
115                            734                35,000                                      100,000         7,311
116
117                            558                20,084                       1,860          66,948          2,009
118                           1,486                                            1,250          45,000          2,900
119                           1,494               53,000                       7,356          150,000         8,859
120                          12,246                                                                           4,476
121                            648                                                                            3,848
122                            549                                             2,750          66,000          7,318
123                                               96,000                                                      5,978
124                            625                                                                            9,911
125                                                                                                           6,838
126                            324                7,775                        1,080          51,834          5,252
127                           1,086                                                           150,000         4,557
127.01
127.02
128                            809                                             2,709                          6,470
128.01
128.02
129                                                                                           148,200
130                           8,230                                                                           4,603
131                            208                                             1,453                          2,614
132                            586                                             1,950                          4,481
                              5,555                                                                           11,301
133                           2,333                                                                           4,341
134                           3,222                                                                           6,960
135                           5,667                                                                           8,130
136                            466                                                                            3,528
137                           2,500               90,000                                                      12,401
138                           4,500                                            8,313                          25,978
139                           2,750                                                                           3,192
140                            397                40,000                                      75,000          2,522
141                            746                37,570                                                       751
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                            180                                             1,871          50,000          2,101
143                           8,830                                                                           8,463
144                            461                17,000
145                           2,720                                                                            821
146                            201                7,500                                       200,000         2,375
147                           8,716              352,000                                                      6,167
148                           6,499                                                                           2,888
149                                                                                                           7,732
150                            369                                             1,398                          3,834
151                           2,597              400,000
152                            704                                             3,750          180,000         5,452
153                           1,672              102,820                       1,267          65,792          2,947
154                           1,875               45,000                                                      2,368
155                           1,043                                                                           6,415
156                           2,021                                                                           2,977
157                            426                                                                            3,698
158
159                                                                                                           7,661
160                           2,750                                                                           5,111
161                           5,148                                                                           9,306
162                            265                                             1,576          75,648          4,014
163
164                            373                                             1,707                          6,519
165                            372                                             10,000         200,000         4,085
166                                                                                                           2,786
167                            621                                                                            1,113
168                           2,083                                                                           6,059
169                            550                                             1,147          96,348          3,668
170                            435                15,642                       1,531          73,504          5,467
171                            656                10,000                                                      4,661
172                            197                                                                             352
173                           1,688                                                                           2,402
174                                               42,408                                                      7,298
175                                                                                                           6,913
176                            203                                             1,257          45,249          2,600
177                           3,075                                                                           6,092
178                                               10,458                                      52,300          4,917
179                                                                                           179,550         2,028
180                            163                                             1,000          50,000          9,543
181                           2,404                                                                           1,959
182                            839                30,186                                                      5,521
183                           6,703                                                                           1,554
184                                                                                                           2,130
185                            497                17,880                                                      1,220
186                            587                21,147                                                      7,319
187                            325                                                                            1,221
188                            333                19,960                       1,630          58,683          1,153
189                            934                                             4,732                          5,020
190                            559                                                                            3,872
191                            464                                             2,524                          5,116
192                           1,098                                             372           22,317           414
193                            249                                              696                           1,737
194                                                                                           24,000          4,315
195                            993                                                                            2,553
196                           6,298                                                                           2,947
197                                                                                                            351
198                           1,375                                                                           4,057
199                                               5,000                                       50,000          1,148
200                           2,270                                                                           2,749
201                           1,000                                                                           5,564
202                            168                4,032                         840           40,320          2,945
203                                                                                                           4,206
204                            118                                              710                           3,400
205                            519                                                                            2,605
206
207                            404                                             1,530                          3,188
208
209                            250                15,000                        651           66,960          1,689
210                            99                                               347                            502
211                            834                                                                            1,392
212                            508                                                                            2,984
213                            439                15,789                                                      2,869
214                            736                                                                            1,677
215                            248                                              991                           2,195
216                            156                                              917
217                            225                                             1,051          37,821          2,371
218                           1,150                                                                           2,927
219                            148                                              837                            602
220
221                                               14,140                                      31,104           846
222                           1,833                                                                           3,567
222.01
222.02
222.03
223                                               1,565                                        5,460
223.01
223.02
224                            555                                             1,594          76,512          4,632
225                            195                                              908                           3,837
226                            236                8,508                                       27,774          3,519
227                            82                                               459           25,000          2,310
228                           1,875                                                                           3,420
229                            595                                                                             988
230                            772                                                                            1,566
231                            251                                              993                           1,762
232                            307                                                                            1,340
233                            940                                              632                           4,488
234                            86                                               623           35,000          2,743
235                            88                 2,500                         500           30,000          1,677
236                            788                                                                             553
237                           1,333                                                                           2,349
238                            141                                              520           18,702          1,686
239                            571                                                                            1,369
240                            99                 3,600                         625                           1,153
241                            673                40,385                        525                           1,188
242                            210                                              877           52,615          2,569
243                            551                2,203                                                        395
244                            547                                                                            2,944
245                            340                                             1,191                          2,707

                       MONTHLY     MONTHLY         MONTHLY
                         INS.       OTHER        OTHER RESERVE                     LOAN               CROSSED
       LOAN #         RESERVE ($) RESERVE ($)     DESCRIPTION                     PURPOSE              LOAN
-------------------------------------------------------------------------------------------------------------------------

1                                                                                 Refinance
2                                                                                 Refinance
3                                                                                 Refinance
4                       25,710        833      Ground Rent Escrow                Acquisition
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
4.10
4.11
4.12
5                       21,179                                                    Refinance
6                       5,220                                               Acquisition/Refinance
6.01
6.02
6.03
6.04
6.05
7                       12,208                                                    Refinance
8                                                                                 Refinance
9                       6,322                                                    Acquisition
10                      7,759                                                     Refinance
11                      13,133                                                   Acquisition
12                                                                               Acquisition
13                      7,509                                                     Refinance
                                                                                                      Yes (1)
14                                                                               Acquisition          Yes (1)
15                                                                               Acquisition          Yes (1)
16                                                                               Acquisition          Yes (1)
17                                                                                Refinance
18                      11,159                                                   Acquisition
19                      6,096                                                    Acquisition
19.01
19.02
19.03
20                                                                                Refinance
21                                                                                Refinance
22                      4,604                                                     Refinance
23                                                                               Acquisition
24                                                                                Refinance
25                      8,440                                                    Acquisition
26                      2,925                                                    Acquisition
                        1,260                                                                         Yes (2)
27                       652                                                      Refinance           Yes (2)
28                       299                                                      Refinance           Yes (2)
29                       309                                                      Refinance           Yes (2)
30                      1,448                                                     Refinance
31                      2,829                                                    Acquisition
32                       740                                                     Acquisition
                        3,386                                                                         Yes (3)
33                      2,044                                                     Refinance           Yes (3)
34                       425                                                      Refinance           Yes (3)
35                       393                                                      Refinance           Yes (3)
36                       262                                                     Acquisition          Yes (3)
37                       262                                                      Refinance           Yes (3)
38                      1,378                                               Construction Take-out
39                      6,698                                                     Refinance
39.01
39.02
40                                                                                Refinance
40.01
40.02
40.03
40.04
41                      5,125                                                    Acquisition
42                      1,962                                                     Refinance
43                                                                               Acquisition
43.01
43.02
43.03
43.04
43.05
43.06
44                      2,141                                                    Acquisition
45                      2,150                                                     Refinance
46                                                                                Refinance
47                      5,395                                                     Refinance
48                                                                                Refinance
49                                   3,469     Ground Rent Reserve               Acquisition
50                      4,380                                                    Acquisition
                        3,094                                                                         Yes (4)
51                      1,894                                                     Refinance           Yes (4)
52                      1,200                                                    Acquisition          Yes (4)
53                      5,963                                                    Acquisition
54                                                                               Acquisition
54.01
54.02
54.03
54.04
54.05
55                      1,743                                                     Refinance
56                      12,294                                                    Refinance
56.01
56.02
56.03
56.04
57                      1,830                                                    Acquisition
58                      5,584                                                    Acquisition
59                      4,836                                                    Acquisition
60                                                                               Acquisition
61                                                                               Acquisition
62                      2,014                                                     Refinance
63                       303                                                     Acquisition
64                       424                                                     Acquisition
65                      1,687                                                     Refinance
66                      2,719                                                     Refinance
67                      2,412                                                     Refinance
68                      4,663                                                     Refinance
69                      3,556                                                     Refinance
70                       949                                                      Refinance
71                      3,910                                                    Acquisition
72                      1,894                                                    Acquisition
73                                                                               Acquisition
74                      4,817                                                     Refinance
75                                                                                Refinance
76                      1,042                                                    Acquisition
77                      1,534                                                    Acquisition
78                                                                               Acquisition
79                      7,157                                                     Refinance
80                      1,351                                                     Refinance
81                                                                               Acquisition
82                      2,108                                                     Refinance
83                      2,841                                                     Refinance
84                      2,713                                                    Acquisition
84.01
84.02
84.03
84.04
84.05
85                      2,167                                                     Refinance
85.01
85.02
86                      3,247                                                    Acquisition
87                      2,142                                                    Acquisition
88                       357                                                     Acquisition
89                                                                                Refinance
90                                                                                Refinance
91                      2,376                                                    Acquisition
92                       615                                                      Refinance
93                                                                                Refinance
94                      7,324                                               Construction Takeout
95                                                                          Construction Takeout
96                      2,708                                                     Refinance
97                                                                               Acquisition
98                                                                               Acquisition
99                      3,338                                                     Refinance
100                     1,098                                                     Refinance
101                                                                               Refinance
102                                                                               Refinance
102.01
102.02
103                      850                                                      Refinance
104                     1,600                                               Acquisition/Refinance
104.01
104.02
104.03
105                      543                                                     Acquisition
106                     2,106                                                    Acquisition
108                     2,524                                                     Refinance
109                     1,019                                                     Refinance
110                      729                                                      Refinance
111                      381                                                Acquisition/Refinance
111.01
111.02
112                      418                                                      Refinance
113                      630                                                      Refinance
114                                                                         Construction Take-out
115                      825                                                      Refinance
116                                                                               Refinance
117                     1,473                                                    Acquisition
118                     1,141                                                     Refinance
119                     1,010                                                     Refinance
120                     9,908                                                     Refinance
121                                                                               Refinance
122                      599                                                     Acquisition
123                                                                              Acquisition
124                     1,173                                                     Refinance
125                                                                               Refinance
126                      856                                                      Refinance
127                     1,429                                                     Refinance
127.01
127.02
128                     1,922                                                     Refinance
128.01
128.02
129                                                                               Refinance
130                     5,250                                                     Refinance
131                     2,899                                                     Refinance
132                      659                                                     Acquisition
                        4,090                                                                         Yes (5)
133                     1,671                                                     Refinance           Yes (5)
134                     2,419                                                     Refinance           Yes (5)
135                     2,298                                                     Refinance
136                      599                                                     Acquisition
137                     2,511                                                    Acquisition
138                     6,869                                                    Acquisition
139                     1,913                                                     Refinance
140                      623                                                     Acquisition
141                     1,909                                                    Acquisition
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                      894                                                      Refinance
143                                                                               Refinance
144                      387                                                      Refinance
145                     3,029                                                     Refinance
146                      958                                                     Acquisition
147                     7,691                                                     Refinance
148                                                                               Refinance
149                                                                               Refinance
150                      557                                                     Acquisition
151                                                                               Refinance
152                     1,525                                                     Refinance
153                      636                                                      Refinance
154                     1,476                                                    Acquisition
155                     2,680                                                    Acquisition
156                     1,553                                                     Refinance
157                      575                                                      Refinance
158                                                                              Acquisition
159                                                                               Refinance
160                     2,036                                                     Refinance
161                     2,511                                                     Refinance
162                      428                                                      Refinance
163                                                                               Refinance
164                      914                                                      Refinance
165                      427                                                     Acquisition
166                      889                                                      Refinance
167                      684                                                      Refinance
168                     1,180                                                    Acquisition
169                     1,003                                                    Acquisition
170                      267                                                      Refinance
171                     1,330                                                     Refinance
172                      256                                                      Refinance
173                     1,542                                                    Acquisition
174                     1,623                                                    Acquisition
175                     1,226                                                     Refinance
176                      264                                                      Refinance
177                     1,817                                                     Refinance
178                     1,354                                                     Refinance
179                      391                                                      Refinance
180                      680                                                      Refinance
181                     1,632                                                     Refinance
182                      801                                                     Acquisition
183                     3,489        1,167     Seasonality Debt Service           Refinance
184                      946                                                     Acquisition
185                      289                                                     Acquisition
186                      606                                                      Refinance
187                      347                                                      Refinance
188                      274                                                      Refinance
189                      845                                                     Acquisition
190                      582                                                      Refinance
191                      655                                                     Acquisition
192                      222                                                      Refinance
193                      507                                                      Refinance
194                      822                                                      Refinance
195                     1,394                                                    Acquisition
196                     3,599                                                     Refinance
197                      337                                                      Refinance
198                     1,705                                                     Refinance
199                      232                                                      Refinance
200                      948                                                      Refinance
201                      862                                                      Refinance
202                      364                                                      Refinance
203                     1,030                                                     Refinance
204                      260                                                      Refinance
205                      326                                                      Refinance
206                                                                               Refinance
207                     1,281        1,190     Rollover Reserve                   Refinance
208                      515                                                      Refinance
209                      264                                                     Acquisition
210                      228                                                     Acquisition
211                      697                                                      Refinance
212                      509                                                      Refinance
213                      403                                                     Acquisition
214                      570                                                      Refinance
215                      655                                                      Refinance
216                                                                               Refinance
217                      740                                                      Refinance
218                     2,149                                                    Acquisition
219                      273                                                     Acquisition
220                                                                              Acquisition
221                      418                                                     Acquisition
222                     1,465                                                     Refinance
222.01
222.02
222.03
223                                                                               Refinance
223.01
223.02
224                      564                                                     Acquisition
225                      683                                                     Acquisition
226                      347                                                      Refinance
227                      368                                                      Refinance
228                     1,139                                                     Refinance
229                      645                                                      Refinance
230                      652                                                      Refinance
231                      508                                                      Refinance
232                      540                                                      Refinance
233                     1,615                                                     Refinance
234                      404                                                      Refinance
235                      211                                                      Refinance
236                      971                                                      Refinance
237                      862                                                      Refinance
238                      540                                                      Refinance
239                      103                                                      Refinance
240                      222                                                      Refinance
241                      397                                                     Acquisition
242                      222                                                      Refinance
243                      638                                                      Refinance
244                      470                                                      Refinance
245                      577                                                      Refinance

                          RELATED                                                                               YEAR
       LOAN #             BORROWER              TITLE TYPE                   YEAR BUILT                      RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

1                         Yes (1)       Fee                                     1993                            2005
2                         Yes (1)       Fee                                     1997
3                         Yes (2)       Fee/Leasehold                           1959                            1989
4                                       Fee/Leasehold                         Various                         Various
4.01                                    Leasehold                               1995
4.02                                    Fee                                     1970                            2005
4.03                                    Fee                                     1993
4.04                                    Fee                                     1989                            2004
4.05                                    Leasehold                               1967                            1999
4.06                                    Fee                                     1998
4.07                                    Fee                                     1983                            2001
4.08                                    Fee                                     1985                            1997
4.09                                    Fee                                     1996
4.10                                    Fee                                     1983                            1996
4.11                                    Fee                                     1990                            2004
4.12                                    Fee                                     1993
5                         Yes (2)       Leasehold                            1999-2001
6                                       Fee                                   Various                         Various
6.01                                    Fee                                     2000
6.02                                    Fee                                     1999
6.03                                    Fee                                     2004
6.04                                    Fee                                     1998                            2005
6.05                                    Fee                                     2000
7                                       Fee                                  2002, 2004
8                                       Fee                                  1996-2003
9                         Yes (3)       Fee                                     1986
10                                      Fee                                     2003
11                        Yes (3)       Fee/Leasehold                           1973                            2000
12                                      Fee                                     1971                            1997
13                                      Fee                                     2006
                          Yes (5)       Fee/Leasehold                         Various
14                        Yes (5)       Fee                                     1999
15                        Yes (5)       Fee                                     2005
16                        Yes (5)       Leasehold                               2005
17                        Yes (4)       Fee                            1983, 1984, 1989, 1990
18                                      Fee                                     1999
19                                      Fee                                   Various
19.01                                   Fee                                     2002
19.02                                   Fee                                     2003
19.03                                   Fee                                     1997
20                                      Fee                                     2005
21                        Yes (4)       Fee                                  1987, 1989                         2004
22                                      Fee                                     1903                            1996
23                        Yes (5)       Fee                                     1961                            2005
24                        Yes (4)       Fee                               1986, 1989, 1996
25                                      Fee                                     2001
26                                      Fee                                     1986                            1990
                          Yes (9)       Fee                                   Various                         Various
27                        Yes (9)       Fee                                     1930                            1996
28                        Yes (9)       Fee                                     1994
29                        Yes (9)       Fee                                     1898                            2005
30                                      Fee                                     2005
31                        Yes (3)       Fee                                     1982
32                                      Fee                                     1961                            1995
                          Yes (12)      Fee                                   Various                         Various
33                        Yes (12)      Fee                                     1886                            2005
34                        Yes (12)      Fee                                     1995
35                        Yes (12)      Fee                                     1974                            2005
36                        Yes (12)      Fee                                     1952                            1994
37                        Yes (12)      Fee                                     1886                            1995
38                                      Fee                                     2005
39                                      Fee/Leasehold                         Various                         Various
39.01                                   Fee                                     2001
39.02                                   Leasehold                               1960                            1998
40                        Yes (8)       Fee/Leasehold                         Various
40.01                                   Fee                                     2002
40.02                                   Fee                                     2002
40.03                                   Leasehold                               2004
40.04                                   Fee                                     2003
41                                      Fee                                     1986                            1994
42                                      Fee                                     1989
43                                      Fee                                   Various                         Various
43.01                                   Fee                                     1981
43.02                                   Fee                                     1999
43.03                                   Fee                                     1989
43.04                                   Fee                                     1989                            1999
43.05                                   Fee                                     1983
43.06                                   Fee                                     1979                            1989
44                        Yes (6)       Fee                                     1990
45                                      Fee                                     1900                            1985
46                                      Fee                                     1982                            2004
47                                      Fee                                     1999
48                                      Fee                                     1993
49                        Yes (6)       Fee/Leasehold                           1986                            2006
50                                      Fee                                     1998
                          Yes (15)      Fee                                   Various
51                        Yes (15)      Fee                                     2000
52                        Yes (15)      Fee                                     2004
53                                      Fee                                     2001
54                        Yes (7)       Fee                                   Various
54.01                                   Fee                                  1952, 1975                         1999
54.02                                   Fee                                     1998
54.03                                   Fee                                     1998
54.04                                   Fee                                     1998
54.05                                   Fee                                     1914                            1999
55                                      Fee                                     1991                            1998
56                                      Fee                                   Various
56.01                                   Fee                                  1982-1983
56.02                                   Fee                                     1982
56.03                                   Fee                                     1978
56.04                                   Fee                                     1984
57                                      Fee                                     2006
58                                      Fee                                     2001
59                        Yes (10)      Fee                                     1985
60                                      Fee                                     2004
61                        Yes (7)       Fee                                     2005
62                                      Fee                                     2006
63                                      Fee                                     1993
64                                      Fee                                     1990                            1996
65                                      Fee                                     2005
66                                      Fee                                     1997
67                                      Fee                                     2005
68                                      Fee                                     1973                            2004
69                                      Fee                                     1984                            2004
70                                      Fee                                     2005
71                                      Fee                                     1973                            2005
72                                      Fee                                     1895                            2002
73                        Yes (5)       Fee                                     2004
74                                      Fee                                     1973
75                                      Fee                                     2005
76                                      Fee                                     2006
77                                      Fee                                     1891                            1999
78                        Yes (11)      Fee                                  1988, 1995
79                                      Fee                                     1960                            1999
80                                      Fee                                     2005
81                        Yes (11)      Leasehold                               1998
82                                      Fee                                     1998
83                                      Fee                                     1977                            2005
84                                      Fee                                   Various                         Various
84.01                                   Fee                                     1981                            2004
84.02                                   Fee                                  1979, 1982
84.03                                   Fee                                     1990
84.04                                   Fee                                     1984
84.05                                   Fee                                     2004
85                                      Fee                                   Various                         Various
85.01                                   Fee                                     1838                            2000
85.02                                   Fee                                     1962                            2001
86                                      Fee                                     1973                            1998
87                        Yes (14)      Fee                                     1999
88                                      Fee                                     2004
89                        Yes (13)      Fee                                     1997
90                        Yes (13)      Fee                                     1996
91                        Yes (10)      Fee                                     1977                            2003
92                                      Fee                                     1964                            1990
93                                      Leasehold                               2003
94                                      Fee                                     2005
95                                      Fee                                     2005
96                                      Fee                                     2000
97                        Yes (5)       Fee                                     1999
98                                      Fee                                     1984
99                                      Fee                                     2005
100                                     Fee                                     1922                            2000
101                                     Fee                                     1995
102                       Yes (8)       Fee                                   Various
102.01                                  Fee                                     2004
102.02                                  Fee                                     2002
103                                     Fee                                     2004
104                                     Fee                                   Various
104.01                                  Fee                                     1991
104.02                                  Fee                                     1990
104.03                                  Fee                                  1990-2003
105                                     Fee                                     1987
106                                     Fee                                     1987
108                                     Fee                                     2004
109                                     Fee                                     1987
110                                     Fee                                     2005
111                                     Fee                                   Various                         Various
111.01                                  Fee                                     1998
111.02                                  Fee                                     1980                            2000
112                                     Fee                                     1987
113                                     Fee                                     1960                            1990
114                                     Fee                                     2004
115                                     Fee                                     1998
116                                     Fee                                     1995
117                       Yes (14)      Fee                                     2001                            2003
118                                     Fee                                     1986
119                                     Fee/Leasehold                           1922                            1999
120                       Yes (18)      Fee                                     2000
121                                     Fee                                     2005
122                                     Fee                                     1973
123                                     Fee                                     1978                            2003
124                                     Fee                                     1910                            2005
125                                     Leasehold                               1998                            2005
126                                     Fee                                     2005
127                                     Fee                                   Various
127.01                                  Fee                                  1984-2001
127.02                                  Fee                                     2004
128                                     Fee                                   Various
128.01                                  Fee                                     1978
128.02                                  Fee                                     2002
129                                     Fee                                     2006
130                                     Fee                                     1988                            2000
131                                     Fee                                     2005
132                                     Fee                                     2001
                          Yes (21)      Fee                                   Various
133                       Yes (21)      Fee                                     1975
134                       Yes (21)      Fee                                     1972
135                                     Fee                                     1999
136                                     Fee                                     2003
137                                     Fee                                     1975                            2004
138                                     Fee                                     1956
139                                     Fee                                     1984
140                                     Fee                                     1988                            1992
141                                     Fee                                   Various
141.01                                  Fee                                     2005
141.02                                  Fee                                     2005
141.03                                  Fee                                     2005
141.04                                  Fee                                     2005
141.05                                  Fee                                     2005
141.06                                  Fee                                     2005
141.07                                  Fee                                     2005
141.08                                  Fee                                     2004
141.09                                  Fee                                     2004
142                                     Fee                                     2006
143                       Yes (16)      Fee                                     1995                            1997
144                       Yes (19)      Fee                                     1988                            2003
145                                     Fee                                     1987
146                                     Fee                                     2005
147                                     Fee                                     1988                            2005
148                       Yes (16)      Fee                                     1997                            2004
149                                     Fee                                     1912                            1983
150                                     Fee                                     2002
151                                     Fee                                     1998                            2005
152                                     Fee                                     1988
153                                     Fee                                     1950                            1996
154                                     Fee                                     1991
155                                     Fee                                     1985
156                                     Fee                                     2002
157                                     Fee                                     2004
158                       Yes (5)       Fee                                     2004
159                                     Fee                                     1987
160                       Yes (17)      Fee                                  1968-1975
161                                     Fee                                     2003
162                                     Fee                                     1997
163                                     Fee                                     2005
164                                     Fee                                     2005
165                                     Fee                                     2001
166                                     Fee                                     1991                            2003
167                                     Fee                                     2001
168                                     Fee                                     1971                            2004
169                                     Fee                                     1983
170                                     Fee                                     2005
171                                     Fee                                     2003
172                                     Fee                                     2005
173                                     Fee                                     1997
174                                     Fee                                     2002
175                       Yes (20)      Fee                                     1992
176                                     Fee                                     2005
177                                     Fee                                     1969
178                                     Fee                                     1987                            2004
179                                     Fee                                     2006
180                                     Fee                                     1961                            2005
181                                     Fee                                     1975                            2005
182                                     Fee                                     2000
183                                     Fee                                     1992                            2004
184                                     Fee                                     2004
185                                     Fee                                     2003
186                       Yes (22)      Fee                                     2003
187                                     Fee                                     1976
188                                     Fee                                     1999
189                                     Fee                                     1978
190                                     Fee                                     1997
191                                     Fee                                     1999
192                                     Fee                                     2005
193                                     Fee                                     1994
194                                     Fee                                     1996
195                                     Fee                                     1997                            2004
196                       Yes (18)      Fee                                     1996
197                                     Fee                                     2005
198                                     Fee                                     1971
199                                     Fee                                     2004
200                                     Fee                                     1966                            1978
201                                     Fee                                     1989
202                                     Leasehold                               2005
203                       Yes (20)      Fee                                     1992
204                                     Fee                                     1996
205                                     Fee                                  1992, 1999
206                                     Fee                                     1994
207                                     Fee                                     1985                            2001
208                                     Fee                                     NAP                             NAP
209                                     Fee                                     2003
210                                     Fee                                     2004
211                       Yes (23)      Fee                                     1970                            1998
212                                     Fee                                     1958                            1985
213                       Yes (22)      Fee                                     1997
214                                     Fee                                     2004
215                                     Fee                                     1978
216                                     Fee                                     1980
217                                     Fee                                     2003
218                                     Fee                                     1970
219                                     Fee                                     2002
220                                     Fee                                     2005
221                                     Fee                                     2004
222                       Yes (17)      Fee                                   Various                         Ongoing
222.01                                  Fee                                     1973                          Ongoing
222.02                                  Fee                                     1967                          Ongoing
222.03                                  Fee                                     1970                          Ongoing
223                                     Fee                                   Various                         Various
223.01                                  Fee                                     1998                            2005
223.02                                  Fee                                     2005
224                                     Fee                                     1904                            2001
225                                     Fee                                     2005
226                                     Fee                                     2005
227                       Yes (24)      Fee                                     1940                            2005
228                       Yes (17)      Fee                                     1975                          Ongoing
229                       Yes (23)      Fee                                     1999
230                       Yes (25)      Fee                                     1964
231                                     Fee                                     2005
232                                     Fee                                     2002
233                       Yes (26)      Fee                                     1912                            1988
234                       Yes (24)      Fee                                     2002
235                                     Fee                                     2004
236                       Yes (25)      Fee                                     1970
237                       Yes (17)      Fee                                     1968                          Ongoing
238                                     Fee                                     1997
239                                     Fee                                     1994
240                       Yes (19)      Fee                                     1900                            2003
241                                     Fee                                     1988                            2003
242                                     Fee                                     1989
243                                     Fee                                     1997                            2005
244                                     Fee                                     1987
245                       Yes (26)      Fee                                     1916                            1988

                          TOTAL SF/UNITS/                UNIT OF                                          OCCUPANCY
       LOAN #                ROOMS/PADS                  MEASURE             OCCUPANCY (%)                  DATE
------------------------------------------------------------------------------------------------------------------------------

1                                     1,038,536            SF                    85.40                               4/7/2006
2                                       382,958            SF                    87.90                               3/1/2006
3                                     1,057,852            SF                    91.20                             12/31/2005
4                                     1,403,989            SF                    96.49                              2/28/2006
4.01                                    253,813            SF                    95.20                              2/28/2006
4.02                                    142,966            SF                    94.60                              2/28/2006
4.03                                    169,481            SF                    100.00                             2/28/2006
4.04                                    119,461            SF                    91.00                              2/28/2006
4.05                                    157,786            SF                    99.63                              2/28/2006
4.06                                     37,075            SF                    95.30                              2/28/2006
4.07                                    169,545            SF                    96.80                              2/28/2006
4.08                                     77,355            SF                    91.70                              2/28/2006
4.09                                     60,238            SF                    100.00                             2/28/2006
4.10                                     93,506            SF                    95.30                              2/28/2006
4.11                                     60,795            SF                    100.00                             2/28/2006
4.12                                     61,968            SF                    100.00                             2/28/2006
5                                       326,535            SF                    100.00                              5/1/2006
6                                           769          Rooms                   75.80                             12/31/2005
6.01                                        159          Rooms                   87.40                             12/31/2005
6.02                                        150          Rooms                   81.50                             12/31/2005
6.03                                        156          Rooms                   75.20                             12/31/2005
6.04                                        150          Rooms                   70.10                             12/31/2005
6.05                                        154          Rooms                   64.40                             12/31/2005
7                                       298,865            SF                    100.00                             3/15/2006
8                                       350,444            SF                    97.80                             11/30/2005
9                                       409,920            SF                    95.80                              3/28/2006
10                                          158          Rooms                   91.40                             11/30/2005
11                                      550,818            SF                    87.70                              4/18/2006
12                                      105,152            SF                    97.70                              1/23/2006
13                                      161,200            SF                    100.00                              3/1/2006
                                        369,557            SF                    99.70                                Various
14                                      113,528            SF                    98.90                              1/12/2006
15                                       97,377            SF                    100.00                             1/17/2006
16                                      158,652            SF                    100.00                              4/6/2006
17                                      261,123            SF                    98.90                             11/30/2005
18                                          360          Rooms                   68.00                             12/31/2005
19                                      197,544            SF                    94.60                             12/31/2005
19.01                                    82,077            SF                    100.00                            12/31/2005
19.02                                    70,702            SF                    84.90                             12/31/2005
19.03                                    44,765            SF                    100.00                            12/31/2005
20                                          136          Rooms                   85.40                              1/31/2006
21                                      185,916            SF                    100.00                            11/30/2005
22                                      356,061            SF                    92.70                               3/1/2006
23                                      244,261            SF                    77.70                              1/12/2006
24                                      215,590            SF                    66.94                             10/31/2005
25                                          358          Units                   93.90                              2/24/2006
26                                      190,378            SF                    99.40                              2/27/2006
                                             23          Units                   80.70                              1/19/2006
27                                           18          Units                   85.80                              1/19/2006
28                                            2          Units                   100.00                             1/19/2006
29                                            3          Units                   37.40                              1/19/2006
30                                      127,478            SF                    94.10                              10/1/2005
31                                      218,315            SF                    87.50                               9/6/2005
32                                      731,169            SF                    100.00                            12/14/2005
                                         61,231            SF                    100.00                             12/1/2005
33                                       15,927            SF                    100.00                             12/1/2005
34                                       20,580            SF                    100.00                             12/1/2005
35                                        6,000            SF                    100.00                             12/1/2005
36                                       12,684            SF                    100.00                             12/1/2005
37                                        6,040            SF                    100.00                             12/1/2005
38                                       83,104            SF                    100.00                              3/7/2006
39                                      212,000            SF                    100.00                             1/25/2006
39.01                                   112,000            SF                    100.00                             1/25/2006
39.02                                   100,000            SF                    100.00                             1/25/2006
40                                          331          Rooms                   65.30                             11/30/2005
40.01                                        92          Rooms                   63.90                             11/30/2005
40.02                                        76          Rooms                   65.40                             11/30/2005
40.03                                        84          Rooms                   70.80                             11/30/2005
40.04                                        79          Rooms                   60.80                             11/30/2005
41                                          304          Units                   92.10                              1/20/2006
42                                      101,527            SF                    91.20                              4/11/2006
43                                      640,409            SF                    100.00                             1/13/2006
43.01                                   152,036            SF                    100.00                             1/13/2006
43.02                                    82,018            SF                    100.00                             1/13/2006
43.03                                   122,671            SF                    100.00                             1/13/2006
43.04                                   109,751            SF                    100.00                             1/13/2006
43.05                                    95,605            SF                    100.00                             1/13/2006
43.06                                    78,328            SF                    100.00                             1/13/2006
44                                       99,987            SF                    95.10                               5/1/2006
45                                      130,502            SF                    100.00                            12/22/2005
46                                          156          Rooms                   77.30                             12/31/2005
47                                          236          Units                   97.90                              2/28/2006
48                                       71,297            SF                    100.00                              2/7/2006
49                                      141,766            SF                    100.00                             5/31/2005
50                                          172          Units                   95.40                               2/5/2006
                                            162          Rooms                   74.70                             11/30/2005
51                                           86          Rooms                   80.90                             11/30/2005
52                                           76          Rooms                   67.60                             11/30/2005
53                                          256          Units                   93.80                               2/7/2006
54                                      201,300            SF                    100.00                            12/31/2005
54.01                                    61,353            SF                    100.00                            12/31/2005
54.02                                    66,580            SF                    100.00                            12/31/2005
54.03                                    24,208            SF                    100.00                            12/31/2005
54.04                                    24,330            SF                    100.00                            12/31/2005
54.05                                    24,829            SF                    100.00                            12/31/2005
55                                      261,610            SF                    94.90                              1/11/2006
56                                          602          Units                   89.20                             12/30/2005
56.01                                       272          Units                   81.60                             12/30/2005
56.02                                       120          Units                   90.80                             12/30/2005
56.03                                       106          Units                   98.10                             12/30/2005
56.04                                       104          Units                   98.10                             12/30/2005
57                                       78,421            SF                    100.00                             3/16/2006
58                                          291          Units                   92.78                              2/11/2006
59                                          264          Units                   89.00                               4/1/2006
60                                        7,456            SF                    100.00                              1/1/2006
61                                       74,000            SF                    100.00                              9/9/2005
62                                       55,904            SF                    96.70                              2/13/2006
63                                      136,430            SF                    100.00                             4/13/2006
64                                      164,540            SF                    100.00                              3/2/2006
65                                       48,026            SF                    100.00                             1/17/2006
66                                          192          Units                   92.20                               3/6/2006
67                                       70,045            SF                    100.00                            10/24/2005
68                                      205,092            SF                    100.00                              5/1/2006
69                                          161          Rooms                   73.40                             12/31/2005
70                                       43,614            SF                    81.76                              1/20/2006
71                                          236          Units                   95.30                              1/24/2006
72                                       86,664            SF                    95.50                               2/1/2006
73                                      116,406            SF                    95.50                              2/15/2006
74                                          289          Units                   95.80                              1/31/2006
75                                       45,736            SF                    100.00                              2/9/2006
76                                       34,385            SF                    100.00                             3/17/2006
77                                      114,357            SF                    100.00                             12/2/2005
78                                       85,200            SF                    100.00                              3/2/2006
79                                          145          Rooms                   74.40                             10/31/2005
80                                       36,796            SF                    80.50                               2/1/2006
81                                       60,000            SF                    100.00                              3/2/2006
82                                          126          Rooms                   78.70                             12/31/2005
83                                          211          Units                   99.50                              2/22/2006
84                                      175,091            SF                    86.46                                Various
84.01                                    64,828            SF                    100.00                             1/26/2006
84.02                                    73,475            SF                    73.60                              1/26/2006
84.03                                    18,740            SF                    90.90                              1/26/2006
84.04                                    10,248            SF                    100.00                            12/16/2005
84.05                                     7,800            SF                    66.70                              1/26/2006
85                                      184,361            SF                    81.90                              3/31/2006
85.01                                   100,569            SF                    81.20                              3/31/2006
85.02                                    83,792            SF                    82.80                              3/31/2006
86                                          186          Units                   95.70                               1/1/2006
87                                      108,038            SF                    100.00                              2/1/2006
88                                       45,600            SF                    93.40                              4/13/2006
89                                           97          Rooms                   83.10                             12/30/2005
90                                          124          Rooms                   75.70                             12/31/2005
91                                          133          Units                   98.50                             12/31/2005
92                                       57,219            SF                    100.00                             12/8/2005
93                                       25,537            SF                    100.00                            12/31/2005
94                                       44,886            SF                    95.10                              2/21/2006
95                                      100,207            SF                    100.00                              2/3/2006
96                                          126          Rooms                   74.60                             12/31/2005
97                                       61,837            SF                    100.00                             1/12/2006
98                                      120,429            SF                    93.30                              2/24/2006
99                                           70          Units                   94.30                              3/22/2006
100                                      28,267            SF                    96.50                              1/11/2006
101                                     119,658            SF                    100.00                              2/9/2006
102                                         145          Rooms                   68.40                             11/30/2005
102.01                                       79          Rooms                   72.40                             11/30/2005
102.02                                       66          Rooms                   63.70                             11/30/2005
103                                      43,705            SF                    95.50                             12/19/2005
104                                       2,086          Units                   72.40                                Various
104.01                                      864          Units                   66.60                               1/7/2006
104.02                                      894          Units                   68.20                              1/13/2006
104.03                                      328          Units                   99.00                              3/22/2006
105                                      43,132            SF                    100.00                             2/22/2006
106                                         124          Units                   93.50                               1/1/2006
108                                      17,662            SF                    100.00                            10/31/2005
109                                      49,968            SF                    100.00                              2/1/2006
110                                      20,359            SF                    93.12                               3/1/2006
111                                      40,266            SF                    95.60                               5/1/2006
111.01                                   32,934            SF                    94.60                               5/1/2006
111.02                                    7,332            SF                    100.00                              5/1/2006
112                                      74,406            SF                    84.60                               9/1/2005
113                                         126           Pads                   99.20                               1/6/2006
114                                      67,150            SF                    97.00                              3/21/2006
115                                      44,029            SF                    82.90                              2/28/2006
116                                      73,050            SF                    100.00                             3/14/2006
117                                      44,632            SF                    90.66                              3/24/2006
118                                      48,776            SF                    100.00                            12/12/2005
119                                      89,622            SF                    83.70                               1/1/2006
120                                         125          Rooms                   73.60                             11/30/2005
121                                      31,100            SF                    100.00                            12/15/2005
122                                      32,928            SF                    97.20                               3/1/2006
123                                         120          Rooms                   56.60                             12/31/2005
124                                          30          Units                   93.30                               1/1/2006
125                                     144,000            SF                    100.00                             10/4/2005
126                                      25,917            SF                    83.02                               3/6/2006
127                                      65,189            SF                    100.00                             1/31/2006
127.01                                   51,947            SF                    100.00                             1/31/2006
127.02                                   13,242            SF                    100.00                             1/31/2006
128                                      48,201            SF                    84.50                              1/30/2006
128.01                                   30,810            SF                    91.10                              1/30/2006
128.02                                   17,391            SF                    73.00                              1/30/2006
129                                      14,820            SF                    100.00                             3/15/2006
130                                         120          Rooms                   79.50                             12/31/2005
131                                      12,508            SF                    100.00                             1/26/2006
132                                      46,914            SF                    100.00                            11/11/2005
                                            258          Units                   89.50                                Various
133                                         112          Units                   87.50                             12/22/2005
134                                         146          Units                   91.10                              11/1/2005
135                                         132          Rooms                   94.40                             11/30/2005
136                                      55,945            SF                    100.00                            12/31/2005
137                                         120          Units                   89.20                              1/20/2006
138                                     140,920            SF                    100.00                              2/1/2006
139                                         132          Units                   100.00                             1/25/2006
140                                      26,480            SF                    100.00                             2/22/2006
141                                      80,426            SF                    100.00                             2/15/2006
141.01                                    9,014            SF                    100.00                             2/15/2006
141.02                                    9,014            SF                    100.00                             2/15/2006
141.03                                    9,014            SF                    100.00                             2/15/2006
141.04                                    9,014            SF                    100.00                             2/15/2006
141.05                                    9,014            SF                    100.00                             2/15/2006
141.06                                    8,314            SF                    100.00                             2/15/2006
141.07                                    9,014            SF                    100.00                             2/15/2006
141.08                                    9,014            SF                    100.00                             2/15/2006
141.09                                    9,014            SF                    100.00                             2/15/2006
142                                      21,599            SF                    100.00                             3/30/2006
143                                         130          Rooms                   76.90                             12/31/2005
144                                      38,194            SF                    75.90                               1/1/2006
145                                          96          Units                   92.70                             11/15/2005
146                                      16,112            SF                    100.00                              2/8/2006
147                                         183          Acres
148                                          85          Rooms                   74.90                             12/31/2005
149                                      31,757            SF                    100.00                             2/27/2006
150                                      29,482            SF                    100.00                             1/18/2006
151                                          80          Rooms                   72.60                             10/31/2005
152                                      42,213            SF                    100.00                             11/1/2005
153                                      32,896            SF                    100.00                            11/14/2005
154                                          90          Units                   95.56                               3/6/2006
155                                      83,425            SF                    88.40                             12/20/2005
156                                          97          Units                   96.90                               1/3/2006
157                                      34,109            SF                    100.00                             3/31/2005
158                                      13,813            SF                    100.00                             1/27/2006
159                                      51,302            SF                    91.30                             12/15/2005
160                                         132          Units                   98.50                               1/3/2006
161                                          64          Rooms                   77.90                              2/28/2006
162                                      19,907            SF                    100.00                            12/28/2005
163                                      14,820            SF                    100.00                             12/5/2005
164                                      29,886            SF                    95.00                              10/1/2005
165                                      22,343            SF                    100.00                             3/20/2006
166                                      49,878            SF                    96.00                              6/30/2005
167                                      49,675            SF                    90.00                             12/12/2005
168                                         100          Units                   97.00                              9/28/2005
169                                      44,000            SF                    100.00                              1/1/2006
170                                      26,068            SF                    93.20                               5/1/2006
171                                      78,764            SF                    99.10                              2/13/2006
172                                      15,720            SF                    100.00                              1/9/2006
173                                          81          Units                   100.00                              1/6/2006
174                                          62          Units                   95.16                               2/1/2006
175                                          64          Units                   96.90                             12/19/2005
176                                      16,241            SF                    89.80                               5/1/2006
177                                         123          Units                   87.80                               8/1/2006
178                                      26,146            SF                    100.00                              4/1/2006
179                                      11,970            SF                    100.00                             1/26/2006
180                                      13,011            SF                    85.57                              2/10/2006
181                                         113          Units                   96.50                             12/10/2005
182                                      64,580            SF                    89.00                               9/1/2005
183                                         102          Rooms                   60.75                             12/31/2005
184                                      50,316            SF                    100.00                            12/31/2005
185                                      39,735            SF                    100.00                            10/18/2005
186                                      70,493            SF                    79.30                             10/31/2005
187                                          78           Pads                   100.00                              2/1/2006
188                                      20,040            SF                    100.00                             2/14/2006
189                                      56,359            SF                    79.80                             12/20/2005
190                                      44,500            SF                    83.70                             12/28/2005
191                                      27,813            SF                    100.00                             1/13/2006
192                                       7,350            SF                    100.00                             1/31/2006
193                                       6,000            SF                    100.00                             10/1/2005
194                                      57,784            SF                    100.00                              2/1/2006
195                                      81,343            SF                    91.40                             11/15/2005
196                                          66          Rooms                   76.50                             11/30/2005
197                                       5,920            SF                    100.00                             8/10/2005
198                                          65          Units                   92.30                              1/30/2006
199                                      11,975            SF                    100.00                              4/4/2006
200                                          88          Units                   92.00                               1/1/2006
201                                          48          Units                   95.80                             11/19/2005
202                                      13,440            SF                    89.58                               3/1/2006
203                                          40          Units                   100.00                            12/19/2005
204                                       9,370            SF                    100.00                             2/14/2006
205                                      39,905            SF                    87.90                             11/16/2005
206                                      31,560            SF                    100.00                              5/1/2006
207                                      24,248            SF                    100.00                            12/30/2005
208                                       7,690            SF                    100.00                              1/1/2006
209                                      20,000            SF                    100.00                             1/31/2006
210                                       6,690            SF                    100.00                              1/1/2006
211                                      45,700            SF                    89.90                              1/31/2006
212                                         101           Pads                   77.20                              1/12/2006
213                                      48,975            SF                    94.40                             12/13/2005
214                                         471          Units                   71.50                              2/28/2006
215                                      19,857            SF                    97.30                             11/10/2005
216                                       9,360            SF                    100.00                            12/12/2005
217                                      18,010            SF                    90.00                              1/10/2006
218                                          46          Units                   93.48                               3/1/2006
219                                      11,800            SF                    100.00                             11/1/2005
220                                      14,820            SF                    100.00                             1/24/2006
221                                      18,850            SF                    100.00                              5/1/2006
222                                          88          Units                   96.60                              1/31/2006
222.01                                       32          Units                   93.80                              1/31/2006
222.02                                       32          Units                   100.00                             1/31/2006
222.03                                       24          Units                   95.80                              1/31/2006
223                                       3,640            SF                    100.00                              3/2/2006
223.01                                    1,840            SF                    100.00                              3/2/2006
223.02                                    1,800            SF                    100.00                              3/2/2006
224                                      33,300            SF                    100.00                            12/31/2005
225                                      11,474            SF                    88.70                              1/20/2006
226                                      18,905            SF                    83.58                               1/4/2006
227                                       7,551            SF                    100.00                             2/14/2006
228                                          90          Units                   96.70                              1/31/2006
229                                      47,575            SF                    93.10                              12/3/2005
230                                         135           Pads                   90.40                               3/1/2006
231                                      15,053            SF                    100.00                              1/5/2006
232                                      18,401            SF                    100.00                              2/1/2006
233                                          36          Units                   94.40                               3/1/2006
234                                       8,000            SF                    100.00                             2/14/2006
235                                       7,058            SF                    100.00                              3/1/2006
236                                         194           Pads                   96.90                               3/1/2006
237                                          64          Units                   93.80                              1/31/2006
238                                      11,266            SF                    70.40                              2/13/2006
239                                      41,945            SF                    88.60                             11/30/2005
240                                       7,772            SF                    100.00                             12/1/2005
241                                      45,845            SF                    86.10                              3/31/2006
242                                      12,596            SF                    100.00                             2/21/2006
243                                      44,050            SF                    79.80                               2/3/2006
244                                      43,785            SF                    97.30                             12/31/2005
245                                      23,907            SF                    100.00                             2/28/2006

                               APPRAISED                APPRAISAL                            SINGLE
       LOAN #            VALUE ($) (9), (20)            DATE (20)             PML %          TENANT
--------------------------------------------------------------------------------------------------------

1                                      330,900,000            2/16/2006
2                                      325,000,000            2/20/2006
3                                      181,000,000            11/1/2005
4                                      143,675,000              Various
4.01                                    24,000,000             4/9/2005
4.02                                    20,000,000            3/31/2005
4.03                                    16,500,000            3/31/2005
4.04                                    15,800,000            3/31/2005
4.05                                    12,800,000             4/4/2005
4.06                                    12,000,000            3/31/2005
4.07                                    12,000,000            3/31/2005
4.08                                     8,900,000            4/14/2005
4.09                                     5,900,000            3/31/2005
4.10                                     5,750,000            12/1/2005
4.11                                     5,225,000            3/31/2005
4.12                                     4,800,000            3/31/2005
5                                      119,000,000           10/21/2005                   Yes
6                                      111,900,000              Various      Various
6.01                                    31,800,000            3/31/2005
6.02                                    28,500,000            3/29/2005        10
6.03                                    19,000,000            3/24/2005        11
6.04                                    18,200,000            8/30/2005
6.05                                    14,400,000            3/31/2005
7                                       82,000,000           12/13/2005
8                                       74,140,000            2/12/2006
9                                       66,900,000             1/3/2006
10                                      58,200,000             1/1/2006
11                                      91,000,000           10/11/2005
12                                      47,500,000             3/1/2006
13                                      41,000,000            3/10/2006        16         Yes
                               54,300,000 Various
14                                      25,500,000           10/13/2005
15                                      16,500,000            11/1/2005                   Yes
16                                      12,300,000           10/27/2005                   Yes
17                                      40,000,000            11/7/2005
18                                      53,400,000           11/28/2005
19                                      36,575,000             9/2/2005
19.01                                   16,275,000             9/2/2005
19.02                                   12,500,000             9/2/2005
19.03                                    7,800,000             9/2/2005
20                                      44,000,000             4/1/2006
21                                      31,700,000            11/7/2005                   Yes
22                                      31,250,000           11/17/2005
23                                      36,500,000            1/12/2006        11
24                                      35,000,000            11/7/2005
25                                      34,000,000            8/10/2005
26                                      30,000,000           12/31/2005        10
                               45,240,000 Various
27                                      22,600,000           12/23/2005
28                                      13,740,000           12/23/2005
29                                       8,900,000             4/1/2006
30                                      27,000,000             2/1/2006
31                                      28,300,000             8/4/2005
32                                      25,400,000            9/11/2005                   Yes
                               21,575,000 Various
33                                       6,600,000           12/10/2005
34                                       5,200,000            10/3/2005                   Yes
35                                       3,875,000             1/1/2006
36                                       3,500,000           11/14/2005                   Yes
37                                       2,400,000            10/3/2005
38                                      20,000,000            2/22/2006         7
39                                      28,885,000            7/14/2005                   Yes
39.01                                   16,650,000            7/14/2005                   Yes
39.02                                   12,235,000            7/14/2005                   Yes
40                                      24,370,000              Various
40.01                                    7,070,000           11/22/2005
40.02                                    6,000,000            12/1/2005
40.03                                    5,700,000           12/13/2005
40.04                                    5,600,000            12/1/2005
41                                      19,300,000           11/23/2005
42                                      20,600,000             1/6/2006        19
43                                      18,335,000              Various                   Yes
43.01                                    4,575,000           11/17/2005                   Yes
43.02                                    3,460,000           10/31/2005                   Yes
43.03                                    3,350,000            11/3/2005                   Yes
43.04                                    2,950,000           11/14/2005                   Yes
43.05                                    2,500,000           11/11/2005                   Yes
43.06                                    1,500,000           11/11/2005                   Yes
44                                      19,850,000           10/26/2005
45                                      20,150,000            12/2/2005        18
46                                      20,100,000            2/23/2006
47                                      17,550,000            1/24/2006
48                                      18,180,000            2/10/2006                   Yes
49                                      19,500,000           11/18/2005                   Yes
50                                      19,200,000           12/23/2005
                               17,200,000 Various
51                                       9,500,000           10/19/2005
52                                       7,700,000            11/7/2005
53                                      16,600,000            1/25/2006
54                                      24,500,000           11/28/2005
54.01                                    7,400,000           11/28/2005                   Yes
54.02                                    7,300,000           11/28/2005
54.03                                    3,800,000           11/28/2005
54.04                                    3,200,000           11/28/2005                   Yes
54.05                                    2,800,000           11/28/2005                   Yes
55                                      17,875,000            11/8/2005
56                                      15,600,000            12/8/2005
56.01                                    7,108,530            12/8/2005
56.02                                    3,105,570            12/8/2005
56.03                                    2,874,690            12/8/2005
56.04                                    2,511,210            12/8/2005
57                                      17,425,000            1/26/2006                   Yes
58                                      17,840,000            11/1/2005
59                                      15,000,000            8/10/2005
60                                      15,600,000            10/1/2005
61                                      16,500,000           11/28/2005                   Yes
62                                      14,400,000             3/1/2006
63                                      15,100,000            2/27/2006                   Yes
64                                      16,950,000            2/17/2006        11         Yes
65                                      16,800,000             2/1/2006        11
66                                      16,300,000            1/18/2006
67                                      15,300,000             2/1/2006        16
68                                      13,400,000            8/14/2005
69                                      14,500,000            1/16/2006
70                                      13,190,000            7/22/2006
71                                      13,000,000            1/11/2006
72                                      12,450,000            1/12/2006
73                                      16,800,000            9/16/2005
74                                      12,000,000             9/5/2005
75                                      12,000,000            1/23/2006        14         Yes
76                                      13,810,000             2/1/2006        14
77                                      12,300,000            12/7/2005
78                                      13,400,000             1/1/2006                   Yes
79                                      13,600,000           10/12/2005
80                                      13,450,000             2/2/2006        11
81                                      12,500,000           11/16/2005                   Yes
82                                      15,000,000            2/18/2006
83                                      13,000,000            1/12/2006
84                                      11,200,000              Various
84.01                                    4,600,000             1/6/2005
84.02                                    2,450,000             1/6/2006
84.03                                    1,750,000            1/10/2006
84.04                                    1,425,000            1/10/2006                   Yes
84.05                                      975,000            1/10/2006
85                                      10,850,000            9/20/2005
85.01                                    6,100,000            9/20/2005
85.02                                    4,750,000            9/20/2005
86                                      10,450,000           11/17/2005
87                                      10,660,000            1/15/2006
88                                      10,200,000            9/28/2005
89                                      11,800,000            1/20/2006
90                                      11,500,000            1/20/2006
91                                      10,000,000            7/15/2005
92                                      10,600,000           12/29/2005
93                                      10,000,000            8/10/2005
94                                      10,080,000           11/12/2005
95                                       9,540,000             1/1/2006                   Yes
96                                      11,000,000            2/18/2006
97                                      12,300,000            1/25/2006
98                                       9,800,000            2/10/2006
99                                       9,430,000             2/9/2006
100                                      8,800,000           12/20/2005
101                                     17,200,000            7/11/2005                   Yes
102                                     11,250,000            12/7/2005
102.01                                   6,600,000            12/7/2005
102.02                                   4,650,000            12/7/2005
103                                      8,500,000           12/29/2005
104                                     17,700,000             1/5/2006
104.01                                   8,100,000             1/5/2006
104.02                                   7,100,000             1/5/2006
104.03                                   2,500,000             1/5/2006
105                                      8,300,000            2/18/2006
106                                      7,800,000            12/8/2005
108                                      8,200,000           11/28/2005
109                                      7,975,000            1/24/2006
110                                      8,550,000             6/1/2006        12
111                                      7,500,000              Various
111.01                                   4,900,000           11/23/2005
111.02                                   2,600,000            1/11/2006                   Yes
112                                      7,400,000             9/6/2005
113                                      8,650,000             1/3/2006        17
114                                      9,900,000            2/16/2006
115                                      7,200,000            2/21/2006        11
116                                     10,700,000            1/24/2006                   Yes
117                                      7,030,000             9/6/2006        16
118                                      7,200,000            1/10/2006
119                                      6,800,000            12/1/2005
120                                     12,850,000           12/19/2005
121                                      6,565,000           12/21/2005
122                                      7,000,000            2/10/2006
123                                      9,000,000             2/8/2006        19
124                                     14,400,000             1/5/2006
125                                      7,650,000            1/13/2006                   Yes
126                                      7,800,000             3/8/2006
127                                      6,150,000            2/22/2006
127.01                                   4,300,000            2/22/2006
127.02                                   1,850,000            2/22/2006
128                                      6,000,000            1/17/2006
128.01                                   4,330,000            1/17/2006
128.02                                   1,670,000            1/17/2006
129                                      6,200,000             2/1/2006                   Yes
130                                      8,800,000            1/26/2006
131                                      6,900,000             1/1/2006
132                                      5,875,000             1/5/2006
                              6,000,000 12/14/2005
133                                      3,000,000           12/14/2005
134                                      3,000,000           12/14/2005
135                                      6,400,000           12/12/2005
136                                      6,150,000            11/2/2005                   Yes
137                                      5,730,000            1/11/2006
138                                      6,275,000            1/13/2006
139                                      5,510,000            1/25/2006
140                                      6,300,000             3/1/2006
141                                      6,120,000           12/21/2005                   Yes
141.01                                     725,000           12/21/2005                   Yes
141.02                                     710,000           12/21/2005                   Yes
141.03                                     710,000           12/21/2005                   Yes
141.04                                     675,000           12/21/2005                   Yes
141.05                                     670,000           12/21/2005                   Yes
141.06                                     670,000           12/21/2005                   Yes
141.07                                     660,000           12/21/2005                   Yes
141.08                                     650,000           12/21/2005                   Yes
141.09                                     650,000           12/21/2005                   Yes
142                                      5,750,000            2/13/2006
143                                      7,300,000            1/12/2006
144                                      5,850,000            1/24/2006
145                                      6,200,000           10/31/2005
146                                      5,510,000            1/21/2006
147                                      7,600,000            8/26/2005
148                                      5,960,000            1/13/2006
149                                      8,630,000             4/1/2006
150                                      5,300,000           11/27/2005
151                                      5,500,000            11/5/2005
152                                      5,200,000            11/2/2005
153                                      5,400,000           12/13/2005        19
154                                      4,825,000             2/1/2006        14
155                                      4,725,000           11/18/2005
156                                      5,000,000            12/1/2005
157                                      5,300,000            5/20/2005        14         Yes
158                                      6,400,000            11/3/2005                   Yes
159                                      6,950,000           10/14/2005
160                                      5,600,000             2/3/2006
161                                      5,800,000            11/3/2005
162                                      6,400,000            1/12/2006        12
163                                      4,610,000            10/5/2005                   Yes
164                                      4,400,000           11/29/2005
165                                      4,250,000             2/6/2006
166                                      4,450,000             9/9/2005
167                                      5,030,000           12/14/2005
168                                      4,100,000            8/10/2005
169                                      3,900,000           12/15/2005
170                                      4,450,000            12/1/2005
171                                      3,900,000           12/29/2005
172                                      4,300,000            12/7/2005
173                                      3,900,000            1/27/2006
174                                      4,600,000            1/11/2006
175                                      5,130,000           12/16/2005
176                                      4,590,000            1/12/2006        16
177                                      4,800,000             9/7/2005
178                                      4,150,000            2/23/2006
179                                      3,850,000             2/1/2006                   Yes
180                                      3,900,000            1/20/2006
181                                      3,320,000            1/20/2006
182                                      3,820,000           11/17/2005
183                                      4,125,000            8/11/2005
184                                      3,650,000            2/10/2006
185                                      3,500,000           10/28/2005
186                                      4,550,000           12/14/2005
187                                      3,200,000           12/12/2005
188                                      3,000,000             8/2/2005
189                                      3,830,000             1/5/2006
190                                      3,000,000           11/18/2005
191                                      4,750,000           12/13/2005
192                                      3,000,000           12/27/2005
193                                      4,000,000            12/7/2005        16
194                                      4,000,000             2/7/2006
195                                      2,875,000            1/20/2006
196                                      8,250,000           12/19/2005
197                                      2,950,000            1/31/2006                   Yes
198                                      3,000,000           12/28/2005
199                                      3,290,000             3/2/2006
200                                      3,000,000            1/12/2006
201                                      3,100,000           11/29/2005
202                                      3,200,000            1/18/2006
203                                      3,120,000           12/16/2005
204                                      2,970,000           12/14/2005
205                                      3,000,000             1/4/2006        10
206                                      4,250,000             1/4/2006
207                                      3,600,000            12/6/2005
208                                      3,680,000           12/18/2005
209                                      2,440,000           10/12/2005
210                                      3,140,000             1/5/2006         5
211                                      2,500,000            1/20/2006
212                                      3,000,000            12/7/2005
213                                      3,000,000           12/28/2005
214                                      2,600,000           10/24/2005
215                                      2,500,000            9/20/2005
216                                      2,600,000           12/12/2005                   Yes
217                                      2,350,000           12/26/2005
218                                      2,600,000             3/3/2006
219                                      2,490,000           11/10/2005
220                                      6,590,000           12/15/2005                   Yes
221                                      2,440,000           12/20/2005
222                                      2,350,000             2/1/2006
222.01                                     940,000             2/1/2006
222.02                                     893,000             2/1/2006
222.03                                     517,000             2/1/2006
223                                      2,850,000              Various                   Yes
223.01                                   1,500,000            2/26/2006                   Yes
223.02                                   1,350,000            2/10/2006                   Yes
224                                      2,220,000            1/16/2006
225                                      3,200,000             1/9/2006                   Yes
226                                      2,520,000            12/8/2005
227                                      2,200,000             1/6/2006
228                                      2,150,000            1/31/2006
229                                      2,740,000            1/18/2006
230                                      2,000,000            5/24/2005
231                                      2,070,000           10/26/2005
232                                      2,000,000           11/21/2005
233                                      1,900,000           10/20/2005
234                                      1,820,000           12/21/2005
235                                      2,200,000           10/27/2005
236                                      1,690,000            5/19/2005
237                                      1,725,000             2/1/2006
238                                      1,700,000            1/12/2006
239                                      1,540,000             1/3/2006
240                                      1,525,000            1/19/2006
241                                      1,600,000            12/8/2005
242                                      1,600,000            1/18/2006
243                                      1,430,000           12/19/2005
244                                      2,300,000           12/13/2005
245                                      1,300,000           10/20/2005

                                                                LARGEST TENANT
                                                                                                                LEASE
       LOAN #                  TENANT NAME (21), (22)                    UNIT SIZE                            EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

1                    Macy's                                                240,000                              1/31/2014
2                    Comp USA                                               25,600                             10/31/2012
3                    JP Morgan Chase Bank NA                               376,597                              6/30/2020
4
4.01                 Wal-Mart                                              128,268                             11/14/2015
4.02                 Floor & Decor                                          93,633                              9/30/2014
4.03                 K-Mart                                                 95,221                              9/30/2022
4.04                 Food 4 Less                                            52,244                              8/17/2009
4.05                 King Soopers                                           54,656                             12/31/2016
4.06                 Albertson's (Ground Lease)                             64,822                              2/29/2024
4.07                 Publix                                                 36,464                              2/23/2008
4.08                 Randall's                                              55,530                               7/5/2015
4.09                 Bi-Lo                                                  38,588                              4/30/2016
4.10                 Winn-Dixie                                             49,195                             12/11/2016
4.11                 Chief's Supermarket                                    41,896                             12/31/2010
4.12                 Dunham's Sports                                        30,281                              1/31/2011
5                    Cingular                                              326,535                              5/31/2011
6
6.01
6.02
6.03
6.04
6.05
7                    Pulte Homes Corp.                                     149,992                              7/31/2012
8                    Marshall's                                             30,382                              5/31/2011
9                    Peabody Holding Company                               129,716                             12/31/2011
10
11                   CO Dept of Labor                                      172,240                              5/31/2015
12                   Connolly Bove Lodge                                    12,858                              5/31/2007
13                   State of Washington - DSHS                            161,200                              2/28/2021

14                   Comp USA                                               28,500                             11/30/2014
15                   Hartford Fire Insurance                                97,377                              4/30/2015
16                   Diebold, Incorporated                                 158,652                              6/30/2025
17                   Full Sail Major Retail I                              211,578                               5/1/2021
18
19
19.01                Lightpath Technologies                                 41,063                             11/30/2008
19.02                Florida Technical College                              26,816                              1/31/2011
19.03                Alcon Laboratories, Inc.                               34,758                              6/30/2010
20
21                   Full Sail Inc.                                        185,916                               5/1/2021
22                   CG&E                                                  104,249                              9/30/2017
23                   Ace Hardware                                           31,574                             11/30/2014
24                   Albertson's                                            48,947                              8/31/2006
25
26                   Cost Cutter Grocery                                    55,443                              8/31/2009

27
28
29
30                   DCH                                                    78,500                             10/31/2026
31                   Sun Trust Bank                                         73,356                              1/31/2014
32                   Jacobson Warehouse Company, Inc.                      731,169                              9/30/2015

33                   IM NY Chicago, LLC                                     12,542                             12/31/2020
34                   Guitar Center                                          20,580                             12/31/2011
35                   Club Monaco                                             3,750                              1/31/2016
36                   Resurrection Health Care                               12,684                              3/31/2007
37                   Sage                                                      765                              7/31/2007
38                   Best Buy                                               30,411                             10/31/2015
39
39.01                Mesa Cold Storage, Ltd.                               112,000                              11/1/2020
39.02                Mesa Cold Storage, Ltd.                               100,000                              11/1/2020
40
40.01
40.02
40.03
40.04
41
42                   ABC Button                                              3,705                             12/31/2007
43
43.01                O'Neal Steel, Inc.                                    152,036                              3/31/2021
43.02                Metalwest, LLC                                         82,018                              3/31/2021
43.03                O'Neal Steel, Inc.                                    122,671                              3/31/2021
43.04                O'Neal Steel, Inc.                                    109,751                              3/31/2021
43.05                Metalwest, LLC                                         95,605                              3/31/2021
43.06                O'Neal Steel, Inc.                                     78,328                              3/31/2021
44                   Liberty Mutual Insurance Co.                           23,904                             10/31/2012
45                   Wash St. Dept of Transportation                        25,954                              7/31/2008
46
47
48                   Super Stop & Shop                                      65,297                               1/1/2013
49                   Accenture LLP                                         141,766                              5/31/2012
50

51
52
53
54
54.01                Calumet Photographic, Inc.                             61,353                             11/30/2009
54.02                Five Star Laundry, Inc.                                36,580                              2/28/2009
54.03                Stuart Dean Co., Inc.                                  13,700                              2/15/2009
54.04                Cooltek, Inc.                                          24,330                              3/31/2007
54.05                Fletcher-Chicago, Inc.                                 24,829                              4/30/2009
55                   Service Link # 1,2,3,4                                 93,772                              7/31/2007
56
56.01
56.02
56.03
56.04
57                   T-Mobile                                               78,421                              2/28/2021
58
59
60                   Portillo's (Ground Lease)                               7,508                              2/28/2019
61                   DHL Express (US), Inc.                                 74,000                              9/30/2015
62                   Cancer Center Associates                               12,089                              1/31/2016
63                   Sam's Club                                            136,430                             11/30/2018
64                   Kraft Foods Global Inc                                164,540                              5/31/2011
65                   Tower Surgery Center                                    9,740                             12/31/2014
66
67                   Homestyle Furniture                                    15,188                             10/31/2015
68                   O-Mart                                                 35,987                              2/28/2026
69
70                   Watermark                                              21,940                              6/14/2018
71
72                   Interior Systems, Inc.                                 14,095                              1/31/2013
73                   Hobby Lobby Creations                                  59,898                              1/31/2020
74
75                   Vineyard Bank                                          45,736                              1/31/2018
76                   Walgreens                                              14,820                              2/23/2029
77                   LaSalle Bank                                           40,448                              3/12/2013
78                   Structure, LLC                                         85,200                             11/29/2025
79
80                   North American Title                                    8,479                             10/14/2012
81                   Structure, LLC                                         60,000                               1/3/2026
82
83
84
84.01                Mays Drug Store                                        21,000                              1/31/2010
84.02                Air Hygiene International                              12,547                             12/31/2008
84.03                RK Black                                                4,200                               1/1/2007
84.04                Equity Bank                                            10,248                             12/31/2011
84.05                Knightdale Cleaners                                     1,300                              7/14/2007
85
85.01
85.02
86
87                   ShopKo                                                 89,653                              1/31/2020
88                   New Creation Christian Book Store                       9,400                              1/31/2010
89
90
91
92                   Global Satcom Technology, Inc.                         16,000                             10/31/2011
93                   Hyde Park Grill                                         7,000                              8/31/2015
94                   SFWMD                                                  11,096                             12/31/2010
95                   Kawasaki Robotics (USA) Inc.                          100,207                              1/22/2021
96
97                   Office Depot                                           30,000                             12/31/2008
98                   Terracon Consultants                                   16,052                              4/30/2010
99
100                  Anteon Coporation                                      13,502                             11/30/2008
101                  BJ's Wholesale                                        119,658                              7/31/2015
102
102.01
102.02
103                  Freiberg Orthopaedic Group, Inc.                       16,377                              6/30/2014
104
104.01
104.02
104.03
105                  Pier 1 Imports                                          7,777                              4/30/2007
106
108                  Amsouth                                                 6,666                              6/30/2024
109                  Cardio Strength, Inc.                                   4,592                             10/31/2007
110                  Key Bank                                                3,023                              4/30/2016
111
111.01               Concentra Medical                                       4,802                              6/14/2016
111.02               Timber Lodge Steakhouse                                 7,332                              6/30/2029
112                  Heritage Newspapers                                    19,735                             10/31/2009
113
114                  Dollar General                                         13,000                              9/30/2010
115                  Sahara, Inc.                                           14,978                              2/28/2009
116                  Lifetime Fitness Inc.                                  73,050                              5/15/2021
117                  Ed's Catfish                                            6,500                             12/31/2008
118                  Cozumel Mexican Grill                                   4,925                              6/14/2007
119                  Star Financial Bank                                    21,680                              7/31/2014
120
121                  Aspen Holdings Co.                                     16,350                             10/31/2011
122                  Mayne-McKenney, Inc.                                    6,575                              9/30/2007
123
124
125                  HBR Properties, LLC                                   144,000                              3/23/2020
126                  Short Line-Chevron & Car Wash                           5,282                              4/30/2015
127
127.01               Southwest Research Institute                           15,144                             10/31/2011
127.02               Lockeed Martin                                          6,000                              4/30/2009
128
128.01               Ridgeway's                                             10,099                             10/31/2011
128.02               Pham & Associates                                       7,502                              8/31/2020
129                  Walgreens                                              14,820                              5/31/2055
130
131                  Dr. Havig/Dr. Regala                                    4,901                              6/30/2015
132                  Food Lion                                              38,714                              7/23/2021

133
134
135
136                  Expert Automotive                                      55,945                              3/31/2013
137
138                  Verizon                                               140,000                              1/31/2011
139
140                  Scandia Interior                                        8,640                             12/31/2007
141
141.01               Dollar General                                          9,014                              9/30/2015
141.02               Dollar General                                          9,014                              8/31/2015
141.03               Dollar General                                          9,014                              9/30/2015
141.04               Dollar General                                          9,014                              9/30/2015
141.05               Dollar General                                          9,014                              9/30/2015
141.06               Dollar General                                          8,314                              8/31/2015
141.07               Dollar General                                          9,014                              9/30/2015
141.08               Dollar General                                          9,014                              9/30/2014
141.09               Dollar General                                          9,014                              9/30/2014
142                  Wellness 2, PL                                          2,158                              5/31/2011
143
144                  Meharry Medical College                                12,414                              9/30/2013
145
146                  Cuba Libre Bistro and I-Zen Asian Grille               13,328                              2/22/2021
147
148
149                  Kimball International Marketing, Inc.                  19,637                              5/31/2015
150                  Bikram Hoi Yoga                                         5,136                             11/30/2008
151
152                  Wesley Enhanced Living                                  7,579                              5/31/2009
153                  Valley Produce                                         25,000                              2/28/2021
154
155
156
157                  County of San Bernardino                               34,109                              4/30/2014
158                  CVS                                                    13,813                              1/31/2025
159                  Botsford General Hospital                              14,572                              7/31/2009
160
161
162                  Spazio, Inc.                                           10,000                              8/31/2006
163                  Walgreens                                              14,820                             12/31/2030
164                  Ameri-Choice Realty                                     3,470                             10/31/2015
165                  Oxyfresh Worldwide, Inc.                               10,453                             12/31/2018
166                  Willis Heating & Air                                   21,337                             11/30/2007
167
168
169                  Spectranectics                                         22,000                             12/31/2010
170                  McDonalds Corporation                                  14,041                             11/14/2010
171
172                  Czyzia/Arizona Flooring                                 4,390                             12/31/2010
173
174
175
176                  Ajna Health Spa, Inc.                                   3,018                             10/10/2012
177
178                  Alesco Data Solutions                                   4,087                              1/31/2009
179                  CVS                                                    11,970                              1/31/2028
180                  Panera Bread Bakery Cafe                                4,624                             11/30/2020
181
182
183
184                  Graebel Albq. movers, Inc.                             28,016                              1/31/2010
185
186
187
188                  Sun Trust                                               5,230                              6/30/2007
189                  Project Arriba, Inc.                                    7,508                              4/30/2010
190
191                  Vivare/Perficient(PRFT)                                 7,420                              9/30/2007
192                  Charter One Bank                                        2,800                             10/31/2020
193                  Boris Efron                                             2,233                             12/31/2015
194                  County Market                                          44,984                             10/31/2015
195
196
197                  Yardville National Bank                                 5,920                              8/31/2015
198
199                  Eye Care Center                                         3,600                              1/31/2010
200
201
202                  Tropical Smoothie Cafe                                  2,240                              2/14/2011
203
204                  The Mattress Firm                                       6,581                              5/31/2008
205
206                  Staples, Inc.                                          20,000                              6/30/2010
207                  Clemente, Mueller & Tobia P.A.                         11,615                              6/30/2011
208                  Applebee's (Pad Lease)                                  4,890                             12/19/2019
209                  Blockbuster                                             4,500                              9/30/2008
210                  Panda Express                                           2,120                              8/31/2014
211
212
213
214
215                  Sweet Treats                                            2,200                              6/30/2007
216                  Wake Radiology Services, L.L.C.                         9,360                              1/31/2012
217                  Dollar Tree                                             8,200                              1/31/2009
218
219                  Blockbuster                                             5,000                              6/30/2012
220                  Walgreens                                              14,820                              1/31/2081
221                  Dolgencorp, Inc.                                        8,125                              1/31/2014
222
222.01
222.02
222.03
223
223.01               Starbucks                                               1,840                              6/30/2015
223.02               Starbucks                                               1,800                              2/28/2016
224                  Deptartment of Health                                  25,800                              4/30/2011
225                  Center For Gastroenterology, P.C.                      10,174                              1/19/2021
226                  Buffalo Wild Wings                                      6,400                              2/28/2015
227                  Wine Shoppe                                             3,300                              9/30/2015
228
229
230
231                  Keller Williams Realty                                  8,713                              6/30/2015
232                  Coldwell Banker                                         3,740                              4/30/2006
233
234                  Eye Care One/Optimeyes RX Optical                       4,500                              6/30/2012
235                  JoCoCo, LLC                                             1,582                              2/28/2010
236
237
238                  Eagle Liquor Mart                                       2,238                              1/28/2007
239
240                  Jetstream Capital, LLC                                  2,652                              2/14/2009
241
242                  Mt. Carmel Health Providers                             6,385                              3/31/2012
243
244
245                  Buffalo Philharmonic                                    7,365                             10/31/2007

                                                     2ND LARGEST TENANT
                                                                                            LEASE
       LOAN #                     TENANT NAME (23), (24)                 UNIT SIZE        EXPIRATION
------------------------------------------------------------------------------------------------------------

1                    Sears                                                 154,886               10/15/2013
2                    Pier 1 Imports                                          9,300                3/31/2009
3                    Guidant                                                69,512                9/30/2007
4
4.01                 Wegman's Food Market                                   77,903                6/30/2015
4.02                 24 Hour Fitness (Ground Lease)                         35,800                4/30/2020
4.03                 Weis Markets                                           45,000               11/30/2008
4.04                 Osco Drugs                                             20,990                5/31/2010
4.05                 Big Lots                                               32,913                1/31/2009
4.06                 Hollywood Video                                         6,400                7/31/2009
4.07                 Big Lots                                               26,400                1/31/2010
4.08                 Value Discount Liquor                                   2,400                7/31/2006
4.09                 Blockbuster                                             4,200                4/30/2006
4.10                 Walgreens                                              13,000               10/31/2018
4.11                 Rite Aid                                               11,424                1/31/2008
4.12                 Staples                                                23,534                1/31/2009
5
6
6.01
6.02
6.03
6.04
6.05
7                    Alliance Defense Fund                                  22,516               11/30/2006
8                    Bed Bath & Beyond                                      26,535                1/31/2012
9                    Marsh USA, Inc.                                        43,595               10/16/2015
10
11                   Sherman & Howard                                      116,254               12/31/2012
12                   Washington Mgmt Group                                  11,371                7/31/2012
13

14                   Cavender Stores                                        13,000                6/30/2010
15
16
17                   Enterprise Leasing Building                            15,577               11/30/2008
18
19
19.01                Raytheon Company                                       20,870                7/18/2008
19.02                Sears                                                  12,765                6/30/2011
19.03                Aegis Technologies Group, Inc.                         10,007                3/31/2008
20
21
22                   Huntington National Bank                               23,428                 5/7/2010
23                   Triangle Bowl                                          30,000                8/31/2015
24                   Books-A-Million, Inc.                                  30,320                8/31/2006
25
26                   Office Depot                                           31,473               11/30/2007

27
28
29
30                   Dykema                                                 29,423                1/31/2018
31                   GSA - FAA/FDA                                          57,607                3/30/2009
32

33                   Coach House Cafe                                        3,385                6/30/2009
34
35                   Bluemercury, Inc                                        2,250                1/31/2016
36
37                   Original Expressions                                      625               12/31/2006
38                   Bed Bath & Beyond                                      25,300                1/31/2016
39
39.01
39.02
40
40.01
40.02
40.03
40.04
41
42                   Gary Goldstein                                          3,348                8/31/2007
43
43.01
43.02
43.03
43.04
43.05
43.06
44                   Wachovia Bank of Georgia                               18,200                5/31/2017
45                   Northwest Justice Project                              20,515                4/30/2012
46
47
48                   Golden Panda Beijing                                    6,000                 1/1/2013
49
50

51
52
53
54
54.01
54.02                Associated Materials, Inc.                             30,000               10/31/2008
54.03                Bexel Corp - Vitec Broadcast Service                    5,508                8/31/2007
54.04
54.05
55                   Moderne Glass                                          86,456               12/31/2008
56
56.01
56.02
56.03
56.04
57
58
59
60                   Turtle Wax (Ground Lease)                               4,698               12/31/2018
61
62                   McKinney Imaging Center                                10,418                1/31/2016
63
64
65                   Central Cal Orthopedic Medical Associates, Inc.         5,460               12/31/2014
66
67                   Artisan Furniture                                       9,619                1/31/2012
68                   Big Lots                                               30,000                6/30/2008
69
70                   Instant Capital Funding Group                           3,513                2/28/2011
71
72                   Gourmet To Go, LLC                                     10,000                3/31/2015
73                   Palais Royal                                           24,000               10/31/2019
74
75
76                   Wendy's                                                 3,245                2/28/2021
77                   Wheeler Upham                                          14,746                8/31/2007
78
79
80                   Sutter Medical Foundation                               5,665                4/30/2010
81
82
83
84
84.01                Dollar General                                          8,640                1/31/2010
84.02                Performance Repair                                      6,665               12/31/2008
84.03                Mulligans Restaurant                                    3,289               10/31/2008
84.04
84.05                LNS Rims                                                1,300               10/30/2007
85
85.01
85.02
86
87                   Fashion Bug                                             7,500               10/31/2009
88                   Plaza Appliance and TV                                  4,960                7/31/2011
89
90
91
92                   Montgomery County, MD                                  15,944                 2/9/2010
93                   Liu Pon Xi Restaurant                                   6,156               11/30/2014
94                   Master Lease                                            4,948               12/31/2010
95
96
97                   Guitar Center                                          13,448                4/30/2015
98                   Critical Care Systems                                  12,063                2/28/2008
99
100                  DTI Associates, Inc.                                    7,693                6/30/2008
101
102
102.01
102.02
103                  Kenwood ASC, LLC                                       10,573                7/14/2014
104
104.01
104.02
104.03
105                  Half Price Books                                        7,000                8/31/2011
106
108                  San Fransico Oven/Sherwood Properties                   3,069                8/31/2015
109                  Select Signs, LLC                                       4,240                5/31/2007
110                  Yonghwan Kim, DDS                                       2,400               10/31/2010
111
111.01               Realty Executives                                       3,949               10/31/2010
111.02
112                  Real Estate One                                        11,447                1/31/2015
113
114                  Sleepy's, Inc.                                          7,000               11/30/2008
115                  Coldwell Banker Residential                             6,555                9/14/2010
116
117                  Outback                                                 6,000               11/30/2011
118                  Crusader Rent to Own                                    4,146                3/31/2007
119                  Lupke Rice Associates                                   8,400                5/31/2008
120
121                  Tender Hearts Child Care and Learning Center            7,000               10/31/2015
122                  Meyer, Kirk, Snyder & Lynch                             5,768                9/30/2007
123
124
125
126                  Bomas Bar and Grill                                     5,060               11/30/2014
127
127.01               Jana, Inc.                                              7,321               11/30/2007
127.02               Terma                                                   3,483               10/31/2010
128
128.01               Magnum Staffing                                         9,486                7/31/2009
128.02               Truong Brothers Trust                                   5,187                8/31/2020
129
130
131                  American Radiology                                      2,910               10/31/2015
132                  CATO                                                    4,200                1/31/2007

133
134
135
136
137
138                  Bell Atlantic (Antennae)                                  920                4/30/2008
139
140                  Scandia Style                                           3,200               12/31/2007
141
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                  Ferrara's Pizza and Subs                                2,100                 5/1/2016
143
144                  Meharry Vanderbilt Alliance                             5,689                7/31/2008
145
146                  Estate Fine Wine & Spirits                              2,784                2/22/2021
147
148
149                  Trendway Corporation                                    6,807                7/31/2013
150                  Nutrition Depot aka 365 Nutrition                       3,150                5/31/2010
151
152                  U.S. Gov't Printing Office                              5,000               11/30/2006
153                  Commercial Travel                                       1,200                10/1/2010
154
155
156
157
158
159                  Midwest Dental                                          5,200                4/30/2008
160
161
162                  Smania, Inc.                                            4,707                3/30/2007
163
164                  American Title Company                                  3,333                1/31/2010
165                  Gary Bartoo                                             3,500               11/30/2007
166                  ACS State & Local Solutions                            17,300                9/30/2009
167
168
169                  Interconnect Tech                                       5,200                7/31/2010
170                  MOELFO Enterprises, PC                                  7,715                3/16/2012
171
172                  Ruddo's Golf                                            2,890               12/31/2009
173
174
175
176                  Haven View Escrow, Inc.                                 2,653               10/15/2010
177
178                  Auto Owners Insurance                                   4,058                3/31/2012
179
180                  NY Tan LLC                                              4,017                1/31/2016
181
182
183
184                  AMPAC Tire Dist., Inc.                                 13,500                6/30/2009
185
186
187
188                  A.G. Edwards                                            4,996                4/30/2012
189                  DARS, General Accounting                                5,297                4/30/2011
190
191                  Needham, Johnson, & Johnson                             5,071                8/31/2008
192                  Starbucks                                               1,700                2/28/2016
193                  CJW Architecture                                        1,645                1/31/2009
194                  New China Chinese Restaurant                            2,800               11/30/2006
195
196
197
198
199                  Sprint                                                  2,800               11/30/2010
200
201
202                  Ultra Tan Studios, Inc.                                 1,400                2/14/2011
203
204                  Fitness in Motion                                       2,789                5/31/2011
205
206                  US Armed Forces                                         3,608               11/30/2006
207                  Dr. Marc Reiger, M.D.                                   9,554               11/30/2011
208                  Chipotle (Pad Lease)                                    2,800                3/10/2021
209                  CATO                                                    3,840                1/31/2009
210                  GameStop                                                1,600                 9/3/2009
211
212
213
214
215                  Brittania Pub                                           1,900                9/30/2006
216
217                  CATO                                                    4,060                1/31/2009
218
219                  Maurices, Incorporated                                  4,080                9/30/2009
220
221                  Las Lomas                                               2,925               11/30/2008
222
222.01
222.02
222.03
223
223.01
223.02
224                  Rochester Gas & Electric                                7,500                5/31/2006
225
226                  Sleep Doctor LLC                                        4,200                1/31/2010
227                  Caribou Coffee                                          1,600                9/30/2015
228
229
230
231                  Stewart Abstract & Title of Oklahoma                    3,170               10/30/2010
232                  Ochsner                                                 3,112               12/31/2006
233
234                  Nextel                                                  1,850                 5/1/2007
235                  Nguyen To Thi                                           1,201                3/31/2010
236
237
238                  Z Deli                                                  1,023                1/11/2010
239
240                  Ben & Jerry's                                           1,502               10/31/2013
241
242                  Buckeye Sports & Orthopedics Specialists, Inc           2,630                8/31/2008
243
244
245                  Neo                                                     5,600                4/30/2007

                                                           3RD LARGEST TENANT
                                                                                                          LEASE
       LOAN #                        TENANT NAME                              UNIT SIZE                EXPIRATION
-------------------------------------------------------------------------------------------------------------------

1                    JC Penney                                                  120,843                 10/31/2013
2                    Abercrombie & Fitch                                          8,667                  1/31/2008
3                    Ernst & Young                                               58,728                  6/30/2013
4
4.01                 Fashion Bug                                                  8,800                  1/31/2011
4.02                 Office Max                                                  25,708                  9/30/2006
4.03                 Fashion Bug                                                  7,908                  9/30/2008
4.04                 JB's Restaurant                                              5,600                  9/30/2010
4.05                 Latino Cinema                                               26,524                  6/30/2006
4.06                 Cato                                                         5,000                  1/31/2008
4.07                 Beall's                                                     17,600                  4/30/2008
4.08                 J.J. Beauty Supply                                           2,400                 12/31/2008
4.09                 Chiropractic Clinic                                          2,400                  6/30/2009
4.10                 Beall's                                                      9,000                  4/30/2007
4.11                 H&R Block                                                    2,175                 10/31/2006
4.12                 Chuck E. Cheese                                              8,153                 12/31/2013
5
6
6.01
6.02
6.03
6.04
6.05
7                    Concord Mortgage, Inc.                                      17,393                 10/31/2007
8                    Office Max                                                  23,500                 10/31/2014
9                    Gray, Ritter & Graham, PC                                   16,319                  1/31/2014
10
11                   CO Dept of Personnel                                        62,993                  9/30/2015
12                   Washington Sport                                             9,305                  9/30/2007
13

14                   Lifeway Christian                                           10,000                  9/30/2010
15
16
17                   Orlando Ale House                                            7,000                 12/31/2008
18
19
19.01                JIL Information Systems                                     14,647                  7/31/2009
19.02                L-3 Communications Corp                                     12,294                 11/30/2007
19.03
20
21
22                   Clark Schaefer Hackett & Company                            23,192                  5/31/2011
23                   Bed Bath & Beyond                                           23,000                  1/31/2016
24                   Dollar Tree                                                  7,087                  4/30/2006
25
26                   Pep Boys                                                    20,036                 10/31/2007

27
28
29
30                   SFB                                                         11,682                  9/30/2015
31                   Carnival Corporation                                        18,232                  3/31/2009
32

33
34
35
36
37
38                   PetsMart                                                    20,087                  2/28/2021
39
39.01
39.02
40
40.01
40.02
40.03
40.04
41
42                   Bijoux Bijoux                                                3,312                  5/31/2007
43
43.01
43.02
43.03
43.04
43.05
43.06
44                   Harben & Hartley, LLP                                        6,965                 10/31/2011
45                   Abacus Engineered Systems                                   17,313                  2/28/2007
46
47
48
49
50

51
52
53
54
54.01
54.02
54.03                The Fastenal Company                                         5,000                 10/31/2007
54.04
54.05
55                   Shiflet                                                     21,425                  7/31/2012
56
56.01
56.02
56.03
56.04
57
58
59
60                   Fifth Third Bank (Ground Lease)                              3,641                  2/29/2024
61
62                   Wellness Concepts                                            6,860                  1/31/2016
63
64
65                   Romeo Medical Clinic                                         4,485                 12/31/2014
66
67                   KBI Construction, LLC                                        7,525                 10/31/2010
68                   Showcase Furnishing                                         12,000                  5/31/2010
69
70                   Physiotherapy Assoc.                                         3,060                  5/31/2008
71
72                   Blue Horse, Inc.                                             7,177                  7/31/2008
73                   Dollar Tree                                                  9,998                  6/30/2015
74
75
76                   Affordable Rent                                              3,000                  2/28/2011
77                   Grand Valley Metro Council                                   7,470                 12/31/2008
78
79
80                   Safe Credit Union                                            5,073                  8/31/2020
81
82
83
84
84.01                One Dollar Shops                                             7,110                  6/30/2006
84.02                Window World of Tulsa                                        6,600                 12/31/2007
84.03                Realty Partners                                              3,200                  5/31/2007
84.04
84.05                Signature Fashions                                           1,300                  8/31/2008
85
85.01
85.02
86
87                   Dollar Tree                                                  5,000                 12/31/2009
88                   Charanda Mexican Restaurant                                  4,480                  3/31/2010
89
90
91
92                   Team, Inc.                                                  10,533                 10/31/2014
93                   Easton Java (Cup o' Joe)                                     3,261                 11/30/2014
94                   Charlie's Grill                                              3,450                  2/28/2009
95
96
97                   The Sleep Shop                                               3,225                  1/31/2010
98                   Southwest Image & Graphics                                   9,364                  2/29/2009
99
100                  Innolog                                                      3,813                  8/31/2006
101
102
102.01
102.02
103                  Mid-City Pediatrics, Inc.                                    6,313                 11/30/2014
104
104.01
104.02
104.03
105                  First Weber Group                                            5,777                  5/31/2007
106
108                  Lasik                                                        2,902                 12/31/2007
109                  First Watch of OH, Inc.                                      3,600                  11/3/2013
110                  Starbucks                                                    1,750                  2/29/2016
111
111.01               Paik's USA Taekwodo                                          3,271                 12/31/2007
111.02
112                  Fuller Mortgage, L.L.C                                       5,728                  6/30/2009
113
114                  Mike Womer's 1614 Fitness                                    7,000                  5/31/2014
115                  Kausay Holdings                                              4,563                 10/17/2007
116
117                  Touching America                                             2,940                  7/31/2011
118                  Lebanon Floor Coverings                                      3,907                 10/31/2010
119                  Northwestern Mutual Financial Network                        6,662                  8/31/2009
120
121                  New England Anesthesioligsts, Inc.                           4,500                 11/14/2010
122                  May, Simpson & Stone                                         5,047                 12/31/2008
123
124
125
126                  Pho 777                                                      2,000                  6/30/2011
127
127.01               Kushinka, Calhoun & Godwin                                   5,216                  9/30/2009
127.02               Karta Technologies                                           2,033                  7/31/2006
128
128.01               Southwest Asthma & Allergy                                   4,461                  7/31/2011
128.02
129
130
131                  Dr. D'Agostino                                               2,416                  6/30/2015
132                  Movie Gallery                                                4,000                  2/28/2007

133
134
135
136
137
138
139
140                  Dr. Hidalgo & Dr. Kady                                       2,112                        MTM
141
141.01
141.02
141.03
141.04
141.05
141.06
141.07
141.08
141.09
142                  Mar De Plata                                                 1,750                  3/18/2011
143
144                  Baptist Healing Hospital Institute                           4,469                 10/31/2008
145
146
147
148
149                  DIRTT Environmental Solutions, Inc.                          5,313                  3/31/2010
150                  FasTracKids                                                  2,690                  9/30/2008
151
152                  Narricot Industries                                          4,836                 12/31/2008
153                  Mignon Bakery                                                1,100                  6/30/2007
154
155
156
157
158
159                  Raider-Dennis Insurance                                      4,200                        MTM
160
161
162                  Bank of America                                              4,100                  5/31/2007
163
164                  Ameri-Tex Mortgage                                           3,333                  1/31/2015
165                  Owens, James & Vernon, P.A.                                  2,999                  6/30/2007
166                  SW Design Group                                              5,786                  1/31/2010
167
168
169                  Superflow                                                    5,050                  7/14/2009
170                  Mid-Michigan Ambulatory, PLC                                 2,543                  7/31/2015
171
172                  Mattress Express                                             2,890                 12/31/2009
173
174
175
176                  Foothill Independent Bank                                    1,965                  11/1/2012
177
178                  American Cancer Society                                      3,927                  8/31/2006
179
180                  Empire Vision Center                                         2,493                 11/20/2010
181
182
183
184                  Rio Grande Service Center                                    8,800                  2/28/2005
185
186
187
188                  O'Grady-Peyton Int'l                                         4,780                  6/30/2008
189                  Goodwill of El Paso, Inc.                                    3,969                  4/30/2007
190
191                  First Land Title                                             2,655                  6/30/2010
192                  Wireless@Work Inc.-Nextel                                    1,600                  3/31/2011
193                  Thos A. Kelley & Associates                                  1,228                  6/30/2007
194                  Romero's                                                     2,400                  9/30/2007
195
196
197
198
199                  Templeton (Scrapbooks)                                       1,400                  1/31/2007
200
201
202                  Purpose Financial                                            1,400                  2/14/2011
203
204
205
206                  TeleSpectrum                                                 2,890                  7/31/2010
207                  Pediatric Opthalmology Association                           1,699                 10/31/2006
208
209                  Rentway                                                      3,700                 10/31/2009
210                  The UPS Store                                                1,100                 11/19/2009
211
212
213
214
215                  Kanpal                                                       1,804                 12/31/2006
216
217                  Radio Shack                                                  2,450                  4/30/2009
218
219                  Check Into Cash                                              1,360                  6/30/2009
220
221                  Kyoto (Helen Cheng)                                          2,600                  4/30/2010
222
222.01
222.02
222.03
223
223.01
223.02
224
225
226                  Mike & Melissa Brown                                         2,000                 10/31/2010
227                  Smoky's Cigars                                               1,326                  9/30/2010
228
229
230
231                  Healthsouth Holdings, Inc.                                   3,170                  8/31/2010
232                  OLOL Ascension                                               2,008                 12/31/2006
233
234                  Jersey Giant Submarines                                      1,650                  2/28/2007
235                  Acceptance Ins of Texas                                      1,095                  4/30/2010
236
237
238                  Dominos Pizza                                                1,000                 12/31/2007
239
240                  D9 Development, Inc.                                         1,425                  4/30/2008
241
242                  Capitol City Cardiology                                      2,081                  3/31/2006
243
244
245                  Polis Realty Group                                           3,400                  9/30/2007

                            FOOTNOTES TO ANNEX A-1

1  LaSalle - LaSalle Bank National Association, MLML - Merrill Lynch Mortgage
   Lending, Inc., PNC - PNC Bank, National Association, AMCC - Artesia
   Mortgage Capital Corporation

2  With respect to mortgage loan number 180, the 2003 NOI ($) and 2004 NOI ($)
   reflected a loss of $58,972 and $139,500, respectively. There is no information available for Most Recent NOI ($) due to the fact that the mortgaged property underwent significant renovations in 2005 and was not being operated as a commercial property.

3  With respect to mortgage loan numbers 70, 80, 122, 123, 180, and 217 the UW
   DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for each of the mortgage loans is 1.12x, 1.16x, 1.09x, 1.39x, 1.03x, and 1.09x, respectively.

4  With respect to mortgage loan number 12, the UW DSCR (x) is calculated using the IO Annual P&I.

5  With respect to mortgage loans with partial interest only periods, Annual
   P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
   shown after the expiration of the Interest Only Period.

6  With respect to mortgage loans that are cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Original Balance ($), Original
   Balance per Unit ($), Cut Off Date Balance ($), Cut-Off Date Balance per
   Unit($), Maturity LTV (%), UW DSCR (x) were calculated in the aggregate.

7  With respect to mortgage loan numbers 80, 122, and 217 the Cut-off Date LTV
   (%) and Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" Cut-Off Date LTV (%) for the mortgage loans is 63.20%,
   71.43%, and 79.79%, respectively. The "as-is" Maturity LTV (%) is 57.01%,
   64.27%, and 70.14%, respectively.

8  With respect to mortgage loan numbers 70, 110, 117 the Cut-Off Date LTV (%)
   and Maturity LTV (%) are calculated using a stabilized Appraised Value ($)
   that is after the Cut-Off Date. The "as-is" Cut-Off Date LTV (%) is 79.78%,
   72.21% and 80.00% respectively. The "as-is" Maturity LTV (%) is 70.63%,
   60.51% and 74.66% respectively.

9  With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
   Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

10 The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

11 The Admin. Fee (%) includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

12 With respect to mortgage loan number 13, the Lender may elect to require the
   Borrower to pay the entire unpaid principal balance of the loan on the
   Maturity/ARD date.

13 Mortgage loan number 121 provides for a prepayment premium that is an amount equal to the greater of either (A) 1% of the outstanding principal amount of the Loan or (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments including the outstanding principal amount which would otherwise be due upon the scheduled Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis"), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment (the "Comparison Treasury Security") and (y)
   the outstanding principal amount on the date of such prepayment.

14 Mortgage loan number 6 provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or accelerated or (ii) the positive difference, if any, between (a) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay under the Note from the date of such prepayment until the Maturity Date absent such prepayment, including the unpaid principal amount which might otherwise be due upon the Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage
   Equivalent Basis"), on the date of such prepayment of the United States
   Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (b)
   the principal balance of the Loan on the date of such prepayment.

15 Mortgage loan numbers 58, 123, 165, 194 and 235 provide for a prepayment charge shall mean an amount which will be the greater of (a) 1% of the principal amount prepaid, or (b) the amount obtained by subtracting (i) the sum of (x) the unpaid principal amount being prepaid, plus (y) the amount of interest thereon accrued to the date of such prepayment or acceleration, as the case may be, from (ii) the sum of the Current Values of all amounts of principal and interest on this Note being prepaid or accelerated that would otherwise have become due on and after the date of such determination if this Note was not being prepaid or accelerated.

   The "Current Value" of any amount payable means such amount discounted (on a semiannual basis) to its present value on the date of determination at the Treasury Yield per annum in accordance with the following formula:
   Current Value = Amount Payable / (1+d/2)^n; where "d" is the Treasury Yield per annum expressed as a decimal and "n" is an exponent equal to the number of semiannual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a
   30-day month and a 360-day year) between the date of such determination and the due date of the amount payable. The "Treasury Yield" shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining Weighted
   Average Life to the Maturity of this Note.

16 Mortgage loan numbers 94, 105, 139, 151, 175 and 203 provide for a prepayment premium that is equal to the greater of: (i) one percent (1.0%)
   of the outstanding principal balance at the time of prepayment; or (ii) the
   Yield Maintenance Amount shall mean the present value, as of the Prepayment
   Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the hear interpolation of the yields under the heading
   US. Government Securitized Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates most nearly approximating the Maturity Date.

17 Mortgage loan numbers 23, 14, 73, 15, 97, 16 and 158 provide for a prepayment premium equal to the greater of (A) 1% of the outstanding principal balance of the mortgage loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal balance of the mortgage loan. The term "Prepayment Rate" means, the yield on a U.S. treasury security that has the most closely corresponding maturity date to the maturity date or anticipated repayment date of the mortgage loan.

18 Mortgage loan numbers 3, 12, 56, 60, 227, and 234 provide for a prepayment premium equal to the greater of (A) 1% of the outstanding principal amount of the mortgage loan or (B) the Yield Maintenance Amount. The term "Yield
   Maintenance Amount" means, an amount, never less than zero, equal to (x)
   the present value as of the date such prepayment or proceeds are received of

   the remaining scheduled payments of principal and interest from the date such prepayment or proceeds are received through the maturity date, discounted at the Treasury Rate (including any balloon payment) determined by discounting such payments at the Discount Rate less (y) the amount of the payment or proceeds received by lender. The term "Discount Rate" means, the rate, which when compounded monthly, is equivalent to the Treasury
   Rate, when compounded semi-annually. The term "Treasury Rate" means, the yield on a U.S. treasury security that has the most closely corresponding maturity date to the maturity date of the applicable mortgage loan.

19 With respect to the mortgage loan number 45, the prepayment consideration will be equal to the greater of (A) 1% of the outstanding principal amount of the mortgage loan or (B) the Yield Maintenance Amount (as hereinafter defined).

   The term "Yield Maintenance Amount" means, an amount, never less than zero, equal to the present value of a series of Monthly Amounts as of the date such prepayment is received of the remaining scheduled payments of principal and interest from the date such prepayment  is received through the maturity date, discounted at the U.S. Securities Rate.  "Monthly
   Amounts" means, the interest rate (not during a default) per annum of the mortgage loan less the yield on a U.S. treasury security that has the most closely corresponding maturity date to the maturity date of the applicable mortgage loan divided by twelve (12) and the quotient thereof then multiplied by the amount prepaid on the date such prepayment is received.

20 With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding
   Appraisal Date are based on stabilization.

21 With respect to the LARGEST TENANT for the Inwood Forest mortgage property
   Randall's lease status is "Dark in Possession."

22 With respect to the LARGEST TENANT for the Riverwood mortgage property
   Winn-Dixie's lease status is "Bankrupt Billing."

23 With respect to the 2nd LARGEST TENANT for the Glendale Galleria mortgage property Osco Drugs' lease status is "Dark in Possession," but they are subleasing the space.

24 With respect to the 2nd LARGEST TENANT for the Aurora Plaza mortgage property Big Lots' status is "Dark in Possession."

                              ANNEX A-2 CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS (ALL LOANS)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                  WTD. AVG.                                WTD. AVG.
                       NUMBER OF      CUT-OFF       % OF INITIAL   WTD. AVG. REMAINING TERM              WTD. AVG.    MATURITY DATE
                        MORTGAGE  DATE PRINCIPAL   MORTGAGE POOL   MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
MORTGAGE LOAN SELLER     LOANS      BALANCE ($)        BALANCE      RATE (%)      (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

LaSalle                   142       1,222,087,754       49.08%      5.6219         104           1.54       65.88          59.14
MLML                       44         845,890,832       33.97%      5.7675         104           1.50       66.44          58.98
PNC                        32         277,360,766       11.14%      5.6561         117           1.43       70.41          60.53
AMCC                       26         144,499,343        5.80%      5.8900         113           1.33       72.43          63.21
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   244      $2,489,838,695      100.00%      5.6907         106           1.50X      66.96          59.47
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG.                               WTD. AVG.
                        NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.   REMAINING TERM              WTD. AVG.   MATURITY DATE
                        MORTGAGED    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE    OR ARD
PROPERTY TYPE          PROPERTIES     BALANCE ($)       BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                     94          817,254,112       32.82%      5.5834          88           1.58       61.06         55.86
Anchored                   38          519,722,338       20.87%      5.5363          76           1.66       55.63         52.09
Unanchored                 32          132,724,144        5.33%      5.8274         119           1.33       72.48         64.11
Shadow Anchored            15          130,535,181        5.24%      5.4333          97           1.57       69.02         62.45
Single Tenant               9           34,272,449        1.38%      5.9255         117           1.33       68.85         56.21
Office                     57          774,475,881       31.11%      5.6474         113           1.45       71.39         64.77
Hospitality                33          317,001,069       12.73%      5.8226         117           1.63       65.95         53.88
Multifamily                53          283,814,990       11.40%      5.8233         114           1.36       70.83         62.18
Multifamily                48          270,880,882       10.88%      5.8199         114           1.36       70.86         62.28
Manufactured Housing        5           12,934,108        0.52%      5.8951         116           1.39       70.19         60.06
Industrial                 27          155,553,819        6.25%      5.7554         110           1.40       68.62         59.03
Mixed Use                  14           94,452,985        3.79%      5.9236         118           1.46       72.37         62.13
Self Storage               19           41,277,552        1.66%      5.8812         118           1.48       64.92         53.53
Other                       2            6,008,287        0.24%      6.0000         115           1.88       53.26         45.36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   299       $2,489,838,695      100.00%      5.6907         106           1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

                              ANNEX A-2 (ALL LOANS)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------

                                       AGGREGATE                                  WTD. AVG.                              WTD. AVG.
                          NUMBER OF     CUT-OFF       % OF INITIAL  WTD. AVG.  REMAINING TERM              WTD. AVG.   MATURITY DATE
                          MORTGAGED  DATE PRINCIPAL  MORTGAGE POOL   MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE    OR ARD
PROPERTY STATE/LOCATION  PROPERTIES   BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Texas                        34        281,692,662       11.31%       5.6885         100          1.54       70.45         63.00
Georgia                      18        254,821,345       10.23%       5.7335          80          1.52       57.77         52.03
California                   17        229,226,377        9.21%       5.6954         115          1.35       73.80         65.98
Southern                     13        196,383,540        7.89%       5.6261         117          1.35       75.50         67.32
Northern                      4         32,842,837        1.32%       6.1093         100          1.33       63.65         57.99
Florida                      20        215,599,596        8.66%       5.8911         116          1.33       69.93         60.34
Arizona                      14        146,681,571        5.89%       5.8103         114          1.44       67.82         61.11
Indiana                       6        140,949,819        5.66%       5.3135         118          1.95       66.45         64.02
Louisiana                     6        131,886,059        5.30%       5.5372          64          1.86       39.47         37.08
Washington                    9        124,652,996        5.01%       5.5411         106          1.42       72.67         64.73
New York                     11        107,884,768        4.33%       5.7411         112          1.50       66.38         55.95
Illinois                     20         94,536,172        3.80%       5.6762         109          1.47       62.44         56.43
Ohio                         10         78,502,308        3.15%       5.8702          99          1.37       76.30         69.33
Michigan                     20         78,258,887        3.14%       5.5519         117          1.28       73.13         62.07
Colorado                     11         72,794,244        2.92%       5.5091         112          1.88       53.98         48.49
Missouri                      4         60,982,004        2.45%       5.5577         118          1.32       73.69         67.64
Pennsylvania                  8         43,816,229        1.76%       5.5297          97          1.69       70.06         62.59
District of Columbia          2         43,140,000        1.73%       6.0408         119          1.16       76.65         71.36
Tennessee                     8         37,688,332        1.51%       5.7305         118          1.29       74.32         63.88
Virginia                      4         32,551,188        1.31%       5.5758         117          1.69       70.86         60.00
Wisconsin                     4         28,298,333        1.14%       5.7281         118          1.22       77.98         69.62
Oklahoma                     10         28,156,177        1.13%       5.8419         118          1.28       77.97         67.93
Maryland                      3         26,473,117        1.06%       5.8628         119          1.42       69.66         56.69
North Carolina               10         25,994,166        1.04%       5.7432         116          1.46       73.43         64.86
Minnesota                     5         22,696,999        0.91%       5.6985          93          1.90       59.80         54.22
Massachusetts                 2         20,557,418        0.83%       5.5681         119          1.51       63.12         52.01
Nevada                        3         19,375,000        0.78%       6.0254         120          1.27       71.48         62.20
Iowa                          1         18,500,000        0.74%       5.6900         116          1.36       72.83         64.09
Delaware                      5         15,149,170        0.61%       5.7915         119          1.78       50.94         39.92
Arkansas                      4         11,985,845        0.48%       5.7685         114          1.41       71.61         57.88
Utah                          3         11,836,373        0.48%       5.9359         118          1.38       73.47         58.31
Nebraska                      1          8,990,351        0.36%       5.6100         119          1.71       67.09         56.31
Connecticut                   2          8,972,496        0.36%       6.3022         120          1.21       74.61         64.61
New Hampshire                 2          8,343,566        0.34%       5.3200         114          1.54       76.90         64.30
New Mexico                    2          7,889,380        0.32%       5.7998         119          2.08       50.68         40.76
North Dakota                  6          7,550,000        0.30%       6.0110         120          1.36       70.01         56.13
Wyoming                       2          7,389,372        0.30%       5.5800         117          1.70       63.16         41.00
Montana                       2          6,901,375        0.28%       5.6000         117          1.82       61.35         39.86
Rhode Island                  1          5,239,820        0.21%       5.7350         118          1.37       79.81         67.30
South Carolina                1          4,188,620        0.17%       5.1500          76          1.78       70.99         70.99
Alabama                       1          4,177,241        0.17%       6.4600         116          1.45       67.37         53.25
New Jersey                    2          4,088,480        0.16%       5.8826         118          1.42       63.40         51.08
Idaho                         1          3,400,000        0.14%       5.6400         119          1.21       80.00         68.78
Mississippi                   1          3,070,563        0.12%       6.0000         119          1.31       78.73         61.07
Kentucky                      1          2,573,251        0.10%       5.7700          89          2.05       62.38         52.07
Kansas                        2          2,377,022        0.10%       6.1310         118          1.39       74.87         63.87
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     299     $2,489,838,695      100.00%       5.6907         106          1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

                              ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------

                                        WTD. AVG.                                WTD. AVG.
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG. REMAINING TERM              WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF DATE    MORTGAGE     DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
PRINCIPAL BALANCES ($)     LOANS       BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    995,888 - 2,999,999      75          147,502,311        5.92%     5.8721        118           1.46       67.63         56.48
  3,000,000 - 3,999,999      27           94,008,530        3.78%     5.7960        113           1.42       70.17         58.33
  4,000,000 - 4,999,999      25          111,527,399        4.48%     5.9825        113           1.41       68.03         57.37
  5,000,000 - 5,999,999      17           94,146,715        3.78%     5.7987        118           1.44       67.94         58.66
  6,000,000 - 6,999,999       8           51,452,852        2.07%     5.8053        119           1.57       64.44         52.95
  7,000,000 - 7,999,999      14          105,175,805        4.22%     5.7201        110           1.46       72.36         62.89
  8,000,000 - 9,999,999      18          160,239,666        6.44%     5.5978        110           1.53       70.44         61.52
 10,000,000 - 12,999,999     20          225,470,610        9.06%     5.8319        107           1.38       69.70         62.45
 13,000,000 - 19,999,999     16          241,330,942        9.69%     5.7229        111           1.42       70.78         60.70
 20,000,000 - 49,999,999     15          418,782,506       16.82%     5.7793        113           1.39       68.18         59.61
 50,000,000 - 99,999,999      5          340,533,157       13.68%     5.6225        118           1.38       75.14         68.03
100,000,000 - 161,668,201     4          499,668,201       20.07%     5.4367         76           1.83       54.05         52.59
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     244       $2,489,838,695      100.00%     5.6907        106           1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:      $995,888
Maximum:      $161,668,201
Average:      $10,204,257

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------

                                                                               WTD. AVG.                                  WTD. AVG.
                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG. REMAINING TERM               WTD. AVG.    MATURITY DATE
RANGE OF                MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL   MORTGAGE TO MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
MORTGAGE RATES (%)       LOANS       BALANCE ($)       BALANCE      RATE (%)     (MOS.)       DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

4.8300 - 5.2499            14         357,934,701        14.38%      5.1299        93           1.90        66.23          64.69
5.2500 - 5.4999            18         328,751,167        13.20%      5.4134        94           1.66        54.91          50.55
5.5000 - 5.5999            12         248,098,838         9.96%      5.5451       117           1.52        74.57          66.29
5.6000 - 5.6999            37         317,755,253        12.76%      5.6510       117           1.39        69.52          60.07
5.7000 - 5.7499            15         252,254,212        10.13%      5.7332        80           1.55        57.14          51.57
5.7500 - 5.9999            88         531,585,278        21.35%      5.8633       118           1.34        71.93          60.54
6.0000 - 6.2499            40         287,681,352        11.55%      6.0877       114           1.27        69.96          60.57
6.2500 - 6.4999            13          99,827,563         4.01%      6.3114       118           1.42        69.79          59.16
6.5000 - 6.7499             5          55,700,331         2.24%      6.5626        78           1.30        73.22          68.20
6.7500 - 7.1580             2          10,250,000         0.41%      7.0048       120           1.63        52.58          44.11
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   244      $2,489,838,695       100.00%      5.6907       106           1.50X       66.96          59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            4.8300
Maximum:            7.1580
Weighted Average:   5.6907

                              ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                WTD. AVG.                               WTD. AVG.
                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG. REMAINING TERM               WTD. AVG.   MATURITY DATE
RANGE OF DEBT SERVICE   MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE  TO MATURITY/ARD  WTD. AVG.  CUT-OFF DATE     OR ARD
COVERAGE RATIOS (X)      LOANS        BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

1.06 - 1.14                1           27,500,000           1.10%   6.0847        117           1.06        51.50         45.71
1.15 - 1.19                3           48,022,055           1.93%   5.9195        118           1.16        75.46         69.66
1.20 - 1.24               61          584,656,220          23.48%   5.7668        117           1.22        75.92         67.29
1.25 - 1.29               45          376,789,582          15.13%   5.8018        114           1.26        73.92         64.40
1.30 - 1.34               25          131,132,481           5.27%   5.8106        117           1.32        73.55         61.88
1.35 - 1.39               19          117,015,019           4.70%   5.8611        112           1.37        70.44         60.76
1.40 - 1.44               16          116,903,287           4.70%   5.9632        107           1.42        64.44         56.05
1.45 - 1.49                9          117,850,149           4.73%   5.9771        118           1.47        70.01         57.24
1.50 - 1.59               17           98,488,580           3.96%   5.7772        117           1.53        64.25         54.85
1.60 - 1.99               28          592,943,576          23.81%   5.5447         82           1.77        56.76         51.80
2.00 - 3.49               18          274,590,945          11.03%   5.2125        101           2.13        57.06         55.16
3.50 - 4.14                2            3,946,801           0.16%   5.6723        119           3.98        26.61         23.36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  244       $2,489,838,695         100.00%   5.6907        106           1.50X       66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:              1.06x
Maximum:              4.14x
Weighted Average:     1.50x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                  WTD. AVG.                               WTD. AVG.
                         NUMBER OF    CUT-OFF       % OF INITIAL  WTD. AVG.   REMAINING TERM              WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF DATE    MORTGAGE  DATE PRINCIPAL  MORTGAGE POOL   MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)   LOANS    BALANCE ($)       BALANCE      RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

26.02 - 50.00               16       377,283,808        15.15%      5.5842          73           1.82       43.23         39.90
50.01 - 60.00               27       171,442,177         6.89%      5.6922          99           1.78       55.11         50.32
60.01 - 65.00               23       259,593,777        10.43%      5.5152         111           1.80       63.37         58.31
65.01 - 70.00               42       353,253,278        14.19%      5.7643         113           1.43       67.93         57.07
70.01 - 75.00               56       676,510,297        27.17%      5.6759         111           1.43       72.96         65.16
75.01 - 77.50               27       176,934,297         7.11%      5.8028         118           1.24       76.39         67.05
77.51 - 80.00               53       474,821,061        19.07%      5.7954         114           1.26       79.25         69.82
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    244    $2,489,838,695       100.00%      5.6907         106           1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:             26.02
Maximum:             80.00
Weighted Average:    66.96

                              ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG.                              WTD. AVG.
                        NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG. REMAINING TERM              WTD. AVG.   MATURITY DATE
RANGE OF MATURITY DATE  MORTGAGE     DATE PRINCIPAL   MORTGAGE POOL MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)     LOANS        BALANCE ($)       BALANCE    RATE (%)       (MOS.)      DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing             1            1,359,924        0.05%     6.0400         235          1.23       61.81          0.00
  20.05 - 50.00             45          530,829,505       21.32%     5.7009          86          1.73       47.30         41.48
  50.01 - 55.00             25          194,231,081        7.80%     5.9316         116          1.47       65.89         52.52
  55.01 - 60.00             48          288,443,544       11.58%     5.6114         107          1.58       66.58         57.83
  60.01 - 62.50             20          137,619,107        5.53%     5.7311         113          1.30       72.09         61.47
  62.51 - 65.00             27          412,414,079       16.56%     5.5946         113          1.57       70.18         64.02
  65.01 - 67.50             34          337,830,326       13.57%     5.7594         114          1.41       75.87         66.33
  67.51 - 70.00             25          205,332,962        8.25%     5.7055         117          1.25       76.39         68.83
  70.01 - 79.41             19          381,778,166       15.33%     5.6332         102          1.37       76.83         72.54
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    244       $2,489,838,695      100.00%     5.6907         106          1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            20.05
Maximum:            79.41
Weighted Average:   59.47

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                   WTD. AVG.                             WTD. AVG.
                         NUMBER OF     CUT-OFF       % OF INITIAL  WTD. AVG.   REMAINING TERM             WTD. AVG.   MATURITY DATE
RANGE OF REMAINING       MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL   MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)   LOANS     BALANCE ($)       BALANCE      RATE (%)        (MOS.)     DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        57 - 60              16       406,132,438       16.31%      5.5723           58         1.78       50.07         47.75
        61 - 84               4       151,727,835        6.09%      5.4442           77         1.62       72.10         70.48
        85 - 120            223     1,930,618,497       77.54%      5.7348          118         1.44       70.11         61.07
       121 - 235              1         1,359,924        0.05%      6.0400          235         1.23       61.81          N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     244    $2,489,838,695      100.00%      5.6907          106         1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:           57 mos.
Maximum:           235 mos.
Weighted Average:  106 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                       AGGREGATE                                 WTD. AVG.                               WTD. AVG.
                          NUMBER OF     CUT-OFF      % OF INITIAL   WTD. AVG. REMAINING TERM               WTD. AVG.   MATURITY DATE
RANGE OF REMAINING STATED  MORTGAGE  DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
AMORTIZATION TERMS (MOS.)   LOANS      BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    Interest Only             13        328,317,283      13.19%      5.1890          89           1.99       65.14         65.14
    177 - 240                 11         61,687,703       2.48%      5.8137         116           1.45       68.40         45.47
    241 - 300                 44        334,441,927      13.43%      5.8305         117           1.61       67.62         55.28
    301 - 360                173      1,693,333,626      68.01%      5.7415         106           1.40       66.89         59.47
    361 - 420                  3         72,058,157       2.89%      6.0294         119           1.25       72.34         64.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      244     $2,489,838,695     100.00%      5.6907         106           1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            177 mos.
Maximum:            420 mos.
Weighted Average:   348 mos.

                                                  ANNEX A-2 (ALL LOANS)

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG.                               WTD. AVG.
                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.  REMAINING TERM              WTD. AVG.   MATURITY DATE
                        MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL   MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
AMORTIZATION TYPES       LOANS       BALANCE ($)       BALANCE      RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Balloon                   155       1,071,547,652        43.04%      5.8858         107           1.45       66.70         55.97
IO-Balloon                 71       1,003,236,000        40.29%      5.6261         110           1.42       66.99         60.63
Interest Only              13         328,317,283        13.19%      5.1890          89           1.99       65.14         65.14
ARD                         2          57,477,835         2.31%      6.1250         104           1.25       79.56         69.52
IO-ARD                      2          27,900,000         1.12%      5.5119          95           1.34       70.97         65.12
Fully Amortizing            1           1,359,924         0.05%      6.0400         235           1.23       61.81          N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   244      $2,489,838,695       100.00%      5.6907         106           1.50X      66.96         59.47
------------------------------------------------------------------------------------------------------------------------------------

ESCROW TYPES

---------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF     % OF INITIAL
                                          NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL
ESCROW TYPES                           MORTGAGE LOANS       BALANCE ($)          BALANCE
---------------------------------------------------------------------------------------------

TI/LC Reserves                                91              839,488,186         45.58%
Real Estate Tax                              208            1,682,126,020         67.56%
Insurance                                    199            1,598,309,128         64.19%
Replacement Reserves                         197            1,723,276,946         69.21%

LOCKBOX TYPES

---------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF     % OF INITIAL
                                          NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL
LOCKBOX TYPES                          MORTGAGE LOANS       BALANCE ($)          BALANCE
---------------------------------------------------------------------------------------------

Hard                                         52              1,310,210,139         52.62%
Soft                                          6                156,398,305          6.28%

SELECT CHARACTERISTICS

---------------------------------------------------------------------------------------------
                                                         AGGREGATE CUT-OFF     % OF INITIAL
                                          NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL
SELECT CHARACTERISTICS                 MORTGAGE LOANS       BALANCE ($)          BALANCE
---------------------------------------------------------------------------------------------

Interest Only                                13                328,317,283         13.19%
Single Tenant                                35                385,944,287         15.50%
Loans > 50% Single Tenant                    57                557,078,370         22.37%
Current Secondary Debt                       15                489,336,667         19.65%
Future Secondary Debt Permitted              15                501,731,321         20.15%
---------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG.                               WTD. AVG.
                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG. REMAINING TERM TO            WTD. AVG.    MATURITY DATE
                        MORTGAGE    DATE PRINCIPAL   LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG. CUT-OFF DATE     OR ARD
MORTGAGE LOAN SELLER     LOANS        BALANCE ($)       BALANCE     RATE (%)       (MOS.)      DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

LaSalle                   121        1,103,479,742         49.15%   5.5887         102          1.56       64.91          58.43
MLML                       38          798,784,172         35.58%   5.7674         103          1.52       66.01          58.59
PNC                        22          219,123,922          9.76%   5.6811         117          1.44       70.68          61.11
AMCC                       22          123,805,655          5.51%   5.8088         119          1.33       72.91          62.75
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   203       $2,245,193,491        100.00%   5.6735         105          1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG.                               WTD. AVG.
                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.   REMAINING TERM             WTD. AVG.    MATURITY DATE
                       MORTGAGED   DATE PRINCIPAL    LOAN GROUP 1   MORTGAGE  TO MATURITY/ARD  WTD. AVG. CUT-OFF DATE     OR ARD
PROPERTY TYPE          PROPERTIES    BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                     94          817,254,112         36.40%    5.5834          88          1.58       61.06          55.86
  Anchored                 38          519,722,338         23.15%    5.5363          76          1.66       55.63          52.09
  Unanchored               32          132,724,144          5.91%    5.8274         119          1.33       72.48          64.11
  Shadow Anchored          15          130,535,181          5.81%    5.4333          97          1.57       69.02          62.45
  Single Tenant             9           34,272,449          1.53%    5.9255         117          1.33       68.85          56.21
Office                     57          774,475,881         34.49%    5.6474         113          1.45       71.39          64.77
Hospitality                33          317,001,069         14.12%    5.8226         117          1.63       65.95          53.88
Industrial                 27          155,553,819          6.93%    5.7554         110          1.40       68.62          59.03
Mixed Use                  14           94,452,985          4.21%    5.9236         118          1.46       72.37          62.13
Self Storage               19           41,277,552          1.84%    5.8812         118          1.48       64.92          53.53
  Multifamily               7           39,169,786          1.74%    5.6611         117          1.54       57.54          51.20
  Multifamily               4           34,400,000          1.53%    5.6351         118          1.53       55.52          49.82
Manufactured Housing        3            4,769,786          0.21%    5.8489         114          1.60       72.06          61.20
Other                       2            6,008,287          0.27%    6.0000         115          1.88       53.26          45.36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   253       $2,245,193,491        100.00%    5.6735         105          1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 1)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------

                                       AGGREGATE                                 WTD. AVG.                               WTD. AVG.
                         NUMBER OF      CUT-OFF     % OF INITIAL   WTD. AVG.  REMAINING TERM               WTD. AVG.   MATURITY DATE
                         MORTGAGED  DATE PRINCIPAL  LOAN GROUP 1    MORTGAGE  TO MATURITY/ARD  WTD. AVG.  CUT-OFF DATE    OR ARD
PROPERTY STATE/LOCATION  PROPERTIES   BALANCE ($)      BALANCE      RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Texas                       29        237,499,181         10.58%     5.6080         100           1.58       69.54         62.29
California                  16        223,462,055          9.95%     5.6888         115           1.35       73.99         66.23
  Southern                  12        190,619,218          8.49%     5.6164         117           1.35       75.77         67.64
  Northern                   4         32,842,837          1.46%     6.1093         100           1.33       63.65         57.99
Florida                     20        215,599,596          9.60%     5.8911         116           1.33       69.93         60.34
Georgia                     15        211,990,278          9.44%     5.7635          72           1.57       54.75         49.49
Louisiana                    6        131,886,059          5.87%     5.5372          64           1.86       39.47         37.08
Indiana                      5        128,215,162          5.71%     5.2826         118           2.02       65.43         63.98
Arizona                     11        123,741,571          5.51%     5.8359         113           1.46       67.21         60.23
Washington                   8        120,831,804          5.38%     5.5265         107           1.42       72.47         64.43
New York                     8         96,910,293          4.32%     5.7380         111           1.48       67.28         56.47
Illinois                    19         91,554,976          4.08%     5.6762         109           1.46       62.45         56.56
Michigan                    18         74,116,829          3.30%     5.5382         117           1.27       73.42         62.33
Colorado                    11         72,794,244          3.24%     5.5091         112           1.88       53.98         48.49
Ohio                         9         63,182,308          2.81%     5.8897          94           1.41       75.56         68.19
Missouri                     2         54,250,000          2.42%     5.5159         118           1.33       73.45         67.89
District of Columbia         2         43,140,000          1.92%     6.0408         119           1.16       76.65         71.36
Pennsylvania                 6         38,821,579          1.73%     5.5181          95           1.68       71.27         64.09
Virginia                     4         32,551,188          1.45%     5.5758         117           1.69       70.86         60.00
Wisconsin                    4         28,298,333          1.26%     5.7281         118           1.22       77.98         69.62
Tennessee                    5         24,742,301          1.10%     5.5808         119           1.30       72.01         61.74
North Carolina               9         23,948,049          1.07%     5.7347         115           1.47       73.88         65.47
Massachusetts                2         20,557,418          0.92%     5.5681         119           1.51       63.12         52.01
Nevada                       3         19,375,000          0.86%     6.0254         120           1.27       71.48         62.20
Minnesota                    4         19,096,999          0.85%     5.6680          88           1.99       58.95         55.09
Iowa                         1         18,500,000          0.82%     5.6900         116           1.36       72.83         64.09
Maryland                     2         17,985,668          0.80%     5.8689         119           1.43       71.73         59.66
Delaware                     5         15,149,170          0.67%     5.7915         119           1.78       50.94         39.92
Arkansas                     4         11,985,845          0.53%     5.7685         114           1.41       71.61         57.88
Utah                         3         11,836,373          0.53%     5.9359         118           1.38       73.47         58.31
Nebraska                     1          8,990,351          0.40%     5.6100         119           1.71       67.09         56.31
Oklahoma                     4          8,719,411          0.39%     6.0105         118           1.37       74.41         63.26
New Hampshire                2          8,343,566          0.37%     5.3200         114           1.54       76.90         64.30
New Mexico                   2          7,889,380          0.35%     5.7998         119           2.08       50.68         40.76
Wyoming                      2          7,389,372          0.33%     5.5800         117           1.70       63.16         41.00
Montana                      2          6,901,375          0.31%     5.6000         117           1.82       61.35         39.86
Rhode Island                 1          5,239,820          0.23%     5.7350         118           1.37       79.81         67.30
South Carolina               1          4,188,620          0.19%     5.1500          76           1.78       70.99         70.99
New Jersey                   2          4,088,480          0.18%     5.8826         118           1.42       63.40         51.08
Idaho                        1          3,400,000          0.15%     5.6400         119           1.21       80.00         68.78
Mississippi                  1          3,070,563          0.14%     6.0000         119           1.31       78.73         61.07
Kentucky                     1          2,573,251          0.11%     5.7700          89           2.05       62.38         52.07
Kansas                       2          2,377,022          0.11%     6.1310         118           1.39       74.87         63.87
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    253     $2,245,193,491        100.00%     5.6735         105           1.52X      66.30         58.99
------------------------------------------------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                 WTD. AVG.                                WTD. AVG.
                         NUMBER OF     CUT-OFF     % OF INITIAL   WTD. AVG. REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF CUT-OFF DATE    MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE     MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
PRINCIPAL BALANCES ($)     LOANS     BALANCE ($)      BALANCE     RATE (%)        (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    995,888 - 2,999,999      60       115,762,459        5.16%     5.8848          118           1.47       66.83          55.70
  3,000,000 - 3,999,999      21        73,661,314        3.28%     5.7694          114           1.45       69.36          57.07
  4,000,000 - 4,999,999      21        93,480,250        4.16%     5.9940          113           1.39       68.80          57.96
  5,000,000 - 5,999,999      16        88,382,393        3.94%     5.7889          118           1.45       68.02          58.79
  6,000,000 - 6,999,999       7        45,271,785        2.02%     5.7487          119           1.61       62.42          50.92
  7,000,000 - 7,999,999      12        90,100,359        4.01%     5.6367          108           1.50       71.47          62.12
  8,000,000 - 9,999,999      15       133,858,874        5.96%     5.5413          109           1.56       69.53          61.41
 10,000,000 - 12,999,999     14       156,331,251        6.96%     5.8008          107           1.42       67.91          60.54
 13,000,000 - 19,999,999     14       212,010,942        9.44%     5.7077          110           1.45       69.57          58.99
 20,000,000 - 49,999,999     14       396,132,506       17.64%     5.8107          113           1.39       68.26          59.63
 50,000,000 - 99,999,999      5       340,533,157       15.17%     5.6225          118           1.38       75.14          68.03
100,000,000 - 161,668,201     4       499,668,201       22.26%     5.4367           76           1.83       54.05          52.59
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     203    $2,245,193,491      100.00%     5.6735          105           1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

Minimum:     $995,888
Maximum:     $161,668,201
Average:     $11,060,066

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------

                                    AGGREGATE                                  WTD. AVG.                                WTD. AVG.
                       NUMBER OF     CUT-OFF    % OF INITIAL   WTD. AVG.   REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF                MORTGAGE DATE PRINCIPAL  LOAN GROUP 1    MORTGAGE      MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
MORTGAGE RATES (%)       LOANS     BALANCE ($)      BALANCE      RATE (%)         (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

4.8300 - 5.2499            13       335,284,701       14.93%     5.1231            91           1.94       66.20          65.05
5.2500 - 5.4999            16       320,562,671       14.28%     5.4123            93           1.65       54.99          50.73
5.5000 - 5.5999            11       237,598,838       10.58%     5.5431           117           1.52       75.02          66.57
5.6000 - 5.6999            32       294,998,818       13.14%     5.6526           117           1.38       69.46          60.14
5.7000 - 5.7499            13       232,654,899       10.36%     5.7350            76           1.57       55.35          50.05
5.7500 - 5.9999            70       444,047,497       19.78%     5.8692           118           1.35       71.25          59.52
6.0000 - 6.2499            32       239,417,909       10.66%     6.0754           114           1.27       68.41          59.23
6.2500 - 6.4999            11        88,550,322        3.94%     6.3093           118           1.43       69.46          58.84
6.5000 - 6.7499             3        41,827,835        1.86%     6.5805            82           1.27       74.98          68.98
6.7500 - 7.1580             2        10,250,000        0.46%     7.0048           120           1.63       52.58          44.11
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   203    $2,245,193,491      100.00%     5.6735           105           1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

Minimum:              4.8300
Maximum:              7.1580
Weighted Average:     5.6735

                            ANNEX A-2 (LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                  WTD. AVG.                                WTD. AVG.
                        NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF DEBT SERVICE   MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1   MORTGAGE     MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
COVERAGE RATIOS (X)       LOANS     BALANCE ($)       BALANCE     RATE (%)        (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

1.06 - 1.14                   1       27,500,000         1.22%     6.0847          117           1.06       51.50          45.71
1.15 - 1.19                   3       48,022,055         2.14%     5.9195          118           1.16       75.46          69.66
1.20 - 1.24                  46      474,263,081        21.12%     5.7385          116           1.22       75.44          66.81
1.25 - 1.29                  42      365,331,572        16.27%     5.7938          114           1.26       73.99          64.46
1.30 - 1.34                  18       83,027,930         3.70%     5.9202          118           1.31       73.86          61.29
1.35 - 1.39                  17      111,968,902         4.99%     5.8513          112           1.37       70.62          60.95
1.40 - 1.44                  10       86,512,710         3.85%     5.9030          111           1.42       63.33          54.95
1.45 - 1.49                   6       93,613,595         4.17%     6.0263          118           1.47       69.76          56.10
1.50 - 1.59                  16       96,442,647         4.30%     5.7803          117           1.53       64.21          54.83
1.60 - 1.99                  25      584,967,730        26.05%     5.5434           82           1.77       56.70          51.80
2.00 - 4.14                  19      273,543,270        12.18%     5.2148          101           2.16       57.03          55.18
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     203   $2,245,193,491       100.00%     5.6735          105           1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

Minimum:              1.06x
Maximum:              4.14x
Weighted Average:     1.52x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                 WTD. AVG.                                WTD. AVG.
                        NUMBER OF      CUT-OFF     % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF CUT-OFF DATE    MORTGAGE   DATE PRINCIPAL LOAN GROUP 1   MORTGAGE     MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)  LOANS      BALANCE ($)     BALANCE     RATE (%)        (MOS.)        DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

26.02 - 50.00               15        372,289,333      16.58%      5.5860           73           1.81       43.35          40.04
50.01 - 60.00               26        168,445,387       7.50%      5.6935           98           1.77       55.05          50.34
60.01 - 65.00               19        240,514,721      10.71%      5.5039          110           1.82       63.32          58.48
65.01 - 70.00               32        289,786,090      12.91%      5.7527          115           1.44       68.19          56.76
70.01 - 75.00               51        665,162,801      29.63%      5.6713          111           1.43       72.94          65.22
75.01 - 77.50               20        127,975,934       5.70%      5.7624          118           1.24       76.32          67.10
77.51 - 80.00               40        381,019,225      16.97%      5.7707          114           1.26       79.20          69.72
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    203     $2,245,193,491     100.00%      5.6735          105           1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

Minimum:              26.02
Maximum:              80.00
Weighted Average:     66.30

                            ANNEX A-2 (LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                WTD. AVG.                                WTD. AVG.
                        NUMBER OF     CUT-OFF    % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE  MORTGAGE  DATE PRINCIPAL LOAN GROUP 1   MORTGAGE     MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)     LOANS     BALANCE ($)     BALANCE     RATE (%)        (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing             1        1,359,924       0.06%      6.0400          235           1.23       61.81          0.00
  20.05 - 50.00             42      519,238,240      23.13%      5.7027           85           1.73       47.24          41.50
  50.01 - 55.00             20      175,387,335       7.81%      5.9313          116           1.46       65.95          52.58
  55.01 - 60.00             38      235,118,550      10.47%      5.6169          105           1.63       66.49          57.68
  60.01 - 62.50             20      137,619,107       6.13%      5.7311          113           1.30       72.09          61.47
  62.51 - 65.00             26      399,679,423      17.80%      5.5936          113           1.58       69.97          64.00
  65.01 - 67.50             24      278,343,521      12.40%      5.6968          116           1.43       75.99          66.29
  67.51 - 70.00             19      176,730,418       7.87%      5.6415          117           1.25       75.95          68.96
  70.01 - 79.41             13      321,716,974      14.33%      5.5973           99           1.40       76.42          72.55
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    203   $2,245,193,491     100.00%      5.6735          105           1.52X      66.30          58.99
-----------------------------------------------------------------------------------------------------------------------------------

Minimum:              20.05
Maximum:              79.41
Weighted Average:     58.99

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                 WTD. AVG.                                WTD. AVG.
                         NUMBER OF    CUT-OFF      % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF REMAINING       MORTGAGE  DATE PRINCIPAL  LOAN GROUP 1   MORTGAGE    MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)   LOANS     BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    57 - 60                  14      390,311,246       17.38%      5.5393          58           1.80       49.26          46.90
    61 - 84                   4      151,727,835        6.76%      5.4442          77           1.62       72.10          70.48
    85 - 120                184    1,701,794,486       75.80%      5.7244         118           1.45       69.70          60.73
   121 - 235                  1        1,359,924        0.06%      6.0400         235           1.23       61.81           N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     203   $2,245,193,491      100.00%      5.6735         105           1.52X      66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

Minimum:              57 mos.
Maximum:              235 mos.
Weighted Average:     105 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                        AGGREGATE                                WTD. AVG.                               WTD. AVG.
                           NUMBER OF     CUT-OFF     % OF INITIAL  WTD. AVG. REMAINING TERM TO            WTD. AVG.    MATURITY DATE
RANGE OF REMAINING STATED  MORTGAGE  DATE PRINCIPAL  LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG. CUT-OFF DATE     OR ARD
AMORTIZATION TERMS (MOS.)    LOANS     BALANCE ($)      BALANCE     RATE (%)       (MOS.)      DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

  Interest Only                 12      316,317,283       14.09%     5.1389          90          2.01       65.06          65.06
   177 - 240                    11       61,687,703        2.75%     5.8137         116          1.45       68.40          45.47
   241 - 300                    36      299,354,740       13.33%     5.8195         117          1.65       67.13          54.81
   301 - 360                   142    1,502,875,608       66.94%     5.7368         105          1.41       66.07          58.84
   361 - 420                    2        64,958,157        2.89%     6.0053         119          1.26       72.02          64.62
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        203   $2,245,193,491      100.00%     5.6735         105         1.52X       66.30          58.99
------------------------------------------------------------------------------------------------------------------------------------

Minimum:              177 mos.
Maximum:              420 mos.
Weighted Average:     348 mos.

                            ANNEX A-2 (LOAN GROUP 1)

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                  WTD. AVG.                                WTD. AVG.
                        NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                        MORTGAGE   DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE     MATURITY/ARD   WTD. AVG. CUT-OFF DATE      OR ARD
AMORTIZATION TYPES        LOANS      BALANCE ($)      BALANCE     RATE (%)        (MOS.)       DSCR (X) LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Balloon                   127        940,529,449        41.89%     5.8792          106           1.46       65.92         55.28
IO-Balloon                 59        901,609,000        40.16%     5.6220          109           1.44       66.16         59.86
Interest Only              12        316,317,283        14.09%     5.1389           90           2.01       65.06         65.06
ARD                         2         57,477,835         2.56%     6.1250          104           1.25       79.56         69.52
IO-ARD                      2         27,900,000         1.24%     5.5119           95           1.34       70.97         65.12
Fully Amortizing            1          1,359,924         0.06%     6.0400          235           1.23       61.81          N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   203     $2,245,193,491       100.00%     5.6735          105           1.52X      66.30         58.99
------------------------------------------------------------------------------------------------------------------------------------

ESCROW TYPES

--------------------------------------------------------------------------------------------

                                                      AGGREGATE CUT-OFF     % OF INITIAL
                                       NUMBER OF       DATE PRINCIPAL       LOAN GROUP 1
ESCROW TYPES                         MORTGAGE LOANS      BALANCE ($)           BALANCE
--------------------------------------------------------------------------------------------

TI/LC Reserves                             90            837,988,186           45.50%
Real Estate Tax                           168          1,447,040,129           64.45%
Insurance                                 158          1,353,663,925           60.29%
Replacement Reserves                      156          1,478,631,742           65.86%

LOCKBOX TYPES

--------------------------------------------------------------------------------------------

                                                      AGGREGATE CUT-OFF     % OF INITIAL
                                       NUMBER OF       DATE PRINCIPAL       LOAN GROUP 1
LOCKBOX TYPES                        MORTGAGE LOANS      BALANCE ($)           BALANCE
--------------------------------------------------------------------------------------------

Hard                                       52          1,310,210,139            58.36%
Soft                                        4            136,958,157             6.10%

SELECT CHARACTERISTICS

--------------------------------------------------------------------------------------------

                                                        CUT-OFF DATE        % OF INITIAL
                                       NUMBER OF          PRINCIPAL         LOAN GROUP 1
SELECT CHARACTERISTICS               MORTGAGE LOANS        BALANCE             BALANCE
--------------------------------------------------------------------------------------------

Interest Only                              12            316,317,283            14.09%
Single Tenant                              35            385,944,287            17.19%
Loans > 50% Single Tenant                  57            557,078,370            24.81%
Current Secondary Debt                     12            445,127,355            19.83%
Future Secondary Debt Permitted            12            462,011,321            20.58%
--------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                 WTD. AVG.                                WTD. AVG.
                        NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG. REMAINING TERM TO            WTD. AVG.    MATURITY DATE
                        MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE    MATURITY/ARD    WTD. AVG. CUT-OFF DATE     OR ARD
MORTGAGE LOAN SELLER      LOANS      BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X) LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

LaSalle                     21        118,608,012     48.48%      5.9302          117          1.30       74.97          65.70
PNC                         10         58,236,843     23.80%      5.5623          117          1.42       69.42          58.34
MLML                         6         47,106,660     19.26%      5.7689          119          1.28       73.72          65.56
AMCC                         4         20,693,688      8.46%      6.3758          73           1.36       69.60          65.91
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     41       $244,645,204    100.00%      5.8493          114          1.33X      72.95          63.94
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                 WTD. AVG.                                 WTD. AVG.
                         NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.    MATURITY DATE
                         MORTGAGED  DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE    MATURITY/ARD    WTD. AVG.  CUT-OFF DATE      OR ARD
PROPERTY TYPE           PROPERTIES   BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                 44         236,480,882     96.66%      5.8467          114          1.33        73.09          64.09
Manufactured Housing         2           8,164,322      3.34%      5.9221          118          1.27        69.10          59.40
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     46        $244,645,204    100.00%      5.8493          114          1.33X       72.95          63.94
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------

                                       AGGREGATE                                 WTD. AVG.                               WTD. AVG.
                          NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                          MORTGAGED  DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE    MATURITY/ARD    WTD. AVG.  CUT-OFF DATE    OR ARD
PROPERTY STATE/LOCATION  PROPERTIES   BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Texas                         5          44,193,481     18.06%      6.1210          101          1.33        75.34         66.80
Georgia                       3          42,831,068     17.51%      5.5853          117          1.30        72.74         64.63
Arizona                       3          22,940,000      9.38%      5.6720          118          1.33        71.13         65.87
Oklahoma                      6          19,436,767      7.94%      5.7663          117          1.24        79.56         70.03
Ohio                          1          15,320,000      6.26%      5.7900          117          1.21        79.38         74.04
Tennessee                     3          12,946,031      5.29%      6.0167          117          1.28        78.72         67.99
Indiana                       1          12,734,657      5.21%      5.6250          118          1.22        76.71         64.48
New York                      3          10,974,476      4.49%      5.7687          118          1.64        58.49         51.40
Connecticut                   2           8,972,496      3.67%      6.3022          120          1.21        74.61         64.61
Maryland                      1           8,487,449      3.47%      5.8500          119          1.41        65.29         50.39
North Dakota                  6           7,550,000      3.09%      6.0110          120          1.36        70.01         56.13
Missouri                      2           6,732,004      2.75%      5.8949          119          1.29        75.66         65.62
California                    1           5,764,322      2.36%      5.9500          118          1.29        66.64         56.55
Pennsylvania                  2           4,994,650      2.04%      5.6200          119          1.80        60.66         50.93
Alabama                       1           4,177,241      1.71%      6.4600          116          1.45        67.37         53.25
Michigan                      2           4,142,059      1.69%      5.7970          118          1.48        67.96         57.42
Washington                    1           3,821,192      1.56%      6.0000          59           1.25        79.20         74.16
Minnesota                     1           3,600,000      1.47%      5.8600          120          1.42        64.29         49.56
Illinois                      1           2,981,196      1.22%      5.6760          114          1.66        62.11         52.48
North Carolina                1           2,046,118      0.84%      5.8420          118          1.38        68.20         57.70
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      46        $244,645,204    100.00%      5.8493          114          1.33X       72.95         63.94
------------------------------------------------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                  WTD. AVG.                                WTD. AVG.
                        NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF CUT-OFF DATE   MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE     MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
PRINCIPAL BALANCES ($)    LOANS     BALANCE ($)      BALANCE     RATE (%)        (MOS.)       DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,200,000 - 2,999,999      15         31,739,852     12.97%      5.8257           118          1.42        70.57          59.29
 3,000,000 - 3,999,999       6         20,347,216      8.32%      5.8926           107          1.32        73.13          62.89
 4,000,000 - 4,999,999       4         18,047,149      7.38%      5.9230           118          1.56        64.03          54.30
 5,000,000 - 5,999,999       1          5,764,322      2.36%      5.9500           118          1.29        66.64          56.55
 6,000,000 - 6,999,999       1          6,181,068      2.53%      6.2200           117          1.30        79.24          67.82
 7,000,000 - 7,999,999       2         15,075,445      6.16%      6.2183           118          1.21        77.65          67.48
 8,000,000 - 9,999,999       3         26,380,792     10.78%      5.8846           117          1.40        75.07          62.08
10,000,000 - 12,999,999      6         69,139,359     28.26%      5.9023           107          1.29        73.73          66.78
13,000,000 - 19,999,999      2         29,320,000     11.98%      5.8330           118          1.21        79.57          73.03
20,000,000 - 22,650,000      1         22,650,000      9.26%      5.2300           116          1.34        66.62          59.25
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     41       $244,645,204    100.00%      5.8493           114          1.33X       72.95          63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:     $1,200,000
Maximum:     $22,650,000
Average:     $5,966,956

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                 WTD. AVG.                                WTD. AVG.
                         NUMBER OF    CUT-OFF      % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF                 MORTGAGE  DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE    MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
MORTGAGE RATES (%)         LOANS    BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

5.2300 - 5.2499              1         22,650,000      9.26%      5.2300          116          1.34        66.62          59.25
5.2500 - 5.4999              2          8,188,495      3.35%      5.4578          117          1.82        51.54          43.19
5.5000 - 5.7499              8         52,855,748     21.61%      5.6529          118          1.41        72.15          63.20
5.7500 - 5.9999             18         87,537,780     35.78%      5.8334          118          1.27        75.38          65.71
6.0000 - 6.2499              8         48,263,442     19.73%      6.1487          113          1.27        77.64          67.22
6.2500 - 6.5100              4         25,149,738     10.28%      6.4276          90           1.35        69.90          63.99
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     41       $244,645,204    100.00%      5.8493          114          1.33X       72.95          63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            5.2300
Maximum:            6.5100
Weighted Average:   5.8493

                            ANNEX A-2 (LOAN GROUP 2)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------

                                    AGGREGATE                                  WTD. AVG.                                 WTD. AVG.
                       NUMBER OF     CUT-OFF       % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF DEBT SERVICE  MORTGAGE   DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE    MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
COVERAGE RATIOS (X)      LOANS      BALANCE ($)       BALANCE     RATE (%)       (MOS.)       DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    1.20 - 1.24            15        110,393,139      45.12%      5.8887          118          1.22        77.98          69.33
    1.25 - 1.29             3         11,458,010       4.68%      6.0566          98           1.27        71.71          62.46
    1.30 - 1.34             7         48,104,551      19.66%      5.6215          117          1.33        73.01          62.89
    1.35 - 1.39             2          5,046,118       2.06%      6.0786          119          1.36        66.43          56.52
    1.40 - 1.59            10         56,673,065      23.17%      5.9679          105          1.44        68.97          60.11
    1.60 - 2.14             4         12,970,321       5.30%      5.5674          118          1.90        50.99          42.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    41       $244,645,204     100.00%      5.8493          114          1.33X       72.95          63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:             1.20x
Maximum:             2.14x
Weighted Average:    1.33x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                  WTD. AVG.                               WTD. AVG.
                         NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF DATE    MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE     MATURITY/ARD    WTD. AVG.  CUT-OFF DATE    OR ARD
LOAN-TO-VALUE RATIOS (%)   LOANS     BALANCE ($)      BALANCE     RATE (%)        (MOS.)       DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    34.68 - 50.00             1          4,994,476      2.04%      5.4500           119          2.14        34.68         28.96
    50.01 - 60.00             1          2,996,790      1.22%      5.6200           119          1.88        58.42         49.04
    60.01 - 65.00             4         19,079,056      7.80%      5.6575           118          1.51        63.99         56.16
    65.01 - 70.00            10         63,467,188     25.94%      5.8177           106          1.38        66.74         58.50
    70.01 - 75.00             5         11,347,496      4.64%      5.9481           119          1.26        74.18         61.91
    75.01 - 79.77            20        142,760,198     58.35%      5.8998           116          1.25        78.46         69.09
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      41       $244,645,204    100.00%      5.8493           114          1.33X       72.95         63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            34.68
Maximum:            79.77
Weighted Average:   72.95

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------

                                     AGGREGATE                                WTD. AVG.                                WTD. AVG.
                        NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG. REMAINING TERM TO             WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE  MORTGAGE   DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE    MATURITY/ARD    WTD. AVG.  CUT-OFF DATE     OR ARD
OR ARD LTV RATIOS (%)     LOANS     BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    28.96 - 50.00           3          11,591,265      4.74%      5.6213          119          1.85        50.01          40.55
    50.01 - 55.00           5          18,843,746      7.70%      5.9339          118          1.49        65.39          51.92
    55.01 - 65.00          11          66,059,651     27.00%      5.5945          118          1.34        68.84          59.64
    65.01 - 67.50          10          59,486,806     24.32%      6.0523          106          1.32        75.28          66.50
    67.51 - 70.00           6          28,602,544     11.69%      6.1013          117          1.26        79.13          68.02
    70.01 - 74.16           6          60,061,192     24.55%      5.8258          114          1.22        79.03          72.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    41        $244,645,204    100.00%      5.8493          114          1.33X       72.95          63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            28.96
Maximum:            74.16
Weighted Average:   63.94

                            ANNEX A-2 (LOAN GROUP 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                  WTD. AVG.                               WTD. AVG.
                          NUMBER OF    CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.   MATURITY DATE
RANGE OF REMAINING        MORTGAGE  DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE     MATURITY/ARD    WTD. AVG.  CUT-OFF DATE    OR ARD
TERMS TO MATURITY (MOS.)    LOANS    BALANCE ($)      BALANCE     RATE (%)        (MOS.)       DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     58 - 84                  2         15,821,192      6.47%      6.3868           58           1.37        70.14         68.93
     85 - 119                33        210,574,012     86.07%      5.7894           117          1.33        73.34         64.00
    120 - 120                 6         18,250,000      7.46%      6.0742           120          1.31        70.93         58.93
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      41       $244,645,204    100.00%      5.8493           114          1.33X       72.95         63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            58 mos.
Maximum:            120 mos.
Weighted Average:   114 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                       AGGREGATE                                  WTD. AVG.                              WTD. AVG.
                           NUMBER OF    CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO            WTD. AVG.   MATURITY DATE
RANGE OF REMAINING STATED  MORTGAGE  DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE     MATURITY/ARD   WTD. AVG.  CUT-OFF DATE    OR ARD
AMORTIZATION TERMS (MOS.)    LOANS    BALANCE ($)      BALANCE     RATE (%)        (MOS.)      DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                  1         12,000,000      4.91%      6.5100           58          1.41        67.26         67.26
    296 - 300                  8         35,087,186     14.34%      5.9243           118         1.34        71.83         59.25
    301 - 360                 31        190,458,018     77.85%      5.7789           116         1.33        73.43         64.49
    361 - 396                  1          7,100,000      2.90%      6.2500           120         1.20        75.29         66.67
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       41       $244,645,204    100.00%      5.8493           114         1.33X       72.95         63.94
------------------------------------------------------------------------------------------------------------------------------------

Minimum:            296 mos.
Maximum:            396 mos.
Weighted Average:   351 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                      AGGREGATE                                  WTD. AVG.                               WTD. AVG.
                        NUMBER OF      CUT-OFF      % OF INITIAL  WTD. AVG.  REMAINING TERM TO             WTD. AVG.   MATURITY DATE
                        MORTGAGE    DATE PRINCIPAL  LOAN GROUP 2  MORTGAGE     MATURITY/ARD    WTD. AVG.  CUT-OFF DATE    OR ARD
AMORTIZATION TYPES        LOANS      BALANCE ($)      BALANCE     RATE (%)        (MOS.)       DSCR (X)  LTV RATIO (%) LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Balloon                     28         131,018,204     53.55%      5.9332           116          1.37        72.36         60.88
IO-Balloon                  12         101,627,000     41.54%      5.6630           117          1.27        74.39         67.49
Interest Only                1          12,000,000      4.91%      6.5100           58           1.41        67.26         67.26
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     41        $244,645,204    100.00%      5.8493           114          1.33X       72.95         63.94
------------------------------------------------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 2)

ESCROW TYPES

---------------------------------------------------------------------------------------------------------

                                                                  AGGREGATE CUT-OFF       % OF INITIAL
                                                 NUMBER OF          DATE PRINCIPAL        LOAN GROUP 2
ESCROW TYPES                                  MORTGAGE LOANS         BALANCE ($)            BALANCE
---------------------------------------------------------------------------------------------------------

Real Estate Tax                                     40               235,085,891             96.09%
Insurance                                           41               244,645,204            100.00%
Replacement Reserves                                41               244,645,204            100.00%

LOCKBOX TYPES

---------------------------------------------------------------------------------------------------------

                                                                  AGGREGATE CUT-OFF       % OF INITIAL
                                                 NUMBER OF          DATE PRINCIPAL        LOAN GROUP 2
LOCKBOX TYPES                                 MORTGAGE LOANS         BALANCE ($)            BALANCE
---------------------------------------------------------------------------------------------------------

Soft                                                 2                19,440,148              7.95%

SELECT CHARACTERISTICS

---------------------------------------------------------------------------------------------------------

                                                                     CUT-OFF DATE         % OF INITIAL
                                                 NUMBER OF            PRINCIPAL           LOAN GROUP 2
SELECT CHARACTERISTICS                        MORTGAGE LOANS           BALANCE              BALANCE
---------------------------------------------------------------------------------------------------------

Interest Only                                        1                12,000,000              4.91%
Single Tenant                                       NAP                      NAP                NAP
Loans > 50% Single Tenant                           NAP                      NAP                NAP
Current Secondary Debt                               3                44,209,313             18.07%
Future Secondary Debt Permitted                      3                39,720,000             16.24%
---------------------------------------------------------------------------------------------------------

      ANNEX A-3 NORTH POINT MALL TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE          BALANCE          PRINCIPAL
---------   ---------------   ---------------
 5/1/2006   $161,668,201.39
 6/1/2006   $161,513,422.29   $    154,779.10
 7/1/2006   $161,333,313.01   $    180,109.28
 8/1/2006   $161,176,952.74   $    156,360.27
 9/1/2006   $161,019,854.21   $    157,098.52
10/1/2006   $160,837,489.74   $    182,364.48
11/1/2006   $160,678,788.45   $    158,701.29
12/1/2006   $160,494,865.59   $    183,922.86
 1/1/2007   $160,334,546.61   $    160,318.98
 2/1/2007   $160,173,470.69   $    161,075.92
 3/1/2007   $159,938,448.33   $    235,022.36
 4/1/2007   $159,775,502.24   $    162,946.09
 5/1/2007   $159,587,452.12   $    188,050.13
 6/1/2007   $159,422,848.81   $    164,603.30
 7/1/2007   $159,233,187.35   $    189,661.46
 8/1/2007   $159,066,911.40   $    166,275.96
 9/1/2007   $158,899,850.37   $    167,061.02
10/1/2007   $158,707,799.24   $    192,051.13
11/1/2007   $158,539,042.68   $    168,756.56
12/1/2007   $158,345,342.97   $    193,699.72
 1/1/2008   $158,174,875.08   $    170,467.89
 2/1/2008   $158,003,602.33   $    171,272.75
 3/1/2008   $157,783,391.27   $    220,211.06
 4/1/2008   $157,610,270.14   $    173,121.13
 5/1/2008   $157,412,326.71   $    197,943.43
 6/1/2008   $157,237,453.61   $    174,873.10
 7/1/2008   $157,037,806.71   $    199,646.90
 8/1/2008   $156,861,165.33   $    176,641.38
 9/1/2008   $156,683,689.94   $    177,475.39
10/1/2008   $156,481,512.80   $    202,177.13
11/1/2008   $156,302,244.89   $    179,267.91
12/1/2008   $156,098,324.87   $    203,920.02
 1/1/2009   $155,917,247.75   $    181,077.12
 2/1/2009   $155,735,315.68   $    181,932.07
 3/1/2009   $155,481,366.56   $    253,949.12
 4/1/2009   $155,297,376.48   $    183,990.07
 5/1/2009   $155,088,865.05   $    208,511.43
 6/1/2009   $154,903,021.79   $    185,843.26
 7/1/2009   $154,692,708.49   $    210,313.30
 8/1/2009   $154,504,994.79   $    187,713.70
 9/1/2009   $154,316,394.80   $    188,599.99
10/1/2009   $154,103,401.10   $    212,993.70
11/1/2009   $153,912,905.00   $    190,496.10
12/1/2009   $153,698,067.69   $    214,837.31
 1/1/2010   $153,505,657.82   $    192,409.87
 2/1/2010   $153,312,339.50   $    193,318.33
 3/1/2010   $153,048,057.46   $    264,282.04

      ANNEX A-3 NORTH POINT MALL TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE          BALANCE          PRINCIPAL
---------   ---------------   ---------------
 4/1/2010   $152,852,578.58   $    195,478.87
 5/1/2010   $152,632,896.46   $    219,682.12
 6/1/2010   $152,435,457.42   $    197,439.05
 7/1/2010   $152,213,869.40   $    221,588.02
 8/1/2010   $152,014,451.93   $    199,417.47
 9/1/2010   $151,814,092.92   $    200,359.01
10/1/2010   $151,589,665.78   $    224,427.13
11/1/2010   $151,387,301.15   $    202,364.63
12/1/2010   $151,160,923.93   $    226,377.22
 1/1/2011   $150,956,535.01   $    204,388.92
 2/1/2011   $150,751,181.07   $    205,353.94
 3/1/2011   $         0.00    $150,751,181.07

         ANNEX A-4 633 17TH STREET TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE          BALANCE         PRINCIPAL
---------   --------------   --------------
 5/1/2006   $37,500,000.00
 6/1/2006   $37,500,000.00   $         0.00
 7/1/2006   $37,500,000.00   $         0.00
 8/1/2006   $37,500,000.00   $         0.00
 9/1/2006   $37,500,000.00   $         0.00
10/1/2006   $37,500,000.00   $         0.00
11/1/2006   $37,500,000.00   $         0.00
12/1/2006   $37,500,000.00   $         0.00
 1/1/2007   $37,500,000.00   $         0.00
 2/1/2007   $37,500,000.00   $         0.00
 3/1/2007   $37,500,000.00   $         0.00
 4/1/2007   $37,500,000.00   $         0.00
 5/1/2007   $37,500,000.00   $         0.00
 6/1/2007   $37,500,000.00   $         0.00
 7/1/2007   $37,500,000.00   $         0.00
 8/1/2007   $37,500,000.00   $         0.00
 9/1/2007   $37,500,000.00   $         0.00
10/1/2007   $37,500,000.00   $         0.00
11/1/2007   $37,500,000.00   $         0.00
12/1/2007   $37,500,000.00   $         0.00
 1/1/2008   $37,500,000.00   $         0.00
 2/1/2008   $37,500,000.00   $         0.00
 3/1/2008   $37,500,000.00   $         0.00
 4/1/2008   $37,500,000.00   $         0.00
 5/1/2008   $37,500,000.00   $         0.00
 6/1/2008   $37,500,000.00   $         0.00
 7/1/2008   $37,500,000.00   $         0.00
 8/1/2008   $37,500,000.00   $         0.00
 9/1/2008   $37,500,000.00   $         0.00
10/1/2008   $37,500,000.00   $         0.00
11/1/2008   $37,500,000.00   $         0.00
12/1/2008   $37,500,000.00   $         0.00
 1/1/2009   $37,500,000.00   $         0.00
 2/1/2009   $37,500,000.00   $         0.00
 3/1/2009   $37,500,000.00   $         0.00
 4/1/2009   $37,500,000.00   $         0.00
 5/1/2009   $37,500,000.00   $         0.00
 6/1/2009   $37,500,000.00   $         0.00
 7/1/2009   $37,500,000.00   $         0.00
 8/1/2009   $37,500,000.00   $         0.00
 9/1/2009   $37,500,000.00   $         0.00
10/1/2009   $37,500,000.00   $         0.00
11/1/2009   $37,500,000.00   $         0.00
12/1/2009   $37,500,000.00   $         0.00
 1/1/2010   $37,500,000.00   $         0.00
 2/1/2010   $37,466,369.69   $    33,630.31
 3/1/2010   $37,414,793.54   $    51,576.15
 4/1/2010   $37,380,745.37   $    34,048.17

         ANNEX A-4 633 17TH STREET TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE          BALANCE         PRINCIPAL
---------   --------------   --------------
 5/1/2010   $37,340,616.80   $    40,128.57
 6/1/2010   $37,306,204.87   $    34,411.93
 7/1/2010   $37,265,722.54   $    40,482.32
 8/1/2010   $37,230,943.33   $    34,779.22
 9/1/2010   $37,195,993.55   $    34,949.77
10/1/2010   $37,154,988.18   $    41,005.37
11/1/2010   $37,119,665.92   $    35,322.26
12/1/2010   $37,078,298.32   $    41,367.61
 1/1/2011   $37,042,599.97   $    35,698.35
 2/1/2011   $37,006,726.55   $    35,873.42
 3/1/2011   $36,953,114.44   $    53,612.12
 4/1/2011   $36,916,802.18   $    36,312.26
 5/1/2011   $36,874,471.82   $    42,330.36
 6/1/2011   $36,837,773.90   $    36,697.92
 7/1/2011   $36,795,068.48   $    42,705.42
 8/1/2011   $36,757,981.16   $    37,087.32
 9/1/2011   $36,720,711.97   $    37,269.19
10/1/2011   $36,677,450.99   $    43,260.98
11/1/2011   $36,639,786.87   $    37,664.12
12/1/2011   $36,596,141.84   $    43,645.03
 1/1/2012   $36,558,078.98   $    38,062.86
 2/1/2012   $36,519,829.46   $    38,249.52
 3/1/2012   $36,469,837.90   $    49,991.56
 4/1/2012   $36,431,155.64   $    38,682.26
 5/1/2012   $36,386,520.48   $    44,635.16
 6/1/2012   $36,347,429.63   $    39,090.85
 7/1/2012   $36,302,397.12   $    45,032.51
 8/1/2012   $36,262,893.73   $    39,503.39
 9/1/2012   $36,223,196.61   $    39,697.12
10/1/2012   $36,177,574.51   $    45,622.10
11/1/2012   $36,137,458.99   $    40,115.52
12/1/2012   $36,091,429.99   $    46,029.00
 1/1/2013   $36,050,892.01   $    40,537.98
 2/1/2013   $36,010,155.23   $    40,736.78
 3/1/2013   $35,952,128.86   $    58,026.37
 4/1/2013   $35,910,907.74   $    41,221.12
 5/1/2013   $35,863,803.57   $    47,104.17
 6/1/2013   $35,822,149.31   $    41,654.27
 7/1/2013   $35,774,623.90   $    47,525.40
 8/1/2013   $35,732,532.30   $    42,091.61
 9/1/2013   $35,690,234.27   $    42,298.02
10/1/2013   $35,642,082.82   $    48,151.45
11/1/2013   $35,599,341.23   $    42,741.59
12/1/2013   $35,550,758.42   $    48,582.81
 1/1/2014   $35,507,568.97   $    43,189.45
 2/1/2014   $35,464,167.72   $    43,401.25
 3/1/2014   $35,403,722.92   $    60,444.79
 4/1/2014   $35,359,812.41   $    43,910.51

         ANNEX A-4 633 17TH STREET TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE          BALANCE         PRINCIPAL
---------   --------------   --------------
 5/1/2014   $35,310,092.83   $    49,719.58
 6/1/2014   $35,265,723.15   $    44,369.68
 7/1/2014   $35,215,557.04   $    50,166.11
 8/1/2014   $35,170,723.76   $    44,833.28
 9/1/2014   $35,125,670.61   $    45,053.15
10/1/2014   $35,074,839.83   $    50,830.78
11/1/2014   $35,029,316.47   $    45,523.37
12/1/2014   $34,978,028.41   $    51,288.06
 1/1/2015   $34,932,030.28   $    45,998.13
 2/1/2015   $34,885,806.57   $    46,223.71
 3/1/2015   $34,822,799.96   $    63,006.61
 4/1/2015   $34,776,040.58   $    46,759.38
 5/1/2015   $34,723,550.52   $    52,490.06
 6/1/2015   $34,676,304.42   $    47,246.10
 7/1/2015   $34,623,341.03   $    52,963.39
 8/1/2015   $34,575,603.50   $    47,737.53
 9/1/2015   $34,527,631.86   $    47,971.63
10/1/2015   $34,473,962.90   $    53,668.97
11/1/2015   $34,425,492.81   $    48,470.08
12/1/2015   $34,371,339.11   $    54,153.70
 1/1/2016   $         0.00   $34,371,339.11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

          ANNEX A-5 MAINSAIL TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE         END BAL          PRINCIPAL     ACTUAL/360 GROSS COUPON
---------   --------------   --------------   -----------------------
 5/1/2006   $27,500,000.00   $         0.00
 6/1/2006   $27,500,000.00   $         0.00      6.179649360703810%
 7/1/2006   $27,500,000.00   $         0.00      6.178008000000000%
 8/1/2006   $27,500,000.00   $         0.00      6.176338627565980%
 9/1/2006   $27,500,000.00   $         0.00      6.174679460410560%
10/1/2006   $27,500,000.00   $         0.00      6.173011636363640%
11/1/2006   $27,500,000.00   $         0.00      6.171317208211140%
12/1/2006   $27,500,000.00   $         0.00      6.169631127272730%
 1/1/2007   $27,500,000.00   $         0.00      6.167919061583580%
 2/1/2007   $27,500,000.00   $         0.00      6.166214709677420%
 3/1/2007   $27,500,000.00   $         0.00      6.164502077922080%
 4/1/2007   $27,500,000.00   $         0.00      6.162730838709680%
 5/1/2007   $27,500,000.00   $         0.00      6.160999418181820%
 6/1/2007   $27,500,000.00   $         0.00      6.159242744868040%
 7/1/2007   $27,500,000.00   $         0.00      6.157492800000000%
 8/1/2007   $27,500,000.00   $         0.00      6.155717912023460%
 9/1/2007   $27,500,000.00   $         0.00      6.153948950146630%
10/1/2007   $27,500,000.00   $         0.00      6.152170472727270%
11/1/2007   $27,500,000.00   $         0.00      6.150368797653960%
12/1/2007   $27,500,000.00   $         0.00      6.148571345454550%
 1/1/2008   $27,500,000.00   $         0.00      6.146750639296190%
 2/1/2008   $27,500,000.00   $         0.00      6.144933958944280%
 3/1/2008   $27,468,351.31   $    31,648.69      6.143107711598750%
 4/1/2008   $27,445,810.81   $    22,540.50      6.141328886143430%
 5/1/2008   $27,418,524.82   $    27,285.99      6.139537620750650%
 6/1/2008   $27,395,723.88   $    22,800.94      6.137733467578830%
 7/1/2008   $27,368,184.54   $    27,539.34      6.135916858277230%
 8/1/2008   $27,345,120.47   $    23,064.07      6.134086935157970%
 9/1/2008   $27,321,935.85   $    23,184.62      6.132245416925000%
10/1/2008   $27,294,023.26   $    27,912.59      6.130389768849410%
11/1/2008   $27,270,571.56   $    23,451.70      6.128520436925820%
12/1/2008   $27,242,399.15   $    28,172.41      6.126639026703260%
 1/1/2009   $27,218,677.61   $    23,721.54      6.124743499207340%
 2/1/2009   $27,194,832.08   $    23,845.53      6.122834633018890%
 3/1/2009   $27,157,105.86   $    37,726.22      6.120911957370060%
 4/1/2009   $27,132,938.50   $    24,167.36      6.118974659424370%
 5/1/2009   $27,104,069.90   $    28,868.60      6.117024147605690%
 6/1/2009   $27,079,625.32   $    24,444.58      6.115058685873450%
 7/1/2009   $27,050,487.05   $    29,138.27      6.113080001802620%
 8/1/2009   $27,025,762.40   $    24,724.65      6.111086055049360%
 9/1/2009   $27,000,908.51   $    24,853.89      6.109078470467370%
10/1/2009   $26,971,372.06   $    29,536.45      6.107056728810790%
11/1/2009   $26,946,233.88   $    25,138.18      6.105018921836540%
12/1/2009   $26,916,420.87   $    29,813.01      6.102967291546420%
 1/1/2010   $26,890,995.46   $    25,425.41      6.100900533719920%
 2/1/2010   $26,865,437.15   $    25,558.31      6.098818741787630%
 3/1/2010   $26,826,155.82   $    39,281.33      6.096722042624300%
 4/1/2010   $26,800,258.60   $    25,897.22      6.094608937981560%

          ANNEX A-5 MAINSAIL TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE         END BAL          PRINCIPAL     ACTUAL/360 GROSS COUPON
---------   --------------   --------------   -----------------------
 5/1/2010   $26,769,707.20   $    30,551.40      6.092480465841480%
 6/1/2010   $26,743,514.93   $    26,192.27      6.090335933051200%
 7/1/2010   $26,712,676.50   $    30,838.43      6.088176084040270%
 8/1/2010   $26,686,186.13   $    26,490.37      6.086000115266040%
 9/1/2010   $26,659,557.30   $    26,628.83      6.083808129724390%
10/1/2010   $26,628,294.18   $    31,263.12      6.081600612325240%
11/1/2010   $26,601,362.75   $    26,931.43      6.079375334537840%
12/1/2010   $26,569,805.26   $    31,557.49      6.077135127222000%
 1/1/2011   $26,542,568.11   $    27,237.15      6.074877018305950%
 2/1/2011   $26,515,188.59   $    27,379.52      6.072602853300530%
 3/1/2011   $26,474,253.69   $    40,934.90      6.070000000000000%
 4/1/2011   $26,446,517.10   $    27,736.59      6.070000000000000%
 5/1/2011   $26,414,176.35   $    32,340.75      6.070000000000000%
 6/1/2011   $26,386,125.74   $    28,050.61      6.070000000000000%
 7/1/2011   $26,353,479.51   $    32,646.23      6.070000000000000%
 8/1/2011   $26,325,111.64   $    28,367.87      6.070000000000000%
 9/1/2011   $26,296,595.49   $    28,516.15      6.070000000000000%
10/1/2011   $26,263,496.39   $    33,099.10      6.070000000000000%
11/1/2011   $26,234,658.18   $    28,838.21      6.070000000000000%
12/1/2011   $26,201,245.78   $    33,412.40      6.070000000000000%
 1/1/2012   $26,172,082.19   $    29,163.59      6.070000000000000%
 2/1/2012   $26,142,766.16   $    29,316.03      6.070000000000000%
 3/1/2012   $26,104,480.98   $    38,285.18      6.070000000000000%
 4/1/2012   $26,074,811.61   $    29,669.37      6.070000000000000%
 5/1/2012   $26,040,590.65   $    34,220.96      6.070000000000000%
 6/1/2012   $26,010,587.32   $    30,003.33      6.070000000000000%
 7/1/2012   $25,976,041.49   $    34,545.83      6.070000000000000%
 8/1/2012   $25,945,700.77   $    30,340.72      6.070000000000000%
 9/1/2012   $25,915,201.46   $    30,499.31      6.070000000000000%
10/1/2012   $25,880,173.14   $    35,028.32      6.070000000000000%
11/1/2012   $25,849,331.32   $    30,841.82      6.070000000000000%
12/1/2012   $25,813,969.81   $    35,361.51      6.070000000000000%
 1/1/2013   $25,782,781.95   $    31,187.86      6.070000000000000%
 2/1/2013   $25,751,431.07   $    31,350.88      6.070000000000000%
 3/1/2013   $25,706,890.39   $    44,540.68      6.070000000000000%
 4/1/2013   $25,675,142.83   $    31,747.56      6.070000000000000%
 5/1/2013   $25,638,900.21   $    36,242.62      6.070000000000000%
 6/1/2013   $25,606,797.27   $    32,102.94      6.070000000000000%
 7/1/2013   $25,570,208.94   $    36,588.33      6.070000000000000%
 8/1/2013   $25,537,746.96   $    32,461.98      6.070000000000000%
 9/1/2013   $25,505,115.30   $    32,631.66      6.070000000000000%
10/1/2013   $25,468,012.63   $    37,102.67      6.070000000000000%
11/1/2013   $25,435,016.47   $    32,996.16      6.070000000000000%
12/1/2013   $25,397,559.22   $    37,457.25      6.070000000000000%
 1/1/2014   $25,364,194.80   $    33,364.42      6.070000000000000%
 2/1/2014   $25,330,655.99   $    33,538.81      6.070000000000000%
 3/1/2014   $25,284,128.79   $    46,527.20      6.070000000000000%
 4/1/2014   $25,250,171.48   $    33,957.31      6.070000000000000%

          ANNEX A-5 MAINSAIL TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

  DATE         END BAL          PRINCIPAL     ACTUAL/360 GROSS COUPON
---------   --------------   --------------   -----------------------
 5/1/2014   $25,211,779.22   $    38,392.26      6.070000000000000%
 6/1/2014   $25,177,443.74   $    34,335.48      6.070000000000000%
 7/1/2014   $25,138,683.60   $    38,760.14      6.070000000000000%
 8/1/2014   $25,103,966.06   $    34,717.54      6.070000000000000%
 9/1/2014   $25,069,067.05   $    34,899.01      6.070000000000000%
10/1/2014   $25,029,758.70   $    39,308.35      6.070000000000000%
11/1/2014   $24,994,471.81   $    35,286.89      6.070000000000000%
12/1/2014   $24,954,786.13   $    39,685.68      6.070000000000000%
 1/1/2015   $24,919,107.36   $    35,678.77      6.070000000000000%
 2/1/2015   $24,883,242.10   $    35,865.26      6.070000000000000%
 3/1/2015   $24,834,602.60   $    48,639.50      6.070000000000000%
 4/1/2015   $24,798,295.64   $    36,306.96      6.070000000000000%
 5/1/2015   $24,757,617.64   $    40,678.00      6.070000000000000%
 6/1/2015   $24,720,908.29   $    36,709.35      6.070000000000000%
 7/1/2015   $24,679,838.84   $    41,069.45      6.070000000000000%
 8/1/2015   $24,642,722.94   $    37,115.90      6.070000000000000%
 9/1/2015   $24,605,413.04   $    37,309.90      6.070000000000000%
10/1/2015   $24,563,759.37   $    41,653.67      6.070000000000000%
11/1/2015   $24,526,036.73   $    37,722.64      6.070000000000000%
12/1/2015   $24,483,981.55   $    42,055.18      6.070000000000000%
 1/1/2016   $24,445,841.91   $    38,139.64      6.070000000000000%
 2/1/2016   $         0.00   $24,445,841.91      6.070000000000000%

                                          ANNEX A-6 MORTGAGE POOL PREPAYMENT PROFILE

PERCENT OF REMAINING BALANCE ANALYSIS*

------------------------------------------------------------------------------------------------------------------------------------

              MONTHS SINCE   REMAINING     COLLATERAL     LOCKOUT
PERIOD        CUT OFF DATE     POOLS         BALANCE       /DEF       YM    6.00%  5.00%  4.00%  3.00%  2.00%  1.00%   OPEN  TOTAL
------------------------------------------------------------------------------------------------------------------------------------

November-06         6           244    $2,482,563,941.57   91.98     8.02       -      -      -      -     -       -      -  100.00
November-07        18           244    $2,466,664,971.81   91.93     8.07       -      -      -      -     -       -      -  100.00
November-08        30           244    $2,446,885,280.40   90.43     9.57       -      -      -      -     -       -      -  100.00
November-09        42           244    $2,421,975,790.43   87.23    12.77       -      -      -      -     -       -      -  100.00
November-10        54           244    $2,393,894,426.17   75.75    11.11       -      -      -      -     -       -  13.14  100.00
November-11        66           228    $1,976,610,664.82   88.24    11.76       -      -      -      -     -       -      -  100.00
November-12        78           226    $1,831,196,228.13   87.41    12.59       -      -      -      -     -       -      -  100.00
November-13        90           223    $1,762,653,139.07   87.03    12.97       -      -      -      -     -       -      -  100.00
November-14       102           223    $1,728,495,496.27   86.61    13.10       -      -      -      -     -       -   0.29  100.00
November-15       114           218    $1,642,181,097.81   70.94    11.39       -      -      -      -     -       -  17.68  100.00
November-16       126            1     $      830,448.11       -   100.00       -      -      -      -     -       -      -  100.00
November-17       138            1     $      759,905.05       -   100.00       -      -      -      -     -       -      -  100.00
November-18       150            1     $      684,918.69       -   100.00       -      -      -      -     -       -      -  100.00
November-19       162            1     $      605,209.14       -   100.00       -      -      -      -     -       -      -  100.00
November-20       174            1     $      520,581.10       -   100.00       -      -      -      -     -       -      -  100.00
November-21       186            1     $      430,520.39       -   100.00       -      -      -      -     -       -      -  100.00
November-22       198            1     $      334,787.02       -   100.00       -      -      -      -     -       -      -  100.00
November-23       210            1     $      233,023.66       -   100.00       -      -      -      -     -       -      -  100.00
November-24       222            1     $      124,886.64       -   100.00       -      -      -      -     -       -      -  100.00
November-25       234            1     $        9,902.26       -        -       -      -      -      -     -       - 100.00  100.00

* Numbers represent percentage of outstanding balance as of the date indicated

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

     LOAN #   ORIGINATOR (1)               PROPERTY NAME                                        STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

25            PNC             Summer Park Apartments                       1525 Laurel Crossing Parkway
              LaSalle         Wrigley Roll-up                              Various
27            LaSalle         Wrigley I                                    1008-1010 West Waveland
28            LaSalle         Wrigley III                                  1038 West Waveland Avenue
29            LaSalle         Wrigley II                                   1048 West Waveland Avenue
41            LaSalle         Forest Meadows Apartments                    551-799 East Reagan Parkway
47            LaSalle         Walden Chase Apartments                      7840 Moon Road
50            AMCC            Sterling University Parks                    2201 South University Parks Drive
53            MLML            Avalon at Northbrook                         10230 Avalon Way
56            LaSalle         Oklahoma Apartment Portfolio                 Various
56.01         LaSalle         Oak Park Apartments                          2704 NW 52nd Street
56.02         LaSalle         Winds of Oak Ridge Apartments                201 East Almar Drive
56.03         LaSalle         Oak Hill Apartments                          7510 NW Tango Road
56.04         LaSalle         Winds of Oak Forest Apartments               1740 West Plato Road
58            AMCC            Bent Tree Apartments                         21500 Park Row Drive
59            LaSalle         St. Thomas at Campeche                       3428 Cove View Boulevard
66            MLML            Montego Bay Apartments                       409 South Lenzer Avenue
71            MLML            The Pines at Camelback                       4802 North 19th Avenue
74            PNC             Celina Plaza Apartments                      8500 Viscount Boulevard
83            PNC             Zion Towers                                  1100 Pennsylvania Avenue
86            LaSalle         Ashford Apartments                           700 Mansion Circle
91            LaSalle         Residences at West Beach                     3222 69th Street
99            MLML            Stonington Road Apartments                   102 Stonington Road
106           LaSalle         Waldan Pond Apartments                       450 Waldan Circle
113           LaSalle         Bayscene MHP                                 100 Woodlawn Avenue
124           LaSalle         35 Essex Street                              35-37 Essex Street
              LaSalle         Tennessee Apartments Roll-up                 Various
133           LaSalle         Kingwood Apartments                          118 East Kingwood Drive
134           LaSalle         Northfield Lodge Apartments                  603 Northfield Boulevard
137           LaSalle         Valley Brook Townhomes                       47 Valley Brook Circle
139           PNC             Wildwood Apartments - Owasso                 11611 East 80th Street
145           LaSalle         Rime Gardens Apartments                      5320 Beacon Drive
154           AMCC            Northbrook Place Apartments                  3615 Bennett Drive
156           MLML            Pinewood Park Apartments                     1600 Windmill Way
160           PNC             Sunrise Village Apartments                   1602-20 Village Court
168           LaSalle         North Hills Manor                            3625 Kearney Avenue
173           MLML            Scenic Place                                 2655 West Farm Road 164
174           AMCC            Galleria on 42nd Street                      3700 42nd Street SW
175           PNC             Paramont Circle Apartments - State College   900-1028 Stratford Court
177           LaSalle         Lincolnwood Pinetree Apartments              2219 South 9th Street
181           LaSalle         Reeds Landing Apartments                     1201 North Fretz Avenue
187           LaSalle         Aire Libre MHP                               16424 North 29th Street
198           LaSalle         Crestview Apartments                         201-205 Trealout Drive
200           LaSalle         Carriage House Apartments                    2421-2513 Charles Boulevard
201           LaSalle         Pine Lane Estates                            2522 Lake Lansing Road
203           PNC             Paramont Woods - State College               901-991 Oakwood Avenue
212           LaSalle         Apple Valley Estates                         13001 Pennock Avenue
218           AMCC            45 Barbour Street Apartments                 45 Barbour Street
222           PNC             Grand Forks Portfolio                        1210, 1218 and 1224 North 39th Street, 211, 308 and
                                                                           422 Walnut Street, 1115 26th Avenue
222.01        PNC             Grand Forks North                            1210, 1218 and 1224 North 39th Street
222.02        PNC             Grand Forks East                             1115 26th Avenue South
222.03        PNC             Grand Forks Center                           211, 308, 422 Walnut Street
228           PNC             Fargo East-West Apartments                   2525 & 2537 15th Street South
230           LaSalle         Royal Poinciana MHP                          5236 East 14th Street
233           LaSalle         Delaware Franklin Apartments                 561 Delaware Avenue and 494 Franklin Street
236           LaSalle         Country Aire MHP                             2465 Highway 397
237           PNC             Grand Forks South Apartments                 1706 & 1712 Continential Drive

                                                                                       NUMBER OF              PROPERTY
     LOAN #           CITY       STATE        ZIP CODE              COUNTY            PROPERTIES                TYPE
--------------------------------------------------------------------------------------------------------------------------------

25            Buford              GA            30519       Gwinnett                       1         Multifamily
              Chicago             IL            60613       Cook                           3         Multifamily
27            Chicago             IL            60613       Cook                           1         Multifamily
28            Chicago             IL            60613       Cook                           1         Multifamily
29            Chicago             IL            60613       Cook                           1         Multifamily
41            Medina              OH            44256       Medina                         1         Multifamily
47            Columbus            GA            31909       Muscogee                       1         Multifamily
50            Waco                TX            76706       McLennan                       1         Multifamily
53            Fort Wayne          IN            46825       Allen                          1         Multifamily
56            Various             OK           Various      Various                        4         Multifamily
56.01         Lawton              OK            73505       Comanche                       1         Multifamily
56.02         Chickasha           OK            73018       Grady                          1         Multifamily
56.03         Lawton              OK            73505       Comanche                       1         Multifamily
56.04         Duncan              OK            73533       Stephens                       1         Multifamily
58            Katy                TX            77449       Harris                         1         Multifamily
59            Galveston           TX            77554       Galveston                      1         Multifamily
66            Sierra Vista        AZ            85635       Cochise                        1         Multifamily
71            Phoenix             AZ            85015       Maricopa                       1         Multifamily
74            El Paso             TX            79925       El Paso                        1         Multifamily
83            Baltimore           MD            21201       Independent City               1         Multifamily
86            Chattanooga         TN            37405       Hamilton                       1         Multifamily
91            Galveston           TX            77550       Galveston                      1         Multifamily
99            Norwich             CT            06360       New London                     1         Multifamily
106           Acworth             GA            30102       Cherokee                       1         Multifamily
113           Chula Vista         CA            91910       San Diego                      1         Manufactured Housing
124           New York            NY            10002       New York                       1         Multifamily
              Murfreesboro        TN            37130       Rutherford                     2         Multifamily
133           Murfreesboro        TN            37130       Rutherford                     1         Multifamily
134           Murfreesboro        TN            37130       Rutherford                     1         Multifamily
137           Greece              NY            14616       Monroe                         1         Multifamily
139           Owasso              OK            74055       Tulsa                          1         Multifamily
145           Irondale            AL            35210       Jefferson                      1         Multifamily
154           Bellingham          WA            98225       Whatcom                        1         Multifamily
156           Republic            MO            65738       Greene                         1         Multifamily
160           North Mankato       MN            56003       Nicollet                       1         Multifamily
168           Fort Worth          TX            76106       Tarrant                        1         Multifamily
173           Springfield         MO            65807       Greene                         1         Multifamily
174           Fargo               ND            58104       Cass                           1         Multifamily
175           State College       PA            16801       Centre                         1         Multifamily
177           Charleston          IL            61920       Coles                          1         Multifamily
181           Edmond              OK            73003       Oklahoma                       1         Multifamily
187           Phoenix             AZ            85032       Maricopa                       1         Manufactured Housing
198           Fenton              MI            48430       Genesee                        1         Multifamily
200           Greenville          NC            27858       Pitt                           1         Multifamily
201           Lansing             MI            48912       Ingham                         1         Multifamily
203           State College       PA            16803       Centre                         1         Multifamily
212           Apple Valley        MN            55124       Dakota                         1         Manufactured Housing
218           Hartford            CT            06120       Hartford                       1         Multifamily
222           Grand Forks         ND            58203       Grand Forks                    3         Multifamily
222.01        Grand Forks         ND            58203       Grand Forks                    1         Multifamily
222.02        Grand Forks         ND            58203       Grand Forks                    1         Multifamily
222.03        Grand Forks         ND            58203       Grand Forks                    1         Multifamily
228           Fargo               ND            58103       Cass                           1         Multifamily
230           Brownsville         TX            78521       Cameron                        1         Manufactured Housing
233           Buffalo             NY            14202       Erie                           1         Multifamily
236           Lake Charles        LA            70615       Calcasieu                      1         Manufactured Housing
237           Grand Forks         ND            58201       Grand Forks                    1         Multifamily

                                                                                  CUT-OFF DATE            LOAN
                               PROPERTY                 CUT-OFF DATE                BALANCE               GROUP
      LOAN #                    SUBTYPE                 BALANCE ($)               PER UNIT ($)           1 OR 2        OCCUPANCY %
------------------------------------------------------------------------------------------------------------------------------------

25                    Garden                                 22,650,000               63,268.16             2             93.90
                      Garden                                 21,000,000              913,043.48             1             80.70
27                    Garden                                 10,990,000              610,555.56             1             85.80
28                    Garden                                  5,975,000            2,987,500.00             1             100.00
29                    Garden                                  4,035,000            1,345,000.00             1             37.40
41                    Garden                                 15,320,000               50,394.74             2             92.10
47                    Garden                                 14,000,000               59,322.03             2             97.90
50                    Student Housing                        13,400,000               77,906.98             1             95.40
53                    Garden                                 12,734,657               49,744.75             2             93.80
56                    Garden                                 12,400,000               20,598.01             2             89.20
56.01                 Garden                                  5,650,370                                     2             81.60
56.02                 Garden                                  2,468,530                                     2             90.80
56.03                 Garden                                  2,285,010                                     2             98.10
56.04                 Garden                                  1,996,090                                     2             98.10
58                    Garden                                 12,000,000               41,237.11             2             92.78
59                    Garden                                 11,464,703               43,426.90             2             89.00
66                    Garden                                 10,500,000               54,687.50             2             92.20
71                    Garden                                 10,040,000               42,542.37             2             95.30
74                    Garden                                  9,559,313               33,077.21             2             95.80
83                    Section 8                               8,487,449               40,224.87             2             99.50
86                    Garden                                  8,334,031               44,806.62             2             95.70
91                    Garden                                  7,975,445               59,965.75             2             98.50
99                    Garden                                  7,100,000              101,428.57             2             94.30
106                   Garden                                  6,181,068               49,847.32             2             93.50
113                   Manufactured Housing                    5,764,322               45,748.59             2             99.20
124                   Mid/High Rise                           4,994,476              166,482.52             2             93.30
                      Garden                                  4,612,000               17,875.97             2             89.50
133                   Garden                                  2,312,000               20,642.86             2             87.50
134                   Garden                                  2,300,000               15,753.42             2             91.10
137                   Garden                                  4,480,000               37,333.33             2             89.20
139                   Section 42                              4,395,432               33,298.73             2             100.00
145                   Garden                                  4,177,241               43,512.93             2             92.70
154                   Garden                                  3,821,192               42,457.69             2             95.56
156                   Garden                                  3,725,000               38,402.06             2             96.90
160                   Garden                                  3,600,000               27,272.73             2             98.50
168                   Garden                                  3,194,020               31,940.20             2             97.00
173                   Garden                                  3,007,004               37,123.50             2             100.00
174                   Garden                                  3,000,000               48,387.10             2             95.16
175                   Garden                                  2,996,790               46,824.84             2             96.90
177                   Garden                                  2,981,196               24,237.37             2             87.80
181                   Garden                                  2,641,334               23,374.64             2             96.50
187                   Manufactured Housing                    2,400,000               30,769.23             2             100.00
198                   Garden                                  2,096,126               32,248.09             2             92.30
200                   Garden                                  2,046,118               23,251.34             2             92.00
201                   Garden                                  2,045,933               42,623.60             2             95.80
203                   Garden                                  1,997,860               49,946.50             2             100.00
212                   Manufactured Housing                    1,896,630               18,778.51             1             77.20
218                   Garden                                  1,872,496               40,706.44             2             93.48
222                   Garden                                  1,750,000               19,886.36             2             96.60
222.01                Garden                                    727,475                                     2             93.80
222.02                Garden                                    637,525                                     2             100.00
222.03                Garden                                    385,000                                     2             95.80
228                   Garden                                  1,600,000               17,777.78             2             96.70
230                   Manufactured Housing                    1,585,190               11,742.15             1             90.40
233                   Garden                                  1,500,000               41,666.67             2             94.40
236                   Manufactured Housing                    1,287,967                6,639.00             1             96.90
237                   Garden                                  1,200,000               18,750.00             2             93.80

                                                                PADS/BEDS              STUDIOS                 1 BEDROOM
                                                              --------------    ----------------------   ----------------------
                          OCCUPANCY                           AVG RENT PER        #     AVG RENT PER       #     AVG RENT PER
          LOAN #            DATE            TOTAL UNITS/PADS     MO. ($)        UNITS     MO. ($)        UNITS     MO. ($)
-------------------------------------------------------------------------------------------------------------------------------

25                           2/24/2006            358                                                     112        785
                             1/19/2006             23
27                           1/19/2006             18
28                           1/19/2006             2
29                           1/19/2006             3
41                           1/20/2006            304
47                           2/28/2006            236                                                      66        600
50                            2/5/2006            172              373
53                            2/7/2006            256                                                     100        733
56                          12/30/2005            602                             1         415           112        356
56.01                       12/30/2005            272                                                      32        345
56.02                       12/30/2005            120                                                      8         375
56.03                       12/30/2005            106                             1         415            64        360
56.04                       12/30/2005            104                                                      8         345
58                           2/11/2006            291                                                     142        663
59                            4/1/2006            264                                                     204        546
66                            3/6/2006            192                                                      96        682
71                           1/24/2006            236                                                      20        499
74                           1/31/2006            289                             16        435           112        481
83                           2/22/2006            211                                                     210        614
86                            1/1/2006            186
91                          12/31/2005            133                                                      69        600
99                           3/22/2006             70
106                           1/1/2006            124                                                      28        618
113                           1/6/2006            126              517
124                           1/1/2006             30                                                      24       2,433
                               Various
133                         12/22/2005            112                                                      48        488
134                          11/1/2005            146                                                      40        464
137                          1/20/2006            120
139                          1/25/2006            132                                                      48        439
145                         11/15/2005             96                                                      46        942
154                           3/6/2006             90                             9         509            30        546
156                           1/3/2006             97                                                      49        455
160                           1/3/2006            132                                                      59        479
168                          9/28/2005            100                                                      8         457
173                           1/6/2006             81                                                      24        450
174                           2/1/2006             62                             2         475            12        653
175                         12/19/2005             64
177                           8/1/2006            123                             7         345            7         390
181                         12/10/2005            113                             32        380            56        428
187                           2/1/2006             78              350
198                          1/30/2006             65                                                      34        535
200                           1/1/2006             88
201                         11/19/2005             48
203                         12/19/2005             40
212                          1/12/2006            101              370
218                           3/1/2006             46
222                          1/31/2006             88                                                      87        381
222.01                       1/31/2006             32                                                      32        378
222.02                       1/31/2006             32                                                      31        381
222.03                       1/31/2006             24                                                      24        384
228                          1/31/2006             90                             42        282            24        394
230                           3/1/2006            135              195
233                           3/1/2006             36                             17        649            14        541
236                           3/1/2006            194              144
237                          1/31/2006             64                                                      55        421

                           2 BEDROOM                  3 BEDROOM                4 BEDROOM
                   --------------------------    ---------------------    ---------------------
                     #       AVG RENT PER          #    AVG RENT PER        #    AVG RENT PER         UTILITIES       ELEVATOR
      LOAN #       UNITS       MO. ($)           UNITS     MO. ($)        UNITS     MO. ($)          TENANT PAYS       PRESENT
----------------------------------------------------------------------------------------------------------------------------------

25                  206          945               40       1,148                                  E,S,W             No
                     6          1,545              16       1,933           1        2,600         E                 No
27                   2          1,495              16       1,933                                  E                 No
28                   1          1,680                                       1        2,600         E                 No
29                   3          1,533                                                              E                 No
41                  304          722                                                               E, G, S, W        No
47                  142          691               28        850                                   E, S, W           No
50                   48         1,040              40       1,350           84       1,640         E, W              No
53                  118          795               38       1,075                                  E, G              No
56                  425          390               64        461                                   E                 No
56.01               176          380               64        461                                   E                 No
56.02               112          392                                                               E                 No
56.03                41          488                                                               E                 No
56.04                96          366                                                               E                 No
58                  144          801               5        1,295                                  W                 No
59                   60          841                                                               E                 No
66                   80          779               16        910                                   E, G              No
71                  204          613               12        820                                   E, G              No
74                  113          599               48        712                                   E,W               No
83                   1           745                                                               None              Yes
86                  118          630               68        755                                   E,G               No
91                   64          887                                                               E                 No
99                   70         1,269                                                              E, G              Yes
106                  96          713                                                               E                 No
113                                                                                                E, G, S, W
124                  6          3,090                                                              None              Yes

133                  48          589               16        720                                   E                 No
134                  81          555               24        745            1         790          None              No
137                 120          633                                                               E, G, S, W        No
139                  68          813               16        988                                   E                 No
145                  50         1,380                                                              E                 No
154                  42          663               9         767                                   E, G              No
156                  40          555               8         645                                   E                 No
160                  73          556                                                               None              No
168                  32          524               44        628            16        741          E                 No
173                  24          550               33        650                                   E                 No
174                  24          830               24        938                                   E                 Yes
175                  64          883                                                               E,G               No
177                  90          560               19        675                                   E,G               No
181                  25          522                                                               E                 No
187                                                                                                E, G
198                  31          645                                                               E                 No
200                  88          420                                                               E,G               No
201                  48          808                                                               E, G              No
203                  40          883                                                               E,G               No
212                                                                                                S, W
218                  29          656               17        869                                   E                 No
222                                                1         625                                   E                 No
222.01                                                                                             E                 No
222.02                                             1         625                                   E                 No
222.03                                                                                             E                 No
228                  24          445                                                               E                 No
230                                                                                                W                 No
233                  5           663                                                               E, G              Yes
236                                                                                                E, G, S, W
237                  9           456                                                               S, W              No

                              FOOTNOTES TO ANNEX B

1    LaSalle -- LaSalle Bank National Association, MLML -- Merrill Lynch
     Mortgage Lending, Inc., PNC -- PNC Bank, National Association, AMCC --
     Artesia Mortgage Capital Corporation

                                                                         ANNEX C

                    TEN LARGEST MORTGAGE LOANS OR GROUPS OF
                      CROSS-COLLATERALIZED MORTGAGE LOANS

NORTH POINT MALL

                                [PHOTOS OMITTED]

                          PROPERTY INFORMATION

 Number of Mortgaged Real Properties                              1
 Location (City/State)                               Alpharetta, GA
 Property Type                                      Anchored Retail
 Size (Square Feet)                                    1,038,536(1)
 Percentage Physical Occupancy as of April 7, 2006            85.4%
 Year Built                                                    1993
 Year Renovated                                                2005
 Appraisal Value                                       $330,900,000
 # of Tenant Leases                                             134
 Average Rent Per Square Foot                                $16.23
 Underwritten Economic Occupancy                              86.1%
 Underwritten Revenues                                  $27,076,431
 Underwritten Total Expenses                             $7,510,764
 Underwritten Net Operating Income (NOI)                $19,565,667
 Underwritten Net Cash Flow (NCF)                       $18,567,876

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                       LaSalle
 Loan Group                                                       1
 Origination Date                                     March 1, 2006
 Cut-off Date Principal Balance                        $161,668,201
 Cut-off Date Loan Balance Per SF/Unit                   $156(2)(3)
 Percentage of Initial Mortgage Pool Balance                  6.49%
 Number of Mortgage Loans                                         1
 Type of Security (Fee/Leasehold)                               Fee
 Mortgage Rate                                             5.74359%
 Amortization Type                                          Balloon
 IO Period (Months)                                               0
 Original Term to Maturity(Months)                               60
 Original Amortization Term (Months)                            360
 Remaining Call Protection                      LO(24),DEF(27),O(7)
 Lockbox                                                       Hard
 Cut-off Date LTV Ratio                                   48.86%(4)
 LTV Ratio at Maturity                                    45.47%(5)
 Underwritten DSCR on NOI                                  1.71x(6)
 Underwritten DSCR on NCF                                  1.62x(7)
 Shadow Rating (S&P/Fitch)                                  AA-/AA-

---------------------
(1) Excludes approximately 335,558 square feet of space owned by anchors,
    Dillard's and Parisian, that is not part of the North Point Loan collateral.
(2) Based on the Cut-off Date Principal Balance of the North Point Loan, but
    excluding the Subordinate Non-Trust Loan.
(3) Based on the Cut-off Date Principal Balance of the North Point Loan,
    including the Subordinate Non-Trust loan, the Cut-off Date Loan Balance Per
    SF would be $217.
(4) If the Subordinate Non-Trust Loan had been included in the calculation, the resulting Cut-off Date LTV Ratio would have been 67.86%.
(5) If the Subordinate Non-Trust Loan had been included in the calculation, the resulting LTV Ratio at Maturity would have been 63.16%
(6) If the Subordinate Non-Trust Loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.28x.
(7) If the Subordinate Non-Trust Loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.21x.

                                       2

                                 [MAP OMITTED]

                                       3

THE LOAN. The mortgage loan (the "North Point Loan") is evidenced by two promissory notes (an A Note in the original principal amount of $162,000,000 and a subordinated B-Note in the original principal amount of $63,000,000), secured by a first mortgage encumbering a majority of a two-level, super regional mall known as "North Point Mall" and located in Alpharetta, Georgia
(the "North Point Property" ). Only the A Note is being contributed into the trust. The portion of the North Point Loan evidenced by the A Note has a principal balance of $161,668,201 as of the Cut-off Date and represents 6.49%
of the initial mortgage pool balance and approximately 7.20% of the initial loan group 1 balance and is shadow rated AA- by both S&P and Fitch.

The North Point Loan was originated on March 1, 2006, and has a remaining term of 58 months to its maturity date of March 1, 2011. The North Point Loan may be voluntarily prepaid on or after September 1, 2010 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY(1). The North Point Property is an approximately 1,374,094 square foot, two level enclosed super regional mall situated on approximately 76 acres and located in Alpharetta, Georgia. The North Point Property has an address of
1000 North Point Circle. Artery road access to the North Point Property is provided by Haynes Bridge Road, Mansell Road and North Point Parkway. Access to
Georgia 400, an intrastate expressway, is provided via either Haynes Bridge
Road or Mansell Road. I-285, Atlanta's perimeter interstate, is located approximately 10 miles south of the North Point Property via Georgia 400, and loops the entire metropolitan Atlanta area connecting all major interstates including Interstate 20, Interstate 75, and Interstate 85.

North Point Mall is anchored by Dillard's (approximately 248,151 square feet),
Macy's ( approximately 240,000 square feet), Sears ( approximately 154,886 square feet), JC Penney ( approximately 120,843 square feet ) and Parisian (
approximately 87,407 square feet). The Dillard's and Parisian spaces, totaling approximately 335,558 square feet, are tenant owned, including the underlying land, and are not part of the collateral. An additional anchor space with approximately 115,000 square feet is currently vacant. The collateral for the loan includes approximately 630,729 square feet of anchor space, approximately
397,507 square feet of in-line retail space and approximately 10,300 square feet of out-parcel retail space presently leased to The Cheesecake Factory
Restaurants, Inc. The in-line space includes tenants such as Pottery Barn,
Hollister, Williams-Sonoma, Victoria's Secret, Ann Taylor and Banana Republic.
According to the North Point Borrower, the in-line space had an occupancy rate of 90.8% as of April 7, 2006, and yielded comparable sales per square foot, for tenants less than 10,000 square feet, of approximately $565 as of December 31,
2005. This equates to an average occupancy cost for the in-line tenants of approximately 10.2%.

The following table presents certain information relating to the major tenants at the North Point Property:

                                                       TENANT INFORMATION(2)
                                                       --------------------
                                                                    CREDIT RATINGS    SQUARE      % OF     BASE RENT       LEASE
           TENANT NAME                     PARENT COMPANY           (FITCH/S&P)(3)     FEET       GLA         PSF       EXPIRATION

 Macy's ..................... Federated Department Stores, Inc.        BBB+/BBB     240,000       23.1%      $ 4.25       1/31/2014
 Sears ...................... Sears Holding Corporation                 BB/BB+      154,886       14.9         3.56      10/15/2013
 JC Penney .................. J.C. Penney Company, Inc.                BBB-/BB+     120,843       11.6         5.16      10/31/2013
----------------------------- ----------------------------------- ----------------- -------       -----      ------     ----------
 TOTAL / WEIGHTED AVERAGE....                                                       515,729       49.7%      $ 4.25

The following table presents certain information relating to the lease rollover schedule at the North Point Property:

                      LEASE ROLLOVER SCHEDULE(2)
                      --------------------------
                      NUMBER      SQUARE       % OF         BASE
                    OF LEASES      FEET         GLA         RENT
         YEAR        EXPIRING    EXPIRING    EXPIRING     EXPIRING

 Vacant ..........       NAP      151,760    14.6%           NAP
 MTM .............         6       10,952     1.1       $   505,140
 2006 ............         2        3,302     0.3            96,768
 2007 ............         6       22,068     2.1           567,108
 2008 ............         8       14,532     1.4           858,264
 2009 ............         8       18,887     1.8           681,852
 2010 ............         8       26,718     2.6         1,503,264
 2011 ............         5        5,827     0.6           378,084
 2012 ............         8       12,429     1.2           789,420
 2013 ............        24      317,097    30.5         3,175,848
 2014 ............        21      283,660    27.3         2,854,680
 2015 ............        24      106,801    10.3         3,303,678
 2016 ............        11       46,103     4.4         1,574,196
 Thereafter ......         3       18,400     1.8           568,200
------------------       ---      -------   -----       -----------
 TOTAL ...........       134    1,038,536   100.0%      $16,856,502

                                                              CUMULATIVE                            CUMULATIVE
                            % OF           CUMULATIVE            % OF            CUMULATIVE           % OF
                          BASE RENT       SQUARE FEET            GLA             BASE RENT           BASE RENT
         YEAR             EXPIRING         EXPIRING            EXPIRING          EXPIRING            EXPIRING

 Vacant ..........           NAP               151,760          14.6%                    NAP             NAP
 MTM .............           3.0%              162,712          15.7            $    505,140            3.0%
 2006 ............           0.6               166,014          16.0                 601,908            3.6
 2007 ............           3.4               188,082          18.1               1,169,016            6.9
 2008 ............           5.1               202,614          19.5               2,027,280           12.0
 2009 ............           4.0               221,501          21.3               2,709,132           16.1
 2010 ............           8.9               248,219          23.9               4,212,396           25.0
 2011 ............           2.2               254,046          24.5               4,590,480           27.2
 2012 ............           4.7               266,475          25.7               5,379,900           31.9
 2013 ............          18.8               583,572          56.2               8,555,748           50.8
 2014 ............          16.9               867,232          83.5              11,410,428           67.7
 2015 ............          19.6               974,033          93.8              14,714,106           87.3
 2016 ............           9.3             1,020,136          98.2              16,288,302           96.6
 Thereafter ......           3.4             1,038,536         100.0              16,856,502          100.0
------------------        ------             ---------         -----            ------------          -----
 TOTAL ...........         100.0%

---------------------
(1) Certain information obtained from a third party appraisal.
(2) Information obtained from the North Point Borrower's rent roll.
(3) Ratings provided are for the entity identified in the "Parent Company"
    column whether or not the Parent Company guarantees the lease.

                                       4

THE MARKET(1).  The North Point Property is located in Alpharetta, Fulton
County, Georgia, approximately 21.5 miles north of the Atlanta central business district and in the North Fulton Retail Submarket. Georgia 400 provides expressway access to downtown Atlanta and the various northern metropolitan bedroom community areas. The area around the North Point Property is best described as a growing agglomeration of retail, office and hotel properties that benefit from the close proximity to Georgia 400. There are also newer, upscale multi-family projects scattered throughout the area and clusters of upper-middle income single-family residential developments.

Primary competition for the North Point Property is considered to be provided by: "Perimeter Mall," a three-level super regional mall containing approximately 1,550,000 square feet and located approximately 8 miles south of the North Point Property. The tenant mix at Perimeter Mall is considered to be more up-scale then the North Point Property tenant mix; "The Forum Peachtree
Parkway," an 11 building lifestyle center containing approximately 481,588 square feet and located approximately 6 miles to the southeast of the North
Point Property; and "The Avenue East Cobb," a five building lifestyle center containing approximately 230,454 square feet and located approximately 8 miles to the southwest of the North Point Property.

The estimated 2004 populations within a 1, 3, and 5 mile radius of the North
Point Property were 1,502, 59,538 and 157,382, respectively and the 2004 estimated average household incomes within the same radius were $80,467,
$101,276 and $117,558, respectively.

THE BORROWER. The borrower is GGP-North Point, Inc., a Delaware corporation
(the "North Point Borrower") and a single purpose entity. The North Point
Borrower is indirectly controlled by General Growth Properties, Inc. ("GGP")
and the New York State Common Retirement Fund ("NYSCRF").

As of March 2006, GGP (NYSE: GGP) was the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization; had ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totalled approximately 200 million square feet of retail space and included over 24,000 retail stores nationwide.

NYSCRF is a pension and retirement fund. The fund's assets are diversified over a number of investments. According to the annual financial report published by
NYSCRF for the fiscal year ending March 31, 2005, the NYSCRF's net assets were worth $128 billion.

PROPERTY MANAGEMENT. General Growth Management, Inc., an affiliate of the North
Point Borrower, manages the North Point Property.

LOCKBOX. The North Point Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no Trigger Event has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the North Point Borrower on each business day. Upon the occurrence and during the continuation of a
Trigger Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A Trigger Event shall occur upon either of the following events (i) an event of default (and terminating upon the cure or waiver of such event of default) or (ii) the DSCR is less than 1.10x for the year prior to the date of calculation (and terminating upon the DSCR being equal to or in excess of 1.10x for one year).

ESCROWS. The following escrow/reserve accounts have been established with respect to the North Point Loan:

Tax Reserve. Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserve. Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as the North Point Borrower provides evidence to the lender that the North
Point Property and other properties are maintained pursuant to a blanket policy.

TI/LC Reserve. Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to $32,952 will be required, subject to a maximum cap of $395,418 at any given time.

Capital Expenditure Reserve. Upon the occurrence and continuation of a Trigger
Event, monthly escrows equal to $21,378 will be required, subject to a maximum cap of $256,537 at any given time.

ADDITIONAL DEBT. A subordinate B-Note in the original principal amount of
$63,000,000 (the "Subordinate Non-Trust Loan") is also secured by the first mortgage encumbering the North Point Property and is not being contributed into the trust.

---------------------
(1) Certain information obtained from a third party appraisal.

                                       5

PERMITTED MEZZANINE DEBT. Provided no event of default has occurred and is continuing, mezzanine debt shall be permitted provided that certain conditions are satisfied, which include: (i) the applicable rating agencies have confirmed that such permitted mezzanine debt will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any securitization; (ii) the permitted mezzanine lender enters into an intercreditor agreement acceptable to the applicable rating agencies and reasonably acceptable to the lender; (iii) the DSCR, aggregating the permitted mezzanine debt, the North Point Loan and the Subordinate Non-Trust
Loan, shall be no less than 1.20x; and (iv) the loan-to-value ratio, aggregating the permitted mezzanine debt, the North Point Loan and the
Subordinate Non-Trust Loan is not greater than 70%.

RELEASE PROVISIONS. The North Point Borrower has the right to release one or more unimproved, non-income producing out lots from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (ii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); and (iii)
the North Point Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the North Point Borrower's operation or use of the North
Point Property for its then current use and may be readily separated from the
North Point Property without a material diminution in the value of the North
Point Property.

SUBSTITUTION PROVISIONS. The North Point Borrower, at its option and sole cost and expense, may obtain a release of one or more portions of the North Point
Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the
Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the North Point Borrower shall substitute the
Exchange Parcel with a parcel reasonably equivalent in use, value and condition
("Acquired Parcel"); (iv) the North Point Borrower will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v) the North Point
Borrower shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

                                       6

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MALL OF LOUISIANA
-----------------

                                [PHOTOS OMITTED]

                    PROPERTY INFORMATION

 Number of Mortgaged Real Properties                               1
 Location (City/State)                               Baton Rouge, LA
 Property Type                                       Anchored Retail
 Size (Square Feet)                                       382,958(1)
 Percentage Physical Occupancy as of March 1, 2006             87.9%
 Year Built                                                     1997
 Year Renovated                                                  NAP
 Appraisal Value                                        $325,000,000
 # of Tenant Leases                                              128
 Average Rent Per Square Foot                                 $32.07
 Underwritten Economic Occupancy                               94.2%
 Underwritten Revenues                                   $22,203,272
 Underwritten Total Expenses                              $6,093,123
 Underwritten Net Operating Income (NOI)                 $16,110,149
 Underwritten Net Cash Flow (NCF)                        $15,436,357

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                           MLML
 Loan Group                                                        1
 Origination Date                                      March 6, 2006
 Cut-off Date Principal Balance                         $120,000,000
 Cut-off Date Loan Balance Per SF/Unit                       $313(2)
 Percentage of Initial Mortgage Pool Balance                   4.82%
 Number of Mortgage Loans                                          1
 Type of Security (Fee/Leasehold)                                Fee
 Mortgage Rate                                              5.46199%
 Amortization Type                                           Balloon
 IO Period (Months)                                               24
 Original Term to Maturity/ARD (Months)                           60
 Original Amortization Term (Months)                             360
 Remaining Call Protection                       LO(24),DEF(28),O(7)
 Lockbox                                                        Hard
 Cut-off Date LTV Ratio                                    36.92%(3)
 LTV Ratio at Maturity or ARD                              35.43%(4)
 Underwritten DSCR on NOI                                   1.98x(5)
 Underwritten DSCR on NCF                                   1.90x(6)
 Shadow Rating (S&P/Fitch)                                   AAA/AAA

-------------------
(1) Excludes approximately 807,482 square feet relating to four anchor tenants, which are not part of the subject collateral. This also excludes approximately 49,595 square feet relating to seven outparcel tenants, six of which are subject to ground leases while one (Sears Auto Center) is separately owned.
(2) If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Cut off Date Loan Balance Per SF would be $457
(3) If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Cut-off Date LTV ratio would have been 53.85%.
(4) If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting LTV ratio at maturity would have been 51.73%.
(5) If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.34x.
(6) If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.28x.

                                       7

                                 [MAP OMITTED]

                                       8

THE LOAN. The mortgage loan (the "Mall of Louisiana Loan") is evidenced by one of two promissory notes and secured by a first mortgage encumbering a two-level, regional mall located in Baton Rouge, Louisiana (the "Mall of
Louisiana"). The Mall of Louisiana Loan has a principal balance of $120,000,000 as of the Cut-off Date and represents approximately 4.82% of the initial mortgage pool balance and approximately 5.34% of the initial loan group 1 balance.

The Mall of Louisiana Loan was originated on March 6, 2006 and has a remaining term of 59 months to its maturity date of April 1, 2011. The Mall of Louisiana
Loan may be voluntarily prepaid, in whole but not in part, on or after October
1, 2010 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

A second promissory note, which has a principal balance of $55,000,000 (the
"Mall of Louisiana B-Note"), is also secured by the first mortgage encumbering
The Mall of Louisiana. It is subordinate in right of payment and certain other respects to the Mall of Louisiana Loan and is also held outside the trust. In addition, a mezzanine loan in the amount of $63,000,000 (the "Mall of Louisiana
Mezzanine Loan") was originated simultaneously with the Mall of Louisiana Loan and is secured by a pledge of 100% of the direct and indirect ownership interests in the Mall of Louisiana Borrower. It is subordinate in right of payment and certain other respects to the Mall of Louisiana Loan and is also held outside the trust.

THE PROPERTY.(1) Located in Baton Rouge, Louisiana, The Mall of Louisiana is a
two-story super-regional mall that contains approximately 1,435,785 sq. ft. of retail space. The Mall of Louisiana is currently anchored by Foley's (204,890
sq. ft.), JCPenney (116,568 sq. ft.), Sears (113,517 sq. ft.) and two Dillard's
locations (372,507 sq. ft.). The land and improvements of the anchors are not included in the collateral for the Mall of Louisiana Loan as they are separately owned and operated under a reciprocal easement agreement. The improvements of Logan's Roadhouse, J. Alexander's, Copeland's Cheesecake
Bistro, Bennigan's/Bol, Inc, Bank One, and Burger King are not included in the collateral for the Mall of Louisiana Loan, as they are ground lease tenants. A theater that is currently under construction is located at the southeast corner of the property and will also be subject to a ground lease. Mall shops total
350,308 sq. ft. (inclusive of the food court and kiosks).

The following table presents certain information relating to the major tenants of the Mall of Louisiana:

                           TENANT INFORMATION
                           ------------------
              TENANT NAME                        PARENT COMPANY

 Dillard's (two locations)(4).......               Dillard's, Inc.
 Foley's(4).........................     Federated Department Stores, Inc.
 JCPenney(4)........................         J.C. Penney Company, Inc.
 Sears(4)...........................         Sears Holdings Corporation
 Comp USA ..........................       U.S. Commercial, S.A. de C.V.
 Sears Auto Center(4)...............         Sears Holdings Corporation
 Pier 1 Imports ....................            Pier 1 Imports, Inc.
 Abercrombie & Fitch ...............          Abercrombie & Fitch Co.
 Express ...........................               Limited Brands
 Logan's Roadhouse(4)...............                 CBRL Group
 J. Alexander's(4)..................         J. Alexander's Corporation
 Copeland's Cheesecake Bistro(4)....          Al Copeland Investments
 American Eagle Outfitters .........         American Eagle Outfitters
 Bennigan's/Bol, Inc.(4)............        Metromedia Restaurant Group
------------------------------------     -----------------------------------
 TOTAL/WEIGHTED AVERAGE ............

                                         CREDIT RATINGS       SQUARE       % OF       BASE RENT        LEASE
              TENANT NAME               (MOODY'S/S&P)(2)       FEET       GLA(3)         PSF         EXPIRATION

 Dillard's (two locations)(4) ......         B2/BB            372,507      30.0%            NAP       1/31/2050
 Foley's(4).........................       Baa1/BBB           204,890      16.5             NAP       1/31/2050
 JCPenney(4)........................       Baa3/BBB-          116,568       9.4             NAP       1/31/2050
 Sears(4)...........................        Ba1/BB+           113,517       9.2             NAP       1/31/2050
 Comp USA ..........................           NR              25,600       2.1         $ 15.00      10/31/2012
 Sears Auto Center(4)...............        Ba1/BB+            10,227       0.8             NAP       1/31/2050
 Pier 1 Imports ....................          B1/B             9,300        0.8           24.00       3/31/2009
 Abercrombie & Fitch ...............           NR              8,667        0.7           24.00       1/31/2008
 Express ...........................        Baa2/BBB           7,944        0.6           23.00       1/31/2010
 Logan's Roadhouse(4)...............        Ba2/BB+            7,900        0.6             NAP      12/31/2017
 J. Alexander's(4)..................           NR              7,800        0.6             NAP      12/31/2018
 Copeland's Cheesecake Bistro(4)....           NR              7,668        0.6             NAP      12/31/2012
 American Eagle Outfitters .........           NR              7,528        0.6           35.00       1/31/2014
 Bennigan's/Bol, Inc.(4)............           NR              7,000        0.6             NAP      12/31/2014
------------------------------------          ----           -------       -----          -------    ----------
 TOTAL/WEIGHTED AVERAGE ............                         907,116       73.1%

-------------------
(1) Certain information obtained from a third party appraisal.
(2) Ratings provided are for the entity identified in the "Parent Company"
    column whether or not the Parent Company guarantees the lease.
(3) Based on 1,240,035 square feet of in-line retail space, anchors, outparcels, and food court/kiosk space.
(4) Dillard's, Foley's, JCPenney, Sears, Sears Auto Center, Logan's Roadhouse,
    J. Alexanders, Copeland's Cheesecake Bistro and Bennigan's/Bol, Inc. are not
    part of the collateral for the Mall of Louisiana Loan.

                                       9

The following table presents certain information relating to the lease rollover schedule of Mall of Louisiana:

                        LEASE ROLLOVER SCHEDULE(1)
                        --------------------------
                    NUMBER OF
                     LEASES      SQUARE FEET    % OF GLA     BASE RENT
        YEAR        EXPIRING      EXPIRING      EXPIRING     EXPIRING

 Vacant .........      NAP          46,395        12.1%            NAP
 MTM ............        0               0         0.0              $0
 2006 ...........        1             150         0.0          36,000
 2007 ...........       56          94,408        24.7       3,642,876
 2008 ...........       23          64,300        16.8       2,010,984
 2009 ...........        6          12,636         3.3         489,192
 2010 ...........       14          59,930        15.6       1,505,112
 2011 ...........        5          17,700         4.6         484,212
 2012 ...........        5          35,842         9.4         787,608
 2013 ...........       10          27,295         7.1         930,492
 2014 ...........        4          17,906         4.7         622,284
 Thereafter .....        4           6,396         1.7         284,148
-----------------      ---          ------       -----     -----------
 TOTAL ..........      128         382,958       100.0%    $10,792,908

                    % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE    CUMULATIVE %
                      RENT      SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
        YEAR        EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING

 Vacant .........       NAP        46,395         12.1%              NAP        NAP
 MTM ............       0.0%       46,395         12.1                $0        0.0%
 2006 ...........       0.3        46,545         12.2            36,000        0.3
 2007 ...........      33.8       140,953         36.8         3,678,876       34.1
 2008 ...........      18.6       205,253         53.6         5,689,860       52.7
 2009 ...........       4.5       217,889         56.9         6,179,052       57.3
 2010 ...........      13.9       277,819         72.5         7,684,164       71.2
 2011 ...........       4.5       295,519         77.2         8,168,376       75.7
 2012 ...........       7.3       331,361         86.5         8,955,984       83.0
 2013 ...........       8.6       358,656         93.7         9,886,476       91.6
 2014 ...........       5.8       376,562         98.3        10,508,760       97.4
 Thereafter .....       2.6       382,958        100.0        10,792,908      100.0
------------------    -----       -------        -----      ------------      -----
 TOTAL ..........     100.0%

THE MARKET.(2) The Mall of Louisiana is located in East Baton Rouge Parish just outside of the city limits of Baton Rouge. The Baton Rouge MSA is located in the south central portion of Louisiana on the eastern banks of the Mississippi
River. The 2005 Baton Rouge population was approximately 733,800.

Baton Rouge is home to Louisiana State University (LSU), which is the largest university in the state with an enrollment of over 30,000 students. The recent success of the football program has had a direct impact on the Mall of
Louisiana as traffic on game days is often near holiday levels. The largest employer in Baton Rouge is the Louisiana State Government. Major private employers include Turner Industries (Industrial Services), J.E. Merit
Construction (Industrial Construction), Exxon/Mobil (Chemicals), and Jacobs
Engineering (Engineering/Construction).

Approximately 143,000 residents and over 61,000 households are within five miles of the Mall of Louisiana. Population within the primary trade area approached 557,000 in 2004. Projections indicate that the population will grow to approximately 580,500 by 2009. The 2004 primary trade area average household income was $56,571, and by 2009 it is projected to increase by nearly 11% to
$63,301.

The Baton Rouge area economy received a boost from the influx of New Orleans residents who were displaced by Hurricane Katrina. Shortly after the August
2005 storm, Baton Rouge's metropolitan area absorbed about 200,000 evacuees.
While that number has been steadily decreasing, it is expected that the area will see a permanent increase in population of 50,000 to 70,000 residents.

THE BORROWER. The borrower is GGP-Mall of Louisiana, L.P., a Delaware limited partnership (the "Mall of Louisiana Borrower"), which holds a fee interest in the Mall of Louisiana. The Mall of Louisiana Borrower is indirectly controlled by General Growth Properties, Inc. ("GGP").

As of March 2006, GGP (NYSE: GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization; had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

PROPERTY MANAGEMENT. The Mall of Louisiana is self-managed by the Mall of
Louisiana Borrower.

LOCKBOX. The Mall of Louisiana Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no Trigger Event has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by The Mall of Louisiana
Borrower on each business day. Upon the occurrence and during the continuation of a Trigger Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A Trigger Event shall occur upon either of the following events (i) an event of default (and terminating upon the cure or waiver of such event of default) or (ii) the DSCR is less than 1.10x for the year prior to the date of calculation (and terminating when DSCR is equal to or in excess of 1.10x for one year).

-------------------
(1) Information obtained from the Mall of Louisiana Borrower's rent roll.
(2) Certain information obtained from a third-party appraisal.

                                       10

ESCROWS. The following escrow/reserve accounts have been established with respect to the Mall of Louisiana Loan:

Tax Reserves: Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserves: Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as a blanket policy covering The Mall of Louisiana is maintained.

Rollover Reserve: Upon the occurrence of and during the continuance of a
Trigger Event, monthly escrows equal to $29,038 will be required, subject to a maximum of $348,452 at any given time.

Replacement Reserve: Upon the occurrence of and during the continuance of a
Trigger Event, monthly escrows equal to $7,987 will be required, subject to a maximum of $95,838 at any given time.

ADDITIONAL DEBT. A subordinate B-Note that is not being contributed into the trust, in the original principal amount of $55,000,000, the "Mall of Louisiana
B-Note", is also secured by the first mortgage encumbering the Mall of
Louisiana.

THE MALL OF LOUISIANA MEZZANINE LOAN. Additionally, the $63,000,000 Mall of
Louisiana Mezzanine Loan was originated simultaneously with the Mall of
Louisiana Loan. The Mall of Louisiana Mezzanine Loan is secured by a pledge of
100% of the direct and indirect ownership interests in the Mall of Louisiana
Borrower. The maturity date for the Mall of Louisiana B-Note and the Mall of
Louisiana Mezzanine Loan are the same as those of the Mall of Louisiana Loan.

PERMITTED MEZZANINE DEBT. If the Mall of Louisiana Mezzanine Loan has been paid in full, and provided no event of default has occurred and is continuing, new mezzanine debt shall be permitted provided that certain conditions are satisfied, which include: (i) the applicable rating agencies have confirmed that such permitted mezzanine debt will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any securitization; (ii) the permitted mezzanine lender enters into an intercreditor agreement acceptable to the applicable rating agencies and reasonably acceptable to lender; (iii) the DSCR, aggregating the permitted mezzanine debt, Mall of Louisiana Loan and Mall of Louisiana B-Note, shall be no less than 1.15x; and (iv) the loan-to-value ratio, aggregating the permitted mezzanine debt, Mall of Louisiana Loan and Mall of Louisiana B-Note is not
greater than 70%.

RELEASE PROVISIONS. The Mall of Louisiana Borrower has the right to release one or more unimproved, non-income producing out lots from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (ii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) or improved only by landscaping, surface parking areas or utility facilities that are readily relocatable; and (iii) the Mall of
Louisiana Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the Mall of Louisiana Borrower's operation or use of the Mall of Louisiana for its then current use and may be readily separated from the Mall of Louisiana
Property without a material diminution in the value of the Mall of Louisiana.

The Mall of Louisiana Borrower also has the right to release a certain parcel of the Mall of Louisiana identified in the loan documents that will be transferred to the governmental authority for dedication as a road, provided that certain conditions are satisfied, which include the Mall of Louisiana
Borrower delivering any other information, approvals and documents that, given any conditions imposed by the governmental authority on the acceptance of the dedication, would be required by a prudent lender acting reasonably relating to such release.

SUBSTITUTION PROVISIONS. The Mall of Louisiana Borrower, at its option and sole cost and expense, may obtain a release of one or more portions of the Mall of
Louisiana Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the
Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the Mall of Louisiana Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Mall of Louisiana Borrower will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v) the Mall of
Louisiana Borrower shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

                                       11

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CHASE TOWER
-----------

                                [PHOTOS OMITTED]

                    PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                 1
 Location (City/State)                                Indianapolis, IN
 Property Type                                                  Office
 Size (Square Feet)                                          1,057,852
 Percentage Physical Occupancy as of December 31, 2005           91.2%
 Year Built                                                  1959/1989
 Year Renovated                                                   1989
 Appraisal Value                                          $181,000,000
 # of Tenant Leases                                                153
 Average Rent Per Square Foot                                   $15.82
 Underwritten Economic Occupancy                                 92.9%
 Underwritten Revenues                                     $24,074,659
 Underwritten Total Expenses                               $10,139,234
 Underwritten Net Operating Income (NOI)                   $13,935,425
 Underwritten Net Cash Flow (NCF)                          $12,868,579

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                          LaSalle
 Loan Group                                                          1
 Origination Date                                    February 24, 2006
 Cut-off Date Principal Balance                           $116,000,000
 Cut-off Date Loan Balance Per SF/Unit                            $110
 Percentage of Initial Mortgage Pool Balance                     4.66%
 Number of Mortgage Loans                                            1
 Type of Security (Fee/Leasehold)                        Fee/Leasehold
 Mortgage Rate                                                5.23500%
 Amortization Type                                       Interest Only
 IO Period (Months)                                                120
 Original Term to Maturity (Months)                                120
 Original Amortization Term (Months)                                 0
 Lockbox                                                          Hard
 Remaining Call Protection                        GRTR1%orYM(114),O(4)
 Cut-off Date LTV Ratio                                         64.09%
 LTV Ratio at Maturity                                          64.09%
 Underwritten DSCR on NOI                                        2.26x
 Underwritten DSCR on NCF                                        2.09x

                                       12

                                 [MAP OMITTED]

                                       13

THE LOAN. The mortgage loan (the "Chase Tower Loan") is evidenced by a single promissory note secured by a first mortgage encumbering two office buildings and two parking garages (the "Chase Tower Property") located in the City of
Indianapolis, Indiana. The Chase Tower Loan represents approximately 4.66% of the initial mortgage pool and approximately 5.17% of the initial loan group 1 balance.

The Chase Tower Loan was originated on February 24, 2006, and has a principal balance as of the Cut-off Date of $116,000,000. The Chase Tower Loan has a
remaining term of 118 months and a scheduled maturity date of March 1, 2016.
Beginning on the day of origination, the Chase Tower Loan permits prepayment subject to a prepayment premium equal to the greater of yield maintenance with
United States government obligations and one percent (1%) of the outstanding principal balance of the Chase Tower Loan on the prepayment date. The Chase
Tower Loan may be voluntarily prepaid on or after December 1, 2015 without a prepayment premium.

THE PROPERTY.(1)  The Chase Tower Property, located in the central business district ("CBD") of Indianapolis, is a Class A multi-tenant office complex which contains approximately 1,057,852 square feet. The Chase Tower Property includes a forty eight- story building, constructed in 1989, known as "Chase
Tower" which is the tallest building in the State of Indiana. Chase Tower is located along the south side of Ohio Street between Meridian Street and Madison
Avenue and has a street address of 1 East Ohio Street. Chase Tower contains approximately 905,525 square feet, has sub-level parking along with an attached nine-story parking garage. An additional multi-story parking garage is located approximately three blocks away from the Chase Tower and the Circle Building
(as such term is defined herein). The Chase Tower Property also includes a twelve-story building known as the "Circle Building". The Circle Building is located at the northeast corner of Monument Circle and Market Street and has a street address of 111 Monument Circle. The Circle Building contains approximately 152,327 square feet and also has sub-level parking. The Circle
Building was constructed in 1959 and renovated in 1988 and 1989, at which point it was integrated into the Chase Tower Property by way of an elevated enclosed walkway. Renovations included a new lobby.

The largest tenant at the Chase Tower Property is JP Morgan Chase Bank N.A. JP
Morgan Chase & Co. (NYSE: JPM) is the parent company of JP Morgan Chase Bank
N.A. and is a global financial services firm with assets of $1.2 trillion and operations in more than 50 countries. JP Morgan Chase Bank N.A./ Bank One,
National Association has been a tenant at the Chase Tower since 1990.

The following table presents certain information relating to the major tenants at the Chase Tower Property:

                                                    TENANT INFORMATION(2)
                                                    ---------------------
         TENANT NAME                   PARENT COMPANY           CREDIT RATINGS(3)    SQUARE       % OF     BASE RENT      LEASE
                                                                   (FITCH/S&P)        FEET        GLA         PSF      EXPIRATION

 JP Morgan Chase Bank NA     JP Morgan Chase & Co.                    A+/A+         376,597       35.6%     $ 13.30     6/30/2020(4)
 Guidant Corporation         Boston Scientific Corporation            NR/A-          69,512        6.6        21.13     9/30/2007
 Ernst & Young U.S. LLP      Ernst & Young L.L.P.                     NR/NR          58,728        5.6        22.96     6/30/2013
--------------------------   -------------------------------   ------------------   -------       ----      -------     ----------
 TOTAL/WEIGHTED AVERAGE                                                             504,837       47.7%     $ 15.51

--------------------
(1) Certain information obtained from a third party appraisal.
(2) Information obtained from Chase Tower Borrower's rent roll.
(3) Ratings provided are for the entity identified in the "Parent Company"
    column whether or not the Parent Company guarantees the lease.
(4) 26,762 square feet expire on 4/30/2012, 7,019 square feet expire on
    4/30/2020 and 342,816 square feet expire on 6/30/2020.

                                       14

The following table presents certain information relating to the lease rollover schedule at the Chase Tower Property:

                          LEASE ROLLOVER SCHEDULE
                          -----------------------
                       NUMBER OF
                        LEASES      SQUARE FEET    % OF GLA      BASE RENT
          YEAR         EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant ............      NAP           92,933        8.8%             NAP
 MTM ...............       18           23,069        2.2     $    344,471
 2006 ..............       10           31,944        3.0          706,669
 2007 ..............       18           87,343        8.3        1,821,493
 2008 ..............        6           31,372        3.0          578,763
 2009 ..............       16           75,529        7.1        1,547,976
 2010 ..............        7           26,516        2.5          471,438
 2011 ..............        8           57,227        5.4        1,147,152
 2012 ..............       19           85,802        8.1        1,604,638
 2013 ..............       10           72,710        6.9        1,556,133
 2014 ..............        4           35,842        3.4          639,312
 2015 ..............        1           11,126        1.1          211,394
 Thereafter ........       36          426,439       40.3        6,102,022
--------------------      ---          -------      -----     ------------
 TOTAL .............      153        1,057,852      100.0%    $ 16,731,451

                       % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE     CUMULATIVE
                         RENT      SQUARE FEET     % OF GLA      BASE RENT    % OF BASE RENT
          YEAR         EXPIRING      EXPIRING      EXPIRING      EXPIRING        EXPIRING

 Vacant ............       NAP            NAP         NAP               NAP         NAP
 MTM ...............       2.1%       116,002        11.0%    $     344,471         2.1%
 2006 ..............       4.2        147,946        14.0         1,051,140         6.3
 2007 ..............      10.9        235,289        22.2         2,872,633        17.2
 2008 ..............       3.5        266,661        25.2         3,451,395        20.6
 2009 ..............       9.3        342,190        32.3         4,999,371        29.9
 2010 ..............       2.8        368,706        34.9         5,470,809        32.7
 2011 ..............       6.9        425,933        40.3         6,617,961        39.6
 2012 ..............       9.6        511,735        48.4         8,222,598        49.1
 2013 ..............       9.3        584,445        55.2         9,778,731        58.4
 2014 ..............       3.8        620,287        58.6        10,418,035        62.3
 2015 ..............       1.3        631,413        59.7        10,629,429        63.5
 Thereafter ........      36.5      1,057,852       100.0        16,731,451       100.0
---------------------    -----      ---------       -----      ------------       -----
 TOTAL .............     100.0%

THE MARKET(1). Indianapolis, which encompasses approximately 362 square miles, is the state capital of Indiana. The Chase Tower Property is located approximately 3 blocks east of the State Capital Building and is also located approximately 4 blocks northeast of Circle Centre Mall, an approximately 800,000 square foot regional mall. A Simon property, Circle Centre Mall is connected to the Indiana Convention Center & RCA Dome and a number of hotels via skywalks and lists more than 100 shopping, dining and entertainment options. The Indianapolis
International Airport, which is served by 18 airlines including major U. S.
carriers such as American, Delta, United and Continental, is located approximately ten miles east of the Chase Tower Property at the junction of
Interstates 70 and 465. Access to Interstates 65 and 70 is located approximately
1 mile from the Chase Tower Property.

The Chase Tower Property is located in the Central Office Submarket (includes the CBD) of Indianapolis. According to REIS, the Central Office Submarket
represented approximately 36% of the total Indianapolis office market share and
Class A properties in the Central Office Submarket outperformed the larger
Central Office Submarket with a lower vacancy rate (12.4% versus 14.8%) and higher asking rental rate ($20.85 per square foot versus $18.65 per square foot), as of the fourth quarter 2005.

Indianapolis based Fortune 500 Companies are Eli Lilly and Company and
Wellpoint Inc. Major employers in Indianapolis include Eli Lilly and Company,
Indiana University, Clarian Health, Community Health Network and Marsh
Supermarkets, Inc.

Indianapolis is home to the NFL professional football team the Indianapolis
Colts and the NBA professional basketball team the Indiana Pacers. In addition,
Indianapolis is home to one of the largest single day sporting events, the
Indianapolis 500 motor car race.

The 2004 estimated average household incomes within a 1, 3 and 5 mile radius of the Chase Tower Property were $54,857, $37,366 and $41,440, respectively and the 2004 estimated populations within the same radius were 12,271, 110,970 and
261,883, respectively.

THE BORROWER. The borrowers are Macquarie Office Monument Center I LLC and
Macquarie Office Monument Center II LLC, each a Delaware limited liability company and a single purpose entity (together, the "Chase Tower Borrower"). The sponsor of the Chase Tower Borrower is Macquarie Office (US) No 2 Corporation,
a Minnesota corporation, which had total assets of approximately $925 million as of February 28, 2006, and is indirectly controlled by Macquarie Office
Trust. Macquarie Office Trust is publicly traded on the Australian stock exchange (ASX: MOF). As of December 31, 2005, Macquarie Office Trust had
approximately $3.7 billion of total assets, including joint venture properties, which represents a portfolio of commercial office properties across Australia and the United States.

-------------------
(1) Certain information obtained from a third party appraisal.

                                       15

PROPERTY MANAGEMENT. The property manager for the Chase Tower is Equity Office
Management, L.L.C., a Delaware limited liability company.

LOCKBOX. The Chase Tower Loan required a hard lockbox and springing cash management. Provided no "Cash Management Period" has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the Chase Tower Borrower on each business day. Upon the occurrence of a Cash Management Period, all amounts on deposit in the lockbox account are required to be transferred on each business day to the cash management account and are required to be applied to debt service and reserves. Available funds are then disbursed to borrower to pay approved operating expenses, with the remainder held by lender until such time as the Cash Management Period is terminated. A Cash Management Period shall occur upon (i) an event of default (and terminating upon the cure of such event of default), (ii) the filing of a bankruptcy petition, whether voluntary or involuntary, against the Chase Tower Borrower (and terminating upon the dismissal of such petition within 90 days of commencement thereof) or (iii) the
DSCR dropping below 1.30x (and terminating upon the DSCR increasing to at least
1.30x for two consecutive quarters).

ESCROWS. The following escrow/reserve accounts have been established with respect to the Chase Tower Loan:

Tax Reserve. Upon the occurrence and continuation of a Cash Management Period, monthly escrows equal to one-twelfth of the annual taxes are required.

Insurance Reserve. Upon the occurrence and continuation of a Cash Management
Period, monthly escrows equal to one-twelfth of the annual insurance premiums are required.

Rollover Reserve. Upon the occurrence and continuation of a Cash Management
Period, monthly escrows equal to $66,809 are required, subject to a maximum cap of $1,500,000 at any given time.

Lease Termination Reserve. Upon the occurrence and continuation of a Cash
Management Period, any fee, payment or other compensation received from any tenant relating to or in exchange for the termination of a tenant's lease is required to be deposited with lender. Such fee, payment or other compensation shall be utilized for tenant improvements and leasing commissions relating to such terminated space and for any monthly rent deficiency for such space equal to the amount of rent the terminated tenant would have paid if still a tenant less the amount of rent the new tenant is paying.

In lieu of required payments to the above referenced accounts, the Chase Tower
Borrower may deliver to lender a letter of credit(s) or a reserve guaranty.
With regard to a letter of credit(s), it shall be from a bank or other financial institution which carries a minimum long term unsecured debt rating of at least "A" by S&P and its equivalent rating by Fitch and a short term unsecured debt rating of at least "A-1" by S&P and its equivalent rating by
Fitch. With regard to the Tax, Insurance and Rollover (subject to its maximum cap) Reserves, the aggregate amount of any letter of credit shall be at least equal to the amount which would be required to be deposited in such reserve over the then next 12 month period, respectively. With regard to the Lease
Termination Reserve, the amount of any letter of credit shall be at least equal to the amount then required to be deposited into such Lease Termination Reserve at any given time. With regard to a reserve guaranty, the sponsor may provide a guaranty of payment to lender of the reserve makeup amount upon the occurrence of an event of default, with the reserve makeup amount equal to the amount that would have accumulated in the applicable reserve that a reserve guaranty was offered to replace had the required deposits into such reserve been collected each month, less any amounts the Chase Tower Borrower would have been entitled to withdraw from such reserve. If, at any time during which a reserve guaranty is in place, the sponsor's net worth drops below $150,000,000, then the Chase
Tower Borrower must provide a letter of credit or cash deposit into the applicable reserve to replace such reserve guaranty within 5 days.

GROUND LEASE. The parking garage located approximately three blocks away from the Chase Tower and the Circle Building is encumbered by a ground lease. The
Chase Tower Borrower, as ground tenant, upon notice to the ground landlord, has the exclusive right to use 800 parking spaces. The initial term of the ground lease expires on June 30, 2010, and the Chase Tower Borrower under the ground lease has sixteen (16) consecutive extension options of five (5) years each.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

                                       16

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GALILEO NXL RETAIL PORTFOLIO 4
------------------------------

                                [PHOTOS OMITTED]

                    PROPERTY INFORMATION

 Number of Mortgaged Real Properties                               12
 Location (City/State)                                      See Table
 Property Type                                        Anchored Retail
 Size (Square Feet)                                         1,403,989
 Percentage Physical Occupancy as of February 28, 2006          96.5%
 Year Built                                                 See Table
 Year Renovated                                             See Table
 Appraisal Value                                         $143,675,000
 # of Tenant Leases                                               173
 Average Rent Per Square Foot                                   $8.37
 Underwritten Economic Occupancy                                95.8%
 Underwritten Revenues                                    $16,228,836
 Underwritten Total Expenses                               $5,380,619
 Underwritten Net Operating Income (NOI)                  $10,198,164
 Underwritten Net Cash Flow (NCF)                          $9,462,228

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                           MLML
 Loan Group                                                        1
 Origination Date                                    August 10, 2005
 Cut-off Date Principal Balance                         $102,000,000
 Cut-off Date Loan Balance Per SF/Unit                           $73
 Percentage of Initial Mortgage Pool Balance                   4.10%
 Number of Mortgage Loans                                          1
 Type of Security (Fee/Leasehold)                      Fee/Leasehold
 Mortgage Rate                                              5.15000%
 Amortization Type                                     Interest Only
 IO Period (Months)                                               84
 Original Term to Maturity/ARD (Months)                           84
 Original Amortization Term (Months)                               0
 Remaining Call Protection                       LO(24),DEF(48),O(4)
 Lockbox                                                        Hard
 Cut-off Date LTV Ratio                                       70.99%
 LTV Ratio at Maturity or ARD                                 70.99%
 Underwritten DSCR on NOI                                      1.91x
 Underwritten DSCR on NCF                                      1.78x

                                       17

                                 [MAP OMITTED]

                                [GRAPHIC OMITTED]

                                       18

THE LOANS. The mortgage loan (the "Galileo NXL Retail Portfolio 4 Loan") is evidenced by a promissory note secured by a first mortgage encumbering 12 anchored community shopping centers (the "Galileo NXL Retail Portfolio 4
Properties"). The table below provides specific information about the Galileo
NXL Retail Portfolio 4 Properties. The Galileo NXL Retail Portfolio 4 Loan
represents approximately 4.10% of the initial mortgage pool balance and 4.54%
of the initial group 1 balance.

The Galileo NXL Retail Portfolio 4 Loan was originated on August 10, 2005 and has an aggregate principal balance as of the Cut-off Date of $102,000,000. The
Galileo NXL Retail Portfolio 4 Loan has a remaining term of 76 months to its maturity date of August 31, 2012. The Galileo NXL Retail Portfolio 4 Loan may
be voluntarily prepaid on or after June 1, 2012 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTIES.(1) The Galileo NXL Retail Portfolio 4 Loan is secured by 12 anchored community shopping centers totaling 1,403,989 square feet. The Galileo
NXL Retail Portfolio 4 Properties are located in eight states and six regions, including the Northeast, Mid-Atlantic, South, Midwest, Southwest and Mountain
West. The largest state concentrations are represented by Florida, with two properties totaling 263,051 square feet (18.7% of total); Texas, with three properties totaling 257,396 square feet (18.3% of total); New York, with one property totaling 253,813 square feet (18.1% of total); Pennsylvania, with two properties totaling 231,449 square feet (16.5% of total); and Colorado, with one property totaling 157,786 square feet (11.2% of total). No other state represents more than 10% of the Galileo NXL Retail Portfolio 4 portfolio by square footage. Occupancy at the 12 properties is 96.5%. The Galileo NXL Retail
Portfolio 4 Properties were purchased by the Galileo NXL Retail Portfolio 4
Borrowers (as defined below) from NXL (as defined below) (or affiliates thereof) simultaneously with the origination of the Galileo NXL Retail
Portfolio 4 Loan.

The following tables present certain information regarding the Galileo NXL
Retail Portfolio 4 Properties:

                        GALILEO NXL RETAIL PORTFOLIO 4 PROPERTIES
                        -----------------------------------------
                                                                            YEAR BUILT/
             PROPERTY                         CITY              STATE        RENOVATED        SQUARE FEET

 Hornell Plaza(2).............             Hornell               NY          1995/2004            253,813
 Morse Shores ................           Fort Myers              FL             1983              169,545
 Market Street Square ........          Elizabethtown            PA             1993              169,481
 Aurora Plaza(3)..............             Aurora                CO             1967              157,786
 Orange Grove ................             Houston               TX          1970/2004            142,966
 Glendale Galleria ...........            Glendale               AZ             1989              119,461
 Riverwood ...................           Port Orange             FL          1990/1996             93,506
 Inwood Forest ...............             Houston               TX          1985/1997             77,355
 Johnstown Galleria ..........            Johnstown              PA          1993/2003             61,968
 Napoleon Center .............            Napoleon               OH             1990               60,795
 Remount Village .............        North Charleston           SC             1996               60,238
 Beltway South ...............             Houston               TX             1998               37,075
------------------------------       ------------------       --------       ---------            -------
 TOTAL /WEIGHTED AVERAGE......                                                                  1,403,989

                                                                                  ALLOCATED LOAN
             PROPERTY            % OF TOTAL    OCCUPANCY      PRIMARY TENANT         AMOUNT

 Hornell Plaza(2).............      18.1%         95.2%         Wal-Mart          $ 17,038,455
 Morse Shores ................      12.1          96.8           Publix              8,519,227
 Market Street Square ........      12.1         100.0           K-Mart             11,713,988
 Aurora Plaza(3)..............      11.2          99.6        King Soopers           9,087,176
 Orange Grove ................      10.2          94.6       Floor & Decor          14,198,712
 Glendale Galleria ...........       8.5          91.0        Food 4 Less           11,216,983
 Riverwood ...................       6.7          95.3         Winn-Dixie            4,082,130
 Inwood Forest ...............       5.5          91.7         Randall's(4)          6,318,427
 Johnstown Galleria ..........       4.4         100.0      Dunham's Sports          3,407,691
 Napoleon Center .............       4.3         100.0    Chief's Supermarket        3,709,414
 Remount Village .............       4.3         100.0           Bi-Lo               4,188,620
 Beltway South ...............       2.6          98.3     Albertson's Inc.(5)       8,519,227
-------------------------------    -----         -----    ---------------------   ------------
 TOTAL /WEIGHTED AVERAGE......     100.0%         96.5%                           $102,000,000

                        LARGEST TENANTS BY BASE RENT
                        ----------------------------
                                                                 CREDIT RATING
             TENANT                      PARENT COMPANY         (MOODY'S/S&P)(6)

 Wal-Mart .................         Wal-Mart Stores Inc.            Aa2/AA
 Wegman's Food Market .....      Wegman's Food Markets Inc.          NR/A-
 K Mart ...................      Sears Holding Corporation         Baa3/BB+
 Randall's ................             Safeway Inc.               Baa2/BBB-
 24 Hour Fitness ..........         24 Hour Fitness Inc.             NR/B
 Floor & Decor ............                 NAP                      NR/NR
 Food 4 Less(7)............    Food 4 Less Supermarkets Inc.         NR/NR
 Weis Markets .............          Weis Markets Inc.               NR/NR
 Bi-Lo ....................         Bi-Lo Holdings, LLC              NR/NR
 Chief's Supermarket ......                 NAP                      NR/NR
---------------------------    -------------------------------       ----
 TOTAL ....................

                                           % OF PORTFOLIO BASE                   % OF PORTFOLIO
             TENANT           BASE RENT           RENT            SQUARE FEET     SQUARE FEET

 Wal-Mart .................  $  754,215            6.4%             128,268           9.1%
 Wegman's Food Market .....     624,938            5.3               77,903           5.5
 K Mart ...................     618,937            5.3               95,221           6.8
 Randall's ................     489,873            4.2               55,530           4.0
 24 Hour Fitness ..........     465,400            4.0                    0             0
 Floor & Decor ............     444,757            3.8               93,633           6.7
 Food 4 Less(7)............     417,952            3.6               52,244           3.8
 Weis Markets .............     382,500            3.3               45,000           3.2
 Bi-Lo ....................     345,363            2.9               38,588           2.7
 Chief's Supermarket ......     293,501            2.5               41,896           3.0
---------------------------- ----------           ----              -------          ----
 TOTAL ....................  $4,837,435           41.2%             628,283          44.7%

---------------------
(1) Information obtained from the Galileo NXL Retail Portfolio 4 Borrowers rent roll, excluding ground lease tenants;
(2) Hornell Plaza is subject to a ground lease that expires on December 31,
    2015. See Ground Lease Section for details.
(3) Aurora Plaza is subject to a ground lease that expires on May 31, 2038. See
    Ground Lease Section for details.
(4) This tenant is currently dark but in possession.
(5) This tenant is subject to a ground lease.
(6) Credit Ratings are of the parent company whether or not the parent guarantees the lease.
(7) The Food 4 Less at Glendale Galleria is currently subleased to Megafood.

                                       19

The following table presents certain information relating to the lease rollover schedule for the Galileo NXL Retail Portfolio 4 Properties:

                          LEASE ROLLOVER SCHEDULE(1)
                          -------------------------
                        NUMBER OF
        YEAR OF          LEASES          SQUARE      % OF GLA     BASE RENT
      EXPIRATION        EXPIRING    FEET EXPIRING    EXPIRING     EXPIRING

 Vacant .............      NAP           49,112         3.5%         NAP
 MTM ................       12           22,388         1.6     $   258,649
 2006 ...............       18           82,776         5.9         721,367
 2007 ...............       35           71,750         5.1         886,640
 2008 ...............       30          181,986        13.0       1,479,164
 2009 ...............       26          165,367        11.8       1,791,330
 2010 ...............       20          132,086         9.4       1,114,385
 2011 ...............       11           70,385         5.0         628,183
 2012 ...............        3            7,042         0.5          94,006
 2013 ...............        3           12,303         0.9         121,484
 2014 ...............        2           96,433         6.9         505,957
 2015 ...............        3          261,701        18.6       1,869,026
 2016 ...............        3          142,439        10.1         711,104
 Thereafter .........        7          108,221         7.7       1,564,087
---------------------      ---          -------       -----     -----------
 TOTAL ..............      173        1,403,989       100.0%    $11,745,382

                                        CUMULAITVE    CUMULATIVE     CUMULATIVE    CUMULATIVE %
        YEAR OF           % OF BASE    SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
      EXPIRATION       RENT EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING

 Vacant .............       NAP            49,112         3.5%          NAP           NAP
 MTM ................        2.2%          71,500         5.1      $    258,649        2.2%
 2006 ...............        6.1          154,276        11.0           980,016        8.3
 2007 ...............        7.5          226,026        16.1         1,866,656       15.9
 2008 ...............       12.6          408,012        29.1         3,345,820       28.5
 2009 ...............       15.3          573,379        40.8         5,137,150       43.7
 2010 ...............        9.5          705,465        50.2         6,251,536       53.2
 2011 ...............        5.3          775,850        55.3         6,879,719       58.6
 2012 ...............        0.8          782,892        55.8         6,973,725       59.4
 2013 ...............        1.0          795,195        56.6         7,095,209       60.4
 2014 ...............        4.3          891,628        63.5         7,601,166       64.7
 2015 ...............       15.9        1,153,329        82.1         9,470,191       80.6
 2016 ...............        6.1        1,295,768        92.3        10,181,295       86.7
 Thereafter .........       13.3        1,403,989       100.0        11,745,382      100.0
----------------------     -----        ---------       -----      ------------      -----
 TOTAL ..............      100.0%

THE BORROWERS. The following borrowers are associated with the promissory note for the Galileo NXL Retail Portfolio 4 Loan: Galileo Apollo III Sub, LLC;
Galileo Apollo III TX LP; Galileo Apollo III PA LP; Galileo Morse Shores, LLC;
and Galileo Riverwood, LLC (collectively, the "Galileo NXL Retail Portfolio 4
Borrowers"). Each of these entities is a single-purpose Delaware limited liability company or limited partnership. Galileo America LLC, a Delaware limited liability company (the "JV"), the members of which are New Plan
Australian Member, LLC (3.74%), a Delaware limited liability company, ERP
Australian Member, LLC (1.26%), a Delaware limited liability company, and
Galileo America, Inc. (95%), a real estate investment trust ("REIT") organized under the laws of Maryland, indirectly owns 100% of the beneficial interests in all of the Galileo NXL Retail Portfolio 4 Borrowers.

Galileo America, Inc., the US REIT, is wholly-owned by Galileo Shopping America
Trust ("GSA"), a publicly traded REIT on the Australian Stock Exchange that was formed in 2003 and that has an equity market capitalization of approximately
$836.2 million.(2)

New Plan Australian Member, LLC and ERP Australian Member, LLC are each directly or indirectly owned by New Plan Excel Realty Trust, Inc. ("NXL"), a
NYSE-listed real estate investment trust. NXL is a New York-based REIT that was formed in 1972 and has been publicly traded since 1993. As of April 20, 2006,
NXL's equity market capitalization was valued at over $2.56 billion and its net real estate assets were valued at over $3 billion, the 52-week range for NXL's stock is $20.18 to $28.65.

PROPERTY MANAGEMENT. NXL has retained an ownership interest in the Galileo NXL
Retail Portfolio 4 Properties through its 5% stake in Galileo America LLC, the purchaser of the properties and the deal sponsor. NXL, which managed the
Galileo NXL Retail Portfolio 4 Properties prior to their acquisition by the
Galileo NXL Retail Portfolio 4 Borrowers, will continue to manage the Galileo
NXL Retail Portfolio 4 Properties through ERT Australian Management, LP.

LOCKBOX. At closing, the Galileo NXL Retail Portfolio 4 Borrowers established a rent account in the lender's name. The Galileo NXL Retail Portfolio 4 Borrowers shall have access to and rights of withdrawal with respect to the rent account until the occurrence of an event of default or if the debt service coverage ratio (DSCR) for the preceding 12 months is less than 1.30x (a "Cash Management
Trigger Event"). Upon the occurrence of a Cash Management Trigger Event, the rent account shall be under the sole dominion and control of the lender until the event of default causing the Cash Management Trigger Event has been cured or waived or the DSCR for the preceding 12 months is at least 1.40x for three consecutive months.

---------------------
(1) Information obtained from the Galileo NXL Retail Portfolio 4 Borrower's rent roll excluding ground lease tenants.
(2) Based on the $US exchange rate as of April 20, 2006.

                                       20

ESCROWS. The following escrow/reserve accounts have been established with respect to the Galileo NXL Retail Portfolio 4 Loan:

                           ESCROWS / RESERVES
                           ------------------
 TYPE:                                     INITIAL        MONTHLY

  Taxes ............................   $1,286,450      $171,352
  Insurance ........................     $179,969       $25,710
  Capital Expenditures .............           $0       $19,018
  Immediate Repairs Escrow .........      $96,813            $0
  Rollover Reserves ................      $57,623            $0
  Ground Rent Escrow(1) ............       $1,668          $833

ADDITIONAL DEBT. The Galileo NXL Retail Portfolio 4 Borrowers will not be permitted to further encumber the Galileo NXL Retail Portfolio 4 Properties while the Galileo NXL Retail Portfolio 4 Loan is outstanding, except as approved by lender.

SUBSTITUTION PROVISIONS. Permitted provided that, among other things, the following conditions are satisfied after giving effect to the substitution: (i)
the loan-to-value (LTV) ratio is less than the lesser of the LTV ratio for the substituted property based on an appraisal not more than 45 days prior to such substitution and the allocated loan amount for such property and 72.8%, (ii)
the DSCR is at least equal to the greater of the DSCR in the Preceding Period
(as defined herein) and 1.81x, and (iii) the net operating income (NOI) is at least equal to the NOI in the Preceding Period. "Preceding Period" is the
trailing 12 month period immediately prior to a substitution, release or alteration, as the case may be. The allocated loan amount of the substitute property or properties shall not exceed, individually or in the aggregate 33%
of the principal balance on the closing date.

PARTIAL DEFEASANCE OF INDIVIDUAL PROPERTIES. Permitted after the second anniversary of securitization, provided that, among other things, the following conditions are satisfied after giving effect to the release: (i) the DSCR is equal to or greater than the DSCR in the Preceding Period and 1.83x, and (ii)
the Galileo NXL Retail Portfolio 4 Borrowers deposit with the lender United
States government securities sufficient to make scheduled payments on the loan in the amount of 125% of the allocated loan amount in respect of the released property.

PARCEL RELEASE/PARTIAL DEFEASANCE OF PARCELS. Permitted for unimproved, non-income producing parcels of land (or parking areas with de minimis income)
for addition or expansion of improvements for retail purposes, provided that, among other things, (i) Galileo NXL Retail Portfolio 4 Borrowers delivers an officer's certificate stating that the value and the NOI at the remaining property would increase after taking into account the proposed use of the release parcel, (ii) the DSCR for the Preceding Period is not less than 1.81x if prior to the second anniversary of securitization and 1.83x if after the second anniversary of securitization, (iii) prior to the second anniversary of securitization, the greater of the appraised value of the parcel and the purchase price of the parcel plus the greater 1% thereof or yield maintenance thereon is held by the lender as additional collateral, or after the second anniversary of securitization, defeasance in the amount of 125% of the greater of the appraised value of the parcel and the purchase price of the parcel, (iv)
the release parcel is subdivided from the remaining property and (v) Galileo
NXL Retail Portfolio 4 Borrowers delivers certain legal opinions and officer's certificates. The release of specified parcels at the Aurora Plaza, Hornell
Plaza and Riverwood properties identified in the loan documents do not require the satisfaction of clause (i) (and in the case of Aurora Plaza and Hornell
Plaza, clause (ii) above) and certain other conditions.

PROPERTY ALTERATIONS. Permitted, subject to certain restrictions, including providing a completion guaranty for alterations, in the aggregate, in excess of
$4,000,000, the posting of collateral in the event that NOI during the
Preceding Period exceeds by 5% or more the NOI during alteration, or that would exceed 5% of the principal balance of the loan and the delivery of certain legal opinions and officer's certificate of Galileo NXL Retail Portfolio 4
Borrowers. However, alterations which would reduce debt yield during such alteration below 90% of the pre-alteration debt yield or which have an aggregate budgeted cost greater than 15% of the principal balance, are not permitted.

ENVIRONMENTAL INSURANCE(2). Three of the Galileo NXL Retail Portfolio 4
Properties (Aurora Plaza, Inwood Forest and Morse Shores) securing the Loan currently have or historically had dry cleaners or gas stations on the premises. Galileo NXL Retail Portfolio 4 Borrowers have obtained an environmental insurance policy through AIG that provides $2 million of coverage per incident up to a $7.5 million aggregate cap.

GROUND LEASES. The Hornell Plaza and Aurora Plaza properties are held by
Galileo Apollo III Sub LLC in leasehold pursuant to ground leases. The borrower has granted a first lien leasehold mortgage in each of the ground leases to the lender. The initial term of the Hornell Plaza ground lease expires on December
31, 2015. The ground rent is currently $1,000 per year and the property benefits from reduced tax liability. Upon termination of the ground lease, the property will be fully taxed. The tenant at the Hornell Plaza property may terminate the ground lease at any time by acquiring the fee interest in the
Hornell Plaza property from the landlord for $1.00. In addition, tenant must purchase landlord's fee interest upon expiration or early termination of the ground lease for $1.00. Mortgagee has the right to cure a failure to satisfy this purchase obligation. The Aurora Plaza ground lease is in its fourth extension term and has a current expiration of May 31, 2038. The rent is $9,000 per year through the end of the lease, which has one remaining ten-year extension option.

---------------------
(1) The ground rent reserve was established for the leasehold properties,
    Hornell Plaza and Aurora Plaza.
(2) The environmental insurance policy provides blanket coverage for a
    (including the twelve properties securing the Galileo NXL Retail Portfolio 4
    Loan). The policy has a 5-year term and the Galileo NXL Retail Portfolio 4
    Borrowers have provided a covenant to renew the policy, subject to the availability of a new policy and certain other terms.

                                       21

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

CERRITOS CORPORATE CENTER
-------------------------

                                [PHOTOS OMITTED]

                            PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                  1
 Location (City/State)                                     Cerritos, CA
 Property Type                                                   Office
 Size (Square Feet)                                             326,535
 Percentage Physical Occupancy as of May 1, 2006                 100.0%
 Year Built                                                   1999-2001
 Year Renovated                                                     NAP
 Appraisal Value                                           $119,000,000
 # of Tenant Leases                                                   2
 Average Rent Per Square Foot                                    $24.75
 Underwritten Economic Occupancy                                  95.0%
 Underwritten Revenues                                      $12,750,819
 Underwritten Total Expenses                                 $4,595,855
 Underwritten Net Operating Income (NOI)                     $8,154,965
 Underwritten Net Cash Flow (NCF)                            $7,926,390

                           MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                           LaSalle
 Loan Group                                                           1
 Origination Date                                       January 5, 2006
 Cut-off Date Principal Balance                             $95,000,000
 Cut-off Date Loan Balance Per SF/Unit                             $291
 Percentage of Initial Mortgage Pool Balance                      3.82%
 Number of Mortgage Loans                                             1
 Type of Security (Fee/Leasehold)                             Leasehold
 Mortgage Rate                                                 5.54000%
 Amortization Type                                           IO-Balloon
 IO Period (Months)                                                  60
 Original Term to Maturity(Months)                                  120
 Original Amortization Term (Months)                                360
 Remaining Call Protection                          LO(24),DEF(87),O(6)
 Lockbox                                                           Hard
 Cut-off Date LTV Ratio                                          79.83%
 LTV Ratio at Maturity                                           74.20%
 Underwritten DSCR on NOI                                         1.25x
 Underwritten DSCR on NCF                                         1.22x

                                       22

                                 [MAP OMITTED]

                                       23

THE LOAN. The mortgage loan (the "Cerritos Corporate Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering two office buildings and a parking garage (the "Cerritos Corporate Center Property")
located in Cerritos, California. The Cerritos Corporate Center Loan has a
principal balance of $95,000,000 as of the Cut-off Date and represents 3.82% of the initial mortgage pool balance and approximately 4.23% of the initial loan group 1 balance.

The Cerritos Corporate Center Loan was originated on January 5, 2006, and has a remaining term of 117 months to its maturity date of February 1, 2016. The
Cerritos Corporate Center loan may be voluntarily prepaid on or after August 2,
2015 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY(1). The Cerritos Corporate Center Property, situated on approximately 7.85 acres, has an address of 12900 Park Plaza Drive and 12911
183rd Street and consists of both a four-story and a seven-story office building which contain in total approximately 326,535 square feet and a five-story parking garage. The Cerritos Corporate Center Property was built in two phases. The seven-story building ("Phase I Building") and parking garage were completed in 1999 and the four-story building ("Phase II Building") was completed in 2001. The Phase I Building has approximately 221,968 square feet and the Phase II Building has approximately 104,567 square feet. The Cerritos
Corporate Center Property is 100% leased to New Cingular Wireless Services,
Inc. ("Cingular Wireless") and serves as its Greater Los Angeles Market
Headquarters which market covers from Bakersfield to north of the San Diego
County line. The Cingular Wireless lease in the Phase I Building provides three, five-year options to extend the lease and the Cingular Wireless lease in the Phase II Building provides two, five-year options to extend the lease.

The following table presents certain information relating to the tenant at the
Cerritos Corporate Center Property:

                               TENANT INFORMATION(2)
                               ---------------------
                                                                         CREDIT RATINGS
                 TENANT NAME                       PARENT COMPANY         (FITCH/S&P)(3)

 New Cingular Wireless Services, Inc. ..     Cingular Wireless LLC              A/A

                                                                                  BASE RENT        LEASE
                 TENANT NAME                   SQUARE FEET        % OF GLA           PSF        EXPIRATION

 New Cingular Wireless Services, Inc. ..          326,535       100.0%          $ 24.75         9/30/2014(4)

The following table presents certain information relating to the lease rollover schedule at the Cerritos Corporate Center Property:

                     LEASE ROLLOVER SCHEDULE(2)
                     --------------------------
                    NUMBER OF     SQUARE
                     LEASES       FEET      % OF GLA    BASE RENT
         YEAR       EXPIRING    EXPIRING    EXPIRING    EXPIRING

 Vacant .........     NAP             0        0.0%          NAP
 MTM ............      0              0        0.0    $        0
 2006 ...........      0              0        0.0             0
 2007 ...........      0              0        0.0             0
 2008 ...........      0              0        0.0             0
 2009 ...........      0              0        0.0             0
 2010 ...........      0              0        0.0             0
 2011 ...........      1        104,567       32.0     2,414,396
 2012 ...........      0              0        0.0             0
 2013 ...........      0              0        0.0             0
 2014 ...........      1        221,968       68.0     5,666,835
----------------- ------------  -------      -----    ----------
 TOTAL ..........      2        326,535      100.0%   $8,081,231

                    % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
         YEAR       EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .........       NAP              0         0.0%          NAP           NAP
 MTM ............       0.0%             0         0.0     $     0.0           0.0%
 2006 ...........       0.0              0         0.0           0.0           0.0
 2007 ...........       0.0              0         0.0           0.0           0.0
 2008 ...........       0.0              0         0.0           0.0           0.0
 2009 ...........       0.0              0         0.0           0.0           0.0
 2010 ...........       0.0              0         0.0           0.0           0.0
 2011 ...........      29.9        104,567        32.0     2,414,396          29.9
 2012 ...........       0.0        104,567        32.0     2,414,396          29.9
 2013 ...........       0.0        104,567        32.0     2,414,396          29.9
 2014 ...........      70.1        326,535       100.0     8,081,231         100.0
------------------    -----        -------       -----     ----------        -----
 TOTAL ..........     100.0%

--------------------
(1) Certain information obtained from a third party appraisal.
(2) Information obtained from the Cerritos Corporate Center Borrower's rent roll.
(3) Ratings provided are for the entity in the "Parent Company" column whether or not the parent company guarantees the Lease.
(4) The lease for the space at the Phase II Building expires on 5/31/2011 and the lease for the space at the Phase I Building expires on 9/30/2014.

                                       24

THE MARKET.(1) The Cerritos Corporate Center Property is located in Cerritos,
Los Angeles County, CA. Cerritos is located at the southern border of Los
Angeles County and approximately 21 miles to the Southeast of Los Angeles. The
Cerritos Corporate Center Property is part of the master planned "Cerritos Towne
Center", which features office properties and over 600,000 square feet of retail space, restaurants, theaters, a 203 room Sheraton Hotel and the Cerritos Center for the Performing Arts. The Cerritos Towne Center is located along the Artesia
(91) Freeway and the nearby San Gabriel (605) and Santa Anna (5) freeways providing access to Los Angeles and Orange County.

The pattern of development, within the neighborhood, generally appears to be that of retail, offices, commercial retail centers, mixed-use developments, and residential housing. Major employers in Cerritos include United Parcel Service,
Ciba-Geigy Pharmaceuticals, ADP, Delta Dental and Willamette Industries.

The estimated 2005 populations within a 1, 3, and 5 mile radius of the Cerritos
Corporate Center Property were 26,874, 213,628, and 636,566, respectively and the 2005 estimated average household incomes within the same radius were
$92,157, $74,377 and $70,164, respectively.

THE BORROWER. The borrower is Maguire Macquarie -- Cerritos I, LLC (the
"Cerritos Corporate Center Borrower"), a Delaware limited liability company and a single purpose entity. The sponsor of the Cerritos Corporate Center Borrower is Maguire Macquarie Office, LLC ("MMO"), a Delaware limited liability company.
MMO is indirectly controlled by Maguire Properties, Inc. (NYSE:MPG) and
Macquarie Office Trust which is listed on the Australian Stock Exchange
(ASX:MOF). Maguire Properties, Inc. is a full service real estate investment trust involved in development, design, urban planning, real estate financing and asset management and is the largest owner and operator of class A office properties in the Los Angeles central business district. As of December 31,
2005, Macquarie Office Trust had approximately $3.7 billion of total assets, including joint venture properties, which represents a portfolio of commercial office properties across Australia and the United States. MMO has approximately a four million square foot portfolio of office properties.

PROPERTY MANAGEMENT. The Cerritos Corporate Center Property is managed by
Cingular Wireless.

LOCKBOX. The Cerritos Corporate Center Loan required a hard lockbox and a hard cash management system. Any and all funds in the lockbox account are required to be transferred on each business day to the cash management account, and on each monthly payment date are required to be applied to debt service and reserves. Prior to a Cash Management Period, all remaining funds after application to debt service and reserves are disbursed on such monthly payment date to an account designated by the Cerritos Corporate Center Borrower.
Following a Cash Management Period, an amount necessary to pay approved operating expenses for the Cerritos Corporate Center Property is disbursed on such monthly payment date to the account designated by the Cerritos Corporate
Center Borrower, and all remaining funds are held by Lender as additional security for the Cerritos Corporate Center Loan until such time as the Cash
Management Period is terminated. A Cash Management Period shall occur upon (i)
an event of default (and terminating upon the cure of such event of default),
(ii) the filing of a bankruptcy petition, whether voluntary or involuntary, against the Cerritos Corporate Center Borrower or the property manager, if any
(unless such property manager is replaced within 60 days with a property manager reasonably acceptable to Lender) (and terminating upon the dismissal of such petition without adverse consequences or, with respect to the property manager, a replacement property manager acceptable to Lender is appointed), or
(iii) the DSCR dropping below 1.10x (and terminating upon the DSCR increasing to at least 1.10x for two consecutive quarters).

ESCROWS. The following escrow/reserve accounts have been established with respect to the Cerritos Corporate Center Loan:

Tax Reserve. At all times other than when taxes are being paid in full by
Cingular Wireless pursuant to the Cingular Wireless leases, monthly escrows equal to one-twelfth of the annual taxes are required.

Insurance Reserve. Monthly escrows equal to one-twelfth of the annual insurance premiums are required.

Replacement Reserve. Monthly escrows equal to $5,442 are required, subject to a maximum of $65,300, at any given time.

Tenant Improvement and Leasing Reserve. Waived unless any of the following events occur: (i) event of default or event which with notice or lapse of time or both could constitute an event of default, (ii) the owner of the Cerritos
Corporate Center Property is someone other than Cerritos Corporate Center
Borrower or another entity specifically approved by lender, or (iii) DSCR drops below 1.10x. If any of the above events occur, monthly escrows in an amount reasonably determined by lender are required.

Ground Rent Reserve. $43,942 was deposited into the ground rent reserve at closing. In addition, at all times other than when ground rent is being paid in full directly to ground lessor by Cingular Wireless pursuant to the Cingular
Wireless leases, monthly escrows equal to ground rents due for the following month are required.

--------------------
(1) Certain information obtained from a third party appraisal.

                                       25

Cingular Wireless Reserve. If the Cingular Wireless lease of the Phase I
Building is not renewed in its entirety by March 31, 2013, for a term which extends to at least January 1, 2020, and for equal to or greater than the existing rental rate ("Phase I Renewal"), then from April 1, 2013, until
September 30, 2014, a monthly escrow equal to $0.88 per rentable square foot of the Phase I Building not so renewed or subject to a Replacement Lease
("Cingular Reserve C") is required. If the Cingular Wireless lease of the Phase
II Building is not renewed in its entirety by November 30, 2009, for a term which extends to at least January 1, 2020, and for equal to or greater than the existing rental rate ("Phase II Renewal"), then from December 1, 2009, until
May 31, 2011, a monthly escrow equal to $111,111.11 ("Cingular Reserve A") plus
$0.66 per rentable square foot of the Phase II Building not so renewed or subject to a Replacement Lease ("Cingular Reserve B") is required. The Cingular
Reserve B will be disbursed to pay tenant improvement and leasing costs with respect to the Phase II Building only and the Cingular Reserve C will be disbursed to pay tenant improvement and leasing costs with respect to the Phase
I Building only. The Cingular Reserve A, Cingular Reserve B and Cingular
Reserve C will be released to Cerritos Corporate Center Borrower in their entirety at any time upon which the Phase I Building is subject to a Phase I
Renewal and the Phase II Building is subject to a Phase II Renewal or both the
Phase I Building and the Phase II Building are subject to a Replacement Lease and the tenant(s) under such Replacement Lease are in occupancy, open and paying full rent. A "Replacement Lease" is a lease of the entire Phase I
Building and entire Phase II Building to a replacement tenant or tenants pursuant to triple net leases for aggregate annual base rent equal to or greater than $8,747,542.00 and for a term extending to at least January 1,
2020.

GROUND LEASE. The Cerritos Corporate Center Property is encumbered by a ground lease with the City of Cerritos and the Cerritos Redevelopment Agency. The
initial term of the ground lease expires on November 18, 2032, and an additional option is provided which would expire on March 8, 2087. The ground lease requires the Cerritos Redevelopment Agency to give notice of any default under the ground lease to the lender and the lender is permitted a reasonable opportunity to cure any defaults under the ground lease.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS.  None.

SUBSTITUTION PROVISIONS.  None.

                                       26

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ASHFORD HOTEL PORTFOLIO 7

                                [PHOTOS OMITTED]

                    PROPERTY INFORMATION

 Number of Mortgaged Properties                           5
 Location (City/State)                            See Table
 Property Type                                  Hospitality
 Size (Rooms)                                           769
 Percentage Physical Occupancy as of
      December 31, 2005                               75.8%
 Year Built                                       See Table
 Appraisal Value                               $111,900,000
 Underwritten Economic Occupancy                      75.8%
 Underwritten Revenues                          $28,167,920
 Underwritten Total Expenses                    $15,863,813
 Underwritten Net Operating Income (NOI)        $12,304,107
 Underwritten Net Cash Flow (NCF)               $11,177,390

                         LOAN INFORMATION

 Mortgage Loan Seller                                        MLML
 Loan Group                                                     1
 Origination Date                                October 13, 2005
 Cut-off Date Principal Balance                       $83,075,000
 Cut-off Date Loan Balance Per Room                      $108,030
 Percentage of Initial Mortgage Pool Balance                3.34%
 Number of Mortgage Loans                                       1
 Type of Security (Fee/Leasehold)                             Fee
 Mortgage Rate                                           5.53060%
 Amortization Type                                     IO-Balloon
 IO Period (Months)                                            56
 Original Term to Maturity/ARD (Months)                       123
 Original Amortization Term (Months)                          300
 Remaining Call Protection            GRTR1%orYM(24),DEF(91),O(2)
 Lockbox                                                     Hard
 Cut-off Date LTV Ratio                                    74.24%
 LTV Ratio at Maturity or ARD                              65.62%
 Underwritten DSCR on NOI                                   2.00x
 Underwritten DSCR on NCF                                   1.82x

                                       27

                                 [MAP OMITTED]

                               [GRAPHIC OMITTED]

                                       28

THE LOAN. The mortgage loan (the "Ashford Hotel Portfolio Loan") is evidenced by a cross-collateralized and cross-defaulted promissory note secured by a first mortgage encumbering the fee interest in five limited service, full service and extended-stay hotels. The hotels, which total 769 rooms, are flagged by Marriott and Embassy Suites (each, an "Ashford Hotel Portfolio
Property" and collectively the "Ashford Hotel Portfolio Properties"). The
Ashford Hotel Portfolio Loan represents approximately 3.34% of the initial mortgage pool balance and approximately 3.70% of the initial loan group 1 balance.

The Ashford Hotel Portfolio Loan was originated on October 13, 2005 and has a principal balance as of the Cut-off Date of $83,075,000. The Ashford Hotel
Portfolio Loan has a remaining term of 117 months and a scheduled maturity date of February 1, 2016. Beginning on October 13, 2005 and ending the day that is two years after securitization, the Ashford Hotel Portfolio Loan permits prepayment subject to a prepayment premium equal to the greater of yield maintenance with United States government obligations and one percent of unpaid principal balance. Additionally, the Ashford Hotel Portfolio Loan permits defeasance with United States government obligations beginning two years after the securitization of the Ashford Hotel Portfolio Loan. Finally, the Ashford
Hotel Portfolio Loan may be prepaid without premium on or after December 3,
2015.

THE PROPERTIES. The Ashford Hotel Portfolio Loan is secured by five properties containing a total of 769 rooms. The Ashford Hotel Portfolio Properties are located in 4 states and are managed by affiliates of Marriott International,
Inc. ("Marriott") or Remington Lodging and Hospitality LP ("Remington").

The following tables present certain information relating to the Ashford Hotel
Portfolio Properties:

                    ASHFORD HOTEL PORTFOLIO PROPERTIES
                    ----------------------------------
                                                             CUT-OFF DATE
                                                              ALLOCATED
         PROPERTY NAME          PROPERTY LOCATION   ROOMS      BALANCE

 Residence Inn Fairfax ......   Falls Church, VA     159    $23,608,445
 Residence Inn Sorrento           San Diego, CA      150    $21,158,512
   Mesa .....................
 Courtyard Irvine              Foothill Ranch, CA    156    $14,105,675
   Spectrum .................
 Embassy Suites Houston .....      Houston, TX       150    $13,511,752
 Courtyard Alpharetta .......    Alpharetta, GA      154    $10,690,617
----------------------------- --------------------   ---    -----------
 TOTAL ......................                        769    $83,075,000

                                       YEAR
                                      BUILT/
         PROPERTY NAME              RENOVATED(1)                   BORROWER               MANAGER

 Residence Inn Fairfax ......           2000            Ashford Falls Church Limited      Marriott
                                                                 Partnership
 Residence Inn Sorrento                 1999             Ashford Mira Mesa San Diego      Marriott
   Mesa .....................                                Limited Partnership
 Courtyard Irvine                       2004          Ashford Irvine Spectrum Foothill    Marriott
   Spectrum .................                             Ranch Limited Partnership
 Embassy Suites Houston .....         1998/2005           New Houston Hotel Limited       Remington
                                                                 Partnership
 Courtyard Alpharetta .......           2000             Ashford Alpharetta Limited       Marriott
                                                                 Partnership
-----------------------------        -----------      -------------------------------- -  ----------
 TOTAL ......................

                                     OPERATIONAL STATISTICS(2)
                                     -------------------------
                                      2003                                   2004
                        ------------------------------------- --------------------------------------
     PROPERTY NAME           ADR       OCCUPANCY     REVPAR        ADR       OCCUPANCY      REVPAR

 Residence Inn
   Fairfax ..........   $ 113.32          81.9%   $ 92.86     $ 124.02          87.7%   $ 108.76
 Residence Inn
   Sorrento
   Mesa .............     109.20          79.8      87.20       117.59          81.7       96.01
 Courtyard Irvine
   Spectrum (3)......      NAP            NAP        NAP         93.12          67.2       62.54
 Embassy Suites
   Houston ..........     133.87          73.3      98.13       132.32          71.9       95.10
 Courtyard
   Alpharetta .......      85.22          57.7      49.21        85.72          61.3       52.52
---------------------   --------         -----    -------     --------          ----    --------
 TOTAL/WEIGHTED
   AVERAGE ..........   $ 110.70          73.2%   $ 81.81     $ 112.69          74.2%   $  83.58

                                            2005                             ML UNDERWRITING
                           -------------------------------------- --------------------------------------
     PROPERTY NAME              ADR       OCCUPANCY      REVPAR        ADR       OCCUPANCY      REVPAR

 Residence Inn
   Fairfax ..........      $ 143.45          87.4%   $ 125.43     $ 143.45          87.4%   $ 125.43
 Residence Inn
   Sorrento
   Mesa .............        127.28          81.5      103.69       127.28          81.5      103.69
 Courtyard Irvine
   Spectrum (3)......        104.09          75.2       78.32       104.09          75.2       78.32
 Embassy Suites
   Houston ..........        148.74          70.1      104.30       148.74          70.1      104.30
 Courtyard
   Alpharetta .......         95.56          64.4       61.53        95.56          64.4       61.53
---------------------       --------         ----    --------     --------          ----    --------
 TOTAL/WEIGHTED
   AVERAGE ..........      $ 124.96          75.8%   $  94.72     $ 124.94          75.8%   $  94.71

-------------------
(1) The Ashford Hotel Portfolio Borrowers are obligated under the loan documents to spend the following on capital improvements by December 31, 2006: (i)
    $918,500 for Residence Inn Fairfax; (ii) $1,225,000 for Residence Inn
    Sorrento Mesa; (iii) $726,310 for Embassy Suites Houston; and (iv) $853,500
    for Courtyard Alpharetta. Ashford Hospitality Limited Partnership provided a guaranty for the required capital expenditures.
(2) As provided by the Ashford Hotel Portfolio Borrowers.
(3) The Courtyard Irvine Spectrum does not have any reported operational statistics for 2003 since it opened in February 2004.

                                       29

                                       PENETRATION INDICES(1)
                                       ----------------------
                  PROPERTY NAME                  ADR INDEX       OCCUPANCY INDEX       REVPAR INDEX

      Residence Inn Fairfax ...............        118.6%             115.4%              136.8%
      Residence Inn Sorrento Mesa .........        121.6              118.1               143.6
      Courtyard Irvine Spectrum ...........        114.2              107.3               122.5
      Embassy Suites Houston ..............        111.3              100.2               111.6
      Courtyard Alpharetta ................        120.3              103.0               123.9
--------------------------------------------       -----              -----               -----
      TOTAL/WEIGHTED AVERAGE ..............        117.2%             108.8%              127.7%

THE MARKET(1),(2). The Residence Inn Fairfax is located in the City of Falls
Church, Fairfax County, the Commonwealth of Virginia. The property's primary market area is both urban and suburban in character and can be defined as the
District of Columbia, southern Maryland, and northern Virginia. The surrounding neighborhood consists of townhouses, the American Red Cross building, and a currently vacant office building which will soon house the headquarters for
Fairfax County Public Schools. In addition, the hotel is located near several local demand generators including the American Red Cross, which is in walking distance, INOVA Health System (1 mile), Verizon (1 mile), Capital One (1 mile),
Northrop Grumman (1 mile), and Raytheon (1 mile). From 1999 to 2004, market-wide demand grew by 4.6% on an average annual compounded basis.
Occupancy, average rate, and RevPAR levels exhibited increases of 4.3%, 12.2%, and 17.0%, respectively in year-to-date through February 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
75.8%, $120.91 and $91.71, respectively.

The Residence Inn Sorrento Mesa is located in the city and county of San Diego, the state of California, and is in the San Diego-Carlsbad-San Marcos, CA MSA.
The surrounding area has a high concentration of commercial office space, business parks and light industrial facilities. The hotel is located in close proximity to the area's primary generators of lodging demand such as Gen-Probe
(0.2 mile), Qualcomm (0.3 mile), Newgen (0.5 miles), Motorola (1 mile), and
Samsung (2.5 miles). Average rate and RevPAR levels exhibited increases of
12.4% and 6.7% respectively in year-to-date through February 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
69.0%, $104.65 and $72.20, respectively.

The Courtyard Irvine Spectrum is located in the city of Foothill Ranch, the county of Orange, the state of California, and is in the Los Angeles -Long
Beach -- Santa Ana, CA MSA. Land use in the surrounding area is primarily commercial and residential. The hotel is located near several local demand generators such as Oakley Inc. (0.5 mile), Wet Seal Inc. (1 mile), Western
Digital Corporation (1.5 miles) and Novastar Mortgage Inc. (2.5 miles). From
2001 to 2004, demand increased on an average annual compounded basis by 16.6%, just below the 18.1% average annual supply increase. The twelve months ending
December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 70.1%, $91.14 and $63.92, respectively.

The Embassy Suites Houston is located in the city of Houston, county of Harris, the state of Texas and is in the Houston-Baytown-Sugar Land, TX MSA. The
neighborhood is characterized by high-end retail shopping centers, high-rise office buildings, restaurants, and the 2.4-million-square-foot Houston Galleria
Mall. The area is considered to be a large tourist destination for both local residents and those living within the Houston area suburbs. The hotel is located near several demand generators including the Galleria Mall (1 block),
Duke Energy (5 blocks), Aramco (1 mile), Honeywell (3 miles), Rice University
(6 miles) and the Texas Medical Center (6 miles). RevPAR and average rate levels exhibited increases of 1.6% and 1.2% respectively in year-to-date through July 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 70.0%, $133.58 and $93.46, respectively.

The Courtyard Alpharetta is located in the City of Alpharetta, Fulton County, the State of Georgia and is in the Atlanta-Sandy Springs-Marietta, GA MSA. The
neighborhood is primarily commercial and residential and offers straightforward access to and from the interstate. The hotel is located near several corporations including Verizon (0.2 mile), Nortel (0.6 mile), ADP (0.8 mile),
Lucent Technologies (1.0 mile), E*Trade (2 miles), and AT&T (3 miles).
Occupancy, average rate, and RevPAR levels exhibited increases of 4.4%, 9.6%
and 14.4%, respectively, in year-to-date through February 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
62.5%, $79.40 and $49.66, respectively.

-------------------
(1) Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a Smith Travel Research ("STR") as of December 2005.
(2) Certain information is from third party appraisals.

                                       30

THE BORROWER. The borrowers (the "Ashford Hotel Portfolio Borrowers") are each a single purpose bankruptcy remote entity owned and controlled indirectly by
Ashford Hospitality Limited Partnership, which is the operating partnership of
Ashford Hospitality Trust, Inc. Ashford Hospitality Trust, Inc. is a publicly traded real estate investment trust (REIT) headquartered in Dallas, TX. Ashford
Hospitality Trust, Inc. commenced operation and became a public REIT on August
29, 2003 and is listed on the NYSE under the ticker "AHT". Ashford Hospitality
Trust, Inc. invests in both debt and equity investments, secured exclusively by hotel assets. As of April 6, 2006, Ashford Hospitality Trust, Inc. had an
equity market capitalization of $680.23 million. Ashford Hospitality Trust,
Inc. currently has equity investments in 80 hotel properties in 25 states totaling 13,184 rooms, an office building with nominal operations, and approximately $108.3 million of mezzanine or first mortgage loans receivable.

PROPERTY MANAGEMENT. Four of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott, with the remaining property managed by Remington, an affiliate of the sponsor, Ashford Hospitality Limited Partnership. Marriott is
a leading worldwide hospitality company. Marriott's lodging activities, which include full-service, select-service, extended-stay and timeshare segments, develop, operate and franchise hotels and corporate housing properties under 13 separate brand names in 67 countries. Marriott has more than 2,700 lodging properties located in the United States and other countries and territories.

Each management agreement shall be terminated by the applicable borrower, at lender's request, following any default (beyond applicable notice and cure periods) by manager which permits termination of the management agreement. In the event that the property manager elects not to renew the term of any management agreement at the end of the initial term or any renewal term thereof, or if any management agreement is otherwise terminated by manager, then the applicable borrower shall appoint a replacement manager and a replacement hotel franchise to occupy and operate the property, each of which shall be acceptable to lender and the rating agencies; provided, that Remington
Lodging and Hospitality, L.P. shall be deemed an acceptable replacement manager, and Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels
Corporation, Marriott International, Inc. or any brand of any of them shall be deemed an acceptable replacement hotel franchise, and the approval of any of the foregoing as manager or hotel franchise, as applicable, by lender and the rating agencies will not be required.

LOCKBOX. Four of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott. For these Marriott -- affiliate managed properties, the borrowers and managers are required to deposit all rents and other gross revenue (including credit card receivables) from the properties into a related manager-controlled account (the "Manager Account"). Pursuant to the applicable management agreements and related documents, the manager will apply the funds in the Manager Account to its base management fee, applicable taxes, insurance premiums and a capital improvements/FF&E reserve before transferring the remaining funds to a lender-controlled account. Funds in the lender-controlled account will be applied to payment of reserves for taxes and insurance premiums
(unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), debt service, a reserve for capital improvements (unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), fees of the cash management bank, operating expenses of the applicable property (unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager) and debt service on a permitted mezzanine loan (if any).

The remaining property is managed by Remington. For this Remington-managed property, the borrower and manager are required to deposit all rents and other gross revenue (including credit card receivables) from the property into a lender-controlled account. Funds in the account will be applied in the following order: (a) fund the monthly tax and insurance reserve, (b) pay monthly debt service, (c) fund the replacement reserve, (d) pay any other amounts due to lender, and (e) provided no event of default has occurred and be continuing, pay any excess amounts to the Ashford Hotel Portfolio Borrowers.

ESCROWS. The following escrow / reserve accounts have been established with respect to the Ashford Hotel Portfolio Loan:

                      ESCROWS/RESERVES
                      ----------------
 TYPE:                                          INITIAL         MONTHLY

  Tax: ...............................         $380,100         $33,259
  Insurance: .........................          $62,655          $5,220
  Environmental Remediation: .........           $619              $0
  Immediate Repairs: .................         $25,000             $0
  Replacement Reserve: ...............            $0            $18,990(1)

---------------------
(1) This amount represents the initial monthly Replacement Reserve. For each fiscal year, the Replacement Reserve shall equal 4% of the gross revenues of the property managed by Remington.

                                       31

Taxes, Insurance and Replacement Reserves The taxes, insurance and replacement reserve amounts indicated above represent only those reserved for the property managed by Remington. For the four properties managed by affiliates of
Marriott, escrows for taxes, insurance premiums and replacement reserves are not included in the above and will be held separately by the applicable property managers, so long as Marriott remains as manager and no default has occurred and is continuing under the applicable management agreements.

Capital Improvement Guaranty The Ashford Hotel Portfolio Borrowers are
obligated under the loan documents to spend an amount equal to $3,723,310 on capital improvements by December 31, 2006 and April 12, 2006 (only for the
Embassy Suites Houston). Ashford Hospitality Limited Partnership has provided a guaranty for the required capital expenditures. Ashford Hospitality Limited
Partnership is obligated under the guaranty to maintain (i) a tangible net worth equal to or not less than $100 million and (ii) liquid assets in excess of its guaranteed obligations.

ADDITIONAL DEBT. The Ashford Hotel Portfolio Borrowers will not be permitted to further encumber the property or incur additional indebtedness while the Loan is outstanding, except, if the DSCR is at least 1.50x and the LTV based on new appraisals is not more than 70%, then the Ashford Hotel Portfolio Borrowers may incur mezzanine indebtedness such that the ratio of total indebtedness (i.e.,
Loan plus mezzanine loan) to total market value does not exceed 75% and the all-in DSCR does not fall below 1.40x. In addition, in connection with the sale of the Properties where the purchaser assumes the Ashford Hotel Portfolio Loan in accordance with the permitted transfers provision of the loan documents, a transferring borrower or sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of a rating agency confirmation letter.

SUBSTITUTION PROVISIONS. Subject to the terms and conditions set forth in the loan agreement, Ashford Hotel Portfolio Loan Borrower(s) may, from time to time, replace an Ashford Hotel Portfolio Property with a qualified substitute property (a "Property Substitution"), provided certain conditions, including the following, are met: (a) the aggregate of (i) the allocated loan amount with respect to such Ashford Hotel Portfolio Property to be replaced (the "Original
Property"), plus (ii) the allocated loan amounts with respect to all individual
Ashford Hotel Portfolio Properties previously or simultaneously replaced by
Property Substitutions, shall be less than 50% of the then-current principal balance of the loan; (b) no event of default shall have occurred and be continuing on such date either before or after the Property Substitution; (c)
the then-current market value of any proposed qualified substitute property
("Substitute Property"), as determined by an appraisal acceptable to a reasonable commercial mortgage lender, shall equal or exceed the then-current market value of the Original Property immediately prior to the Property
Substitution; (d) the net operating income of any Substitute Property for the twelve-month period trailing the date of determination ("TTM Period") shall equal or exceed the net operating income of the Original Property; (e) after giving effect to the Property Substitution, the DSCR for the aggregate portfolio shall be no less than the greater of (i) 1.63x, and (ii) the DSCR with respect to the Ashford Hotel Portfolio Loan for the TTM Period prior to
Substitution; (f) each Substitute Property shall be (i) fully constructed and operating for a minimum of 12 months, and (ii) a limited service hotel property or full service hotel property, in each case operating under a Marriott,
Starwood or Hilton franchise or any other brand affiliated with the foregoing;
and (g) Ashford Hotel Portfolio Borrower(s) shall have delivered to the lender confirmation from each of the rating agencies assigning a rating to securities issued in connection with the Ashford Hotel Portfolio Loan, that the Property
Substitution will not result in the qualification, withdrawal or downgrading of any such rating.

PARTIAL DEFEASANCE. An Ashford Hotel Portfolio Property may be released from the lien of the related mortgage by the Ashford Hotel Portfolio Borrowers, provided conditions set forth in the loan documents are satisfied, including:
(i) no defeasance will be permitted until after the second anniversary of the securitization of the loan; (ii) a defeasance of a principal amount equal to
125% of the applicable allocated loan amount; (iii) the DSCR with respect to the remaining collateral is at least equal to the greater of 1.51x and the DSCR for the trailing twelve month period immediately prior to partial defeasance;
and (iv) the RevPAR with respect to the remaining collateral is at least equal to the greater of the RevPAR as of the closing date and the RevPAR for the trailing twelve month period immediately prior to partial defeasance.

RELEASE PROVISIONS. None.

                                       32

RAINTREE CORPORATE CENTER I & II
--------------------------------

                                [PHOTOS OMITTED]

                   PROPERTY INFORMATION

 Number of Mortgaged Real Properties                             1
 Location (City/State)                              Scottsdale, AZ
 Property Type                                              Office
 Size (Square Feet)                                        298,865
 Percentage Physical Occupancy as of March 15, 2006         100.0%
 Year Built                                              2002/2004
 Year Renovated                                                NAP
 Appraisal Value                                       $82,000,000
 # of Tenant Leases                                             40
 Average Rent Per Square Foot                               $25.63
 Underwritten Economic Occupancy                             95.0%
 Underwritten Revenues                                  $7,647,613
 Underwritten Total Expenses                            $2,154,381
 Underwritten Net Operating Income (NOI)                $5,493,231
 Underwritten Net Cash Flow (NCF)                       $5,009,831

                        MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                        MLML
 Loan Group                                                     1
 Origination Date                                  March 24, 2006
 Cut-off Date Principal Balance                       $58,958,157
 Cut-off Date Loan Balance Per SF/Unit                       $197
 Percentage of Initial Mortgage Pool Balance                2.37%
 Number of Mortgage Loans                                       1
 Type of Security (Fee/Leasehold)                             Fee
 Mortgage Rate                                           5.95500%
 Amortization Type                                        Balloon
 IO Period (Months)                                             0
 Original Term to Maturity/ARD (Months)                       120
 Original Amortization Term (Months)                          420
 Remaining Call Protection                    LO(24),DEF(91),O(4)
 Lockbox                                                     Soft
 Cut-off Date LTV Ratio                                    71.90%
 LTV Ratio at Maturity or ARD                              64.44%
 Underwritten DSCR on NOI                                   1.37x
 Underwritten DSCR on NCF                                   1.25x

                                       33

                                 [MAP OMITTED]

                                       34

THE LOAN. The mortgage loan (the "Raintree Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the Raintree
Corporate Center I & II (the "Raintree Property"), a two-building, 298,865 square foot, Class A office property. The Raintree Property was constructed in
2002 and 2004. The Raintree Loan represents approximately 2.37% of the initial mortgage pool balance and approximately 2.63% of the initial loan group 1 balance.

The Raintree Property is 100% leased to 27 tenants. Pulte Homes Corp. (Moody's:
Baa3, stable outlook; S&P: BBB+, stable outlook; Fitch: BBB+, stable outlook)
occupies one full building (50% of the NRA; 49% of the PGI).

The Raintree Loan was originated March 24, 2006 and has an aggregate principal balance as of the Cut-off Date of $58,958,157. The Raintree Loan has a
remaining term of 119 months to its maturity date of April 1, 2016. The
Raintree Loan may be voluntarily prepaid on or after January 1, 2016, without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY(1). The Raintree Loan is secured by the fee interest in a two building, multi-tenant, Class A office property with 298,865 square feet of net rentable area located in Scottsdale, AZ. Built in 2002 and 2004, the Property
has 1,527 parking spaces of which 811 are covered. The Raintree Property contains 2 passenger elevators in each building.

The Raintree Property is 100% physically occupied and demonstrates an economic occupancy of 100%. Raintree Corporate Center I is leased to 26 tenants (some occupying multiple suites), with staggered lease terms expiring from 2006 to
2012. Tenant suites generally range in size from 1,441 to 14,413 square feet.
Raintree Corporate Center II is fully occupied by Pulte Homes Corp. through
July 2012. Pulte Homes Corp. represents 49% of the total potential gross income.

The Raintree Property is situated along the Pima Freeway (Loop 101), with excellent freeway access and visibility. The primary entrance to the Property is available from Pima Road, a northbound only freeway frontage road that connects with Frank Lloyd Wright Boulevard. The Loop 101 has an exit point just south of the Property, which directs all traffic exiting the freeway to Frank
Lloyd Wright Boulevard past the entrance to the Property. The Property has additional access from the east off 90th Street, a collector street that has two lanes of traffic in each direction.

The following table presents certain information relating to the major tenants at the Raintree Property:

                                                   TENANT INFORMATION
                                                   ------------------
                                               CREDIT RATINGS
      TENANT NAME         PARENT COMPANY      (MOODY'S/S&P)(2)      SQUARE FEET      % OF GLA      BASE RENT PSF    LEASE EXPIRATION

 Pulte Homes Corp.       Pulte Homes, Inc.        Baa3/BBB            149,992         50.2%         $ 25.00              7/31/2012

The following table presents certain information relating to the lease rollover schedule at the Raintree Property:

                         LEASE ROLLOVER SCHEDULE(3)
                         --------------------------
                       NUMBER OF      SQUARE FEET  % OF GLA    BASE RENT
         YEAR      LEASES EXPIRING     EXPIRING    EXPIRING    EXPIRING

 Vacant .........       NAP                    0     0.0%             NAP
 MTM ............        2                 4,266     1.4        $  115,182
 2006 ...........        9                24,279     8.1           646,350
 2007 ...........        7                24,856     8.3           654,253
 2008 ...........        11               37,992    12.7           995,835
 2009 ...........        3                18,079     6.0           461,735
 2010 ...........        6                37,147    12.4           977,423
 2011 ...........        1                 2,254     0.8            59,731
 2012 ...........        1               149,992    50.2         3,754,294
-----------------        --              -------   -----        ----------
 TOTAL ..........        40              298,865   100.0%       $7,664,803

                                                                                    CUMULATIVE
                        % OF        CUMULATIVE      CUMULATIVE      CUMULATIVE        % OF
                     BASE RENT     SQUARE FEET       % OF GLA       BASE RENT       BASE RENT
         YEAR         EXPIRING       EXPIRING        EXPIRING        EXPIRING       EXPIRING

 Vacant .........         NAP               0             0.0%            NAP             NAP
 MTM ............         1.5%          4,266             1.4      $   115,182            1.5%
 2006 ...........         8.4          28,545             9.6          761,532            9.9
 2007 ...........         8.5          53,401            17.9        1,415,785           18.5
 2008 ...........        13.0          91,393            30.6        2,411,620           31.5
 2009 ...........         6.0         109,472            36.6        2,873,355           37.5
 2010 ...........        12.8         146,619            49.1        3,850,778           50.2
 2011 ...........         0.8         148,873            49.8        3,910,509           51.0
 2012 ...........        49.0         298,865           100.0        7,664,803          100.0
-----------------      ------         -------           -----      -----------          -----
 TOTAL ..........       100.0%

--------------------
(1) Certain information obtained from a third party appraisal.
(2) Ratings provided are for the entity identified in the "Parent Company"
    column whether or not the Parent Company guarantees the lease.
(3) Information obtained from Raintree Corporate Center I & II Borrower's certified rent roll.

                                       35

THE MARKET(1). The greater Phoenix office market is experiencing positive trends in absorption and vacancy. Total office inventory in metro Phoenix is estimated at approximately 75.8 million square feet, of which 61.2 million sf (or 81% of the total) is multi-tenant. Through the third quarter 2005, the direct vacancy rate for multi-tenant buildings in the greater Phoenix market is just over 13%, which is the lowest level observed since 2000. Additionally, approximately 2.4 million square feet of office space has been absorbed year-to-date. The average rental rate for the greater market approximates $20.00 per square foot FSG.
Roughly 29.5 million square feet of the multi-tenant office space in the market is classified as Class A, which represents 38.9% of the total office market.
Class A office space displays a vacancy rate of 7.5%, with net absorption over
1.5 million square feet through the third quarter 2005.

The Raintree Property is located within the Scottsdale Airpark Office submarket
(per CBRE) which has one of the lowest vacancy rates in greater Phoenix. This submarket contains approximately 6.1 million square feet, of which roughly 5.0 million sf (or 82% of the total) is multi-tenant. The multi-tenant office base within this submarket ranks 4th among 24 Phoenix metropolitan area submarkets in terms of NRA. Over 56% of the multi-tenant space is comprised of Class A space. As of the third quarter 2005, the submarket displays an overall vacancy of 8.5%, with Class A vacancy rate of roughly 4.4%. The average rental rate for the submarket is around $23.00 per square foot, with Class A displaying an average of $25.50 per square foot.

The subject submarket is one of the most active within the greater Phoenix office market in terms of new construction/planned developments. Approximately
1.6 million square feet of speculative office development in 12 Class A buildings is scheduled to be available in the market by the end of 2008.
Estimated completions will consist of 7 buildings totaling 859,000 square feet in 2006, 4 buildings totaling 560,000 square feet in 2007, and 1 building totaling 180,000 square feet in 2008.

This new inventory follows approximately 4 years of little new construction in the submarket. For the period 2000 to 2004, the submarket averaged approximately 450,000 square feet in annual absorption, which has resulted in the low Class A vacancy.

THE BORROWER. The borrowing entity is RCC North, LLC, a Delaware limited liability company and bankruptcy-remote entity (the "Borrowing Entity").
Raintree Corporate Center Holdings, LLC, the sole member of the Borrowing
Entity ("Raintree Holdings"), includes approximately 60 members, with each member owning less than 20%. The managing member of Raintree Holdings is Cavan
Management Services, LLC.

Cavan Management Services, LLC ("CMS") will serve as the indemnitor for the non-recourse carve outs. Cavan Management Services is 100% owned by a single member LLC, with Dave Cavan as the sole owner. Cavan Management Services has been involved in the development and ownership of real estate for over 30 years, and has developed over five million square feet of commercial office and retail space throughout the Southwest valued at over $1.0 billion.

PROPERTY MANAGEMENT. The Property is managed by CMS, the managing member of
Raintree Holdings and indemnitor of the loan. CMS has developed, managed, and sold significant amounts of commercial office and retail space in the greater
Phoenix market since 1974. CMS leases 13,175 square feet within Raintree
Corporate Center I and has on-site property managers and building engineers.
Lee & Associates serves as the leasing agent for the Raintree Property. Over the last five years Lee & Associates has completed 240 lease transactions in the Scottsdale submarket representing over 2.6 million square feet.

LOCKBOX/SOFT SPRINGING HARD. All rental payments will go directly into a bank account controlled by Lender ("Cash Management Account"), provided that prior to a Cash Management Period, Borrower shall have the right to deposit and withdraw funds. Upon a Cash Management Period, each tenant shall remit rent payments directly to the cash management account. In addition, the funds in the cash management account will be allocated towards all applicable reserves, monthly principal and interest payments and other obligations of the Borrower.
Amounts on deposit in the Cash Management Account will be held by Lender as additional collateral for the Loan. A Cash Management Period shall occur if (i)
the tenant, Pulte Homes Corp. (a) gives notice to Borrower of its intent to exercise its early termination right pursuant to the terms of its lease unless
Borrower previously delivered a Letter of Credit in the amount of $2,900,000 or
(b) fails to renew its lease prior to 10/1/2011 unless Borrower previously delivered to Lender a Letter of Credit in the amount of $1,450,000, (ii) the
DSCR for the immediately preceding three (3) month period is less than 1.20x, or (iii) an Event of Default has occurred.

--------------------
(1) Certain information taken from a third party appraisal.

                                       36

ESCROWS AND CASH FLOW SWEEPS. The following escrow/reserve accounts have been established with respect to Raintree Corporate Center I & II Loan:

                          ESCROWS/RESERVES
                          ----------------
 TYPE:                             INITIAL    MONTHLY      CAPPED
-------------------------------- ---------- ---------- -------------

  Taxes ........................ $67,900    $67,900
  Insurance .................... $12,208    $12,208
  TI/LC Reserve ................    $0       $25,000    $1,800,000
  Capital Expenditures .........    $0       $6,226

Borrower will deposit a monthly reserve of $25,000 (capped at $1.8 million) for tenant improvements and leasing commissions related to the anticipated costs of re-leasing the Pulte Homes Corp. space. Further, in the event that Pulte Homes
Corp. fails to exercise its renewal option, a cash sweep will commence (or equivalent Letter of Credit be posted) and, excepting prior draws, is expected to aggregate to approximately $3.25 million.

Pulte Homes has one option for early termination of their lease, with 18 months notice to the Borrower, that expires on May 4, 2008. In the event that Pulte
Homes Corp. exercises this option to terminate, a cash sweep will commence (or equivalent Letter of Credit be posted) and is expected to aggregate to approximately $3.4 million in total reserve.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

                                       37

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

COPPERWOOD VILLAGE SHOPPING CENTER
----------------------------------

                                [PHOTOS OMITTED]

                           PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                  1
 Location (City/State)                                   Houston, Texas
 Property Type                                                   Retail
 Size (Square Feet)                                             350,444
 Percentage Physical Occupancy as of November 30, 2005            97.8%
 Year Built                                                   1996/2003
 Year Renovated                                                     NAP
 Appraisal Value                                            $74,140,000
 # of Tenant Leases                                                  58
 Average Rent Per Square Foot                                    $14.39
 Underwritten Economic Occupancy                                  95.0%
 Underwritten Revenues                                       $6,572,953
 Underwritten Total Expenses                                 $1,893,211
 Underwritten Net Operating Income (NOI)                     $4,679,742
 Underwritten Net Cash Flow (NCF)                            $4,490,234

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                             MLML
 Loan Group                                                          1
 Origination Date                                       March 15, 2006
 Cut-off Date Principal Balance                            $53,500,000
 Cut-off Date Loan Balance Per SF/Unit                            $153
 Percentage of Initial Mortgage Pool Balance                     2.15%
 Number of Mortgage Loans                                            1
 Type of Security (Fee/Leasehold)                                  Fee
 Mortgage Rate                                                5.66900%
 Amortization Type                                             Balloon
 IO Period (Months)                                                 24
 Original Term to Maturity/ARD (Months)                            120
 Original Amortization Term (Months)                               360
 Remaining Call Protection                         LO(24),DEF(91),O(4)
 Lockbox                                                           NAP
 Cut-off Date LTV Ratio                                         72.16%
 LTV Ratio at Maturity or ARD                                   63.47%
 Underwritten DSCR on NOI                                        1.26x
 Underwritten DSCR on NCF                                        1.21x

---------------------
Footnote: Physical occupancy is predicated on First Choice Emergency Room, a new tenant, taking occupancy and commencing rent payments. The Tenant has executed its lease and is expected to take possession of its space on/around
April 1, 2006 and to commence rent payments by June 1, 2006

                                       38

                                 [MAP OMITTED]

                                       39

THE LOAN. The mortgage loan (the "Copperwood Village Shopping Center Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a retail property located in Houston, Texas ("Copperwood Village
Shopping Center Property"). The Copperwood Village Shopping Center Loan
represents approximately 2.15% of the initial pool balance and approximately
2.38% of the initial loan group 1 balance.

The Copperwood Village Shopping Center Loan was originated on March 15, 2006, and has a remaining term of 119 months to its maturity date of April 1, 2016.
The Copperwood Village Shopping Center Loan may be voluntarily prepaid on or after January 1, 2016 without a prepayment premium and permits defeasance with
United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY. The Copperwood Village Shopping Center Loan is secured by a
350,444 sf retail property consisting of eleven structures on 31.95 acres. The primary structures are three in-line properties of which two contain large attached buildings owned by Target and Gerland's Foodtown, which are not a part of the collateral. The property is anchored by Michael's (Ba1), Bed Bath &
Beyond (BBB), Marshalls (A3/A), Office Max Ba2/B+ and Palais Royal (NR). Other
major tenants include Petco (BB), Pier 1 Imports (B), Old Navy Baa3/BBB-,
Famous Footwear and Chuck E Cheese, which is located on a 1.657-acre ground-leased site. Target (A2/A+) and Foodtown (NR) shadow-anchor this property with an additional 173,683 sf of retail space. Both tenants are responsible for the maintenance of their respective parking areas.
Approximately 70% of the base rent is derived from national and investment grade tenants.

The following table presents certain information relating to the major tenants at the Copperwood Village Shopping Center Property:

                                                   TENANT INFORMATION
                                                   ------------------
                                                                CREDIT RATINGS       SQUARE       % OF      BASE RENT       LEASE
 TENANT NAME                               PARENT COMPANY       (MOODY'S/S&P)(1)      FEET        GLA          PSF       EXPIRATION

 Marshall's .....................      TJX Companies, Inc.           A3/A            30,382      8.7%         $8.39        5/31/2011
 Bed Bath & Beyond ..............    Bed Bath & Beyond Inc.         NR/BBB           26,535      7.6           9.00        1/31/2012
 Office Max .....................        Office Max Inc.            Ba2/B+           23,500      6.7          10.50       10/31/2014
 Palais Royal ...................      Stage Stores, Inc.           NR/NR            21,500      6.1           7.00        1/31/2012
 Michael's ......................     Michaels Stores, Inc.         Ba1/NR           20,125      5.7          10.29        2/28/2011
---------------------------------    ------------------------       ------          -------      ----         ------      ----------
 TOTAL/WEIGHTED AVERAGE .........                                                   122,042     34.8%         $9.12

The following table presents certain information relating to the lease rollover schedule at the Copperwood Village Shopping Center Property:

                       LEASE ROLLOVER SCHEDULE
                       -----------------------
                   NUMBER OF
                    LEASES      SQUARE FEET    % OF GLA     BASE RENT
        YEAR       EXPIRING      EXPIRING      EXPIRING     EXPIRING

 Vacant ........          0          7,670        2.2%          NAP
 MTM ...........          1          1,300        0.4       $21,450
 2006 ..........         11         56,816       16.2       973,361
 2007 ..........         13         44,278       12.6       814,259
 2008 ..........          6         18,630        5.3       258,768
 2009 ..........          7         32,608        9.3       461,781
 2010 ..........          7         27,243        7.8       560,974
 2011 ..........          6         71,585       20.4       913,474
 2012 ..........          3         53,435       15.2       481,115
 2013 ..........          1          4,300        1.2       111,800
 2014 ..........          3         32,579        9.3       447,102
 Total: ........         58        350,444      100.0     5,044,083

                   % OF BASE    CUMULATIVE    CUMULATIVE %    CUMULATIVE    CUMULATIVE %
                     RENT      SQUARE FEET       OF GLA       BASE RENT    OF BASE RENT
        YEAR       EXPIRING      EXPIRING       EXPIRING       EXPIRING      EXPIRING

 Vacant ........      NAP           7,670          2.2%             NAP         NAP
 MTM ...........      0.4%          8,970          2.6          $21,450         0.4%
 2006 ..........     19.3          65,786         18.8          994,811        19.7
 2007 ..........     16.1         110,064         31.4        1,809,070        35.9
 2008 ..........      5.1         128,694         36.7        2,067,837        41.0
 2009 ..........      9.2         161,302         46.0        2,529,618        50.2
 2010 ..........     11.1         188,545         53.8        3,090,592        61.3
 2011 ..........     18.1         260,130         74.2        4,004,066        79.4
 2012 ..........      9.5         313,565         89.5        4,485,181        88.9
 2013 ..........      2.2         317,865         90.7        4,596,981        91.1
 2014 ..........      8.9         350,444        100.0        5,044,083       100.0
 Total: ........    100.0

THE MARKET(2). The Copperwood Village Shopping Center Property is located at the northwest and southwest corner of the intersection of SR-6 N and FM-529, which has an average daily traffic count of 96,000 cars. The Copperwood Village
Shopping Center Property is located in the southwest quadrant of the city of
Houston, an area known as Copperfield / Bear Creek. Copperfield is a 2000-acre master-planned community. The Copperwood Village Shopping Center Property is
located in an expanding community with a five year average annual growth rate of 5.3%, and a demographic with an average household income of $86,224 within a five mile radius. Primary highway access to the subject neighborhood is provided by US-6 which runs in a north/south direction, connecting the Katy
Freeway (I-10) to the Northwest Freeway (US-290). Public transportation is provided by METRO, which provides access to Houston's CBD and other employment centers. The vacancy rate for comparable space in the area is approximately 3%.

-------------------
(1) Ratings provided are for the entity identified in the "Parent Company"
    column whether or not the Parent Company guarantees the lease.
(2) Certain information obtained from a third party appraisal.

                                       40

THE BORROWER. The borrower is Copperwood Village, LP (the "Borrowing Entity"), a newly formed, single purpose, bankruptcy remote Texas limited partnership that is owned and controlled by a joint venture between Kimco (S&P A-) and UBS
(S&P AA+). The partners of the Borrowing Entity are Copperwood Village Holdco,
LLC (1%), the General Partner, KUBS Income Fund I, LP (19%) each owned indirectly by Kimco and K-Copperwood Village, LLC, a Delaware limited liability company (80%) which is indirectly owned in turn by UBS Wealth Management North
American Property Fund Limited. KUBS Income Fund I, LP (the "Fund") is the
indemnitor. Kimco is a publicly traded Real Estate Investment Trust that has interests, either individually or through joint ventures, in more than 1,046 properties totaling more than 132 million square feet of space in 44 states and
Canada and Mexico. UBS -- Wealth Management -- North American Property Fund
("NAPF") is an open-ended investment fund company. As of 11/30/04, NAPF reports total assets of $173 million. NAPF's investment objective is to invest in the
North American commercial and residential property sectors, with its investment strategy managed and developed by UBS AG. UBS is one of the largest investment managers in the world and listed on the New York Stock Exchange under ticker symbol (UBS). UBS invests in joint-venture purchases with Kimco through its
KUBS Income Fund I.

According to its December 31, 2005 compiled financial statements, the Fund reported total assets of $251.2 MM, with liabilities of $162.9 MM and Partner's
Capital of $88.3 MM. The Fund's liquidity includes $3.3 million comprised of cash and equivalents. Real estate assets are reported at an estimated market value, net of accrued depreciation, of $244.1 MM with total commitments and contingencies, inclusive of mortgage debt and other liabilities of $162.9 MM, resulting in total Partner's capital of $81.2 MM. The Fund has investments in ten shopping centers totaling approximately 1,700,000 square feet located in
Pennsylvania, Maryland, Virginia, Illinois, Texas and Washington State. The
Fund is a wholly owned subsidiary of Kimco Realty Corporation. The loan documents require the Fund, as Indemnitor to maintain a minimum liquidity of
$1.0 million over the life of the Copperwood Village Shopping Center Loan.
Additionally, the Indemnitor, together with the Borrower, is limited on the non-recourse carve-outs and environmental indemnity to a total cap of
$10,000,000.

PROPERTY MANAGEMENT. The property will be managed by KRC Property Management,
L.P. a Texas limited partnership, an affiliate of the Borrowing Entity, the
Fund and Kimco Realty Corporation.

LOCKBOX.  None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Copperwood Village Shopping Center Loan:

                               ESCROWS/RESERVES
                               ----------------
 TYPE:                                    INITIAL                 MONTHLY

  Taxes .......................           $315,140                $105,047
  Insurance(1).................     Conditionally Waived    Conditionally Waived
  Immediate Repairs(2).........           $49,375                   $0
  Capital Expenditures ........              $0                   $4,239
  Rollover Reserve(3)..........           $250,000                $4,167

Additional springing reserve -- Environmental: Borrower shall deposit an amount equal to the estimated cost of certain dry cleaner-related environmental remediation (capped at $150,000) if a No Further Action Letter is not delivered to Lender within 18 months of the closing date.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. Partial Loan Release -- Phase IV: Provided no Event of
Default has occurred and is continuing at any time, Borrower may obtain the release of the Separate Tax Parcel ("Phase IV"). The Release Price is
$3,680,000. Release will not be granted until Lender has determined that the
Debt Service Coverage Ratio for the Copperwood Village Shopping Center Loan
remaining subject to the lien of the related security instrument shall be at least equal to 1.15x:1 and that the loan to value ratio on the remaining
Copperwood Village Shopping Center Loan is not greater than 75%, subject to confirmation by appraisal. In the event of release, prepayment on that portion of the Copperwood Village Shopping Center Loan will be subject to yield maintenance. No lock out provisions apply to the release of the Separate Tax
Parcel.

SUBSTITUTION PROVISIONS.  None.

---------------------
(1) Insurance: No escrow is required for insurance as long as the property is covered under an acceptable blanket insurance policy.
(2) Immediate Repairs: Borrower deposited with Lender $49,375, or 125% of the engineer's estimate of immediate repairs.
(3) Rollover Reserve: At closing Borrower deposited $250,000 with Lender into an interest bearing account, subject to a cap of $450,000.

                                       41

GATEWAY ONE
-----------

                                [PHOTOS OMITTED]

                         PROPERTY INFORMATION

 Number of Mortgaged Real Properties                              1
 Location (City/State)                                St. Louis, MO
 Property Type                                           CBD Office
 Size (Square Feet)                                         409,920
 Percentage Physical Occupancy as of March 28, 2006           95.8%
 Year Built                                                    1986
 Appraisal Value                                        $66,900,000
 # of Tenant Leases                                              43
 Average Rent Per Square Foot                                $18.07
 Underwritten Economic Occupancy                              92.0%
 Underwritten Revenues                                   $8,144,436
 Underwritten Total Expenses                             $3,239,843
 Underwritten Net Operating Income (NOI)                 $4,904,593
 Underwritten Net Cash Flow (NCF)                        $4,329,728

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                           PNC
 Loan Group                                                       1
 Origination Date                                  February 8, 2006
 Cut-off Date Principal Balance                         $50,000,000
 Cut-off Date Loan Balance Per SF/Unit                         $122
 Percentage of Initial Mortgage Pool Balance                  2.01%
 Number of Mortgage Loans                                         1
 Type of Security (Fee/Leasehold)                               Fee
 Mortgage Rate                                             5.49000%
 Amortization Type                                       IO-Balloon
 IO Period (Months)                                              60
 Original Term to Maturity/ARD (Months)                         120
 Original Amortization Term (Months)                            360
 Remaining Call Protection                      LO(34),DEF(80),O(4)
 Lockbox                                                       Hard
 Cut-off Date LTV Ratio                                      74.74%
 LTV Ratio at Maturity or ARD                                69.44%
 Underwritten DSCR on NOI                                     1.44x
 Underwritten DSCR on NCF                                     1.27x

                                       42

                                 [MAP OMITTED]

                                       43

THE LOAN. The mortgage loan (the "Gateway One Loan") is evidenced by a promissory note secured by a first mortgage encumbering the office building in
St. Louis, Missouri (the "Gateway One Property"). The Gateway One Loan has a
principal balance of $50,000,000 as of the Cut-off Date and represents approximately 2.01% of the initial mortgage pool balance and approximately
2.23% of the initial loan group 1 balance.

The Gateway One Loan was originated on February 8, 2006 and has a remaining term of 118 months to its maturity date of March 1, 2016. The Gateway One Loan may be voluntarily prepaid on or after December 1, 2015 without a prepayment premium and permits defeasance with United States government obligations beginning three years after the first payment date.

THE PROPERTY(1). The Gateway One Property is a 15-story, Class "A" office building and below ground parking structure located at 701 Market Street in the
St. Louis, Missouri Central Business District (CBD). The site occupies an entire city block bordered by Market Street on the south, Chestnut Street to the north, North 7th Street to the east and North 8th Street to the west. The
Gateway One Property was built in 1986 and has had $2 million in capital improvements completed since 1999.

The following table presents certain information relating to the major tenants at the Gateway One Property:

                                                    TENANT INFORMATION(2)
                                                    ---------------------
 TENANT NAME                           PARENT COMPANY        CREDIT RATINGS    SQUARE   % OF      BASE RENT      LEASE
                                                             (MOODY'S/S&P)(3)   FEET    GLA          PSF      EXPIRATION

 Peabody Holding Company(4)..    Peabody Energy Corp.          Ba3/BB-       143,016   34.89%      $20.25       12/31/2011
 Marsh USA Inc./Mercer Human
   Resource Consulting ...... Marsh & McLennan Companies      Baa2/BBB-       58,861   14.36        17.50       10/16/2015
 Gray, Ritter, Graham PC ....                                                 16,319    3.98        22.00       01/31/2014
----------------------------- ---------------------------- ----------------- -------   ------      -------      ----------
 TOTAL/WEIGHTED AVERAGE .....                                                218,196   53.23%      $19.64

The following table presents certain information relating to the lease rollover schedule at the Gateway One Property:

                       LEASE ROLLOVER SCHEDULE(2)
                       --------------------------
                        NUMBER OF     SQUARE
                         LEASES       FEET      % OF GLA    BASE RENT
           YEAR         EXPIRING    EXPIRING    EXPIRING    EXPIRING

 Vacant .............     NAP        17,416        4.2%           NAP
 MTM ................      2          1,002        0.2         $6,012
 2006 ...............      5         28,239        6.9        625,966
 2007 ...............      4         14,653        3.6        313,180
 2008 ...............      6         21,117        5.2        323,326
 2009 ...............      2          2,046        0.5          6,000
 2010 ...............      5         24,315        5.9        430,827
 2011 ...............      4        157,403       38.4      3,211,417
 2012 ...............      1         12,993        3.2        195,000
 2013 ...............      1          6,415        1.6         83,395
 2014 ...............      2         16,992        4.1        365,519
 2015 ...............      7         91,509       22.3      1,635,470
 Thereafter .........      4         15,820        3.9        212,211
---------------------     --        -------      -----     ----------
 TOTAL ..............     43        409,920      100.0%    $7,408,322

                         % OF
                         BASE     CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                         RENT    SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
           YEAR        EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .............     NAP      17,416           4.2%             NAP        NAP
 MTM ................     0.1%     18,418           4.5           $6,012        0.1%
 2006 ...............     8.4      46,657          11.4          631,978        8.5
 2007 ...............     4.2      61,310          15.0          945,158       12.8
 2008 ...............     4.4      82,427          20.1        1,268,484       17.1
 2009 ...............     0.1      84,473          20.6        1,274,484       17.2
 2010 ...............     5.8     108,788          26.5        1,705,311       23.0
 2011 ...............    43.3     266,191          64.9        4,916,728       66.4
 2012 ...............     2.6     279,184          68.1        5,111,728       69.0
 2013 ...............     1.1     285,599          69.7        5,195,123       70.1
 2014 ...............     4.9     302,591          73.8        5,560,642       75.1
 2015 ...............    22.1     394,100          96.1        7,196,111       97.1
 Thereafter .........     2.9     409,920         100.0        7,408,322      100.0
----------------------  -----     -------         -----      -----------      -----
 TOTAL ..............   100.0%

---------------------
(1) Certain information was obtained from a third party appraisal.
(2) Information obtained from March 28, 2006 Borrower's rent roll.
(3) Ratings provided are for the entity identified in the "Parent Company"
    column whether or not the Parent Company guarantees the lease.
(4) Peabody Holding Company occupies 13,300 sf that expires on February 29,
    2008.

                                       44

THE MARKET(1). The Gateway One Property is located in the St. Louis, Missouri
CBD. The CBD submarket, including Class "A", "B" and "C" properties, totals 179 buildings with over 23 million square feet. The Class "A" portion of the submarket has 15 buildings totaling 7,919,333 square feet and ended 2005 with an overall occupancy rate of 91.8% and positive absorption of over 25,000 square feet. There are no new buildings under construction in the CBD. Of the
15 Class "A" properties, only six are considered to be truly competitive with the Gateway One Property and these buildings along with the Gateway One
Property total 3.9 million square feet and ended 2005 with an overall occupancy of 94%.

THE BORROWER. The Gateway One Property is owned by 35 separate borrowers, each a Delaware LLC organized as single asset entities for the purpose of acquiring, owning and operating the Gateway One Property as tenants in common
(collectively, the "Borrower"). Triple Net Properties, LLC is the sponsor and has signed the non-recourse carve-outs.

PROPERTY MANAGEMENT. Property management and leasing will be handled by EVS
Realty Advisors ("EVS"). EVS maintains an office in this property and has managed the building for the past 3 years. Additionally, the principals of EVS have been involved with the Gateway One Property since it was developed in
1986. EVS has 35 employees and manages 1.5 million square feet in St. Louis.

LOCKBOX. For the duration of the loan term, all rent shall be delivered by the property's tenants directly to lender (or its assignee) for deposit into a cash collateral account (the "Lockbox Account"). Borrower shall also deliver any other income or proceeds derived from the Gateway One Property to the Lockbox
Account. Funds received by lender shall be used to make monthly loan payments, impound payments, and any other payments required by the loan documents.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Gateway One Loan:

                         ESCROWS / RESERVES
                         ------------------
 TYPE:                                 INITIAL        MONTHLY

  Taxes ........................       $232,380        $58,095
  Insurance ....................        $31,611        $6,332
  Capital Expenditures .........          $0           $6,832(2)
  TI/LC Reserve ................       $1,251,306      $25,000(3)

If by December 31, 2010 Borrower does not provide lender with acceptable evidence that the Peabody Holding Company has exercised the lease extension option under the Peabody Holding Company lease , then Borrower shall deposit to lender an additional $162,145 each month (the "Peabody Deposit"). Borrower shall not be required to pay the Peabody Deposit if Borrower delivers to lender an acceptable irrevocable letter of credit, in an amount equal to $1,945,740.
Borrower shall cease making the Peabody Deposit (or lender shall return the letter of credit) if the Peabody Holding Company exercises the lease extension option or the space is re-let to an acceptable tenant. The Peabody Deposit (or the letter of credit) shall not be considered in determining the TI/LC Escrow.

---------------------
(1) Certain information was obtained from a third party appraisal.
(2) The Borrower shall cease paying the monthly Capital Expenditures Escrow payment once amounts in the Capital Expenditures Escrow reach $245,952
    ("Cap/Ex Threshold"). Should the amounts in the Capital Expenditures Escrow fall below the Cap/Ex Threshold, Borrower shall resume paying the monthly
    Capital Expenditure Escrow payment.
(3) Borrower shall cease paying the monthly TI/LC Escrow payment once amounts in the TI/LC Escrow reach $1,200,000 ("TI/LC Threshold"). Should the amounts in the TI/LC Escrow fall below the TI/LC Threshold, Borrower shall resume paying the monthly TI/LC Escrow payment. The Initial TI/LC Escrow deposit shall not be considering in determining the TI/LC threshold.

                                       45

FOUR POINTS SHERATON -- CHELSEA
-------------------------------

                                [PHOTOS OMITTED]

                    PROPERTY INFORMATION

 Number of Mortgaged Properties                         1
 Location (City/State)                       New York, NY
 Property Type                                Hospitality
 Size (Rooms)                                         158
 Percentage Physical Occupancy as of
      November 30, 2005                             91.4%
 Year Built                                          2003
 Appraised Value                              $58,200,000
 Underwritten Economic Occupancy                    86.4%
 Underwritten Revenues                        $10,588,209
 Underwritten Total Expenses                   $5,698,683
 Underwritten Net Operating Income (NOI)       $4,889,526
 Underwritten Net Cash Flow (NCF)              $4,465,998

                          LOAN INFORMATION

  Mortgage Loan Seller                                        MLML
  Loan Group                                                     1
  Origination Date                                January 19, 2006
  Cut-off Date Principal Balance                       $39,813,399
  Cut-off Date Loan Balance Per Room                      $251,984
  Percentage of Initial Mortgage Pool Balance                1.60%
  Number of Mortgage Loans                                       1
  Type of Security (Fee/Leasehold)                             Fee
  Mortgage Rate                                           5.77600%
  Amortization Type                                        Balloon
  IO Period (Months)                                             0
  Original Term to Maturity/ARD (Months)                       120
  Original Amortization Term (Months)                          300
  Remaining Call Protection                    LO(24),DEF(91),O(2)
  Lockbox                                                     Hard
  Cut-off Date LTV Ratio                                    68.41%
  LTV Ratio at Maturity or ARD                              52.80%
  Underwritten DSCR on NOI                                   1.62x
  Underwritten DSCR on NCF                                   1.48x

                                       46

                                 [MAP OMITTED]

                                       47

THE LOAN. The mortgage loan (the "Four Points Sheraton -- Chelsea Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a
Starwood branded Four Points Sheraton hotel (the "Four Points Sheraton --
Chelsea Property") located in New York, NY. The Four Points Sheraton -- Chelsea
Loan represents approximately 1.60% of the initial mortgage pool balance and approximately 1.77% of the initial loan group 1 balance.

The Four Points Sheraton -- Chelsea Loan was originated on January 19, 2006, and has a principal balance as of the Cut-off Date of $39,813,399. The Four
Points Sheraton -- Chelsea Loan has a remaining term of 117 months and a scheduled maturity date of February 1, 2016. The Four Points Sheraton --
Chelsea Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment without a prepayment premium of the Four Points Sheraton -- Chelsea Loan is permitted on or after January 1, 2016.

THE PROPERTY(1). The Four Points Sheraton -- Chelsea Property consists of a hotel with 158 rooms and located in New York, NY. The Four Points Sheraton --
Chelsea Property is franchised with Four Points by Sheraton through March 3,
2024 and is managed by Interstate Hotels & Resorts.

The following tables present certain information regarding the Four Points
Sheraton -- Chelsea Property:

                        OPERATIONAL STATISTICS

                                         TRAILING 12-MONTH
                                          NOVEMBER 2005          UW

  Average Daily Rate (ADR) ...........  $209.81             $209.81
  Occupancy % ........................   91.4%                86.4%
  RevPAR .............................  $191.85             $181.36

THE MARKET(1). The Four Points Sheraton -- Chelsea Property is located in the
City of New York, the County of New York, New York within Lower Midtown
Manhattan, in an area known as Chelsea, just south of Penn Station and Madison
Square Garden. Times Square is situated a 15-minute walk north of the Four
Points Sheraton -- Chelsea Property. The Four Points Sheraton -- Chelsea
Property is in walking distance to Union Square, the West Village, SoHo, the
Theater District, and the numerous services-related companies. The number of occupied room nights for the competitive set increased by 7.9% between 1999 and
2004, compared to an increase in lodging demand of 2.0% for Manhattan during the same period. Data for 2004 and year-to-date through October 2005 reflect the overall positive trend prevailing in the market, as marketwide RevPAR registered 19.4% and 25.5% increases, respectively. According to HVS/STR, the marketwide occupancy, average daily rate, and RevPAR, in 2005, were 86.8%,
$194.98, and $169.21, respectively.

THE BORROWER. The borrower, Chelsea Grand, LLC, f/k/a Chelsea Grand West, LLC
(the "Four Points Sheraton -- Chelsea Borrower"), is a single purpose entity.
The Four Points Sheraton -- Chelsea Borrower is a New York single purpose limited liability company. The sponsors are Kin Chung (John) and Yuk Jin
(Shirley) Lam. The principals own six other hotels (including a Best Western and a Solita Hotel on Manhattan).

PROPERTY MANAGEMENT. The property manager for the Four Points Sheraton --
Chelsea Property is Interstate Management Company, L.L.C., (the "Property
Manager") which is the nation's largest independent hotel management company, which manages more than 300 hotels in 40 states, the District of Columbia,
Canada, Russia, and Portugal. The management agreement expires on December 31,
2008.

LOCKBOX. The Four Points Sheraton -- Chelsea Borrower will be required to establish accounts (the "Clearing Account") into which all proceeds (including credit card receivables) from the subject will be deposited. Four Points
Sheraton -- Chelsea Borrower and the Property Manager will be required to deposit any revenues received by either of them with respect to the Four Points
Sheraton -- Chelsea Property directly into the Clearing Accounts within one business day of receipt. Prior to the occurrence of a Sweep Event, all funds on deposit in the Clearing Accounts shall be automatically swept from the Clearing
Account into operating accounts controlled by the Four Points Sheraton --
Chelsea Borrower within one (1) business day of receipt. Upon the occurrence of a Sweep Event, Lender's full cash management procedures will be sprung and all amounts on deposit in the Clearing Accounts will be swept periodically by or on behalf of Lender into an account (the "Cash Collateral Account") maintained with a bank selected by Lender or Servicer; provided that Four Points Sheraton
-- Chelsea Borrower shall be permitted to reverse the sweep to the Cash
Collateral Account up to two times during the term of the Four Points Sheraton
-- Chelsea Loan upon the curing of the Sweep Event relating to an event of default or the DSCR. The Cash Collateral Account shall be in the name, and under the sole dominion and control, of Lender. Four Points Sheraton -- Chelsea
Borrower shall pay all reasonable and customary fees and expenses in connection with the Clearing Accounts and the Cash Collateral Accounts. "Sweep Event"
shall mean the earliest to occur of an event of default, or the date on which the DSCR (as tested on an actual basis) is less than 1.10x for the immediately preceding six month period as determined by Lender.

--------------------
(1) Certain information obtained from a third party appraisal.

                                       48

ESCROWS. The following escrow/reserve accounts have been established with respect to the Four Points Sheraton -- Chelsea Loan:

                          ESCROWS/RESERVES

 TYPE:                                        INITIAL       MONTHLY

  Taxes ................................    $99,403         $49,701
  Insurance ............................    $46,594          $7,759
  Debt Service Reserve .................    $345,052           $0
  Capital Expenditure / FF&E ...........       $0           $35,320(1)
  Environmental ........................       $0              $0

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. The Four Points Sheraton -- Chelsea Loan is not open to voluntary prepayment except during the one (1) month period preceding the maturity of the loan. The loan may be defeased in its entirety after the earlier of four (4) years from the closing date thereof or two (2) years from the securitization date thereof.

SUBSTITUTION PROVISIONS. None

--------------------
(1) Adjusted annually on January 1st (or as soon thereafter as operating income for the preceding calendar year shall be determined) to equal 1/12th of 4%
    of operating income for the immediately preceding calendar year.

                                       49

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
135 S. LaSalle Street, Suite 1625  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
Chicago, IL 60603                                  SERIES 2006-1                   Prior Payment:         N/A
USA                                                                                Next Payment:    12-Jun-06
                                              ABN AMRO ACCT: 723670.1              Record Date:     30-Apr-06

Administrator:                          REPORTING PACKAGE TABLE OF CONTENTS        Analyst:
Deanna Murphy 312.904.7989                                                         Patrick Gong 714.259.6253
deanna.murphy@abnamro.com                                                          patrick.gong@abnamro.com

--------------------------------------------------------------------------------
---------------------------------
Issue Id:                MLMT06C1
Monthly Data File
Name:       MLMT06C1_200605_3.ZIP
---------------------------------

--------------------------------------------------------------------
                                                          Page(s)
                                                          -------
Statements to Certificateholders                          Page 2
Cash Recon                                                Page 3
Bond Interest Reconciliation                              Page 4
Bond Interest Reconciliation                              Page 5
Shortfall Summary Report                                  Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary         Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary    Page 8
Mortgage Loan Characteristics                             Page 9-11
Delinquent Loan Detail                                    Page 12
Loan Level Detail                                         Page 13
Realized Loss Detail                                      Page 14
Collateral Realized Loss                                  Page 15
Appraisal Reduction Detail                                Page 16
Material Breaches Detail                                  Page 17
Historical Collateral Prepayment                          Page 18
Specially Serviced (Part I) - Loan Detail                 Page 19
Specially Serviced (Part II) - Servicer Comments          Page 20
Summary of Loan Maturity Extensions                       Page 21
Rating Information                                        Page 22
Other Related Information                                 Page 23

---------------------------------------------------------------------

-----------------------------------------
Closing Date:                 25-May-2006
First Payment Date:           12-Jun-2006
Rated Final Payment Date:     12-May-2039
Determination Date:
-----------------------------------------
        Trust Collection Period
-----------------------------------------

-----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
Depositor: Merrill Lynch Mortgage Investors Inc.
Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/LaSalle
      Financial Services, Inc./PNC Capital Markets LLC/Goldman Sachs & Co/
                       Morgan Stanley & Co. Incorporated
        Master Servicer: Wells Fargo Bank, National Association/Midland
                               Loan Services, Inc.
                 Special Servicer: Midland Loan Services, Inc.
          Rating Agency: Standard & Poor's Rating Services/Fitch, Inc.

--------------------------------------------------------------------------------

------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------
LaSalle Web Site                                  www.etrustee.net
Servicer Website                                  www.midlands.com
LaSalle Factor Line                                   800.246.5761
------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------

                                                               -----------------
                                                               Total P&I Payment
                                                               -----------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

       CASH RECONCILIATION SUMMARY

----------------------------------------
            INTEREST SUMMARY
----------------------------------------
Current Scheduled Interest          0.00
Less Deferred Interest              0.00
Less PPIS Reducing Scheduled Int    0.00
Plus Gross Advance Interest         0.00
Less ASER Interest Adv Reduction    0.00
Less Other Interest Not Advanced    0.00
Less Other Adjustment               0.00
----------------------------------------
Total                               0.00
----------------------------------------
UNSCHEDULED INTEREST:
----------------------------------------
Prepayment Penalties                0.00
Yield Maintenance Penalties         0.00
Other Interest Proceeds             0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Less Fee Paid To Servicer           0.00
Less Fee Strips Paid by Servicer    0.00
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees              0.00
Workout Fees                        0.00
Liquidation Fees                    0.00
Interest Due Serv on Advances       0.00
Non Recoverable Advances            0.00
Misc. Fees & Expenses               0.00
----------------------------------------

----------------------------------------
Total Unscheduled Fees & Expenses   0.00
----------------------------------------

----------------------------------------
Total Interest Due Trust            0.00
----------------------------------------

----------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------
Trustee Fee                         0.00
Fee Strips                          0.00
Misc. Fees                          0.00
Interest Reserve Withholding        0.00
Plus Interest Reserve Deposit       0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
            PRINCIPAL SUMMARY
----------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal         0.00
Advanced Scheduled Principal        0.00
----------------------------------------
Scheduled Principal                 0.00
----------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                        0.00
Prepayments in Full                 0.00
Liquidation Proceeds                0.00
Repurchase Proceeds                 0.00
Other Principal Proceeds            0.00
----------------------------------------
Total Unscheduled Principal         0.00
----------------------------------------
Remittance Principal                0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Trust            0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Certs            0.00
----------------------------------------

----------------------------------------
          POOL BALANCE SUMMARY
----------------------------------------
                         Balance   Count
----------------------------------------
Beginning Pool              0.00       0
Scheduled Principal         0.00       0
Unscheduled Principal       0.00       0
Deferred Interest           0.00
Liquidations                0.00       0
Repurchases                 0.00       0
----------------------------------------
Ending Pool                 0.00       0
----------------------------------------

----------------------------------------
        Servicing Advance Summary
----------------------------------------
                                  Amount
----------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
----------------------------------------

----------------------------------------
        SERVICING FEE SUMMARY
----------------------------------------
Current Servicing Fees              0.00
Plus Fees Advanced for PPIS         0.00
Less Reduction for PPIS             0.00
Plus Delinquent Servicing Fees      0.00
----------------------------------------
Total Servicing Fees                0.00
----------------------------------------

----------------------------------------
           CAP LEASE ACCRETION
----------------------------------------
Accretion Amt                       0.00
Distributable Interest              0.00
Distributable Principal             0.00
----------------------------------------

----------------------------------------
              PPIS SUMMARY
----------------------------------------
Gross PPIS                          0.00
Reduced by PPIE                     0.00
Reduced by Shortfalls in Fees       0.00
Reduced by Other Amounts            0.00
----------------------------------------
PPIS Reducing Scheduled Interest    0.00
----------------------------------------
PPIS Reducing Servicing Fee         0.00
----------------------------------------
PPIS Due Certificate                0.00
----------------------------------------

------------------------------------------
ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------
                      Principal   Interest
------------------------------------------
Prior Outstanding          0.00       0.00
Plus Current Period        0.00       0.00
Less Recovered             0.00       0.00
Less Non Recovered         0.00       0.00
Ending Outstanding         0.00       0.00
------------------------------------------

                                                                    PAGE 3 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining
         Accrual            Pass-    Accrued     Total     Total    Distributable Interest  Period  Outstanding  Credit Support
       ----------- Opening Through Certificate Interest  Interest   Certificate  Payment  Shortfall  Interest    --------------
Class  Method Days Balance  Rate    Interest   Additions Deductions  Interest    Amount   Recovery   Shortfalls Original Current(1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                   -----------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                       Additions                                        Deductions
                              ------------------------------------------------------------  ---------------------------------
                                Prior    Interest
        Prior    Current      Interest    Accrual                                Other                 Deferred &
       Interest  Interest     Shortfall   on Prior   Prepayment     Yield       Interest    Allocable   Accretion   Interest
Class  Due Date  Due Date       Due      Shortfall    Premiums   Maintenance  Proceeds(1)      PPIS     Interest  Loss Expense
------------------------------------------------------------------------------------------ -----------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                -------------------------------------------------------------------------------------------------------------

       Distributable  Interest
        Certificate    Payment
Class     Interest     Amount
--------------------------------

--------------------------------
       -----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Bondholder's Distributable Interest.

                                                                    PAGE 5 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                  INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

    AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
------------------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                     Appraisal                    Realized
             Ending Pool (1)  Payoffs(2)  Penalties Reduct. (2) Liquidations (2) Losses (2) Remaining Term Curr Weighted Avg.
Distribution --------------- ----------- ---------- ----------- ---------------- ---------- -------------- ------------------
    Date        #  Balance    #  Balance  #  Amount  #  Balance     #  Balance    #  Amount   Life Amount     Coupon Remit
------------   --- -------   --- ------- --- ------ --- -------    --- -------   --- ------   ---- ------     ------ -----

                                                                    PAGE 8 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of      Scheduled    % of         Weighted Average
    Balance         Loans       Balance    Balance   ------------------------
                                                     Term   Coupon   PFY DSCR
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                      0                0      0.00%
-----------------------------------------------------------------------------
Average Schedule Balance              0
Maximum Schedule Balance (9,999,999,999)
Minimum Schedule Balance  9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing    # of   Scheduled     % of        Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage    # of   Scheduled     % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate  900.000%
Maximum Mortgage Interest Rate  900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

   Balloon          # of   Scheduled     % of        Weighted Average
Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                         MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled   % of
Coverage Ratio   Loans   Balance     Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0             0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                   0         0        0.00%
----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                     0         0        0.00%
------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006          0         0        0.00%      0    0.00%    0.00
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
2017 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------

                                                                   PAGE 11 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------

(1) Legend: A. In Grace Period      1. Delinquent 1 month  3. Delinquent 3+ months       5. Non Performing Matured Ballon 9. REO
            B. Late Payment but     2. Delinquent 2 months 4. Performing Matured Balloon 7. Foreclosure
               < 1 month delinq

                                                                   PAGE 13 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                                 REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Total
Cumulative
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   PAGE 14 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest
                     Beginning                  Prior                            (Shortages)
                      Balance    Aggregate    Realized                            /Excesses
                       of the     Realized      Loss        Amounts Covered by     applied
Prospectus            Loan at       Loss     Applied to   Overcollateralization  to Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses
                                                 A                 B                 C
--------------------------------------------------------------------------------------------

CUMULATIVE

                            Additional                                    (Recoveries)/
            Modification  (Recoveries)/      Current                         Realized
            Adjustments/     Expenses       Realized                          Loss
              Appraisal     applied to        Loss        Recoveries of     Applied to
Prospectus    Reduction      Realized      Applied to    Realized Losses   Certificate
    ID       Adjustment       Losses    Certififcates*    paid as Cash      Interest
                 D              E
---------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description
of Fields
-----------

     A        Prior Realized Loss Applied to Certificates
     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc.)
     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
     D        Adjustments that are based on principal haircut or future interest foregone due to modification
     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                              APPRAISAL REDUCTION DETAIL

                                                                              Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR     Current P&I  ASER  Note  Maturity  --------------  Property  Geographic       -----------
 Control #  Red. Date  Balance    Amount     Advance         Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

     MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

                 Ending      Material    Material Breach and
Disclosure     Principal      Breach   Material Document Defect
 Control #      Balance        Date          Description
----------------------------------------------------------------

----------------------------------------------------------------

                                                                   PAGE 17 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Current

Cumulative

                                                                   PAGE 18 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                          Loan           Balance                         Remaining
Disclosure   Servicing    Status   -----------------   Note   Maturity   ---------   Property     Geo.                      NOI
Control #    Xfer Date   Code(1)   Schedule   Actual   Rate     Date     Life          Type     Location    NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Not     Not     Not
                                                                                                           Avail   Avail   Avail

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace  1. P&I Adv - delinquent 1  3. P&I Adv - delinquent 3+   5. Non Performing Mat.  9. REO
             Period                 month                      months                       Balloon
             B. P&I Adv - < one     2. P&I Adv - delinquent 2  4. Mat. Balloon/Assumed P&I  7. Foreclosure
             month delinq           months

                                                                   PAGE 19 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 20 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                               RATING INFORMATION

                 ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                -------------------   ----------------------------
CLASS   CUSIP   FITCH MOODY'S   S&P       FITCH  MOODY'S  S&P
------------------------------------------------------------------

------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex E

                     A-SB Planned Principal Balance Schedule

      Date          Principal Balance           Date          Principal Balance
----------------   --------------------    --------------    -------------------
   5/25/2006          113,900,000.00         1/12/2011         113,900,000.00
   6/12/2006          113,900,000.00         2/12/2011         113,900,000.00
   7/12/2006          113,900,000.00         3/12/2011         113,900,000.00
   8/12/2006          113,900,000.00         4/12/2011         113,900,000.00
   9/12/2006          113,900,000.00         5/12/2011         113,899,046.62
   10/12/2006         113,900,000.00         6/12/2011         111,876,256.17
   11/12/2006         113,900,000.00         7/12/2011         109,597,571.58
   12/12/2006         113,900,000.00         8/12/2011         107,553,362.38
   1/12/2007          113,900,000.00         9/12/2011         105,498,975.48
   2/12/2007          113,900,000.00         10/12/2011        103,189,561.04
   3/12/2007          113,900,000.00         11/12/2011        101,113,444.25
   4/12/2007          113,900,000.00         12/12/2011         98,782,895.90
   5/12/2007          113,900,000.00         1/12/2012          96,684,835.22
   6/12/2007          113,900,000.00         2/12/2012          94,576,328.01
   7/12/2007          113,900,000.00         3/12/2012          91,971,233.09
   8/12/2007          113,900,000.00         4/12/2012          89,839,249.93
   9/12/2007          113,900,000.00         5/12/2012          87,454,367.42
   10/12/2007         113,900,000.00         6/12/2012          85,069,484.91
   11/12/2007         113,900,000.00         7/12/2012          83,875,449.10
   12/12/2007         113,900,000.00         8/12/2012          82,795,306.70
   1/12/2008          113,900,000.00         9/12/2012          81,715,164.30
   2/12/2008          113,900,000.00         10/12/2012         80,504,926.83
   3/12/2008          113,900,000.00         11/12/2012         79,407,961.75
   4/12/2008          113,900,000.00         12/12/2012         78,186,597.35
   5/12/2008          113,900,000.00         1/12/2013          77,078,078.88
   6/12/2008          113,900,000.00         2/12/2013          75,969,560.40
   7/12/2008          113,900,000.00         3/12/2013          74,503,250.66
   8/12/2008          113,900,000.00         4/12/2013          72,386,263.64
   9/12/2008          113,900,000.00         5/12/2013          69,932,696.77
   10/12/2008         113,900,000.00         6/12/2013          67,696,915.03
   11/12/2008         113,900,000.00         7/12/2013          65,220,771.90
   12/12/2008         113,900,000.00         8/12/2013          62,961,548.77
   1/12/2009          113,900,000.00         9/12/2013          60,691,086.90
   2/12/2009          113,900,000.00         10/12/2013         56,033,433.30
   3/12/2009          113,900,000.00         11/12/2013         53,744,905.63
   4/12/2009          113,900,000.00         12/12/2013         51,217,992.06
   5/12/2009          113,900,000.00         1/12/2014          48,905,506.60
   6/12/2009          113,900,000.00         2/12/2014          46,581,516.68
   7/12/2009          113,900,000.00         3/12/2014          43,568,411.17
   8/12/2009          113,900,000.00         4/12/2014          41,217,864.01
   9/12/2009          113,900,000.00         5/12/2014          38,630,632.28
   10/12/2009         113,900,000.00         6/12/2014          36,255,517.22
   11/12/2009         113,900,000.00         7/12/2014          33,644,391.53
   12/12/2009         113,900,000.00         8/12/2014          31,244,466.90
   1/12/2010          113,900,000.00         9/12/2014          28,832,601.73
   2/12/2010          113,900,000.00         10/12/2014         26,185,734.03
   3/12/2010          113,900,000.00         11/12/2014         23,748,697.73
   4/12/2010          113,900,000.00         12/12/2014         21,077,349.40
   5/12/2010          113,900,000.00         1/12/2015          18,614,894.36
   6/12/2010          113,900,000.00         2/12/2015          16,140,186.92
   7/12/2010          113,900,000.00         3/12/2015          12,990,270.52
   8/12/2010          113,900,000.00         4/12/2015          10,487,571.83
   9/12/2010          113,900,000.00         5/12/2015           7,752,362.31
   10/12/2010         113,900,000.00         6/12/2015           5,223,598.85
   11/12/2010         113,900,000.00         7/12/2015           2,463,039.53
   12/12/2010         113,900,000.00         8/12/2015                      -

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series
2006-C1, class A-1, class A-2, class A-3, class A-3B, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

          As described under "U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                       F-1

          Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream or Euroclear Purchaser.
When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry

                                       F-2

certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the
1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of
Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing the book-entry certificates in the United States from a
               DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

          1.   from a non-U.S. holder that is classified as a corporation for
               U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly
               completed and executed IRS Form W-8BEN (or any successor form);

          2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is
               effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3.   from a non-U.S. holder that is classified as a partnership for
               U.S. federal income tax purposes, a duly completed and executed
               IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations)
               required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is

                                       F-3

               recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                    Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (i)   stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed;

                    (ii)  certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement as
                          required under section 1.1441-1(e)(5)(v) of the U.S.
                          Treasury Regulations;

                    (iii) certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified
                          intermediary is not acting for its own account but is
                          acting as a qualified intermediary; and

                    (iv)  providing any other information, certifications, or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information and certifications described
                          in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

               (b)  if the intermediary is not a qualified intermediary (a
                    "nonqualified intermediary"), a duly completed and executed
                    IRS Form W-8IMY (or any successor or substitute form):

                    (i)   stating the name and permanent residence address of
                          the nonqualified intermediary and the country under
                          the laws of which the nonqualified intermediary is
                          created, incorporated or governed;

                    (ii)  certifying that the nonqualified intermediary is not acting for its own account;

                    (iii) certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement
                          that is associated with the appropriate IRS Forms W-8
                          and W-9 required to substantiate exemptions from
                          withholding on behalf of such nonqualified
                          intermediary's beneficial owners; and

                    (iv)  providing any other information, certifications or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information, certifications, and
                          statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

          5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
               W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until

                                       F-4

the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

          o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
               non-U.S. holder;

          o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          o    can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
               (e.g., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

          We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o    have its own series designation, and

o    consist of one or more classes with various payment characteristics.

The offered certificates will represent interests only in the issuing entity.
The offered certificates will not represent interests in or obligations of the depositor, any of the sponsors or any of our or their respective affiliates.

                          ASSETS OF THE ISSUING ENTITY:

The assets of each issuing entity will include--

o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

The assets of the issuing entity may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

          In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

          Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.
Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

          YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN
THIS PROSPECTUS PRIOR TO INVESTING.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is May 5, 2006.

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage Loans.     94

   Matters Regarding the Master Servicer, the Special Servicer, the Manager

   Incorporation of Certain Documents by Reference; Reports Filed with the
      SEC...................................................................    112
   Reports to Certificateholders............................................    113

                                        2

                                        3

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

          When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408.
This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's
Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                        4

                              SUMMARY OF PROSPECTUS

          This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

                                       -5-

                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES
   MAY BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

                                       -6-

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

                                       -7-

                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
   MORTGAGE ASSETS............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                       -8-

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

                                       -9-

                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

                                      -10-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -11-

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                                 related series of certificates, as described in
                                 the related prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -12-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -13-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -14-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -15-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -16-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -17-

                                  RISK FACTORS

          YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

          The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

          We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

          We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

          Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

          If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

          The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

          The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

          The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

          o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

          o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

          o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by
               income-producing properties, and

          o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

          If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

          The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

          The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

          Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

                                      -19-

          Disproportionate Benefits May Be Given to Some Classes and Series to
the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

          The Terms of the Underlying Mortgage Loans Will Affect Payments on
Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

          In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

          o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

          o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

          The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

          The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

          o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

          o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

          The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates

                                      -20-

include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

          Prepayments on the Underlying Mortgage Loans Will Affect the Average
Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments
May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

          The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

          o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

          o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

          We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

          Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

                                      -21-

          Delinquencies, Defaults and Losses on the Underlying Mortgage Loans
May Affect the Amount and Timing of Payments on Your Offered Certificates; and
the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

          Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

          If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

          See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

          There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

          o    the fair market value and condition of the underlying real property;

          o    the level of interest rates;

          o    the borrower's equity in the underlying real property;

          o    the borrower's financial condition;

          o    occupancy levels at or near the time of refinancing;

          o    the operating history of the underlying real property;

          o    changes in zoning and tax laws;

          o    changes in competition in the relevant geographic area;

          o    changes in rental rates in the relevant geographic area;

          o    changes in governmental regulation and fiscal policy;

          o    prevailing general and regional economic conditions;

                                      -22-

          o    the state of the fixed income and mortgage markets; and

          o    the availability of credit for multifamily rental or commercial properties.

          See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

          Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

          The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

          Most of the Mortgage Loans Underlying Your Offered Certificates Will
Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

          In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

          o    the sufficiency of the net operating income of the applicable real property;

          o    the market value of the applicable real property at or prior to maturity; and

          o    the ability of the related borrower to refinance or sell the applicable real property.

          In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

          Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

          The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other

                                      -23-

reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

          Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

          o    the location, age, functionality, design and construction quality of the subject property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the characteristics of the neighborhood where the property is located;

          o    the degree to which the subject property competes with other properties in the area;

          o    the proximity and attractiveness of competing properties;

          o    the existence and construction of competing properties;

          o    the adequacy of the property's management and maintenance;

          o    tenant mix and concentration;

          o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

          o    local real estate conditions, including an increase in or
               oversupply of comparable commercial or residential space;

          o    demographic factors;

          o    customer confidence, tastes and preferences;

          o    retroactive changes in building codes and other applicable laws;

          o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

          o    vulnerability to litigation by tenants and patrons.

          Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

          o    an increase in interest rates, real estate taxes and other operating expenses;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

          o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

                                      -24-

          o    an increase in vacancy rates;

          o    a decline in rental rates as leases are renewed or replaced;

          o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

          o    environmental contamination.

          The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the rental rates at which leases are renewed or replaced;

          o    the percentage of total property expenses in relation to revenue;

          o    the ratio of fixed operating expenses to those that vary with revenues; and

          o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

          Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

          The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

          o    to pay for maintenance and other operating expenses associated with the property;

          o    to fund repairs, replacements and capital improvements at the property; and

          o    to service mortgage loans secured by, and any other debt
               obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

                                      -25-

          Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

          o    a general inability to lease space;

          o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing
               operations;

          o    an increase in tenant payment defaults or any other inability to collect rental payments;

          o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

          o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

          o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

          o    a decline in the financial condition and/or bankruptcy or
               insolvency of a significant or sole tenant.

          With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

          Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

          Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

          Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

          An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

                                      -26-

          Accordingly, factors that will affect the operation and value of a commercial property include:

          o    the business operated by the tenants;

          o    the creditworthiness of the tenants; and

          o    the number of tenants.

          Tenant Bankruptcy Adversely Affects Property Performance. The
bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

          o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

          o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

          The Success of an Income-Producing Property Depends on Reletting
Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

          If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

          Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

          o    changes in interest rates;

          o    the availability of refinancing sources;

          o    changes in governmental regulations, licensing or fiscal policy;

          o    changes in zoning or tax laws; and

          o    potential environmental or other legal liabilities.

                                      -27-

          Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure, including
               staggering durations of leases and establishing levels of rent payments;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

          Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

          By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

          o    maintain or improve occupancy rates, business and cash flow,

          o    reduce operating and repair costs, and

          o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

          Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

          Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

          o    rental rates;

          o    location;

          o    type of business or services and amenities offered; and

          o    nature and condition of the particular property.

                                      -28-

          The profitability and value of an income-producing property may be adversely affected by a comparable property that:

          o    offers lower rents;

          o    has lower operating costs;

          o    offers a more favorable location; or

          o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

          The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

          General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends on the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks.
Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.
As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

                                      -29-

          Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

          o    the physical attributes of the property, such as its age,
               appearance, amenities and construction quality in relation to competing buildings;

          o    the types of services or amenities offered at the property;

          o    the location of the property;

          o    distance from employment centers and shopping areas;

          o    local factory or other large employer closings;

          o    the characteristics of the surrounding neighborhood, which may change over time;

          o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

          o    the ability of management to provide adequate maintenance and insurance;

          o    the property's reputation;

          o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

          o    the existence or construction of competing or alternative
               residential properties in the local market, including other apartment buildings and complexes, manufactured housing
               communities, mobile home parks and single-family housing;

          o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or
               incentive programs from which the property receives benefits;

          o    the ability of management to respond to competition;

          o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or
               personnel from a local military base;

          o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

          o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in
               occupancy levels;

          o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

          o    the extent to which the property is subject to land use
               restrictive covenants or contractual covenants that require that units be rented to low income tenants;

                                      -30-

          o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital
               expenditures, may increase;

          o    the extent to which increases in operating costs may be passed through to tenants; and

          o    the financial condition of the owner of the property.

          Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

          In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

          Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

          o    require written leases;

          o    require good cause for eviction;

          o    require disclosure of fees;

          o    prohibit unreasonable rules;

          o    prohibit retaliatory evictions;

          o    prohibit restrictions on a resident's choice of unit vendors;

          o    limit the bases on which a landlord may increase rent; or

          o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

          Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

          Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

                                      -31-

          In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

          Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

          Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

          A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

          o    mortgage loan payments,

          o    real property taxes,

          o    maintenance expenses, and

          o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

          A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

          o    maintenance payments from the tenant/shareholders, and

          o    any rental income from units or commercial space that the
               cooperative corporation might control.

          A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

                                      -32-

          o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

          o    the possibility that, upon foreclosure, if the
               cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and
               tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

          In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

          Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

          Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

          o    shopping centers,

          o    factory outlet centers,

          o    malls,

          o    automotive sales and service centers,

          o    consumer oriented businesses,

          o    department stores,

          o    grocery stores,

          o    convenience stores,

          o    specialty shops,

          o    gas stations,

                                      -33-

          o    movie theaters,

          o    fitness centers,

          o    bowling alleys,

          o    salons, and

          o    dry cleaners.

          A number of factors may affect the value and operation of a retail property. Some of these factors include:

          o    the strength, stability, number and quality of the tenants;

          o    tenants' sales;

          o    tenant mix;

          o    whether the property is in a desirable location;

          o    the physical condition and amenities of the building in relation to competing buildings;

          o    whether a retail property is anchored, shadow anchored or
               unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          o    the financial condition of the owner of the property.

          Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

          o    lower rents,

          o    grant a potential tenant a free rent or reduced rent period,

          o    improve the condition of the property generally, or

          o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

          A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

          o    competition from other retail properties;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    perceptions regarding the safety of the surrounding area;

                                      -34-

          o    demographics of the surrounding area;

          o    the strength and stability of the local, regional and national economies;

          o    traffic patterns and access to major thoroughfares;

          o    the visibility of the property;

          o    availability of parking;

          o    the particular mixture of the goods and services offered at the property;

          o    customer tastes, preferences and spending patterns; and

          o    the drawing power of other tenants.

          The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

          Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

          With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

          The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

          A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

          In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or

                                      -35-

a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

          Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

          o    an anchor tenant's failure to renew its lease;

          o    termination of an anchor tenant's lease;

          o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

          o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

          o    a loss of an anchor tenant's ability to attract shoppers.

          Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

          o    factory outlet centers;

          o    discount shopping centers and clubs;

          o    catalogue retailers;

          o    home shopping networks and programs;

          o    internet web sites and electronic media shopping; and

          o    telemarketing.

          Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

          Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

          Office Properties. Factors affecting the value and operation of an office property include:

          o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

          o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system. parking and the building's compatibility with current business wiring requirements;

                                      -36-

          o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and
               cultural amenities;

          o    the location of the property with respect to the central business district or population centers;

          o    demographic trends within the metropolitan area to move away from or towards the central business district;

          o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

          o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

          o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

          o    the quality and philosophy of building management;

          o    access to mass transportation;

          o    accessibility from surrounding highways/streets;

          o    changes in zoning laws; and

          o    the financial condition of the owner.

          With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

          Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

          Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

          o    rental rates;

          o    the building's age, condition and design, including floor sizes and layout;

          o    access to public transportation and availability of parking; and

          o    amenities offered to its tenants, including sophisticated
               building systems, such as fiber optic cables, satellite
               communications or other base building technological features.

          The cost of refitting office space for a new tenant is often higher than for other property types.

                                      -37-

          The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

          o    the cost and quality of labor;

          o    tax incentives; and

          o    quality of life considerations, such as schools and cultural amenities.

          The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

          Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

          o    full service hotels;

          o    resort hotels with many amenities;

          o    limited service hotels;

          o    hotels and motels associated with national or regional franchise chains;

          o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

          o    other lodging facilities.

          Factors affecting the value, operation and economic performance of a hospitality property include:

          o    the location of the property and its proximity to major
               population centers or attractions;

          o    the seasonal nature of business at the property;

          o    the level of room rates relative to those charged by competitors;

          o    quality and perception of the franchise affiliation, if any;

          o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

          o    the existence or construction of competing hospitality
               properties;

          o    nature and quality of the services and facilities;

          o    financial strength and capabilities of the owner and operator;

          o    the need for continuing expenditures for modernizing,
               refurbishing and maintaining existing facilities;

          o    increases in operating costs, which may not be offset by
               increased room rates;

                                      -38-

          o    the property's dependence on business and commercial travelers and tourism;

          o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

          o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

          Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

          Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

          The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          o    the continued existence and financial strength of the franchisor;

          o    the public perception of the franchise service mark; and

          o    the duration of the franchise licensing agreement.

          The transferability of franchise license agreements may be restricted.
The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

                                      -39-

          Casino Properties. Factors affecting the economic performance of a casino property include:

          o    location, including proximity to or easy access from major population centers;

          o    appearance;

          o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

          o    the existence or construction of competing casinos;

          o    dependence on tourism; and

          o    local or state governmental regulation.

          Competition among major casinos may involve attracting patrons by--

          o    providing alternate forms of entertainment, such as performers and sporting events, and

          o    offering low-priced or free food and lodging.

          Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

          Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

          The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

          Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

          The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

          Health Care-Related Properties. Health care-related properties include:

          o    hospitals;

          o    medical offices;

          o    skilled nursing facilities;

          o    nursing homes;

          o    congregate care facilities; and

                                      -40-

          o    in some cases, assisted living centers and housing for seniors.

          Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

          o    statutory and regulatory changes;

          o    retroactive rate adjustments;

          o    administrative rulings;

          o    policy interpretations;

          o    delays by fiscal intermediaries; and

          o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

          Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

          o    federal and state licensing requirements;

          o    facility inspections;

          o    rate setting;

          o    reimbursement policies; and

          o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

          Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

                                      -41-

          Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

          Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

          The value and operation of an industrial property depends on:

          o    location of the property, the desirability of which in a
               particular instance may depend on--

               1.   availability of labor services,

               2.   proximity to supply sources and customers, and

               3.   accessibility to various modes of transportation and
                    shipping, including railways, roadways, airline terminals
                    and ports;

          o    building design of the property, the desirability of which in a particular instance may depend on--

               1.   ceiling heights,

               2.   column spacing,

               3.   number and depth of loading bays,

               4.   divisibility,

               5.   floor loading capacities,

               6.   truck turning radius,

               7.   overall functionality, and

               8.   adaptability of the property, because industrial tenants
                    often need space that is acceptable for highly specialized activities; and

          o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant
               concentrations.

          Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.
This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

          Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are

                                      -42-

relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

          Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

          o    building design,

          o    location and visibility,

          o    tenant privacy,

          o    efficient access to the property,

          o    proximity to potential users, including apartment complexes or commercial users,

          o    services provided at the property, such as security,

          o    age and appearance of the improvements, and

          o    quality of management.

          In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

          Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

          o    competition from facilities having businesses similar to a particular restaurant or tavern;

          o    perceptions by prospective customers of safety, convenience, services and attractiveness;

          o    the cost, quality and availability of food and beverage products;

          o    negative publicity, resulting from instances of food
               contamination, food-borne illness and similar events;

          o    changes in demographics, consumer habits and traffic patterns;

          o    the ability to provide or contract for capable management; and

          o    retroactive changes to building codes, similar ordinances and other legal requirements.

          Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the

                                      -43-

business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

          The food and beverage service industry is highly competitive. The principal means of competition are--

          o    market segment,

          o    product,

          o    price,

          o    value,

          o    quality,

          o    service,

          o    convenience,

          o    location, and

          o    the nature and condition of the restaurant facility.

          A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

          o    lower operating costs,

          o    more favorable locations,

          o    more effective marketing,

          o    more efficient operations, or

          o    better facilities.

          The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

          Factors affecting the success of a regionally- or nationally-known chain restaurant include:

          o    actions and omissions of any franchisor, including management practices that--

               1.   adversely affect the nature of the business, or

                                      -44-

               2.   require renovation, refurbishment, expansion or other
                    expenditures;

          o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

          o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

          Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

          Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

          Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

          Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

          o    location of the manufactured housing property;

          o    the ability of management to provide adequate maintenance and insurance;

          o    the number of comparable competing properties in the local market;

          o    the age, appearance, condition and reputation of the property;

                                      -45-

          o    the quality of management; and

          o    the types of facilities and services it provides.

          Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

          o    multifamily rental properties,

          o    cooperatively-owned apartment buildings,

          o    condominium complexes, and

          o    single-family residential developments.

          Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

          Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

          Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

          In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

          In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

                                      -46-

          Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

          o    the location and appearance of the property;

          o    the appeal of the recreational activities offered;

          o    the existence or construction of competing properties, whether are not they offer the same activities;

          o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

          o    geographic location and dependence on tourism;

          o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional
               highways and similar factors;

          o    seasonality of the business, which may cause periodic
               fluctuations in operating revenues and expenses;

          o    sensitivity to weather and climate changes; and

          o    local, regional and national economic conditions.

          A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

          Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

          Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

          Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

          o    sporting events;

          o    musical events;

          o    theatrical events;

          o    animal shows; and/or

          o    circuses.

          The ability to attract patrons is dependent on, among others, the following factors:

                                      -47-

          o    the appeal of the particular event;

          o    the cost of admission;

          o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

          o    perceptions by prospective patrons of the safety of the
               surrounding area; and

          o    the alternative forms of entertainment available in the
               particular locale.

          In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

          Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

          Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

          Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

          o    the number of rentable parking spaces and rates charged;

          o    the location of the lot or garage and, in particular, its
               proximity to places where large numbers of people work, shop or live;

          o    the amount of alternative parking spaces in the area;

          o    the availability of mass transit; and

          o    the perceptions of the safety, convenience and services of the lot or garage.

          Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

          o    its location,

          o    its size,

          o    the surrounding neighborhood, and

          o    local zoning laws.

                                      -48-

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

          Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

          o    the successful operation of the property, and

          o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

          The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.
In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

          o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

          o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

          The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

          o    make the loan payments on the related mortgage loan,

          o    cover operating expenses, and

          o    fund capital improvements at any given time.

          Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

          o    some health care-related facilities,

          o    hotels and motels,

          o    recreational vehicle parks, and

                                      -49-

          o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

          o    warehouses,

          o    retail stores,

          o    office buildings, and

          o    industrial facilities.

          Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

          Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

          o    increases in energy costs and labor costs;

          o    increases in interest rates and real estate tax rates; and

          o    changes in governmental rules, regulations and fiscal policies.

          Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

          Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

          o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

          o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

          o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

          o    the lender has greater protection against loss on liquidation following a borrower default.

                                      -50-

          However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

          o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the
               appraisal;

          o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

          o    the income capitalization method, which takes into account the property's projected net cash flow; or

          o    a selection from the values derived from the foregoing methods.

          Each of these appraisal methods presents analytical difficulties. For example--

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value; and

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate and discount rate.

          If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

          The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

          A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

          o    the operation of all of the related real properties, and

          o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service

                                      -51-

payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

          Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

          If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

          o    any adverse economic developments that occur in the locale, state or region where the properties are located;

          o    changes in the real estate market where the properties are located;

          o    changes in governmental rules and fiscal policies in the
               governmental jurisdiction where the properties are located; and

          o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

          The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

          If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

          In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

          Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that

                                      -52-

cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

          Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

          Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

          The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

          Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

          In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates

                                      -53-

will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING
DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

          Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

          Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

          o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of
               operating an ongoing business; and

          o    individuals that have personal liabilities unrelated to the property.

          However, any borrower, even an entity structured to be
bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

          With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

          Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

          The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common

                                      -54-

has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

          The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

          The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

          Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

          In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

          A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter a mortgage loan's repayment schedule.

          Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

                                      -55-

          As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

          There can be no assurance--

          o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

          o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

          o    that the results of the environmental testing were accurately evaluated in all cases;

          o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have
               conducted testing at the related real properties; or

          o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

          Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

          In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

          o    tenants at the property, such as gasoline stations or dry
               cleaners, or

          o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.

                                      -56-

Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

          The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

          o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

          o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

          Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

          Federal law requires owners of residential housing constructed prior to 1978--

          o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

          o    to deliver to potential residents or purchasers a United States
               Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

          Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

          Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

          o    the bankrupt party--

               1.   was insolvent at the time of granting the lien,

               2.   was rendered insolvent by the granting of the lien,

               3.   was left with inadequate capital, or

                                      -57-

               4.   was not able to pay its debts as they matured; and

          o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

          Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

          Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

          o    the related real property, or

          o    a majority ownership interest in the related borrower.

          We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

          The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

          o    the default is deemed to be immaterial,

          o    the exercise of those remedies would be inequitable or unjust, or

          o    the circumstances would render the acceleration unconscionable.

          Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

          Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain

                                      -58-

a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

          Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

          The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.
Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

                                      -59-

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

          Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

          o    war,

          o    riot, strike and civil commotion,

          o    terrorism,

          o    nuclear, biological or chemical materials,

          o    revolution,

          o    governmental actions,

          o    floods and other water-related causes,

          o    earth movement, including earthquakes, landslides and mudflows,

          o    wet or dry rot,

          o    mold,

          o    vermin, and

          o    domestic animals.

                                      -60-

          Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

          Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

          There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

          Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

          Some mortgage loans underlying the offered certificates will be secured by--

          o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

          o    the related voting rights in the owners' association for the subject building, development or project.

          Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

          Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

                                      -61-

          There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

          In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

          In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

          Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

          Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law,

                                      -62-

but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

          Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

          From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

          The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

          o    breach of contract involving a tenant, a supplier or other party;

          o    negligence resulting in a personal injury, or

          o    responsibility for an environmental problem.

          Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

                                      -63-

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

          One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

          o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

          o    any rental income based on the net profits of a tenant or
               sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

          In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

          Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

          You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

          Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

          o    generally will not be reduced by losses from other activities,

          o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

                                      -64-

          o    for a foreign holder, will not qualify for any exemption from withholding tax.

          Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

          o    individuals,

          o    estates,

          o    trusts beneficially owned by any individual or estate, and

          o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

          In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

          o    a foreign person under the Internal Revenue Code of 1986, or

          o    a U.S. person that is classified as a partnership under the
               Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

          o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

          It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the
REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit
Have Adverse Tax Consequences" section.

          See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

          To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

                                      -65-

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

          The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

          Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

          o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

          o    you may have only limited access to information regarding your offered certificates;

          o    you may suffer delays in the receipt of payments on your offered certificates; and

          o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those
               certificates.

          See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

          A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

          In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

          In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately

                                      -66-

result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

          Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.
Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

          It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

          From time to time we use capitalized terms in this prospectus.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                 THE TRUST FUND

ISSUING ENTITIES

          The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

          The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

          o    various types of multifamily and/or commercial mortgage loans;

                                      -67-

          o    mortgage participations, pass-through certificates,
               collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

          o    a combination of mortgage loans and mortgage-backed securities of the types described above.

          In addition to the asset classes described above in this
"--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

          We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

          Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

          Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

          General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

          o    rental or cooperatively-owned buildings with multiple dwelling units;

          o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

          o    retail properties related to providing entertainment,
               recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

          o    office properties;

          o    hospitality properties, such as hotels, motels and other lodging facilities;

          o    casino properties;

          o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

          o    industrial properties;

          o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                      -68-

          o    restaurants, taverns and other establishments involved in the food and beverage industry;

          o    manufactured housing communities, mobile home parks and
               recreational vehicle parks;

          o    recreational and resort properties, such as golf courses,
               marinas, ski resorts and amusement parks;

          o    arenas and stadiums;

          o    churches and other religious facilities;

          o    parking lots and garages;

          o    mixed use properties;

          o    other income-producing properties; and

          o    unimproved land.

          The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

          The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

          o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

          o    an estate for years, which consists of ownership of the property for a specified period of years,

          o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

          o    shares in a cooperative corporation which owns the property, or

          o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                      -69-

          Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

          o    first, to the payment of court costs and fees in connection with the foreclosure,

          o    second, to the payment of real estate taxes, and

          o    third, to the payment of any and all principal, interest,
               prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

          Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

          o    the period of the delinquency,

          o    any forbearance arrangement then in effect,

          o    the condition of the related real property, and

          o    the ability of the related real property to generate income to service the mortgage debt.

          We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

          Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

          o    an original term to maturity of not more than approximately 40 years; and

          o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

          A mortgage loan included in one of our trusts may also include terms that:

          o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                      -70-

          o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an
               adjustable to a fixed interest rate or from a fixed to an
               adjustable interest rate;

          o    provide for no accrual of interest;

          o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

          o    be fully amortizing or, alternatively, may be partially
               amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

          o    permit the negative amortization or deferral of accrued interest;

          o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

          o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

          Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.
The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property
or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One
(1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of
the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

          Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

          Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

          o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

                                      -71-

          o    the type or types of property that provide security for repayment of the mortgage loans;

          o    the earliest and latest maturity date for the mortgage loans;

          o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

          o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

          o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

          o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

          o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

          o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

          o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

          If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

          o    more general information in the related prospectus supplement,
               and

          o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

          In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the
Exchange Act.

          Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

                                      -72-

          Method and Criteria by Which Mortgage Loans are Selected for Inclusion
in a Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

          Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property "stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback. Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

          The mortgage-backed securities underlying a series of offered certificates may include:

          o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

          o    certificates issued and/or insured or guaranteed by Freddie Mac,
               Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

          In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

          Each mortgage-backed security included in one of our trusts--

          o    will have been registered under the Securities Act, or

          o    will be exempt from the registration requirements of the
               Securities Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

          o    may otherwise be resold by us publicly without registration under the Securities Act.

          We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

          o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an
               underwriter, relating to inclusion of those mortgage-backed securities in our trust,

                                      -73-

          o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the
               depositor, any sponsor or an underwriter of a series of offered certificates, or

          o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the
               Securities Act.

          Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

          o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

          o    the separate prospectus relating to the offering of the
               underlying mortgage-backed securities will be delivered
               simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the
               prospectus for the offering of the underlying mortgage-backed securities.

          If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

          We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

          o    the initial and outstanding principal amount(s) and type of the securities;

          o    the original and remaining term(s) to stated maturity of the securities;

          o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

          o    the payment characteristics of the securities;

          o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

          o    a description of the related credit support, if any;

          o    the type of mortgage loans underlying the securities;

          o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

          o    the terms and conditions for substituting mortgage loans backing the securities; and

                                      -74-

          o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

          With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

          We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.
We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

          If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

          In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

          If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

          o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

          o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering
               proceeds;

          o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

                                      -75-

          o    when and how new pool assets may be acquired during the
               prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

          o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

          o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or
               underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

          o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

          o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use
               (including the disposition of gains and losses on pending funds)
               and a description of the financial products or instruments eligible for such accounts;

          o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

          o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

          If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

          o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

          o    other mortgage loans or mortgage-backed securities that--

               1.   conform to the description of mortgage assets in this
                    prospectus, and

               2.   satisfy the criteria set forth in the related prospectus
                    supplement.

          For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b)
a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

          In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

          Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

          See also "DESCRIPTION OF THE CERTIFICATES--Termination and
Redemption."

                                      -76-

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

          The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

          The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

          Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

          The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

          o    the subordination of one or more other classes of certificates of the same series;

          o    overcollateralization;

          o    a letter of credit;

          o    a surety bond;

          o    an insurance policy;

          o    a guarantee; and/or

          o    a reserve fund.

          See "DESCRIPTION OF CREDIT SUPPORT".

          In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

                                      -77-

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

          The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

          o    interest rate exchange agreements;

          o    interest rate cap agreements;

          o    interest rate floor agreements; or

          o    currency exchange agreements.

          An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

          An interest rate cap agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a ceiling (a
"cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

          An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

          A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

          In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                      -78-

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

          Unless otherwise specified in the related prospectus supplement,
Merrill Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

          MLML is a Delaware corporation formerly known as ML Health Care
Servicing, Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage
Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch &
Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

          MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

          MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

          MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

          In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

          MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

          In connection with its commercial mortgage securitization
transactions, MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the

                                      -79-

issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

          MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

          In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

          o    deliver various specified loan documents;

          o    file and/or record various specified loan documents and
               assignments of those documents; and

          o    make various loan-specific representations and warranties.

          If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

          General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

          Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

          Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case

                                      -80-

basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances,
MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

          Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more
--depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

          Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan,
MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

          The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.
In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

          o    the amount of income, net of operating expenses, capital
               expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

          o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

          For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

          o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

                                      -81-

          o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

          o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

          o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

          o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

          o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

          There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

          Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under
"--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MLML's judgment of improved property performance in the future and/or other relevant factors.

          We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

          Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

          o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

          o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or

                                      -82-

commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MLML's judgment of improved property performance in the future and/or other relevant factors.

          We expect to provide in the related prospectus supplement
loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

          Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
MLML or an affiliate will be the lender on that additional debt.

          The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

          Assessments of Property Condition. As part of the underwriting process, MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

          Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

          Depending on the findings of the initial environmental assessment,
MLML may require additional record searches or environmental testing, such as a
Phase II environmental assessment with respect to the subject real property collateral.

          Engineering Assessment. In connection with the origination process,
MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan

                                      -83-

to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

          Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

          Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

          Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

          o    any major casualty that would prevent rebuilding has a
               sufficiently remote likelihood of occurring;

          o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

          o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan;
               and/or

          o    to require the related borrower to obtain law and ordinance insurance.

          Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

          Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied

                                      -84-

these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

          We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

          We were organized, among other things, for the purposes of:

          o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

          o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
               agreements, evidencing those interests with pass-through
               certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or
               manufactured housing conditional sales contracts and loan
               agreements acquired and sold and taking certain other actions with respect thereto;

          o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

          o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

          Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

          We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions. We will thereupon transfer those mortgage assets to the related trust.

                                      -85-

          After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

          o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

          o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

          o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing
               Document; and

          o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

          Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

          The yield on your offered certificates will depend on--

          o    the price you paid for your offered certificates,

          o    the pass-through rate on your offered certificates, and

          o    the amount and timing of payments on your offered certificates.

          The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

          A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

          There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield

                                      -86-

that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

          The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

          o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

          o    the dates on which any balloon payments are due; and

          o    the rate of principal prepayments on the mortgage loans,
               including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

          Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

          The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

          o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

          o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

          If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

          If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

          o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

          o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

                                      -87-

          o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

          o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

          The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

          o    the availability of mortgage credit;

          o    the relative economic vitality of the area in which the related real properties are located;

          o    the quality of management of the related real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          In general, those factors that increase--

          o    the attractiveness of selling or refinancing a commercial or multifamily property, or

          o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

          The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

          o    prepayment lock-out periods, and

          o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

          The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

          o    to convert to a fixed rate loan and thereby lock in that rate, or

                                      -88-

          o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

          Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

          o    realize its equity in the property,

          o    meet cash flow needs or

          o    make other investments.

          Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to--

          o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

          o    the relative importance of those factors,

          o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

          o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

          The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

          The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

          o    scheduled amortization, or

          o    prepayments, including--

               1.   voluntary prepayments by borrowers, and

               2.   involuntary prepayments resulting from liquidations,
                    casualties or condemnations and purchases of mortgage loans out of the related trust.

          In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

                                      -89-

PREPAYMENT MODELS

          Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

          Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

          o    to refinance the loan, or

          o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

          o    the bankruptcy of the borrower, or

          o    adverse economic conditions in the market where the related real property is located.

          In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

          Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

          o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

                                      -90-

          o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

          o    provides for constant scheduled payments regardless of
               adjustments to its mortgage interest rate.

          Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

          The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

          The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

          During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

          Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

          o    the number of foreclosures with respect to the underlying
               mortgage loans; and

          o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

          Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

          Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

                                      -91-

          The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

          o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

          o    the establishment of a priority of payments among classes of certificates.

          If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

          Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

          o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

          The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

          The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the
Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers.
However, if the related trust assets include mortgage-backed securities, the
Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

          If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

                                      -92-

          Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.
However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

          A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

          At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

          Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          o    in the case of a mortgage loan--

               1.   the address of the related real property,

               2.   the mortgage interest rate and, if applicable, the
                    applicable index, gross margin, adjustment date and any rate cap information,

               3.   the remaining term to maturity,

               4.   if the mortgage loan is a balloon loan, the remaining
                    amortization term, and

               5.   the outstanding principal balance; and

          o    in the case of a mortgage-backed security--

               1.   the outstanding principal balance, and

               2.   the pass-through rate or coupon rate.

                                      -93-

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

          If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

          o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
               Governing Document for that series;

          o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset;
               and

          o    in the case of a mortgage loan--

               1.   the enforceability of the related mortgage note and
                    mortgage,

               2.   the existence of title insurance insuring the lien priority of the related mortgage, and

               3.   the payment status of the mortgage loan.

          We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

          The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

          In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

          As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

                                      -94-

          The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

          o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

          o    ensuring that the related properties are properly insured;

          o    attempting to collect delinquent payments;

          o    supervising foreclosures;

          o    negotiating modifications;

          o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or
               demolition and similar matters;

          o    protecting the interests of certificateholders with respect to senior lienholders;

          o    conducting inspections of the related real properties on a periodic or other basis;

          o    collecting and evaluating financial statements for the related real properties;

          o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

          o    maintaining servicing records relating to mortgage loans in the trust.

          We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

          o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

          o    mortgage loans as to which there is a material non-monetary default;

          o    mortgage loans as to which the related borrower has--

               1.   entered into or consented to bankruptcy, appointment of a
                    receiver or conservator or similar insolvency proceeding, or

               2.   become the subject of a decree or order for such a
                    proceeding which has remained in force undischarged or
                    unstayed for a specified number of days; and

          o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

          The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to

                                      -95-

service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

          o    make the initial determination of appropriate action,

          o    evaluate the success of corrective action,

          o    develop additional initiatives,

          o    institute foreclosure proceedings and actually foreclose, or

          o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

          A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

          o    performing property inspections and collecting, and

          o    evaluating financial statements.

          A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

          o    continuing to receive payments on the mortgage loan,

          o    making calculations with respect to the mortgage loan, and

          o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

                                      -96-

          The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

          If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

          Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

PRIMARY SERVICERS AND SUB-SERVICERS

          A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

          Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

          We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                                      -97-

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

          Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

          o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

          o    the related trustee will receive payments on that mortgage-backed security; and

          o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security,
               including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

          If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

          o    delinquent payments of principal and/or interest, other than balloon payments,

          o    property protection expenses,

          o    other servicing expenses, or

          o    any other items specified in the related prospectus supplement.

          If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

          o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

          o    any other specific sources identified in the related prospectus supplement.

          If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

          o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

          o    at any other times and from any sources as we may describe in the related prospectus supplement.

                                      -98-

          If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

          Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

          o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

          o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

          In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.
If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

          With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

          In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

          o    willful misfeasance, bad faith or gross negligence in the
               performance of obligations or duties under the related Governing
               Document for any series of offered certificates, or

          o    reckless disregard of those obligations and duties.

                                      -99-

          Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

          o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing
               Document;

          o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

          o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

          Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

          o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

          o    either--

               1.   that party is specifically required to bear the expense of the action, or

               2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected
                    series of offered certificates.

          However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

          With limited exception, any person or entity--

          o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

          o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party,
               or

          o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

                                     -100-

          The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

          We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

          The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.   to cure any ambiguity;

          2.   to correct, modify or supplement any provision in the Governing
               Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
               Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that
               requirement;

          5.   to relax or eliminate any requirement under the Governing
               Document imposed by the Securities Act, or the rules under that
               Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          6.   to comply with any requirements imposed by the Internal Revenue
               Code or any final, temporary or, in some cases, proposed
               regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

          7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

          8.   to further clarify or amend any provision of the Governing
               Document to reflect the new agreement between the parties
               regarding SEC reporting and filing obligations and related matters; or

                                     -101-

          9.   to otherwise modify or delete existing provisions of the
               Governing Document.

          However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

          In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

          o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

          o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

          o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o    modify the specified percentage of voting rights which is
               required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the
               activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those
               certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

          Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

                                     -102-

THE TRUSTEE

          The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

          The trustee for each series of offered certificates will not--

          o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any
               underlying mortgage asset or related document, or

          o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the
               underlying mortgage assets.

          If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

          As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

          The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

          No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

          No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

          No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing

                                     -103-

Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

          The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          In general, if--

          o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

          o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

          o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing
               Document certain reports or statements required under the
               Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

          o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

          In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

                                     -104-

          In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The
Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

          A series of certificates consists of all those certificates that--

          o    have the same series designation;

          o    were issued under the same Governing Document; and

          o    represent beneficial ownership interests in the same trust.

          A class of certificates consists of all those certificates of a particular series that--

          o    have the same class designation; and

          o    have the same payment terms.

          The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

          o    a stated principal amount, which will be represented by its principal balance, if any;

          o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
               pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

          o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

          o    payments of principal, with disproportionate, nominal or no payments of interest;

                                     -105-

          o    payments of interest, with disproportionate, nominal or no payments of principal;

          o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

          o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
               outstanding on one or more other classes of certificates of the same series;

          o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

          o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

               1.   faster and, in some cases, substantially faster, or

               2.   slower and, in some cases, substantially slower, than the
                    rate at which payments or other collections of principal are received on the related underlying mortgage loans or
                    mortgage-backed securities;

          o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
               methodology;

          o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of
               certificates of the same series from prepayment and/or extension risk;

          o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

          o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

          o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

          Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

          A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different

                                     -106-

fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

          Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

          General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

          o    the frequency of distributions and the periodic distribution date for that series,

          o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

          o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

          All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

          o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring
               instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

          o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

                                     -107-

          In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

          In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

          o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

          o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

          o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

          o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending
               distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any
               independent verification of the transaction accounts or account activity; and

          o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

          In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

          Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

          The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

          o    a specified fixed rate;

          o    a rate based on the interest rate for a particular related mortgage asset;

          o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or
               mortgage-backed securities, except that for purposes of
               calculating that weighted average rate any or all of the
               underlying rates may first be subject to a cap or floor or be

                                     -108-

               increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any
               particular mortgage asset, from one accrual or payment period to another;

          o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular
               Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

          o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b)
               a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

          o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b)
               a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

          o    a floating, adjustable or otherwise variable rate that is
               described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that
               establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered
               certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

          o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

          o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

          o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate
               described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

          We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

                                     -109-

          Interest may accrue with respect to any offered certificate on the basis of:

          o    a 360-day year consisting of 12 30-day months,

          o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

          o    the actual number of days elapsed during each relevant period in a normal calendar year, or

          o    any other method identified in the related prospectus supplement.

          We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

          Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

          If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

          o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

          o    equal to the total principal balances of one or more other classes of certificates of the same series.

          Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

          We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

          Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

          The total outstanding principal balance of any class of offered certificates will be reduced by--

          o    payments of principal actually made to the holders of that class,
               and

                                     -110-

          o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying
               mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

          A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

          We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

          We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

          The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

          o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

          We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

          The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the

                                     -111-

related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

          If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

          o    by reducing the entitlements to interest and/or the total
               principal balances of one or more of those classes; and/or

          o    by establishing a priority of payments among those classes.

          See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

          All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

          o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other
               documents specified in the related prospectus supplement, if applicable;

          o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

          o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
               containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

          o    Report on Form 10-K (Annual Report), containing the items
               specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the
               Sarbanes-Oxley Act of 2002.

          We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d)
of the Exchange Act with respect to any of our trusts following

                                     -112-

completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the
SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under
"AVAILABLE INFORMATION."

          We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

          We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

          On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

          o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

          o    the recent performance of the mortgage assets.

          Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

          o    that calendar year, or

          o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                     -113-

          If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

          Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

          Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

          o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
               DOCUMENTS--Amendment," or

          o    as otherwise specified in this prospectus or in the related prospectus supplement.

          As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

          The trust for each series of offered certificates will terminate and cease to exist following:

          o    the final payment or other liquidation of the last mortgage asset in that trust; and

          o    the payment, or provision for payment (i) to the
               certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

          Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

          If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

          If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets

                                     -114-

underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

          In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

          The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

          General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

          DTC, Euroclear and Clearstream. DTC is:

          o    a limited-purpose trust company organized under the New York
               Banking Law,

          o    a "banking corporation" within the meaning of the New York
               Banking Law,

          o    a member of the Federal Reserve System,

          o    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code, and

          o    a "clearing agency" registered under the provisions of Section
               17A of the Securities Exchange Act.

          DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

          It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member

                                     -115-

organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships.
As a professional depositary, Clearstream is subject to regulation by the
Luxembourg Monetary Institute. Clearstream is registered as a bank in
Luxembourg. It is subject to regulation by the Commission de Surveillance du
Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

          It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

          Holding and Transferring Book-Entry Certificates. Purchases of
book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial

                                     -116-

Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates.
DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

          Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

          o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

          o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

          Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                     -117-

          The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

          Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

          Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

          o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

          o    we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the
               DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

          Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

          Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

          o    the subordination of one or more other classes of certificates of the same series;

          o    overcollateralization, whether in the form of mortgage assets or otherwise;

          o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

          o    the establishment of one or more reserve funds; or

                                     -118-

          o    any combination of the foregoing.

          If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

          If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

          If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

          o    the nature and amount of coverage under that credit support;

          o    any conditions to payment not otherwise described in this
               prospectus;

          o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

          o    the material provisions relating to that credit support.

          Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

          If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

          If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

                                     -119-

OVERCOLLATERALIZATION

          If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

          The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees.
If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus

                                     -120-

supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

          Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

          If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

          The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

          If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

          Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

          o    the terms of the mortgage,

                                     -121-

          o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

          o    the knowledge of the parties to the mortgage, and

          o    in general, the order of recordation of the mortgage in the appropriate public recording office.

          However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

          There are two parties to a mortgage--

          o    a mortgagor, who is the owner of the encumbered interest in the real property, and

          o    a mortgagee, who is the lender.

          In general, the mortgagor is also the borrower.

          In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

          o    the trustor, who is the equivalent of a mortgagor,

          o    the trustee to whom the real property is conveyed, and

          o    the beneficiary for whose benefit the conveyance is made, who is the lender.

            Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

            A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

          Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

          The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

          o    the express provisions of the related instrument,

          o    the law of the state in which the real property is located,

          o    various federal laws, and

          o    in some deed of trust transactions, the directions of the
               beneficiary.

                                     -122-

INSTALLMENT CONTRACTS

          The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

          However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

          A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

          In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

                                     -123-

          In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

          o    without a hearing or the lender's consent, or

          o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

          Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

          General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

          Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

          o    judicial foreclosure, involving court proceedings, and

          o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

          Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

          Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

          o    all parties having a subordinate interest of record in the real property, and

          o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

                                     -124-

          Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

          Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

          o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

          o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

          o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

          o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

               1.   a failure to adequately maintain the mortgaged property, or

               2.   an impermissible further encumbrance of the mortgaged
                    property.

          Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

          o    upheld the reasonableness of the notice provisions, or

          o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

          In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

          Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

          o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

          o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

                                     -125-

          In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

          o    record a notice of default and notice of sale, and

          o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

          In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

          Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

          o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

          o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

          As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

          The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

          Rights of Redemption. The purposes of a foreclosure action are--

          o    to enable the lender to realize upon its security, and

          o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

                                     -126-

          The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

          The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

          One Action and Security First Rules. Some states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

          Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

                                     -127-

These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

          Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

          o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

          o    permits the leasehold estate to be assigned to and by the
               leasehold mortgagee or the purchaser at a foreclosure sale, and

          o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

          Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

          Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

          Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

                                     -128-

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

          Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

          Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

          o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

          o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid
               principal balance of the loan;

          o    extend or shorten the term to maturity of the loan;

          o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

          o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

          Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S.
Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

                                     -129-

          A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

          o    past due rent,

          o    accelerated rent,

          o    damages, or

          o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's
               bankruptcy petition.

          In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

          o    assume the lease and either retain it or assign it to a third party, or

          o    reject the lease.

          If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

          o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

          o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

          General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

          Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

          CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or

                                     -130-

the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of
"owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

          The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 (the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

          o    it exercises decision-making control over a borrower's
               environmental compliance and hazardous substance handling and disposal practices, or

          o    assumes day-to-day management of operational functions of a mortgaged property.

          The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

          CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

          Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

          Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

          o    impose liability for releases of or exposure to
               asbestos-containing materials, and

                                     -131-

          o    provide for third parties to seek recovery from owners or
               operators of real properties for personal injuries associated with those releases.

          Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

          In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

          Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

          Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

          Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

          If the operations on a foreclosed property are subject to
environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

          In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

                                     -132-

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

          Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

          In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

          o    first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes;

          o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

          o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

          Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the
               interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

          o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

          Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.
They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a

                                     -133-

borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

          Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

          Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                     -134-

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

          A lender may avoid forfeiture of its interest in the property if it establishes that--

          o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

          o    the lender was, at the time of execution of the mortgage,
               "reasonably without cause to believe" that the property was subject to forfeiture.

          However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

          o    banks,

          o    insurance companies,

          o    foreign investors,

          o    tax exempt investors,

          o    holders whose "functional currency" is not the United States dollar,

          o    United States expatriates, and

          o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

          Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

                                     -135-

          This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the
IRS with respect to any of the federal income tax consequences discussed below.
Accordingly, the IRS may take contrary positions.

          Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

          o    given with respect to events that have occurred at the time the advice is rendered, and

          o    is directly relevant to the determination of an entry on a tax return.

          Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE
AND OTHER TAX CONSEQUENCES."

          The following discussion addresses securities of two general types:

          o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

          o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

          We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

          The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

          The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue
Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the
Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                      -136-

REMICS

          General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

          o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

          o    those offered certificates will represent--

               1.   regular interests in the REMIC, or

               2.   residual interests in the REMIC.

          Any and all offered certificates representing interests in a REMIC will be either--

          o    REMIC regular certificates, representing regular interests in the
               REMIC, or

          o    REMIC residual certificates, representing residual interests in the REMIC.

          If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

          Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

          o    "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code in the hands of a real estate investment trust, and

          o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
               in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

          However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                      -137-

          In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

          Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

          The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

          The assets of the REMIC will include, in addition to mortgage loans--

          o    collections on mortgage loans held pending payment on the related offered certificates, and

          o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

          It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

          To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under Section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                      -138-

          Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

          o    whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
               Internal Revenue Code,

          o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
               Internal Revenue Code, and

          o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal
               Revenue Code.

          Taxation of Owners of REMIC Regular Certificates.

          General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

          Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The
Treasury Department has issued regulations under Sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee
Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

          The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                      -139-

          The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

          Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

          o    a single fixed rate,

          o    a "qualified floating rate,"

          o    an "objective rate,"

          o    a combination of a single fixed rate and one or more "qualified floating rates,"

          o    a combination of a single fixed rate and one "qualified inverse floating rate," or

          o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
               REMIC regular certificate.

          In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

          Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

          In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                      -140-

          Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

          o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
               assumption, by

          o    a fraction--

               1.   the numerator of which is the amount of the payment, and

               2.   the denominator of which is the stated redemption price at maturity of the certificate.

          Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

          o    the total amount of the de minimis original issue discount, and

          o    a fraction--

               1.   the numerator of which is the amount of the principal
                    payment, and

               2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

          The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

          If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

          As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.
For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

          o    the sum of:

               1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject
                    REMIC regular certificate, if any, in future periods,
                    presumably taking into account the prepayment assumption,
                    and

                                      -141-

               2.   the payments made on that certificate during the accrual
                    period of amounts included in the stated redemption price, over

          o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

          The adjusted issue price of a REMIC regular certificate is:

          o    the issue price of the certificate, increased by

          o    the total amount of original issue discount previously accrued on the certificate, reduced by

          o    the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

          o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

          o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

          o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

          The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

          A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

          o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

          o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

          If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments

                                      -142-

that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable."

          The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

          The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

          The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

          Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

          o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

          o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

          If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of

                                      -143-

the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

          The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of
Owners of REMIC Regular Certificates--Premium" below.

          Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

          However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

          Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the
Treasury Department, the relevant rules described in the Committee Report apply.
The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

          o    on the basis of a constant yield method,

          o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

          o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                      -144-

          The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

          To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

          Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

          Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

          The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

          Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

          o    the purchase price paid for your offered certificate, and

          o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

          If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

          Realized Losses. Under Section 166 of the Internal Revenue Code, if
you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one

                                      -145-

or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

          o    you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

          o    the loss will be characterized as a short-term capital loss.

          You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

          Taxation of Owners of REMIC Residual Certificates.

          General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

          Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

          A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

                                      -146-

          Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

          The Treasury Department has issued final regulations, effective May
11, 2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Tax liability with respect to the amount of income that holders of
REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

          o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
               or

          o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

          o    excess inclusions,

          o    residual interests without significant value, and

          o    noneconomic residual interests.

          The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                      -147-

          Taxable Income of the REMIC. The taxable income of a REMIC will equal:

          o    the income from the mortgage loans and other assets of the REMIC;
               plus

          o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

               1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                    issuance, on any class of REMIC certificates constituting
                    regular interests in the REMIC, whether offered or not,

               2.   amortization of any premium on the mortgage loans held by
                    the REMIC,

               3.   bad debt losses with respect to the mortgage loans held by the REMIC, and

               4.   except as described below in this "--Taxable Income of the
                    REMIC" subsection, servicing, administrative and other
                    expenses.

          For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

          Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

          A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

          A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as

                                      -148-

described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

          If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

          As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

          Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC residual certificate will be equal to:

          o    the amount paid for that REMIC residual certificate,

          o    increased by amounts included in the income of the holder of that
               REMIC residual certificate, and

          o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual
               certificate.

          A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

          Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

          A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

                                      -149-

          The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

          o    through distributions,

          o    through the deduction of any net losses of the REMIC, or

          o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

          For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

          Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

          o    the daily portions of REMIC taxable income allocable to that certificate, over

          o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

          The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

          o    the issue price of the certificate, increased by

          o    the sum of the daily accruals for all prior quarters, and
               decreased, but not below zero, by

          o    any payments made with respect to the certificate before the beginning of that quarter.

          The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

          Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

          For holders of REMIC residual certificates, excess inclusions:

          o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                      -150-

          o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

          o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

          Furthermore, for purposes of the alternative minimum tax:

          o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

          o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

          This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

          In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

          o    regulated investment companies,

          o    common trusts, and

          o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

          Noneconomic REMIC Residual Certificates. Under the Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

          o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

          o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                      -151-

          The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

          Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

          o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

          o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the
               REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual
               certificate as they become due, and

          o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

          Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

          o    the present value of any consideration given to the transferee to acquire the interest,

          o    the present value of the expected future distributions on the interest, and

          o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

          If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the

                                      -152-

alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

          The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

          Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

          Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

          We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

          See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

          Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

          Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

          Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

          If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

          o    an individual,

          o    an estate or trust, or

                                     -153-

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts,

          then--

          o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

          o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
               Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

          In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

          o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

          o    80% of the amount of itemized deductions otherwise allowable for such tax year.

          Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

          o    an individual,

          o    an estate or trust, or

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

          The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

          Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

          o    an individual,

          o    an estate or trust, or

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts.

          We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                      -154-

          Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

          o    the cost of the certificate to that certificateholder, increased by

          o    income reported by that certificateholder with respect to the certificate, including original issue discount and market
               discount income, and reduced, but not below zero, by

          o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the
               certificate and previously deducted by the certificateholder.

          The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

          In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

          o    entitle the holder to a specified principal amount,

          o    pay interest at a fixed or variable rate, and

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

          Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate

                                      -155-

               based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

          o    the amount of ordinary income actually includible in the seller's income prior to that sale.

          In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" and "--Premium."

          REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

          A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

          o    reacquires that same REMIC residual certificate,

          o    acquires any other residual interest in a REMIC, or

          o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

          Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

          o    the disposition of a non-defaulted mortgage loan,

          o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

          o    the receipt of compensation for services, or

                                      -156-

          o    the gain from the disposition of an asset purchased with
               collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

          It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

          In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

          REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "Permitted Investment" under Section 860G(a)(5) of the Internal
Revenue Code.

          Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

          o    the person has sufficient assets to do so, and

          o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

          Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

          Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

          o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

          o    the highest marginal federal income tax rate applicable to corporations.

          The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

          The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

          o    events that have occurred up to the time of the transfer,

                                      -157-

          o    the prepayment assumption, and

          o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

          The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

          o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

          o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

          In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

          o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
               Disqualified Organization, and

          o    the highest marginal federal income tax rate imposed on
               corporations.

          A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

          o    the holder's social security number and a statement under
               penalties of perjury that the social security number is that of the record holder, or

          o    a statement under penalties of perjury that the record holder is not a Disqualified Organization.

          If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by
Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

          In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

          Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

          o    the residual interests in the entity are not held by Disqualified
               Organizations, and

          o    the information necessary for the application of the tax
               described in this prospectus will be made available.

                                      -158-

          We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

          Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

          Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

          As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

          o    income,

          o    deductions,

          o    gains,

          o    losses, and

          o    classification as a REMIC.

          Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

          No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

          Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

          o    corporations,

                                      -159-

          o    trusts,

          o    securities dealers, and

          o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

          o    30 days after the end of the quarter for which the information was requested, or

          o    two weeks after the receipt of the request.

          Reporting with respect to REMIC residual certificates, including--

          o    income,

          o    excess inclusions,

          o    investment expenses, and

          o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

          As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

          Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

          Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

          o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

          o    otherwise fail to establish an exemption from this tax.

          Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                      -160-

          Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

          o    a foreign person, and

          o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          For these purposes, a foreign person is anyone other than a U.S.
Person.

          It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

          o    owns 10% or more of one or more underlying mortgagors, or

          o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

          Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

          Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

          o    foreign persons, or

          o    U.S. Persons, if classified as a partnership under the Internal
               Revenue Code, unless all of their beneficial owners are U.S.
               Persons.

GRANTOR TRUSTS

          Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                      -161-

          A grantor trust certificate may be classified as either of the following types of certificate:

          o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

          o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

               1.   interest paid on the mortgage loans constituting the related grantor trust, minus

               2.   the sum of:

                    o    normal administration fees, and

                    o    interest paid to the holders of grantor trust
                         fractional interest certificates issued with respect to
                         that grantor trust

          A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

          Characterization of Investments in Grantor Trust Certificates.

          Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

          o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue
               Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for
               residential or other prescribed purposes;

          o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
               Section 860G(a)(3) of the Internal Revenue Code; and

          o    "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code.

          In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

          Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

          o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
               7701(a)(19)(C)(v) of the Internal Revenue Code,

          o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
               and

                                      -162-

          o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
               856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

          o    The grantor trust strip certificates will be "obligation[s]
               (including any participation or certificate of beneficial
               ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
               860G(a)(3)(A) of the Internal Revenue Code.

          Taxation of Owners of Grantor Trust Fractional Interest Certificates.

          General. Holders of a particular series of grantor trust fractional interest certificates generally:

          o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

          o    will be entitled to deduct their shares of any reasonable
               servicing fees and other expenses.

          Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

          Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

          Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

          The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

          Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                      -163-

          The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

          o    a class of grantor trust strip certificates is issued as part of the same series, or

          o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

          Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

          o    a master servicer,

          o    a special servicer,

          o    any sub-servicer, or

          o    their respective affiliates.

          With respect to certain categories of debt instruments, Section
1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

          Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6)
of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

          We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

          In light of the application of Section 1286 of the Internal Revenue
Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

                                      -164-

          If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

          o    the treatment of some stripped bonds as market discount bonds,
               and

          o    de minimis market discount.

          See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

          The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

          The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

          See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

          o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
               Certificates," and

          o    the yield of that grantor trust fractional interest certificate to the holder.

          The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

            In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                      -165-

          In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

          o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

          o    there is no original issue discount or only a de minimis amount of original issue discount, or

          o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross
               interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

          If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

          o    0.25% of the stated redemption price, and

          o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

          If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

                                     -166-

the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

          The original issue discount, if any, on mortgage loans will equal the difference between:

          o    the stated redemption price of the mortgage loans, and

          o    their issue price.

          For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

          The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

          If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

          The adjusted issue price of a mortgage loan on any given day equals the sum of:

          o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

          o    the daily portions of original issue discount for all days during the accrual period prior to that day.

          The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

          o    the issue price of the mortgage loan, increased by

                                      -167-

          o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

          o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

          In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

          o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

          o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

          o    in the case of a mortgage loan issued with original issue
               discount, it is purchased at a price less than its adjusted issue price.

          If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the

                                      -168-

related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

          To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

          Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

          Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

          o    be allocated among the payments of stated redemption price on the mortgage loan, and

          o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

          It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

          The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

          Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include

                                      -169-

as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

          o    the price paid for that grantor trust strip certificate by you,
               and

          o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

          o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

          Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

          The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

          o    the prepayment assumption we will disclose in the related
               prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate
               or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -170-

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

          o    the amount realized on the sale or exchange of a grantor trust certificate, and

          o    its adjusted basis.

          The adjusted basis of a grantor trust certificate generally will equal:

          o    its cost, increased by

          o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

          o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

          As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

          Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

          Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

          o    entitle the holder to a specified principal amount,

          o    pay interest at a fixed or variable rate, and

                                      -171-

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.
This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

          o    the amount of servicing compensation received by a master
               servicer or special servicer, and

          o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

          The reporting party will furnish comparable information to the IRS as and when required by law to do so.

          Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

          On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

          o    a custodian of a person's account,

          o    a nominee, and

          o    a broker holding an interest for a customer in street name.

          These regulations are proposed to be effective on January 1, 2004.

          Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

          Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless

                                      -172-

we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

          To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

          In addition to the federal income tax consequences described in
"FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

          The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

          ERISA imposes various requirements on--

          o    ERISA Plans, and

          o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

          Governmental plans and, if they have not made an election under
Section 410(d) of the Internal Revenue Code, church plans are not subject to
ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

          ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

          o    investment prudence and diversification, and

                                      -173-

          o    compliance with the investing ERISA Plan's governing documents.

          Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

          The types of transactions between Plans and Parties in Interest that are prohibited include:

          o    sales, exchanges or leases of property;

          o    loans or other extensions of credit; and

          o    the furnishing of goods and services.

          Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

          A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

          In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

          A fiduciary of an investing Plan is any person who--

          o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

          o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -174-

          If the mortgage and other assets included in one of our trusts are
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

          o    deemed to be a fiduciary with respect to the investing Plan, and

          o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

          The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

          In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

          If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

          If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

          o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

          o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

          o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

          o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
               "qualified professional asset manager;"

                                      -175-

          o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general
               accounts and Parties in Interest; and

          o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
               "in-house asset manager."

          We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

          It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

          o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

          o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
               Pierce, Fenner & Smith Incorporated or any person affiliated with
               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by
Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

          Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

          Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are

                                      -176-

contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c)
of ERISA.

CONSULTATION WITH COUNSEL

          If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

          o    consider your general fiduciary obligations under ERISA, and

          o    consult with your legal counsel as to--

               1.   the potential applicability of ERISA and Section 4975 of the
                    Internal Revenue Code to that investment, and

               2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

          A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

          See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

          If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

          Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

          Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

          o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
               and

                                      -177-

          o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

          o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
               securities without limitation as to the percentage of their assets represented by those securities; and

          o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.
               Sections 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

          Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Sections 1.5, some Type IV securities, which are defined in 12 C.F.R. Sections 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

          The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Sections 703.19 may be able to invest in those prohibited forms of

                                      -178-

securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Sections
742.4(b)(2).

          The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

          All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

          Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

          o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

          o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

          Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to

                                      -179-

make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

          The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

          We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

          1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2.   by placements by us with institutional investors through dealers;
               and

          3.   by direct placements by us with institutional investors.

          In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

          If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

          Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

          o    the obligations of the underwriters will be subject to various conditions precedent,

          o    the underwriters will be obligated to purchase all the
               certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

                                      -180-

          o    in limited circumstances, we will indemnify the several
               underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will
               contribute to payments required to be made with respect to any liabilities.

          The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

          We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

          It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

          Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

          o    Sidley Austin LLP;

          o    Latham & Watkins LLP; or

          o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

          A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

          It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit

                                      -181-

quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

          o    whether the price paid for those certificates is fair;

          o    whether those certificates are a suitable investment for any particular investor;

          o    the tax attributes of those certificates or of the related trust;

          o    the yield to maturity or, if they have principal balances, the average life of those certificates;

          o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

          o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

          o    whether or to what extent the interest payable on those
               certificates may be reduced in connection with interest
               shortfalls resulting from the timing of voluntary prepayments;

          o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

          o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -182-

                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

          "ADA" means the Americans with Disabilities Act of 1990, as amended.

          "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

          "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

          "Disqualified Organization" means:

          o    the United States,

          o    any State or political subdivision of the United States,

          o    any foreign government,

          o    any international organization,

          o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
               Internal Revenue Code or the Freddie Mac,

          o    any organization, other than a cooperative described in Section
               521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
               511 of the Internal Revenue Code, or

          o    any organization described in Section 1381(a)(2)(C) of the
               Internal Revenue Code.

          "Electing Large Partnership" means any partnership having more than
100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

          "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

                                     -183-

          "Exchange Act" means the Exchange Act of 1934, as amended.

          "Fannie Mae" means the Federal National Mortgage Association.

          "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

          "FASB 140" means the Financial Accounting Standards Board's Statement
No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets
and Extinguishment of Liabilities," issued in September 2002.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

          "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

          "Ginnie Mae" means the Government National Mortgage Association.

          "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

          "IRS" means the Internal Revenue Service.

          "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

          "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

          "NCUA" means the National Credit Union Administration.

          "OCC" means the Office of the Comptroller of the Currency.

          "OTS" means the Office of Thrift Supervision.

          "Party In Interest" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

          "Pass-Through Entity" means any:

          o    regulated investment company,

          o    real estate investment trust,

          o    trust,

          o    partnership, or

                                      -184-

          o    other entities described in Section 860E(e)(6) of the Internal
               Revenue Code.

          "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

          o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

          o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

          o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United
               States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

          o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

          o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized
               statistical rating organization; and

          o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "Plan" means an ERISA Plan or an I.R.C. Plan.

          "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

          "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

          "RCRA" means the federal Resource Conservation and Recovery Act.

          "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

                                     -185-

          "Relief Act" means the Servicemembers Civil Relief Act, as amended.

          "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

          "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

          "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

          "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SPA" means standard prepayment assumption.

          "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

          "Treasury Department" means the United States Department of the
Treasury.

          "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

          "U.S. Person" means:

          o    a citizen or resident of the United States;

          o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
               District of Columbia;

          o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

          o    a trust as to which--

               1.   a court in the United States is able to exercise primary
                    supervision over the administration of the trust, and

               2.   one or more United States persons have the authority to
                    control all substantial decisions of the trust.

          In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -186-

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2006-C1.xls." The spreadsheet file "MLMT 2006-C1.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-3 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

--------------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
     Until August 14, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $2,324,886,000
                                 (Approximate)

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
                               as Issuing Entity

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                 as Depositor

                       LA SALLE BANK NATIONAL ASSOCIATION
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
             as Sponsors and Loan Sellers

                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------

                               MERRILL LYNCH & CO.

                       LA SALLE FINANCIAL SERVICES, INC.

                            PNC CAPITAL MARKETS LLC

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

                                  MAY 16, 2006

================================================================================